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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ROWAN COMPANIES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Class A Ordinary Shares, nominal value $0.10 per share of Ensco plc ("Ensco ordinary shares")
	(2)	Aggregate number of securities to which transaction applies: 298,903,197 Ensco ordinary shares
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee of $265,183 was determined by multiplying 0.0001212 by the maximum aggregate value of the transaction of $2,187,971,404. Represents the maximum number of Ensco ordinary shares estimated to be issuable upon the completion of the transaction between Ensco plc and Rowan Companies plc as described herein. This number is based on the number of Rowan Class A ordinary shares, each with a nominal value of $0.125 per share, estimated to be outstanding or reserved for issuance under Rowan incentive plans.
	(4)	Proposed maximum aggregate value of transaction: $2,187,971,404
	(5)	Total fee paid: $265,183, which was paid by Ensco plc in accordance with Exchange Act Rule 0-11(c)(3).
☒	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $265,183
	(2)	Form, Schedule or Registration Statement No.: Prem 14a
	(3)	Filing Party: Ensco plc
	(4)	Date Filed: October 29, 2018

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED NOVEMBER 23, 2018

TRANSACTION PROPOSED—YOUR VOTE IS VERY IMPORTANT

         On October 7, 2018, Ensco plc ("Ensco") and Rowan Companies plc ("Rowan") entered into a Transaction Agreement (the "transaction agreement") providing for the combination of the two companies. We are sending you this joint proxy statement to ask you to vote in favor of this transaction and other matters.

         Ensco has agreed to acquire the entire issued and to be issued ordinary share capital of Rowan, which acquisition (the "transaction") is to be implemented by way of a court-sanctioned scheme of arrangement (the "Scheme of Arrangement") to be undertaken by Rowan under Part 26 of the UK Companies Act 2006 (the "Companies Act 2006"). If the transaction is completed, eligible Rowan shareholders will be entitled to receive 2.215 Class A ordinary shares, nominal value $0.10 per share, of Ensco (the "Ensco ordinary shares") for each Class A ordinary share, nominal value of $0.125 per share, of Rowan (the "Rowan ordinary shares") owned by such Rowan shareholders and subject to the Scheme of Arrangement. Following the completion of the transaction, it is anticipated that persons who were shareholders of Ensco and Rowan immediately prior to the transaction will own approximately 61% and 39% of the combined company, respectively.

         Subject to Ensco shareholder approval, Ensco also expects to effect a consolidation (being a reverse stock split under English law) of Ensco ordinary shares whereby, conditional upon and effective immediately (or as soon as reasonably practicable) following the Scheme of Arrangement becoming effective, every four existing Ensco ordinary shares, each with a nominal value of $0.10, shown in the register of members of Ensco following the updating of such register to give effect to the provisions of the Scheme of Arrangement will be consolidated into one Ensco ordinary share with a nominal value of $0.40 per share (the "Reverse Stock Split"). The transaction is not conditioned on Ensco shareholder approval of the Reverse Stock Split.

         Ensco ordinary shares are quoted on the New York Stock Exchange ("NYSE") under the symbol "ESV," and Rowan ordinary shares are quoted on the NYSE under the symbol "RDC." The market prices of both Ensco ordinary shares and Rowan ordinary shares will fluctuate before the closing of the transaction, and you should obtain current stock price quotations for the Ensco ordinary shares and the Rowan ordinary shares. In connection with the closing of the transaction, Ensco will be renamed Ensco Rowan plc. The Ensco ordinary shares will trade on the NYSE under the symbol "ERD" or another ticker symbol selected by Ensco and Rowan prior to closing.

        Your vote is very important.    We cannot complete the transaction unless the Ensco shareholders vote to approve the issuance of Ensco ordinary shares pursuant to the transaction agreement and the Rowan shareholders vote to approve the Scheme of Arrangement and certain ancillary matters for the implementation of the transaction. The Scheme of Arrangement also requires the sanction of the High Court of Justice of England and Wales (the "Court"). It is important that as many Rowan shareholders as possible vote on the Scheme of Arrangement so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of Rowan shareholders.

         This document is a joint proxy statement for Ensco and Rowan to solicit proxies for their respective meetings of shareholders. It contains an explanatory statement in respect of the Scheme of Arrangement (as required by the Companies Act 2006) as well as answers to frequently asked questions and a summary of the important terms of the transaction, the transaction agreement and related matters, followed by a more detailed discussion.

         Please carefully read this entire document, including "Risk Factors" beginning on page 30, for a discussion of the risks relating to the transaction and the combined company following the transaction.

         None of the Securities and Exchange Commission (the "SEC"), any state securities regulatory authority or the UK Financial Conduct Authority (the "FCA") has approved or disapproved of the transaction or the securities to be issued in the transaction or has passed upon the adequacy or accuracy of the disclosure in this joint proxy statement. Any representation to the contrary is a criminal offense.

         For the avoidance of doubt, this joint proxy statement is not intended to be, and is not, a prospectus for the purposes of the Prospectus Rules made under Part 6 of the UK Financial Services and Markets Act 2000 (as set out in the UK FCA's Handbook).

         The date of this joint proxy statement is [    •    ], 2018, and it is first being mailed or otherwise delivered to Ensco shareholders and Rowan shareholders on or about [    •    ], 2018.

Ensco plc
6 Chesterfield Gardens
London, W1J 5BQ, United Kingdom
44 (0) 20 7659 4660

NOTICE OF GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON [    •    ], 2019

To the Shareholders of Ensco plc:

        A general meeting of the shareholders of Ensco plc ("Ensco") will be held at the offices of Slaughter and May, One Bunhill Row, London EC1Y 8YY, England, at [    •    ] (London time) on [    •    ], 2019 (the "Ensco general meeting").

        You will be asked to consider and pass the resolutions below. The full text of each resolution is set out in the joint proxy statement accompanying this notice.

ORDINARY RESOLUTIONS

  1.
  Ensco Transaction Consideration Proposal:    To authorize, in addition to all subsisting authorities, the allotment and issuance of Ensco Class A ordinary shares, nominal value $0.10 per share (the "Ensco ordinary shares"), to shareholders of Rowan Companies plc ("Rowan"), pursuant to the Transaction Agreement, dated as of October 7, 2018, by and between Ensco and Rowan, as such agreement may be amended from time to time (the "transaction agreement"), which provides for, among other things, the acquisition of the entire issued and to be issued Class A ordinary share capital of Rowan pursuant to a scheme of arrangement (the "Scheme of Arrangement") under Part 26 of the UK Companies Act 2006 in consideration for the issuance by Ensco to the Rowan shareholders who are Scheme Shareholders (as such term is defined in "The Scheme of Arrangement" section of the joint proxy statement which accompanies this notice) of 2.215 new Ensco ordinary shares for each Rowan Class A ordinary share (a "Rowan ordinary share") that is subject to the terms of the Scheme of Arrangement.

  2.
  Ensco Reverse Stock Split Proposal:    To authorize a consolidation (being a reverse stock split under English law) of Ensco ordinary shares whereby, conditional upon and effective immediately (or as soon as practicable) following the Scheme of Arrangement becoming effective, every four existing Ensco ordinary shares, each with a nominal value of $0.10, shown in the register of members of Ensco following the updating of such register to give effect to the provisions of the Scheme of Arrangement shall be consolidated into one Ensco ordinary share with a nominal value of $0.40 per share.

  3.
  Ensco General Allotment Authority Proposal:    To authorize, conditional upon and effective immediately following the Scheme of Arrangement becoming effective, the allotment and issuance up to a nominal amount of Ensco ordinary shares, which represents approximately 33% of the expected enlarged share capital of Ensco immediately following the Scheme of Arrangement becoming effective, and up to a further same nominal amount of Ensco ordinary shares in connection with a pre-emptive offering of shares. If approved, subject to the Scheme of Arrangement becoming effective, these authorities will replace the authorities granted pursuant to resolution 10 passed at the annual general meeting of Ensco shareholders held on May 21, 2018 (the "Ensco 2018 Annual General Meeting").

  4.
  Ensco Transaction-Related Compensation Proposal:    To approve, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, on a non-binding advisory basis, the compensation payable, or that may become payable, in connection with the transaction to the named executive officers of Ensco, as well as specific compensatory arrangements between Ensco and such individuals.

SPECIAL RESOLUTIONS

  5.
  Ensco General Disapplication of Pre-Emptive Rights Proposal:    To authorize, conditional upon and effective immediately following the Scheme of Arrangement becoming effective, the allotment and issuance up to a nominal amount of Ensco ordinary shares for cash on a non-pre-emptive basis, which represents approximately 5% of the expected enlarged share capital of Ensco immediately following the Scheme of Arrangement becoming effective. If approved, subject to the Scheme of Arrangement becoming effective, this authority will replace the authority granted pursuant to resolution 11 passed at the Ensco 2018 Annual General Meeting.

  6.
  Ensco Specified Disapplication of Pre-Emptive Rights Proposal:    To authorize, conditional upon and effective immediately following the Scheme of Arrangement becoming effective, the allotment and issuance up to a nominal amount of Ensco ordinary shares for cash on a non-pre-emptive basis, which represents approximately 5% of the expected enlarged share capital of Ensco immediately following the Scheme of Arrangement becoming effective, such authority to be used only for the purposes of financing (or refinancing, if the power is to be used within six months after the relevant transaction) a transaction which the board of directors of Ensco deems to be an acquisition or other capital investment. If approved, subject to the Scheme of Arrangement becoming effective, this authority will replace the authority granted pursuant to resolution 12 passed at the Ensco 2018 Annual General Meeting.

        As a UK company publicly traded on the New York Stock Exchange ("NYSE"), Ensco shareholder approval of the Ensco Transaction Consideration Proposal is subject to both the shareholder approval requirements under the Companies Act 2006 and the rules of the NYSE. The Ensco Transaction Consideration Proposal is being proposed as an ordinary resolution. Assuming a quorum is present, such proposal will be approved for purposes of the Companies Act 2006 and NYSE rules if a simple majority of the votes cast are cast in favor thereof. In addition, each of the Ensco Reverse Stock Split Proposal, the Ensco General Allotment Authority Proposal and the Ensco Transaction-Related Compensation Proposal will be proposed as an ordinary resolution and, assuming a quorum is present, each such proposal will be approved if a simple majority of the votes cast are cast in favor thereof. Each of the Ensco General Disapplication of Pre-Emptive Rights Proposal and the Ensco Specified Disapplication of Pre-Emptive Rights Proposal will be proposed as a special resolution, which means, assuming a quorum is present, each such proposal will be approved if at least 75% of the votes cast are cast in favor thereof.

        Approval of the Ensco Transaction Consideration Proposal is required for completion of the transaction. Approval of the other Ensco proposals set forth above is not required in order to complete the transaction.

  The board of directors of Ensco recommends that the Ensco shareholders vote:

  •
  "FOR" the Ensco Transaction Consideration Proposal;

  •
  "FOR" the Ensco Reverse Stock Split Proposal;

  •
  "FOR" the Ensco General Allotment Authority Proposal;

  •
  "FOR" the Ensco Transaction-Related Compensation Proposal;

  •
  "FOR" the Ensco General Disapplication of Pre-Emptive Rights Proposal; and

  •
  "FOR" the Ensco Specified Disapplication of Pre-Emptive Rights Proposal.

        Only Ensco shareholders of record at the close of business in London on [    •    ], 2018, the record date for the Ensco general meeting, are entitled to receive notice of, attend and vote at the Ensco general meeting or, subject to the Ensco Articles of Association, any adjournments or postponements of the Ensco general meeting. Changes to entries on the register after the record date will be disregarded in determining the rights of any person to attend or vote at the Ensco general meeting.

        Please review the joint proxy statement accompanying this notice for more complete information regarding the transaction, the Reverse Stock Split and the Ensco general meeting, as well as the full text of all of the resolutions to be proposed at the Ensco general meeting.

        In accordance with provisions of the Companies Act 2006 and the Ensco Articles of Association, a shareholder of record is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend, speak and vote at the Ensco general meeting and to appoint more than one proxy in relation to the Ensco general meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her). Such proxy need not be a shareholder of record.

        If you received a proxy card by mail, you may submit your proxy by completing, signing, dating and returning your proxy card in the envelope provided. Submitting a proxy will ensure that your vote is counted at the meeting if you do not attend in person. If your Ensco ordinary shares are held in "street name" by your broker, bank, trust or other nominee, only that holder can vote your Ensco ordinary shares and the vote cannot be cast unless you provide instructions to your broker, bank, trust or other nominee or obtain a legal proxy from your broker, bank, trust or other nominee. You should follow the directions provided by your broker, bank, trust or other nominee regarding how to instruct such person to vote your Ensco ordinary shares. If you have returned a proxy card or otherwise voted, you may revoke prior instructions and cast your vote by following the procedures described in the joint proxy statement.

YOUR VOTE IS IMPORTANT

        Whether or not you plan to attend the Ensco general meeting, please submit a proxy or voting instruction card as soon as possible. For specific instructions on voting, please refer to the joint proxy statement accompanying this notice of meeting or the proxy card included with the proxy voting materials.

BY ORDER OF THE BOARD OF DIRECTORS,

Michael T. McGuinty Senior Vice President, General Counsel and Secretary
[•], 2018
,

 ROWAN COURT MEETING AND ROWAN GENERAL MEETING—YOUR VOTE IS VERY IMPORTANT AT EACH OF THESE TWO MEETINGS

        On October 7, 2018, Ensco plc ("Ensco") and Rowan Companies plc ("Rowan") entered into a Transaction Agreement (the "transaction agreement") whereby Ensco has agreed to acquire the entire issued and to be issued ordinary share capital of Rowan (the "transaction"), which acquisition is to be implemented by a way of a court-sanctioned scheme of arrangement (the "Scheme of Arrangement") to be undertaken by Rowan under Part 26 of the UK Companies Act (the "Act"). For additional information regarding the transaction and the Scheme of Arrangement, see the sections titled "Questions and Answers about the Transaction and Shareholder Meetings," "Rowan Scheme Proposal and the Rowan Court Meeting and the Rowan General Meeting" and "The Transaction" in the accompanying joint proxy statement.

        Unlike a typical shareholder vote obtained at a meeting of shareholders, you will be asked to consider and approve resolutions relating to the transaction at TWO separate meetings, each to be held on [    •    ], 2019. The first meeting will be the court-convened meeting (the "Rowan Court meeting"), whereby Rowan shareholders will vote to approve the Scheme of Arrangement in order to obtain court approval to implement the transaction. The second meeting will be a general meeting of the shareholders of Rowan (the "Rowan general meeting"), whereby Rowan shareholders will vote to approve certain resolutions related to the transaction, including an amendment to the articles of association of Rowan. For specific details regarding each of the two meetings, including the full text of each resolution to be voted on, who is entitled to vote, what you will be asked to vote on and how you can either (i) appoint a proxy if you are a registered holder or (ii) instruct your broker, bank, trust or other nominee how to vote, see the following notices relating to each of the two meetings and the accompanying joint proxy statement.

Beneficial Owners

        If your Class A ordinary shares, nominal value of $0.125 per share, of Rowan ("Rowan ordinary shares") are held in "street name" by your broker, bank, trust or other nominee, only that holder can vote your Rowan ordinary shares and the vote cannot be cast unless you provide instructions to your broker, bank, trust or other nominee or obtain a legal proxy from your broker, bank, trust or other nominee. You should follow the directions provided by your broker, bank, trust or other nominee regarding how to instruct such person to vote your Rowan ordinary shares. Because the accompanying joint proxy statement relates to two separate Rowan shareholder meetings, you will receive two voting instruction cards—a blue voting instruction card for use in respect of the Rowan Court meeting and a yellow voting instruction card in respect of the Rowan general meeting. Please complete and return both voting instruction cards.

Shareholders of Record

        Holders of Rowan ordinary shares entitled to vote at each of the Rowan shareholder meetings may vote in person at the applicable meeting or they may appoint another person or persons, whether a shareholder of Rowan or not, as their proxy or proxies, to exercise all or any of their rights to attend, speak and vote at the Rowan Court meeting and the Rowan general meeting, as applicable. Because the accompanying joint proxy statement relates to two separate Rowan shareholder meetings, you will receive two forms of proxy—a blue form of proxy for use in respect of the Rowan Court meeting and a yellow form of proxy in respect of the Rowan general meeting. Please complete and return both proxy cards.

YOUR VOTE IS IMPORTANT AT EACH OF THE TWO SEPARATE MEETINGS.

        Your vote at each of the two separate meetings is very important. It is important that, for the Rowan Court meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of the Rowan shareholders and consent to implement the transaction. You are encouraged to submit a blue proxy or voting instruction card for the Rowan Court meeting and a yellow proxy or voting instruction card for the Rowan general meeting as soon as possible. For specific instructions on voting, please refer to the joint proxy statement or the proxy cards included with the proxy voting materials.

        For a list of important dates related to the two meetings, including the record dates for beneficial holders and shareholders of record and the date by which instruction cards and proxy cards must be returned, please see "Expected Timetable of Principal Events" in the accompanying joint proxy statement.

Rowan Companies plc
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
(713) 621-7800

NOTICE OF COURT MEETING OF ROWAN COMPANIES PLC
TO BE HELD ON [    •    ], 2019

IN THE HIGH COURT OF JUSTICE BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES COMPANIES COURT (ChD)	CLAIM NO. CR-[•]

IN THE MATTER OF ROWAN COMPANIES PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

        NOTICE IS HEREBY GIVEN that, by an Order dated [    •    ] made in the above matters, the Court has given permission for a meeting (the "Court Meeting") to be convened of the holders of Scheme Shares as at the Voting Record Time (each term having the meaning given to it under the Scheme of Arrangement, as defined below) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement proposed to be made pursuant to Part 26 of the Companies Act 2006 (the "Companies Act 2006") between Rowan Companies plc ("Rowan"), and the holders of the Scheme Shares (the "Scheme of Arrangement"), and that the Court Meeting will be held at [    •    ] on [    •    ] at [    •    ] a.m./p.m. (London time), at which place and time all holders of Scheme Shares are requested to attend.

        Copies of the Scheme of Arrangement and of the explanatory statement required to be published pursuant to section 897 of the Companies Act 2006 are incorporated into the joint proxy statement of which this Notice forms a part.

        Voting on the resolution to approve the Scheme of Arrangement will be by poll, which shall be conducted as the Chairman of the Court Meeting may determine.

Right to Appoint a Proxy; Procedure for Appointment

        Holders of Scheme Shares entitled to attend and vote at the Court Meeting may vote in person at the Court Meeting or they may appoint another person or persons, whether a shareholder of Rowan or not, as their proxy or proxies, to exercise all or any of their rights to attend, speak and vote at the Court Meeting.

        A blue Form of Proxy, for use at the Court Meeting, has been provided with this Notice. Instructions for its use are set out on the form. It is requested that the blue Form of Proxy (together with any power of attorney or other authority, if any, under which it is signed, or a duly certified copy thereof) be returned in the prepaid envelope provided not later than [    •    ] a.m./p.m. (London time) on [    •    ], 2019. However, if not so lodged, blue Forms of Proxy (together with any such authority, if applicable) may be handed to the Chairman of the Court Meeting or to the Registrars, on behalf of the Chairman of the Court Meeting, before the start of the Court Meeting.

        As a registered shareholder of Rowan, you are entitled to appoint one or more proxies to exercise all or any of your rights to attend, speak and vote on your behalf at the Court Meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares. A space has been included in the blue Form of Proxy to allow holders of Scheme Shares to specify the number of shares in respect of which that proxy is to be appointed. A proxy need not be a shareholder of Rowan but they must attend the Court Meeting to represent you. If you require additional proxy forms, please make your request using the website www.proxyvote.com, by calling +1.800.579.1639, by e-mail at sendmaterial@proxyvote.com or in writing to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or photocopy the blue Form of Proxy as required.

        If your Scheme Shares are held in "street name" by your broker, bank, trust or other nominee, only that holder can vote your Scheme Shares and the vote cannot be cast unless you provide instructions to your broker, bank, trust or other nominee or obtain a legal proxy from your broker, bank, trust or other nominee. You should follow the directions provided by your broker, bank, trust or other nominee regarding how to instruct such person to vote your Scheme Shares. Please note that holders of Scheme Shares through a broker, bank, trust or other nominee may be required to submit voting instructions to their applicable broker or nominee at or prior to the deadline applicable for the submission by registered holders of Scheme Shares and such holders should, therefore, follow the separate instructions that will be provided by such nominee.

        Forms of Proxy may alternatively be submitted electronically by logging on to the following website, www.proxyvote.com, and following the instructions there. For an electronic proxy appointment to be valid, the appointment must be received no later than [    •    ] a.m./p.m. (London time) on [    •    ], 2019.

        Completion and return of a Form of Proxy, or the appointment of a proxy electronically, will not prevent a registered holder of Scheme Shares from attending, speaking and voting in person at the Court Meeting, or any adjournment thereof, if such holder of Scheme Shares wishes and is entitled to do so.

Voting Record Time

        Entitlement to attend, speak and vote at the Court Meeting or any adjournment thereof and the number of votes which may be cast at the Court Meeting, will be determined by reference to the register of members of Rowan at [    •    ] a.m./p.m. (London time) on [    •    ], 2019 or, if the Court Meeting is adjourned, [    •    ] a.m./p.m. (London time) on the date which is two days (excluding non-working days) before the date fixed for the adjourned meeting. Changes to the register of members after the relevant time shall be disregarded in determining the rights of any person to attend, speak and vote at the Court Meeting.

Beneficial Holder Record Time

        Each beneficial owner of Scheme Shares (i.e., holds its Scheme Shares in "street name") as of [    •    ], 2019, will be entitled to direct his or her broker, bank, trust or other nominee how to vote such Scheme Shares at the Court Meeting.

Joint Holders

        In the case of joint holders of Scheme Shares, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s). For this purpose, seniority will be determined by the order in which the names of the holders stand in the register.

Corporate Representatives

        As an alternative to appointing a proxy, any holder of Scheme Shares which is a corporation may appoint one or more corporate representatives who may exercise on its behalf all its powers as a member, provided that if two or more corporate representatives purport to vote in respect of the same shares, if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way, and in other cases the power is treated as not exercised.

        By the said Order, the Court has appointed William E. Albrecht or, failing him, any other director of Rowan, to act as chairman of the Court Meeting and has directed the chairman to report the result thereof to the Court.

        The Scheme of Arrangement will be subject to the subsequent sanction of the Court.

Nominated Persons

        Any person to whom this Notice is sent who is a person nominated under section 146 of the Companies Act 2006 to enjoy information rights (a "Nominated Person") does not, in that capacity, have a right to appoint a proxy, such right only being exercisable by registered shareholders of Rowan. However, Nominated Persons may, under an agreement between him/her and the registered shareholder by whom he/she was nominated, have a right to be appointed (or to have someone else appointed) as a proxy for the Court Meeting. If a Nominated Person has no such proxy appointment right or does not wish to exercise it, he/she may, under any such agreement, have a right to give instructions to the registered shareholder as to the exercise of voting rights.

YOUR VOTE IS IMPORTANT

        Your vote at each of the two separate meetings is very important. It is important that, for the Rowan Court meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of the Rowan shareholders. You are encouraged to submit a blue proxy or voting instruction card for the Rowan Court meeting and a yellow proxy or voting instruction card for the Rowan general meeting as soon as possible.

Dated [    •    ], 2019
Kirkland & Ellis LLP
30 Saint Mary Axe,
London EC3A 8AF
 Solicitors for Rowan

Rowan Companies plc
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
(713) 621-7800

NOTICE OF GENERAL MEETING OF ROWAN COMPANIES PLC
TO BE HELD ON [    •    ], 2019

To the Shareholders of Rowan Companies plc:

        A general meeting of the shareholders of Rowan Companies plc ("Rowan") will be held at [    •    ], at [    •    ] a.m./p.m. (London time) (or as soon thereafter as the Court-convened meeting of Rowan shareholders shall have been concluded or adjourned) on [    •    ], 2019 (the "Rowan general meeting").

        You will be asked to consider and pass the resolutions below. The full text of each resolution is set out in the joint proxy statement accompanying this notice.

ORDINARY RESOLUTION

  1.
  Rowan Transaction-Related Compensation Proposal:    To approve, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, on an advisory, non-binding basis, the compensation to be paid or become payable to Rowan's named executive officers in connection with the transactions and the agreements and understandings pursuant to which such compensation may be paid or become payable as more fully described in the joint proxy statement.

SPECIAL RESOLUTION

  2.
  Rowan Scheme and Articles Amendment Proposal:    To authorize, for the purpose of giving effect to the scheme of arrangement dated [    •    ] (the "Scheme of Arrangement") between Rowan and the holders of the Scheme Shares (as defined in the Scheme of Arrangement), a print of which has been produced to this meeting and for the purpose of identification signed by the chairman hereof, in its original form or subject to any modification, addition or condition agreed between Rowan and Ensco plc and approved or imposed by the High Court of Justice of England and Wales, the directors of Rowan to take all such action as they may consider necessary or appropriate for carrying the Scheme of Arrangement into effect and to amend the articles of association of Rowan as set forth in the joint proxy statement accompanying this notice.

        The Rowan Transaction-Related Compensation Proposal is being proposed as an ordinary resolution. Assuming a quorum is present, such proposal will be approved if a simple majority of the votes cast are cast in favor thereof. The Rowan Scheme and Articles Amendment Proposal will be proposed as a special resolution, which means, assuming a quorum is present, such proposal will be approved if at least 75% of the votes cast are cast in favor thereof.

        Approval of the Rowan Scheme and Articles Amendment Proposal is required for completion of the transaction. Approval of the Rowan Transaction-Related Compensation Proposal set forth above is not required in order to complete the transaction.

  The board of directors of Rowan recommends that the Rowan shareholders vote:

  •
  "FOR" the Rowan Transaction-Related Compensation Proposal; and

  •
  "FOR" the Rowan Scheme and Articles Amendment Proposal.

        Only Rowan shareholders of record at the close of business in London on [    •    ], 2018, the notice record date for the Rowan general meeting, are entitled to receive notice of the Rowan general meeting. Only Rowan shareholders of record at the close of business in London on [    •    ], 2018, the voting record date for the Rowan general meeting, are entitled to attend and vote at the Rowan general meeting or, subject to the Rowan Articles of Association, any adjournments or postponements of the Rowan general meeting. Changes to entries on the register after the voting record date will be disregarded in determining the rights of any person to attend or vote at the Rowan general meeting.

        If you are the beneficial owner of Rowan ordinary shares (i.e., hold your Rowan ordinary shares in "street name") as of [    •    ], 2019, you will have the right to direct your broker, bank, trust or other nominee how to vote such Rowan ordinary shares at the Rowan general meeting.

        Please review the joint proxy statement accompanying this notice for more complete information regarding the transaction and the Rowan general meeting, as well as the full text of all of the resolutions to be proposed at the Rowan general meeting.

        In accordance with provisions in the Companies Act 2006 and the Rowan Articles of Association, a shareholder of record is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend, speak and vote at the Rowan general meeting and to appoint more than one proxy in relation to the Rowan general meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her). Such proxy need not be a shareholder of record.

        If you received a yellow proxy card by mail, you may submit your proxy by completing, signing, dating and returning your yellow proxy card in the envelope provided. Submitting a proxy will assure that your vote is counted at the meeting if you do not attend in person.

        If your Rowan ordinary shares are held in "street name" by your broker, bank, trust or other nominee, only that holder can vote your Rowan ordinary shares and the vote cannot be cast unless you provide instructions to your broker, bank, trust or other nominee or obtain a legal proxy from your broker, bank, trust or other nominee. You should follow the directions provided by your broker, bank, trust or other nominee regarding how to instruct such person to vote your Rowan ordinary shares.

        Please note that holders of Rowan ordinary shares through a broker, bank, trust or other nominee may be required to submit voting instructions to their applicable broker or nominee at or prior to the deadline applicable for the submission by registered holders of Rowan ordinary shares and such holders should, therefore, follow the separate instructions that will be provided by such nominee.

        If you have returned a proxy card or otherwise voted, you may revoke prior instructions and cast your vote by following the procedures described in the joint proxy statement.

YOUR VOTE IS IMPORTANT

        Your vote at each of the two separate meetings is very important. Whether or not you plan to attend the Rowan Court meeting or the Rowan general meeting, please submit a blue proxy or voting instruction card for the Rowan Court meeting and a yellow proxy or voting instruction card for the Rowan general meeting as soon as possible. For specific instructions on voting, please refer to the joint proxy statement accompanying this notice of meeting or the proxy card included with the proxy voting materials.

BY ORDER OF THE BOARD OF DIRECTORS,

Mark F. Mai Executive Vice President, General Counsel and Company Secretary
[•], 2018

REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement incorporates by reference important business and financial information about Ensco plc ("Ensco") and Rowan Companies plc ("Rowan") from documents that are not included in or delivered with this joint proxy statement. See "Where You Can Find More Information."

        You can obtain documents incorporated by reference in this joint proxy statement, other than certain exhibits to those documents, by requesting them in writing or by telephone from the appropriate company at the following addresses:

Ensco plc Attn: Investor Relations 5847 San Felipe, Suite 3300 Houston, Texas 77057 (713) 789-1400	Rowan Companies plc Attn: Investor Relations 2800 Post Oak Boulevard, Suite 5450 Houston, Texas 77056 (713) 621-7800

        You will not be charged for any of these documents that you request. To receive timely delivery of the requested documents in advance of the general meeting of Ensco shareholders (the "Ensco general meeting") and/or the Court-convened meeting of Rowan shareholders (the "Rowan Court meeting") and the general meeting of Rowan shareholders (the "Rowan general meeting"), you should make your request no later than [    •    ], 2019.

 ABOUT THIS JOINT PROXY STATEMENT

        This joint proxy statement includes a notice of meeting with respect to the Ensco general meeting, at which Ensco shareholders entitled to vote will be asked to consider and vote upon, among other matters, a proposal to approve the allotment and issuance of Ensco ordinary shares to Rowan shareholders who are Scheme Shareholders (as defined in "The Scheme of Arrangement") pursuant to the transaction agreement, and a notice of each of the Rowan Court meeting and Rowan general meeting, at which Rowan shareholders entitled to vote will be asked to consider and vote upon, among other matters, a proposal to approve the Scheme of Arrangement and certain other ancillary matters.

        You should rely only on the information contained in or incorporated by reference into this joint proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement. This joint proxy statement is dated [    •    ], 2018. The information contained in this joint proxy statement is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this joint proxy statement to Ensco shareholders or Rowan shareholders nor the issuance of Ensco ordinary shares to Rowan shareholders pursuant to the transaction agreement will create any implication to the contrary.

        This joint proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

        The information concerning Ensco contained or incorporated by reference in this joint proxy statement has been provided by Ensco, and the information concerning Rowan contained or incorporated by reference in this joint proxy statement has been provided by Rowan.

        This joint proxy statement contains a description of the representations and warranties that each of Ensco and Rowan made to the other in the transaction agreement. Representations and warranties made by Ensco, Rowan and other applicable parties are also set forth in contracts and other documents (including the transaction agreement) that are attached or filed as exhibits to this joint proxy statement or are incorporated by reference into this joint proxy statement. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to between the parties in connection with negotiating the terms of the agreement, and may have been included in the agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding Ensco, Rowan or their respective businesses. Accordingly, the representations and warranties and other provisions of the transaction agreement and the other agreements incorporated by reference herein should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this joint proxy statement or incorporated by reference herein, as applicable.

 EXPECTED TIMETABLE OF PRINCIPAL EVENTS

        All times shown are London times unless otherwise stated. All dates and times are based on Ensco's and Rowan's current expectations and are subject to change. Terms used but not defined in "Expected Timetable of Principal Events" shall have the meanings given to them in "The Scheme of Arrangement." If any of the dates and/or times in this expected timetable change, the revised dates and/or times will be notified to Ensco and Rowan shareholders by [    •    ].

Record time for Ensco general meeting	[•], 2019
Notice record time for Rowan Court meeting and Rowan general meeting (the "Notice Record Time")	[•], 2019
Beneficial ownership record time for Rowan Court meeting and Rowan general meeting (the "Beneficial Ownership Record Time")	[•], 2019
Voting Record Time for Rowan Court meeting and Rowan general meeting	[•], 2019
Latest time for receipt of Forms of Proxy for Ensco general meeting	[•], 2019
Latest time for receipt of Forms of Proxy for Rowan Court meeting (blue form)	[•], 2019
Latest time for receipt of Forms of Proxy for Rowan general meeting (yellow form)	[•], 2019
Rowan Court meeting	[•], 2019
Rowan general meeting	[•], 2019(1)
Ensco general meeting	[•], 2019
The following dates are indicative only and are subject to change(2)
Court Hearing	[•], 2019
Last day of dealings in and for the registration of transfers of Rowan ordinary shares	[•], 2019
Scheme Record Time	[•], 2019
Scheme Effective Time	[•], 2019
Cancellation of admission to trading of Rowan ordinary shares	[•], 2019
End date(3)	[•], 2019

(1)
To commence at [    •    ] (London time) or as soon thereafter as the Rowan Court meeting shall have concluded or been adjourned.

(2)
These dates are indicative only and will depend, among other things, on the date upon which (i) the High Court of Justice of England and Wales sanctions the Scheme and (ii) the Court Order is delivered to the Registrar of Companies [which will be dependent on, among other things, the period of time taken by HMRC to stamp the Court Order].

(3)
If the Scheme of Arrangement has not become effective on or before this end date, it shall lapse in accordance with its terms.

i

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND SHAREHOLDER MEETINGS

        The following are some questions that Ensco shareholders and Rowan shareholders may have regarding the proposals being considered at the Ensco general meeting and the Rowan Court meeting and Rowan general meeting and brief answers to those questions. Ensco and Rowan urge you to read carefully this entire joint proxy statement, including the annexes, and the other documents to which this joint proxy statement refers or incorporates by reference because the information in this section does not provide all the information that might be important to you.

Q:    What is the transaction for which I am being asked to vote?

A:
Ensco and Rowan have entered into a Transaction Agreement, dated as of October 7, 2018 (the "transaction agreement"), which provides for the combination of the two companies. In the transaction agreement, Ensco has agreed to acquire the entire issued and to be issued ordinary share capital of Rowan, which acquisition (the "transaction") is to be implemented by way of a scheme of arrangement (the "Scheme of Arrangement") to be undertaken by Rowan under Part 26 of the UK Companies Act 2006 (the "Companies Act 2006").

  Each issued and outstanding Class A ordinary share, nominal value of $0.125 per share, of Rowan (the "Rowan ordinary shares") that is subject to the Scheme of Arrangement will be converted into the right to receive 2.215 (the "exchange ratio") Ensco Class A ordinary shares, nominal value $0.10 per share (the "Ensco ordinary shares"), pursuant to the Scheme of Arrangement and as more particularly described under "The Transaction Agreement—Consideration to Be Received in the Transaction." A copy of the transaction agreement is attached as Annex A to this joint proxy statement. For more information about the Scheme of Arrangement by which the transaction is to be implemented, see "Rowan Scheme Proposal and the Rowan Court Meeting and the Rowan General Meeting" beginning on page 63. To review the full terms of the Scheme of Arrangement, see "The Scheme of Arrangement" beginning on page 157.

Q:    Why are Ensco and Rowan proposing the transaction?

A:
The board of directors of Ensco (the "Ensco Board") and the board of directors of Rowan (the "Rowan Board") believe that the transaction will benefit Ensco shareholders and Rowan shareholders, respectively, by creating a leading global offshore drilling company given the complementary fleet composition, geographic scope and customer bases of the two companies. To review the reasons for the transaction in greater detail, see "The Transaction—Ensco's Reasons for the Transaction; Recommendation of the Ensco Board of Directors" beginning on page 87 and "The Transaction—Rowan's Reasons for the Transaction; Recommendation of the Rowan Board of Directors" beginning on page 90.

Q:    What are Rowan shareholders being asked to consider and approve?

A:
Rowan shareholders are being asked to consider and approve resolutions:

1.
Rowan Scheme Proposal:    To approve the Scheme of Arrangement at the Rowan Court meeting.

2.
Rowan Scheme and Articles Amendment Proposal:    To give the Rowan Board the authority to take all necessary action to carry the Scheme of Arrangement into effect and to amend the articles of association of Rowan as described in "Rowan Scheme and Articles Amendment Proposal" at the Rowan general meeting.

3.
Rowan Transaction-Related Compensation Proposal:    To approve, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on an advisory, non-binding basis, the compensation to be paid or become payable to Rowan's named executive officers in connection with the transactions and the agreements and understandings pursuant to which such compensation may be paid or become payable.

  As more particularly described in "Rowan Scheme Proposal and the Rowan Court Meeting and the Rowan General Meeting" and "The Scheme of Arrangement", the transaction is to be implemented by means of a Court-sanctioned scheme of arrangement between Rowan and those Rowan shareholders who are Scheme Shareholders on the register of members of Rowan at the Scheme Record Time (as such terms are defined in "The Scheme of Arrangement" as defined below) under Part 26 of the Companies Act 2006. The procedure requires approval by Rowan shareholders at the Rowan Court meeting and the Rowan general meeting, and the sanction of the Scheme of Arrangement by the High Court of Justice of England and Wales (the "Court").

  The purpose of the Scheme of Arrangement is to provide for Ensco to acquire the entire issued and to be issued ordinary share capital of Rowan. This is to be achieved by Ensco acquiring the Scheme Shares (as such term is defined in "The Scheme of Arrangement") held by Scheme Shareholders as at the Scheme Record Time, in consideration for which Ensco will issue new Ensco ordinary shares on the basis set out in "The Scheme of Arrangement."

  Before the Court's sanction can be sought for the Scheme of Arrangement, the Scheme of Arrangement requires approval by the passing of the Rowan Scheme Proposal by Scheme Shareholders at the Rowan Court meeting. The resolution must be approved by a majority in number of the Scheme Shareholders as at the Voting Record Time (as defined in "The Scheme of Arrangement") (expected to be [    •    ] a.m./p.m. (London time) on [    •    ]) present and voting (and entitled to vote), either in person or by proxy, representing 75% or more in value of the Scheme Shares held by such Scheme Shareholders. Approval of the Rowan Scheme Proposal is required for the consummation of the transaction.

  Rowan shareholders are also being asked to consider and approve the Rowan Scheme and Articles Amendment Proposal and the Transaction-Related Compensation Proposal at the Rowan general meeting. The Rowan Scheme and Articles Amendment Proposal will be proposed as a special resolution, which means, assuming a quorum is present, such proposal will be approved if at least 75% of the votes cast are cast in favor thereof. The Rowan Scheme and Articles Amendment Proposal will authorize the Rowan Board to implement the Scheme of Arrangement and to deal with certain ancillary matters including necessary amendments to Rowan's articles of association. Approval of the Rowan Scheme and Articles Amendment Proposal is required for consummation of the transaction. The Transaction-Related Compensation Proposal will be proposed as an ordinary resolution, which means, assuming a quorum is present, such proposal will be approved if a simple majority of the votes cast are in favor thereof. Approval of the Transaction-Related Compensation Proposal is not required for the consummation of the transaction.

  Your vote is very important. It is important that, for the Rowan Court meeting in particular, as many votes as possible are cast, so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of the Rowan shareholders. Each copy of this document mailed to holders of Rowan ordinary shares is accompanied by two forms of proxy with instructions for voting. The blue form of proxy corresponds to the Rowan Court meeting and the yellow form of proxy corresponds to the Rowan general meeting. You are encouraged to submit a proxy or voting instruction card for each of the Rowan Court meeting and the Rowan general meeting as soon as possible.

Q:    How does the Rowan Board recommend that Rowan shareholders vote?

A:
The Rowan Board has unanimously determined that the form, terms and provisions of the transaction agreement and the actions required and contemplated thereby, including the transaction and the Scheme of Arrangement, are advisable, fair and reasonable to and in the best interests of Rowan and its shareholders and unanimously recommends that Rowan shareholders vote:

  •
  "FOR" the Rowan Scheme Proposal;

  •
  "FOR" the Rowan Scheme and Articles Amendment Proposal; and

  •
  "FOR" the Rowan Transaction-Related Compensation Proposal.

  For a more complete description of the recommendation of the Rowan Board with respect to the Rowan Scheme Proposal, the Rowan Scheme and Articles Amendment Proposal and the Rowan Transaction-Related Compensation Proposal, see "The Transaction—Rowan's Reasons for the Transaction; Recommendation of the Rowan Board of Directors" beginning on page 90.

Q:    What are the Ensco shareholders being asked to approve?

A:
Ensco shareholders are being asked to approve the authorization of, in addition to all subsisting authorities (except where expressly provided that subsisting authorities are to be replaced):

1.
Ensco Transaction Consideration Proposal:    The allotment and issuance of new Ensco ordinary shares to Rowan shareholders pursuant to the Scheme of Arrangement and in accordance with the terms of the transaction agreement;

2.
Ensco Reverse Stock Split Proposal:    The consolidation of every four existing Ensco ordinary shares, each with a nominal value of $0.10, shown in the register of members of Ensco following the updating of such register to give effect to the provisions of the Scheme of Arrangement into one Ensco ordinary share with a nominal value of $0.40 per share (the "Reverse Stock Split"), conditional upon and effective immediately (or as soon as practicable) following the Scheme of Arrangement becoming effective;

3.
Ensco General Allotment Authority Proposal:    The allotment and issuance up to a nominal amount of new Ensco ordinary shares, which represents approximately 33% of the expected enlarged share capital of Ensco immediately following the Scheme of Arrangement becoming effective, and up to a further same nominal amount of Ensco ordinary shares in connection with a pre-emptive offering of shares, such authorities to replace the authorities granted pursuant to resolution 10 passed at the annual meeting of Ensco shareholders held on May 21, 2018 (the "Ensco 2018 Annual General Meeting");

4.
Ensco Transaction-Related Compensation Proposal:    To approve, in accordance with Section 14A of the Exchange Act, on a non-binding advisory basis, the compensation payable, or that may become payable, in connection with the transaction to the named executive officers of Ensco, as well as specific compensatory arrangements between Ensco and such individuals;

5.
Ensco General Disapplication of Pre-Emptive Rights Proposal:    The allotment and issuance up to a nominal amount of Ensco ordinary shares for cash on a non-pre-emptive basis, which represents approximately 5% of the expected enlarged share capital of Ensco immediately following the Scheme of Arrangement becoming effective, such authority to replace the authority granted pursuant to resolution 11 passed at the Ensco 2018 Annual General Meeting; and

6.
Ensco Specified Disapplication of Pre-Emptive Rights Proposal:    The allotment and issuance up to a nominal amount of Ensco ordinary shares for cash on a non-pre-emptive basis, which represents approximately 5% of the enlarged share capital of Ensco immediately following the Scheme of Arrangement becoming effective, such authority to be used only for the purposes of financing (or refinancing, if the power is to be used within six months after the relevant transaction) a transaction which the Ensco Board deems to be an acquisition or other capital investment, such authority to replace the authority granted pursuant to resolution 12 passed at the Ensco 2018 Annual General Meeting.

  As a UK company publicly traded on the New York Stock Exchange ("NYSE"), Ensco shareholder approval of the Ensco Transaction Consideration Proposal is subject to both the shareholder approval requirements under both the Companies Act 2006 and NYSE rules. The Ensco Transaction Consideration Proposal is being proposed as an ordinary resolution. Assuming a quorum is present, such proposal will be approved for purposes of the Companies Act 2006 and NYSE rules if a simple majority of the votes cast are cast in favor thereof. Each of the Ensco Reverse Stock Split Proposal, the Ensco General Allotment Authority Proposal and the Ensco Transaction-Related Compensation Proposal will be proposed as an ordinary resolution and, assuming a quorum is present, each such proposal will be approved if a simple majority of the votes cast are cast in favor thereof. Each of the Ensco General Disapplication of Pre-Emptive Rights Proposal and the Ensco Specified Disapplication of Pre-Emptive Rights Proposal will be proposed as a special resolution, which means, assuming a quorum is present, each such proposal will be approved if at least 75% of the votes cast are cast in favor thereof.

  Approval of the Ensco Transaction Consideration Proposal is required for consummation of the transaction. Approval of the other Ensco proposals set forth above is not required in order to complete the transaction.

  Your vote is very important. You are encouraged to submit a proxy or voting instruction card as soon as possible.

Q:    How does the Ensco Board recommend that Ensco shareholders vote?

A:
The Ensco Board has unanimously determined that the form, terms and provisions of the transaction agreement and the transactions contemplated thereby, including the transaction and the allotment and issuance of the Ensco ordinary shares, are advisable, fair and reasonable to and in the best interests of Ensco and its shareholders and unanimously recommends that Ensco shareholders vote:

•
"FOR" the Ensco Transaction Consideration Proposal;

•
"FOR" the Ensco Reverse Stock Split Proposal;

•
"FOR" the Ensco General Allotment Authority Proposal;

•
"FOR" the Ensco Transaction-Related Compensation Proposal;

•
"FOR" the Ensco General Disapplication of Pre-Emptive Rights Proposal; and

•
"FOR" the Ensco Specified Disapplication of Pre-Emptive Rights Proposal.

  For a more complete description of the recommendation of the Ensco Board with respect to the Ensco Transaction Consideration Proposal, see "The Transaction—Ensco's Reasons for the Transaction; Recommendation of the Ensco Board of Directors" beginning on page 87.

Q:    When and where is the Rowan Court meeting and the Rowan general meeting?

A:
The Rowan Court meeting will be held at [    •    ], at [    •    ] a.m./p.m. (London time) on [    •    ], 2019. The Rowan general meeting will be held at the same place as the Rowan Court meeting on [    •    ], 2019 at [    •    ] a.m./p.m. (or as soon thereafter as the Rowan Court meeting shall have concluded or been adjourned).

Q:    When and where is the Ensco general meeting?

A:
The Ensco general meeting will be held at the offices of Slaughter and May, One Bunhill Row, London EC1Y 8YY, England, at [    •    ] (London time) on [    •    ], 2019.

Q:    Who can attend and vote at the Rowan Court meeting and Rowan general meeting?

A:
Each Rowan shareholder who is entered in Rowan's register of members at the Notice Record Time will be entitled to receive notice of the Rowan Court meeting and the Rowan general meeting. Each Rowan shareholder who is entered in Rowan's register of members at the Voting Record Time will be entitled to attend and vote on all resolutions to be put to the Rowan Court meeting and the Rowan general meeting. Each beneficial owner of Rowan ordinary shares (i.e., holds its Rowan ordinary shares in "street name") as of the Beneficial Ownership Record Time will be entitled to direct his or her broker, bank, trust or other nominee how to vote such Rowan ordinary shares on all resolutions to be put to the Rowan Court meeting and the Rowan general meeting. At the Beneficial Ownership Record Time, there were [    •    ] Rowan ordinary shares outstanding and entitled to vote at each of the Rowan Court meeting and the Rowan general meeting. If either meeting is adjourned, only those Rowan shareholders on the register of members at [    •    ] (London time) which is two days (excluding non-working days) before the adjourned meeting will be entitled to attend and vote. If you are a "street name" holder of Rowan ordinary shares and wish to attend the Rowan Court meeting and/or the Rowan general meeting, you will need to bring evidence of your share ownership in the form of a currently dated letter from your broker, bank, trust or other nominee and proof of your identity. On verification of such evidence, you will be admitted to the Rowan Court meeting and/or the Rowan general meeting, but may not vote at the Rowan Court meeting and/or Rowan general meeting unless you are a shareholder of record or hold a valid proxy from a shareholder of record.

  Each Rowan shareholder may be asked to present valid picture identification, such as a driver's license or passport. Rowan shareholders holding shares in "street name" through brokerage accounts or by a bank or other nominee may be asked to show a brokerage statement or account statement reflecting share ownership as of the record date in order to obtain admittance to either the Rowan Court meeting or the Rowan general meeting.

  If you are a "street name" holder of Rowan ordinary shares, as a matter of English law your name will not be entered in Rowan's register of members. Accordingly, if you wish to vote directly (i.e., in your own name) at the Rowan Court meeting and/or Rowan general meeting, you must complete a stock transfer request form in respect of such Rowan ordinary shares, pay any related UK stamp duty, if applicable, and return the completed stock transfer request form and related documentation to Rowan's transfer agent, Computershare Trust Company, N.A., prior to the Voting Record Time. Holders of Rowan ordinary shares in "street name" who wish to vote directly at the Rowan Court meeting and/or Rowan general meeting should take care to complete and return a stock transfer request form in respect of their Rowan ordinary shares to permit processing to be completed by Computershare Trust Company, N.A. prior to the Voting Record Time. If you hold Rowan ordinary shares through a broker or other securities intermediary, you should contact that broker or intermediary to determine the date by which you must instruct them to act in order that the necessary processing can be completed in time.

  All communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues, can be handled by contacting Computershare Trust Company, N.A. at +1.888.868.8111 (within the U.S., U.S. Territories and Canada), +1.732.491.4324 (outside the U.S., U.S. Territories and Canada), or in writing at P.O. Box 43001 Providence, RI 02940-3001 or in writing by overnight delivery at 250 Royall Street, Canton, MA 02021.

  For a period of 10 days prior to the Rowan general meeting, a list of all shareholders of record entitled to receive notice of the Rowan general meeting will be on file at Rowan's principal executive offices, 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, United States, and will be available for inspection at the Rowan general meeting for any purpose relevant to the Rowan general meeting.

Q:    Who can attend and vote at the Ensco general meeting?

A:
All Ensco shareholders of record as of the close of business on [    •    ], 2018 (the "Ensco record date") are entitled to receive notice of, attend and vote at the Ensco general meeting. If you are an Ensco shareholder of record as of the close of business on the Ensco record date for the Ensco general meeting and plan to attend the Ensco general meeting, please bring the notice of meeting as your proof of ownership of Ensco ordinary shares. If you are a "street name" holder of Ensco ordinary shares and wish to attend the Ensco general meeting, you will need to bring evidence of your share ownership in the form of a recently dated letter from your broker, bank, trust or other nominee as of the Ensco record date and proof of your identity. On verification of such evidence, you will be admitted to the Ensco general meeting, but may not vote at the Ensco general meeting unless you hold a proxy from the shareholder of record. Each share is entitled to one vote at the Ensco general meeting, and there is no cumulative voting. In accordance with the Ensco Articles of Association, voting on all resolutions will be conducted on a poll and not on a show of hands.

  For a period of 10 days prior to the Ensco general meeting, a list of all shareholders of record entitled to vote at the Ensco general meeting will be on file at Ensco's principal executive offices, 6 Chesterfield Gardens, London, W1J 5BQ, United Kingdom, and will be available for inspection at the Ensco general meeting for any purpose relevant to the Ensco general meeting.

  Please note that no cameras, recording equipment, laptops, tablets, cellular telephones, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages will be permitted in the Ensco general meeting, and security measures will be in effect to ensure the safety of all attendees. In all cases, you will need a photo ID to gain admission.

Q:    If my Ensco ordinary shares or Rowan ordinary shares are held in "street name" by my broker, bank, trust or other nominee, will my broker, bank, trust or other nominee vote my Ensco ordinary shares or Rowan ordinary shares for me?

A:
If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a "street name" holder. Please follow the voting instructions provided by your broker, bank, trust or other nominee. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction directly to Ensco or Rowan or by voting in person at the Ensco general meeting or the Rowan Court meeting and Rowan general meeting, respectively, unless you provide a "legal proxy," which you must obtain from your broker, bank, trust or other nominee.

  If you are a current or former Ensco employee who holds Ensco ordinary shares in the Ensco Savings Plan, you will receive voting instructions from the trustee of the plan for Ensco ordinary shares allocated to your account. If you fail to give voting instructions to the trustee of the plan, your Ensco ordinary shares will be voted by such trustee in the same proportion and direction as Ensco ordinary shares held by such trustee for which voting instructions were received. To allow sufficient time for voting by the trustee and administrator of the Ensco Savings Plan, your voting instructions for Ensco ordinary shares held in the plan must be received by [    •    ] on [    •    ].

  Except as described in the preceding paragraph, unless you instruct your broker, bank, trust or other nominee how to vote your Ensco ordinary shares or Rowan ordinary shares, as applicable, your shares will NOT be voted on any of the proposals presented at the Ensco general meeting or the Rowan Court meeting and Rowan general meeting, as applicable.

Q:    What are the effects of abstentions and broker non-votes at the meetings?

A:
An abstention occurs when a shareholder abstains from voting (either in person or by proxy) on one or more of the proposals. Broker non-votes occur when a broker, bank, trust or other nominee returns a proxy but does not have authority to vote on a particular proposal. You should therefore provide your broker, bank, trust or other nominee with instructions as to how to vote your Ensco ordinary shares or Rowan ordinary shares, as applicable.

  In connection with the Ensco general meeting and the Rowan general meeting, abstentions and broker non-votes will be considered in determining the presence of a quorum. While abstentions and broker non-votes are not considered votes cast under the Companies Act 2006, under NYSE rules abstentions, but not broker non-votes, will be considered as votes cast for determining whether a sufficient number of votes have been cast on a particular proposal. As a result, for purposes of determining whether the Ensco Transaction Consideration Proposal has been approved in accordance with the Companies Act 2006, abstentions and broker non-votes will not have any effect on the outcome of the vote. With respect to NYSE rules, abstentions will have the same effect as votes cast "AGAINST" the Ensco Transaction Consideration Proposal and broker non-votes will not have any effect on the outcome of the vote. Abstentions and broker non-votes will have no effect on the outcome of the Rowan Scheme and Articles Amendment Proposal, the Rowan Transaction-Related Compensation Proposal, the Ensco Reverse Stock Split Proposal, the Ensco General Allotment Authority Proposal, the Ensco Transaction-Related Compensation Proposal, the Ensco General Disapplication of Pre-Emptive Rights Proposal or the Ensco Specified Disapplication of Pre-Emptive Rights Proposal.

  In connection with the Rowan Court meeting, abstentions and broker non-votes will not be considered votes cast and will, therefore, not have any effect on the outcome of the vote at the Rowan Court meeting.

Q:    What happens if the transaction is not completed?

A:
If the Ensco Transaction Consideration Proposal is not approved by the Ensco shareholders, if the Rowan Scheme Proposal and the Rowan Scheme and Articles Amendment Proposal are not both approved by the Rowan shareholders or if the transaction is not completed for any other reason, Rowan shareholders will not receive any Ensco ordinary shares in consideration for their Rowan ordinary shares. Instead, Rowan will remain an independent public company and Rowan ordinary shares will continue to be listed and traded on the NYSE. Under the transaction agreement, Ensco or Rowan may be required to pay the other party (i) an expense reimbursement fee of $15 million or (ii) a termination fee of $24 million, if the transaction agreement is terminated under certain circumstances. See "The Transaction Agreement—Termination Fees and Expense Reimbursement" beginning on page 156.

Q:    Are there risks associated with the transaction that I should consider in deciding how to vote?

A:
Yes. There are a number of risks related to the transaction that are discussed in this joint proxy statement and in other documents incorporated by reference. You should read carefully the detailed description of the risks associated with the transaction and the operations of the combined company after the transaction described in "Risk Factors" beginning on page 30.

Q:    Are Ensco or Rowan shareholders entitled to appraisal or dissenters' rights?

A:
Neither Ensco shareholders nor Rowan shareholders are entitled to appraisal or dissenters' rights in connection with the transaction.

Q:    What do I need to do now?

A:
After you have carefully read this joint proxy statement, please respond by completing, signing and dating the relevant proxy card(s) or voting instruction card(s), as applicable, and returning them in the enclosed postage-paid envelope or, if available, by submitting your proxy or voting instructions by telephone or through the Internet as soon as possible so that your Ensco ordinary shares or your Rowan ordinary shares, as applicable, will be represented and voted at the Ensco general meeting or Rowan Court meeting and Rowan general meeting, as applicable.

  If you are a shareholder of record, please sign the relevant proxy card(s) exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the relevant proxy card(s). If a shareholder is a corporation, limited liability company or partnership, the relevant proxy card(s) should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the relevant proxy card(s) are signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory's full title and provide a certificate or other proof of appointment.

  Please refer to your proxy card(s), voting instruction card(s) or the information forwarded by your broker, bank, trust or other nominee to see which voting options are available to you.

  The Internet and telephone proxy submission procedures are designed to verify your holdings and to allow you to confirm that your instructions have been properly recorded.

  Neither the submission of a proxy or voting instructions, nor the method by which you submit a proxy or voting instructions will in any way limit your right to vote at the Ensco general meeting or the Rowan Court meeting and Rowan general meeting, as applicable, if you later decide to attend the meeting in person. If your Ensco ordinary shares are held in the name of a broker, bank, trust or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to appear and vote at the Ensco general meeting, although "street name" holders of Ensco ordinary shares are permitted to attend the Ensco general meeting at the invitation of the Chairman of the Ensco general meeting (the "Chairman"). If your Rowan ordinary shares are held in the name of a broker, bank, trust or other nominee, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Rowan Court meeting and Rowan general meeting.

Q:    How will my Rowan ordinary shares be voted?

A:
All shares of Rowan ordinary shares entitled to vote and represented by properly completed proxies received prior to the Rowan Court meeting and Rowan general meeting, and not revoked, will be voted at the Rowan Court meeting and Rowan general meeting as instructed on the proxies. If you properly complete, sign and return a proxy card, but do not indicate how your Rowan ordinary shares should be voted on a matter, the Rowan ordinary shares represented by your proxy will be voted as the Rowan Board recommends and, therefore:

•
"FOR" the Rowan Scheme Proposal;

•
"FOR" the Rowan Scheme and Articles Amendment Proposal; and

•
"FOR" the Rowan Transaction-Related Compensation Proposal.

Q:    How will my Ensco ordinary shares be voted?

A:
All Ensco ordinary shares entitled to vote and represented by properly completed proxies received prior to the Ensco general meeting, and not revoked, will be voted at the Ensco general meeting as instructed on the proxies. If you properly complete, sign and return a proxy card, but do not indicate how your Ensco ordinary shares should be voted on a matter, the Ensco ordinary shares represented by your proxy will be voted as the Ensco Board recommends and, therefore:

  •
  "FOR" the Ensco Transaction Consideration Proposal;

  •
  "FOR" the Ensco Reverse Stock Split Proposal;

  •
  "FOR" the Ensco General Allotment Authority Proposal;

  •
  "FOR" the Ensco Transaction-Related Compensation Proposal;

  •
  "FOR" the Ensco General Disapplication of Pre-Emptive Rights Proposal; and

  •
  "FOR" the Ensco Specified Disapplication of Pre-Emptive Rights Proposal.

Q:    Can I revoke my proxy or voting instructions or change my vote after I have delivered my proxy or voting instructions?

A:
Yes. If you are a shareholder of record of Ensco ordinary shares or Rowan ordinary shares, you can do this in any of the three following ways:

•
by sending a written notice to the Secretary of Ensco or the Secretary of Rowan, as applicable, at the address set forth in the Ensco notice of general meeting or Rowan notice of Court and general meetings, as applicable, in time to be received before such meeting, stating that you would like to revoke your proxy;

•
by completing, signing and dating another proxy card and returning it by mail in time to be received before the Ensco general meeting or the Rowan Court meeting and Rowan general meeting, as applicable, or by submitting a later dated proxy via the Internet or telephone, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•
by attending the meeting and voting in person (simply attending the Ensco general meeting or Rowan Court meeting and Rowan general meeting, as applicable, without voting will not revoke your proxy or change your vote).

  If your Ensco ordinary shares or Rowan ordinary shares are held in an account by a broker, bank, trust or other nominee and you desire to change your vote, you should contact your broker, bank, trust or other nominee for instructions on how to do so.

Q:    What happens if I hold both Ensco ordinary shares and Rowan ordinary shares?

A:
You will receive separate proxy or voting instruction cards for each of the Ensco general meeting, the Rowan Court meeting and the Rowan general meeting and must complete, sign and date each proxy or voting instruction card and return each proxy or voting instruction card in the appropriate postage-paid envelope or, if available, by submitting a proxy or voting instructions by telephone or through the Internet for each company.

Q:    As a Rowan shareholder, why did I receive two forms of proxy?

A:
Each Rowan shareholder received a blue form of proxy for use in respect of the Rowan Court meeting and a yellow form of proxy for use in respect of the Rowan general meeting. If you have not received two forms of proxy, please contact MacKenzie Partners, Inc. at the number indicated below.

Q:    How will my ownership of Ensco ordinary shares change as a result of the transaction and the Reverse Stock Split?

A:
Current Ensco shareholders will retain their Ensco ordinary shares under the terms of the transaction. In connection with the transaction, Ensco shareholders are also being asked to approve a proposal for the consolidation of the Ensco ordinary shares (being a reverse stock split under English law) whereby, conditional upon and effective immediately (or as soon as practicable) following the Scheme of Arrangement becoming effective, every four existing Ensco ordinary shares, each with a nominal value of $0.10, shown in the register of members of Ensco following the updating of such register to give effect to the provisions of the Scheme of Arrangement will be consolidated into one Ensco ordinary share with a nominal value of $0.40 per share. While the Reverse Stock Split will reduce the total number of Ensco ordinary shares outstanding, the market price per share is expected (subject to market fluctuations) to increase correspondingly such that the aggregate value of the shares should not be impacted and you will own the same proportionate share of Ensco as you did prior to the implementation of the Reverse Stock Split. For more information about the proposed Reverse Stock Split, see "Ensco Proposal 2—Reverse Stock Split Proposal" beginning on page 52.

Q:    What are the U.S. federal income tax consequences of the transaction to Rowan shareholders?

A:
The transaction is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Provided that the transaction qualifies as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, the holders of Rowan ordinary shares generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of such shares for Ensco ordinary shares in the transaction, except with respect to any cash received in lieu of fractional Ensco ordinary shares. A holder of Rowan ordinary shares generally will recognize gain or loss for U.S. federal income tax purposes with respect to cash received in lieu of a fractional Ensco ordinary share in the transaction measured by the difference, if any, between the amount of cash received for such fractional share and the holder's tax basis in such fractional share. For further information, please refer to "Material United States Federal Income Tax Consequences of the Transaction."

  The U.S. federal income tax consequences described above may not apply to all Rowan shareholders. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the transaction to you.

Q:    Who can answer my questions?

A:
If you have any questions about the transaction or how to submit your proxy or voting instructions, or if you need additional copies of this joint proxy statement, the enclosed proxy or voting instructions card, you should contact:

If you are an Ensco shareholder: D.F. King & Co., Inc. Shareholders Call Toll-Free at: (800) 461-9313 Banks and Brokers Call Collect at: (212) 269-5550 Email: Ensco@dfking.com	If you are a Rowan shareholder: 1407 Broadway, 27th Floor New York, New York 10018 (212) 929-5500 or Call Toll-Free (800) 322-2885 Email: proxy@mackenziepartners.com

  No other methods of communication from shareholders will be accepted. You may not use any electronic address provided in this joint proxy statement or any related documents to communicate with Ensco or Rowan for any purposes other than those expressly stated.

SUMMARY

        This summary highlights information contained elsewhere in this joint proxy statement. Ensco and Rowan urge you to read carefully the remainder of this joint proxy statement, including the attached annexes and the other documents to which we refer to herein and documents incorporated by reference into this joint proxy statement, as this section does not provide all the information that might be important to you with respect to the transaction and the other matters being considered at the Ensco general meeting or Rowan Court meeting and Rowan general meeting, as applicable. See also the section entitled "Where You Can Find More Information" beginning on page 201. We have included page references to direct you to a more complete description of the topics presented in this summary.

The Companies

Ensco plc

        Ensco is a global offshore contract drilling company and one of the leading providers of offshore contract drilling services to the international oil and gas industry. Ensco owns and operates an offshore drilling rig fleet of 56 rigs, with drilling operations in most of the strategic markets around the globe. Ensco also has three rigs under construction. For the nine months ended September 30, 2018, Ensco's operating revenue totaled approximately $1.3 billion. For the year ended December 31, 2017, on a pro forma basis giving effect to Ensco's acquisition of Atwood Oceanics, Inc. ("Atwood") completed in October 2017, Ensco had revenue of approximately $2.2 billion and, as of December 31, 2017, employed approximately 5,400 personnel.

        The Ensco ordinary shares are listed on the NYSE under the symbol "ESV." Ensco is a public limited company organized under the laws of England and Wales. Ensco's principal executive offices are located at 6 Chesterfield Gardens, London, W1J 5BQ, United Kingdom and its telephone number is 44 (0) 20 7659 4660.

        Additional information about Ensco and its subsidiaries is included in documents incorporated by reference in this joint proxy statement. See "Where You Can Find More Information" beginning on page 201.

Rowan Companies plc

        Rowan is a global provider of offshore contract drilling services to the oil and gas industry in the ultra-deepwater and shallow water market, with a focus on high-specification and harsh-environment jack-up rigs and ultra-deepwater drillships. Rowan operates in three segments: Deepwater, Jack-ups and Saudi Aramco Rowan Offshore Drilling Company ("ARO"), Rowan's 50/50 joint venture with Saudi Aramco Development Company ("Saudi Aramco"). The Deepwater segment includes four ultra-deepwater drillships. The Jack-ups segment is currently composed of 21 self-elevating jack-up rigs and includes the impact of the various arrangements with ARO. ARO owns a fleet of seven self-elevating jack-up rigs, including two jack-ups that were sold to ARO by Rowan effective October 1, 2018, for operation in the Arabian Gulf for Saudi Aramco. For the nine months ended September 30, 2018, Rowan's consolidated revenue totaled approximately $645.4 million. For the year ended December 31, 2017, Rowan had consolidated revenue of approximately $1.3 billion and, as of December 31, 2017, employed approximately 2,800 personnel.

        The Rowan ordinary shares are listed on the NYSE under the symbol "RDC." Rowan's registered office and principal executive offices are located at 2800 Post Oak Boulevard, Suite 5450 Houston, Texas 77056 and its telephone number is (713) 621-7800.

        Additional information about Rowan and its subsidiaries is included in documents incorporated by reference in this joint proxy statement. See "Where You Can Find More Information" beginning on page 201.

The Transaction (See page 73)

        The transaction contemplates the combination of Ensco and Rowan pursuant to which Ensco will acquire the entire issued and to be issued ordinary share capital of Rowan by way of the Scheme of Arrangement. The terms and conditions of the transaction are contained in the transaction agreement, which is attached as Annex A to this joint proxy statement, and the detailed terms of the Scheme of Arrangement are set out in "The Scheme of Arrangement" beginning on page 157. Please carefully read the transaction agreement and the Scheme of Arrangement as they contain the legal terms that govern the transaction.

Consideration to be Received in the Transaction (See page 138)

        Subject to the terms and conditions set forth in the transaction agreement and the Scheme of Arrangement, at the effective time of the Scheme of Arrangement (the "Scheme Effective Time"), each Rowan ordinary share issued and outstanding that is subject to the Scheme of Arrangement will at the Scheme Effective Time be exchanged for 2.215 Ensco ordinary shares. Neither the transaction agreement nor the Scheme of Arrangement contains any provision that would adjust the exchange ratio based on the fluctuations in the market value of either the Rowan ordinary shares or Ensco ordinary shares. Because of this, the implied value of the transaction consideration which the Rowan shareholders are to receive will fluctuate between now and the consummation of the transaction.

Treatment of Rowan's Equity-Based Awards (See page 139)

        Pursuant to the terms of the transaction agreement, each award of Rowan restricted stock units, performance units, share options, share appreciation rights and director units will generally be treated as follows upon the Scheme Effective Time:

        Restricted Stock Units.    Each Rowan restricted stock unit award, whether vested or unvested, will, as of the Scheme Effective Time, automatically and without any action on the part of the holder thereof, be converted on the same terms and conditions (including applicable vesting conditions) applicable to such restricted stock unit award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction into a restricted stock unit of Ensco covering a number of Ensco ordinary shares, rounded up or down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan restricted stock unit award immediately prior to the closing of the transaction by the exchange ratio.

        Performance Units.    Each Rowan performance unit award, will, in accordance with the terms and conditions applicable to such performance unit award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction, (i) vest as of the Scheme Effective Time with performance deemed to have been achieved, with regard to each one and three year performance period, at the greater of (A) the target value of the performance units subject to such Rowan performance unit award for such period, and (B) the value of the performance units subject to such Rowan performance unit award based on the then-expected level of attainment of the applicable performance goal as of the Scheme Effective Time, as determined by the compensation committee of the Rowan Board, and (ii) automatically and without any action on the part of the holder thereof, be paid out in cash on the first regularly scheduled payroll date that is at least five business days following the Scheme Effective Time to such holder thereof.

        Share Options.    Each Rowan share option award, whether vested or unvested, will, as of the Scheme Effective Time, automatically and without any action on the part of the holder thereof, be converted into an Ensco nonqualified stock option award on the same terms and conditions (including applicable vesting conditions) applicable to such Rowan share option award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction, with respect to a number of Ensco ordinary shares, rounded down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan share option award immediately prior to the closing of the transaction by the exchange ratio, at an exercise price per Ensco ordinary share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per Rowan ordinary share of such Rowan share option award and (B) the exchange ratio.

        Share Appreciation Rights.    Each Rowan share appreciation rights award, whether vested or unvested, will, as of the Scheme Effective Time, automatically and without any action on the part of the holder thereof, be converted into an Ensco stock appreciation right award on the same terms and conditions (including applicable vesting conditions) applicable to such Rowan share appreciation rights award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction, with respect to a number of Ensco ordinary shares, rounded down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan share appreciation rights award immediately prior to the closing of the transaction by the exchange ratio, at an exercise price per Ensco ordinary share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per Rowan ordinary share of such Rowan share appreciation rights award and (B) the exchange ratio.

        Director Units.    Each Rowan director unit award, whether vested or unvested, will, as of the Scheme Effective Time, automatically and without any action on the part of the holder thereof, be converted into an Ensco restricted stock unit award on the same terms and conditions (including applicable vesting conditions) applicable to such Rowan director unit award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction, with respect to a number of Ensco ordinary shares, rounded up or down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan restricted stock unit award immediately prior to the closing of the transaction by the exchange ratio.

Material United States Federal Income Tax Consequences (See page 184)

        The transaction is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. Provided that the transaction qualifies as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, the U.S. holders (as defined in "Material United States Federal Income Tax Consequences of the Transaction") of Rowan ordinary shares generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of such shares for Ensco ordinary shares in the transaction, except with respect to any cash received in lieu of fractional Ensco ordinary shares. A U.S. holder of Rowan ordinary shares generally will recognize gain or loss for U.S. federal income tax purposes with respect to cash received in lieu of a fractional Ensco ordinary share in the transaction measured by the difference, if any, between the amount of cash received for such fractional share and the holder's tax basis in such fractional share. For further information, please refer to "Material United States Federal Income Tax Consequences of the Transaction."

        For a non-U.S. holder (as defined in "Material United States Federal Income Tax Consequences of the Transaction"), provided that the transaction qualifies as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, the receipt of Ensco ordinary shares in exchange for Rowan ordinary shares generally will not be subject to U.S. federal income tax, although certain non-U.S. holders who are otherwise subject to U.S. tax may be subject to U.S. tax on cash received in lieu of fractional shares. For further information, please refer to "Material United States Federal Income Tax Consequences of the Transaction."

        The U.S. federal income tax consequences described above may not apply to all Rowan shareholders. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the transaction to you.

Material United Kingdom Tax Considerations (See page 191)

        Non-UK resident or domiciled individual and corporate holders are generally not expected to pay tax on UK capital gains and chargeable gains, respectively, on the exchange of Rowan ordinary shares for Ensco ordinary shares. This is subject to the further information included below at "Material United Kingdom Tax Considerations." Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the transaction to you.

Rowan Scheme Proposal and the Rowan Court Meeting and the Rowan General Meeting (See page 63)

        The Rowan Court meeting will be held at [    •    ], at [    •    ] a.m./p.m. (London time) on [    •    ], 2019 and the Rowan general meeting will be held at [    •    ], at [    •    ] a.m./p.m. (London time) on [    •    ], 2019 (or as soon thereafter as the Rowan Court meeting shall have concluded or been adjourned).

        At the Rowan Court meeting, Rowan shareholders are being asked to consider and approve resolutions:

  1.
  Rowan Scheme Proposal:    To approve and give effect to the Scheme of Arrangement at the Rowan Court meeting (see page 63).

        At the Rowan general meeting, Rowan shareholders are being asked to consider and approve resolutions:

  2.
  Rowan Scheme and Articles Amendment Proposal:    To give the Rowan Board the authority to take all necessary action to carry the Scheme of Arrangement into effect and to amend the articles as described in "Rowan Scheme and Articles Amendment Proposal" at the Rowan general meeting (see page 68).

  3.
  Rowan Transaction-Related Compensation Proposal:    To approve, in accordance with Section 14A of the Exchange Act, on an advisory, non-binding basis, the compensation to be paid or become payable to Rowan's named executive officers in connection with the transactions and the agreements and understandings pursuant to which such compensation may be paid or become payable (see page 72).

        The transaction is to be implemented by means of a Court-sanctioned scheme of arrangement between Rowan and those Rowan shareholders who are Scheme Shareholders on the register of members of Rowan at the Scheme Record Time under Part 26 of the Companies Act 2006. The procedure requires approval by Rowan shareholders at the Rowan Court meeting and the Rowan general meeting, and sanction of the Scheme of Arrangement by the High Court of Justice of England and Wales (the "Court").

        The purpose of the Scheme of Arrangement is to provide for Ensco to acquire the entire issued and to be issued ordinary share capital of Rowan. This is to be achieved by Ensco acquiring the Scheme Shares held by Scheme Shareholders as at the Scheme Record Time, in consideration for which Ensco will issue new Ensco ordinary shares on the basis set out in "The Scheme of Arrangement."

        Before the Court's sanction can be sought for the Scheme of Arrangement, the Scheme of Arrangement requires approval by the passing of the Rowan Scheme Proposal by Scheme Shareholders at the Rowan Court meeting. The resolution must be approved by a majority in number of the Scheme Shareholders as at the Voting Record Time present and voting (and entitled to vote), either in person or by proxy, representing 75% or more in value of the Scheme Shares held by such Scheme Shareholders.

        Rowan shareholders are being asked to consider and approve the Rowan Scheme and Articles Amendment Proposal at the Rowan general meeting. This will be proposed as a special resolution, which means, assuming a quorum is present, the Rowan Scheme and Articles Amendment Proposal will be approved if at least 75% of the votes cast are cast in favor thereof. The Rowan Scheme and Articles Amendment Proposal will authorize the Rowan Board to implement the Scheme of Arrangement and to deal with certain ancillary matters including necessary amendments to Rowan's articles of association. Rowan shareholders are also being asked to consider and approve the Transaction-Related Compensation Proposal at the Rowan general meeting. The Transaction-Related Compensation Proposal will be proposed as an ordinary resolution, which means, assuming a quorum is present, such proposal will be approved if a simple majority of the votes cast are in favor thereof.

        Approval of the Scheme and Articles Amendment Proposal is required for consummation of the transaction. Approval of the Transaction-Related Compensation Proposal is not required for the consummation of the transaction.

        In connection with the Rowan Court meeting and the Rowan general meeting, abstentions and broker non-votes will be considered in determining the presence of a quorum. As abstentions and broker non-votes are not considered votes cast under the Companies Act 2006, for purposes of determining whether the Rowan Scheme Proposal, the Rowan Scheme and Articles Amendment Proposal and the Rowan Transaction-Related Compensation Proposal have been approved in accordance with the Companies Act 2006, abstentions and broker non-votes will not have any effect on the outcome of the vote.

        As of the Beneficial Ownership Record Time, directors and executive officers of Rowan and its affiliates had the right to vote approximately [    •    ] Rowan ordinary shares, or approximately [    •    ]% of the outstanding Rowan ordinary shares on that date.

        After careful consideration, on October 6, 2018, the Rowan Board unanimously determined that the form, terms and provisions of the transaction agreement and the actions required and contemplated thereby, including the transaction, are advisable, fair and reasonable to and in the best interests of Rowan and its shareholders. The Rowan Board unanimously recommends that Rowan shareholders vote "FOR" the Rowan Scheme Proposal, "FOR" the Rowan Scheme and Articles Amendment Proposal and "FOR" the Rowan Transaction-Related Compensation Proposal. For a more complete description of the recommendation of the Rowan Board with respect to the Rowan Scheme Proposal and the Rowan Scheme and Articles Amendment Proposal, see "The Transaction—Rowan's Reasons for the Transaction; Recommendation of the Rowan Board of Directors" beginning on page 90.

Ensco General Meeting (See page 46)

        The Ensco general meeting will be held at the offices of Slaughter and May, One Bunhill Row, London EC1Y 8YY, England, at [    •    ] (London time) on [    •    ], 2019.

        Only Ensco shareholders of record at the close of business in London on [    •    ], 2018, the Ensco record date, are entitled to notice of, and to vote at, the Ensco general meeting or, subject to the Ensco Articles of Association, any adjournments or postponements of the Ensco general meeting.

        At the Ensco general meeting, Ensco shareholders will be asked to approve, in addition to all subsisting authorities:

  1.
  the Ensco Transaction Consideration Proposal (see page 51);

  2.
  the Ensco Reverse Stock Split Proposal (see page 52);

  3.
  the Ensco General Allotment Authority Proposal (see page 55);

  4.
  the Ensco Transaction-Related Compensation Proposal (see page 58);

  5.
  the Ensco General Disapplication of Pre-Emptive Rights Proposal (see page 61); and

  6.
  the Ensco Specified Disapplication of Pre-Emptive Rights Proposal (see page 62).

        As a UK company publicly traded on the NYSE, Ensco shareholder approval of the Ensco Transaction Consideration Proposal is subject to the shareholder approval requirements under both the Companies Act 2006 and NYSE rules. The Ensco Transaction Consideration Proposal is being proposed as an ordinary resolution. Assuming a quorum is present, such proposal will be approved for purposes of the Companies Act 2006 and NYSE rules if a majority of the votes cast are cast in favor thereof. Each of the Ensco Reverse Stock Split Proposal, the Ensco General Allotment Authority Proposal and the Ensco Transaction-Related Compensation Proposal will be proposed as an ordinary resolution and, assuming a quorum is present, each such proposal will be approved if a simple majority of the votes cast are cast in favor thereof. Each of the Ensco General Disapplication of Pre-Emptive Rights Proposal and the Ensco Specified Disapplication of Pre-Emptive Rights Proposal will be proposed as a special resolution, which means, assuming a quorum is present, each such proposal will be approved if at least 75% of the votes cast are cast in favor thereof.

        Approval of the Ensco Transaction Consideration Proposal is required for the consummation of the transaction. Approval of the other Ensco proposals set forth above is not required in order to consummate the transaction.

        In connection with the Ensco general meeting, abstentions and broker non-votes will be considered in determining the presence of a quorum. While abstentions and broker non-votes are not considered votes cast under the Companies Act 2006, under NYSE rules abstentions, but not broker non-votes, will be considered as votes cast for determining whether a sufficient number of votes have been cast on a particular proposal. As a result, for purposes of determining whether the Ensco Transaction Consideration Proposal has been approved in accordance with the Companies Act 2006, abstentions and broker non-votes will not have any effect on the outcome of the vote. With respect to NYSE rules, abstentions will have the same effect as votes cast "AGAINST" the Ensco Transaction Consideration Proposal and broker non-votes will not have any effect on the outcome of the vote. Abstentions and broker non-votes will have no effect on the outcome of the Ensco Reverse Stock Split Proposal, the Ensco General Allotment Authority Proposal, the Ensco Transaction-Related Compensation Proposal, the Ensco General Disapplication of Pre-Emptive Rights Proposal or the Ensco Specified Disapplication of Pre-Emptive Rights Proposal.

        As of the Ensco record date, directors and executive officers of Ensco and its affiliates had the right to vote approximately [    •    ] Ensco ordinary shares, or approximately [    •    ]% of the outstanding Ensco ordinary shares on that date.

        After careful consideration, on October 6, 2018, the Ensco Board unanimously determined that the form, terms and provisions of the transaction agreement and the actions required and contemplated thereby, including the allotment and issuance of the Ensco ordinary shares, are advisable, fair and reasonable to and in the best interests of Ensco and its shareholders. The Ensco Board unanimously recommends that Ensco shareholders vote "FOR" the Ensco Transaction Consideration Proposal. For a more complete description of the recommendation of the Ensco Board with respect to the Ensco Transaction Consideration Proposal, see "The Transaction—Ensco's Reasons for the Transaction; Recommendation of the Ensco Board of Directors" beginning on page 87.

        In addition, the Ensco Board recommends that Ensco shareholders vote "FOR" the Ensco Reverse Stock Split Proposal, "FOR" the Ensco General Allotment Authority Proposal, "FOR" the Ensco

Transaction-Related Compensation Proposal, "FOR" the Ensco General Disapplication of Pre-Emptive Rights Proposal and "FOR" the Ensco Specified Disapplication of Pre-Emptive Rights Proposal.

Opinion of Financial Advisor to Ensco (See page 94 and Annex B)

        On October 6, 2018, at a meeting of the Ensco Board, Morgan Stanley & Co. LLC ("Morgan Stanley") rendered its oral opinion to the Ensco Board, subsequently confirmed by delivery of a written opinion, dated October 6, 2018, that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken as set forth in the written opinion, the exchange ratio pursuant to the transaction agreement was fair from a financial point of view to Ensco.

        The full text of the written opinion of Morgan Stanley to the Ensco Board, dated as of October 6, 2018, is attached as Annex B to this joint proxy statement and is incorporated herein by reference in its entirety. The summary of the opinion of Morgan Stanley in this joint proxy statement is qualified in its entirety by reference to the full text of the opinion. You should read Morgan Stanley's opinion, this section and the summary of Morgan Stanley's opinion carefully and in their entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley's opinion was directed to the Ensco Board, in its capacity as such, and addressed only the fairness from a financial point of view to Ensco of the exchange ratio pursuant to the transaction agreement as of the date of such opinion.

        Morgan Stanley's opinion did not address any other aspects or implications of the transaction. Morgan Stanley's opinion did not in any manner address the price at which the Ensco ordinary shares would trade following the transaction or at any time, and Morgan Stanley expressed no opinion or recommendation to any holder of Ensco ordinary shares or Rowan ordinary shares as to how such holder should vote at the Ensco general meeting or the Rowan Court meeting and Rowan general meeting, respectively, or whether to take any other action with respect to the transaction.

Opinion of Financial Advisor to Rowan (See page 108 and Annex C)

        Goldman Sachs & Co. LLC ("Goldman Sachs") delivered its opinion to the Rowan Board that, as of October 7, 2018 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the transaction agreement was fair from a financial point of view to the holders (other than Ensco and its affiliates) of Rowan ordinary shares.

        The full text of the written opinion of Goldman Sachs, dated October 7, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Rowan Board in connection with its consideration of the transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of Rowan ordinary shares should vote with respect to the transaction or any other matter. Pursuant to an engagement letter between Rowan and Goldman Sachs, Rowan has agreed to pay Goldman Sachs a transaction fee of $19,000,000, $2,000,000 of which became payable at announcement of the transaction, and the remainder of which is contingent upon consummation of the transaction.

Interests of Rowan Directors and Executive Officers in the Transaction (See page 126)

        Rowan's directors and executive officers have financial interests in the transaction that may be different from, or in addition to, those of Rowan shareholders generally. These interests include, among others, potential severance benefits and other payments, the treatment of outstanding equity awards pursuant to their severance and change in control agreements, a new employment arrangement and rights to ongoing indemnification and insurance coverage. The Rowan Board was aware of these interests and considered them, among other matters, in approving the transaction agreement and making its recommendation that Rowan shareholders approve the Rowan Scheme Proposal.

Interests of Ensco Directors and Executive Officers in the Transaction (See page 130)

        Ensco's directors and executive officers have financial interests in the transaction that may be different from, or in addition to, those of Ensco shareholders generally. These interests include, among others, ownership interests in the combined company, potential severance benefits and other payments, the treatment of outstanding equity awards, new employment arrangements and rights to ongoing indemnification and insurance coverage. The Ensco Board was aware of these interests and considered them, among other matters, in approving the transaction agreement and making its recommendation that Rowan shareholders approve the Ensco Transaction Consideration Proposal.

Board of Directors and Executive Officers of Ensco Rowan plc Following the Transaction (See page 122)

        In connection with the transaction, immediately following the Scheme Effective Time, the board of directors of Ensco Rowan plc (the "Ensco Rowan Board") will consist of 11 members. Ensco will designate six members, including Carl Trowell as Executive Chairman of the Ensco Rowan Board, with the remaining five Ensco designees qualifying as "independent directors" under applicable rules of the NYSE. Rowan will designate five members, including Dr. Thomas Burke as President and Chief Executive Officer, with the four remaining Rowan designees qualifying as "independent directors" under applicable NYSE rules. Rowan will also identify one of its designated directors to serve as Independent Lead Director of the Ensco Rowan Board. For the first two Annual General Meetings of Shareholders after the Scheme Effective Time, the Ensco Rowan Board will renominate the directors designated by each of Ensco and Rowan that remain on the Ensco Rowan Board, subject to certain exceptions described in Ensco's Corporate Governance Policy to be amended effective as of the Scheme Effective Time (the "Ensco Rowan Corporate Governance Policy"). Further, the Ensco Rowan Corporate Governance Policy provides that, for two years following the Scheme Effective Time, the Nominating and Governance Committee of the Ensco Rowan Board will consist of two of the Ensco designees and two of the Rowan designees.

        At the Scheme Effective Time, Rowan President and Chief Executive Officer, Dr. Burke, will become the President and Chief Executive Officer of the combined company and Ensco's President and Chief Executive Officer, Dr. Trowell, will become the Executive Chairman of the combined company. Pursuant to their respective employment agreements and the Ensco Rowan Corporate Governance Policy, unless earlier terminated as provided therein, Dr. Burke will serve as Chief Executive Officer for a two-year term following the Scheme Effective Time, and Dr. Trowell will serve as Executive Chairman for an 18-month term following the Scheme Effective Time. Ensco's Senior Vice President and Chief Financial Officer, Jon Baksht, will serve as Senior Vice President and Chief Financial Officer of the combined company, Ensco's Executive Vice President and Chief Operating Officer, Patrick Carey Lowe, will serve as Executive Vice President and Chief Operating Officer of the combined company and Ensco's Senior Vice President, General Counsel and Secretary, Michael T. McGuinty, will serve as Senior Vice President, General Counsel and Secretary of the combined company. The remaining executive management team for the combined company will be named at a later date and will comprise executives from both Ensco and Rowan.

Public Trading Markets (See page 123)

        The Ensco ordinary shares are quoted on the NYSE under the symbol "ESV," and the Rowan ordinary shares are quoted on the NYSE under the symbol "RDC." Upon completion of the transaction, the Rowan ordinary shares will be delisted from the NYSE and deregistered under the Exchange Act. The Ensco ordinary shares issuable in the transaction will continue to be listed on the

NYSE and will be freely transferable under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the closing of the transaction, Ensco will be renamed Ensco Rowan plc. The Ensco ordinary shares will trade on the NYSE under the symbol "ERD" or another ticker symbol selected by Ensco and Rowan prior to closing.

Regulatory Approvals Required for the Transaction (See page 125)

        To complete the transaction, Ensco and Rowan must make filings with and obtain authorizations, approvals or consents from a number of regulatory authorities. The transaction is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), as well as Section 721 of Title VII of the Defense Production Act of 1950, as amended, and other regulations pertaining to reviews by the Committee on Foreign Investment in the United States ("CFIUS"). On October 23, 2018, Ensco and Rowan filed a Premerger Notification and Report Form pursuant to the HSR Act with the Antitrust Division of the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC"). On November 20, 2018, the DOJ and the FTC granted early termination of the waiting period under the HSR Act. Ensco and Rowan derive revenues in other jurisdictions where antitrust clearances are or may be required, including the United Kingdom and Saudi Arabia. Ensco and Rowan submitted a filing with the General Authority for Competition for the Kingdom of Saudi Arabia on November 12, 2018 and a draft filing with the Competition and Markets Authority of the United Kingdom on November 15, 2018 in order to obtain their approvals. On October 26, 2018, Ensco and Rowan submitted a pre-filing notice to CFIUS. On November 21, 2018, Ensco and Rowan filed a joint voluntary notice with CFIUS. In addition, the new Ensco ordinary shares to be issued to Rowan shareholders must be approved for listing on the NYSE, subject to official notice of issuance.

Scheme Effective Time and Closing (See page 138)

        Unless Ensco and Rowan agree otherwise, completion of the transaction will take place as soon as practicable (and in any event within five business days) after all conditions to the completion of the transaction have been satisfied or waived, except for those conditions that are to be satisfied at closing. The Scheme of Arrangement will be effective when an order from the Court sanctioning the Scheme of Arrangement is delivered to the Registrar of Companies in England and Wales (the "Registrar of Companies").

        Ensco and Rowan currently expect the completion of the transaction to occur in the first half of 2019. However, as the transaction is subject to regulatory clearance, the sanction of the Court and the satisfaction or waiver of other conditions described in the transaction agreement, it is possible that factors outside the control of Ensco and Rowan could result in the transaction being completed at a later time or not at all.

Adverse Recommendation Changes (See page 147)

        Subject to the conditions described in this joint proxy statement, the transaction agreement provides that neither the Ensco Board nor the Rowan Board will:

  •
  withhold, withdraw or modify in a manner adverse to Rowan or Ensco its recommendation with respect to the Ensco Transaction Consideration Proposal, the Rowan Scheme Proposal or the Rowan Scheme and Articles Amendment Proposal, as applicable;

  •
  fail to reiterate its recommendation (or, in the case of Rowan only, in the period prior to publication of this joint proxy statement, fail to publicly reiterate its intention that it will give its recommendation);

  •
  take any formal action or make any recommendation or public statement in connection with a takeover proposal;

  •
  adopt, approve or recommend, or publicly propose to adopt, approve, or recommend, to the Ensco shareholders or Rowan shareholders, as applicable, a takeover proposal;

  •
  fail to publicly recommend against a takeover proposal; or

  •
  authorize, cause or permit Ensco or Rowan or any of its subsidiaries, as applicable, to enter into any letter of intent, agreement, commitment or agreement in principle with respect to any takeover proposal.

        The taking of or failure to take, as applicable, any of the actions described above is referred to as an "adverse recommendation change." Subject to the conditions described in this joint proxy statement, prior to receiving approval of the Ensco Transaction Consideration Proposal or the Rowan Scheme Proposal and the Rowan Scheme and Articles Amendment Proposal, as applicable, either the Ensco Board or the Rowan Board may make an adverse recommendation change in response to an event (an "intervening event") that was not known to, or reasonably foreseeable by, such board of directors (or the material consequences of which, based on facts known to members of such board of directors as of the date of the transaction agreement, were not reasonably foreseeable as of the date of the transaction agreement) prior to receiving approval of the Ensco Transaction Consideration Proposal or the Rowan Scheme Proposal and the Rowan Scheme and Articles Amendment Proposal subject to certain exceptions as outlined in the transaction agreement. Either the Ensco Board or the Rowan Board may make an adverse recommendation change in response to an intervening event if such board of directors has determined in good faith after consultation with its outside financial advisors and outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, subject to certain conditions described in this joint proxy statement.

Agreement Not to Solicit Other Offers (See page 147)

        Except as expressly permitted by the transaction agreement, each party will, and will cause its affiliates, and officers, directors and employees to, and will use reasonable best efforts to cause its agents, financial advisors, investment bankers, attorneys, accountants and other representatives to:

  •
  immediately cease any ongoing solicitation, discussions or negotiations with any person with respect to a takeover proposal;

  •
  promptly instruct (to the extent such party has the contractual authority to do so) any person that has executed a confidentiality or non-disclosure agreement within the 12-month period prior to the date of the transaction agreement in connection with any takeover proposal to return or destroy all confidential information of such party in its possession; and

  •
  until the Scheme Effective Time or termination of the transaction agreement, not:

  •
  solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a takeover proposal;

  •
  engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnishing to any other person any non-public information in connection with or for the purpose of encouraging or facilitating, a takeover proposal; or

  •
  approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment or agreement in principle (whether written or oral, binding or nonbinding) with respect to a takeover proposal, other than as expressly permitted by the transaction agreement.

        In addition, except in the event that such party's board of directors has determined in good faith after consultation with outside counsel that failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the members of such party's board under applicable law with respect to any standstill or confidentiality provisions in any agreement to which such party or its subsidiaries is a party as of the date of the transaction agreement, neither party will release any third party from or waive or amend any standstill provision or confidentiality provision other than any confidentiality provisions the waiver of which would not be reasonably likely to lead to a takeover proposal, and each party will enforce such confidentiality and standstill provisions of any such agreements and take all steps within its power to terminate any waivers previously granted under any such provisions.

Conditions to Complete the Transaction (See page 153)

        Each party's obligation to consummate the transaction is conditioned upon the satisfaction (or waiver by such party) at or prior to the completion of the transaction of each of the following:

  •
  the approval of the Rowan Scheme Proposal at the Rowan Court meeting by a majority in number of Rowan shareholders present and voting (and entitled to vote) in person or by proxy, representing 75% or more in value of the Rowan ordinary shares held by such holders and the approval of the Rowan Scheme and Articles Amendment Proposal as a special resolution at the Rowan general meeting by at least 75% of the votes cast by Rowan shareholders (in person or by proxy);

  •
  the sanctioning of the Scheme of Arrangement by the Court and a copy of the Court order to sanction the Scheme of Arrangement having been delivered to the Registrar of Companies;

  •
  the approval of the Ensco Transaction Consideration Proposal;

  •
  the approval for listing by the NYSE, subject to official notice of issuance, of Ensco ordinary shares issuable to Rowan shareholders in connection with the transaction;

  •
  no order, injunction, decree or other legal restraint by any court or other tribunal of competent jurisdiction or governmental entity shall have been entered and shall continue to be in effect and no law shall have been adopted or be effective, in each case that prohibits, prevents, restrains or renders illegal the completion of the transaction;

  •
  no governmental entity shall have commenced and not withdrawn any proceeding seeking to enjoin, restrain or otherwise prohibit the consummation of the transaction;

  •
  the termination or expiration of any waiting period (and any extension thereof) applicable to the transaction under the HSR Act;

  •
  all consents of, or filings with, the certain governmental entities in Saudi Arabia and the UK shall have been obtained and any applicable waiting period shall have expired or terminated, as the case may be;

  •
  the CFIUS clearance shall have been obtained and shall be in full force and effect;

  •
  no law shall have been adopted after the date of execution of the transaction agreement that would require or would be reasonably expected to result in (i) the dissolution of ARO, (ii) the sale or other disposal of Rowan's interest in ARO to any person or (iii) the forfeiture or nationalization of Rowan's equity interests in ARO or ARO's assets;

  •
  Ensco shall have approved and adopted the Ensco Rowan Corporate Governance Policy;

  •
  (i) the representations and warranties of the other party shall be true and correct both at and as of the date of the transaction agreement and at and as of the completion of the transaction

    (except to the extent any such representation or warranty is made as of an earlier date, in which case such representation or warranty shall be true and correct as of such date) as though made at and as of such date, except where such failures to be so true and correct (without regard to "materiality," "material adverse effect" and similar qualifiers contained in such representations and warranties) would not, individually or in the aggregate, have a material adverse effect on the other party, (ii) the representations and warranties of the other party with respect to capitalization and corporate authority shall be true and correct both as of the date of the transaction agreement and as of the closing date (except to the extent any such representation or warranty is made as of an earlier date, in which case such representation or warranty shall be true and correct as of such date), except for any de minimis inaccuracies, (iii) there have not been any changes with respect to Ensco that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Ensco and (iv) there have not been any changes with respect to Rowan that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Rowan;

  •
  the performance and compliance, in all material respects, with each and all of the covenants required to be performed with and complied with by the other party pursuant to the transaction agreement; and

  •
  the receipt of a certificate by the chief executive officer, or other senior officer, of the other party, dated as of the closing date, certifying, in the case of Rowan, that the two preceding conditions have been satisfied and, in the case of Ensco, that the three preceding conditions have been satisfied.

Termination of the Transaction Agreement (See page 154)

        Generally, the transaction agreement may be terminated prior to the completion of the transaction, whether before or after the Ensco Transaction Consideration Proposal or the Rowan Scheme Proposal and the Rowan Scheme and Articles Amendment Proposal are approved (as applicable and except as otherwise specified below), as follows:

  •
  by the mutual written consent of Ensco and Rowan;

  •
  by either Ensco or Rowan, if:

  •
  (i) the transaction shall not have been consummated on or prior to October 7, 2019 (the "End Date"); provided, however, that if all conditions of the closing have been satisfied, except for the requirement to receive approval under the HSR Act, the CFIUS clearance or certain other governmental approvals or (ii) all conditions to closing have been satisfied or are capable of being satisfied but Rowan has not sought the action of the Scheme of Arrangement or has not duly delivered a Court order, Ensco may extend the End Date up to, but not beyond, April 7, 2020;

  •
  a governmental entity or court has issued an order permanently restraining, enjoining or otherwise prohibiting the consummation of the transaction and such order has become final and non-appealable; provided, however, that if such order was due to the failure of a party to perform its obligations under the transaction agreement, then such party may not terminate the transaction agreement for this reason;

  •
  the Rowan Court meeting and Rowan general meeting (including, in each case, any postponements or adjournments thereof) has completed and the requisite approval by Rowan shareholders is not obtained and the parties have not agreed to implement the transaction by way of an offer, provided that the right to terminate is not available to party if such failure to obtain the Rowan shareholder approvals are proximately caused by a material breach by such party of any covenant under the transaction agreement;

    •
    the Ensco shareholders do not approve the Ensco Transaction Consideration Proposal;

    •
    the other party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the transaction agreement, if such breach or failure of performance occurred and continued to occur on the closing date and would result in the breach or failure of certain conditions set forth in the transaction agreement and, by its nature, such breach or failure cannot be cured prior to the End Date; or

    •
    the Court declines or refuses to sanction the Scheme of Arrangement, unless both parties agree in writing either (i) that the decision of the Court should be appealed, or (ii) to implement the transaction by way of an offer.

  •
  by Rowan, if:

  •
  the Ensco Board makes an adverse recommendation change prior to Ensco shareholders approving the Ensco Transaction Consideration Proposal or Ensco materially breaches its non-solicitation obligations; or

  •
  subject to Rowan's compliance with its non-solicitation obligations, prior to the time Rowan shareholders approve the Rowan Scheme Proposal and the Rowan Scheme and Articles Amendment Proposal, Rowan terminates the transaction agreement to enter into the definitive agreement relating to a superior proposal in accordance with the terms of the transaction agreement and Rowan pays the Termination Fee (as defined below);

  •
  by Ensco, if:

  •
  the Rowan Board makes an adverse recommendation change prior to Rowan shareholders approving the Rowan Scheme Proposal and the Rowan Scheme and Articles Amendment Proposal or Rowan materially breaches its non-solicitation obligations; or

  •
  subject to Ensco's compliance with its non-solicitation obligations, prior to the time Ensco's shareholders approve the Ensco Transaction Consideration Proposal, Ensco terminates the transaction agreement to enter into the definitive agreement relating to a superior proposal in accordance with the terms of the transaction agreement and Ensco pays the Termination Fee.

Termination Fees (See page 156)

        Rowan must pay Ensco a $24 million termination fee (the "Termination Fee") if:

  •
  Ensco terminates the transaction agreement because (i) Rowan failed to perform any of its representations, warranties, covenants or other agreements contained in the transaction agreement, (ii) the Rowan Board changes its recommendation or (iii) of a willful breach by Rowan of its non-solicitation obligations; or

  •
  Rowan terminates the transaction agreement to accept a superior proposal in accordance with the terms of the transaction agreement.

        Ensco must pay Rowan the Termination Fee if:

  •
  Rowan terminates the transaction agreement because (i) Ensco failed to perform any of its representations, warranties, covenants or other agreements contained in the transaction agreement, (ii) the Ensco Board changes its recommendation or (iii) of a willful breach by Ensco of its non-solicitation obligations; or

  •
  Ensco terminates the transaction agreement to accept a superior proposal in accordance with the terms of the transaction agreement.

Expense Reimbursement (See page 156)

        Ensco must pay Rowan a $15 million expense reimbursement if the transaction agreement is terminated by Ensco or Rowan, because Ensco's shareholders do not approve the Ensco Transaction Consideration Proposal. Rowan must pay Ensco a $15 million expense reimbursement if the transaction agreement is terminated by Ensco or Rowan, because Rowan's shareholders do not approve the Rowan Scheme Proposal and the Rowan Scheme and Articles Amendment Proposal after the Rowan Court meeting and Rowan general meeting are completed and the parties have not agreed to implement the transaction by way of an offer.

Accounting Treatment of the Transaction (See page 125)

        Ensco prepares its financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). The transaction will be accounted for using the acquisition method of accounting with Ensco being considered the acquirer of Rowan for accounting purposes. This means that Ensco will allocate the purchase price to the fair value of Rowan's tangible and intangible assets and liabilities at the acquisition date, with the excess purchase price, if any, being recorded as goodwill, or the excess of the fair value of Rowan's tangible and intangible assets and liabilities at the acquisition date over the purchase price, if any, being recognized in Ensco's earnings. Under the acquisition method of accounting, goodwill is not amortized but is tested for impairment at least annually.

No Appraisal or Dissenters' Rights (See page 123)

        Neither Ensco shareholders nor Rowan shareholders are entitled to appraisal or dissenters' rights in connection with the transaction.

Litigation Relating to the Transaction (See page 124)

        On November 9, 2018, an alleged shareholder of Rowan filed a putative class action captioned Jørgensen v. Rowan Companies plc, in the United States District Court for the Southern District of New York. On November 12, 2018, an alleged shareholder of Rowan filed a putative class action captioned Bromberg v. Rowan Companies plc, in the United States District Court for the Southern District of Texas. On November 16, 2018, an alleged shareholder of Rowan filed a putative class action captioned Gusinsky Rev. Trust v. Rowan Companies plc, in the United States District Court for the Southern District of Texas. The defendants in these actions are Rowan and the members of the Rowan Board. The complaints allege that the defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by failing to disclose all material facts concerning the transaction in the preliminary proxy statement filed on October 30, 2018. The complaints seek, among other relief, an order enjoining the proposed transaction unless additional disclosures are made. Similar cases may also be filed in connection with the proposed transaction. Rowan believes that the claims are without merit.

The Reverse Stock Split (See page 52)

        In connection with the transaction, Ensco shareholders are also being asked to approve a consolidation (being a reverse stock split under English law) of Ensco ordinary shares whereby, conditional upon and effective immediately (or as soon as practicable) following completion of the transaction, every four existing Ensco ordinary shares, each with a nominal value of $0.10 shown in the register of members of Ensco following the updating of such register to give effect to the provisions of the Scheme of Arrangement, will be consolidated into one Ensco ordinary share with a nominal value of $0.40 per share.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ENSCO

        The following selected historical consolidated financial data for each of the years ended December 31, 2017, 2016, 2015, 2014 and 2013 are derived from Ensco's audited historical consolidated financial statements. Financial data for the nine months ended September 30, 2018 and 2017 are derived from Ensco's unaudited consolidated financial statements. These historical results are not necessarily indicative of the future performance of Ensco following completion of the transaction.

        You should read the following historical financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto set forth in Ensco's Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report Form 10-Q for the quarterly period ended September 30, 2018, which are incorporated by reference into this joint proxy statement. See "Where You Can Find More Information."

	Year Ended December 31,					Nine Months Ended September 30,
(in millions, except per share amounts)	2017	2016	2015	2014	2013	2018	2017
Consolidated Statement of Operations Data
Revenues	$1,843.0	$2,776.4	$4,063.4	$4,564.5	$4,323.4	$1,306.4	$1,388.8
Operating expenses
Contract drilling (exclusive of depreciation)	1,189.5	1,301.0	1,869.6	2,076.9	1,947.1	996.6	855.2
Loss on impairment	182.9	—	2,746.4	4,218.7	—	—	—
Depreciation	444.8	445.3	572.5	537.9	496.2	356.5	325.3
General and administrative	157.8	100.8	118.4	131.9	146.8	79.1	86.9
Operating income (loss)	(132.0)	929.3	(1,243.5)	(2,400.9)	1,733.3	(125.8)	121.4
Other income (expense), net	(64.0)	68.2	(227.7)	(147.9)	(100.1)	(233.2)	(151.3)
Income tax expense (benefit)	109.2	108.5	(13.9)	140.5	203.1	66.4	66.8
Income (loss) from continuing operations	(305.2)	889.0	(1,457.3)	(2,689.3)	1,430.1	(425.4)	(96.7)
Income (loss) from discontinued operations, net	1.0	8.1	(128.6)	(1,199.2)	(2.2)	(8.1)	(.4)
Net income (loss)	(304.2)	897.1	(1,585.9)	(3,888.5)	1,427.9	(433.5)	(97.1)
Net income attributable to noncontrolling interests	.5	(6.9)	(8.9)	(14.1)	(9.7)	(2.6)	.5
Net income (loss) attributable to Ensco	$(303.7)	$890.2	$(1,594.8)	$(3,902.6)	$1,418.2	$(436.1)	$(96.6)
Earnings (loss) per share—basic
Continuing operations	$(.91)	$3.10	$(6.33)	$(11.70)	$6.09	$(0.99)	$(0.32)
Discontinued operations	—	0.03	(0.55)	(5.18)	(0.01)	(0.02)	—
	$(.91)	$3.13	$(6.88)	$(16.88)	$6.08	$(1.01)	$(0.32)
Earnings (loss) per share—diluted
Continuing operations	$(.91)	$3.10	$(6.33)	$(11.70)	$6.08	$(0.99)	$(0.32)
Discontinued operations	—	0.03	(0.55)	(5.18)	(0.01)	(0.02)	—
	$(.91)	$3.13	$(6.88)	$(16.88)	$6.07	$(1.01)	$(0.32)
Weighted-average shares outstanding
Basic	332.5	279.1	232.2	231.6	230.9	434.0	300.9
Diluted	332.5	279.1	232.2	231.6	231.1	434.0	300.9
Cash dividends per share	$0.04	$0.04	$0.60	$3.00	$2.25	$0.03	$0.03
Consolidated Balance Sheet and Cash Flow Statement Data
Working capital	$853.5	$2,424.9	$1,509.6	$1,788.9	$466.9	$846.7	$1,972.8
Total assets	14,625.9	14,374.5	13,610.5	16,023.3	19,446.8	14,218.6	13,682.9
Long-term debt, net of current portion	4,750.7	4,942.6	5,868.6	5,868.1	4,709.3	5,002.6	4,747.7
Ensco shareholders' equity	8,732.1	8,250.6	6,512.9	8,215.0	12,791.6	8,292.4	8,165.2
Cash flows from operating activities of continuing operations	259.4	1,077.4	1,697.9	2,057.9	1,811.2	(82.2)	219.6

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ROWAN

        The following selected historical consolidated financial data for each of the years ended December 31, 2017, 2016, 2015, 2014 and 2013 are derived from Rowan's historical consolidated financial statements (as recast in part in Rowan's Current Reports on Form 8-K filed with the SEC on May 9, 2018, with respect to Part II, Item 6 and Part II, Item 7, and August 24, 2018, with respect to Part II, Item 8). Financial data for the nine months ended September 30, 2018 and 2017 are derived from Rowan's unaudited condensed consolidated financial statements incorporated by reference herein. These historical results are not necessarily indicative of the future performance of Rowan.

        You should read the following summary historical financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto set forth in Rowan's Annual Report on Form 10-K for the year ended December 31, 2017 (as recast in part in Rowan's Current Reports on Form 8-K filed with the SEC on May 9, 2018, with respect to Part II, Item 6 and Part II, Item 7, and August 24, 2018, with respect to Part II, Item 8) and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, which are incorporated by reference into this joint proxy statement. See "Where You Can Find More Information." Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the following information. All dollar values in the following tables are in millions, except per share amounts.

	Year Ended December 31,					Nine Months Ended September 30
	2017	2016	2015	2014	2013	2018	2017
Income Statement Data:
Revenues	$1,282.8	$1,843.2	$2,137.0	$1,824.4	$1,579.3	$645.4	$986.1
Costs and expenses
Direct operating costs (excluding items below)	685.0	779.7	980.2	982.8	844.5	516.0	508.8
Depreciation and amortization	403.7	402.9	391.4	322.6	271.0	294.3	304.0
Selling, general and administrative	104.6	102.2	114.3	125.1	129.4	77.4	71.3
Gain on sale of assets to unconsolidated subsidiary(1)	(157.4)	—	—	—	—	—	—
(Gain) loss on disposals of property and equipment	9.4	8.7	(7.7)	(1.7)	(20.1)	5.0	9.3
Gain on litigation settlement(2)	—	—	—	(20.9)	—	—	—
Material charges and other operating items(3)	—	32.9	337.3	574.0	4.5	—	—

Total costs and expenses	1,045.3	1,326.4	1,815.5	1,981.9	1,229.3	892.7	893.4

Equity in earnings from unconsolidated subsidiary	0.9	—	—	—	—	3.4	—
Income (loss) from operations	238.4	516.8	321.5	(157.5)	350.0	(243.9)	92.7

Total other (expense)—net(4)	(139.1)	(191.2)	(163.8)	(112.1)	(88.8)	(83.4)	(102.7)

Income (loss) from continuing operations before income taxes	99.3	325.6	157.7	(269.6)	261.2	(327.3)	(10.0)
Provision (benefit) for income taxes	26.6	5.0	64.4	(150.7)	8.6	5.8	29.3

Income (loss) from continuing operations	72.7	320.6	93.3	(118.9)	252.6	(333.1)	(39.3)
Discontinued operations, net of taxes(5)	—	—	—	4.0	—	—	—
Net income (loss)	$72.7	$320.6	$93.3	$(114.9)	$252.6	$(333.1)	$(39.3)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.58	$2.56	$0.75	$(0.96)	$2.04	(2.63)	(0.31)
Income (loss) from discontinued operations	—	—	—	0.03	—	—	—

Net income (loss)	$0.58	$2.56	$0.75	$(0.93)	$2.04	$(2.63)	$(0.31)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.57	$2.55	$0.75	$(0.96)	$2.03	(2.63)	(0.31)
Income (loss) from discontinued operations	—	—	—	0.03	—	—	—

Net income (loss)	$0.57	$2.55	$0.75	$(0.93)	$2.03	$(2.63)	$(0.31)
Balance Sheet Data (at period end):
Cash and Cash Equivalents	$1,332.1	$1,255.5	$484.2	$339.2	$1,092.8	$1,032.4
Total Assets	$8,458.3	$8,675.6	$8,347.3	$8,392.3	$7,975.8	$8,131.4
Total Current Liabilities	$257.4	$483.8	$328.7	$333.2	$354.6	$453.3
Total Shareholders' Equity(6)	$5,386.1	$5,113.9	$4,772.5	$4,691.4	$4,893.8	$5,088.8
Cash dividends declared per share	$—	$—	$0.40	$0.30	$—	$—

(1)
On October 17, 2017, pursuant to an Asset Transfer and Contribution Agreement, as amended, with the ARO, Rowan agreed to sell three rigs to ARO: the JP Bussell, the Bob Keller and the Gilbert Rowe and related assets for a total cash consideration of $357.7 million. The book value of these assets was approximately $200.3 million. As a result of this sale transaction with ARO, Rowan recognized a gain on the disposal of rig assets in the amount of $157.4 million in 2017.

(2)
Gain on litigation settlement includes: 2014—a gain of $20.9 million in cash received for damages incurred as a result of a tanker's collision with the Rowan EXL 1 in 2012.

(3)
Material charges and other operating expenses for 2016 include (i) non-cash asset impairment charges totaling $34.3 million on five jack-up drilling units and (ii) a $1.4 million reversal of an estimated liability for settlement of a withholding tax matter during a tax amnesty period which was related to a legal settlement for a 2014 termination of a contract for refurbishment work on the Rowan Gorilla III, as noted below in the 2015 period. Payment of such withholding taxes during the tax amnesty period resulted in the waiver of applicable penalties and interest. Material charges and other operating expenses for 2015 include non-cash asset impairment charges totaling $329.8 million on ten jack-up drilling units and an adjustment of $7.6 million to an estimated liability for the 2014 termination of a contract for refurbishment work on the Rowan Gorilla III. A settlement agreement for this matter was signed during the third quarter of 2015. Material charges and other operating expenses for 2014 and 2013 include non-cash asset impairment charges totaling $574.0 million and $4.5 million, respectively.

(4)
In 2016, other income (expense), net includes $31.2 million loss on debt extinguishment.

(5)
In 2011, Rowan sold its manufacturing and land drilling operations, which were classified as discontinued operations. In 2014, Rowan sold a land rig retained from the sale and recognized a $4.0 million gain, net of tax.

(6)
The year ended December 31, 2017 includes a $206.6 million increase to retained earnings related to the adoption of Accounting Standards Update No. 2016-16. The nine months ended September 30, 2018 include a $45.6 and $5.5 million increase to retained earnings related to the adoption of Accounting Standards Update No. 2018-02 and No. 2014-09, respectively.

UNAUDITED COMPARATIVE PER SHARE DATA

        The following table sets forth, for the year ended December 31, 2017 and the nine months ended September 30, 2018: (i) selected per share information for Ensco on a historical basis, (ii) selected per share information for Rowan on a historical basis, (iii) unaudited selected per share information for Ensco on a pro forma basis after giving effect to the transaction and (iv) unaudited selected per share information for Rowan on an equivalent pro forma basis based on the exchange ratio of 2.215 Ensco ordinary shares for each Rowan ordinary share.

        The pro forma information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the possible impact on the combined company that may result as a consequence of the transaction and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during 2017 or the first nine months of 2018. Upon completion of the transaction, the operating results of Rowan will be reflected in the consolidated financial statements of Ensco on a prospective basis. You should read the data with the historical consolidated financial statements and related notes of Ensco and Rowan contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2017, and their respective Quarterly Reports on Form 10-Q for the quarter ended September 30, 2018, all of which are incorporated by reference into this joint proxy statement. See "Where You Can Find More Information."

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
Ensco—Historical
Book value per share (end of period)	$20.02	$18.97
Cash dividends per share	0.04	0.03
Basic and diluted loss per share	(0.91)	(1.01)

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
Rowan—Historical
Book value per share (end of period)	$42.66	$40.04
Cash dividends per share	—	—
Basic earnings (loss) per share	0.58	(2.63)
Diluted earnings (loss) per share	0.57	(2.63)

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
Ensco—Pro Forma Combined
Book value per share (end of period)	$15.18	$14.55
Cash dividends per share	0.02	0.02
Basic and diluted loss per share	—	(0.86)

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
Equivalent Rowan
Book value per share (end of period)	$19.25	$18.08
Cash dividends per share	—	—
Basic and diluted earnings (loss) per share	0.26	(1.19)

RISK FACTORS

        In addition to the other information included or incorporated by reference in this joint proxy statement, including the matters addressed in "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risks before deciding how to vote. In addition, you should read and carefully consider the risks associated with each of Ensco and Rowan and their respective businesses. These risks can be found in Ensco's and Rowan's Annual Reports on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q, each of which is filed with the SEC and incorporated by reference into this joint proxy statement. For further information regarding the documents incorporated into this joint proxy statement by reference, please see the section titled "Where You Can Find More Information." Realization of any of the risks described below, any of the events described under "Cautionary Statement Regarding Forward-Looking Statements" or any of the risks or events described in the documents incorporated by reference could have a material adverse effect on Ensco's, Rowan's or the combined company's businesses, financial condition, cash flows and results of operations and could result in a decline in the trading prices of Ensco's or Rowan's stock.

Risks Relating to the Transaction

Because the exchange ratio will not be adjusted for stock price changes and the market price of Ensco ordinary shares will fluctuate, Rowan shareholders cannot be sure of the value of the transaction consideration they will receive.

        At the Scheme Effective Time, each Rowan ordinary share that is subject to the Scheme of Arrangement will be exchanged for 2.215 Ensco ordinary shares. The exchange ratio will not change to reflect changes in the market prices of the Ensco ordinary shares and Rowan ordinary shares. The market price of Ensco ordinary shares at the time of completion of the transaction may vary significantly from the market price of Ensco ordinary shares on the date the transaction agreement was executed, the date of this joint proxy statement and the date of the Rowan Court meeting and Rowan general meeting. Accordingly, Rowan shareholders will not know or be able to calculate at the time of the Rowan Court meeting and Rowan general meeting the market value of the transaction consideration they will receive upon completion of the transaction.

        In addition, the transaction might not be completed until a significant period of time has passed after the Rowan Court meeting and Rowan general meeting. Because the exchange ratio will not be adjusted to reflect any changes in the market values of Ensco ordinary shares and Rowan ordinary shares, the market value of the Ensco ordinary shares issued, and the Rowan ordinary shares surrendered, may be higher or lower than the values of those shares on earlier dates. Stock price changes may result from, among other things, changes in the business, operations or prospects of Ensco or Rowan prior to or following the transaction, litigation or regulatory considerations, general business, market, industry or economic conditions and other factors both within and beyond the control of Ensco and Rowan. Neither Ensco nor Rowan is permitted to terminate the transaction agreement solely because of changes in the market price of either company's stock.

The fairness opinions rendered by Ensco's and Rowan's financial advisors were based on the financial advisors' financial analysis and considered factors such as market and other conditions then in effect, and financial forecasts and other information made available to the financial advisors, as of the date of the opinions.

        The fairness opinion rendered to the Ensco Board and the Rowan Board by Morgan Stanley and Goldman Sachs, respectively, were provided in connection with, and at the time of, the evaluation of the transaction and the transaction agreement by the Ensco Board and the Rowan Board. The opinions were based on the financial, economic, market and other conditions as in effect on, and the information made available to the financial advisors, as of the date of the opinions. Events occurring after the date of such opinions may affect such opinions and the assumptions used in preparing them. Neither the Ensco Board nor the Rowan Board have obtained an updated opinion as of the date of this joint proxy statement from their respective financial advisors, and neither the Ensco Board nor the Rowan Board expects to obtain an updated opinion prior to completion of the transaction. Neither Morgan Stanley nor Goldman Sachs assumed any obligation to update, revise or reaffirm their respective opinions. Changes in the operations and prospects of Ensco or Rowan, general market and economic conditions and other factors that may be beyond the control of Ensco and Rowan, and on which the fairness opinions were based, may have altered the value of Ensco or Rowan or the prices of Ensco ordinary shares or Rowan ordinary shares since the date of such opinion, or may alter such values and prices by the time the transaction is completed. The opinions do not speak as of any date other than the date of such opinion. For a description of the opinion that Morgan Stanley rendered to the Ensco Board, please refer to "The Transaction—Opinion of Financial Advisor to Ensco." For a description of the opinion that Goldman Sachs rendered to the Rowan Board, please refer to "The Transaction—Opinion of Financial Advisor to Rowan."

The financial forecasts are based on various assumptions that may not be realized.

        The financial estimates set forth in the forecasts included under the sections "The Transaction—Certain Unaudited Financial Forecasts Prepared by the Management of Ensco" and "The Transaction—Certain Unaudited Financial Forecasts Prepared by the Management of Rowan" were based on assumptions of, and information available to, Ensco's management and Rowan's management, as applicable, when prepared and these estimates and assumptions are subject to uncertainties, many of which are beyond Ensco's and Rowan's control and may not be realized. Many factors mentioned in this joint proxy statement, including the risks outlined in this "Risk Factors" section and the events or circumstances described under "Cautionary Statement Regarding Forward-Looking Statements," will be important in determining the combined company's future results. As a result of these contingencies, actual future results may vary materially from the Ensco's and Rowan's estimates. In view of these uncertainties, the inclusion of financial estimates in this joint proxy statement is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.

        Ensco's and Rowan's financial estimates were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and neither Ensco nor Rowan undertakes any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.

        The financial estimates of Ensco and Rowan included in this joint proxy statement have been prepared by, and are the responsibility of, Ensco and Rowan, as applicable. Moreover, neither Ensco's nor Rowan's independent accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to Ensco's or Rowan's prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or achievability thereof, and, accordingly, such independent accountants assume no responsibility for, and disclaim any association with, Ensco's and Rowan's prospective financial information. The reports of such independent accountants included or incorporated by reference herein, as applicable, relate exclusively to the historical financial information of the entities named in those reports and do not cover any other information in this joint proxy statement and should not be read to do so. See "The Transaction—Certain Unaudited Financial Forecasts Prepared by the Management of Ensco" and "The Transaction—Certain Unaudited Financial Forecasts Prepared by the Management of Rowan" for more information.

Current Rowan and Ensco shareholders will have a reduced ownership and voting interest after the transaction and will exercise less influence over management.

        Ensco will issue new Ensco ordinary shares to Rowan shareholders in the transaction (including Ensco ordinary shares to be issued in connection with the vesting of certain outstanding Rowan equity awards). After giving effect to these issuances, current Ensco and Rowan shareholders are expected to hold approximately 60.5% and 39.5%, respectively, of the outstanding Ensco ordinary shares immediately following the completion of the transaction.

        Rowan and Ensco shareholders currently have the right to vote for their directors and on other matters affecting the applicable company. When the transaction occurs, the Ensco ordinary shares that each Rowan shareholder receives in exchange for its Rowan ordinary shares and the Ensco ordinary shares held by Ensco's shareholders before the Scheme Effective Time will represent a percentage ownership of Ensco that is smaller than the Rowan shareholder's and Ensco shareholder's percentage ownership of Rowan and Ensco before the Scheme Effective Time. As a result of these reduced ownership percentages, former Rowan shareholders and current Ensco shareholders will have less influence on the management and policies of Ensco than they have prior to the transaction.

The transaction agreement contains provisions that limit Ensco's and Rowan's ability to pursue alternatives to the transaction, which could discourage a potential acquirer of Ensco or Rowan from making an alternative transaction proposal and, in certain circumstances, could require Ensco or Rowan to pay the other party a termination fee.

        Under the transaction agreement, each of Ensco and Rowan is restricted from entering into alternative transactions. Unless and until the transaction agreement is terminated, subject to specified exceptions (which are discussed in more detail in "The Transaction Agreement"), each of Ensco, Rowan and their respective subsidiaries and representatives are prohibited from, directly or indirectly, initiating, soliciting, knowingly facilitating or knowingly encouraging (including by way of furnishing non-public information) any inquiry in respect of, or the making of any proposal or offer that constitutes or could reasonably be expected to lead to, a takeover proposal; engaging in, continuing or otherwise participating in any discussions or negotiations regarding, or furnishing to any other person any non-public information in connection with or for the purpose of encouraging or facilitating, a takeover proposal; or approving, recommending, or entering into any letter of intent or similar document, agreement, commitment or agreement in principle with respect to a takeover proposal. Under the transaction agreement, in the event of a potential change by the Ensco Board of its recommendation with respect to the Ensco Transaction Consideration Proposal or the Rowan Board of its recommendation with respect to the Rowan Scheme Proposal and the Rowan Scheme and Articles Amendment Proposal, Ensco or Rowan, as the case may be, must provide the other party with at least four business days' prior written notice of its intention to take such action. In addition, each party is generally required to negotiate in good faith with the other party to modify the terms of the transaction in response to any competing acquisition proposals before the party's board of directors, as the case may be, may change, qualify, withhold, withdraw or modify its recommendation with respect to the transaction.

        If the transaction agreement is terminated under specified circumstances, then Ensco or Rowan, as applicable, will be required to pay $15 million for the other party's expenses. In addition, if the transaction agreement is terminated under specified circumstances, Ensco or Rowan will be required to pay the other party a termination fee of $24 million, in each case less any expense reimbursement previously paid by Ensco or Rowan. Following payment of a termination fee, neither party will be obligated to pay any additional expenses incurred by the other party or its affiliates. Please read "The Transaction Agreement."

        These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of Ensco's or Rowan's stock or assets from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the market value proposed to be received or realized in the transaction. Similarly, these provisions might result in a potential third-party acquirer proposing to pay a lower price to Rowan shareholders than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances. If the transaction agreement is terminated and Ensco or Rowan determines to seek another business combination, it may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the transaction.

Ensco and Rowan will be subject to various uncertainties and contractual restrictions while the transaction is pending that could adversely affect each party's business and operations.

        In connection with the transaction, it is possible that some customers, suppliers and other persons with whom Ensco or Rowan has business relationships may delay or defer certain business decisions, or might decide to seek to terminate, change or renegotiate their relationship with Ensco or Rowan as a result of the transaction, which could negatively affect Ensco's and Rowan's respective financial positions, operating results or cash flows, as well as the market price of Ensco ordinary shares and Rowan ordinary shares, regardless of whether the transaction is completed.

        Under the terms of the transaction agreement, each of Ensco and Rowan is subject to certain restrictions on the conduct of its business prior to completing the transaction, which may adversely affect its ability to execute certain business strategies. Such limitations could negatively affect each party's businesses and operations prior to the completion of the transaction. Furthermore, the process of planning to integrate two businesses and organizations for the post-transaction period may divert management's attention and resources and could ultimately have an adverse effect on each party. These uncertainties could cause customers, suppliers and others that deal with Ensco or Rowan to seek to change existing business relationships with such party, which in turn could have an adverse effect on the combined company's ability to realize the anticipated benefits of the transaction. For a discussion of these restrictions, see "The Transaction Agreement—Covenants and Agreements."

Ensco or Rowan may have difficulty attracting, motivating and retaining executives and other employees in light of the transaction.

        Uncertainty about the effect of the transaction on Ensco or Rowan employees may impair the companies' ability to attract, retain and motivate personnel until the transaction is completed. Employee retention may be particularly challenging during the pendency of the transaction, as employees may feel uncertain about their future roles with the combined organization. In addition, Ensco or Rowan may have to provide additional compensation in order to retain employees. If employees of Ensco or Rowan depart because of issues relating to the uncertainty and difficulty of integration or a desire not to become employees of the combined company, the combined company's ability to realize the anticipated benefits of the transaction could be adversely affected.

The transaction is subject to conditions, including certain conditions that may not be satisfied, and may not be completed on a timely basis, if at all. Failure to complete the transaction, or significant delays in completing the transaction, could negatively affect the trading prices of Ensco ordinary shares and Rowan ordinary shares and the future business and financial results of Ensco and Rowan.

        The completion of the transaction is subject to a number of conditions beyond Ensco's and Rowan's control that may prevent, delay or otherwise materially adversely affect its completion, including the approval by Ensco's shareholders of the Ensco Transaction Consideration Proposal, the approval by Rowan's shareholders of the Rowan Scheme Proposal and the Rowan Scheme and Articles

Amendment Proposal and the receipt of antitrust clearances in the U.S., Saudi Arabia and the UK. Neither Ensco nor Rowan can predict whether and when these other conditions will be satisfied. Any delay in completing the transaction could cause the combined company not to realize some or all of the synergies expected to be achieved if the transaction is successfully completed within its expected time frame. See "The Transaction Agreement—Conditions to Complete the Transaction."

        If the transaction is not completed, each of Ensco and Rowan will be subject to several risks and consequences, including the following:

  •
  certain damages for which the parties may be liable to one another under the terms and conditions of the transaction agreement;

  •
  negative reactions from the financial markets, including declines in the price of Ensco ordinary shares or Rowan ordinary shares due to the fact that current prices may reflect a market assumption that the transaction will be completed;

  •
  certain significant costs relating to the transaction, including, in certain circumstances, the payment by either Ensco or Rowan of $15 million for the other party's expenses and a termination fee payable by Ensco or Rowan of $24 million less any previous expense reimbursements by each party, as described in "The Transaction Agreement—Termination Fees and Expense Reimbursement"; and

  •
  diverted attention of management of Ensco and Rowan to the transaction rather than each organization's own operations and pursuit of other opportunities that could have been beneficial to that organization.

        In addition, completion of the transaction is subject to antitrust clearances in a number of jurisdictions, including the U.S., Saudi Arabia and the UK. Under the terms of the transaction agreement, either Ensco and/or Rowan could be required to effect or commit to effecting the divestiture or disposition of certain of their respective businesses, assets, equity interests, product lines or properties in order to obtain approvals and consents needed from the antitrust authorities in the relevant jurisdictions in order to complete the transaction. If Ensco or Rowan takes such actions, it could be detrimental to them or to the combined company following the consummation of the transaction.

Ensco and Rowan will incur substantial transaction fees and costs in connection with the transaction.

        Ensco and Rowan expect to incur a number of non-recurring transaction-related costs associated with completing the transaction, combining the operations of the two organizations and achieving desired synergies. These fees and costs will be substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, retention, severance, change in control and other integration-related costs, filing fees and printing costs. Additional unanticipated costs may be incurred in the integration of the businesses of Ensco and Rowan. There can be no assurance that the elimination of certain duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, will offset the incremental transaction-related costs over time. Thus, any net benefit may not be achieved in the near term, the long term or at all.

Certain directors and executive officers of Rowan have interests in the transaction that are different from, or in addition to, those of other Rowan shareholders, which could have influenced their decisions to support or approve the transaction.

        In considering whether to approve the proposals at the Rowan Court meeting and Rowan general meeting, Rowan shareholders should recognize that certain directors and executive officers of Rowan have interests in the transaction that differ from, or that are in addition to, their interests as shareholders of Rowan. These interests include, among others, potential severance benefits and other payments, the treatment of outstanding equity awards pursuant to their severance and change in control agreements, a new employment agreement and rights to ongoing indemnification and insurance coverage. These interests, among others, may influence the directors and executive officers of Rowan to support or approve the Rowan Scheme Proposal and the Rowan Scheme and Articles Amendment Proposal. Please read "Rowan Scheme Proposal and the Rowan Court Meeting and the Rowan General Meeting," "Rowan Scheme and Articles Amendment Proposal" and "The Transaction—Rowan's Directors and Officers Have Financial Interests in the Transaction."

Certain directors and executive officers of Ensco have interests in the transaction that are different from, or in addition to, those of other Ensco shareholders, which could have influenced their decisions to support or approve the transaction.

        In considering whether to approve the proposals at the Ensco general meeting, Ensco shareholders should recognize that certain directors and executive officers of Ensco have interests in the transaction that differ from, or that are in addition to, their interests as shareholders of Ensco. These interests include, among others, ownership interests in the combined company, potential severance benefits and other payments, the treatment of outstanding equity awards, new employment arrangements and rights to ongoing indemnification and insurance coverage. These interests, among others, may influence the directors and executive officers of Ensco to support or approve the Ensco Transaction Consideration Proposal. Please read "The Transaction—Ensco's Directors and Officers Have Financial Interests in the Transaction."

Completion of the transaction will trigger change of control or other provisions in certain agreements to which Rowan is a party.

        The completion of the transaction will trigger change of control or other provisions in certain agreements to which Rowan is a party. In particular, pursuant to the indenture governing Rowan's 7.375% senior notes due 2025, Rowan will be required to make an offer to purchase all or any part of each holder's notes at an amount equal to 101% of the aggregate principal amount of such holder's notes, plus accrued and unpaid interest, if any, if there is a ratings downgrade by both Moody's Investors Service, Inc. ("Moody's") and S&P Global Ratings ("S&P") between the public notice of the transaction and 60 days after the consummation of the transaction (or any extended period if either Moody's or S&P publicly announces a possible downgrade). As a result, the combined company could be required to repay up to an aggregate $500.0 million principal amount of senior notes plus approximately $5.0 million in associated premiums.

        In addition, the completion of the transaction will constitute a change of control under Rowan's 2018 and 2014 revolving credit facilities. As a result, at the direction of the lenders holding a majority of the unfunded commitments and outstanding loans under a revolving credit facility, the commitments under such revolving credit facility may be terminated and the outstanding balance under such revolving credit facilities may be accelerated and become due and payable by Rowan in connection with the completion of the transaction. As of September 30, 2018, Rowan had no outstanding borrowings under its revolving credit facilities.

        Additionally, the completion of the transaction will constitute a change of control under Rowan's executive officers' change in control agreements with Rowan. These change in control agreements provide for severance payments and benefits upon a qualifying termination that occurs within six months prior to a change in control or three years following a change in control. For additional details, see "Rowan's Directors and Officers Have Financial Interests in the Transaction—Change in Control Agreements—Cash Payments and Benefits."

If a governmental authority asserts objections to the transaction, Ensco and Rowan may be unable to complete the transaction or, in order to do so, Ensco and Rowan may be required to comply with material restrictions or satisfy material conditions.

        The completion of the transaction is subject to the condition that there is no order, injunction, decree or other legal restraint by a governmental authority in effect restraining, preventing or prohibiting the transaction contemplated by the transaction agreement. If a governmental authority asserts objections to the transaction, Ensco or Rowan may be required to divest assets or accept other remedies in order to complete the transaction. There can be no assurance as to the cost, scope or impact of the actions that may be required to address any governmental authority objections to the transaction. If Ensco or Rowan takes such actions, it could be detrimental to them or to the combined company following the consummation of the transaction. Furthermore, these actions could have the effect of delaying or preventing completion of the transaction or imposing additional costs on or limiting the operating results or cash flows of the combined company following the consummation of the transaction.

        In addition, in some circumstances, a third party could initiate a private action under antitrust laws challenging or seeking to enjoin the transaction, before or after it is completed. Ensco or Rowan may not prevail and may incur significant costs in defending or settling any action under the antitrust laws.

The transaction may be completed even though material adverse changes subsequent to the announcement of the transaction, such as industry-wide changes or other events, may occur.

        In general, either party can refuse to complete the transaction if there is a material adverse change affecting the other party. However, some types of changes do not permit either party to refuse to complete the transaction, even if such changes would have a material adverse effect on either of the parties. For example, a worsening of Rowan's or Ensco's financial condition or results of operations due to a decrease in commodity prices or general economic conditions would not give the other party the right to refuse to complete the transaction. If adverse changes occur that affect either party but the parties are still required to complete the transaction, Ensco's share price, business and financial results after the transaction may suffer.

The market price of Ensco ordinary shares may be affected by factors different from those that historically have affected Rowan ordinary shares.

        Upon completion of the transaction, holders of Rowan ordinary shares will become holders of Ensco ordinary shares. Ensco's businesses differ from those of Rowan, and accordingly the results of operations of Ensco will be affected by some factors that are different from those currently affecting the results of operations of Rowan. For a discussion of the businesses of Ensco and Rowan and of some important factors to consider in connection with those businesses, see the documents incorporated by reference referred to under the section titled "Where You Can Find More Information," including, in particular, in the section titled "Risk Factors" in Ensco's Annual Report on Form 10-K for the year ended December 31, 2017.

Risks Relating to the Combined Company Following the Transaction

If completed, the transaction may not achieve its intended results, and Ensco and Rowan may be unable to successfully integrate their operations. Failure to successfully combine the businesses of Ensco and Rowan in the expected time frame may adversely affect the future results of the combined organization, and, consequently, the value of the Ensco ordinary shares that Rowan shareholders receive as the transaction consideration.

        Ensco and Rowan entered into the transaction agreement with the expectation that the transaction will result in various benefits, including, among other things, giving the combined company a larger geographic presence and customer base and creating synergies. Achieving the anticipated benefits of the transaction is subject to a number of uncertainties, including whether the businesses of Ensco and Rowan can be integrated in an efficient and effective manner.

        It is possible that the integration process could take longer than anticipated and could result in the loss of valuable employees, the disruption of each company's ongoing businesses, processes and systems or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect the combined company's ability to achieve the anticipated benefits of the transaction. The combined company's results of operations could also be adversely affected by any issues attributable to either company's operations that arise or are based on events or actions that occur prior to the completion of the transaction. The companies may have difficulty addressing possible differences in corporate cultures and management philosophies. The integration process is subject to a number of uncertainties, and no assurance can be given that the anticipated benefits will be realized or, if realized, the timing of their realization. Failure to achieve these anticipated benefits could result in increased costs or decreases in the amount of expected revenues and could adversely affect the combined company's future business, financial condition, operating results and cash flows.

The pro forma financial statements included in this joint proxy statement are based on various assumptions that may not prove to be correct, and they are presented for illustrative purposes only and may not be an indication of the combined company's financial condition or results of operations following the transaction.

        The pro forma financial statements contained in this joint proxy statement are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company's financial condition or results of operations following the transaction for several reasons. See "Unaudited Pro Forma Condensed Combined Financial Statements of Ensco." The actual financial condition and results of operations of the combined company following the transaction may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company's financial condition or results of operations following the transaction. Any potential decline in the combined company's financial condition or results of operations may cause significant variations in the price of Ensco ordinary shares.

A downgrade in the combined company's or its subsidiaries' credit ratings following the transaction could impact the combined entity's access to capital and cost of doing business.

        Following the transaction, rating agencies may re-evaluate the combined company's and its subsidiaries' ratings, and any additional actual or anticipated downgrades in such credit ratings could limit the combined company's ability to access credit and capital markets, or to restructure or refinance its indebtedness. As a result of any such downgrades, future financings or refinancings may result in higher borrowing costs and require more restrictive terms and covenants, including obligations to post collateral with third parties, which may further restrict operations and negatively impact liquidity.

        Credit rating agencies perform independent analysis when assigning credit ratings. The analysis includes a number of criteria including, but not limited to, business composition, market and operational risks, as well as various financial tests. Credit rating agencies continue to review the criteria for industry sectors and various debt ratings and may make changes to those criteria from time to time. Credit ratings are not recommendations to buy, sell or hold investments in the rated entity. Ratings are subject to revision or withdrawal at any time by the rating agencies, and neither Ensco nor Rowan can assure you that the combined company will maintain credit ratings equivalent to Ensco's or Rowan's respective current credit ratings.

Future changes to U.S. and foreign tax laws could adversely affect the combined company.

        There is increasing uncertainty with respect to tax laws, regulations and treaties, and the interpretation and enforcement thereof. The Organization for Economic Cooperation and Development ("OECD") has issued its final reports on Base Erosion and Profit Shifting, which generally focus on situations where profits are earned in low-tax jurisdictions, or payments are made between affiliates from jurisdictions with high tax rates to jurisdictions with lower tax rates. Certain countries within which we operate have recently enacted changes to their tax laws in response to the OECD recommendations or otherwise and these and other countries may enact changes to their tax laws or practices in the future (prospectively or retroactively), which may have a material adverse effect on our financial position, operating results, tax requirements or cash flows. The recently enacted U.S. federal income tax reform legislation, informally known as the Tax Cuts and Jobs Act of 2017, made substantial changes in the taxation of U.S. and multinational corporations, including a significant reduction in the statutory corporate income tax rate, a limitation on the ability of corporations to deduct interest expense, the imposition of tax on low taxed intangible income of foreign subsidiaries, and the imposition of a base erosion anti-abuse tax, the full impact of which is still being determined.

        In addition, Ensco and Rowan tax positions are subject to audit by UK, U.S. and other foreign tax authorities. Such tax authorities may disagree with each company's interpretations or assessments of the effects of tax laws, treaties or regulations or their applicability to our corporate structure or certain transactions we have undertaken. Even if we are successful in maintaining our tax positions, we may incur significant expenses in defending our positions and contesting claims asserted by tax authorities. If we are unsuccessful in defending our tax positions, the resulting assessments or rulings could significantly impact our consolidated income taxes in past or future periods.

        As a result of these uncertainties, as well as changes in the administrative practices and precedents of tax authorities or other matters (such as changes in applicable accounting rules) that increase the amounts we have provided for income taxes or deferred tax assets and liabilities in our consolidated financial statements, we cannot provide any assurances as to what our consolidated effective income tax rate will be in future periods. If we are unable to mitigate the negative consequences of any change in law, audit or other matters, this could cause our consolidated income taxes to increase and cause a material adverse effect on our financial position, operating results or cash flows.

U.S. tax laws and IRS guidance could affect the combined company's ability to engage in certain acquisition strategies and certain internal restructurings.

        Even though Ensco is incorporated in the United Kingdom and takes the position that it is properly treated as a foreign corporation for U.S. federal income tax purposes, Section 7874 of the Internal Revenue Code and U.S. Treasury Regulations promulgated thereunder, including temporary Treasury Regulations, may adversely affect the ability of the combined company to engage in certain future acquisitions of U.S. businesses in exchange for combined company equity, which may negatively affect the tax efficiencies that otherwise might be achieved in such potential future transactions.

Risks Inherent in an Investment in Ensco

Transfers of Ensco ordinary shares may be subject to stamp duty or stamp duty reserve tax ("SDRT") in the United Kingdom, which would increase the cost of dealing in Ensco ordinary shares.

        Stamp duty and/or SDRT are imposed in the United Kingdom on certain transfers of chargeable securities (which include shares in companies incorporated in the United Kingdom) at a rate of 0.5% of the consideration paid for the transfer. Certain transfers of shares to depositary receipt facilities or clearance systems providers are charged at a higher rate of 1.5%.

        Pursuant to arrangements that Ensco entered into with the Depository Trust Company ("DTC"), the Ensco ordinary shares are eligible to be held in book-entry form through the facilities of DTC. Transfers of shares held in book-entry form through DTC will not attract a charge to stamp duty or SDRT in the United Kingdom. A transfer of the shares from within the DTC system out of DTC and any subsequent transfers that occur entirely outside the DTC system will attract a charge to stamp duty at a rate of 0.5% of any consideration, which is payable by the transferee of the shares. Any such duty must be paid (and the relevant transfer document stamped by Her Majesty's Revenue & Customs ("HMRC")) before the transfer can be registered in the share register of Ensco. If a shareholder decides to redeposit shares into DTC, the redeposit will attract SDRT at a rate of 1.5% of the value of the shares.

        Ensco has put in place arrangements with its transfer agent to require that shares held in certificated form cannot be transferred into the DTC system until the transferor of the shares has first delivered the shares to a depository specified by Ensco so that SDRT may be collected in connection with the initial delivery to the depository. Any such shares will be evidenced by a receipt issued by the depository. Before the transfer can be registered in Ensco's share register, the transferor will also be required to provide the transfer agent sufficient funds to settle the resultant liability for SDRT, which will be charged at a rate of 1.5% of the value of the shares.

        Following decisions of the European Court of Justice and the UK First-tier Tax Tribunal, HMRC has announced that it will not seek to apply a charge to stamp duty or SDRT on the issuance of shares (or, where it is integral to the raising of new capital, the transfer of new shares) into a depositary receipt facility or clearance system provider, such as DTC. However, it is possible that the UK government may change or enact laws applicable to stamp duty or SDRT in response to this decision, which could have a material effect on the cost of trading in Ensco's shares. Although the UK government announced in its 2017 Autumn Budget that it will not reintroduce such charges following the UK's exit from the EU, it is possible that that position could change, that the UK's laws relating to this may be subject to changes as a result and that such changes could have a material effect on the cost of trading in Ensco's shares.

If the Ensco ordinary shares are not eligible for continued deposit and clearing within the facilities of DTC, then transactions in Ensco's shares may be disrupted.

        The facilities of DTC are widely-used for rapid electronic transfers of securities between participants within the DTC system, which include numerous major international financial institutions and brokerage firms. Currently, all trades of Ensco ordinary shares on the NYSE are cleared and settled on the facilities of DTC. The Ensco ordinary shares are, at present, eligible for deposit and clearing within the DTC system, pursuant to arrangements with DTC whereby DTC accepted the Ensco ordinary shares for deposit, clearing and settlement services, and Ensco agreed to indemnify DTC for any stamp duty and/or SDRT that may be assessed upon it as a result of its service as a clearance system provider for the Ensco ordinary shares. However, DTC retains sole discretion to cease to act as a clearance system provider for the Ensco ordinary shares at any time.

        If DTC determines at any time that the Ensco ordinary shares are no longer eligible for deposit, clearing and settlement services within its facilities, such shares may become ineligible for continued listing on a U.S. securities exchange, and trading in such shares would be disrupted. In this event, DTC has agreed it will provide Ensco advance notice and assist Ensco, to the extent possible, with efforts to mitigate adverse consequences. While Ensco would pursue alternative arrangements to preserve its listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the Ensco ordinary shares.

Investor enforcement of civil judgments against Ensco may be more difficult.

        Because Ensco is a public limited company incorporated under the Laws of England and Wales, investors could experience difficulty enforcing judgments obtained against Ensco in U.S. courts. In addition, it may be more difficult (or impossible) to bring some types of claims against Ensco in courts in England than it would be to bring similar claims against a U.S. company in a U.S. court.

Ensco has less flexibility as a UK public limited company with respect to certain aspects of capital management than U.S. corporations due to increased shareholder approval requirements.

        Directors of Delaware and other U.S. corporations may issue, without further shareholder approval, shares of common stock authorized in their certificates of incorporation that were not already issued or reserved. The business corporation laws of Delaware and other U.S. states also provide substantial flexibility in establishing the terms of preferred stock. However, English law provides that a board of directors may only allot shares with the prior authorization of an ordinary resolution of the shareholders, which authorization must state the maximum amount of shares that may be allotted under it and specify the date on which it will expire, which must not be more than five years from the date on which the shareholder resolution is passed. An ordinary resolution was passed by shareholders at the Ensco 2018 Annual General Meeting to authorize the allotment of additional shares until the next annual general meeting of shareholders (or, if earlier, at the close of business on August 21, 2019). Subject to completion of the transaction, this authority will be replaced with a larger authority reflecting the greater size of the combined company's share capital following completion, if the Ensco General Allotment Authority Proposal is passed at this meeting, but this authority will expire at the conclusion of Ensco's next annual general meeting of shareholders following completion of the transaction (or, if earlier, on [    •    ], 2020). As such, an ordinary resolution will be put to Ensco shareholders at Ensco's subsequent annual general meeting seeking shareholder approval to renew the authority of the Ensco Board to allot shares for an additional one year term.

        English law also generally provides shareholders with pre-emption rights over new shares that are issued for cash. However, it is possible, where the board of directors is generally authorized to allot shares, to exclude pre-emption rights by a special resolution of the shareholders or by a provision in the articles of association. Such exclusion of pre-emption rights will commonly cease to have effect at the same time as the general allotment authority to which it relates is revoked or expires. If the general allotment authority is renewed, the authority excluding pre-emption rights may also be renewed by a special resolution of the shareholders. Special resolutions were passed, in conjunction with an allotment authority at the Ensco 2018 Annual General Meeting, to disapply pre-emption rights until the next annual general meeting of shareholders (or, if earlier, at the close of business on August 21, 2019). Subject to completion of the transaction, these authorities will be replaced with larger authorities reflecting the greater size of the combined company's share capital following completion, if the Ensco General Disapplication of Pre-Emptive Rights Proposal and/or the Ensco Specified Disapplication of Pre-Emptive Rights Proposal are passed at this meeting, but these authorities will expire at the conclusion of Ensco's next annual general meeting of shareholders following completion of the transaction (or, if earlier, on [    •    ], 2020). As such, special resolutions will be put to Ensco shareholders at Ensco's subsequent annual general meeting seeking shareholder approval to renew the authority of the Ensco Board to disapply pre-emption rights for an additional one-year term.

        English law prohibits Ensco from conducting "on-market purchases" as Ensco ordinary shares will not be traded on a recognized investment exchange in the United Kingdom. English law also generally prohibits a company from repurchasing its own shares by way of "off-market purchases" without the approval by a special resolution of the shareholders of the terms of the contract by which the purchase(s) is affected. Such approval may only last for a maximum period of five years after the date on which the resolution is passed. An ordinary resolution was passed at Ensco's annual shareholder meeting in May 2018 to permit Ensco to make "off-market" purchases of its own shares pursuant to certain purchase agreements for a five-year term.

        Ensco cannot provide any assurances that situations will not arise where such shareholder approval requirements for any of these actions would deprive its shareholders of substantial benefits.

The Ensco Articles of Association contain anti-takeover provisions.

        Certain provisions of the Ensco Articles of Association have anti-takeover effects, such as the ability to issue shares under the Rights Plan (as defined therein). These provisions are intended to ensure that any takeover or change of control of Ensco is conducted in an orderly manner, all shareholders of Ensco are treated equally and fairly and receive an optimum price for their shares and the long-term success of Ensco is safeguarded. Under English law, it may not be possible to implement these provisions in all circumstances.

Ensco is not, and following completion of the transaction the combined entity is not expected to be, subject to the United Kingdom's Code on Takeovers and Mergers (the "Takeover Code").

        The Takeover Code only applies to an offer for a public company that is registered in the United Kingdom (or the Channel Islands or the Isle of Man) and the securities of which are not admitted to trading on a regulated market in the United Kingdom (or the Channel Islands or the Isle of Man) if the company is considered by the takeover panel (the "Panel") to have its place of central management and control in the United Kingdom (or the Channel Islands or the Isle of Man). This is known as the "residency test." The test for central management and control under the Takeover Code is different from that used by the UK tax authorities. Under the Takeover Code, the Panel will look to where the majority of the directors of the company are residents for the purposes of determining where the company has its place of central management and control. Accordingly, the Panel has previously indicated that the Takeover Code does not apply to Ensco and Ensco shareholders, therefore, do not have the benefit of the protections the Takeover Code affords, including, but not limited to, the requirement that a person who acquires an interest in shares carrying 30% or more of the voting rights in Ensco must make a cash offer to all other shareholders at the highest price paid in the 12 months before the offer was announced. Following completion of the transaction, it is expected that the Takeover Code will not apply to the combined company.

English law requires that Ensco meet certain additional financial requirements before declaring dividends and returning funds to shareholders.

        Under English law, Ensco is only able to declare dividends and return funds to its shareholders out of the accumulated distributable reserves on its statutory balance sheet. Distributable reserves are a company's accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. Realized profits are created through the remittance of profits of certain subsidiaries to Ensco in the form of dividends.

        English law also provides that a public company can only make a distribution if, among other things (a) the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and non-distributable reserves and (b) if, and to the extent that, the distribution does not reduce the amount of its net assets to less than that total.

        Ensco may be unable to remit the profits of Ensco's subsidiaries in a timely or tax efficient manner. If at any time Ensco does not have sufficient distributable reserves to declare and pay quarterly dividends, Ensco may undertake a reduction in the capital, in addition to the reduction in capital taken in 2014, to reduce the amount of share capital and non-distributable reserves and to create a corresponding increase in distributable reserves out of which future distributions to shareholders can be made. To comply with English law, a reduction of capital would be subject to (a) approval of shareholders at a general meeting by special resolution, (b) confirmation by an order of the Court and (c) the Court order being delivered to and registered by the Registrar of Companies. If Ensco were to pursue a reduction of capital of Ensco as a course of action, and failed to obtain the necessary approvals from shareholders and the Court, Ensco may undertake other efforts to allow Ensco to declare dividends and return funds to shareholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "could," "should," "might," "may," "will," or the negative of those terms or other variations of them or comparable terminology. In particular, statements, express or implied, concerning expected financial performance; expected impact of the transaction and any synergies or cost-savings associated therewith; dividends; expected utilization, day rates, revenues, revenue efficiency, operating expenses, contract terms, contract backlog, capital expenditures, insurance, financing and funding; the availability, delivery, mobilization, contract commencement or relocation or other movement of rigs and the timing thereof; future rig construction (including construction in progress and completion thereof), enhancement, upgrade or repair and timing and cost thereof, including startup and post-idle costs; the suitability of rigs for future contracts; remaining rig useful lives; the offshore drilling market, including supply and demand, customer drilling programs, stacking of rigs, effects of new rigs on the market and effects of declines in commodity prices; expected divestitures of assets; general market, business and industry conditions, trends and outlook; future operations; the impact of increasing regulatory complexity; our program to high-grade the rig fleet by investing in new equipment and divesting selected assets and underutilized rigs; expense management; and the likely outcome of litigation, legal proceedings, investigations or insurance or other claims or contract disputes and the timing thereof. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine actual results are beyond the ability of Ensco or Rowan to control or predict. Specific factors which could cause actual results to differ from those in the forward-looking statements include:

  •
  the ability to complete the transaction;

  •
  failure, difficulties, and delays in meeting conditions required for closing set forth in the transaction agreement;

  •
  the ability to obtain requisite regulatory, court and shareholder approval and the satisfaction of the other conditions to the consummation of the transaction;

  •
  the potential impact of the announcement or consummation of the transaction on relationships, including with employees, suppliers, customers, competitors, lenders and credit rating agencies;

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  Ensco's ability to successfully integrate Rowan's operations and employees and to realize synergies and cost savings;

  •
  Ensco's and Rowan's ability to attract and retain skilled personnel on commercially reasonable terms, whether due to labor regulations, unionization or otherwise;

  •
  Ensco's and Rowan's ability to obtain financing, service indebtedness and pursue other business opportunities may be limited by debt levels, debt agreement restrictions and the credit ratings assigned to the debt by independent credit rating agencies;

  •
  the adequacy of sources of liquidity for Ensco and Rowan and their customers;

  •
  changes in worldwide rig supply and demand, competition or technology, including as a result of delivery of newbuild drilling rigs;

  •
  downtime and other risks associated with offshore rig operations, including rig or equipment failure, damage and other unplanned repairs, the limited availability of transport vessels,

    hazards, self-imposed drilling limitations and other delays due to severe storms and hurricanes and the limited availability or high cost of insurance coverage for certain offshore perils, such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris;

  •
  risks inherent to shipyard rig construction, repair, modification or upgrades, unexpected delays in equipment delivery, engineering, design or commissioning issues following delivery, or changes in the commencement, completion or service dates;

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  possible cancellation, suspension, renegotiation or termination (with or without cause) of drilling contracts as a result of general and industry-specific economic conditions, mechanical difficulties, performance or other reasons;

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  potential long-lived asset impairments;

  •
  changes in future levels of drilling activity and expenditures by Ensco's and Rowan's customers, whether as a result of global capital markets and liquidity, prices of and demand for oil and natural gas or otherwise, which may cause Ensco or Rowan to idle or stack additional rigs;

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  delays in contract commencement dates or the cancellation of drilling programs by operators;

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  the occurrence of cybersecurity incidents, attacks or other breaches to Ensco's and Rowan's information technology systems;

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  Ensco's and Rowan's ability to enter into, and the terms of, future drilling contracts, including contracts for the newbuild units, for rigs currently idled and for rigs whose contracts are expiring;

  •
  the outcome of litigation, legal proceedings, investigations or other claims or contract disputes, including any inability to collect receivables or resolve significant contractual or day rate disputes, any renegotiation, nullification, cancellation or breach of contracts with customers or other parties and any failure to execute definitive contracts following announcements of letters of intent or award;

  •
  environmental or other liabilities, risks, damages or losses, whether related to storms or hurricanes (including wreckage or debris removal), collisions, groundings, blowouts, fires, explosions, other accidents, terrorism or otherwise, for which insurance coverage and contractual indemnities may be insufficient, unenforceable or otherwise unavailable;

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  governmental action, terrorism, piracy, military action and political and economic uncertainties, including uncertainty or instability resulting from civil unrest, political demonstrations, mass strikes, or an escalation or additional outbreak of armed hostilities or other crises in oil or natural gas producing areas of the Middle East, North Africa, West Africa or other geographic areas, which may result in expropriation, nationalization, confiscation or deprivation of Ensco's or Rowan's assets or suspension and/or termination of contracts based on force majeure events;

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  governmental regulatory, legislative and permitting requirements affecting drilling operations, including limitations on drilling locations (such as the Gulf of Mexico during hurricane season);

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  new and future regulatory, legislative or permitting requirements, future lease sales, changes in laws, rules and regulations that have or may impose increased financial responsibility, additional oil spill abatement contingency plan capability requirements and other governmental actions that may result in claims of force majeure or otherwise adversely affect existing drilling contracts, operations or financial results;

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  tax matters, including Ensco's and Rowan's effective tax rates, tax positions, results of audits, changes in tax laws, treaties and regulations, tax assessments and liabilities for taxes;

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  adverse changes in foreign currency exchange rates, including their effect on the fair value measurement of our derivative instruments; and

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  those set forth in or incorporated by reference into this joint proxy statement in the section entitled "Risk Factors."

        Unless expressly stated otherwise, forward-looking statements are based on the expectations and beliefs of the respective managements of Ensco and Rowan, based on information currently available, concerning future events affecting Ensco and Rowan. Although Ensco and Rowan believe that these forward-looking statements are based on reasonable assumptions, they are subject to uncertainties and factors related to Ensco's and Rowan's operations and business environments, all of which are difficult to predict and many of which are beyond Ensco's and Rowan's control. Any or all of the forward-looking statements in this joint proxy statement may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. The foregoing list of factors should not be construed to be exhaustive. Many factors mentioned in this joint proxy statement, including the risks outlined under the caption "Risk Factors" contained in Ensco's and Rowan's Exchange Act reports incorporated herein by reference, will be important in determining future results, and actual future results may vary materially. There is no assurance that the actions, events or results of the forward-looking statements will occur, or, if any of them do, when they will occur or what effect they will have on Ensco's and Rowan's results of operations, financial condition, cash flows or distributions. In view of these uncertainties, Ensco and Rowan caution that investors should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ensco and Rowan undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect new information or the occurrence of anticipated or unanticipated events or circumstances.

 THE ENSCO GENERAL MEETING

Date, Time, Place and Purpose of the Ensco General Meeting

        The Ensco general meeting will be held at the offices of Slaughter and May, One Bunhill Row, London EC1Y 8YY, England, at [    •    ] (London time) on [    •    ], 2019.

        You will be asked to consider and pass the six proposals below.

ORDINARY RESOLUTIONS

  1.
  Ensco Transaction Consideration Proposal:    To authorize, in addition to all subsisting authorities, the allotment and issuance of Ensco ordinary shares to Rowan shareholders pursuant to the transaction agreement, which provides for, among other things, the acquisition of the entire issued and to be issued ordinary share capital of Rowan pursuant to the Scheme of Arrangement in consideration for the issuance by Ensco of 2.215 new Ensco ordinary shares for each Rowan ordinary share that is subject to the Scheme of Arrangement to the relevant Rowan shareholders.

  2.
  Ensco Reverse Stock Split Proposal:    To authorize a consolidation (being a reverse stock split under English law) of Ensco ordinary shares whereby, conditional upon and effective immediately (or as soon as practicable) following the Scheme of Arrangement becoming effective, every four existing Ensco ordinary shares, each with a nominal value of $0.10, shown in the register of members of Ensco following the updating of such register to give effect to the provisions of the Scheme of Arrangement shall be consolidated into one Ensco ordinary share with a nominal value $0.40 per share.

  3.
  Ensco General Allotment Authority Proposal:    To authorize, conditional upon and effective immediately following the Scheme of Arrangement becoming effective, the allotment and issuance up to a nominal amount of Ensco ordinary shares, which represents approximately 33% of the expected enlarged share capital of Ensco immediately following the Scheme of Arrangement becoming effective, and up to a further same nominal amount of Ensco ordinary shares in connection with a pre-emptive offering of shares, such authorities to replace the authorities granted pursuant to resolution 10 passed at the Ensco 2018 Annual General Meeting.

  4.
  Ensco Transaction-Related Compensation Proposal:    To approve, in accordance with Section 14A of the Exhange Act, on a non-binding advisory basis, the compensation payable, or that may become payable, in connection with the transaction to the named executive officers of Ensco, as well as specific compensatory arrangements between Ensco and such individuals.

SPECIAL RESOLUTIONS

  5.
  Ensco General Disapplication of Pre-Emptive Rights Proposal:    To authorize, conditional upon and effective immediately following the Scheme of Arrangement becoming effective, the allotment and issuance up to a nominal amount of Ensco ordinary shares for cash on a non-pre-emptive basis, which represents approximately 5% of the expected enlarged share capital of Ensco immediately following the Scheme of Arrangement becoming effective, such authority to replace the authority granted pursuant to resolution 11 passed at the Ensco 2018 Annual General Meeting.

  6.
  Ensco Specified Disapplication of Pre-Emptive Rights Proposal:    To authorize, conditional upon and effective immediately following the Scheme of Arrangement becoming effective, the allotment and issuance up to a nominal amount of Ensco ordinary shares for cash on a non-pre-emptive basis, which represents approximately 5% of the expected enlarged share capital of Ensco immediately following the Scheme of Arrangement becoming effective, such authority to be used only for the purposes of financing (or refinancing, if the power is to be used within six months after the relevant transaction) a transaction which the Ensco Board deems to be an acquisition or other capital investment, such authority to replace the authority granted pursuant to resolution 12 passed at the Ensco 2018 Annual General Meeting.

Ensco Board Recommendation

        The Ensco Board has unanimously determined that the form, terms and provisions of the transaction agreement and the actions required and contemplated thereby, including the transaction and the allotment and issuance of the Ensco ordinary shares, are advisable, fair and reasonable to and in the best interests of Ensco and its shareholders. The Ensco Board recommends that the Ensco shareholders vote:

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  "FOR" the Ensco Transaction Consideration Proposal;

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  "FOR" the Ensco Reverse Stock Split Proposal;

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  "FOR" the Ensco General Allotment Authority Proposal;

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  "FOR" the Ensco Transaction-Related Compensation Proposal;

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  "FOR" the Ensco General Disapplication of Pre-Emptive Rights Proposal; and

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  "FOR" the Ensco Specified Disapplication of Pre-Emptive Rights Proposal.

Who Can Vote at the Ensco General Meeting

        Ensco shareholders who owned ordinary shares at the close of business on [    •    ], 2018, the Ensco record date, are qualified to receive notice of, attend and vote at the Ensco general meeting or, subject to the Ensco Articles of Association, any adjournments or postponements thereof. For a period of 10 days prior to the Ensco general meeting, a list of all shareholders of record entitled to vote at the Ensco general meeting will be on file at Ensco's principal executive offices, 6 Chesterfield Gardens, London, W1J 5BQ, United Kingdom, and will be available for inspection at the Ensco general meeting for any purpose relevant to the Ensco general meeting. Changes to entries on the register after the record date will be disregarded in determining the rights of any person to attend or vote at the Ensco general meeting.

        On the Ensco record date, there were [    •    ] Ensco ordinary shares outstanding and entitled to vote at the Ensco general meeting. As of the Ensco record date, directors and executive officers of Ensco and its affiliates, had the right to vote approximately [    •    ] Ensco ordinary shares, or [    •    ]% of the outstanding Ensco ordinary shares on that date.

        Each Ensco ordinary share is entitled to one vote on each matter to be voted on at the Ensco general meeting.

Vote Required for Approval; Quorum

        As a UK company publicly traded on the NYSE, Ensco shareholder approval of the Ensco Transaction Consideration Proposal is subject to the shareholder approval requirements under both the Companies Act 2006 and NYSE rules. The Ensco Transaction Consideration Proposal is being proposed as an ordinary resolution. Assuming a quorum is present, such proposal will be approved for purposes of the Companies Act 2006 and NYSE rules if a majority of the votes cast are cast in favor thereof. Each of the Ensco Reverse Stock Split Proposal, the Ensco General Allotment Authority Proposal and the Ensco Transaction-Related Compensation Proposal will be proposed as an ordinary resolution and, assuming a quorum is present, each such proposal will be approved if a majority of the votes cast are cast in favor thereof. Each of the Ensco General Disapplication of Pre-Emptive Rights Proposal and the Ensco Specified Disapplication of Pre-Emptive Rights Proposal will be proposed as a special resolution, which means, assuming a quorum is present, each such proposal will be approved if at least 75% of the votes cast are cast in favor thereof.

        Approval of the Ensco Transaction Consideration Proposal is required for completion of the transaction. Approval of the Ensco Reverse Stock Split Proposal, the Ensco General Allotment Authority Proposal, the Ensco Transaction-Related Compensation Proposal, the Ensco General Disapplication of Pre-Emptive Rights Proposal or the Ensco Specified Disapplication of Pre-Emptive Rights Proposal is not required in order to complete the transaction.

        The Chairman may adjourn or postpone the meeting without notice other than announcement at the meeting. At the Ensco general meeting, holders of a majority of the outstanding Ensco ordinary shares entitled to vote must be present, either in person or represented by proxy, to constitute a quorum. Abstentions and broker non-votes will be considered in determining the presence of a quorum. While abstentions and broker non-votes are not considered votes cast under the Companies Act 2006, under NYSE rules abstentions, but not broker non-votes, will be considered as votes cast for determining whether a sufficient number of votes have been cast on a particular proposal. As a result, for purposes of determining whether the Ensco Transaction Consideration Proposal has been approved in accordance with the Companies Act 2006, abstentions and broker non-votes will not have any effect on the outcome of the vote. With respect to NYSE rules, abstentions will have the same effect as votes cast "AGAINST" the Ensco Transaction Consideration Proposal and broker non-votes will not have any effect on the outcome of the vote. Abstentions and broker non-votes will have no effect on the outcome of the Ensco Reverse Stock Split Proposal, the Ensco General Allotment Authority Proposal, the Ensco Transaction-Related Compensation Proposal, the Ensco General Disapplication of Pre-Emptive Rights Proposal or the Ensco Specified Disapplication of Pre-Emptive Rights Proposal.

Manner of Voting

        If you are a "shareholder of record" of Ensco ordinary shares, you may vote your shares in person at the Ensco general meeting (any resolution put to vote at a general meeting shall be decided on a poll) or, in accordance with provisions in the Companies Act 2006 and in accordance with the Ensco Articles of Association, you are entitled to appoint another person as your proxy to exercise all or any of your rights to attend, speak and vote at the Ensco general meeting and to appoint more than one proxy in relation to the Ensco general meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by you). Such proxy need not be a shareholder of record.

        After you have carefully read this joint proxy statement, please respond by completing, signing and dating your proxy card or voting instruction card, as applicable, and returning it in the enclosed postage-paid envelope or, if available, by submitting your proxy or voting instructions by telephone or through the Internet as soon as possible so that your Ensco ordinary shares will be represented and voted at the Ensco general meeting.

        If you are a shareholder of record, please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a shareholder is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory's full title and provide a certificate or other proof of appointment.

        Please refer to your proxy card, voting instruction card or the information forwarded by your broker, bank, trust or other nominee to see which voting options are available to you.

        The Internet and telephone proxy submission procedures are designed to verify your holdings and to allow you to confirm that your instructions have been properly recorded.

        Neither the submission of a proxy or voting instructions, nor the method by which you submit a proxy or voting instructions will in any way limit your right to vote at the Ensco general meeting if you later decide to attend the meeting in person. If your Ensco ordinary shares are held in the name of a broker, bank, trust or other nominee, you must either cause your Ensco ordinary shares to be withdrawn or obtain a proxy, executed in your favor, from the holder of record of your Ensco ordinary shares and obtain a proxy, executed in your favor, to be able to attend, speak and vote at the Ensco general meeting, although "street name" holders of Ensco ordinary shares are permitted to attend the Ensco general meeting at the invitation of the Chairman.

        If you are a current or former Ensco employee who holds Ensco ordinary shares in the Ensco Savings Plan, you will receive voting instructions from the trustee of the plan for Ensco ordinary shares allocated to your account. If you fail to give voting instructions to the trustee of the plan, your Ensco ordinary shares will be voted by such trustee in the same proportion and direction as Ensco ordinary shares held by such trustee for which voting instructions were received. To allow sufficient time for voting by the trustee and administrator of the Ensco Savings Plan, your voting instructions for Ensco ordinary shares held in the plan must be received by [    •    ] on [    •    ].

        Voting instructions for Ensco ordinary shares must be received by [    •    ], 2019 (or [    •    ], 2019 for employees holding Ensco ordinary shares in the Ensco Savings Plan).

Revoking a Proxy

        You may revoke your proxy or voting instructions or change your vote at any time before the voting cutoff date in the case of holders of record and "street name" holders of Ensco ordinary shares and before your proxy is voted at the Ensco general meeting in the case of shareholders of record. If your Ensco ordinary shares are held in an account at a broker, bank, trust or other nominee and you desire to change your vote, you should contact your broker, bank, trust or other nominee for instructions on how to do so before the voting cutoff date.

        If you are a shareholder of record of Ensco ordinary shares, you can revoke your proxy or voting instructions or change your vote after you have delivered your proxy or voting instructions in any of the three following ways:

  •
  by sending a written notice to the Secretary of Ensco at the address set forth in this joint proxy statement, in time to be received before the Ensco general meeting, stating that you would like to revoke your proxy;

  •
  by completing, signing and dating another proxy card and returning it by mail in time to be received before the Ensco general meeting, or by submitting a later dated proxy by the Internet in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

  •
  by attending the Ensco general meeting and voting in person (simply attending the Ensco general meeting without voting will not revoke your proxy or change your vote).

        All Ensco ordinary shares represented by valid proxies that Ensco receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card.

        If you fail to make a specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" the Ensco Transaction Consideration Proposal; "FOR" the Ensco Reverse Stock Split Proposal; "FOR" the Ensco General Allotment Authority Proposal; "FOR" the Ensco Transaction-Related Compensation Proposal; "FOR" the Ensco General Disapplication of Pre-Emptive Rights Proposal; and "FOR" the Ensco Specified Disapplication of Pre-Emptive Rights Proposal.

Tabulation of the Votes

        Ensco will appoint an Inspector of Election for the Ensco general meeting to tabulate affirmative and negative votes and abstentions.

Solicitation of Proxies

        Ensco will bear its own costs and expenses incurred in connection with the filing, printing and mailing of this joint proxy statement and the retention of any information agent or other service provider in connection with the transaction. This proxy solicitation is being made by Ensco on behalf of the Ensco Board. Ensco has hired D.F. King & Co., Inc. to assist in the solicitation of proxies. Ensco has agreed to pay D.F. King & Co., Inc. a fee of $20,000 plus payment of certain fees and expenses for its services to solicit proxies and voting instructions. In addition to this mailing, proxies may be solicited by directors, officers or employees of Ensco or its affiliates in person or by telephone or electronic transmission. None of the directors, officers or employees will be directly compensated for such services.

        In accordance with the regulations of the SEC and the NYSE, Ensco also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Ensco ordinary shares.

ENSCO PROPOSAL 1—TRANSACTION CONSIDERATION PROPOSAL

        As discussed throughout this joint proxy statement, Ensco is asking its shareholders to approve the allotment and issuance of Ensco ordinary shares to holders of the Scheme Shares in accordance with provisions of the Scheme (as such terms are defined in "The Scheme of Arrangement") by which means Ensco proposes to acquire the entire issued and to be issued ordinary share capital of Rowan. Holders of Ensco ordinary shares should read carefully this joint proxy statement in its entirety, including the annexes, for more detailed information concerning the transaction agreement and the actions required and contemplated thereby. In particular, holders of Ensco ordinary shares are directed to the transaction agreement, a copy of which is attached as Annex A to this joint proxy statement, and to the detailed terms of the Scheme which are set out in "The Scheme of Arrangement."

        Accordingly, Ensco is requesting its shareholders adopt the following resolution, which is an ordinary resolution:

        "THAT, subject to the rules and listing standards of the New York Stock Exchange and to applicable rules and regulations of the U.S. Securities and Exchange Commission, pursuant to section 551 of the Companies Act 2006, and in addition to any subsisting authority conferred upon the Board of Directors of Ensco under that section, the Board of Directors of Ensco be and are hereby authorised unconditionally to allot and issue shares in the company as contemplated by the transaction agreement, and to grant rights to subscribe for or convert any security into shares in the company, up to an aggregate nominal amount of $[    •    ], and so that the board may impose any limits or restrictions and make any arrangements which it considers necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authority to apply until August 31, 2020, provided that, during this period, the company may make offers and enter into agreements which would, or might, require shares to be allotted or rights to subscribe for or convert securities into shares to be granted after the authority ends and the board may allot shares or grant rights to subscribe for or convert securities into shares under any such offer or agreement as if the authority had not ended."

Vote Required and Ensco Board Recommendation

        Assuming a quorum is present, the affirmative vote of holders of at least a simple majority of the votes cast, either in person or by proxy, at the Ensco general meeting is required to approve the Ensco Transaction Consideration Proposal.

        Completion of the transaction is conditioned on, among other things, approval of the Ensco Transaction Consideration Proposal. The allotment and issuance of the Ensco ordinary shares will become effective only if the transaction is completed. If authorized by our shareholders, this resolution would give the Ensco Board the authority to allot shares or grant rights to subscribe for or convert any securities into shares up to an aggregate nominal amount equal to $[    •    ]. This amount represents approximately [    •    ]% of the issued share capital (excluding treasury shares) of Ensco as of [    •    ], 2018, the latest practicable date prior to publication of this joint proxy statement. Allotments or issuances of ordinary shares for cash are subject to rights of pre-emption of the existing shareholders.

        See "Description of Ensco Ordinary Shares."

        The Ensco Board has unanimously approved the transaction agreement and the actions required and contemplated thereby, including the transaction, and unanimously recommends that you vote "FOR" the Ensco Transaction Consideration Proposal. If no indication is given as to how you want your Ensco ordinary shares to be voted, the persons designated as proxies will vote the proxies received "FOR" the Ensco Transaction Consideration Proposal.

        See "The Transaction—Ensco's Reasons for the Transaction; Recommendation of the Ensco Board of Directors."

 ENSCO PROPOSAL 2—REVERSE STOCK SPLIT PROPOSAL

        In connection with the transaction, Ensco shareholders are also being asked to approve a consolidation (being a reverse stock split under English law) of Ensco ordinary shares each with a nominal value of $0.10 (the "Existing Ensco Shares") whereby, conditional upon and effective immediately (or as soon as practicable) following the Scheme of Arrangement becoming effective, every four Existing Ensco Shares shown in the register of members of Ensco following the updating of such register to give effect to the provisions of the Scheme of Arrangement will be consolidated into one Ensco ordinary share with a nominal value of $0.40 per share (each a "Consolidated Ensco Share"). If approved, the Reverse Stock Split will affect all Ensco shareholders (including former Rowan shareholders to whom Existing Ensco Shares have been issued in consideration for their Scheme Shares at the Scheme Effective Time) uniformly.

        As a result of the Reverse Stock Split, each Ensco shareholder will own a reduced number of Ensco ordinary shares upon the implementation of the Reverse Stock Split. The Reverse Stock Split will change the nominal value of Ensco ordinary shares from $0.10 to $0.40 per share but will not change any Ensco shareholder's percentage ownership interest in Ensco, except to the extent that the Reverse Stock Split would result in any Ensco shareholder(s) otherwise owning a fractional share. Therefore, voting rights and other rights and preferences of the holders of Existing Ensco Shares will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares described below). Consolidated Ensco Shares issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. Ensco would effect the Reverse Stock Split simultaneously in respect of all Existing Ensco Shares.

        As of the effective time of the Reverse Stock Split, Ensco will adjust and proportionately decrease the number of Ensco ordinary shares issuable in respect of equity incentive awards and also adjust and proportionately increase the exercise price of all outstanding options. In addition, as of the effective time of the Reverse Stock Split, Ensco will adjust and proportionately decrease the total number of Ensco ordinary shares that may be the subject of future grants under Ensco's equity incentive plans. In addition, the exchange rate under Ensco's 3.00% Exchangeable Senior Notes due 2024 will be proportionately adjusted in accordance with the indenture governing such notes.

        The Reverse Stock Split will not affect the total ordinary shareholders' equity on Ensco's balance sheet. The per share earnings or losses and per share book value of Ensco will be increased because there will be fewer Ensco ordinary shares outstanding. Prior periods' per share amounts will be recast in financial statements issued following the transaction to reflect the Reverse Stock Split.

        There can be no assurance that Ensco will continue to pay a dividend following the consummation of the transaction. Ensco's dividend policy following the consummation of the transaction will be at the discretion of the Board of Directors of the combined company and will depend on the combined company's profitability, liquidity, financial condition, market outlook, reinvestment opportunities, capital requirements, restrictions and limitations in its credit facility and other debt documents and other factors and restrictions the combined company board deems relevant.

        No fractions of Ensco ordinary shares will be issued in connection with the Reverse Stock Split. All fractions of Ensco ordinary shares resulting from the Reverse Stock Split will be aggregated and sold in the market as soon as reasonably practicable following the date on which the Reverse Stock Split completes and the holders will receive the net proceeds of the sale (after the deduction of the expenses of sale, without interest and subject to any tax withholding) in due proportion to the fractional share(s) to which they would otherwise have been entitled as a result of the Reverse Stock Split. If, however, the amount which would otherwise be payable to an Ensco shareholder (other than a Former Rowan Shareholder, as defined below) in respect of their fractional share(s) arising out of the consolidation is less than an aggregate amount equal to $5.00, then that amount shall not be paid to such holder but shall instead be retained by Ensco for its benefit.

        Ensco shareholders who were holders of Scheme Shares immediately prior to the effective time of the scheme ("Former Rowan Shareholders") will receive the aggregate net proceeds of both the sale of any fractions to which they would otherwise have been entitled in accordance with the terms of the Scheme and of the sale of any fractions to which they would otherwise have been entitled as a result of the Reverse Stock Split. If, however, the total amount which would otherwise be payable to a Former Rowan Shareholder in respect of their fractional share(s) arising out of both the Scheme and the Reverse Stock Split is less than an aggregate amount equal to $5.00, then that amount shall not be paid to such Former Rowan Shareholder but shall instead be retained by Ensco for its benefit.

        Under English law, Ensco shareholders are not entitled to appraisal or dissenters' rights with respect to the Reverse Stock Split.

        Accordingly, Ensco is requesting its shareholders adopt the following resolution, which is an ordinary resolution:

        "THAT, subject to and conditional upon Proposal 1 being passed and the new Ensco ordinary shares of $0.10 each representing the transaction consideration being allotted and issued in connection with the transaction (each such new Ensco ordinary share being a "Consideration Share"), the board be and is hereby generally and unconditionally authorised to exercise all powers of the company to effect a consolidation of its share capital whereby every four existing Ensco ordinary shares, nominal value $0.10, in issue and outstanding immediately following completion of the transaction and the allotment and issue of the Consideration Shares (or such other time and date as the Directors may determine) shall be consolidated into one Ensco ordinary share, nominal value $0.40 (each a "Consolidated Ensco Share"), provided that no fractions of Consolidated Ensco Shares shall be issued and, where the consolidation results in any Ensco shareholder becoming entitled to a fraction of a Consolidated Ensco Share, such fraction shall, so far as possible, be aggregated with the fractions of Consolidated Ensco Shares to which other Ensco shareholders may be entitled and the Directors be and are hereby authorised to sell (or appoint any other person to sell to any person), on behalf of the relevant Ensco shareholders, all the Consolidated Ensco Shares representing such fractions, and to pay the net proceeds of sale (after the deduction of the expenses of the sale (including any tax and amounts in respect of value added tax payable thereon), without interest and subject to any required tax withholding) in due proportion to the relevant Ensco shareholders entitled thereto, provided that: (i) any fraction of a cent that would otherwise be payable shall be rounded up or down in accordance with the practice of the registrar of the company; (ii) where the net proceeds of sale attributable both to (a) any fraction of a Consideration Share to which an Ensco shareholder who held Rowan ordinary shares immediately prior to the effective time of the scheme of arrangement (each a "Former Rowan Shareholder") would otherwise have been entitled in consideration for their Rowan ordinary shares in accordance with the terms of the scheme of arrangement and (b) any fraction of a Consolidated Ensco Share to which such Former Rowan Shareholder would otherwise have been entitled in connection with the consolidation, would entitle that Former Rowan Shareholder to an aggregate amount which is less than $5.00 (after the deduction of the expenses of the sale (including any tax and amounts in respect of value added tax payable thereon)), that amount shall not be paid to such Former Rowan Shareholder and shall instead be retained by Ensco for its benefit; and (iii) where the net proceeds of sale attributable to any fraction of a Consolidated Ensco Share to which any holder of Ensco ordinary shares (excluding Former Rowan Shareholders) would otherwise have been entitled is less than an aggregate amount equal to $5.00 (after the deduction of the expenses of the sale (including any tax and amounts in respect of value added tax payable thereon), then that amount shall not be paid to such holder but shall instead be retained by Ensco for its benefit (and for the purposes of implementing the provisions of this resolution, any Director (or any person appointed by the Directors) shall be and is hereby authorised to execute one or more instrument(s) of transfer in respect of such Consolidated Ensco Shares on behalf of the relevant Ensco shareholder(s) and to do all such acts and things as the Directors may consider necessary or desirable to effect the transfer of such Consolidated Ensco Shares to, or in accordance with the directions of, any buyer of any such Ensco Consolidated Shares)."

Vote Required and Ensco Board Recommendation

        Assuming a quorum is present, the Ensco Reverse Stock Split Proposal will be passed if a simple majority of the votes cast at the meeting (in person or by proxy) are cast in favor of such proposal.

        Completion of the transaction is not conditioned on approval of the Ensco Reverse Stock Split Proposal.

        The Ensco Board unanimously recommends that you vote "FOR" the Ensco Reverse Stock Split Proposal. If no indication is given as to how you want your Ensco ordinary shares to be voted, the persons designated as proxies will vote the proxies received "FOR" the Ensco Reverse Stock Split Proposal.

 ENSCO PROPOSAL 3—GENERAL ALLOTMENT AUTHORITY PROPOSAL

        As a UK company governed in part by the Companies Act 2006, Ensco cannot issue new shares (other than in certain limited circumstances) without first obtaining approval from its shareholders. The Companies Act 2006 provides that this approval grants authority to the Ensco Board to allot shares in Ensco and to grant rights to subscribe for or convert any security of Ensco into shares in the capital of Ensco.

        At the annual general meeting of Ensco held on May 21, 2018, Ensco shareholders approved a resolution (based on the issued share capital of Ensco as at March 26, 2018, being the latest practicable date before the publication of the notice of Ensco's annual general meeting), to authorize the Ensco Board to allot shares and to grant rights to subscribe for or convert any security into shares:

  (A)
  up to a nominal amount of $14,561,218 (representing one third of the Company's issued share capital as at March 26, 2018) (the "AGM Allotment Authority"); and

  (B)
  comprising equity securities (as defined in the Companies Act 2006) up to a nominal amount of $29,122,436 (representing two-thirds of Ensco's issued share capital as at March 26, 2018) in connection with a pre-emptive issue (the "AGM Pre-Emptive Allotment Authority"), such authorities to be effective until the conclusion of Ensco's next annual general meeting (or, if earlier, at the close of business on August 21, 2019).

        Ensco expects to have an aggregate issued share capital of up to [    •    ] Ensco ordinary shares immediately following completion of the transaction. Subject to approval of the transaction and the new Ensco ordinary shares being allotted as transaction consideration, Ensco is seeking to obtain a replacement authority for the Ensco Board to allot shares to reflect the expected enlarged share capital of Ensco immediately following the Scheme of Arrangement becoming effective.

        Without this grant of replacement authority from shareholders, the Ensco Board will only have the authority to issue shares up to the limits specified in the AGM Allotment Authority and the AGM Pre-Emptive Allotment Authority. Approval of the Ensco General Allotment Authority Proposal will not, however, implicate any shareholder approval requirements of the NYSE for share issuances, such as for executive compensation purposes, certain financing transactions or in connection with acquisitions, and Ensco would continue to be subject to the requirements to obtain shareholder approval in those instances.

        Allotments or issuances of ordinary shares for cash are subject to rights of pre-emption of the existing Ensco shareholders. If the Ensco shareholders approve the Ensco General Disapplication of Pre-Emptive Rights Proposal and the Ensco Specified Disapplication of Pre-Emptive Rights Proposal described elsewhere in this joint proxy statement at the meeting, those pre-emption rights will be disapplied to a limited extent as set forth in the Ensco General Disapplication of Pre-Emptive Rights Proposal and the Ensco Specified Disapplication of Pre-Emptive Rights Proposal for new issues of shares subject to the Ensco General Allotment Authority Proposal.

        If authorized by Ensco shareholders, paragraph (A) of the Ensco General Allotment Authority Proposal would give the Ensco Board, conditional upon and effective immediately following the Scheme of Arrangement becoming effective, the authority to allot shares and grant rights to subscribe for or convert any securities into shares up to an aggregate nominal amount equal to $[    •    ]. This amount represents approximately 33.3% of the expected enlarged issued share capital (excluding treasury shares) of Ensco immediately following the Scheme of Arrangement becoming effective. Allotments or issuances of ordinary shares for cash are subject to rights of pre-emption of the existing shareholders.

        Paragraph (B) of the Ensco General Allotment Authority Proposal would give the Ensco Board, conditional upon and effective immediately following the Scheme of Arrangement becoming effective,

authority to allot shares and grant rights to subscribe for or convert any securities into shares in connection with a rights issue or other similar issue in favor of ordinary shareholders up to an aggregate nominal amount equal to $[    •    ]. This amount represents approximately 66.6% of the expected enlarged issued share capital (excluding treasury shares) of Ensco immediately following the Scheme of Arrangement becoming effective.

        Together, the aggregate nominal amount of any relevant securities issued under the authority conferred by paragraphs (A) and (B) represent an amount that is equal to approximately 66.6% of the aggregate nominal value of the expected enlarged issued share capital (excluding treasury shares) of Ensco immediately following the completion of the transaction.

        The Ensco Board may exercise the authority to allot shares representing up to 33.3% (or 66.6% in connection with a rights issue or other similar issue) of the expected enlarged issued share capital of Ensco (excluding treasury shares) immediately following the completion of the transaction. Such an allotment could be carried out in compliance with applicable UK law for various purposes including for example to raise additional capital, to reduce debt or increase liquidity as necessary. Any determination to exercise the authority to allot shares will be dependent upon market conditions and our profitability, liquidity, financial condition, market outlook, capital requirements and other factors the Ensco Board deems relevant.

        Accordingly, Ensco is requesting its shareholders adopt the following resolution, which is an ordinary resolution:

        "THAT, subject to and conditional on Proposal 1 being passed and the ordinary shares representing the transaction consideration being allotted and issued in connection with the transaction, the board be generally and unconditionally authorized, in addition to all subsisting authorities, to allot shares in the company and to grant rights to subscribe for or convert any security into shares in the company:

  (A)
  up to a nominal amount of $[    •    ] (such amount to be reduced by any allotments or grants made under paragraph (B) below in excess of such sum); and

  (B)
  comprising equity securities (as defined in the Companies Act 2006) up to a nominal amount of $[    •    ] (such amount to be reduced by any allotments or grants made under paragraph (A) above) in connection with an offer by way of a rights issue or other similar issue:

  1.
  to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

  2.
  to holders of other equity securities as required by the rights of those securities or as the board otherwise considers necessary, and so that the board may impose any limits or restrictions and make any arrangements which it considers necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authority to apply until the conclusion of the next annual general meeting of shareholders following completion of the transaction (or, if earlier, at the close of business on [    •    ], 2020), but, in each case, during this period the company may make offers and enter into agreements which would, or might, require shares to be allotted or rights to subscribe for or convert securities into shares to be granted after the authority ends and the board may allot shares or grant rights to subscribe for or convert securities into shares under any such offer or agreement as if the authority had not ended."

Vote Required and Ensco Board Recommendation

        Assuming a quorum is present, the Ensco General Allotment Authority Proposal will be passed if a simple majority of the votes cast at the meeting (in person or by proxy) are cast in favor of such proposal.

        Completion of the transaction is not conditioned on approval of the Ensco General Allotment Authority Proposal.

        The Ensco Board unanimously recommends that you vote "FOR" the Ensco General Allotment Authority Proposal. If no indication is given as to how you want your Ensco ordinary shares to be voted, the persons designated as proxies will vote the proxies received "FOR" the Ensco General Allotment Authority Proposal.

 ENSCO PROPOSAL 4—ENSCO TRANSACTION-RELATED COMPENSATION PROPOSAL

        In accordance with Section 14(A)(b) of the Exchange Act, Ensco is providing its shareholders with the opportunity to cast a non-binding, advisory vote at the Ensco general meeting to approve the compensation that may be paid or become payable to Ensco's named executive officers in connection with the transaction and the agreements and understandings pursuant to which such compensation may be paid or has become payable in connection with the transaction, as disclosed under "The Transaction—Ensco's Directors and Officers Have Financial Interests in the Transaction—Quantification of Potential Payments and Benefits to Ensco's Named Executive Officers in Connection with the Transaction." This non-binding advisory proposal relates only to the contractual obligations of Ensco that exist as of the completion of the transaction (including arrangements that will become effective only if the transaction is consummated) that may result in a payment to Ensco's named executive officers in connection with the consummation of the transaction (regardless of the timing of payment) and does not relate to any new compensation or other arrangements following the transaction.

        As required by those rules, Ensco is asking its shareholders to vote on the approval, on a non-binding, advisory basis, of the specified compensatory arrangements between Ensco and its named executive officers related to the transaction.

        Accordingly, Ensco is requesting its shareholders adopt the following resolution, which is an ordinary resolution:

        "THAT, the compensation that may be paid or become payable to Ensco's named executive officers in connection with the transaction, as well as the specified compensatory arrangements between Ensco and its named executive officers, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the proxy statement entitled "Quantification of Potential Payments to Named Executive Officers in Connection with the Transaction," including the associated narrative discussion, are hereby APPROVED on an advisory (non-binding) basis."

        The vote on executive compensation payable in connection with the transaction is a vote separate and apart from the vote to approve the Ensco Transaction Consideration Proposal. Accordingly, Ensco shareholders may vote to approve the compensation that may be paid or become payable to Ensco's named executive officers in connection with the transaction and vote to not approve the Ensco Transaction Consideration Proposal and vice versa. Assuming a quorum is present, the Ensco Transaction-Related Compensation Proposal will be passed if a simple majority of the votes cast at the meeting (in person or by proxy) are cast in favor of such proposal, but because the vote is advisory in nature only, it will not be binding on Ensco. Accordingly, if the transaction is consummated, Ensco will be contractually obligated to pay the compensation payable under such arrangements, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

        Completion of transaction is not conditioned on the approval of the Ensco Transaction-Related Compensation Proposal.

        The Ensco Board unanimously recommends that you vote "FOR" the Ensco Transaction-Related Compensation Proposal. If no indication is given as to how you want your Ensco ordinary shares to be voted, the persons designated as proxies will vote the proxies received "FOR" the Ensco Transaction-Related Compensation Proposal.

ENSCO PROPOSALS 5 AND 6—DISAPPLICATION OF PRE-EMPTIVE RIGHTS PROPOSALS

        As a UK company governed in part by the Companies Act 2006, before Ensco can raise additional capital through the issuance of ordinary shares of Ensco for cash, Ensco is required first to offer those shares to its current shareholders in proportion to their shareholdings. The Companies Act 2006 permits shareholders to waive, or disapply, those pre-emption rights. In addition, under UK law such pre-emption rights do not apply to any issuance of shares for non-cash consideration (including where shares are issued in exchange for other securities).

        At the annual general meeting of Ensco held on May 21, 2018, Ensco shareholders approved resolutions (based on the issued share capital of Ensco as at March 26, 2018, being the latest practicable date before the publication of the notice of Ensco's annual general meeting), to authorize the Ensco Board to:

  (A)
  allot equity securities for cash, free of pre-emption rights up to a nominal amount of $2,186,369 (representing approximately 5% of Ensco's issued share capital as at March 26, 2018); and

  (B)
  further allot equity securities for cash, free of pre-emption rights up to a nominal amount of $2,186,369 (representing approximately 5% of Ensco's issued share capital as at March 26, 2018), such authority to be used only for the purposes of financing (or refinancing, if the power is to be used within six months after the relevant transaction) a transaction which the Ensco Board deems to be an acquisition or other capital investment, such authority to be effective until the conclusion of Ensco's next annual general meeting (or, if earlier, at the close of business on August 21, 2019) (the "AGM Pre-Emption Disapplication").

        Ensco expects to have an aggregate issued share capital of up to [    •    ] Ensco ordinary shares immediately following completion of the transaction. Subject to approval of the transaction and the new Ensco ordinary shares being allotted as transaction consideration, Ensco is seeking to obtain a replacement authority for the Ensco Board to allot shares for cash on a non-pre-emptive basis to reflect the expected enlarged share capital of Ensco immediately following completion of the transaction.

        If Ensco shareholders approve the Ensco General Disapplication of Pre-Emptive Rights Proposal and the Ensco Specified Disapplication of Pre-Emptive Rights Proposal, and provided they approve the authority for the Ensco Board to allot shares pursuant to the Ensco General Allotment Authority Proposal, their approval for each of the Ensco General Disapplication of Pre-Emptive Rights Proposal and the Ensco Specified Disapplication of Pre-Emptive Rights Proposal would be effective until the conclusion of the next annual general meeting of Ensco shareholders following completion of the transaction (or, if earlier, at the close of business on [    •    ], 2020).

        The Ensco General Disapplication of Pre-Emptive Rights Proposal and the Ensco Specified Disapplication of Pre-Emptive Rights Proposal would give the Ensco Board the ability to raise additional capital by issuing ordinary shares and shares held in Ensco's treasury for cash free of the restriction in Section 561 of the Companies Act 2006.

        The power set out in the Ensco General Disapplication of Pre-Emptive Rights Proposal would be limited to (a) allotments or sales in connection with pre-emptive offers and offers to holders of other equity securities if required by the rights of those securities or as the Ensco Board otherwise considers necessary, or (b) otherwise up to an aggregate nominal amount of $[    •    ] (which represents approximately 5% of the expected enlarged issued share capital (excluding treasury shares) of Ensco immediately following the completion of the transaction).

        In respect of the power referred to in (b) above, the Ensco Board confirms that it does not intend to issue shares in reliance on such authority if the cumulative usage of such authority within a rolling three-year period would be in excess of 7.5% of the issued share capital of Ensco (excluding treasury shares) without prior consultation with Ensco shareholders, except in connection with an acquisition or specified capital investment as described below in the Ensco Specified Disapplication of Pre-Emptive Rights Proposal.

        The Ensco Specified Disapplication of Pre-Emptive Rights Proposal is intended to give Ensco, conditional upon and effective immediately following the Scheme of Arrangement becoming effective, additional flexibility to make non-pre-emptive issues of shares in connection with an acquisition or specified capital investment which is announced contemporaneously with the corresponding allotment, or which has taken place in the preceding six-month period and is disclosed in the announcement of the corresponding allotment. A specified capital investment means one or more specific capital investment related uses for the proceeds of an issuance of equity securities, in respect of which sufficient information regarding the effect of the transaction on Ensco, the assets which are the subject of the transaction and (where appropriate) the profits attributable to them is made available to Ensco shareholders to enable them to reach an assessment of the potential return.

        The power under the Ensco Specified Disapplication of Pre-Emptive Rights Proposal is in addition to that proposed by the Ensco General Disapplication of Pre-Emptive Rights Proposal and would be limited to an aggregate nominal amount of $[    •    ] (which represents approximately 5% of the expected enlarged issued share capital (excluding treasury shares) of Ensco immediately following the completion of the transaction).

        The powers under the Ensco General Disapplication of Pre-Emptive Rights Proposal and the Ensco Specified Disapplication of Pre-Emptive Rights Proposal would provide the Ensco Board with additional flexibility to pursue strategic transactions, raise capital and finance growth with equity.

Ensco Proposal 5—General Disapplication of Pre-Emptive Rights Proposal

        For the reasons described above, Ensco is requesting its shareholders adopt the following resolution, which is a special resolution:

        "THAT, subject to and conditional on Proposals 1 and 3 being passed and the ordinary shares representing the transaction consideration being allotted and issued in connection with the transaction, the board shall be given power, in addition to all subsisting powers, to allot equity securities (as defined in the Companies Act 2006) for cash under the authority given by Proposal 3 and/or to sell ordinary shares held by the company as treasury shares for cash as if Section 561 of Companies Act did not apply to any such allotment or sale, such power to be limited:

  (A)
  to the allotment of equity securities and sale of treasury shares in connection with an offer of, or invitation to apply for, equity securities (but in the case of the authority granted under paragraph (B) of proposal 3, by way of a rights issue or other similar issue only):

  1.
  to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

  2.
  to holders of other equity securities, as required by the rights of those securities, or as the board otherwise considers necessary,

    and so that the board may impose any limits or restrictions and make any arrangements which it considers necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter; and

  (B)
  in the case of the authority granted under paragraph (A) of Proposal 3 and/or in the case of any sale of treasury shares, to the allotment of equity securities or sale of treasury shares (otherwise than under paragraph (A) above) up to a nominal amount of $[    •    ], such power to apply until the conclusion of the next annual general meeting of shareholders following completion of the transaction (or, if earlier, at the close of business on [    •    ], 2020); however, in each case, during this period the company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the board may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended."

        Assuming a quorum is present, the Ensco General Disapplication of Pre-Emptive Rights Proposal will be passed if at least 75% of the votes cast at the meeting (in person or by proxy) are cast in favor of this proposal.

        Completion of the transaction is not conditioned on approval of the Ensco General Disapplication of Pre-Emptive Rights Proposal.

        The Ensco Board unanimously recommends that you vote "FOR" the Ensco General Disapplication of Pre-Emptive Rights Proposal. If no indication is given as to how you want your Ensco ordinary shares to be voted, the persons designated as proxies will vote the proxies received "FOR" the Ensco General Disapplication of Pre-Emptive Rights Proposal.

Ensco Proposal 6—Specified Disapplication of Pre-Emptive Rights Proposal

        For the reasons described above, Ensco is requesting its shareholders adopt the following resolution, which is a special resolution:

        "THAT, subject to and conditional on Proposals 1 and 3 being passed and the ordinary shares representing the transaction consideration being allotted and issued in connection with the transaction, the board shall be given power, in addition to all subsisting powers and in addition to any power granted under Proposal 3 to allot equity securities (as defined in the Companies Act 2006) for cash under the authority given pursuant to paragraph (A) of Proposal 3 and/or to sell ordinary shares held by the company as treasury shares for cash as if Section 561 of the Companies Act 2006 did not apply to any such allotment or sale, such power to be:

  (A)
  limited to the allotment of equity securities and/or sale of treasury shares up to a nominal amount of $[    •    ]; and

  (B)
  used only for the purposes of financing (or refinancing, if the power is to be used within six months after the relevant transaction) a transaction which the board determines to be an acquisition or other capital investment, such power to apply until the conclusion of the next annual general meeting of shareholders following completion of the transaction (or, if earlier, at the close of business on [    •    ], 2020); however, in each case, during this period the company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the board may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended."

        Assuming a quorum is present, the Ensco Specified Disapplication of Pre-Emptive Rights Proposal will be passed if at least 75% of the votes cast at the meeting (in person or by proxy) are cast in favor of this proposal.

        Completion of the transaction is not conditioned on approval of the Ensco Specified Disapplication of Pre-emptive Rights Proposal.

        The Ensco Board unanimously recommends that you vote "FOR" the Ensco Specified Disapplication of Pre-Emptive Rights Proposal. If no indication is given as to how you want your Ensco ordinary shares to be voted, the persons designated as proxies will vote the proxies received "FOR" the Ensco Specified Disapplication of Pre-Emptive Rights Proposal.

ROWAN SCHEME PROPOSAL AND THE ROWAN COURT MEETING AND THE ROWAN GENERAL MEETING

Rowan Scheme of Arrangement—Explanatory Statement

        The following section of this joint proxy statement explains, among other things, the effect of the Scheme of Arrangement (as defined below) and, together with the further information contained elsewhere in this joint proxy statement, constitutes the explanatory statement in respect of the Scheme of Arrangement as required by section 897 of the Companies Act 2006. Accordingly, in addition to the information contained in the following section of this joint proxy statement, your attention is drawn to the further information contained elsewhere in this joint proxy statement and you are advised to read this joint proxy statement in full.

Scheme of Arrangement

        The transaction is to be implemented by means of a Court-sanctioned scheme of arrangement between Rowan and the Scheme Shareholders, under Part 26 of the Companies Act 2006 (the "Scheme of Arrangement"). Implementation of the Scheme of Arrangement requires approval of the Scheme of Arrangement by the Rowan shareholders at the Rowan Court meeting and the approval of the Rowan Scheme and Articles Amendment Proposal as a special resolution by Rowan shareholders at the Rowan general meeting (the "Rowan shareholder meetings"). The Scheme of Arrangement also requires the sanction of the Court. The Scheme of Arrangement is set out in full in the section of this joint proxy statement titled "The Scheme of Arrangement."

        The purpose of the Scheme of Arrangement is to provide for Ensco to acquire the entire issued and to be issued ordinary share capital of Rowan. This is to be achieved by Ensco acquiring the Scheme Shares held by the Scheme Shareholders as at the Scheme Record Time, in consideration for which Ensco will issue new Ensco ordinary shares on the basis set out in "The Scheme of Arrangement."

Rowan Shareholder Meetings

        Before the Court's sanction can be sought for the Scheme of Arrangement, the Scheme of Arrangement requires approval by the passing of the Rowan Scheme Proposal by Rowan shareholders at the Rowan Court meeting. The resolution must be approved by a majority in number of the Rowan shareholders as at the Voting Record Time present and voting (and entitled to vote), either in person or by proxy, representing 75% or more in value of the Rowan ordinary shares held by such Rowan shareholders. Approval of the Rowan Scheme Proposal is required for consummation of the transaction.

        Rowan shareholders are also being asked to consider and approve the Rowan Scheme and Articles Amendment Proposal and the Rowan Transaction-Related Compensation Proposal at the Rowan general meeting. The Rowan Scheme and Articles Amendment Proposal will be proposed as a special resolution, which means, assuming a quorum is present, such proposal will be approved if at least 75% of the votes cast are cast in favor thereof. The Rowan Scheme and Articles Amendment Proposal will authorize the Rowan Board to implement the Scheme of Arrangement and to deal with certain ancillary matters including necessary amendments to Rowan's articles of association. Approval of the Rowan Scheme and Articles Amendment Proposal is required for consummation of the transaction. The Rowan Transaction-Related Compensation Proposal will be proposed as an ordinary resolution, which means, assuming a quorum is present, such proposal will be approved if a simple majority of the votes cast are in favor thereof. Approval of the Rowan Transaction-Related Compensation Proposal is not required for the consummation of the transaction.

Date, Time, Place and Purpose of the Rowan Court Meeting

        The Rowan Court meeting will be held at [    •    ] at [    •    ] a.m./p.m. (London time) on [    •    ], 2019 for Rowan shareholders on the register of members as at the Voting Record Time to consider and, if thought fit, approve the Scheme of Arrangement. At the Beneficial Ownership Record Time, there were [    •    ] Rowan ordinary shares outstanding and entitled to vote at each of the Rowan Court meeting and the Rowan general meeting.

        At the Rowan Court meeting, voting will be by poll and each Rowan shareholder present in person or by proxy will be entitled to one vote for each Rowan ordinary share held as at the Voting Record Time. The approval required at the Rowan Court meeting is a majority in number of those Rowan shareholders present and voting (and entitled to vote) in person or by proxy, representing 75% or more in value of the Rowan ordinary shares held by such Rowan shareholders.

        It is important that, for the Rowan Court meeting in particular, as many votes as possible are cast, so that the Court may be satisfied that there is a fair and reasonable representation of opinion of the Rowan shareholders. You are therefore strongly urged to sign and return your blue form of proxy, for the Rowan Court meeting as soon as possible. The completion and return of the forms of proxy will not prevent you from attending, voting and speaking at either the Rowan Court meeting or the Rowan general meeting, or any adjournment thereof, in person if you are entitled to do so.

        If your Rowan ordinary shares are held in "street name" by your broker, bank, trust or other nominee, only that holder can vote your Rowan ordinary shares and the vote cannot be cast unless you provide instructions to your broker, bank, trust or other nominee or obtain a legal proxy from your broker, bank, trust or other nominee. You should follow the directions provided by your broker, bank, trust or other nominee regarding how to instruct such person to vote your Rowan ordinary shares. Only beneficial owners of Scheme Shares (i.e., hold your Scheme Shares in "street name") as of the Beneficial Ownership Record Time will have the right to direct their broker, bank, trust or other nominee how to vote such Rowan ordinary shares.

        If you are a "street name" holder of Rowan ordinary shares, as a matter of English law your name will not be entered in Rowan's register of members. Accordingly, if you wish to vote directly (i.e., in your own name) at the Rowan Court meeting and/or Rowan general meeting, you must complete a stock transfer request form in respect of such Rowan ordinary shares, pay any related UK stamp duty, if applicable, and return the completed stock transfer request form and related documentation to Rowan's transfer agent, Computershare Trust Company, N.A., prior to the Voting Record Time. Holders of Rowan ordinary shares in "street name" who wish to vote directly at the Rowan Court meeting and/or Rowan general meeting should take care to complete and return a stock transfer request form in respect of their Rowan ordinary shares to permit processing to be completed by Computershare Trust Company, N.A. prior to the Voting Record Time. If you hold Rowan ordinary shares through a broker or other securities intermediary, you should contact that broker or intermediary to determine the date by which you must instruct them to act in order that the necessary processing can be completed in time.

Date, Time, Place and Purpose of the Rowan General Meeting

        The Rowan general meeting will be held at [    •    ], at [    •    ] a.m./p.m. (London time) on [    •    ], 2019 for Rowan shareholders on the register of members as at the Voting Record Time to consider and, if thought fit, approve the Rowan Scheme and Articles Amendment Proposal as a special resolution.

        At the Rowan general meeting, voting on each of the Rowan Scheme and Articles Amendment Proposal and the Rowan Transaction-Related Compensation Proposal will be by poll and each Rowan shareholder present in person or by proxy will be entitled to one vote for each Rowan ordinary share held as at the Voting Record Time. The approval required for the special resolution to be passed is at least 75% of the votes validly cast on such resolution (in person or by proxy). The approval required for the Rowan Transaction-Related Compensation Proposal to be passed is a simple majority of the votes validly cast on such resolution (in person or by proxy).

Amendment to the Articles of Association of Rowan

        It is proposed, pursuant to the Rowan Scheme and Articles Amendment Proposal, that the articles of association of Rowan be amended to ensure that any Rowan ordinary shares issued under the Rowan share scheme or otherwise after the Voting Record Time in respect of the Rowan Court meeting and on or prior to the Scheme Record Time will be subject to the Scheme of Arrangement. It is also proposed to amend the articles of association of Rowan so that any Rowan ordinary shares issued to any person other than Ensco or its nominees after the Scheme Record Time will be automatically acquired by Ensco on the same terms of the transaction (other than terms as to timings and formalities). Consequently, participants in the Rowan Stock Plans (as defined in the transaction agreement) who receive Rowan ordinary shares on the exercise of share options after the Scheme Record Time will able to receive the same consideration as Scheme Shareholders. These provisions will avoid any person (other than Ensco or its nominees) being left with Rowan ordinary shares after the Scheme of Arrangement becomes effective.

Advisory Approval of the Compensation Payments to Named Executive Officers

        It is proposed, as an ordinary resolution to be proposed at the Rowan general meeting, that the Rowan shareholders vote on the approval, on a non-binding advisory basis, of the compensation that may be paid or become payable to its named executive officers in connection with the transaction and the agreements and understandings pursuant to which such compensation may be paid or become payable as more fully described in the section labeled "Rowan Transaction-Related Compensation Proposal".

Recommendation of the Rowan Board

        The Rowan Board has unanimously approved the transaction agreement and the actions required and contemplated thereby, including the transaction and determined that such actions are advisable and in the best interests of Rowan and its shareholders. The Rowan Board unanimously recommends that Rowan shareholders vote "FOR" the Rowan Scheme Proposal, "FOR" the Rowan Scheme and Articles Amendment Proposal and "FOR" the Rowan Transaction-Related Compensation Proposal. See "The Transaction—Rowan's Reasons for the Transaction; Recommendation of the Rowan Board of Directors" for a more detailed discussion of the Rowan Board's recommendation with respect to the Rowan Scheme Proposal, the Rowan Scheme and Articles Amendment Proposal and the Rowan Transaction-Related Compensation Proposal.

Entitlement to Vote at the Rowan Shareholder Meetings; Quorum

        Each Rowan shareholder who is entered in Rowan's register of members at the Notice Record Time will be entitled to receive notice of the Rowan Court meeting and the Rowan general meeting. Each Rowan shareholder who is entered in Rowan's register of members at the Voting Record Time (expected to be [    •    ] a.m./p.m. (London time) on [    •    ], 2019) will be entitled to attend and vote on all resolutions to be put to the Rowan Court meeting and the Rowan general meeting. Each beneficial owner of Rowan ordinary shares (i.e., holds its Rowan ordinary shares in "street name") as of the Beneficial Ownership Record Time will be entitled to direct his or her broker, bank, trust or other nominee how to vote such Rowan ordinary shares on all resolutions to be put to the Rowan Court meeting and the Rowan general meeting. If either meeting is adjourned, only those Rowan shareholders on the register of members at [    •    ] (London time) which is two days (excluding

non-working days) before the adjourned meeting will be entitled to attend and vote. If you are a "street name" holder of Rowan ordinary shares and wish to attend the Rowan Court meeting and/or the Rowan general meeting, you will need to bring evidence of your share ownership in the form of a currently dated letter from your broker, bank, trust or other nominee and proof of your identity. On verification of such evidence, you will be admitted to the Rowan Court meeting and/or the Rowan general meeting, but may not vote at the Rowan Court meeting and/or Rowan general meeting unless you are a shareholder of record or hold a valid proxy from a shareholder of record.

        The presence at the Rowan general meeting of a member or members present in person or by proxy, who represent(s) at least the majority of the voting rights of all the members entitled to attend and vote at the meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Rowan general meeting.

Sanction of the Scheme of Arrangement by the Court

        Under the Companies Act 2006, the Scheme of Arrangement also requires the sanction of the Court. The hearing by the Court to sanction the Scheme of Arrangement is currently expected to be held on [    •    ], 2019, subject to the prior satisfaction or waiver of the other conditions set out in the section of this joint proxy statement titled "The Transaction Agreement—Conditions to Complete the Transaction." Scheme Shareholders are entitled to attend the Court hearing, should they wish to do so, in person or through counsel.

        Following sanction of the Scheme of Arrangement by the Court, the Scheme of Arrangement will become effective in accordance with its terms upon a copy of the Court order being delivered to the Registrar of Companies. This is presently expected to occur [    •    ] business days after the date of the Court hearing, subject to satisfaction (or, where applicable, waiver) of the conditions.

        Upon the Scheme of Arrangement becoming effective, it will be binding on all Scheme Shareholders holding Scheme Shares at the Scheme Record Time (including the depositary and so, in effect, Rowan beneficial owners), irrespective of whether or not they attended or voted in favor of, or against, the Scheme of Arrangement at the Rowan Court meeting or in favor of, or against, or abstained from voting on the special resolution at the Rowan general meeting.

        If the Scheme of Arrangement does not become effective by [    •    ] (or such later date as may be agreed in writing by Rowan and Ensco and as the Court may approve (if such approval is required)), the Scheme of Arrangement will not become effective.

Proxies

        Each copy of this document mailed to holders of Rowan ordinary shares is accompanied by two forms of proxy with instructions for voting. The blue form of proxy corresponds to the Rowan Court meeting and the yellow form of proxy corresponds to the Rowan general meeting. If you hold stock in your name as a shareholder of record, you should complete and return both proxy cards accompanying this document to ensure that your vote is counted at both of the meetings, or at any adjournment or postponement of the meetings, regardless of whether you plan to attend the meetings. You may also authorize a proxy to vote your shares by telephone or through the Internet as instructed on the proxy card.

        If you hold your stock in "street name" through a broker, bank, trust or other nominee, you must direct your broker, bank, trust or other nominee to vote in accordance with the instructions you have received from your broker, bank, trust or other nominee.

        If you are a shareholder of record of Rowan ordinary shares, you can revoke your proxy or voting instructions or change your vote after you have delivered your proxy or voting instructions in any of the following ways:

  •
  by sending a written notice to the Company Secretary of Rowan at the address set forth in this joint proxy statement, in time to be received before the Rowan shareholder meetings, stating that you would like to revoke your proxy;

  •
  by completing, signing and dating another proxy card and returning it by mail in time to be received before the Rowan shareholder meetings, or by submitting a later dated proxy by the Internet in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

  •
  by attending the Rowan shareholder meetings and voting in person (simply attending the meetings without voting will not revoke your proxy or change your vote).

        Written notices of revocation and other communications about revoking your proxy should be addressed to:

Rowan Companies plc
2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056
Attention: Company Secretary

        All shares of Rowan ordinary shares represented by valid proxies that Rowan receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card.

        If you fail to make a specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" the Rowan Scheme Proposal and "FOR" the Rowan Scheme and Articles Amendment Proposal.

        The Rowan Board is not currently aware of any business to be acted upon at the Rowan shareholder meetings other than the matters described in this joint proxy statement. If, however, other matters are properly brought before the meetings, the persons appointed as proxies will have discretion to vote or act on those matters as in their judgment is in the best interest of Rowan and its shareholders.

Solicitation of Proxies

        Rowan will bear its own costs and expenses incurred in connection with the filing, printing and mailing of this joint proxy statement to Rowan shareholders and the retention of any information agent or other service provider in connection with the transaction. This proxy solicitation is being made by Rowan on behalf of the Rowan Board. Rowan has hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. Rowan has agreed to pay MacKenzie Partners, Inc. a fee of $20,000 plus payment of certain fees and expenses for its services to solicit proxies. In addition to this mailing, proxies may be solicited by directors, officers or employees of Rowan or its affiliates in person or by telephone or electronic transmission. None of the directors, officers or employees will be directly compensated for such services.

        In accordance with the regulations of the SEC and the NYSE, Rowan also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Rowan ordinary shares.

Settlement

        [    •    ]

ROWAN SCHEME AND ARTICLES AMENDMENT PROPOSAL

        For the reasons described above, Rowan is requesting its shareholders adopt the following resolution at the Rowan general meeting, which is a special resolution:

THAT,

(a)
for the purpose of giving effect to the scheme of arrangement dated [    •    ] 2019 (the "Scheme") between Rowan and the holders of the Scheme Shares (as defined in the Scheme), a print of which has been produced to this meeting and for the purpose of identification signed by the chairman hereof, in its original form or subject to any modification, addition or condition agreed between Rowan and Ensco plc and approved or imposed by the Court, the directors of the Company be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; and

(b)
with effect from the passing of this resolution, the articles of association of Rowan be amended by the adoption and inclusion of the following new article 148:

  "148. SCHEME OF ARRANGEMENT

  148.1
  In this Article 148, references to "Rowan Scheme" means the scheme of arrangement dated [    •    ] 2019 under Part 26 of the Companies Act 2006 between Rowan and the Scheme Shareholders (as defined in the Rowan Scheme), in its original form or with or subject to any modification, addition or condition approved or imposed by the High Court of Justice of England and Wales; and "Ensco" means Ensco plc.

  148.2
  Notwithstanding any other provision of these Articles, if the Company issues any shares (other than to Ensco, any subsidiary of Ensco or any nominee(s) of Ensco) after the adoption of this Article 148 and at or prior to the Scheme Record Time (as defined in the Rowan Scheme), such shares shall be issued subject to the terms of the Rowan Scheme and the holders of such shares shall be bound by the Rowan Scheme accordingly.

  148.3
  Notwithstanding any other provision of these Articles, subject to the Rowan Scheme becoming effective, any shares issued or transferred to any person (other than to Ensco, any subsidiary of Ensco or any nominee(s) of Ensco) after the Scheme Record Time (a "New Member") (each such share being a "Post-Scheme Share") shall be issued on terms that they shall (on the Effective Date (as defined in the Rowan Scheme) or, if later, on issue (but subject to the terms of Article 148.4 below)), be immediately transferred to Ensco (or such person as it may direct) (the "Purchaser"), who shall be obliged to acquire each Post-Scheme Share in consideration for the allotment and issue or transfer to the New Member of 2.215 ordinary shares of Ensco with a nominal value of $0.10 per share (the "Ensco Shares") (and any payment in respect of fractional entitlements) for each Post-Scheme Share on the same terms on which such Ensco Shares would have been allotted and issued to such New Member had such Post-Scheme Share been a Scheme Share, provided that if, between the Scheme Effective Time (as defined in the Rowan Scheme) and the issue or transfer of the Post-Scheme Share, the Ensco Shares shall have been changed into, or exchanged for, a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, share split, reverse share split (including the consolidation proposed to be implemented by Ensco conditional upon the occurrence of and effective immediately (or as soon as practicable) following the Scheme Effective Time), combination or exchange of shares, or a stock dividend shall have been declared with a record date within such period, or any similar event shall have occurred, then the number of Ensco Shares to be allotted and issued or transferred in consideration for such Post-Scheme Share may be adjusted in such manner as Ensco may determine to be appropriate to proportionally reflect such change, and provided further that:

    (a)
    if, in respect of any holder of Post-Scheme Shares, Ensco is advised that the allotment and issue of Ensco Shares under this Article 148.3 would or might infringe the laws of the jurisdiction in which such holder of Post-Scheme Shares is a citizen, national or is resident, and/or would or might reasonably be expected to require Ensco or Rowan to comply with or observe any governmental or other consent or any registration, filing or other formality, with which Ensco or Rowan (as the case may be) is unable to comply or which Ensco or Rowan (as the case may be) reasonably regards as unduly onerous to comply with, Ensco may, in its sole discretion, either:

    (i)
    determine that the Ensco Shares shall not be allotted and/or issued to such holder of Post-Scheme Shares under this Article 148.3 but shall instead be allotted and issued to a nominee for the holder with such nominee appointed by Ensco as trustee for such holder on terms that the nominee shall, as soon as practicable following the Effective Date sell the Ensco Shares so allotted and issued at the best price which can reasonably be obtained at the time of sale and account for the net proceeds of such sale (after the deduction of the expenses of sale (including any tax and amounts in respect of value added tax payable thereon), without interest and subject to any tax withholding) by sending a cheque to the holder in accordance with the provisions of Article 148.3(b). In the absence of bad faith or wilful default, none of Rowan, Ensco or the nominee shall have any liability for any loss or damage arising as a result of the timing or terms of such sale; or

    (ii)
    determine that the Ensco Shares shall be sold, in which event the Ensco Shares shall be issued to such holder of Post-Scheme Shares and Ensco shall appoint a person to act pursuant to this Article 148.3(a)(ii) and such person shall be authorised on behalf of such holder to procure that any Ensco Shares in respect of which Ensco has made such determination (and including any consolidated shares of Ensco which derive from such Ensco Shares following the implementation of the consolidation proposed to be effected by Ensco conditional upon the occurrence of and effective immediately (or as soon as practicable) following the Scheme Effective Time) shall as soon as practicable following the Effective Date be sold at the best price which can reasonably be obtained at the time of sale and the net proceeds of such sale (after the deduction of the expenses of sale (including any tax and amounts in respect of value added tax payable thereon), without interest and subject to any tax withholding) shall be paid to such holder by sending a cheque in accordance with the provisions of Article 148.3(b). To give effect to any such sale, the person so appointed shall be authorised on behalf of each such holder to execute and deliver a form of transfer and to give such instructions and to do all other things which they consider necessary or expedient in connection with such sale. In the absence of bad faith or wilful default, none of Rowan, Ensco or the person so appointed shall have any liability for any loss or damage arising as a result of the timing or terms of such sale; and

    (iii)
    in applying this Article 148.3(a), Ensco, each nominee and each authorised person shall treat each holder of Post-Scheme Shares as the beneficial owner of the Ensco Shares during the period the nominee or authorised person, as applicable, holds such shares including providing the holder all rights to dividends (if any) on the Ensco Shares held by the nominee or authorised person and the right to vote or direct the voting of such shares. Ensco shall further treat such Ensco Shares held by the nominee or authorised person, as applicable, as issued and outstanding under applicable law; and

    (b)
    All cheques shall be in US dollars ($) and shall be made payable to the persons respectively entitled to the moneys represented thereby, and the encashment of any such cheque shall be a complete discharge of all nominees and authorised persons' obligations under this Article 148.3 to pay the monies represented thereby and shall be a complete discharge of Ensco's obligations under this Article 148.3 or otherwise to transfer Ensco Shares to the relevant holders of Post-Scheme Shares.

  148.4
  On any reorganisation of, or material alteration to, the share capital of Rowan (including, without limitation, any subdivision and/or consolidation) carried out after the Scheme Effective Time, the value of the consideration per Post-Scheme Share to be paid under Article 148.3 shall be adjusted by Rowan in such manner as the auditors of Rowan may determine to be appropriate to reflect such reorganisation or alteration. References in this Article to such shares shall, following such adjustment, be construed accordingly.

  148.5
  The Ensco Shares allotted and issued to a New Member pursuant to Article 148.3 shall be credited as fully paid and shall rank equally in all respects with all other fully paid ordinary shares of Ensco in issue at that time, including as to voting rights and the right to receive and retain all dividends and other distributions (if any) made, paid or declared in respect of the Ensco Shares after the time of such allotment.

  148.6
  No fraction of an Ensco Share shall be allotted, issued or transferred to a New Member pursuant to this Article 148. Any fraction of an Ensco Share to which a New Member would otherwise have become entitled shall be aggregated with the fractional entitlements of any other New Members whose shares are being transferred under this Article 148 on the same date and sold in the market and the net proceeds of sale (after the deduction of the expenses of sale, without interest and subject to any tax withholding) shall be paid to the persons entitled thereto in due proportions to the fractional share(s) to which they would otherwise have been entitled. If, however, the amount which would otherwise be payable to a New Member in respect of their fractional share(s) is less than an aggregate amount equal to $5.00, then that amount shall not be paid to such holder but shall instead be retained by Ensco for its benefit.

  148.7
  To give effect to any transfer of Post-Scheme Shares required pursuant to Article 148.3, Rowan may appoint any person as attorney and/or agent for the New Member to transfer the Post-Scheme Shares to the Purchaser and/or its nominees and do all such other things and execute and deliver all such documents or deeds as may in the opinion of such attorney or agent be necessary or desirable to vest the Post-Scheme Shares in the Purchaser and pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as the Purchaser may direct. If an attorney or agent is so appointed, the New Member shall not thereafter (except to the extent that the attorney or agent fails to act in accordance with the directions of the Purchaser) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed in writing by the Purchaser. The attorney or agent shall be empowered to execute and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Member (or any subsequent holder) in favour of the Purchaser and Rowan may give a good receipt for the consideration for the Post-Scheme Shares and may register the Purchaser as holder thereof and issue to it certificate(s) for the same. Rowan shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares. The Purchaser shall issue and allot or transfer (or procure the issue and allotment or transfer of) the Ensco Shares to the New Member pursuant in accordance with and subject to Article 148.3 as soon as practicable and in any event no later than 28 days after the date on which the Post-Scheme Shares are issued to the New Member.

  148.8
  If the Rowan Scheme shall not have become effective by the applicable date referred to in (or otherwise set in accordance with) paragraph 6(B) of the Rowan Scheme, this Article 148 shall cease to be of any effect.

  148.9
  Notwithstanding any other provision of these Articles, both Rowan and the board of directors of Rowan shall refuse to register the transfer of any Scheme Shares effected between the Scheme Record Time and the Scheme Effective Time (as defined in the Rowan Scheme) other than to the Purchaser and/or its nominees pursuant to the Rowan Scheme."

Vote Required and Rowan Board Recommendation

        Assuming a quorum is present, the Rowan Scheme and Articles Amendment Proposal will be passed if at least 75% of the votes cast at the meeting (in person or by proxy) are cast in favor of this proposal.

        Completion of the transaction is conditional on Rowan shareholder approval of the Rowan Scheme and Articles Amendment Proposal.

        The Rowan Board unanimously recommends that you vote "FOR" the Rowan Scheme and Articles Amendment Proposal. If no indication is given as to how you want your Rowan ordinary shares to be voted, the persons designated as proxies will vote the proxies received "FOR" the Rowan Scheme and Articles Amendment Proposal.

 ROWAN TRANSACTION-RELATED COMPENSATION PROPOSAL

        In accordance with Section 14A of the Exchange Act, Rowan is providing its shareholders with the opportunity to cast an advisory, non-binding vote at the Rowan general meeting on the compensation that may be paid or become payable to its named executive officers in connection with the transaction and the agreements and understandings pursuant to which such compensation may be paid or become payable. For a more detailed summary of the compensation payments, see "The Transaction—Rowan's Directors and Officers Have Financial Interests in the Transaction" and "The Transaction—Quantification of Potential Payments and Benefits to Rowan's Named Executive Officers in Connection with the Transaction." As required by those rules, Rowan is asking its shareholders to vote on the adoption of the following resolution:

          "RESOLVED, that the compensation that may be paid or become payable to Rowan's named executive officers in connection with the transaction, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the proxy statement entitled "The Transaction—Rowan Directors and Officers Have Financial Interests in the Transaction." and "The Transaction—Quantification of Potential Payments and Benefits to Rowan's Named Executive Officers in Connection with the Transaction," including the associated narrative discussion, are hereby APPROVED on an advisory (non-binding) basis."

        The votes on each proposal are separate and apart from the votes on the other proposals. Accordingly, you may vote to approve certain of the proposals and vote not to approve other proposals. Because the vote on this compensation proposal is advisory in nature only, it will not be binding on Rowan or Ensco. Accordingly, if the proposals related to the Scheme of Arrangement are approved and the transaction is completed, the compensation may become payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Rowan shareholders.

Vote Required and Rowan Board Recommendation

        Assuming a quorum is present, the Rowan Transaction-Related Compensation Proposal will be passed if a simple majority of the votes cast at the meeting (in person or by proxy) are cast in favor of this proposal.

        Completion of the transaction is not conditioned on approval of the Rowan Transaction-Related Compensation Proposal.

        The Rowan Board unanimously recommends that you vote "FOR" the Rowan Transaction-Related Compensation Proposal. If no indication is given as to how you want your Rowan ordinary shares to be voted, the persons designated as proxies will vote the proxies received "FOR" the Rowan Transaction-Related Compensation Proposal.

 THE TRANSACTION

Background of the Transaction

        The Ensco Board, together with Ensco's executive management team, periodically reviews strategies to improve Ensco's capital structure, optimize operational efficiency and enhance Ensco's future growth opportunities and shareholder value. The review of future growth opportunities encompasses a range of potential strategies, including: improving Ensco's existing drilling rig fleet through capital improvements and investments in innovation; expanding the markets in which Ensco operates through joint ventures and/or strategic partnerships; acquisitions of individual or groups of drilling rigs; and larger scale business combinations and strategic transactions, including combinations with peer group companies. The Ensco Board established the Strategic Transactions Advisory Committee of the Ensco Board (the "Ensco Advisory Committee") in May 2017 consisting of Messrs. Paul E. Rowsey, the Non-Executive Chairman of the Ensco Board, J. Roderick Clark, and C. Christopher Gaut to serve as an advisory committee assisting executive management with the review and assessment of potential strategic transactions.

        As part of its strategy, Ensco acquired Atwood in October 2017. Following the acquisition of Atwood, Ensco continued its periodic review and also considered further strategic combinations, including a combination with Rowan.

        Similarly, as part of Rowan's ongoing strategic planning process, the Rowan Board, together with Rowan's executive management team, regularly reviews and assesses Rowan's long-term strategic plan and goals, opportunities, overall industry trends, Rowan's financial leverage and financing options, the competitive environment in which Rowan operates and Rowan's short- and long-term performance, with the goal of promoting the success of Rowan. In connection with these activities, the Rowan Board met from time-to-time in the ordinary course of business to consider and evaluate potential strategic alternatives, including business combinations, acquisitions, dispositions, internal restructurings, joint ventures, the purchase of distressed assets and similar transactions. Additionally, the Rowan Board from time-to-time assessed the potential risks Rowan faced in executing its strategic plan, including the highly competitive landscape, cyclicality and intense price competition in the offshore drilling industry, the oversupply of drilling units in the worldwide fleet, its financial leverage, increased consolidation and restructuring of the offshore drilling industry, oil and gas prices and other macroeconomic trends. Specifically, due to these factors affecting the industry generally, the Rowan Board concluded that a multi-pronged strategy was necessary to maximize shareholder value, including, among other things, exploring a variety of strategic transactions and asset lease and purchase opportunities.

        As part of Rowan's continuing assessment of strategic alternatives and efforts, Rowan executive management periodically met with investment banks covering the offshore drilling industry, including Goldman Sachs. In addition, from time-to-time, Rowan received general inquiries or expressed interest regarding strategic transactions involving Rowan or certain of its businesses or assets as well as discussing with potential counterparties the possible acquisition of additional rigs. The Rowan Board determined that none of these inquiries or resulting discussions was sufficiently compelling to be potentially actionable, other than its formation of an offshore drilling joint venture with the Saudi Arabian Oil Company ("Aramco"), the purchase of two recently built jack-ups in Brazil, both of which are described below and, ultimately, the combination with Ensco.

        In the fourth quarter of 2014, certain representatives of Aramco entered into discussions with Dr. Thomas Burke, a director and Chief Executive Officer and President of Rowan, and other Rowan representatives about the possibility of creating a joint venture with the purpose of offshore drilling in the Kingdom of Saudi Arabia and potentially elsewhere.

        At the beginning of 2015, Aramco commenced a formal process to select a partner for an offshore drilling company. In the second phase of this process, which started in the beginning of the second quarter of 2015, Rowan was one of three finalists. The other two finalists were offshore drillers of significantly larger scale and more resources compared to Rowan.

        In the third quarter of 2015, after two rounds of management presentations, which included financial and other proposals, Aramco selected Rowan as the potential future joint venture partner for offshore drilling. Dr. Burke made multiple visits to Saudi Arabia to promote Rowan's proposal. The Rowan Board concluded that the Rowan executive management team, led by Dr. Burke, was instrumental in helping Rowan achieve this result based on their personal effort to engage with Aramco and its strategic goals.

        From the second quarter of 2015 to the fourth quarter of 2016, Rowan, represented by Dr. Burke and others, and Aramco negotiated the terms of the offshore drilling joint venture.

        Between late 2015 and August 2016, Dr. Carl Trowell, a director and President and Chief Executive Officer of Ensco, and Dr. Burke held several informal and non-specific conversations exploring whether a combination of the two companies could add value to shareholders and under which conditions a combination might happen. These conversations did not result in any formal engagement between the parties.

        In the first quarter of 2016, Rowan made two proposals to purchase Party A, a global provider of offshore contract drilling services with jack-up rigs and lift-boats.

        Additionally, in the second and fourth quarters of 2016, Rowan made offers to purchase two harsh environment jack-ups from Party A. Ultimately, Party A decided to pursue other opportunities for the sale of these assets.

        During the summer and fall of 2016, members of the Rowan Board and Rowan executive management engaged in a series of exploratory conversations and meetings with Party B, a global provider of offshore contract drilling services with jack-up and floating rigs, regarding a possible transaction.

        Shortly after Rowan had commenced further discussions with Party B, in August 2016, Dr. Trowell contacted Dr. Burke to discuss Rowan's interest in a possible business combination with Ensco. Dr. Burke and Dr. Trowell agreed to further discuss a possible combination.

        On October 27, 2016, Rowan held a meeting of the Rowan Board, during which the Rowan Board and executive management conducted a strategic assessment, including assessing the current industry dynamics, Rowan's competitive position and evaluating Rowan's long-range forecast under a variety of scenarios. At this meeting, the Rowan Board and Rowan executive management discussed the conversation between Dr. Trowell and Dr. Burke. The Rowan Board directed executive management to temporarily postpone discussions with Ensco given on-going negotiations regarding ARO, the on-going discussions with Party B and the continuing bid to acquire two harsh environment assets from Party A.

        On November 7, 2016, Dr. Trowell again contacted Dr. Burke to ask if Rowan would have an interest in pursuing a possible business combination. Dr. Burke stated that he would discuss the matter with the Rowan Board. The Rowan Board later determined that Rowan would continue to explore a combination with Party B based on the perceived benefits of that combination at that time.

        On November 21, 2016, Rowan and Aramco, through their subsidiaries, entered into a Shareholders' Agreement to create a 50/50 joint venture to own, manage and operate offshore drilling units in Saudi Arabia and potentially elsewhere, which joint venture would ultimately be named Saudi Aramco Rowan Offshore Drilling Company ("ARO"). Dr. Burke committed to support the new venture by taking a seat on the ARO board of directors.

        On January 2017, Rowan engaged a financial advisor to review an opportunity to acquire Party C, a global provider of offshore contract drilling services with deep-water rigs. In that same month, a

Rowan Board meeting was held during which the Rowan Board and executive management reviewed the opportunity with Party C and received the Rowan Board's support to further explore the opportunity.

        In the first and second quarters of 2017, following Rowan's and Party B's entry into a confidentiality agreement, Rowan and Party B commenced a series of discussions to determine, among other matters, if a mutually acceptable structure could be achieved.

        On February 24, 2017, Dr. Burke met in Europe with principals of Party D, a global provider of offshore contract drilling services with harsh environment semisubmersibles. Rowan evaluated an acquisition of Party D, but executive management was ultimately unable to make a recommendation to the Rowan Board to pursue the transaction.

        From January 2017 to March 2017, Party E, a global provider of offshore contract drilling services, and Mr. Stephen Butz, the Executive Vice President and Chief Financial Officer of Rowan, had several conversations regarding the potential acquisition of Party E's jack-up fleet. Rowan's executive management evaluated the opportunity and, on March 9, 2017, received approval from the Rowan Board to make a non-binding offer. However, after Mr. Butz discussed price expectations with Party E, Rowan's executive management decided not to submit a formal bid on the assets given the parties' disparate price expectations.

        On April 26, 2017, the Rowan Board held a board meeting and Rowan executive management presented the opportunity to acquire Party C. The Rowan Board and executive management did not find Party C's proposed valuation compelling, particularly given the associated risks of the opportunity and decided to keep monitoring the situation with Party C for changes rather than actively pursue a potential business combination. The Rowan Board also reviewed several other potential transactions, including the acquisition of two recently built jack-ups in Brazil (P-59 & P-60) and other potential corporate combinations. The Rowan Board also reviewed a combination with Party F, a global provider of offshore contract drilling services with jack-ups and floating rigs. While the Rowan Board believed the industrial logic of a combination with Party F was attractive, they decided to not actively pursue the opportunity due to the low level of Party F's contracted backlog and Party F's near-term debt maturities.

        During a customer workshop on May 3, 2017, Dr. Trowell approached Dr. Burke about Ensco's continued interest in a transaction with Rowan. Dr. Burke responded that he would discuss a potential combination of Rowan and Ensco with the Rowan Board, which was scheduled to occur in late May 2017.

        On May 10, 2017, Rowan was notified that it was the highest bidder at auction of P-59 & P-60, two recently built jack-ups in Brazil.

        On May 25, 2017, Dr. Burke and Dr. Trowell met in London, England. Dr. Trowell noted that Ensco would be interested in a potential combination with Rowan. Dr. Burke informed Dr. Trowell that Dr. Burke believed the Rowan Board would be amenable to further discussions provided the terms of the combination were compelling. However, while Dr. Burke had discussed a potential combination with Ensco with Rowan's Chairman, he had yet to discuss it with the Rowan Board, which he was scheduled to do later that day.

        Later that day, Rowan's Board, together with executive management, held a telephonic meeting and discussed the potential purchase at auction of the two recently built jack-ups (P-59 & P-60), a potential combination with Party B and a potential combination with Ensco. Rowan executive management recommended, that for several reasons, Rowan should focus on pursing a transaction with Party B. If a transaction with Party B was unsuccessful, then Rowan's executive management recommended that Rowan could consider a combination with Ensco or Party G, a global provider of offshore contract drilling services with jack-up and floating rigs. The Rowan Board agreed with this assessment and instructed executive management to pursue a combination with Party B.

        On May 30, 2017, Ensco announced its acquisition of Atwood.

        On June 1, 2017, the Chief Executive Officer of Party G and Dr. Burke discussed a possible transaction. Rowan and Party G entered into a confidentiality agreement on June 12, 2017, to permit the parties to exchange confidential materials.

        On June 8, 2017, Party B informed Rowan that it would start a formal bidding process and provided Rowan with an instruction letter with respect to the process. Rowan submitted a bid for Party B in July 2017. From that time through November 2017, Rowan and Party B engaged in extensive discussions regarding the financial and legal terms of a proposed transaction and accompanying governance arrangements. Over that period, the Rowan Board met multiple times to review the potential combination with Party B. At its meeting in July, the Rowan Board concurred with Rowan executive management's assessment that pursuing a combination with Party B was preferable to a transaction with Party G (with Ensco now engaged with the Atwood combination). However, at the end of November 2017, negotiations with Party B were terminated after reaching an impasse over numerous remaining issues.

        On October 19, 2017, Rowan announced the commercial start-up of ARO.

        On December 10, 2017, the chief executive officer of Party G contacted representatives of Rowan to express Party G's interest in a possible transaction with Rowan. Dr. Burke and Party G's Chief Executive Officer agreed to meet after the start of 2018.

        The next day, on December 11, 2017, Rowan and Party B agreed to recommence their negotiations that had terminated at the end of November 2017. From then until mid-February 2018, Rowan and Party B continued discussions regarding a possible transaction. During this period, the Rowan Board evaluated the merits of the potential transaction with Party B several times. However, towards the end of February 2018, Rowan and Party B again agreed to terminate discussions given continued disagreements over significant issues.

        On January 19, 2018, Rowan executive management met with advisors for Party H, a global provider of offshore contract drilling services with floating rigs that recently emerged from restructuring, to discuss strategic alternatives under review by Party H. Rowan executive management commenced due diligence to evaluate the industrial and financial merits of a combination with Party H.

        On February 5, 2018, a representative of Rowan discussed Party H's price expectations with Party H, after which Rowan executive management determined that further diligence was not warranted given the significant difference in price expectations.

        That same month, Dr. Burke and the Chief Executive Officer of Party G met for breakfast to discuss a possible transaction between Rowan and Party G. Dr. Burke and Party G's Chief Executive Officer agreed that each company's respective senior executives should meet to further discuss a possible transaction.

        On February 26, 2018, Rowan held a meeting of the Rowan Board to review various strategic alternatives, including remaining a standalone company, acquiring additional rigs in asset transactions or engaging in a business combination with other offshore drilling companies. Representatives of Rowan executive management and Goldman Sachs also attended. The Rowan Board reviewed material about and discussed potential transactions with both Ensco and Party G. There was a discussion concerning the likelihood that Ensco would pay a meaningful premium for Rowan given Ensco's experience with the shareholder activist campaign with respect to the Atwood acquisition and overall market sentiment in the offshore drilling industry. The Rowan Board further discussed certain concerns with Party G and potential solutions, none of which seemed commercially satisfactory, but which were nonetheless worthy of additional investigation. The Rowan Board reviewed the 10-year historical exchange ratio of Rowan common shares compared to both Party G and Ensco's respective equity securities and determined that the then-current exchange ratio was at a multi-year high-point in favor of Rowan shareholders. Rowan executive management advised the Rowan Board that, in management's opinion, Ensco's fleet was significantly improved given its acquisition of Atwood, which made a combination with Ensco more attractive than before its merger with Atwood. The Rowan Board determined to pursue both the Ensco and Party G opportunities contemporaneously and to evaluate each transaction at a further date after additional analysis.

        On March 3, 2018, executives of Rowan and their counterparts from Party G met to discuss initial due diligence around the aforementioned concerns. On March 19, 2018, Rowan and Party G entered into an amendment to the June 12, 2017 confidentiality agreement to allow for the exchange of certain sensitive information through a clean team. Throughout the month, Rowan and Party G exchanged due diligence materials.

        On March 23, 2018, Dr. Burke and Dr. Trowell met in Houston, Texas for dinner. Dr. Trowell again queried whether Rowan would be interested in a possible transaction with Ensco. Dr. Trowell proposed a merger transaction structure, with neither party's shareholders receiving a premium to market value. Dr. Burke again reiterated that the Rowan Board was amenable to discussions subject to acceptable terms. However, Dr. Burke noted that the Rowan Board would want a premium for Rowan shareholders. Dr. Trowell reiterated the merger transaction structure, with neither party's shareholders receiving a premium to market value. Dr. Burke committed to communicate a combination as described by Dr. Trowell to the chairman of the Rowan Board, Mr. William Albrecht, and the broader Rowan Board.

        On March 28, 2018, Rowan held a meeting of the Rowan Board during which the Rowan Board and Rowan executive management discussed both potential transactions with Party G and Ensco, in addition to other routine matters. The Rowan Board determined that concerns around Party G undercut the strategic rationale of the possible transaction with Party G and the potential benefit to Rowan shareholders. The Rowan Board instructed Rowan executive management to terminate discussions with Party G. The Rowan Board then discussed a possible combination with Ensco. Following that discussion, the Rowan Board instructed Rowan executive management to continue discussions with Ensco.

        On March 29, 2018, Rowan terminated discussions with Party G regarding a potential transaction.

        On April 26, 2018, Ensco and Rowan entered into a mutual confidentiality agreement (the "confidentiality agreement") with mutual standstill provisions. Following the execution of the confidentiality agreement, Ensco and Rowan began to share confidential information regarding their operations.

        During a meeting of the Ensco Advisory Committee held on April 27, 2018, Ensco executive management, consisting of Dr. Trowell, Patrick Carey Lowe, Executive Vice President and Chief Operating Officer of Ensco, Jonathan Baksht, Senior Vice President and Chief Financial Officer of Ensco, and Michael T. McGuinty, Senior Vice President, General Counsel and Secretary of Ensco, presented a potential transaction with Rowan to the Ensco Advisory Committee. Following an update call with the Ensco Board later that day, the Ensco Board authorized Ensco executive management to send a non-binding proposal to Rowan consistent with the terms presented to the Board.

        On April 27, 2018, Ensco sent a non-binding proposal to Rowan regarding a potential combination of Ensco and Rowan. Ensco proposed an all-stock transaction reflecting an at-market, no premium combination, with an exchange ratio determined based on the trailing 30-day average trading price for the Rowan ordinary shares and Ensco ordinary shares preceding the signing. The indication of interest included Ensco's initial proposal for certain governance matters, including a nine member board of directors, with Ensco designating five directors and Rowan designating four directors.

        On April 30, 2018, Dr. Trowell again met Dr. Burke in Houston, Texas to discuss the April 27 framework. Dr. Trowell expressed his strong view that the exchange ratio must reflect an at-market deal.

        Throughout May 2018, Rowan and Ensco conducted preliminary due diligence with respect to each other's operations, financial condition and legal matters.

        On May 2, 2018, Goldman Sachs delivered an executed disclosure letter regarding certain of its relationships with Ensco to Rowan. An engagement letter dated June 18, 2018, detailing the terms of Goldman Sachs' engagement, was subsequently executed.

        On May 7, 2018, Rowan held a meeting of the Rowan Board during which the Rowan Board and executive management of Rowan and certain of Rowan's financial and legal advisors discussed the proposal sent by Ensco and the possible combination between the companies. The Rowan Board asked questions and considered the non-binding proposal in detail, together with the executive management of Rowan. The Rowan Board discussed the risks of certain unresolved Ensco contingent liabilities, namely the litigation and regulatory review in connection with a terminated drilling contract in Brazil and certain on-going governmental investigations with respect to the procurement of such drilling contract (collectively, the "Brazil matter"), and attractiveness of a combination with Ensco versus remaining a standalone company. The Rowan Board also discussed the implications of asking for and the requirement to obtain a waiver of certain rights that Aramco had with respect to ARO in the event of a change in control of Rowan (the "CIC Rights"). The Rowan Board instructed executive management to continue discussions with Ensco.

        On May 9, 2018, each of Ensco and Rowan executed clean team addendums to the confidentiality agreement, pursuant to which each party would share certain competitively sensitive confidential information only with specified individuals from Ensco and Rowan and their outside financial and legal advisors. Following execution of the clean team addendums, Ensco and Rowan began to share competitively sensitive confidential information in accordance with the procedures agreed between the parties and their advisors.

        On May 17, 2018, representatives of Ensco, including Dr. Trowell and Messrs. Baksht and McGuinty held a telephonic meeting with representatives of Rowan, including Dr. Burke, Mr. Butz, Mark F. Mai, Executive Vice President, General Counsel and Secretary of Rowan, and Son Vann, Vice President of Corporate Development of Rowan, to discuss ARO.

        On May 18, 2018, Dr. Trowell and Messrs. McGuinty, Baksht and Lowe held a telephonic meeting with Dr. Burke and Messrs. Butz, Mai and Vann to discuss Ensco's business operations, including an overview of its rig fleet.

        During a regular quarterly Ensco Board meeting held on May 20 and 21, 2018, Dr. Trowell and Messrs. Lowe, Baksht and McGuinty presented the Rowan opportunity to the Ensco Board as one of several potential strategic options and discussed with the Ensco Board Rowan's fleet quality, potential synergies, geographic footprint, and the unique growth opportunity presented by Rowan's partnership with Aramco through ARO. Given the attractiveness of a combination with Rowan, the Ensco Board determined that Ensco should continue discussions with Rowan regarding a potential transaction.

        On May 23, 2018, Dr. Trowell and Dr. Burke met in London. During the meeting, they discussed, among other things, the strategic rationale for a potential business combination between Ensco and Rowan, value creation opportunities, and potential synergies of such a combination. Dr. Trowell reiterated that Rowan's response to Ensco's non-binding proposal should be a merger at market value.

        That same day, Dr. Burke met with representatives of Party I, a global provider of offshore contract drilling services with jack-up and floating rigs, to discuss a possible acquisition of certain jack-up assets from Party I.

        On May 24, 2018, Rowan held a meeting of the Rowan Board during which the Rowan Board and executive management discussed various strategic alternatives available to Rowan, including three potential transactions, the possible combination with Ensco and several other opportunities to acquire assets from counterparties in financial distress. The Rowan Board discussed in depth the possible combination between Rowan and Ensco and a response to Ensco's proposal from April 27, 2018. Among other things, the Rowan Board instructed executive management to pursue terms of a possible combination that would result in Rowan's shareholders collectively owning 45% of the combined company pro forma for the transaction and provide for certain governance arrangements in favor of Rowan. The Rowan Board also instructed Rowan executive management to further evaluate potential exposure arising from the Brazil matter. The Rowan Board discussed the CIC Rights and the reasons why Aramco might exercise these rights. Additionally, the Rowan Board discussed whether Rowan must have the right to appoint the initial Chief Executive Officer of the combined company because of the important dynamics involved in Dr. Burke's continued contributions to ARO and the ongoing relationship with Aramco. The Rowan Board concluded that continuity of Dr. Burke's leadership between Rowan and the combined company was integral to delivering value from ARO. The Rowan Board instructed Rowan executive management to communicate these terms to Ensco.

        On May 29, 2018, Rowan sent Ensco a letter in response to Ensco's April 27th proposal. In this non-binding proposal, Rowan expressed its interest in continuing discussions regarding a potential transaction and, based on instructions from the Rowan Board, proposed an exchange ratio that would result in Rowan's shareholders collectively owning 45% of the combined company pro forma for the transaction. In addition, Rowan's letter described certain governance matters, including a desire that Rowan's Chief Executive Officer be the Chief Executive Officer of the combined company, that Ensco's Chief Executive Officer or its chairman of the board be the chairman of the board of directors of the combined company, that Ensco and Rowan designate an equal number of directors to the combined company's board and that the committees of the combined company's board have equal representation of legacy Ensco and Rowan directors.

        Also on May 29, 2018, Ensco retained Morgan Stanley to act as a financial advisor to Ensco in connection with a potential transaction with Rowan. Morgan Stanley's engagement was formalized by execution of an engagement letter with Ensco on October 2, 2018.

        On June 3, 2018, the Ensco Board participated in a telephone call with representatives of Morgan Stanley to discuss a response to Rowan's May 29th letter and the terms of a potential transaction proposed by Rowan.

        On June 5, 2018, Ensco sent an updated non-binding proposal to Rowan, which proposed that Rowan shareholders receive 2.50 ordinary shares of Ensco for each Rowan ordinary share as transaction consideration. In addition, the proposal covered certain governance matters, including that Ensco's Chief Executive Officer be the Chief Executive Officer of the combined company, that the chairman of the board of the combined company would be nominated by Rowan, that the combined company board would consist of 11 directors, including six Ensco directors and five Rowan directors and that the headquarters of the combined company would be located in London, England or Houston, Texas.

        Later that day, Dr. Burke and Dr. Trowell discussed Ensco's proposal. Dr. Trowell told Dr. Burke that, due to feedback from Ensco shareholders during the proxy solicitation with respect to the Atwood acquisition, Ensco would not agree to pay the premium that Rowan had sought in its May 29th response.

        On June 11, 2018, the Rowan Board met to discuss, among other items, Rowan's pursuit of a purchase of assets from Party I, and a response to Ensco's June 5th letter. As of June 8, 2018, the last trading day before the Rowan Board meeting, the exchange ratio was approximately 2.46 based on the close of trading the previous day, having moved in Rowan's favor the last five days, making the Ensco proposal effectively an at-market offer. The Rowan Board again reviewed the implications of the CIC Rights, the dynamics involved in Dr. Burke's continued contributions to ARO and determined that to ensure success of ARO, the combined company's CEO would need to be Dr. Burke. The Rowan Board again expressed significant concern over the contingent liability associated with the Brazil matter and instructed executive management to continue to evaluate that exposure.

        Dr. Burke and Dr. Trowell had a lunch meeting in Houston, Texas on June 14, 2018 to discuss the terms of Ensco's June 5, 2018 proposal, the need for a consent from Aramco related to the CIC Rights and outstanding due diligence items.

        On June 16, 2018, Dr. Burke and a representative from Party B held a meeting to discuss the previously abandoned negotiations and agreed that recommencing negotiations was not warranted.

        On June 17, 2018, Dr. Burke met with a board member of Party J, a global provider of offshore contract drilling services with jack-ups rigs, in London, England. At the meeting, they discussed the market generally for offshore drilling services and a potential combination between Rowan and Party J. The representative of Party J stated that he would like for Rowan and Party J to engage in a transaction. Dr. Burke responded that he would discuss the opportunity with the Rowan Board but deemed the combination likely unattractive to Rowan's shareholders because, in Dr. Burke's opinion, Party J's relative valuation was much higher than Rowan's, its equity had significantly lower trading volumes than Rowan and Party J had a weak backlog position. The Rowan Board ultimately agreed with Dr. Burke's assessment.

        On June 18, 2018, Dr. Burke and Mr. Albrecht met with Dr. Trowell and Mr. Rowsey in London to discuss the terms of a potential transaction, including the proposed exchange ratio and the strategic rationale of the transaction. At the meeting, Mr. Albrecht noted the Rowan Board was focused on the continuity in relationships with ARO, particularly with respect with Dr. Burke's role in the combined company. Dr. Trowell and Mr. Rowsey insisted that the transaction be effected in an at-market, no premium transaction based on the trailing 30-day average share price for Rowan ordinary shares. Messrs. Rowsey and Albrecht met separately later that day to discuss governance matters.

        Between June 20, 2018 and August 31, 2018, Dr. Trowell and Dr. Burke had multiple phone calls to discuss the terms of a potential transaction between Rowan and Ensco and the transaction process generally. During this time period and through the execution of the transaction agreement, Dr. Trowell updated Mr. Rowsey and Dr. Burke updated Mr. Albrecht, in each case, on a regular basis regarding the status of discussions between the parties, and Mr. Rowsey had multiple phone calls with individual Ensco directors to discuss the same, and Mr. Albrecht had multiple phone calls with individual Rowan directors to discuss the same.

        On June 29, 2018, Dr. Burke and Dr. Trowell had a telephone conversation. Dr. Trowell reiterated to Dr. Burke the terms on which the Ensco Board would engage in a business combination transaction, including an at-market, no premium transaction based on the trailing 30-day average share price, that Ensco would appoint the initial chief executive officer of the combined company and that Rowan would appoint the executive chairman of the combined company for a defined period of time. Dr. Burke expressed to Dr. Trowell the Rowan Board's concern with the Brazil matter. Dr. Burke also informed Dr. Trowell that the Rowan Board was still considering Ensco's proposals and the various discussions during the preceding month and would further discuss them at a board meeting in July 2018. Using an exchange ratio based on the close of trading the previous day, Ensco's "at market proposal" would mean that Rowan shareholders receive 2.214 Ensco ordinary shares for each Rowan ordinary share as transaction consideration.

        That same day, Mr. Albrecht and Mr. Rowsey also had a telephone conversation. Mr. Rowsey communicated the same terms to Mr. Albrecht that Dr. Trowell had communicated to Dr. Burke.

        On July 3, 2018, Dr. Burke and Dr. Trowell had a call to discuss the transaction. Dr. Burke told Dr. Trowell that, based on conversations between Dr. Burke and members of the Rowan Board, a merger on the terms proposed by Ensco seemed unlikely, but the Rowan Board would discuss the potential transaction at its board meeting in London at the end of July.

        On July 9, 2018, Dr. Burke met representatives of Party I in London, England to continue their discussions of May 22, 2018.

        Twice in July 2018, representatives of Rowan met or communicated with officials from shipyards to discuss an acquisition of drilling assets from a financially distressed counterparty.

        On July 12, 2018, Dr. Burke and Mr. Butz met with a significant shareholder in Houston, Texas. At the meeting, the shareholder presented a concept for significantly restructuring Rowan's balance sheet while creating a jack-up company and drillship company, both publicly traded entities, both to be managed by the current Rowan management team. The Rowan Board subsequently reviewed the concept and determined that the transaction would not be in the best interest of Rowan stakeholders given the importance of scale, cost structure and credit profile, which the proposed concept would cause to deteriorate.

        On July 25, 26 and 27, 2018, Rowan held a meeting of the Rowan Board. The Rowan Board reviewed the medium- and long-term outlook for deep-water based on a third-party analysis and compared that to Rowan's executive management's assessment of the future of the deep-water market. The Rowan Board also continued its on-going strategic assessment, including examining various alternatives to a combination transaction such as a sale of Rowan drill ships or the movement of certain assets into new publicly traded holding companies. The Rowan Board determined that these alternatives were not attractive. The Rowan Board also considered the acquisition of certain jack-up and floating rig opportunities. The Rowan Board concluded that the uncertain financial returns against the significant risks of these opportunities did not merit further due diligence at this time. Rowan executive management advised the Rowan Board that, in management's opinion, the opportunity with Party I was considerably less attractive than a combination with Ensco. Nevertheless, Rowan's executive management proposed that it was worth exploring this opportunity in the event a combination with Ensco could not be achieved. The Rowan Board instructed Rowan executive management to continue its engagement with Party I.

        On July 27, 2018, during the Rowan Board meeting Mr. Albrecht and Mr. Rowsey had a telephone conversation to discuss various aspects of a proposed transaction.

        During the same Rowan Board meeting, the Rowan Board reviewed the strategic rationale of the Rowan/Ensco combination, together with the strengths and weaknesses of the proposed transaction. The Rowan Board also considered (1) the historic exchange ratio between the two companies (and that the exchange ratio had moved in Ensco's favor since negotiations commenced), (2) the relative EBITDA and other financial contributions from the two companies, (3) certain pro forma financials of the combined company, (4) expected benefits of the proposed transaction vis-à-vis Rowan on a standalone basis, (5) the Brazil matter and various considerations around ARO and (6) precedent merger-of-equals transactions. After discussion, and upon receiving advice from its legal and financial advisors, the Rowan Board advised Rowan executive management to continue its pursuit of the transaction and then discussed the elements of a proposed response to Ensco. Using an exchange ratio based on the close of trading the previous day, Ensco's "at market proposal" would mean that Rowan shareholders receive 2.003 Ensco ordinary shares for each Rowan ordinary share.

        On August 2, August 12 and August 24, 2018, representatives of Rowan and representatives of Party I had telephone calls to continue their conversation of July 9, 2018.

        On August 8, 2018, in a phone conversation between Dr. Burke and Mr. Albrecht, Dr. Burke noted that, using an exchange ratio based on the close of trading the previous day, Ensco's "at market proposal" would mean that Rowan shareholders would receive 1.788 Ensco ordinary shares for each Rowan ordinary share.

        On August 16, 2018, Ensco and its customer announced that they had settled all claims between them relating to the Brazil matter, with no payments being made by either party. Rowan executive management considered this an important milestone that made a combination with Ensco more attractive.

        During an Ensco Board meeting held on August 21, 2018, Mr. Rowsey and Dr. Trowell updated the Ensco Board regarding their recent discussions with Mr. Albrecht and Dr. Burke relating to the terms of a potential transaction and proposed governance matters, including Rowan's desire that Dr. Burke be the Chief Executive Officer of the combined company due to his involvement in ARO and his working relationship with Aramco. The Ensco Board determined to continue discussions with Rowan on the basis that Rowan's Chief Executive Officer be the Chief Executive Officer of the combined company provided that the transaction reflected an at-market, no premium combination, Ensco directors retained six of the 11 combined company board seats and Ensco retained the right to appoint other key executive management positions.

        On August 24, 2018, Ensco sent a letter to Rowan reiterating its interest in a potential combination of Ensco and Rowan. The letter outlined Ensco's proposed terms for the potential transaction, including (1) an all-stock transaction, (2) a no premium combination resulting in a relative ownership split in the combined company of 62% for Ensco shareholders and 38% for Rowan shareholders, (3) agreement that Rowan's Chief Executive Officer would serve as Chief Executive Officer of the combined company, (4) appointment of the Chief Operating Officer, Chief Financial Officer and General Counsel of the combined company by Ensco, (5) appointment of Ensco's Chief Executive Officer as Executive Chairman of the combined company, (6) an 11 member board of directors of the combined company, comprising six Ensco directors and five Rowan directors, (7) a condition to closing that Rowan obtain any required consents by the parties to ARO required in connection with the proposed transaction, and (8) the headquarters of the combined company would be in London, England.

        On August 28, 2018, on behalf of Ensco, Dr. Trowell and Mr. Rowsey delivered to Mr. Albrecht and Dr. Burke, on behalf of Rowan, an additional non-binding letter clarifying certain governance arrangements, including how certain appointment and removal rights would work for the Executive Chairman of the combined company, the term of the Executive Chairman's tenure, and the roles and responsibilities of the Executive Chairman vis-à-vis the chief executive officer of the combined company.

        On August 29, 2018, Dr. Trowell contacted Dr. Burke to let him know that the SEC had informed Ensco that it was concluding its investigation related to the Brazil matter without any enforcement action.

        On August 31, 2018, the Rowan Board convened a meeting by telephone to review the status of the potential transaction and its strategic rationale. The Rowan Board, among other items, reviewed the proposed exchange ratio versus historic share performance between the two companies. The Rowan Board also reviewed additional transaction considerations, including the magnitude and likelihood of expected synergies and the strategic advantages the combined company would have due to increased scale (including the capacity to develop new technology, the benefits of a more diverse fleet and the ability to absorb the fixed costs of operations). In light of those transaction considerations, the Rowan Board determined a combination with Ensco to be highly attractive and expressed willingness to consider an at-market exchange ratio. However, the Rowan Board instructed Rowan executive management that Rowan would not accept any discount to the trading price of Rowan's ordinary shares immediately prior to announcement. Rowan management also advised the Rowan Board that the SEC's investigation regarding the Brazil matter had concluded, which made an Ensco combination more attractive. Using an exchange ratio based on the close of trading the previous day, Ensco's "at market proposal" would mean that Rowan shareholders receive 2.014 Ensco ordinary shares for each Rowan ordinary share.

        Rowan executive management also again reviewed the proposal previously put forward by the Rowan shareholder which, after discussion, the Rowan Board again declined to pursue as the proposal being put forth by Ensco was considerably more compelling for the long-term success of Rowan.

        On August 31, 2018, Rowan sent a letter to Ensco in response to Ensco's August 24, 2018 letter, as clarified by Ensco's letter from August 28, 2018, indicating Rowan's continued interest in the transaction and in proceeding to solicit Aramco's support for the proposed transaction. In its non-binding letter, Rowan proposed that (1) the combined company include an independent lead director, which would be Rowan's chairman of the board initially, (2) Dr. Burke would waive the accelerated vesting of an equity retention grant awarded in February 2017 and severance rights, both triggered by the move of his employment to London in connection with the proposed transaction, (3) the Executive Chairman of the combined company would serve for a term of 18 months following the closing of the proposed transaction, and (4) supermajority voting requirements for the combined company's board and any agreed governance requirements of the combined company for a period of two years would be set forth in revised articles of association of the combined company.

        The following day, Dr. Burke and Dr. Trowell had a telephone conversation regarding Rowan's response. During this call, Dr. Burke and Dr. Trowell concluded that the governance arrangements were the most significant issues remaining.

        On September 4, 2018, Ensco publicly announced that the SEC had concluded its investigation and that the U.S. Department of Justice had stated that it had closed its inquiry into the Brazil matter.

        At an industry conference on September 4, 2018, members of Rowan executive management made an investor presentation that included further disclosures regarding ARO, for which Rowan had recently received permission from Aramco. Later that day, Dr. Burke and Dr. Trowell met to discuss the potential combination and had a follow-up telephone conversation on September 6, 2018. Following the conversation, they had agreed a framework for determining the combined company's management team and generally resolved issues with respect to the roles and responsibilities of the Executive Chairman and chief executive officer of the combined company. Additionally, they discussed the strategy for obtaining Aramco's waiver of the CIC Rights.

        On September 6, 2018, the Ensco Board held a meeting during which Mr. Rowsey and Dr. Trowell updated the Ensco Board regarding recent discussions with Rowan, including discussions regarding a framework for determining the combined company's management team and combined company board governance.

        On September 7, 2018, Mr. Rowsey called Mr. Albrecht to discuss the potential transaction, including the strategic rationale of the transaction, exchange ratio, governance structure and executive management positions.

        Mr. Lowe met with Dr. Burke in Houston, Texas on September 8, 2018, to discuss ARO and the impact of a potential transaction on the operations of ARO. At the meeting, Mr. Lowe and Dr. Burke discussed the need to obtain a waiver from ARO related to the CIC Rights.

        On September 10, 2018, Mr. Rowsey and Mr. Gaut met with Mr. Albrecht and Thomas R. Hix, a director of Rowan, in Houston, Texas to discuss the proposed transaction, including the governance structure, executive management positions, and chief executive officer and executive chairman compensation matters (including a requirement that Dr. Burke waive additional rights to the acceleration of his time-based unvested restricted stock awards in order to align his interests with the shareholders of the combined company).

        On the evening of September 10, 2018, Gibson, Dunn & Crutcher LLP ("Gibson Dunn"), Ensco's U.S. legal advisor, sent Kirkland & Ellis LLP ("Kirkland"), Rowan's legal advisor, a draft of the transaction agreement that proposed, among other provisions: (1) to expand the Ensco Board to include 11 directors in total and five Rowan directors; (2) that the parties make substantially reciprocal representations and warranties; (3) substantially reciprocal restrictions on Ensco's and Rowan's conduct of business prior to closing; (4) reciprocal no-shop covenants applicable to Ensco and Rowan; (5) a termination fee in an amount equal to one percent of Rowan's equity capitalization payable by Ensco and Rowan under certain circumstances, including if either party's shareholders did not approve the transaction; and (6) a "force the vote" provision requiring both parties to hold a vote of their shareholders regardless of whether such party's board of directors changed its recommendation for the proposed transaction.

        On September 10, 2018, representatives from Rowan, Kirkland, Ensco and Gibson Dunn met in Houston, Texas. During the meeting, the parties exchanged certain due diligence information with each other and discussed the strategic importance of ARO and its support. Throughout the month of September until the parties executed the transaction agreement, the parties and their respective legal counsel either met or participated in telephone conference calls with respect to due diligence matters, including on September 21, 2018, September 24, 2018 and September 25, 2018.

        Dr. Burke called Dr. Trowell on September 12, 2018 to discuss ARO and specifically Ensco's proposal that the transaction agreement contain a condition to closing with respect to ARO.

        On September 13, 18 and 20, 2018, Dr. Burke met with representatives of Aramco to discuss the combination of Ensco and Rowan and Aramco's waiver of the CIC Rights. Dr. Burke stated to the Aramco representatives the combined company's commitment to the future success of ARO, as well as of his continued leadership. On September 17, 2018, Rowan sent a formal waiver request to Aramco. On September 18, 2018, Dr. Trowell met with representatives of Aramco to discuss the combination of Ensco and Rowan.

        Between September 13 and September 18, Dr. Burke and Dr. Trowell met in Saudi Arabia and had several calls to discuss the possible combination and matters related to ARO.

        On September 15, 2018, Kirkland sent Gibson Dunn a revised draft of the transaction agreement. The revised transaction agreement, among other things: (1) removed the reciprocal "force the vote" provisions, (2) provided for reciprocal expense reimbursement by Ensco or Rowan in an amount not to exceed $10 million if the other party did not obtain shareholder approval at its shareholder meeting, (3) increased the termination fee payable by Ensco to an amount equal to one percent of Ensco's equity capitalization, (4) provided for the amendment of Ensco's existing Governance Policy regarding director appointments, the designation of six directors by Ensco and five directors by Rowan, (5) removed the closing condition related to ARO and (6) extended the outside date for the transaction to 15 months.

        On September 17, 2018, Slaughter and May ("Slaughter"), Ensco's UK legal advisor, delivered the initial draft of the Scheme of Arrangement to Kirkland.

        On September 18, 2018, Kirkland sent Gibson Dunn a draft of the Ensco Rowan Corporate Governance Policy, which would take effect upon the closing of the proposed transaction, and Kirkland subsequently sent Gibson Dunn a further revised draft of the Ensco Rowan Corporate Governance Policy on September 25, 2018. The Ensco Rowan Corporate Governance Policy set forth the core responsibilities of the combined company's executive chairman, independent lead director and chief executive officer, and reflected Rowan's proposal for governance of the combined company, including the following: (1) an 11 member board with six Ensco directors and five Rowan directors, (2) a nominating and governance committee comprised of four members, with two Ensco directors and two Rowan directors and (3) the appointment of Dr. Trowell as Executive Chairman and Dr. Burke as Chief Executive Officer of the combined company.

        On September 20, 2018, Gibson Dunn delivered to Kirkland a revised draft of the transaction agreement. Between September 20, 2018 and October 7, 2018, Gibson Dunn and Slaughter, on behalf of Ensco, and Kirkland, on behalf of Rowan, engaged in a number of conversations regarding, and exchanged drafts of, the documents for the potential transaction, including, among others, the transaction agreement and each party's disclosure schedules thereto, the Scheme of Arrangement and the Ensco Rowan Corporate Governance Policy.

        Between September 23, 2018 and October 4, 2018, Dr. Burke and Dr. Trowell had a series of telephone conversations regarding various aspects of the potential combination, including management positions, governance considerations and duties of executives.

        On September 24, 2018, the Ensco Board held a meeting. Members of Ensco's executive management provided the Ensco Board with an update regarding legal due diligence conducted to date, the status of negotiations, a summary of the remaining material issues to be finalized and the key closing conditions in the transaction agreement. Mr. Baksht provided the Ensco Board with an overview of the expected synergies and operational benefits of the combined company.

        On September 24, 2018, Rowan held a meeting of the Rowan Board. During the meeting, representatives of Rowan executive management and Goldman Sachs provided the Rowan Board with an overview of financial due diligence conducted to date and representatives of Rowan management and Kirkland provided the Rowan Board with an overview of legal due diligence conducted to date. The Rowan Board asked questions with respect to the due diligence findings and made additional requests for further due diligence with respect to certain matters. Representatives of Kirkland then provided a summary of the then-current draft of the transaction agreement and the remaining material issues and answered the Rowan Board's questions with respect thereto. Following these presentations, the Rowan Board discussed the benefits and detriments of the transaction. Among other things, the Rowan Board discussed the magnitude and likelihood of expected synergies and operational benefits the combined company would achieve, and further discussed the importance the CIC Rights waiver to achieve such expectations. Finally, the Rowan Board discussed the open issues and instructed executive management of Rowan, Kirkland and Goldman Sachs to attempt to resolve the remaining open issues.

        Additionally, at the same meeting, Dr. Burke agreed to Ensco's requirement that he waive his rights to acceleration of his time-based unvested restricted stock awards in order to align his interests with the shareholders of the combined company and reduce the transaction costs.

        On October 4, 2018, Mukamala Oil Field Services Limited, a subsidiary of Saudi Aramco Development Company and holder of 50% of the interests of ARO, delivered a letter that, among other things, waived its option, arising in connection with the proposed transaction, to purchase Rowan's interest in ARO and consented to the completion of the transaction.

        That same day, Dr. Burke and Dr. Trowell met in London to discuss the material outstanding issues, including the governance arrangements for the combined company.

        Between October 4, 2018 and October 6, 2018, Mr. Rowsey and Mr. Albrecht engaged in conversations regarding the terms of the proposed transaction, including the governance of the combined company following the closing.

        On October 5, 2018, Dr. Burke and Dr. Trowell met in London again to discuss material outstanding issues, including the exchange ratio and the governance arrangements for the combined company. After the close of trading on the NYSE, Dr. Burke and Dr. Trowell had a telephone call to discuss the exchange ratio to use in the transaction. Dr. Burke proposed that the exchange ratio should be based on the closing price at the end of trading that day and, therefore, should be 2.215. Dr. Trowell stated that he would discuss the matter with the Ensco Board.

        The same day, Ensco retained Citigroup Global Markets Inc. and HSBC Securities (USA) Inc. as co-financial advisors to Ensco in connection with the potential transaction with Rowan.

        Later on October 6, 2018, the Ensco Board held a meeting, together with its legal and financial advisors, to discuss the proposed transaction. At this meeting, among other matters, Ensco management discussed with the Ensco Board the diligence conducted with respect to Rowan, and Gibson Dunn and Slaughter reviewed with the Ensco Board the terms of the transaction agreement, the Ensco Rowan Corporate Governance Policy and the Scheme of Arrangement. Representatives of Morgan Stanley rendered its oral opinion to the Ensco Board, subsequently confirmed by delivery of a written opinion, dated October 6, 2018, that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken as set forth in its written opinion, the exchange ratio pursuant to the transaction agreement was fair from a financial point of view to Ensco. Following a discussion regarding the proposed transaction by the Ensco Board, including a discussion of the Chief Executive Officer and Executive Chairman Employment Agreements in executive session, the Ensco Board unanimously determined that the form, terms and provisions of the transaction agreement and the transactions contemplated thereby, including the transaction and the allotment and issuance of the Ensco ordinary shares and the Reverse Stock Split, were advisable, fair and reasonable to and in the best interests of Ensco and its shareholders. The Ensco Board unanimously determined to recommend that Ensco shareholders vote to approve the Ensco Transaction Consideration Proposal and the Ensco Reverse Stock Split Proposal.

        Following the Ensco Board meeting, Dr. Trowell informed Dr. Burke that the Ensco Board approved the proposed terms of the transaction and the exchange ratio of 2.215, based on the market price at the close of trading on October 5, 2018. Also on October 6, 2018, Rowan and Ensco finalized the remaining outstanding issues, including setting expense reimbursement if a party's shareholders did not approve the transaction at $15 million instead of $10 million and establishing a threshold for remedial actions related to antitrust matters at $400 million.

        Later on October 6, 2018, Rowan held a meeting of the Rowan Board in London, England. Members of Rowan's executive management, together with representatives from Kirkland, Goldman Sachs and Rowan's compensation consultants, participated in the meeting in person and by telephone conference. At the meeting, representatives of Kirkland provided to the Rowan Board an update regarding the terms of the transaction, including the terms of the transaction agreement, the governance policy and the employment agreements of Dr. Burke and Dr. Trowell to be entered into in connection with the transaction. The Rowan Board discussed that the parties had agreed to an exchange ratio of 2.215 Ensco ordinary shares for each Rowan ordinary share. Also at the meeting, Goldman Sachs reviewed with the Rowan Board its financial analyses of the exchange ratio provided for in the transaction and delivered to the Rowan Board an oral opinion, confirmed by delivery of a written opinion dated October 7, 2018, to the effect that, as of such date and based upon and subject to the factors and assumptions stated in such opinion, the exchange ratio pursuant to the transaction agreement was fair, from a financial point of view, to the holders (other than Ensco and its affiliates) of the Rowan ordinary shares. The Rowan Board then (i) unanimously determined that the transaction and the scheme of arrangement were in the best interests of Rowan and the Rowan shareholders, and declared it advisable to enter into the transaction agreement, (ii) approved the execution, delivery and performance of the transaction agreement and the consummation of the transactions contemplated thereby, including the transaction and the scheme of arrangement, and (iii) resolved to recommend the adoption of the transaction agreement and the passing of the Rowan shareholder resolutions by the Rowan shareholders.

        That night and the following day, Kirkland and Gibson Dunn finalized the transaction agreement and the ancillary documents.

        Ensco and Rowan then executed the transaction agreement on October 7, 2018. In connection with the execution of the transaction agreement and with respect to their employment upon the consummation of the transaction, Dr. Burke entered into an employment agreement with Rowan Companies, Inc., ENSCO Global Resources Limited and, solely for the purposes of guaranteeing the payments and obligations under his employment agreement, Ensco and Dr. Trowell entered into a new employment agreement with Ensco.

        Also on October 7, 2018, Dr. Trowell met with Dr. Burke in Houston, Texas to discuss the announcement of the transaction and communications to investors regarding the proposed transaction.

        Prior to the opening of markets in the United States on October 8, 2018, Ensco and Rowan jointly announced the transaction and held a joint investor conference call.

Ensco's Reasons for the Transaction; Recommendation of the Ensco Board of Directors

        By vote at a meeting held on October 6, 2018, the Ensco Board unanimously determined that the form, terms and provisions of the transaction agreement and the actions required and contemplated thereby, including the allotment and issuance of the Ensco ordinary shares, are advisable, fair and reasonable to and in the best interests of Ensco and its shareholders. The Ensco Board unanimously recommends that Ensco shareholders vote "FOR" the Ensco Transaction Consideration Proposal.

        In deciding to approve the transaction agreement and to recommend that Ensco shareholders vote to approve the Ensco Transaction Consideration Proposal, the Ensco Board consulted with Ensco's management and financial and legal advisors and considered several factors.

        The Ensco Board considered a number of factors when evaluating the transaction, the majority of which support the Ensco Board's determination that the transaction is advisable, fair and reasonable to and in the best interest of Ensco and its shareholders. The Ensco Board considered these factors as a whole and without assigning relative weights to each such factor, and overall considered the relevant factors to be favorable to, and in support of, its determinations and recommendations. These factors included:

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  that the transaction would create a more diversified company, with a presence in nearly all major offshore regions and asset classes and a larger customer base, combining two world-class operators that have complementary cultures and share similar core values centered around safety, operational excellence, technology, employee development and customer satisfaction;

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  that the transaction would strategically position the combined company for offshore recovery through a broad geographic footprint, diverse customer base and exposure to customer demand across all water depths;

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  that the combined company would benefit from a unique growth opportunity through the partnership with Saudi Aramco, the world's largest customer for jack-up rigs;

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  that the combined company would operate a high-specification rig fleet capable of meeting customer demand across all water depths and in the most challenging environments, with a strong portfolio of highest-specification drillships and ultra-harsh and modern harsh environment jackups;

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  that both Ensco and Rowan are focused on investing in innovation and technology, and that the combined company will be able to develop and implement technologies more economically and efficiently and deploy those technologies across a broader base of drilling rigs;

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  that Ensco management expects the transaction to result in meaningful cost savings and operational synergies, including anticipated cost synergies of more than $150 million on an annualized basis by the end of the year following consummation of the transaction;

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  that the combined company would have significant liquidity of approximately $3.9 billion as of June 30, 2018, including $1.9 billion of cash and short-term investments;

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  that the combined company would benefit from an estimated revenue backlog of approximately $2.7 billion as of June 30, 2018, plus additional unconsolidated revenue backlog from its partnership with Saudi Aramco;

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  that the combined company's geographic and customer diversification, enhanced rig fleet and stronger financial position will provide for greater access to the capital markets and improve the combined company's competitiveness going forward;

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  the fact that the combined company board of directors will have six Ensco directors and five directors designated by Rowan from its highly experienced board of directors;

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  the fact that Carl Trowell, current President and Chief Executive Officer of Ensco, will serve as the Executive Chairman of Ensco;

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  the Ensco Board's belief that the foregoing two bullets and the other governance arrangements set out in the Ensco Rowan Corporate Governance Policy provide for clear and balanced corporate governance and leadership;

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  the terms of the transaction agreement, the structure of the transaction, including the conditions to each party's obligation to complete the transaction and the ability of the Ensco Board to terminate the agreement under certain circumstances; and

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  Morgan Stanley's oral opinion rendered to the Ensco Board on October 6, 2018 and its written opinion dated the same date, to the effect that, as of the date thereof and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken as set forth in its written opinion, the exchange ratio pursuant to the transaction agreement was fair from a financial point of view to Ensco. The full text of the written opinion of Morgan Stanley to the Ensco Board, dated as of October 6, 2018, is attached as Annex B to this joint proxy statement. See "—Opinion of Financial Advisor to Ensco."

        The Ensco Board considered additional information concerning the transaction as a whole and without assigning relative weights to each such item, and overall considered the relevant factors to be favorable to, and in support of, its determinations and recommendations. This information included:

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  information concerning the financial condition, results of operations, prospects and businesses of Ensco and Rowan provided by management of Ensco, including the respective companies' cash flows from operations, expected accretion to discounted cash flows, the recent performance of the Ensco ordinary shares and the Rowan ordinary shares and the ratio of the Ensco ordinary share price to the Rowan ordinary share price over various periods, as well as current industry, economic and market conditions;

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  the share price versus the present value of estimated future cash flows of both Ensco and Rowan;

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  the implied asset prices versus alternative transactions, new asset pricing and precedent transactions;

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  other market factors of both Ensco and Rowan; and

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  the results of Ensco's business, legal, financial and compliance due diligence review of Rowan.

        The Ensco Board also considered a variety of risks and other potentially negative factors concerning the transaction agreement and the transactions contemplated thereby. These factors included:

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  that there are significant risks inherent in combining and integrating two companies, including that the companies may not be successfully integrated or that the expected synergies from combining the two companies may not be realized, and that successful integration of the companies will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined company;

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  the effects on cash flows from operations and other financial measures under various modeling assumptions, and the uncertainties in timing and execution with respect to the anticipated benefits of the transaction;

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  that the transaction agreement provides that, in certain circumstances, Ensco could be required to pay a termination fee of $24 million to Rowan or reimburse Rowan for expenses of $15 million;

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  that the transaction might not be completed as a result of a failure to satisfy the conditions contained in the transaction agreement, including failure to receive necessary regulatory approvals such as under the HSR Act and from UK and Saudi Arabia competition authorities;

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  that Rowan's obligation to close the transaction is conditioned on: (i) the approval of the Scheme of Arrangement at the Rowan Court meeting by a majority in number of the Scheme Shareholders present and voting (and entitled to vote) representing 75% or more in value of the Scheme Shares held by such Scheme Shareholders; (ii) the approval of the Rowan Scheme and Articles Amendment Proposal as a special resolution at the Rowan general meeting by at least 75% of the votes cast by Rowan shareholders; and (iii) the sanction of the Scheme of Arrangement by the Court;

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  Rowan's ability, under certain circumstances, to terminate the transaction agreement in order to enter into an agreement providing for a superior proposal, provided that Rowan concurrently with such termination pays to Ensco a termination fee of $24 million;

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  the restrictions on the conduct of Ensco's business prior to the consummation of the transaction, which may delay or prevent Ensco from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of Ensco pending consummation of the transaction;

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  the substantial costs to be incurred in connection with the transaction, including the costs of integrating the businesses of Ensco and Rowan and the transaction costs to be incurred in connection with the transaction;

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  the possibility that the $15 million expense reimbursement that Rowan would be required to pay under the transaction agreement upon termination of the transaction agreement under certain circumstances would be insufficient to compensate Ensco for its costs incurred in connection with the transaction agreement;

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  the possibility of losing key employees and skilled workers as a result of the transaction and the expected consolidation of Ensco and Rowan personnel;

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  the possibility of customer overlap or that key customers may choose not to do business with the combined company; and

  •
  other risks of the type and nature described under "Risk Factors."

        This discussion of the information and factors considered by the Ensco Board in reaching its conclusion and recommendations includes all of the material factors considered by the Ensco Board but is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the Ensco Board in evaluating the transaction agreement and the actions required and contemplated thereby and the complexity of these matters, the Ensco Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the Ensco Board may have given different weight to different factors. The Ensco Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the transaction agreement and the allotment and issuance of Ensco ordinary shares pursuant to the transaction agreement.

        It should be noted that this explanation of the reasoning of the Ensco Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements."

Rowan's Reasons for the Transaction; Recommendation of the Rowan Board of Directors

        On October 6, 2018, the Rowan Board unanimously determined that the transaction agreement and the Scheme of Arrangement are in the best interests of Rowan and Rowan's shareholders, and declared it advisable to enter into the transaction agreement and Scheme of Arrangement, and approved the execution, delivery and performance of the transaction agreement and the Scheme of Arrangement and the transactions contemplated thereby are fair to and in the best interests of Rowan's shareholders.

        The Rowan Board unanimously and unqualifiedly recommends that the Rowan shareholders vote "FOR" the Scheme of Arrangement Proposal at the Scheme meeting and "FOR" the other proposals at the Rowan special meetings.

        In its evaluation of the transaction agreement, Scheme of Arrangement and the transactions contemplated thereby, the Rowan Board consulted with Rowan's executive management and Rowan's outside legal and financial advisors and considered several potentially positive factors, including the following (not necessarily in order of relative importance):

  •
  The belief that the transaction would create a leading global offshore drilling company with enhanced scale, large high-graded fleet, clear growth strategies and a diversified revenue mix across segments, geographies and customers, resulting in improved opportunities for growth, cost savings, earnings and innovation relative to what Rowan could achieve on a standalone basis.

  •
  The fact that, in receiving Ensco ordinary shares in the transaction, the holders of Rowan ordinary shares will participate in a combined entity that, among other things, will have increased share liquidity, will have a strong balance sheet, will be capable of pursuing significantly larger growth opportunities, and will participate in the increased diversification of the assets and operations of the combined entity, in each case as compared to Rowan on a standalone basis.

  •
  The fact that the Rowan Board and Rowan's executive management estimate that the combined company will generate annual run-rate cost synergies of approximately $150 million, of which 75% is expected to be realized within one year of the consummation of the transaction, which is expected to result in the combined company having greater potential to achieve further earnings growth and generate accretive cash flow the year following the consummation of the transaction.

  •
  The fact that members of executive management of the combined company, led by Dr. Burke, will be responsible for the establishment, execution and achievement of synergies in the global offshore drilling market.

  •
  The fact that, after giving effect to certain issuances, Rowan shareholders are expected to own approximately 39.5% of the combined company pro forma for the transaction.

  •
  The fact that, for an extended period prior to any discussions regarding the transaction, Rowan pursued a variety of strategies designed to maximize shareholder value, including strategic transactions and asset lease and purchase opportunities in its deep water and jack-up rig business lines and, despite the successful execution of two such transactions, Rowan's deep-water fleet did not achieve the scale necessary to fully absorb fixed cost operations.

  •
  The fact that the Rowan Board and Rowan's executive management, with the assistance of Rowan's outside legal and financial advisors, reviewed the potential strategic advantages and risks of over 10 strategic options, including with respect to synergies, valuation, fleet scale and segment composition, backlog and other transaction-related matters such as execution risk and governance.

  •
  The belief, after a thorough review of, and based on the Rowan Board's knowledge of, Rowan's long-term strategic goals and opportunities, industry trends, competitive environment and short- and long-term performance in light of Rowan's strategic plan, including the potential impact of those factors on the trading price of the Rowan ordinary shares (which cannot be precisely quantified numerically), that the value offered to Rowan's shareholders pursuant to the transaction is more favorable to Rowan's shareholders than the potential value that might reasonably be expected to result from other strategic alternatives, including remaining an independent public company.

  •
  The financial analysis reviewed and discussed with representatives of Goldman Sachs, as well as the oral opinion of Goldman Sachs rendered to the Rowan Board, which was subsequently confirmed by delivery of a written opinion dated October 7, 2018, to the effect that, as of such date and based upon and subject to the factors and assumptions stated in such opinion, the exchange ratio was fair, from a financial point of view, to the holders (other than Ensco and its affiliates) of the Rowan ordinary shares.

  •
  The fact that Dr. Burke will serve as the chief executive officer of the combined company and Dr. Trowell will serve as the executive chairman of the board of directors of the combined company together with certain provisions of the transaction agreement that provide for the retention of each such appointment for a designated period following the combination of Rowan and Ensco.

  •
  The fact that five members of the 11-member board of directors of the combined company will be comprised of members from the Rowan Board as of immediately prior to the Scheme Effective Time, including that the lead independent director of the combined company will be a member of the Rowan Board as of immediately prior to the Scheme Effective Time.

  •
  The fact that backlog for the combined company of approximately $2.7 billion will be approximately six times Rowan's standalone backlog.

  •
  The fact that the combined company will have increased liquidity of approximately $3.9 billion as of June 30, 3018, including $1.9 billion of cash and short-term investments.

  •
  The fact that the combined company will be better positioned to advance technological improvements in the offshore drilling industry that could lead to positive competitive differentiation for the combined company's fleet.

  •
  The belief that the combined company will continue to leverage Rowan's and Ensco's demonstrated commitment to safe operations, to customer satisfaction and to deliver industry-leading service for its combined customer base.

  •
  The belief that the transaction is both geographically accretive with respect to Ensco's and Rowan's respective customers' operations, including with respect to Rowan in the key regions of Southeast Asia, Nigeria, Australia and Brazil, and a reinforcement of strong customer relationships in the deep-water, ultra-harsh and high-spec jack-up markets.

  •
  The belief that the transaction will enable the combined company to integrate the skill sets and capabilities of each of Rowan's and Ensco's management teams to apply operational and cost discipline across the combined company.

  •
  The belief that, in coordination with Rowan's legal advisors, the terms of the transaction agreement, taken as a whole, including the parties' representations, warranties, covenants and conditions to closing, and the circumstances under which the transaction agreement may be terminated, are reasonable.

  •
  The belief that Ensco's proposal, which the Rowan Board evaluated with the assistance of its legal and financial advisors, was more favorable to Rowan's shareholders, taking into account the potential risks, rewards and uncertainties associated therewith, than the other opportunities and alternatives reasonably available to Rowan.

  •
  The fact that completion of the transaction requires the approval of the Rowan shareholders.

        The Rowan Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and other countervailing factors in its deliberations concerning the transaction and the other transactions contemplated by the transaction agreement, including the following (not necessarily in order of relative importance):

  •
  That subsequent to completion of the transaction, Rowan's shareholders would forgo the opportunity to realize the potential long-term value of the successful execution of Rowan's current strategy as an independent public company by participating in any future earnings or growth or in any future appreciation in value of the Rowan ordinary shares as represented in the forecasts or otherwise.

  •
  That certain of Rowan's directors and executive officers have interests in the transaction that are different from, or in addition to, those of the Rowan's public shareholders. The Rowan Board was aware of and extensively discussed and considered these interests; for more information about such interests, see below under the heading "—Rowan's Directors and Officers Have Financial Interests in the Transaction."

  •
  That, while Rowan expects the transaction to be consummated if the Rowan Scheme Proposal is approved by Rowan's shareholders, there can be no assurance that all conditions to the parties' obligations to consummate the transaction will be satisfied even if the Rowan Scheme Proposal is approved by Rowan's shareholders.

  •
  The fact that the combined company may not achieve, to the extent or within the time expected, the full benefit of the expected $150 million of cost synergies.

  •
  The fact that the exchange ratio in the transaction agreement provides for a fixed number of Ensco ordinary shares, and, as such, Rowan shareholders cannot be certain at the time of the Rowan special meetings of the market value of the transaction consideration they will receive, and the possibility that Rowan shareholders could be adversely affected by a decrease in the trading price of Ensco ordinary shares before the closing of the transaction.

  •
  The fact that Ensco may, prior to the Scheme Effective Time, conduct a reverse share split and, despite the fact that the exchange ratio for Rowan's shareholders will be proportionately adjusted in connection with the consummation of the transaction, such a reverse share split may impact Rowan's share price.

  •
  The fact that, under specified circumstances, Rowan may be required to pay certain termination fees in the event the transaction agreement is terminated and the effect this could have on Rowan, including:

  •
  the possibility that the $24,000,000 termination fee payable by Rowan to Ensco upon the termination of the transaction agreement in order to allow Rowan to enter into an agreement with respect to a superior proposal could discourage other potential acquirers from making a competing proposal, although the Rowan Board believes that the termination fee is reasonable in amount and will not unduly deter, preclude or restrict any other party that might be interested in acquiring Rowan; and

  •
  if the transaction is not consummated, Rowan will generally be required to pay its own expenses associated with the transaction and, if the transaction agreement is terminated for the failure of Rowan's shareholders to approve the transaction agreement and transactions contemplated thereby, Rowan will be required to pay Ensco $15,000,000 for Ensco's costs, fees and expenses incurred in connection with the transactions contemplated by the transaction agreement.

  •
  The restrictions in the transaction agreement on Rowan's ability to actively solicit competing bids to acquire it and to entertain other acquisition proposals unless certain conditions are satisfied.

  •
  That the restrictions on Rowan's conduct of business prior to completion of the transaction, could delay or prevent Rowan from undertaking business opportunities that may arise or taking other actions with respect to its operations during the pendency of the transaction.

  •
  That the amount of time that may be required to consummate the transaction, including the fact that the completion of the transaction depends on factors outside of Rowan's or Ensco's control and the risk that the pendency of the transaction for an extended period of time could have an adverse effect on Rowan.

  •
  That the significant costs involved in connection with entering into the transaction agreement and completing the transaction and the substantial time and effort of management required to consummate the transaction could disrupt Rowan's business operations.

  •
  That the announcement and pendency of the transaction, or the failure to complete the transaction, may cause substantial harm to Rowan's relationships with its employees, including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel.

  •
  That the market price of the Rowan ordinary shares could be affected by many factors, including: (i) if the transaction agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting Rowan; (ii) the possibility that, as a result of the termination of the transaction agreement, possible acquirers may consider Rowan to be an unattractive acquisition candidate; and (iii) the possible sale of the Rowan ordinary shares by short-term investors following an announcement that the transaction agreement was terminated.

  •
  The risks and uncertainties associated with executing on Rowan's business strategy and achieving Rowan's related financial projections and opportunities, including as described in the "risk factors" and "forward looking statements" sections of Rowan's disclosures filed with the SEC, with the advice and assistance of its financial and legal advisors, regarding the achievability of the financial performance reflected in the various cases in the forecasts in light of such risks and uncertainties and Rowan's historical performance.

        After taking into account the factors set forth above, as well as others, the Rowan Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the transaction were outweighed by the potential benefits of the transaction to Rowan's shareholders.

        The foregoing discussion of factors considered by Rowan is not intended to be exhaustive, but summarizes the material factors considered by the Rowan Board. In light of the variety of factors considered in connection with their evaluation of the transaction agreement and the transaction, Rowan did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Rowan Board applied his own personal business judgment to the process and may have given different weight to different factors. The Rowan Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The Rowan Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, Rowan's executive management and the Rowan Board's financial advisors and outside legal counsel.

        In considering the recommendation of the Rowan Board to approve the Rowan Scheme Proposal, Rowan shareholders should be aware that the executive officers and directors of Rowan have certain interests in the transaction that may be different from, or in addition to, the interests of Rowan shareholders generally. The Rowan Board was aware of these interests and considered them when approving the transaction agreement and recommending that Rowan shareholders vote to approve the Rowan Scheme Proposal. See "—Interests of Rowan Directors and Executive Officers in the Transaction."

        It should be noted that this explanation of the reasoning of the Rowan Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in "—Cautionary Statement Regarding Forward-Looking Statements."

Opinion of Financial Advisor to Ensco

        The Ensco Board retained Morgan Stanley to provide it with financial advisory services in connection with the proposed transaction and to provide a financial opinion. The Ensco Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Ensco. On October 6, 2018, at a meeting of the Ensco Board, Morgan Stanley rendered its oral opinion, subsequently confirmed by delivery of a written opinion, dated October 6, 2018, that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the exchange ratio pursuant to the transaction agreement was fair from a financial point of view to Ensco.

        The full text of the written opinion of Morgan Stanley delivered to the Ensco Board, dated as of October 6, 2018, is attached to this joint proxy statement as Annex B and is incorporated herein by reference in its entirety. You should read Morgan Stanley's opinion and this summary of Morgan Stanley's opinion carefully and in their entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley's opinion was directed to the Ensco Board, in its capacity as such, and addressed only the fairness from a financial point of view to Ensco of the exchange ratio pursuant to the transaction agreement as of the date of such opinion. Morgan Stanley's opinion did not address any other aspects or implications of the transaction. Morgan Stanley's opinion did not in any manner address the price at which the Ensco ordinary shares would trade following the transaction or at any time, and Morgan Stanley expressed no opinion or recommendation to any holder of Ensco ordinary shares or Rowan ordinary shares as to how such holder should vote at the Ensco general meeting or the Rowan Court meeting and Rowan general meeting, respectively, or whether to take any other action with respect to the transaction.

        For purposes of rendering its opinion, Morgan Stanley:

  (1)
  reviewed certain publicly available financial statements and other business and financial information of Rowan and Ensco, respectively;

  (2)
  reviewed certain internal financial statements and other financial and operating data concerning Rowan and Ensco, respectively;

  (3)
  reviewed certain financial projections prepared by the management of Ensco with respect to the future financial performance of Rowan and Ensco;

  (4)
  reviewed certain financial projections prepared by the management of Rowan with respect to the future financial performance of Rowan;

  (5)
  reviewed information relating to certain strategic, financial and operational benefits anticipated from the transaction, prepared by the management of Ensco;

  (6)
  discussed the past and current operations and financial condition and the prospects of Ensco, including information relating to certain strategic, financial and operational benefits anticipated from the transaction, with senior executives of Ensco;

  (7)
  reviewed the pro forma impact of the transaction on Ensco's earnings per share, cash flow, consolidated capitalization and certain financial ratios;

  (8)
  reviewed the reported prices and trading activity for Rowan ordinary shares and Ensco ordinary shares;

  (9)
  compared the financial performance of Rowan and Ensco and the prices and trading activity of Rowan ordinary shares and Ensco ordinary shares with that of certain other publicly-traded companies comparable with Rowan and Ensco, respectively, and their securities;

  (10)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (11)
  participated in certain discussions and negotiations among representatives of Rowan and Ensco and certain parties and their financial and legal advisors;

  (12)
  reviewed the transaction agreement and certain related documents; and

  (13)
  performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Rowan and Ensco, and formed a substantial basis for its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the transaction, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Rowan and Ensco of the future financial performance of Rowan and Ensco. For purposes of its analysis, Morgan Stanley, at the direction of Ensco, relied on financial projections relating to Rowan and Ensco, in each case prepared by the management of Ensco. Morgan Stanley was advised by Ensco and assumed, with Ensco's consent, that the projections prepared by the management of Ensco were a reasonable basis upon which to evaluate the business and financial prospects of Ensco and Rowan. Morgan Stanley expressed no view as to such projections or the assumptions on which they were based. Morgan Stanley relied upon, without independent verification, the assessment by the management of Ensco of: (i) the strategic, financial and other benefits expected to result from the transaction; (ii) the timing and risks associated with the integration of Rowan and Ensco; and (iii) Ensco's ability to retain key employees of Rowan and Ensco, respectively. In addition, Morgan Stanley assumed that the transaction would be consummated in accordance with the terms set forth in the transaction agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the transaction would be treated as a tax-free reorganization, pursuant to the Internal Revenue Code and that the definitive transaction agreement would not differ in any material respect from the draft thereof furnished to it. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed transaction, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed transaction. Morgan Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Ensco and Rowan and their legal, tax or regulatory advisors with respect to legal, tax, or regulatory matters. Morgan Stanley did not perform any tax assessment in connection with the transaction. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Rowan's officers, directors or employees, or any class of such persons, relative to the consideration to be paid to the holders of Rowan ordinary shares in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Rowan or Ensco, nor was it furnished with any such valuations or appraisals. Morgan Stanley's opinion did not address the relative merits of the transaction as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after such date may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses of Morgan Stanley

        The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion to the Ensco Board, each dated as of October 6, 2018. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 5, 2018, the most recent trading day prior to Morgan Stanley's presentation to the Ensco Board of its financial analysis on October 6, 2018. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

        In performing the financial analyses summarized below and in arriving at its opinion, at the direction of the Ensco Board, Morgan Stanley utilized and relied upon certain financial projections relating to Rowan and Ensco, each provided by the management of Ensco and which are described below. In addition, Morgan Stanley utilized and relied upon the number of issued and outstanding shares of Rowan provided by management of Rowan.

        As part of the financial projections, Ensco management provided, and Morgan Stanley relied upon with the consent of the Ensco Board, Ensco Management Case A and Ensco Management Case B (the "Ensco financial forecasts"). Ensco management informed Morgan Stanley that Ensco Management Case A reflected a stronger market for offshore drilling rigs, including a more rapid day rate recovery with higher terminal day rates, than Ensco Management Case B. The Ensco financial forecasts are more fully described in the section entitled "—Certain Unaudited Financial Forecasts Prepared by the Management of Ensco."

Useful Life Discounted Cash Flow Analysis

        Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of that company. In the "useful life" discounted cash flow analysis, Morgan Stanley performed a discounted cash flow analysis on each of Rowan (excluding its interest in ARO), ARO and Ensco, respectively, based on the unlevered free cash flows generated by Rowan's, ARO's and Ensco's fleet of rigs through the estimated end of their useful lives as estimated by the management of Ensco (which are estimated to extend through 2050 for Rowan (excluding ARO), through 2059 for ARO and through 2055 for Ensco).

Rowan Useful Life Discounted Cash Flow Analysis

        With respect to Rowan, Morgan Stanley calculated a range of implied total equity values of Rowan and values per Rowan ordinary share based on (i) estimates of Rowan's future unlevered free cash flows from July 1, 2018 through December 31, 2050 (excluding ARO) and (ii) estimates of future unlevered free cash flows from ARO from July 1, 2018 through June 30, 2059. Morgan Stanley performed this analysis on the estimated future unlevered free cash flows of each of Rowan (excluding ARO) and ARO included in Ensco Management Case A and Ensco Management Case B. Morgan Stanley first calculated the estimated unlevered free cash flows (calculated as earnings before interest, taxes, and depreciation and amortization, which is referred to in this section as EBITDA, less capital expenditures (including rig purchases) and unlevered taxes, plus proceeds from asset sales, and adjusted for any changes in working capital and deferred expense) of each of Rowan (excluding ARO) and ARO. The projected unlevered free cash flows of each of Rowan (excluding ARO) and ARO were discounted to June 30, 2018 using discount rates ranging from 9.3% to 10.5% for the period between July 1, 2018 through December 31, 2025 based on Morgan Stanley's estimate of Rowan's weighted average cost of capital ("WACC") for such period under both Ensco Management Case A and Ensco Management Case B. The projected unlevered cash flows of Rowan (excluding ARO) for the period from January 1, 2026 through December 31, 2050, and for ARO the period from January 1, 2026 through June 30, 2059, were discounted to June 30, 2018 using discount rates ranging from 8.2% to 10.1% based on Morgan Stanley's estimate of Rowan's WACC for such period under both Ensco Management Case A and Ensco Management Case B. The range of discount rates used for such period differed from that used for the period ending December 31, 2025 as a result of an assumed repayment of certain senior notes of Rowan that are due in future years, resulting in an adjustment to Rowan's debt-to-capitalization ratio.

        With respect to ARO, Morgan Stanley then deducted from the implied aggregate value ranges of ARO the estimated gross debt of ARO and added ARO's cash and cash equivalents as of June 30, 2018, resulting in the equity value of ARO. To arrive at the implied equity value of Rowan's 50% interest in ARO, Morgan Stanley multiplied the equity value of ARO by 50% and added the value of a shareholder loan provided by Rowan to ARO (such resulting value, the "ARO DCF Value"). To arrive at the implied equity value of Rowan, Morgan Stanley then (i) deducted from the implied aggregate value ranges of Rowan (excluding ARO) (A) the estimated gross debt of Rowan (excluding ARO) and (B) the value of cash settled performance units of Rowan (excluding ARO) and (ii) added to the implied aggregate value ranges of Rowan (excluding ARO) (A) cash and cash equivalents as of June 30, 2018 of Rowan (excluding ARO) and (B) the ARO DCF Value. Aggregate values also included the then-current estimate of the value of capital spare parts of Rowan as estimated by Ensco management.

        Based on the above-described analysis, Morgan Stanley derived a range of implied values per share for Rowan as of June 30, 2018 for each of Ensco Management Case A and Ensco Management Case B of $25.39 to $33.30 and $14.38 to $20.17, respectively.

Ensco Useful Life Discounted Cash Flow Analysis

        With respect to Ensco, Morgan Stanley calculated a range of implied total equity values of Ensco and values per Ensco ordinary share based on estimates of future unlevered free cash flows of Ensco from July 1, 2018 through December 31, 2055. Morgan Stanley performed this analysis on the estimated future unlevered free cash flows included in Ensco Management Case A and Ensco Management Case B. Morgan Stanley first calculated the estimated unlevered free cash flows (calculated as EBITDA, less capital expenditures (including rig purchases) and unlevered taxes, plus proceeds from asset sales, and adjusted for any changes in working capital and deferred expense). The projected unlevered free cash flows were discounted to June 30, 2018 using discount rates ranging from 9.0% to 10.1% for the period between July 1, 2018 through December 31, 2025 based on Morgan Stanley's estimate of Ensco's WACC for such period under both Ensco Management Case A and Ensco Management Case B, and the projected unlevered free cash flows for the period from January 1, 2026 through December 31, 2055 were discounted to present value using discount rates ranging from 8.7% to 10.3% in Ensco Management Case A and 8.8% to 10.3% in Ensco Management Case B based on Morgan Stanley's estimate of Ensco's WACC for such period. The range of discount rates used for such period differed from that used for the period ending December 31, 2025 as a result of an assumed repayment of senior notes, resulting in an adjustment to Ensco's debt-to-capitalization ratio. The range of discount rates used for the period from January 1, 2026 through December 31, 2055 differed under Ensco Management Case A and Ensco Management Case B as a result of an assumed repayment of indebtedness under Ensco's credit facility under Ensco Management Case A. Morgan Stanley then deducted from the implied aggregate value ranges Ensco's estimated gross debt and minority interest and added Ensco's cash and cash equivalents as of June 30, 2018. Aggregate values also included the then-current estimate of the value of capital spare parts of Ensco as estimated by Ensco management.

        Based on the above-described analysis, Morgan Stanley derived a range of implied values per Ensco ordinary share as of June 30, 2018 for each of Ensco Management Case A and Ensco Management Case B of $12.35 to $15.72 and $6.27 to $8.84, respectively.

Exchange Ratio Implied by Useful Life Discounted Cash Flow Analysis

        Morgan Stanley calculated the exchange ratio ranges implied by the useful life discounted cash flow analyses. Morgan Stanley compared the lowest implied per share value for Rowan ordinary shares to the highest implied per share value for Ensco ordinary shares to derive the lowest exchange ratio implied by the analyses. Similarly, Morgan Stanley compared the highest implied per share value for Rowan ordinary shares to the lowest implied per share value for Ensco ordinary shares to derive the highest exchange ratio implied by the analyses. The implied exchange ratio ranges resulting from the analysis, which Morgan Stanley noted did not include synergies, were 1.61x to 2.70x for Ensco Management Case A and 1.63x to 3.22x for Ensco Management Case B. Morgan Stanley noted that the transaction agreement provided for an exchange ratio of 2.215x.

10-Year Discounted Cash Flow Analysis

        Morgan Stanley also performed a discounted cash flow analysis on both Rowan and Ensco based on estimates of future cash flows from July 1, 2018 through June 30, 2028 and calculated a terminal value at the end of such projection period.

Rowan 10-Year Discounted Cash Flow Analysis

        With respect to Rowan, Morgan Stanley calculated a range of implied total equity values of Rowan and values per Rowan ordinary share based on (i) estimates of future unlevered free cash flows for Rowan from July 1, 2018 to June 30, 2028 (excluding ARO) and (ii) estimates of future unlevered free cash flows from ARO from July 1, 2018 through June 30, 2028. Morgan Stanley performed this analysis on the estimated future unlevered free cash flows of each of Rowan (excluding ARO) and ARO included in Ensco Management Case A and Ensco Management Case B. Morgan Stanley first calculated the estimated unlevered free cash flows (calculated as EBITDA, less capital expenditures (including rig purchases) and unlevered taxes, plus proceeds from asset sales, and adjusted for any changes in working capital and deferred expense) of each of Rowan (excluding ARO) and ARO based on estimates by the management of Ensco. Morgan Stanley then calculated a terminal value range for each of Rowan (excluding ARO) and ARO by applying a multiple of aggregate value (defined as market capitalization plus total debt and minority interests and less cash and cash equivalents) to estimated EBITDA for the twelve months ending June 30, 2029 of 5.0x to 8.0x. This range was derived based on Morgan Stanley's professional judgment after analyzing the aggregate value to NTM EBITDA multiple that Rowan ordinary shares had traded at from October 5, 2013 to October 5, 2018. The projected unlevered free cash flows for each of Rowan (excluding ARO) and ARO were discounted to June 30, 2018 using discount rates ranging from 9.3% to 10.5% for the period from July 1, 2018 through December 31, 2025 based on Morgan Stanley's estimate of Rowan's WACC for such period under both Ensco Management Case A and Ensco Management Case B, and the projected unlevered free cash flows for the period from January 1, 2026 through June 30, 2028 and terminal value were discounted to June 30, 2018 using discount rates ranging from 8.2% to 10.1% based on Morgan Stanley's estimate of Rowan's WACC for such period under both Ensco Management Case A and Ensco Management Case B. The range of discount rates used for such period differed from that used for the period ending December 31, 2025 as a result of the factors described under "—Rowan Useful Life Discounted Cash Flow Analysis." With respect to ARO, Morgan Stanley then deducted from the implied aggregate value ranges of ARO the estimated gross debt of ARO and added the cash and cash equivalents as of June 30, 2018 of ARO, resulting in the equity value of ARO. To arrive at the implied equity value of Rowan's 50% interest in ARO, Morgan Stanley multiplied the equity value of ARO by 50% and added the value of a shareholder loan provided by Rowan to ARO (such resulting value, the "ARO 10-Year DCF Value"). To arrive at the implied equity value of Rowan, Morgan Stanley then (i) deducted from the implied aggregate value ranges of Rowan (excluding ARO) (A) the estimated gross debt of Rowan (excluding ARO) and (B) the value of cash settled performance units of Rowan (excluding ARO) and (ii) added to the implied aggregate value ranges of Rowan (excluding ARO) (A) cash and cash equivalents as of June 30, 2018 of Rowan (excluding ARO) and (B) the ARO 10-Year DCF Value. Aggregate values also included the then-current estimate of the value of capital spare parts of Rowan as estimated by Ensco management.

        Based on the above-described analysis, Morgan Stanley derived a range of implied values per share for Rowan as of June 30, 2018 for each of Ensco Management Case A and Ensco Management Case B of $22.85 to $38.90 and $13.67 to $26.62, respectively.

Ensco 10-Year Discounted Cash Flow Analysis

        With respect to Ensco, Morgan Stanley calculated a range of implied total equity values of Ensco and values per Ensco ordinary share based on estimates of future unlevered free cash flows for Ensco from July 1, 2018 to June 30, 2028. Morgan Stanley performed this analysis on the estimated future unlevered free cash flows included in Ensco Management Case A and Ensco Management Case B. Morgan Stanley first calculated the estimated unlevered free cash flows (calculated as EBITDA, less capital expenditures (including rig purchases) and unlevered taxes, plus proceeds from asset sales, and adjusted for any changes in working capital and deferred expense) of Ensco based on estimates by the management of Ensco. Morgan Stanley then calculated a terminal value range for Ensco by applying a multiple of aggregate value to estimated EBITDA for the twelve months ending June 30, 2029 of 5.0x to 8.0x. This range was derived based on Morgan Stanley's professional judgment after analyzing the aggregate value to NTM EBITDA multiple that Ensco ordinary shares had traded at from October 5, 2013 to October 5, 2018. The projected unlevered free cash flows were discounted to June 30, 2018 using discount rates ranging from 9.0% to 10.1% for the period from July 1, 2018 through December 31, 2025 based on Morgan Stanley's estimate of Ensco's WACC for such period under both Ensco Management Case A and Ensco Management Case B, and the projected unlevered free cash flows for the period from January 1, 2026 through June 30, 2028 and terminal value were discounted to June 30, 2018 using discount rates ranging from 8.7% to 10.3% in Ensco Management Case A and 8.8% to 10.3% in Ensco Management Case B based on Morgan Stanley's estimate of Ensco's WACC for such period. The range of discount rates used for such period differed from that used for the period ending December 31, 2025 as a result of the factors described under "—Ensco Useful Life Discounted Cash Flow Analysis." The range of discount rates used for the period from January 1, 2026 through June 30, 2028 differed under Ensco Management Case A and Ensco Management Case B as a result of the factors described under "—Ensco Useful Life Discounted Cash Flow Analysis." Morgan Stanley then deducted from the implied aggregate value ranges Ensco's estimated gross debt and minority interest and added Ensco's cash and cash equivalents as of June 30, 2018. Aggregate values also included the then-current estimate of the value of capital spare parts of Ensco as estimated by Ensco management.

        Based on the above-described analysis, Morgan Stanley derived a range of implied values per Ensco ordinary share as of June 30, 2018 for each of Ensco Management Case A and Ensco Management Case B of $10.51 to $17.86 and $5.01 to $10.88, respectively.

Exchange Ratio Implied by 10-Year Discounted Cash Flow Analysis

        Morgan Stanley calculated the exchange ratio ranges implied by the discounted cash flow analyses. Morgan Stanley compared the lowest implied per share value for Rowan ordinary shares to the highest implied per share value for Ensco ordinary shares to derive the lowest exchange ratio implied by the analyses. Similarly, Morgan Stanley compared the highest implied per share value for Rowan ordinary shares to the lowest implied per share value for Ensco ordinary shares to derive the highest exchange ratio implied by the analyses. The implied exchange ratio ranges resulting from the analysis, which Morgan Stanley noted did not include synergies, were 1.28x to 3.70x for Ensco Management Case A and 1.26x to 5.31x for Ensco Management Case B. Morgan Stanley noted that the transaction agreement provided for an exchange ratio of 2.215x.

Discounted Equity Value Analysis

        For each of Rowan and Ensco, Morgan Stanley performed a discounted equity value analysis, which is designed to provide an indication of the present value of a theoretical future value of a company's equity as a function of such company's estimated future EBITDA.

Rowan Discounted Equity Value

        Morgan Stanley calculated the discounted equity value per Rowan ordinary share as of June 30, 2018. To calculate the discounted equity value per Rowan ordinary share, Morgan Stanley utilized calendar year 2023 EBITDA based on the financial forecasts of each of Rowan (excluding ARO) and

ARO provided by Ensco. Morgan Stanley calculated the future aggregate value of Rowan (excluding ARO) and ARO at December 31, 2022 by applying an aggregate value to EBITDA multiple of 5.0x to 8.0x to the estimated calendar year 2023 EBITDA of each of Rowan (excluding ARO) and ARO based on the financial forecasts of each of Rowan (excluding ARO) and ARO provided by Ensco. This reference range was based on Morgan Stanley's professional judgment and derived in the manner described under "—Rowan 10-Year Discounted Cash Flow Analysis." To arrive at the equity value of Rowan's 50% stake in ARO, Morgan Stanley (i) deducted the estimated gross debt of ARO from the implied aggregate value ranges of ARO and added the cash and cash equivalents of ARO as of June 30, 2018 to the implied aggregate value ranges of ARO, (ii) multiplied such resulting value by 50% and (iii) added the value of a shareholder loan provided by Rowan to ARO (such resulting value, the "ARO DEV Value").

        To arrive at the implied equity value of Rowan, Morgan Stanley then (i) deducted from the implied aggregate value ranges of Rowan (excluding ARO) (A) the estimated gross debt of Rowan (excluding ARO) and (B) the value of cash settled performance units of Rowan (excluding ARO) and (ii) added to the implied aggregate value ranges of Rowan (excluding ARO) (A) cash and cash equivalents as of June 30, 2018 of Rowan (excluding ARO) and (B) the ARO DEV Value. The resulting equity values were then discounted to June 30, 2018 using a cost of equity for Rowan of 14.1% based on Morgan Stanley's estimate of Rowan's then-current cost of equity. Morgan Stanley added the then-current estimate of the per share value of capital spare parts of Rowan as estimated by Ensco management to Rowan's implied share price. This analysis resulted in a range of implied values per Rowan ordinary share for each of Ensco Management Case A and Ensco Management Case B of $16.66 to $29.26 and $10.10 to $19.85, respectively.

Ensco Discounted Equity Value

        Morgan Stanley calculated the discounted equity value per Ensco ordinary share as of June 30, 2018. To calculate the discounted equity value per Ensco ordinary share, Morgan Stanley utilized calendar year 2023 EBITDA based on the financial forecasts provided by Ensco. Morgan Stanley calculated the future aggregate value of Ensco at December 31, 2022 by applying an aggregate value to EBITDA multiple of 5.0x to 8.0x to the estimated calendar year 2023 EBITDA based on the financial forecasts provided by Ensco. This reference range was based on Morgan Stanley's professional judgment and derived in the manner described under "—Ensco 10-Year Discounted Cash Flow Analysis." To arrive at the implied equity value of Ensco, Morgan Stanley then deducted from the implied aggregate value ranges Ensco's estimated gross debt and minority interest and added Ensco's cash and cash equivalents as of June 30, 2018. The resulting equity values were then discounted to June 30, 2018 using a cost of equity for Ensco of 14.7% based on Morgan Stanley's estimate of Ensco's then-current cost of equity. Morgan Stanley added the then-current estimate of the per share value of capital spare parts of Ensco and estimated present value of dividends on each Ensco common share, each as estimated by Ensco management to Ensco's implied share price. This analysis resulted in a range of implied values per Ensco ordinary share for each of Ensco Management Case A and Ensco Management Case B of $7.81 to $14.95 and $3.87 to $9.51, respectively.

Exchange Ratio Implied by Discounted Equity Value Analysis

        Morgan Stanley then calculated the exchange ratio range implied by the discounted equity value analysis. Morgan Stanley compared the lowest implied equity value per Rowan ordinary share to the highest implied equity value per Ensco ordinary share to derive the lowest exchange ratio implied by the discounted equity value analyses. Similarly, Morgan Stanley compared the highest implied equity value per Rowan ordinary share to the lowest implied equity value per Ensco ordinary share to derive the highest exchange ratio implied by the discounted equity value analyses. The implied exchange ratio ranges resulting from the analysis, which Morgan Stanley noted did not include synergies, were 1.11x to

3.75x for Ensco Management Case A and 1.06x to 5.13x for Ensco Management Case B. Morgan Stanley noted that the transaction agreement provided for an exchange ratio of 2.215x.

Trading Multiple Analysis

        Morgan Stanley performed a trading multiple analysis to determine the ratio of the closing stock price per Rowan ordinary share and per Ensco ordinary share, in each case as of October 5, 2018, to Rowan's and Ensco's respective then current net asset value per share ("NAV"). Morgan Stanley refers to this statistic as "Price/NAV." The Price/NAVs of Rowan and Ensco were also compared against the Price/NAVs of four comparable public companies: Diamond Offshore Drilling, Inc., Transocean Ltd., Ocean Rig UDW Inc., and Noble Corporation plc. These companies were chosen based on Morgan Stanley's knowledge of the industry and because they have businesses that may be considered similar to that of Rowan and Ensco. The NAVs utilized were based on an average of publicly available analyst research reports disclosing discounted cash flow, sum-of-the-parts or net asset value-based valuations. The Price/NAVs of Transocean Ltd. and Ocean Rig UDW Inc. were calculated as of September 3, 2018 which, based on Morgan Stanley's professional judgement, represented the unaffected date prior to the announcement of Transocean Ltd.'s acquisition of Ocean Rig UDW Inc. The Price/NAVs were as follows:

Company	Price / NAV
Rowan	0.9x
Ensco	1.3x
Noble Corporation plc	2.2x
Diamond Offshore Drilling, Inc.	1.7x
Transocean Ltd.	1.3x
Ocean Rig UDW Inc.	0.9x

        Based on this analysis and its professional judgment, Morgan Stanley selected a reference range of Price/NAV of 0.9x to 1.5x, and applied the reference range to the NAVs of Rowan and Ensco, respectively. This analysis resulted in an implied share price range of $19.54 to $31.52 per Rowan ordinary share and $6.56 to $10.51 per Ensco ordinary share.

        Morgan Stanley then calculated the exchange ratio implied by the trading multiple analysis. Morgan Stanley compared the lowest implied equity value per Rowan ordinary share to the highest implied equity value per Ensco ordinary share to derive the lowest exchange ratio implied by the trading multiple analysis. Similarly, Morgan Stanley compared the highest implied equity value per Rowan ordinary share to the lowest implied equity value per Ensco ordinary share to derive the highest exchange ratio implied by the trading multiple analysis. The implied exchange ratio reference range resulting from this analysis, which Morgan Stanley noted did not include synergies, was 1.86x to 4.81x. Morgan Stanley noted that the transaction agreement provided for an exchange ratio of 2.215x.

        No company utilized in the trading multiple analysis is identical to Rowan or Ensco and hence the foregoing summary and underlying financial analyses involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Rowan and Ensco were compared, respectively. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Rowan and Ensco.

Pro Forma Discounted Cash Flow Accretion Analysis

        Morgan Stanley performed a pro forma discounted cash flow accretion analysis, which is designed to compare a range of pro forma useful life discounted cash flow values per share based on the 2.215x exchange ratio provided for in the transaction agreement to the range of Ensco useful life discounted cash flow values per share calculated on a standalone basis (see "—Ensco Useful Life Discounted Cash Flow Analysis").

        Morgan Stanley calculated a range of pro forma implied aggregate values by summing the present values of the useful life unlevered free cash flows of Rowan (excluding ARO), ARO, Ensco and estimated synergies (based on assumed run-rate synergies of $150 million, as directed by Ensco management). For the purposes of the pro forma discounted cash flow accretion analysis, (i) the projected unlevered free cash flows of Ensco were discounted to June 30, 2018 using discount rates ranging from 9.0% to 10.1% for the period between July 1, 2018 through December 31, 2025 based on Morgan Stanley's estimate of Ensco's WACC for such period under both Ensco Management Case A and Ensco Management Case B, and the projected unlevered free cash flows for the forecast period thereafter were discounted to present value using discount rates ranging from 8.7% to 10.3% in Ensco Management Case A and 8.8% to 10.3% in Ensco Management Case B based on Morgan Stanley's estimate of Ensco's WACC for such period, (ii) the projected unlevered free cash flows of each of Rowan (excluding ARO) and ARO were discounted to June 30, 2018 using discount rates ranging from 9.3% to 10.5% for the period between July 1, 2018 through December 31, 2025 based on Morgan Stanley's estimate of Rowan's WACC for such period under both Ensco Management Case A and Ensco Management Case B, and the projected unlevered free cash flows for the forecast period thereafter were discounted to present value using discount rates ranging from 8.2% to 10.1% based on Morgan Stanley's estimate of Rowan's WACC for such period under both Ensco Management Case A and Ensco Management Case B, and (iii) estimated synergies were discounted to June 30, 2018 using discount rates ranging from 9.1% to 10.2% for the period between July 1, 2018 through December 31, 2025 and using discount rates ranging from 8.6% to 10.2% for the forecast period thereafter, in each case based on Morgan Stanley's estimates of the pro forma WACC resulting from a combination of Ensco and Rowan. Morgan Stanley then adjusted the total pro forma implied aggregate value ranges by Ensco's, Rowan's (excluding ARO) and ARO's estimated gross debt, minority interest and cash and cash equivalents as of June 30, 2018, as well as for the value of a shareholder loan provided by Rowan to ARO. Aggregate values also included the then-current estimate of the value of capital spare parts of Rowan and Ensco as estimated by Ensco management. To derive a range of pro forma useful life discounted cash flow values per share, such amount was then divided by the number of fully diluted shares expected to be outstanding by Ensco management following completion of the transaction based on the 2.215x exchange ratio provided for in the transaction agreement. This analysis resulted in a range of per Ensco ordinary share values of $13.39 to $17.07 for Ensco Management Case A and $7.76 to $10.58 for Ensco Management Case B. These ranges compared with ranges of implied values per Ensco ordinary share on a standalone basis for each of Ensco Management Case A and Ensco Management Case B of $12.35 to $15.72 and $6.27 to $8.84, respectively.

Other Information

Analysis of Precedent Premia in Shared Governance Transactions

        Morgan Stanley reviewed, based on publicly available information, the premiums paid in selected shared governance transactions. Morgan Stanley considered premiums paid in the following transactions, which involved transactions since 1995 in which the consideration was stock and which had a transaction value of $1.0 billion or more and in which (1) the acquiring company shareholders retained ownership of between 60% and 70% in the combined company and (2) the target achieved significant board representation and management positions in the combined company (including by target personnel becoming either the chief executive officer or chairman of the combined company):

Acquiror	Target
Halliburton	Dresser
BP	Amoco
Conexant	Globespan Virata
The St. Paul Companies	Travelers Property Casualty
FPL Group	Constellation Energy
Regions Financial Corp.	AmSouth Bancorporation
Goldcorp	Glamis
Bank of New York	Mellon Financial Corp
Sims Group	Metal Management
CenturyTel	Embarq Corp.
Allscripts-Misys Healthcare	Eclipsys Corporation
Duke Energy	Progress Energy
Whitehaven Coal Ltd	Aston Resources Ltd
Applied Materials	Tokyo Electron
Koninklijke Ahold N.V.	Groupe Delhaize
Weyerhaeuser	Plum Creek Timber Co. Inc.

        Morgan Stanley noted that the mean and median premiums paid in the transactions reviewed were approximately 14% and 15%, respectively, over the unaffected closing share price of the target. Based on this analysis and its professional judgement, Morgan Stanley selected a reference premium range of 10% to 20% to apply to Rowan's closing share price on October 5, 2018 of $18.78, which implied a range of $20.66 to $22.54 per Rowan ordinary share.

        Morgan Stanley then calculated the exchange ratio range implied by the precedent premia analysis. Morgan Stanley compared the low end of the implied precedent premia range for Rowan ordinary shares to the current price of Ensco ordinary shares as of October 5, 2018, to derive the lowest exchange ratio implied by the precedent premia analysis. Similarly, Morgan Stanley compared the high end of the implied precedent premia range for Rowan ordinary shares to the current price of Ensco ordinary shares as of October 5, 2018, to derive the highest exchange ratio implied by the precedent premia analysis. The implied exchange ratio range resulting from the analysis was 2.44x to 2.66x. Morgan Stanley noted that the transaction agreement provided for an exchange ratio of 2.215x.

Equity Research Analysts' Price Targets

        Morgan Stanley reviewed publicly available equity research analysts' 12-month share price targets for Rowan ordinary shares and Ensco ordinary shares. Morgan Stanley noted that the price targets issued by those research analysts with publicly available price targets ranged from $11.00 to $30.00 per Rowan ordinary share and $4.00 to $11.50 per Ensco ordinary share.

        Morgan Stanley then calculated the exchange ratio range implied by the analysts' target prices. For each equity research analyst that published a 12-month share price target for both Rowan ordinary shares and Ensco ordinary shares, Morgan Stanley calculated the implied exchange ratio by dividing each equity research analyst's 12-month share price target for Rowan ordinary shares by their corresponding 12-month share price target for Ensco ordinary shares. Morgan Stanley then observed the lowest and highest implied exchange ratio to derive an implied exchange ratio reference range of 1.88x to 3.27x. Morgan Stanley noted that the transaction agreement provided for an exchange ratio of 2.215x.

        The public market trading price targets published by equity research analysts do not necessarily reflect the current market trading prices for Rowan ordinary shares or Ensco ordinary shares, and these estimates are subject to uncertainties, including the future financial performance of Rowan and Ensco as well as future market conditions.

        The analysts' price targets were presented for reference purposes only, and were not relied upon for valuation purposes.

Historical Trading Prices

        Morgan Stanley reviewed the historical trading prices of Rowan ordinary shares and Ensco ordinary shares during the 52 week period ended October 5, 2018, which reflected low to high intra-day prices for Rowan ordinary shares during such period of $10.94 to $19.30 per share and Ensco ordinary shares of $4.10 to $8.74 per share during such period. Morgan Stanley then calculated the exchange ratio implied by the share price range for Rowan and Ensco during the 52 week period. Morgan Stanley compared the lowest intra-day price for Rowan ordinary shares to the highest intra-day price for Ensco ordinary shares to derive the lowest exchange ratio implied by the historical trading prices during the 52 week period ended October 5, 2018. Similarly, Morgan Stanley compared the highest intra-day price for Rowan ordinary shares to the lowest intra-day price per Ensco ordinary share to derive the highest exchange ratio implied by the historical trading prices during the 52 week period ended October 5, 2018. The implied exchange ratio reference range resulting from this analysis was 1.25x to 4.71x. Morgan Stanley noted that the transaction agreement provided for an exchange ratio of 2.215x.

        The historical trading prices were presented for reference purposes only, and were not relied upon for valuation purposes.

Contribution Analysis

        Morgan Stanley performed a relative contribution analysis of Rowan and Ensco, in which Morgan Stanley reviewed selected operational data based on Ensco management forecasts and street estimates for each of Rowan and Ensco, to determine Rowan's and Ensco's relative contribution to the combined company following the transaction. In particular, Morgan Stanley analyzed the relative contribution to net asset value, revenue, EBITDA and unlevered free cash flow (defined as EBITDA minus capital expenditures). The net asset values used were based on (i) street estimates and (ii) the Ensco Management Case A and Ensco Management Case B useful life unlevered discounted cash flow valuations (see "—Useful Life Discounted Cash Flow Analysis"), while the revenue, EBITDA and unlevered free cash flow estimates were based on Ensco Management Case A and Ensco Management Case B. For purposes of the contribution analysis, Rowan's financials were adjusted to include 50% of ARO's reported revenue, EBITDA and unlevered free cash flow, as applicable. The foregoing analyses indicated a range of relative contributions from 53%/47% (Ensco to Rowan) on the low end to 74%/26% (Ensco to Rowan) on the high end, in each case excluding synergies. Including synergies (based on assumed run-rate synergies of $150 million, as directed by Ensco management) as a component of the contribution analysis, the foregoing analyses indicated a range of relative contributions from 45%/39%/16% (Ensco to Rowan to synergies) on the low end to 58%/26%/16% (Ensco to Rowan to synergies) on the high end.

        The contribution analysis was presented for reference purposes only, and was not relied upon for valuation purposes.

Illustrative Transaction Value Creation Analysis

        Morgan Stanley performed an illustrative transaction value creation analysis, the purpose of which is to review the implied increase in market value to the Ensco shareholders based on assumptions regarding synergies and pro forma ownership of the combined company. The illustrative transaction value creation analysis was performed for illustrative purposes only and is not indicative of actual trading levels and does not take into account the timing to achieve any synergies or the timing of the closing of the transaction.

        In its illustrative analysis, Morgan Stanley first calculated the then-current equity market value of Ensco as of the close of trading on October 5, 2018, which resulted in a value of approximately $3.8 billion. Morgan Stanley then calculated the then-current equity market value of Rowan as of the close of trading on October 5, 2018, which resulted in a value of approximately $2.4 billion. Morgan Stanley then noted that the exchange ratio set forth in the transaction agreement of 2.215x implied a pro forma ownership of approximately 39% of the combined company by Rowan shareholders and approximately 61% by Ensco shareholders, using market prices on October 5, 2018, and thus, Rowan shareholders would hypothetically receive approximately 39% of the then-current market value of Ensco and Ensco shareholders would hypothetically receive approximately 61% of the then-current market value of Rowan.

        Morgan Stanley also noted that based on the implied fully-diluted pro forma ownership, Rowan shareholders would hypothetically receive approximately 39% of any increase in market value from synergies in connection with the transaction while Ensco shareholders would hypothetically receive approximately 61% of any increase in market value from synergies in connection with the transaction. For purposes of this analysis, Morgan Stanley assumed run-rate synergies of $150 million, as directed by Ensco management. The present value of these synergies was calculated by discounting the estimated future cash flows from synergies, net of costs to achieve, to June 30, 2018, using a discount rate of 9.7% for the period between July 1, 2018 through December 31, 2025 based on Morgan Stanley's estimate of the pro forma WACC range resulting from a combination of Ensco and Rowan for such period, and a discount rate of 9.4% for the period thereafter based on Morgan Stanley's estimate of the pro forma WACC range resulting from a combination of Ensco and Rowan for such period.

        The illustrative analysis indicated the following:

$ in billions
Transaction Value Creation Analysis
100% of standalone market value of Ensco as of October 5, 2018	$3.8
less 39% of standalone market value of Ensco as of October 5, 2018	(1.5)
plus 61% of standalone market value of Rowan as of October 5, 2018	1.5
plus 61% of value of synergies	0.7

Total Value to Ensco Shareholders	$4.4

        Morgan Stanley noted that the illustrative analysis indicated a value to Ensco shareholders that was approximately $0.7 billion or approximately 18% higher than Ensco equity market value as of the close of trading on October 5, 2018.

        The illustrative transaction value creation analysis was presented for reference purposes only, and was not relied upon for valuation purposes.

General

        In connection with the review of the transaction agreement and the transactions contemplated thereby by the Ensco Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Rowan or Ensco. In performing its analyses, Morgan Stanley made numerous assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Rowan or Ensco. These include, among other things, the impact of competition on Rowan's and Ensco's businesses and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Rowan or Ensco, or the industry, or in the financial markets in general. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of whether the exchange ratio pursuant to the transaction agreement was fair from a financial point of view to Ensco and in connection with the delivery of its opinion, dated October 6, 2018, to the Ensco Board. These analyses do not purport to be appraisals or to reflect the prices at which Rowan ordinary shares or Ensco ordinary shares might actually trade.

        The exchange ratio was determined through arm's-length negotiations between Rowan and Ensco and was approved by the Ensco Board. Morgan Stanley provided advice to Ensco during these negotiations. Morgan Stanley did not, however, recommend any specific exchange ratio to Ensco, nor that any specific exchange ratio constituted the only appropriate exchange ratio for the transaction. Morgan Stanley's opinion did not address the relative merits of the transaction as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. In addition, Morgan Stanley's opinion was not intended to, and did not, in any manner, address the price at which the Ensco ordinary shares would trade following the transaction or at any time, and Morgan Stanley expressed no opinion or recommendation to any holder of Ensco ordinary shares or Rowan ordinary shares as to how such holder should vote at the Ensco general meeting or the Rowan Court meeting and Rowan general meeting, respectively, or whether to take any other action with respect to the transaction.

        Morgan Stanley's opinion and its oral presentation to the Ensco Board was one of many factors taken into consideration by the Ensco Board in deciding to approve the transaction agreement and the transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Ensco Board with respect to the exchange ratio pursuant to the transaction agreement or of whether the Ensco Board would have been willing to agree to a different exchange ratio.

        Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley's customary practice. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading, hedging and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for its own account or the accounts of its customers, in debt or equity securities or loans of Ensco, Rowan or any other company, or any currency or commodity or instrument, that may be involved in the transaction, or any related derivative instrument.

        Under the terms of its engagement letter, Morgan Stanley provided the Ensco Board with financial advisory services and a fairness opinion described in this section and attached as Annex B to this joint proxy statement in connection with the transaction, and Ensco has agreed to pay Morgan Stanley a fee, upon rendering its fairness opinion, of $2 million payable upon the earlier of the closing of the transaction or the termination of the transaction agreement. If the transaction is concluded, Ensco has agreed to pay Morgan Stanley a transaction fee of $9 million (less any fee that has been previously paid), which is payable upon and is contingent upon the consummation of the transaction. Ensco has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Ensco has agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Morgan Stanley's engagement. Ensco also retained Citigroup Global Markets Inc. and HSBC Securities (USA) Inc. as co-financial advisors to provide financial advisory services to Ensco's management related to the potential transaction with Rowan following the transaction and agreed to pay each such advisor $2.5 million upon the consummation of the transaction.

        In the two years prior to the date of Morgan Stanley's opinion, in addition to the services provided in connection with the transaction and the opinion, Morgan Stanley provided financial advisory and financing services to Ensco and its affiliates and received aggregate fees of between $5 million and $10 million in connection with such services. Morgan Stanley is also a lender under Ensco's revolving credit facility. During the same period, Morgan Stanley provided financing services to Rowan and its affiliates and received aggregate fees of less than $1 million. Morgan Stanley may seek to provide financial advisory and financing services to Rowan, Ensco and their respective affiliates in the future and would expect to receive fees for the rendering of those services.

Opinion of Financial Advisor to Rowan

        Goldman Sachs rendered its opinion to the Rowan Board that, as of October 7, 2018 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the transaction agreement was fair from a financial point of view to the holders (other than Ensco and its affiliates) of Rowan ordinary shares.

        The full text of the written opinion of Goldman Sachs, dated October 7, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Rowan Board in connection with its consideration of the transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of Rowan ordinary shares should vote with respect to the transaction, or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the transaction agreement;

  •
  annual reports to shareholders and Annual Reports on Form 10-K of Rowan and Ensco for the five years ended December 31, 2017;

  •
  certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Rowan and Ensco;

  •
  certain other communications from Rowan and Ensco to their respective shareholders;

  •
  certain publicly available research analyst reports for Rowan and Ensco; and

  •
  certain internal financial analyses and forecasts for Rowan prepared by its management (the "Rowan Forecasts"), certain internal financial analyses and forecasts for Ensco stand alone prepared by its management, as adjusted by the management of Rowan (the "Ensco Forecasts"), and certain financial analyses and forecasts for Ensco pro forma for the transaction prepared by the management of Rowan (the "Ensco Pro Forma Forecasts" and, together with the Rowan Forecasts and the Ensco Forecasts, the "Forecasts"), in each case, as approved for Goldman Sachs' use by Rowan, including certain operating synergies projected by the management of Rowan to result from the transaction (the "Synergies").

        Goldman Sachs also held discussions with members of the senior managements of Rowan and Ensco regarding the past and current business operations, financial condition and future prospects of Ensco and have held discussions with members of senior management of Rowan regarding the past and current business operations, financial condition and future prospects of Rowan and their assessment of the strategic rationale for, and the potential benefits of, the transaction; reviewed the reported price and trading activity for the Rowan ordinary shares and the Ensco ordinary shares; compared certain financial and stock market information for Rowan and Ensco with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering this opinion, Goldman Sachs, with Rowan's consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Rowan's consent that the Forecasts, including the Synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Rowan. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Rowan or Ensco or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on Rowan or Ensco or on the expected benefits of the transaction in any way meaningful to its analysis. Goldman Sachs has also assumed that the transaction will be consummated on the terms set forth in the transaction agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of Rowan to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to Rowan; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Rowan or any other alternative transaction. Goldman Sachs' opinion addresses only the fairness from a financial point of view to the holders of the Rowan ordinary shares (other than Ensco and its affiliates), as of the date of the opinion, of the exchange ratio pursuant to the transaction agreement. Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the transaction agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the transaction agreement or entered into or amended in connection with the transaction, including the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Rowan; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Rowan, or class of such persons, in connection with the transaction, whether relative to the exchange ratio pursuant to the transaction agreement or otherwise. Goldman Sachs does not express any opinion as to the prices at which the Ensco ordinary shares will trade at any time or as to the impact of the transaction on the solvency or viability of Rowan or Ensco or the ability of Rowan or Ensco to pay their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to the Rowan Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 5, 2018, the last trading day before the public announcement of the transaction, and is not necessarily indicative of current market conditions.

        Historical Exchange Ratio Analysis.    Goldman Sachs reviewed the historical trading prices for the Rowan ordinary shares and the Ensco ordinary shares from January 1, 2015 to October 5, 2018 and calculated historical exchange ratios by dividing the closing price per Rowan ordinary share by the closing price per Ensco ordinary share for each day over such period. Goldman Sachs then calculated the premia (or discount) implied by the exchange ratio in relation to historical exchange ratios of Rowan ordinary shares to Ensco ordinary shares based on the average prices, of Rowan ordinary shares and Ensco ordinary shares during the 30-calendar day, 60-calendar day, 1-year, 2-year and 3-year periods ended October 5, 2018. The following table presents the results of this analysis:

Historical Date or Period(1)	Average Historical Exchange Ratio	Premium / (Discount) Implied by Exchange Ratio to Historical Exchange Ratio
October 5, 2018	2.215x	—
30-Day Average	2.227x	(0.6)%
60-Day Average	2.125x	4.2%
1-Year Average	2.403x	(7.8)%
2-Year Average	2.148x	3.1%
3-Year Average	1.927x	14.9%

(1)
The Goldman Sachs presentation to the Rowan Board on October 6, 2018 incorrectly stated that the 30-day, 60-day and 3-year average historical exchange ratios were 2.225x, 2.119x and 1.929x, respectively, which implied a premium/discount of (0.5)%, 4.5% and 14.8%, respectively, based on the use of incorrect average trading prices for the Rowan ordinary shares and Ensco ordinary shares for such periods.

        Illustrative Discounted Cash Flow Analysis—Rowan Standalone.    Using the Rowan Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis of Rowan to derive a range of implied values per Rowan ordinary share as of June 30, 2018. Using discount rates ranging from 9.50% to 10.50%, reflecting estimates of Rowan's weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2018 (i) estimates of unlevered free cash flow for Rowan for July 1, 2018 through December 31, 2023 as reflected in the Rowan Forecasts and (ii) a range of illustrative terminal values for Rowan, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 5.5x to 7.5x to estimated terminal year EBITDA for Rowan, which estimated terminal year EBITDA was reflected in the Rowan Forecasts (this analysis implied a range of perpetuity growth rates of (2.1)% to 1.7%). Goldman Sachs derived such range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple range for Rowan was derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by Rowan's trading prices (and estimates of next-twelve-months EBITDA as reported by IBES) over certain prior periods. Goldman Sachs derived a range of illustrative enterprise values for Rowan by adding the range of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Rowan the amount of Rowan's net debt as of June 30, 2018, as provided by the management of Rowan, and added to such range an illustrative value for Rowan's ownership interest in ARO as of June 30, 2018, calculated using the Rowan Forecasts, to derive a range of illustrative equity values for Rowan. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding Rowan ordinary shares, as provided by the management of Rowan, to derive a range of illustrative values per Rowan Ordinary share ranging from $12.70 to $20.38.

        Illustrative Discounted Cash Flow Analysis—Ensco Standalone.    Using the Ensco Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis of Ensco to derive a range of implied values per Ensco ordinary share as of June 30, 2018. Using discount rates ranging from 10.00% to 11.00%, reflecting estimates of Ensco's weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2018 (i) estimates of unlevered free cash flow for Ensco for July 1, 2018 through December 31, 2023 as reflected in the Ensco Forecasts and (ii) a range of illustrative terminal values for Ensco, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 5.5x to 7.5x to estimated terminal year EBITDA for Ensco, which estimated terminal year EBITDA was reflected in the Ensco Forecasts (this analysis implied a range of perpetuity growth rates of (2.1)% to 1.8%). Goldman Sachs derived such range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple range for Ensco was derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by Ensco's trading prices (and estimates of next-twelve-months EBITDA as reported by IBES) over certain prior periods. Goldman Sachs derived a range of illustrative enterprise values for Ensco by adding the range of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Ensco the amount of Ensco's net debt as of June 30, 2018, as provided by the management of Rowan, to derive a range of illustrative equity values for Ensco. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding Ensco ordinary shares, as provided by the management of Ensco, to derive a range of illustrative values per Ensco ordinary share ranging from $5.89 to $11.58.

        Using the range of illustrative values per Rowan ordinary share and the range of illustrative values per Ensco ordinary share on a standalone basis as calculated above, Goldman Sachs calculated an illustrative range of implied exchange ratios per Rowan ordinary share to Ensco ordinary share of 1.760x to 2.156x.

        Illustrative Discounted Cash Flow Analysis—Pro Forma Combined Company.    Using the Ensco Pro Forma Forecasts (including the Synergies), Goldman Sachs performed an illustrative discounted cash flow analysis of the combined company on a pro forma basis as of June 30, 2018. Using discount rates ranging from 9.75% to 10.75%, reflecting estimates of the pro forma combined company's weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2018, (i) estimates of unlevered free cash flow for the pro forma combined company for July 1, 2018 through December 31, 2023 as reflected in the Ensco Pro Forma Forecasts (inclusive of the Synergies) and (ii) a range of illustrative terminal values for the pro forma combined company, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 5.5x to 7.5x to estimated terminal year EBITDA for the pro forma combined company, which estimated terminal year EBITDA was reflected in the Ensco Pro Forma Forecasts (this analysis implied a range of perpetuity growth rates of (2.8)% to 1.5%). Goldman Sachs derived such range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple ranges for Ensco were derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by Ensco's and Rowan's trading prices over certain prior periods (and estimates of next-twelve-months EBITDA for Rowan and Ensco as reported by IBES). Goldman Sachs derived ranges of illustrative enterprise values for the pro forma combined company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the pro forma combined company the pro forma net debt for the combined company as of June 30, 2018, as provided by management of Rowan, and added to such range an illustrative value for Rowan's ownership interest in ARO as of June 30, 2018, calculated using the Rowan Forecasts, to derive a range of illustrative equity values for the pro forma combined company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of the pro forma combined company, as provided by management of Rowan, to derive a range of illustrative values per Ensco ordinary share pro forma for the merger ranging from $7.00 to $12.13.

        Goldman Sachs then calculated a range of illustrative implied values for the pro forma value to be received per Rowan ordinary share pursuant to the merger agreement by multiplying the range of implied values per share of Ensco ordinary shares pro forma for the merger derived from the above analysis by the exchange ratio. This analysis resulted in a range of illustrative implied values for the pro forma value to be received per Rowan ordinary share pursuant to the transaction agreement of $15.49 to $26.86.

        Illustrative Contribution Analysis.    Goldman Sachs analyzed the implied equity contribution of Rowan and Ensco to the pro forma combined company using (i) an illustrative stand-alone equity value for Rowan and Ensco, calculated using the closing price per Rowan ordinary share and Ensco ordinary share as of October 5, 2018, the number of fully diluted outstanding Rowan ordinary shares and Ensco ordinary shares and net debt of Rowan and Ensco (including underfunded pension obligations), as provided by the management of Rowan and Ensco, respectively, (ii) actual Adjusted EBITDA for 2015 through 2017, as reported by Rowan and Ensco, and (iii) estimated Adjusted EBITDA for 2018 through 2024, as reflected in the Rowan Forecasts and the Ensco Forecasts, respectively, and without giving effect to the Synergies. The following table presents the results of this analysis:

Metric	Ensco Implied Equity Value Contribution to Pro Forma Combined Company	Rowan Implied Equity Value Contribution to Pro Forma Combined Company
Public Trading Values	61%	39%
EBITDA
2015A	59%	41%
2016A	39%	61%
2017A	27%	73%
2018E	100%	0%
2019E	100%	0%
2020E	45%	55%
2021E	59%	41%
2022E	56%	44%
2023E	69%	31%
2024E	71%	29%

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to the Rowan Board as to the fairness from a financial point of view to the holders of Rowan ordinary shares (other than Ensco and its affiliates) of the exchange ratio pursuant to the transaction agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Rowan, Ensco, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The exchange ratio was determined through arm's-length negotiations between Rowan and Ensco and was approved by the Rowan Board. Goldman Sachs provided advice to Rowan during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio to Rowan or the Rowan Board or that any specific exchange ratio constituted the only appropriate exchange ratio for the transaction.

        As described above, Goldman Sachs' opinion to the Rowan Board was one of many factors taken into consideration by the Rowan Board in making its determination to approve the transaction agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Rowan, Ensco, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the transaction agreement. Goldman Sachs acted as financial advisor to Rowan in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the transaction agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Rowan and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as financial advisor to Rowan in connection with the formation of ARO in November 2016 and as joint book runner with respect to Rowan's offering of 7.375% senior unsecured notes due 2025 (aggregate principal amount $500,000,000) in December 2016. During the two-year period ended October 7, 2018, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Rowan and/or its affiliates of approximately $5.4 million. During the two-year period ended October 7, 2018, the Investment Banking Division of Goldman Sachs has not been engaged by Ensco or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Rowan, Ensco and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

        The Rowan Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated June 18, 2018, Rowan engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. The engagement letter between Rowan and Goldman Sachs provides for a transaction fee of $19,000,000, $2,000,000 of which became payable at announcement of the transaction, and the remainder of which is contingent upon consummation of the transaction. In addition, Rowan has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Certain Unaudited Financial Forecasts Prepared by the Management of Ensco

        For internal planning purposes and in connection with the proposed transaction, Ensco's management prepared forecasts of expected future financial and operating performance of Ensco (as used in this section, the "Ensco financial forecasts"), of Rowan (excluding ARO) (as used in this section, the "Rowan standalone financial forecasts") and of ARO (as used in this section, the "ARO financial forecasts" and, together with the Rowan standalone financial forecasts, the "Rowan financial forecasts"). These forecasts were for multiple years and consisted of two cases, Ensco Management Case A and Ensco Management Case B, with Ensco Management Case A reflecting a stronger market for offshore drilling rigs, including a more rapid day rate recovery with higher terminal day rates, than Ensco Management Case B. Select material line items for certain periods from the Ensco financial forecasts and the Rowan financial forecasts, as well as material operating assumptions underlying such forecasts, are set forth below.

        The primary market assumptions underlying the discounted cash flow analysis for each of Ensco Management Case A and Ensco Management Case B included the anticipated period during which utilization and day rates associated with Ensco's/Rowan's/ARO's jackups and floaters would improve.

For Ensco Management Case A, Ensco assumed (i) utilization recovery beginning in 2018 followed by day rate recovery in 2019 for jackups, and (ii) utilization recovery beginning in 2019 with gradual day rate recovery in 2019 leading to material day rate recovery in 2020 for floaters. For Ensco Management Case B, Ensco assumed (i) utilization recovery beginning in 2018 with gradual day rate recovery in 2019 leading to material day rate recovery in 2020 for jackups, and (ii) utilization recovery beginning in 2019 with gradual day rate recovery in 2019 and 2020 leading to material day rate recovery in 2021 for floaters. Ensco Management Case A also included a post-recovery day rate assumption that is 10-15% higher than Ensco Management Case B for both jackups and floaters.

        The Ensco financial forecasts and the Rowan financial forecasts were based on a variety of assumptions and estimates. The assumptions and estimates underlying such forecasts may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond Ensco's and Rowan's control. The assumptions and estimates used to create the Ensco financial forecasts and the Rowan financial forecasts involve judgments made with respect to, among other things, revenue growth, drilling activity in the oil and gas sector, future supply, demand and prices of commodities including crude oil and natural gas, general domestic and foreign economic, regulatory and political conditions, levels of operating expenses and matters specific to the businesses of Ensco and Rowan, all of which are difficult to predict and many of which are outside of Ensco's and Rowan's control. The Ensco financial forecasts and the Rowan financial forecasts also reflect assumptions as to certain business decisions that are subject to change and that do not reflect any of the effects of the transaction, or any other changes that may in the future affect Ensco, Rowan or their assets, business, operations, properties, policies, corporate structure, capitalization and management as a result of the transaction or otherwise.

        The inclusion of the Ensco financial forecasts and the Rowan financial forecasts in this joint proxy statement should not be regarded as an indication that Ensco or any of its advisors or representatives considered or consider such forecasts to be an accurate prediction of future events or that such forecasts will be achieved, and the Ensco financial forecasts and the Rowan financial forecasts should not be relied upon as such. None of Ensco, Rowan or their respective advisors or representatives has made or makes any representation regarding the information contained in the Ensco financial forecasts or the Rowan financial forecasts, and, except as may be required of Ensco or Rowan by applicable securities laws, none of them intends to update or otherwise revise or reconcile such forecasts to reflect circumstances existing after the date they were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Ensco financial forecasts or the Rowan financial forecasts are shown to be in error.

        Ensco and Rowan shareholders are cautioned not to place undue reliance on the Ensco financial forecasts and the Rowan financial forecasts included in this joint proxy statement, and such projected financial information should not be regarded as an indication that Ensco, the Ensco Board or any other person considered, or now considers, them to be reliable predictions of future results, and they should not be relied upon as such.

        Although presented with numerical specificity, the Ensco financial forecasts and the Rowan financial forecasts are not fact and reflect numerous assumptions, estimates and judgments as to future events and the probability of such events made by Ensco's management, including the assumptions, estimates and judgments noted below. Since the Ensco financial forecasts and the Rowan financial forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. There can be no assurance that the assumptions, estimates and judgments used to prepare the Ensco financial forecasts and the Rowan financial forecasts will prove to be accurate, and actual results may differ materially from those contained in such forecasts. The Ensco financial forecasts and the Rowan financial forecasts are forward-looking statements. Please see "Cautionary Statement Regarding Forward-Looking Statements."

        The Ensco financial forecasts and the Rowan financial forecasts included in this joint proxy statement have been prepared by, and are the responsibility of, Ensco's management. Neither KPMG LLP, Ensco's independent registered public accounting firm, nor any other independent accountant, have examined, compiled or performed any procedures with respect to the Ensco financial forecasts or the Rowan financial forecasts and, accordingly, neither KPMG LLP nor any other independent accountants express an opinion or any other form of assurance with respect thereto. The report of KPMG LLP incorporated by reference in this joint proxy statement relates to Ensco's historical financial information. The foregoing report does not extend to the Ensco financial forecasts or the Rowan financial forecasts and should not be read to do so.

        In addition to being used by the Ensco Board in connection with its deliberations regarding the transaction, the Ensco and Rowan financial forecasts were provided to Morgan Stanley. The Ensco financial forecasts for only the years ending December 31, 2019, 2020, 2021, 2022 and 2023 were provided to Rowan and Goldman Sachs. The Ensco financial forecasts were prepared for use only by the Ensco Board, Ensco, Morgan Stanley and, with respect to the Ensco financial forecasts for the years ending December 31, 2019, 2020, 2021, 2022 and 2023, Rowan and Goldman Sachs. The Rowan financial forecasts were prepared for use only by the Ensco Board, Ensco and Morgan Stanley.

Summary of Ensco Financial Forecasts and Rowan Financial Forecasts Prepared by Ensco

        The Ensco financial forecasts and Rowan financial forecasts include projected information at the individual rig level and consolidated financial projections through the remaining useful life of the existing Ensco, Rowan (excluding ARO) and ARO fleets (through 2055, 2050 and 2059, respectively). However, Ensco believes that operating assumptions beyond a six-year period (beyond 2023) may not be meaningful to current and potential shareholders because such information becomes less predictive with each successive year. As a result, Ensco did not develop discrete operating assumptions beyond a six-year period, and the tables below present summaries of select material line items and material operating assumptions with respect to (a) in the case of the Ensco financial forecasts, the six months ending December 31, 2018, each fiscal year during the period from 2019 through 2023 and the fiscal years from 2024 through 2055 in the aggregate, (b) in the case of the Rowan standalone financial forecasts, the six months ending December 31, 2018, each fiscal year during the period from 2019 through 2023 and the fiscal years from 2024 through 2050 in the aggregate and (c) in the case of the ARO financial forecasts, the six months ending December 31, 2018, each fiscal year during the period from 2019 through 2023 and the fiscal years from 2024 through 2059 in the aggregate. For any drilling rigs with a remaining useful life that Ensco assumes will extend beyond 2023, Ensco carried forward the 2023 operating assumptions for all remaining operating years.

	Ensco Financial Forecasts—Case A
($ in millions, except Average Dayrate)	Six months ending December 31, 2018	2019	2020	2021	2022	2023	2024 - 2055 Total
Revenue	$839	$1,872	$2,365	$2,923	$3,220	$3,565	$69,165
EBITDA(1)	122	276	594	1,130	1,579	1,955	38,358
Capital Expenditures	141	281	470	187	210	181	3,958
Unlevered Free Cash Flow(2)	(37)	(77)	(45)	732	1,131	1,468	31,064
Assumptions
Average Dayrate	124,603	113,693	134,738	165,307	199,458	233,731	276,408
Utilization	59.0%	70.7%	83.2%	88.3%	89.6%	88.8%	88.3%

	Ensco Financial Forecasts—Case B
($ in millions, except Average Dayrate)	Six months ending December 31, 2018	2019	2020	2021	2022	2023	2024 - 2055 Total
Revenue	$833	$1,757	$1,852	$2,320	$2,723	$3,152	$62,080
EBITDA(1)	118	226	383	575	1,040	1,543	31,273
Capital Expenditures	141	281	414	204	222	181	3,953
Unlevered Free Cash Flow(2)	(38)	(119)	(138)	231	645	1,112	24,658
Assumptions
Average Dayrate	124,603	110,861	116,108	139,050	173,786	207,325	248,831
Utilization	59.0%	67.6%	76.3%	82.9%	86.9%	88.5%	88.1%

	Rowan Standalone Financial Forecasts—Case A
($ in millions, except Average Dayrate)	Six months ending December 31, 2018	2019	2020	2021	2022	2023	2024 - 2050 Total
Revenue	$309	$620	$868	$1,010	$1,144	$1,304	$24,249
EBITDA(1)	(20)	70	308	444	581	738	12,816
Capital Expenditures	112	60	72	78	66	88	1,383
Unlevered Free Cash Flow(2)	193	(28)	158	287	429	543	10,477
Assumptions(3)
Average Dayrate	88,114	79,104	109,341	129,268	146,703	168,531	207,102
Utilization	75.4%	91.0%	93.5%	92.7%	92.9%	92.2%	91.6%

	Rowan Standalone Financial Forecasts—Case B
($ in millions, except Average Dayrate)	Six months ending December 31, 2018	2019	2020	2021	2022	2023	2024 - 2050 Total
Revenue	$309	$546	$743	$902	$1,004	$1,117	$21,274
EBITDA(1)	(20)	(4)	183	336	440	550	9,841
Capital Expenditures	112	60	72	78	66	88	1,383
Unlevered Free Cash Flow(2)	193	(73)	49	187	308	384	7,748
Assumptions(3)
Average Dayrate	88,117	71,383	94,190	116,349	129,789	145,499	183,100
Utilization	75.4%	88.5%	92.7%	91.9%	92.1%	91.4%	90.9%

	ARO Financial Forecasts—Case A
($ in millions, except Average Dayrate)	Six months ending December 31, 2018	2019	2020	2021	2022	2023	2024 - 2059 Total
Revenue	$215	$611	$598	$707	$994	$1,177	$39,616
EBITDA(1)	70	183	171	238	403	533	23,163
Capital Expenditures(4)	127	139	140	819	487	494	4,615
Unlevered Free Cash Flow(2)	(328)	41	26	(595)	(124)	(29)	14,413
Assumptions
Average Dayrate	88,281	106,175	104,294	108,340	132,924	146,077	143,834
Utilization	96.6%	98.5%	98.0%	96.5%	97.6%	95.9%	97.0%

	ARO Financial Forecasts—Case B
($ in millions, except Average Dayrate)	Six months ending December 31, 2018	2019	2020	2021	2022	2023	2024 - 2059 Total
Revenue	$215	$611	$596	$689	$906	$1,039	$34,030
EBITDA(1)	70	183	169	225	352	448	18,201
Capital Expenditures(4)	127	139	140	819	487	494	4,615
Unlevered Free Cash Flow(2)	(328)	41	24	(605)	(165)	(96)	10,469
Assumptions
Average Dayrate	88,281	106,175	103,901	105,654	121,068	128,935	123,552
Utilization	96.6%	98.5%	98.0%	96.5%	97.6%	95.9%	97.0%

(1)
EBITDA is calculated as net income excluding interest, taxes, depreciation and non-cash amortization of deferred revenue and expense.

(2)
Unlevered free cash flow is calculated as EBITDA less capital expenditures and unlevered taxes, plus proceeds from asset sales and adjusted for any changes in working capital and deferred expense.

(3)
Includes bareboat charter revenue earned by Rowan rigs leased to ARO.

(4)
Excludes $270.0 million for planned rig purchases from Rowan that are included as a deduction in unlevered free cash flow.

        The Ensco financial forecasts and the Rowan financial forecasts should be read together with the historical financial statements of Ensco and Rowan respectively, which have been filed with the SEC, and the other information regarding Ensco and Rowan contained elsewhere in this joint proxy statement. None of the Ensco financial forecasts or Rowan financial forecasts were prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Certain Unaudited Financial Forecasts Prepared by the Management of Rowan

        For internal planning purposes and in connection with the proposed transaction, Rowan's management prepared forecasts of expected future financial and operating performance of Rowan (as used in this section, the "Rowan standalone financial forecasts"), of ARO (as used in this section, the "ARO financial forecasts" and, together with the Rowan standalone financial forecasts, the "Rowan financial forecasts"), and of Ensco (as used in this section, the "Ensco financial forecasts"). These forecasts were for multiple years. Select material line items for certain periods from the Ensco financial forecasts and the Rowan financial forecasts, as well as material operating assumptions underlying such forecasts, are set forth below.

        The primary market assumptions underlying the forecasts included the anticipated period during which utilization and day rates associated with Rowan's/ARO's/Ensco's jackups and floaters would improve. Rowan assumed (i) utilization recovery beginning in 2018 followed by day rate recovery in 2019 for jackups, and (ii) utilization recovery beginning in 2019 with gradual day rate recovery in 2019 leading to more material day rate recovery in 2020 and 2021 for floaters.

        The Rowan financial forecasts and the Ensco financial forecasts were based on a variety of assumptions and estimates. The assumptions and estimates underlying such forecasts may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond Rowan's and Ensco's control. The assumptions and estimates used to create the Rowan financial forecasts and the Ensco financial forecasts involve judgments made with respect to, among other things, revenue growth, drilling activity in the oil and gas sector, future supply, demand and prices of commodities including crude oil and natural gas, general domestic and foreign economic, regulatory and political conditions, levels of operating expenses and matters specific to the businesses of Rowan and Ensco, all of which are difficult to predict and many of which are outside of Rowan's and Ensco's control. The Rowan financial forecasts and the Ensco financial forecasts also reflect assumptions as to certain business decisions that are subject to change and that do not reflect any of the effects of the transaction, or any other changes that may in the future affect Rowan, Ensco or their assets, business, operations, properties, policies, corporate structure, capitalization and management as a result of the transaction or otherwise.

        The management of Rowan, after discussions with Ensco, also estimated the timing and amount of projected realization of annual savings from pre-tax cost synergies for the combined company (sometimes referred to as the "Rowan Synergies"), as well as the cost to achieve the Rowan Synergies. The Rowan Synergies are not reflected in the Rowan financial forecasts or the Ensco financial forecasts. In addition, the management of Rowan prepared certain projections of future financial and operating performance of the combined company for the six months ending December 31, 2018 and each fiscal year during the period from 2019 through 2023 by combining the Rowan financial forecasts, the Ensco financial forecasts and the Rowan Synergies, and making certain adjustments for the cost structure of the combined company as well as other adjustments compared to the standalone Ensco financial forecasts (such projections, as so adjusted, are sometimes referred to as the "Combined Company financial forecasts"). We sometimes refer to all of the forecasts and synergies described above as the "forward-looking financial information."

        The inclusion of the forward-looking financial information in this joint proxy statement should not be regarded as an indication that Rowan or any of its advisors or representatives considered or consider such forecasts to be an accurate prediction of future events or that such forecasts will be achieved, and the forward-looking financial information should not be relied upon as such. None of Rowan, Ensco or their respective advisors or representatives has made or makes any representation regarding the information contained in the forward-looking financial information, and, except as may be required of Rowan or Ensco by applicable securities laws, none of them intends to update or otherwise revise or reconcile such forecasts to reflect circumstances existing after the date they were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the forward-looking financial information are shown to be in error.

        Rowan and Ensco shareholders are cautioned not to place undue reliance on the forward-looking financial information included in this joint proxy statement, and such forward-looking financial information should not be regarded as an indication that Rowan, the Rowan Board or any other person considered, or now considers, them to be reliable predictions of future results, and they should not be relied upon as such.

        Although presented with numerical specificity, the forward-looking financial information is not fact and reflects numerous assumptions, estimates and judgments as to future events and the probability of such events made by Rowan's management, including the assumptions, estimates and judgments noted below. Since the forward-looking financial information covers multiple years, such information by its nature becomes less predictive with each successive year. There can be no assurance that the assumptions, estimates and judgments used to prepare the forward-looking financial information will prove to be accurate, and actual results may differ materially from those contained in such forecasts. The forward-looking financial information constitutes forward-looking statements. Please see "Cautionary Statement Regarding Forward-Looking Statements."

        The forward-looking financial information included in this joint proxy statement has been prepared by, and is the responsibility of, Rowan's management. Rowan does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of Rowan has prepared the forward-looking financial information set forth below to present the financial information made available, in whole or in part, to the Rowan Board, Ensco (only in the case of the Rowan financial forecast for the years ending December 31, 2019, 2020, 2021, 2022 and 2023) and Rowan's financial advisor, Goldman Sachs, in connection with their respective evaluations of the transaction.

        Neither Rowan's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the forward-looking financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the forward-looking financial information.

        In addition to being used by the Rowan Board in connection with its deliberations regarding the transaction, the forward-looking financial information was provided to Goldman Sachs. The Rowan financial forecasts for only the years ending December 31, 2019, 2020, 2021, 2022 and 2023 were provided to Ensco and Morgan Stanley. The Rowan financial forecasts, Rowan Synergies and Combined Company financial forecasts were prepared for use only by the Rowan Board, Rowan, Goldman Sachs and, with respect to the Rowan financial forecasts for the years ending December 31, 2019, 2020, 2021, 2022 and 2023, Ensco and Morgan Stanley. The Ensco financial forecasts were prepared for use only by the Rowan Board, Rowan and Goldman Sachs.

	Rowan Standalone Financial Forecasts
($ in millions, except Average Dayrate)	Six months ending December 31, 2018	2019	2020	2021	2022	2023	2024
Revenue	$351	$675	$867	$1,130	$1,480	$1,518	$1,566
EBITDA(1)	(44)	21	201	405	631	659	705
Capital Expenditures	116	100	110	115	133	154	149
Unlevered Free Cash Flow(2)	(19) (8)	(127)	1	175	419	422	496
Assumptions
Average Dayrate(3)	117,685	116,838	155,642	204,087	215,093	225,336	238,758
Utilization(4)	59%	84%	89%	88%	90%	88%	87%

	ARO Financial Forecasts
($ in millions, except Average Dayrate)	Six months ending December 31, 2018	2019	2020	2021	2022	2023	2024
Revenue	$224	$601	$605	$574	$598	$717	$867
EBITDA(1)	81	172	177	187	276	363	516
Capital Expenditures(5)	136	130	216	543	539	544	631
Unlevered Free Cash Flow(2)(5)	(109)	21	(37)	(359)	(263)	(207)	(219)
Assumptions
Average Dayrate(3)	118,832	107,128	106,154	107,146	127,162	135,464	147,631
Utilization(4)	93%	96%	97%	97%	97%	97%	98%

	Ensco Standalone Financial Forecasts
($ in millions, except Average Dayrate)	Six months ending December 31, 2018	2019	2020	2021	2022	2023	2024
Revenue	$800	$1,760	$1,811	$2,520	$2,920	$3,430	$3,640
EBITDA(1)(6)	134	197	247	654	1,069	1,610	1,837
Capital Expenditures	64	271	347	199	224	196	227
Unlevered Free Cash Flow(2)	157	(154)	(127)	334	712	1,249	1,428
Assumptions
Average Dayrate(3)	127,927	115,266	126,705	156,742	187,389	224,170	238,847
Utilization(4)	59%	76%	75%	85%	86%	87%	88%

	Combined Company Forecasts
($ in millions, except Average Dayrate)	Six months ending December 31, 2018	2019	2020	2021	2022	2023	2024
Revenue	$1,151	$2,435	$2,678	$3,650	$4,400	$4,949	$5,206
EBITDA(1)(7)	90	293	598	1,209	1,850	2,419	2,692
Capital Expenditures	180	371	457	315	356	350	376
Unlevered Free Cash Flow(2)	141	(203)	12	646	1,267	1,806	2,059
Assumptions
Average Dayrate(3)	125,166	115,617	133,708	167,833	195,605	224,515	238,821
Utilization(4)	59%	78%	78%	85%	87%	88%	87%

	Rowan Synergies
($ in millions)	Six months ending December 31, 2018	2019	2020	2021	2022	2023	2024
Pre-Tax Cost Synergies	$—	$75	$150	$150	$150	$150	$150

(1)
EBITDA is calculated as net income excluding interest, taxes, depreciation and amortization and gains or losses on disposals of property and equipment.

(2)
Unlevered free cash flow is calculated as EBITDA less capital expenditures and unlevered taxes, plus proceeds from asset sales and adjusted for any changes in working capital and deferred expense.

(3)
Average dayrate is computed by dividing dayrate revenue by the number of revenue-producing days, including fractional days. Dayrate revenue includes the contractual rates and amounts received in lump sum, such as for rig mobilization or capital improvements, which are amortized over the expected recognition period for the contract. Revenue attributable to bareboat charters, rebillables, secondment, transition services and other miscellaneous items are excluded from average dayrates.

(4)
Utilization is the number of revenue-producing days divided by the number of available days. Available days are defined as the aggregate number of calendar days in the period, or, with respect to new rigs entering service, the number of calendar days in the period from the date the rig was placed in service. Rigs leased to ARO are excluded from revenue-producing and available days.

(5)
Adjusted for cash contribution from Saudi Aramco for planned rig purchases from Rowan.

(6)
Ensco Standalone EBITDA estimates in 2019, 2020, 2021 and 2022 include expenses related to rig reactivations of $41 million, $40 million, $128 million and $75 million, respectively.

(7)
Pro forma EBITDA in 2019, 2020 and 2021 excludes non-recurring costs to achieve synergies of $102 million, $37 million and $15 million, respectively.

(8)
Proceeds from asset sales to ARO reflect net cash impact to Rowan.

        The forward-looking financial information should be read together with the historical financial statements of Ensco and Rowan respectively, which have been filed with the SEC, and the other information regarding Ensco and Rowan contained elsewhere in this joint proxy statement. None of the forward-looking financial information was prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Board of Directors and Executive Officers of Ensco Rowan plc Following the Transaction

        In connection with the transaction, immediately following the Scheme Effective Time, the Ensco Rowan Board will consist of 11 members. Ensco will designate six members, including Carl Trowell as Executive Chairman of the Ensco Rowan Board, with the remaining five Ensco designees qualifying as "independent directors" under applicable rules of the NYSE. Rowan will designate five members, including Dr. Thomas Burke as President and Chief Executive Officer, with the four remaining Rowan designees qualifying as "independent directors" under applicable NYSE rules. Rowan will also identify one of its designated directors to serve as independent lead director of the Ensco Rowan Board. For the first two Annual General Meetings of Shareholders after the Scheme Effective Time, the Ensco Rowan Board will renominate the directors designated by each of Ensco and Rowan that remain on the Ensco Rowan Board, subject to certain exceptions described the Ensco Rowan Corporate Governance Policy. Further, the Ensco Rowan Corporate Governance Policy provides that, for two years following the Scheme Effective Time, the Nominating and Governance Committee of the Ensco Rowan Board will consist of two of the Ensco designees and two of the Rowan designees.

        At the Scheme Effective Time, Rowan President and Chief Executive Officer, Dr. Burke, will become the President and Chief Executive Officer of Ensco and Ensco's President and Chief Executive Officer, Dr. Trowell, will become Ensco's Executive Chairman. Pursuant to their respective employment agreements and the Ensco Rowan Corporate Governance Policy, unless earlier terminated as provided therein, Dr. Burke will serve as Chief Executive Officer for a two-year term following the Scheme Effective Time, and Dr. Trowell will serve as Executive Chairman for an 18-month term following the Scheme Effective Time. Ensco's Senior Vice President and Chief Financial Officer, Jon Baksht, will serve as Senior Vice President and Chief Financial Officer of the combined company, Ensco's Executive Vice President and Chief Operating Officer, Patrick Carey Lowe, will serve as Executive Vice President and Chief Operating Officer of the combined company and Ensco's Senior Vice President, General Counsel and Secretary, Michael T. McGuinty, will serve as Senior Vice President, General Counsel and Secretary of the combined company. The remaining executive management team for the combined company will be named at a later date and will comprise executives from both Ensco and Rowan.

Ensco Rowan Corporate Governance Policy

        Immediately following the Scheme Effective Time, Ensco will adopt the Ensco Rowan Corporate Governance Policy. The Ensco Rowan Corporate Governance Policy establishes the Ensco Rowan Board positions of Executive Chairman and Independent Lead Director, whereas Ensco's current Corporate Governance Policy provides for only an independent chairperson. For so long as the chairman of the Ensco Rowan Board is an Executive Chairman, the Ensco Rowan Board will be required to appoint an Independent Lead Director. In the event the Ensco Rowan Board appoints a non-executive chairman, the role of Independent Lead Director will be combined with the non-executive Chairman. For additional information regarding the size of the Ensco Rowan Board following the Scheme Effective Time and Rowan and Ensco's director designation rights, see "—Board of Directors and Executive Officers of Ensco Rowan plc Following the Transaction."

        The Ensco Rowan Corporate Governance Policy provides that the Executive Chairman's responsibilities will include, among other things, leading the Ensco Rowan Board, overseeing evaluations, scheduling board meetings and setting meeting agendas, developing standards for the information submitted to the board, providing assurance and oversight of the integration and synergy plan of the combined company, advising the Chief Executive Officer regarding talent integration and customer and investor relations support. The Ensco Rowan Corporate Governance Policy also provides that the Independent Lead Director's responsibilities will include assisting and advising the Executive Chairman as to scheduling board meetings, setting board meeting agendas in concert with the Executive Chairman and Chief Executive Officer, developing standards for the information submitted to the board for executive sessions of the independent directors, developing agendas for and serving as chairman of executive sessions of the independent directors, serving as principal liaison among the independent directors, Chief Executive Officer and Executive Chairman in respect of issues discussed at executive sessions of the independent directors and serving as Chairman of Ensco Rowan Board meetings when the Executive Chairman is not present.

        In addition to changing the leadership positions of the Ensco Rowan Board, the Ensco Rowan Corporate Governance Policy also adds certain requirements of the Ensco Rowan Board that will continue for up to two years following the Scheme Effective Time unless amended, modified or terminated by unanimous vote of the Ensco Rowan Board. Such unanimous approval of the Ensco Rowan Board is required for, among other things, amendments to the employment agreements of Dr. Burke and Mr. Towell during the two-year and 18-month periods, respectively, following the Scheme Effective Time. In addition, if the Nominating and Governance Committee of the Ensco Rowan Board, by unanimous vote, determines not to renominate any Ensco or Rowan designee, then such designee shall not be renominated. If such designee is a member of the Nominating and Governance Committee of the Ensco Rowan Board, then a unanimous vote of every other member of such committee and the unanimous vote of the Ensco Rowan Board other than such designee is required to not nominate such designee for re-election.

Public Trading Markets

        The Ensco ordinary shares are quoted on the NYSE under the symbol "ESV," and the Rowan ordinary shares are quoted on the NYSE under the symbol "RDC." Upon completion of the transaction, the Rowan ordinary shares will be delisted from the NYSE and deregistered under the Exchange Act. The Ensco ordinary shares issuable in the transaction will be listed on the NYSE and will be freely transferable under the Securities Act. In connection with the closing of the transaction, Ensco will be renamed Ensco Rowan plc. The Ensco ordinary shares will trade on the NYSE under the symbol "ERD" or another ticker symbol selected by Ensco and Rowan prior to closing.

No Appraisal or Dissenters' Rights

        Neither Ensco shareholders nor Rowan shareholders are entitled to appraisal or dissenters' rights in connection with the transaction.

Treatment of Indebtedness

        As of September 30, 2018, Rowan had no outstanding borrowings under its revolving credit facilities. Completion of the transaction will constitute a change of control under Rowan's 2018 and 2014 revolving credit facilities. As a result, at the direction of the lenders holding a majority of the unfunded commitments and outstanding loans under a revolving credit facility, the commitments under such revolving credit facility may be terminated and the outstanding balance under such revolving credit facility may be accelerated and become due and payable by Rowan in connection with the completion of the transaction.

        As of September 30, 2018, the aggregate principal amount of Rowan's senior notes consisted of the following (in millions):

September 30, 2018
7.875% Senior Notes due August 2019	$201.4
4.875% Senior Notes due June 2022	620.8
4.75% Senior Notes due January 2024	398.1
7.375% Senior Notes due June 2025	500.0
5.4% Senior Notes due December 2042	400.0
5.85% Senior Notes due January 2044	400.0

Total	$2,520.3

        Pursuant to the indenture governing Rowan's 7.375% Senior Notes due 2025, Rowan will be required to make an offer to purchase all or any part of each holder's notes at an amount equal to 101% of the aggregate principal amount of such holder's notes, plus accrued and unpaid interest, if any, if there is a ratings downgrade by both Moody's and S&P between the public notice of the transaction and 60 days after the consummation of the transaction (or any extended period if either Moody's or S&P publicly announces a possible downgrade). As a result, the combined company could be required to repay up to an aggregate $500.0 million principal amount of senior notes plus approximately $5.0 million in associated premiums. Ensco and Rowan expect that the combined company will have funding available for any accepted offers to repurchase in connection with a change of control offer. Rowan or the combined company may also seek to amend, engage in liability management transactions with respect to, or refinance the outstanding senior notes of Rowan in connection with the transaction. Following consummation of the transaction, the outstanding senior notes will continue to be obligations of Rowan and its subsidiary issuer, both of which will be wholly owned subsidiaries of the combined company. The combined company may, but is not required to, provide payment guarantees of Rowan's senior notes as part of its liability management following consummation of the transaction.

        For a description of Ensco's and Rowan's existing indebtedness, see Ensco's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed on October 30, 2018, and Rowan's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed on October 31, 2018, each of which is incorporated by reference into this joint proxy statement. See "Where You Can Find More Information."

Litigation Relating to the Transaction

        On November 9, 2018, an alleged shareholder of Rowan filed a putative class action captioned Jørgensen v. Rowan Companies plc, in the United States District Court for the Southern District of New York. On November 12, 2018, an alleged shareholder of Rowan filed a putative class action captioned Bromberg v. Rowan Companies plc, in the United States District Court for the Southern District of Texas. On November 16, 2018, an alleged shareholder of Rowan filed a putative class action captioned Gusinsky Rev. Trust v. Rowan Companies plc, in the United States District Court for the Southern

District of Texas. The defendants in these actions are Rowan and the members of the Rowan Board. The complaints allege that the defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by failing to disclose all material facts concerning the transaction in the preliminary proxy statement filed on October 30, 2018. The complaints seek, among other relief, an order enjoining the proposed transaction unless additional disclosures are made. Similar cases may also be filed in connection with the proposed transaction. Rowan believes that the claims are without merit.

Accounting Treatment of the Transaction

        Ensco prepares its financial statements in accordance with GAAP. The transaction will be accounted for using the acquisition method of accounting with Ensco being considered the acquirer of Rowan for accounting purposes. This means that Ensco will allocate the purchase price to the fair value of Rowan's tangible and intangible assets and liabilities at the acquisition date, with the excess purchase price, if any, being recorded as goodwill, or the excess of the fair value of Rowan's tangible and intangible assets and liabilities at the acquisition date over the purchase price, if any, being recognized in Ensco's earnings. Under the acquisition method of accounting, goodwill is not amortized but is tested for impairment at least annually.

Exemption from the Registration Requirements of the Securities Act

        The Ensco ordinary shares to be received by Rowan shareholders in connection with the transaction will not be registered under the Securities Act or the securities laws of any state of the United States and will be issued in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act and exemptions from or qualifications under the registration requirements under the securities laws of applicable states of the United States. Section 3(a)(10) of the Securities Act exempts the issuance of any securities issued in exchange for one or more bona fide outstanding securities, or partly in such exchange and partly for cash, from the registration requirements of the Securities Act, where the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction that is expressly authorized by law to grant such approval, after a hearing upon the substantive and procedural fairness of the terms and conditions of such issuance and exchange at which all persons to whom it is proposed to issue the securities have the right to appear and have received timely and adequate notice thereof. The Court is authorized to conduct a hearing at which the fairness of the terms and conditions of the Scheme of Arrangement will be considered. Accordingly, the Court order will, if granted, constitute a basis for the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof with respect to the Ensco ordinary shares to be received by Rowan shareholders in exchange for their Rowan ordinary shares and the issuance of the Ensco ordinary shares pursuant to the Scheme of Arrangement.

Regulatory Approvals Required for the Transaction

        To complete the transaction, Ensco and Rowan must make filings with and obtain authorizations, approvals or consents from a number of regulatory authorities. These approvals include clearance under the HSR Act, clearance by CFIUS, as well as approval (subject to official notice of issuance) from the NYSE to list the new Ensco ordinary shares to be issued as transaction consideration to Rowan shareholders. On October 26, 2018, Ensco and Rowan submitted a pre-filing notice to CFIUS. On November 21, 2018, Ensco and Rowan filed a joint voluntary notice with CFIUS.

        Antitrust Considerations.    The HSR Act, and the rules and regulations thereunder, provide that the transaction may not be completed until pre-merger notification filings have been made with the DOJ and the FTC and the applicable waiting period has expired or is terminated. Even after the waiting period expires or is terminated, the DOJ and the FTC retain the authority to challenge the transaction on antitrust grounds before or after the transaction is completed. On October 23, 2018 Ensco and

Rowan filed a Premerger Notification and Report Form pursuant to the HSR Act with the DOJ and the FTC. On November 20, 2018, the DOJ and the FTC granted early termination of the waiting period under the HSR Act. Ensco and Rowan also derive revenues in other jurisdictions where antitrust clearances are or may be required, including the United Kingdom and Saudi Arabia. Ensco and Rowan submitted a draft filing in respect of the transaction with the Competition and Markets Authority of the United Kingdom (the "UK CMA") on November 15, 2018 and a filing with the General Authority for Competition for the Kingdom of Saudi Arabia on November 12, 2018 in order to obtain their approvals.

        Timing.    Ensco and Rowan cannot assure you that all of the regulatory approvals described above will be obtained, and, if obtained, Ensco and Rowan cannot assure you as to the date of any approvals (or conditions placed thereon) or the absence of any litigation challenging such approvals. Likewise, Ensco and Rowan cannot assure you that the DOJ, the FTC, any state attorney general or the UK CMA will not attempt to impose conditions on its approval of the transaction, challenge the transaction on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

        Ensco and Rowan are not currently aware of any material governmental approvals or actions that are required for completion of the transaction other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Rowan's Directors and Officers Have Financial Interests in the Transaction

        In considering the recommendation of the Rowan Board that Rowan's shareholders vote "FOR" the Rowan Scheme Proposal, Rowan shareholders should be aware that Rowan's directors and executive officers have financial interests in the transaction that may be different from, or in addition to, those of Rowan shareholders generally. The Rowan Board was aware of these interests and considered them, among other matters, in approving the transaction agreement and making its recommendation that Rowan shareholders approve the Rowan Scheme Proposal. For purposes of all of Rowan's agreements and plans described below, the completion of the transaction will constitute a change of control.

Change in Control Agreements—Cash Payments and Benefits

        Rowan's executive officers have entered into change in control agreements with Rowan. These change in control agreements provide for severance payments and benefits upon a qualifying termination that occurs within six months prior to a change in control or twenty-four months following a change in control. A qualifying termination includes a termination without "Cause" or a resignation by the executive for "Good Reason." Upon a qualifying termination an executive officer would be eligible to receive the following payments and benefits:

  •
  Lump-Sum Cash Payment.  The lump-sum cash payment would be equal to (I) 2.99, 2, 1.5 or 1 time(s) the sum of (a) the executive's base salary plus (b) the greater of (1) the executive's average short-term incentive bonuses awarded to the executive in respect of the three calendar years prior to the year in which the date of termination occurs or (2) the executive's target short-term incentive bonus under Rowan's or one of its affiliate's then-current annual incentive plan for the calendar year in which the date of termination occurs, plus (II) an amount equal to the sum of (a) with respect to the non-discretionary portion of the executive's short-term incentive bonus opportunity for the calendar year of the executive's date of termination under Rowan's or one of its affiliate's then-current annual incentive plan, the amount that would be payable assuming the applicable performance period ended as of the month-end immediately preceding the date of termination and based on the attainment of such measures as of such month-end with such amount prorated, and (b) with respect to the discretionary portion of the executive's short-term incentive bonus opportunity for the calendar year of the executive's date of termination under Rowan's or one of its affiliate's then-current annual incentive plan, the amount equal to the executive's target short-term incentive bonus, with such amount also prorated, plus (III) a lump-sum amount equal to any forfeited account balance or accrued benefit under any tax-qualified plans maintained by Rowan or its affiliates, with the amount of any forfeited defined benefit plan benefit determined using the actuarial factors then used under such plan for conversion of a benefit to a lump sum amount, plus (IV) any accrued but unused vacation and sick pay as of the date of termination.

  •
  Continued Medical Benefits.  The executive officer (and his or her dependents) would be eligible to receive continued medical coverage substantially similar to that provided prior to the executive's termination of employment for a period of either 3, 2, 1.5 or 1 year(s) at no greater cost than that paid by the executive prior to the termination of employment.

  •
  Outplacement Services.  The executive officer will also be eligible to receive outplacement services for a period of one year from the date of termination or, if earlier, until the first acceptance by the executive of an offer of employment from a subsequent employer. However, the aggregate amount of the cost for such outplacement services will not exceed $25,000.

Treatment of Equity-Based Compensation for Executives

        The change in control agreements provide that unvested equity awards will, upon a "change in control" become immediately fully vested and where applicable, exercisable, all restrictions and conditions thereon will be deemed satisfied in full, and all limitations will be deemed expired unless otherwise provided in the applicable award documents. The change in control agreements further provide that any vested share options or share appreciation rights will be exercisable until the earlier of (i) the second anniversary of the Scheme Effective Time or (ii) the original maximum term of the share option or share appreciation right, as applicable. Note that the single-trigger acceleration provisions in each of Dr. Burke's and Mr. Butz' change in control agreement do not apply to the equity retention awards granted to Dr. Burke and Mr. Butz on February 22, 2017.

        As further described below, Dr. Burke's new employment agreement modifies the treatment of certain of his equity awards under his change in control agreement. Under Dr. Burke's new employment agreement, Dr. Burke waived his right to immediate acceleration of his single trigger RSU awards under his change in control agreement with respect to the change in control created by this transaction.

        Pursuant to the terms of the transaction agreement, each award of Rowan restricted stock units, performance units, share options, share appreciation rights held by Rowan's executives will be treated as follows:

        Restricted Stock Units.    Each Rowan restricted stock unit award, whether vested or unvested, will, as of the Scheme Effective Time, automatically and without any action on the part of the holder thereof, be converted on the same terms and conditions (including applicable vesting conditions) applicable to such restricted stock unit award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction into a restricted stock unit of Ensco covering a number of Ensco ordinary shares, rounded up or down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan restricted stock unit award immediately prior to the closing of the transaction by the exchange ratio.

        Performance Units.    Each Rowan performance unit award, will, in accordance with the terms and conditions applicable to such performance unit award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction, (i) vest as of the Scheme Effective Time with performance deemed to have been achieved, with regard to each one and three year performance period, at the greater of (A) the target value of the performance units subject to such Rowan performance unit award for such period, and (B) the value of the performance units subject to such Rowan performance unit award based on the then-expected level of attainment of the applicable performance goal as of the Scheme Effective Time, as determined by the compensation committee of the Rowan Board, and (ii) automatically and without any action on the part of the holder thereof, be paid out in cash on the first regularly scheduled payroll date that is at least five business days following the Scheme Effective Time to such holder thereof.

        Share Options.    Each Rowan share option award, whether vested or unvested, will, as of the Scheme Effective Time, automatically and without any action on the part of the holder thereof, be converted into an Ensco nonqualified stock option award on the same terms and conditions (including applicable vesting conditions) applicable to such Rowan share option award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction, with respect to a number of Ensco ordinary shares, rounded down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan share option award immediately prior to the closing of the transaction by the exchange ratio, at an exercise price per Ensco ordinary share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per Rowan ordinary share of such Rowan share option award and (B) the exchange ratio.

        Share Appreciation Rights.    Each Rowan share appreciation rights award, whether vested or unvested, will, as of the Scheme Effective Time, automatically and without any action on the part of the holder thereof, be converted into an Ensco stock appreciation right award on the same terms and conditions (including applicable vesting conditions) applicable to such Rowan share appreciation rights award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction, with respect to a number of Ensco ordinary shares, rounded down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan share appreciation rights award immediately prior to the closing of the transaction by the exchange ratio, at an exercise price per Ensco ordinary share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per Rowan ordinary share of such Rowan share appreciation rights award and (B) the exchange ratio.

Treatment of Equity-Based Compensation for Non-Employee Directors

        At the Scheme Effective Time, the outstanding Rowan director units held by Rowan's directors will convert into equity awards with respect to Ensco ordinary shares in the manner described in "—Treatment of Rowan's Equity-Based Awards" below. Prior to the Scheme Effective Time, Rowan may elect to accelerate the director units held by members of the Rowan Board. For members of the Rowan Board who will serve on the Ensco Rowan Board following the Scheme Effective Time, such director units may be vested on a prorated basis. For members of the Rowan Board who will not serve on the Ensco Rowan Board following Scheme Effective Time, director units may be fully accelerated.

Dr. Burke's Employment Agreement

        Concurrently with the execution of the transaction agreement, Dr. Burke entered into an employment agreement with Rowan Companies, Inc., ENSCO Global Resources Limited and Ensco (solely for purposes of guaranteeing the payments and obligations under the employment agreement) (the "Burke Employment Agreement"). The Burke Employment Agreement has an initial term of two years commencing at the Scheme Effective Time. The term is automatically extended each year for one additional year unless Dr. Burke is provided written notice of non-renewal at least ninety days prior to the then-applicable term. The Burke Employment Agreement will become effective only upon the closing of the transaction. If the closing of the transaction does not occur, the Burke Employment Agreement will be null and void ab initio.

  •
  Waiver of Equity Award Acceleration.  Dr. Burke's change in control agreement provides for single-trigger equity award acceleration upon a change in control (as described above). The Burke Employment Agreement modifies the treatment of Dr. Burke's equity awards under his change in control agreement. Time-vesting awards held by Dr. Burke as of the closing date will not accelerate solely due to the closing. Performance-based awards held by Dr. Burke as of the closing date will be treated in accordance with the transaction agreement. Upon a termination without "Cause", resignation for "Good Reason" or due to Dr. Burke's death or disability, in each case that occurs during the three-year period after the closing (such period, the "Protection Period"), then (i) equity awards will fully vest and (ii) vested stock options and stock appreciation rights will be exercisable until the earlier of (A) the second anniversary after the termination or (B) the original maximum term of the stock option or stock appreciation right. After the closing, equity awards held by Dr. Burke will fully accelerate upon the occurrence of a subsequent change in control. However, if a change in control occurs after the Protection Period, then there will be no single-trigger acceleration with regard to equity awards granted after the closing date if the award agreements for such awards provide for double-trigger vesting.

  •
  Good Reason- Relocation.  The Burke Employment Agreement includes Dr. Burke's express consent to (i) his relocation from Houston, Texas to London, England in connection with the commencement of his employment with Ensco, and, (ii) if the Ensco Rowan Board, in its discretion, determines to relocate Dr. Burke back to Houston, Texas, his relocation back to Houston, Texas. The Burke Employment Agreement also includes Dr. Burke's waiver of any "good reason," "constructive termination" or similar concept that he may otherwise be entitled to claim under any agreement with Rowan, Ensco, or any of their respective affiliates, by reason of such relocations.

  •
  Cash Compensation.  The Burke Employment Agreement provides for an annual base salary of $950,000. Dr. Burke will also be eligible to participate in an annual short-term incentive bonus plan with a target opportunity of 110% of his annual base salary. The actual amount of any bonus paid to Dr. Burke will be based on the level of achievement of performance goals.

  •
  Cash Sign-On Bonus.  In consideration of Dr. Burke's (i) waiver of single trigger vesting for certain equity awards subject to time-based vesting only as of the closing date, (ii) waiver of certain rights in connection with a change in control or a resignation for "Good Reason," (iii) waiver of certain severance payments upon a change in control under his existing change in control agreement and (iv) relocation from the United States to the UK and the associated cost of living and tax burden associated with such move, Dr. Burke will receive a one-time, lump-sum cash payment of $3,750,000 as a sign-on bonus. In the event Dr. Burke's employment terminates as a result of his resignation without Good Reason or a termination for Cause, in each case during the three-year period immediately following the date of the transaction agreement, Dr. Burke will be required to immediately re-pay the signing bonus, on a pro-rata basis, net of any taxes paid thereon.

  •
  Equity-Based Compensation.  Dr. Burke will be eligible to receive equity awards under Ensco's long-term incentive award plans and programs. For the two years after the Scheme Effective Time, Dr. Burke will be eligible to receive equity awards from Ensco with a target annual award level of not less than 500% of his base salary on terms and conditions no less favorable than those applicable to executive officers of Ensco generally.

  •
  Benefits.  Dr. Burke will be eligible to participate in the employee benefit plans of Ensco. This will include participation in Ensco's expatriate assignment and tax equalization policy as applied to Ensco expatriate employees in London generally, which will entitle Dr. Burke to the following benefits: (i) a cost of living allowance of $25,000 per year; (ii) a housing allowance equal to $160,000 annually; (iii) education reimbursement of up to $45,000 per child per year;

    (iv) reimbursement for Dr. Burke's and each of his eligible dependents for one home leave roundtrip airline ticket and ground transportation (airport transfer) per year; and (v) reimbursement for tax preparation services. In the event Dr. Burke's principal place of employment is relocated, Dr. Burke will also receive a payment in the amount of $20,000, along with such other relocation benefits provided under Ensco's relocation policy.

  •
  Severance Payments and Benefits.  Upon a termination without Cause or a resignation for Good Reason, Dr. Burke would be eligible to receive severance payments and benefits, subject to his execution and non-revocation of a release of claims. He would only be eligible to receive such payments and benefits under the Burke Employment Agreement if he is not eligible to receive benefits under his change in control agreement. Commencing on the third anniversary of the closing of the transaction, Dr. Burke would be eligible to receive the following payments and benefits: (i) an amount in cash equal to two times his base salary; (ii) an amount in cash equal to two times the "Average Bonus Amount" (i.e., the greater of: (A) the average of the combined annual bonus awards received by Dr. Burke pursuant to Ensco's annual incentive plan in the three calendar years immediately before the date of termination (including the annual bonus awards received from Rowan) and (B) Dr. Burke's target annual bonus for the year during which the termination of employment occurs); (iii) a pro-rated portion of the annual bonus award that Dr. Burke would have earned had he remained employed through the end of the fiscal year in which the date of termination occurs based upon actual performance for such year (and, to the extent there is any discretionary component thereof, with the discretionary aspects being determined at not less than the target level); (iv) continued coverage in the employer-provided medical, dental and vision plans available to Dr. Burke and his eligible dependents immediately prior to the date of termination, to the extent such coverage is elected by Dr. Burke pursuant to COBRA, for a period of twenty four months following the date of termination; (v) if before, upon the commencement of or during the term of the Burke Employment Agreement, Dr. Burke was required to relocate his principal place of employment outside of the United States, reimbursement of the reasonable cost of return relocation-related expenses (not including make-whole payments for any loss incurred on the sale of Dr. Burke's principal residence); and (vi) any of Dr. Burke's unvested equity, equity-based or long-term incentive awards granted under any equity or long-term incentive plans of Ensco or Rowan will immediately become 100% vested in all of the rights and interests then held by Dr. Burke, provided, however, that unless a provision more favorable to the Executive is included in an applicable award agreement, all performance-based awards will remain subject to attaining the applicable performance goals and conditions. Until the third anniversary of the closing of the transaction, Dr. Burke will be eligible for severance under his change in control agreement.

Ensco's Directors and Officers Have Financial Interests in the Transaction

        In considering the recommendation of the Ensco Board that Ensco's shareholders vote "FOR" the Ensco Transaction Consideration Proposal, Ensco shareholders should be aware that Ensco's directors and executive officers have financial interests in the transaction that may be different from, or in addition to, those of Ensco shareholders generally. The Ensco Board was aware of these interests and considered them, among other matters, in approving the transaction agreement and making its recommendation that Ensco shareholders approve the Ensco Transaction Consideration Proposal.

Severance Payments and Benefits

        In connection with the transaction, Ensco will provide that each individual who has entered into a change in control severance agreement will be eligible to receive severance payments and benefits no less favorable than those set forth in such change in control severance agreements upon a termination without cause within twelve months of the Scheme Effective Time. Certain employees, including our executive officers other than Dr. Trowell, are party to such change in control severance agreement. These agreements provide for the following payments and benefits:

  •
  Lump-Sum Cash Payment.  An executive will be entitled to a lump sum payment equal to the sum of: (a) an amount equal to two times or one times the executive's highest annual base salary in effect at any time within twelve months preceding the change in control and (b) an amount equal to two times or one times the executive's target bonus under the Ensco's cash incentive plan for the year in which the change in control occurs.

  •
  Continued Medical Benefits.  The executive will also be entitled to continued group health plan coverage at the same rate that is then being charged to similarly-situated active employees for a period of up to two years or one year following the termination of employment.

  •
  Tax Equalization and Repatriation Benefits.  The executive will also be eligible to receive tax equalization payments relating to severance payments received, as well as repatriation benefits.

Existing Retention Awards.

        Each of Messrs. Trowell, Baksht, Lowe, Brady and Luca has received retention awards scheduled to pay out in January 2019. The retention award agreements provide for accelerated vesting upon a qualifying termination that occurs within two years of a change in control.

Treatment of Equity-Based Compensation

        The transaction will not constitute a change in control under the equity-based compensation plans maintained by Ensco. Effective as of, and contingent upon, the closing of the transaction, Ensco may take action to provide that equity awards outstanding as of the date of the transaction agreement may accelerate to the extent that the award holder is terminated without cause by Ensco within 12 months following the date of the closing of the transaction.

Treatment of Equity-Based Compensation for Non-Employee Directors

        Ensco may, effective as of and contingent upon the closing of the transaction, accelerate equity awards held by members of the Ensco Board. For members of the Ensco Board who will serve on the Ensco Rowan Board following the Scheme Effective Time, such equity awards may be vested on a pro-rata basis. For members of the Ensco Board who will not serve on the Ensco Rowan Board following the Scheme Effective Time, equity awards may be fully accelerated.

Dr. Trowell's Employment Agreement

        Concurrently with the execution of the transaction agreement, Dr. Trowell entered into an employment agreement with ENSCO Services Limited (the "Trowell Employment Agreement"). The Trowell Employment Agreement has a term of eighteen months commencing at the Scheme Effective Time. The Trowell Employment Agreement will become effective only upon the closing of the transaction and will supersede in its entirety Dr. Trowell's prior employment agreement. If the closing of the transaction does not occur, the Trowell Employment Agreement will be null and void and Dr. Trowell's prior employment agreement will remain in effect.

  •
  Cash Compensation.  The Trowell Employment Agreement provides for an initial, annual base salary of £450,000. Dr. Trowell will be eligible to participate in the Ensco International Incorporated 2018 Cash Incentive Plan, subject to the terms of such plan as may be amended from time to time. His threshold, target and maximum level of bonus opportunity under such plan will be equal to 55%, 110% and 220%, respectively, of Dr. Trowell's base salary. The actual amount of any bonus paid to Dr. Trowell will be based on the level of achievement of performance goals.

  •
  Vesting of Equity Awards.  Dr. Trowell's 2016 performance unit awards under Ensco's 2012 Long-Term Incentive Plan will vest prior to closing of the transaction.

  •
  Payment in Lieu of Future Equity Awards.  As a consequence of Dr. Trowell's loss of office as President and Chief Executive Officer of Ensco, Dr. Trowell has agreed to waive his 2017, 2018 and 2019 (if any) unvested cash performance unit awards and his 2019 (if any) unvested awards of restricted stock units granted under Ensco's equity-based compensation plans in exchange for payment of $5,000,000 by way of compensation which would be payable after the closing of the transaction.

  •
  Benefits.  Dr. Trowell will be eligible to participate in the same benefit plans and programs in which other executive non-expatriate employees who are based in the United Kingdom are eligible to participate. Since Dr. Trowell will not be eligible to participate in the retirement plans in which U.S.-based employees participate, Dr. Trowell will also be eligible to receive cash payments equal to the cash amounts that would have been contributed by ENSCO Services Limited on Dr. Trowell's behalf to such retirement plans had he participated in such plans.

  •
  Payment in Lieu of Notice of Termination.  The Trowell Employment Agreement may be terminated by either party by providing thirty days' prior notice in writing. ENSCO Services Limited may, however, terminate the Trowell Employment Agreement without providing such notice and instead pay to Dr. Trowell an amount equal to his base salary during such notice period.

  •
  Severance Payments and Benefits.  Following the expiration of the Trowell Employment Agreement, Dr. Trowell will receive a lump sum severance payment equal to the aggregate of (i) £2,000,000 plus (ii) an additional amount to be determined by ENSCO Services Limited up to a maximum of £3,000,000 based on achievement of synergy targets to be agreed with the Ensco Rowan Board. If Dr. Trowell's employment is terminated by ENSCO Services Limited during the term of the Trowell Employment Agreement for any reason (other than certain reasons set forth in the agreement), Dr. Trowell would be eligible to receive the following payments and benefits: (A) payment in respect of salary that would otherwise have been due and payable for the period commencing on the date of termination to the end of the term; (B) any unvested awards of restricted stock units will vest in full on the date of termination; (C) payment of awards under the Ensco International Incorporated 2018 Cash Incentive Plan for the period(s) up to the end of the term based on the achievement of the performance goals established by ENSCO Services Limited under such plan for the year(s) in question and the terms of such plan; and (D) to the extent not previously paid, the maximum severance payment of £5,000,000 described above. Dr. Trowell will also continue to receive private medical insurance on the terms applicable to him prior to his termination date for a period of twenty-four months following the termination date, or, if earlier, the date on which he commences alternative employment that provides such benefits. Such a benefit will only be provided to the extent that ENSCO Services Limited provides such benefits to its employees during such period.

Indemnification; Directors' and Officers' Insurance

        The transaction agreement requires Ensco to maintain in effect for six years after completion of the transaction the current rights of Rowan current and former managers, directors, officers and employees to indemnification under the Rowan articles of association or similar organizational documents of Rowan or any indemnification agreements or deeds of indemnity between Rowan and its respective managers, directors, officers and employees.

        The transaction agreement also provides that, upon completion of the transaction, Ensco will indemnify and hold harmless, and provide advancement of expenses with each of the foregoing to, all past and present managers, officers, directors and employees of Ensco and Rowan, and each person who served as a manager, director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of Ensco or Rowan and their respective subsidiaries, against any costs or expenses (including advancing attorneys' fees and expenses) in advance of the final disposition of any claim, suit, proceeding or investigation to the fullest extent permitted by applicable law. The indemnified party to whom expenses are advanced must agree to repay such amounts if it is ultimately determined that such person is not entitled to indemnification.

        The transaction agreement provides that Ensco will maintain for a period of six years after the Scheme Effective Time Rowan's current directors' and officers' liability insurance policies, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring prior to the Scheme Effective Time, except that Ensco is not required to incur annual premium expense greater than 300% of the last annual premium paid by Rowan prior to the date of the transaction agreement, in respect of the coverage (the "Maximum Amount").

        Either party may purchase a "tail policy" with respect to acts or omissions occurring or alleged to have occurred prior to the Scheme Effective Time that were committed or alleged to have been committed by a party to be indemnified under the agreement. In no event shall the cost of such policy purchased by Rowan exceed six times the Maximum Amount, and if a "tail" policy is purchased so long as such "tail policy" remains in full force until October 7, 2024, Ensco will have no further obligations to maintain the insurance policies for current directors and officers as described above.

Quantification of Potential Payments and Benefits to Rowan's Named Executive Officers in Connection with the Transaction

        The information set forth in the table below is intended to comply with Item 402(t) of the SEC's Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of Rowan that is based on, or otherwise relates to, the transaction, which is referred to as the transaction-related compensation. For additional details regarding the terms of the payments and benefits described below, see the section entitled "—Rowan's Directors and Officers Have Financial Interests in the Transaction" above.

        The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the transaction. For purposes of calculating such amounts, the following assumptions were used:

  •
  the value of the per share transaction consideration is $19.29 for each Rowan ordinary share based on the average closing price per Rowan ordinary share over the five business days following the first public announcement of the transaction on October 8, 2018.

  •
  The Scheme Effective Time is October 31, 2018, which is the assumed date of the closing of the transaction solely for purposes of the disclosure in this section.

  •
  Each named executive officer of Rowan was terminated by Rowan without "cause" or resigned for "good reason" (as such terms are defined in the relevant agreements) in connection with the transaction, in either case immediately following the assumed Scheme Effective Time of October 31, 2018.

        As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. For Dr. Burke, the amounts in the table below set forth payments and benefits to which he would be entitled to under his new employment agreement (as described above in "—Dr. Burke's Employment Agreement"). Certain amounts in this table and the associated footnotes have been rounded. Accordingly, the sum or product, as applicable, of the numbers detailed in the footnotes may not exactly equal the figures for the associated column in the table.

Name	Cash(1)	Equity(2)	Other(3)	Total
Thomas P. Burke	$7,091,312	$19,756,565	$64,282	$26,912,159
Stephen M. Butz	$2,098,300	$7,253,903	$51,188	$9,403,390
T. Fred Brooks	$1,788,065	$4,213,444	$43,519	$6,045,029
Mark F. Mai	$1,641,873	$2,757,361	$51,188	$4,450,422
Mark A. Keller(4)	$—	$1,569,670	$—	$1,569,670

(1)
Cash.    The amounts sets forth herein include the following severance payments and benefits, as provided under the Change in Control Agreements described above. These amounts include: 2.99 times, in the case of Dr. Burke, and 2.00 times in the case of Messrs. Butz, Brooks and Mai, the sum of (i) the respective executive's base salary, plus (ii) the greater of the respective executive's three year average actual payout of Rowan's annual incentive plan or target bonus payout ($1,109,733 for Dr. Burke, $428,808 for Mr. Butz, $327,053 for Mr. Brooks and $280,000 for Mr. Mai). Additionally, a prorated annual incentive plan is provided ($819,440 for Dr. Burke, $255,242 for Mr. Butz, $233,286 for Mr. Brooks and $219,563 for Mr. Mai). The prorated bonus amounts were calculated assuming performance was at 92.2% of target with respect to the non-discretionary portion of each executive's bonus opportunity, which was Rowan's attainment of performance goals under the annual incentive plan estimated as of October 31, 2018, and at 100% for the discretionary portion of each executive's bonus opportunity. In addition, the amounts include each executive's accrued but unpaid vacation and sick pay as of October 31, 2018 ($113,269 for Dr. Burke, $55,442 for Mr. Butz, $50,673 for Mr. Brooks and $36,240 for Mr. Mai). Mr. Mai will additionally receive $26,070 on account of his unvested 401(k) match account balance.

(2)
Equity.    The amounts in this column represent that value of accelerated vesting of Rowan RSUs, PUs and Options held by the named executive officers, as of October 31, 2018. Certain awards included in this column will vest in the ordinary course prior to the Scheme Effective Time.

Rowan RSUs, PUs and Options held by the named executive officers will vest upon consummation of this transaction, except for the retention awards granted to Dr. Burke and Mr. Butz in February 2017. Dr. Burke received a retention award with a grant date fair value of $7.5 million, granted as $5.0 million in the form of RSUs and $2.5 million in the form of options, and Mr. Butz received a retention award with a grant date fair value of $2.05 million in the form of RSUs only. Such retention awards cliff vest after four years and will be forfeited if the applicable executive voluntarily terminates his employment without good reason or is terminated by the combined company with cause. Following the consummation of this transaction, these awards will only accelerate if the applicable executive experiences a qualifying termination event. For purposes herein, we assumed that Dr. Burke and Mr. Butz will experience a qualifying termination immediately after closing and have included the amount attributable to such acceleration herein.

  Note that, as described above, Dr. Burke waived his right to automatic equity award acceleration upon consummation of this transaction (other than with respect to his PUs) pursuant to the terms of his employment agreement entered into concurrently with the transaction agreement. Such employment agreement generally provides for the acceleration of his equity awards upon a qualifying termination within three years of closing of the transaction and upon a subsequent change in control. For purposes herein, we included Dr. Burke's awards as "single trigger" awards (other than his option and RSU retention awards granted in February 2017, which are "double trigger" awards), as such awards will "single trigger" vest upon a subsequent change in control of the combined company (which, for the avoidance of doubt, does not include this transaction). For further details regarding the treatment of Rowan equity awards in connection with the transaction, see the section entitled "—Rowan's Directors and Officers Have Financial Interests in the Transaction".

  The amounts in this column consist of the following awards held by the executive officers as of October 31, 2018:

	Single Trigger RSUs		Double Trigger RSUs		Single Trigger PUS		Double Trigger Options
									Total
	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)
									Total
Thomas P. Burke	294,114	$5,672,871	284,333	$5,484,215	58,791	$7,995,006	354,946	$604,473	$19,756,565
Stephen M. Butz	105,884	$2,042,291	116,434	$2,245,779	21,787	$2,965,833	—	—	$7,253,903
T. Fred Brooks	91,225	$1,759,548	—	—	18,268	$2,453,897	—	—	$4,213,444
Mark F. Mai	71,552	$1,380,095	—	—	10,833	$1,377,266	—	—	$2,757,361
Mark A. Keller	—	—	—	—	15,466	$1,569,670	—	—	$1,569,670
(3)
Other.    The amounts in this column represent (i) the maximum value of outplacement services each named executive officer may receive upon a qualifying termination, which is $25,000, and (ii) two years (three years in the case of Dr. Burke only) of continued medical coverage upon a qualifying termination substantially similar to that provided prior to the executive's termination of employment at no greater cost than that paid by the executive prior to the termination of employment, each as provided for under the change in control agreements.

(4)
Mr. Keller resigned from his position as Rowan's Executive Vice President, Business Development on December 31, 2017, and is no longer an executive officer. Amounts with respect to Mr. Keller are included herein to comply with information required by Item 402(t) of Regulation S-K.

Quantification of Potential Payments and Benefits to Ensco's Named Executive Officers in Connection with the Transaction

        The information set forth in the table below is intended to comply with Item 402(t) of the SEC's Regulation S-K, which requires disclosure of information about certain compensation for each current named executive officer of Ensco who will be entering into an agreement with Ensco that is based on, or otherwise relates to, the transaction, which is referred to as the transaction-related compensation. For additional details regarding the terms of the payments and benefits described below, see the section entitled "—Ensco's Directors and Officers Have Financial Interests in the Transaction" above. The information set forth herein is solely intended to comply with Item 402(t) and does not reflect any decisions taken with regard to individuals who will serve as the executive officers of the combined company following the transaction.

        The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the transaction. For purposes of calculating such amounts, the following assumptions were used:

  •
  the value of each Ensco ordinary share is $8.82 based on the average closing price per Ensco ordinary share over the five business days following the first public announcement of the transaction on October 8, 2018;

  •
  the Scheme Effective Time is October 31, 2018, which is the assumed date of the closing of the transaction solely for purposes of the disclosure in this section; and

  •
  each named executive officer of Ensco was terminated without "cause" (as such term is defined in the relevant agreements) in connection with the transaction, in either case immediately following the assumed Scheme Effective Time of October 31, 2018. In the case of the named executive officers of Ensco, the relevant agreements will be those providing for severance payments and benefits as described above in "Ensco's Directors and Officers Have Financial Interests in the Transaction—Severance Payments and Benefits."

  •
  the equity awards held by each named executive officer of Ensco will be accelerated in full as described above in "Ensco's Directors and Officers Have Financial Interests in the Transaction—Treatment of Equity-Based Compensation."

        As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. For Dr. Trowell, the amounts in the table below set forth payments and benefits to which he would be entitled to under his new employment agreement (as described above in "—Dr. Trowell's Employment Agreement").

Name	Cash(1)	Equity(2)	Perquisites / Benefits(3)	Other(4)	Total
Carl G. Trowell	$9,998,278	$8,937,970	$1,959	$5,000,000	$23,938,207
Jonathan Baksht	$2,905,500	$2,516,653	$27,332	$50,000	$5,449,485
P. Carey Lowe	$5,131,000	$3,731,286	$54,665	$220,000	$9,136,951
Steven J. Brady	$2,722,000	$2,413,263	$27,334	$50,000	$5,212,597
Gilles Luca	$2,610,000	$2,431,680	$15,430	$807,000	$5,864,110

(1)   Cash.

        Dr. Trowell.    The amount set forth for Dr. Trowell includes the following severance payments and benefits: (i) £2,000,000, (ii) £3,000,000 (assuming maximum amount that may be paid based on achievement of synergy targets to be agreed with the Ensco Rowan Board), (iii) £675,000 (representing the base salary that would otherwise have been due and payable for the eighteen month term of the Trowell Employment Agreement); and (iv) £1,237,500 representing an estimate of the payment of awards under the Ensco International Incorporated 2018 Cash Incentive Plan for the periods up to the end of the eighteen-month term of the Trowell Employment Agreement. For purposes of this section, amounts were converted to U.S. dollars using an exchange rate of 1.2766 U.S. dollars for each British pound sterling, which represents the exchange rate as of October 31, 2018.

        Messrs. Baksht, Lowe, Brady and Luca.    The amounts set forth for Messrs. Baksht, Lowe, Brady and Luca include the following: (i) an amount equal to two times (in the case of Mr. Lowe) or one times (in the case of Messrs. Baksht, Brady and Luca) the executive's highest annual base salary in effect at any time within twelve months preceding the transaction; (ii) an amount equal to two times (in the case of Mr. Lowe) or one times (in the case of Messrs. Baksht, Brady and Luca) the executive's current target bonus under Ensco's cash incentive plan; and (iii) the executive's current target 2017 and 2018 performance unit awards which will be settled in cash. The amounts set forth for Messrs. Trowell, Baksht, Lowe, Brady and Luca also represent the remaining unpaid portion of executive officer cash retention awards which were subject to payout in January 2019. The retention award agreements provide for accelerated vesting upon a "double trigger" qualifying termination. We have assumed that the named executive officers will experience a termination without cause in connection with the transaction and that Ensco will have provided for accelerated vesting upon such a termination.

(2)   Equity.

        Dr. Trowell.    The amount set forth for Dr. Trowell includes the following: (i) $6,920,587 representing the vesting of unvested awards of restricted stock units held by Dr. Trowell and (ii) $2,017,383 representing the vesting of Dr. Trowell's 2016 performance unit awards under Ensco's 2012 Long-Term Incentive Plan. The accelerated vesting set forth in (i) and (ii) will be "double-trigger" vesting upon a qualifying termination.

        Messrs. Baksht, Lowe, Brady and Luca.    Represents the full vesting of the equity awards held by each of Messrs. Baksht, Lowe, Brady and Luca upon a "double-trigger" qualifying termination. We have assumed that the named executive officers will experience a termination without cause in connection with the transaction and that Ensco will have provided for accelerated vesting upon such a termination.

        The value of the unvested and accelerated restricted shares and restricted stock units is equal to $8.82 multiplied by the number of unvested restricted shares and restricted stock units (as applicable) as of October 31, 2018, and the value of the unvested and accelerated performance units is equal to $8.82 multiplied by the number of Ensco ordinary shares underlying such performance units as of October 31, 2018 (assuming the target performance level), in each case, consistent with the methodology applied under SEC Regulation S-K Item 402(t)(2). The amounts in this column for the unvested and accelerated restricted shares, restricted stock units and performance units do not reflect any taxes payable by the named executive officers. For further details regarding the treatment of Ensco equity awards in connection with the transaction, see the section entitled "—Ensco's Directors and Officers Have Financial Interests in the Transaction". The value of each such benefit is shown in the following table:

Name	Double-Trigger Restricted Stock	Double-Trigger Performance Units
Carl G. Trowell	$6,920,587	$2,017,383
Jonathan Baksht	$2,032,481	$484,172
P. Carey Lowe	$2,924,333	$806,956
Steven J. Brady	$1,868,570	$544,693
Gilles Luca	$1,886,986	$544,694

(3)   Perquisites/Benefits.

        Dr. Trowell.    The amount set forth for Dr. Trowell represents continued receipt of private medical insurance on the terms applicable to Dr. Trowell for a period of twenty-four months following date of his termination of employment.

        Messrs. Baksht, Lowe, Brady and Luca.    The amounts set forth for Messrs. Baksht, Lowe, Brady and Luca represent continued group health plan coverage at the same rate that is then being charged to similarly-situated active employees for a period of up to two years (in the case of Mr. Lowe) or one year (in the case of Messrs. Baksht, Brady and Luca) following the termination of employment.

(4)   Other

        Dr. Trowell.    The amount of $5,000,000 set forth for Dr. Trowell represents amounts accepted by Dr. Trowell in exchange for waiving his 2017, 2018 and 2019 (if any) unvested cash performance unit awards and his 2019 (if any) unvested awards of restricted stock units under Ensco's equity-based compensation plans.

        Messrs. Baksht, Lowe, Brady and Luca.    The amounts set forth for Messrs. Lowe and Luca represent the estimated tax equalization benefits associated with change in control severance entitlements. Additionally, the amounts set forth for Messrs. Baksht, Lowe, Brady and Luca reflect repatriation benefits.

THE TRANSACTION AGREEMENT

        The following describes certain aspects of the transaction, including material provisions of the transaction agreement. The following description of the transaction agreement is subject to, and qualified in its entirety by reference to, the transaction agreement, which is attached to this joint proxy statement as Annex A to this joint proxy statement and is incorporated by reference in this joint proxy statement. We urge you to read the transaction agreement carefully and in its entirety, as it is the legal document governing the transaction.

Terms of the Transaction

        The transaction will be implemented by way of a Scheme of Arrangement. The transaction agreement provides that, subject to the terms and conditions of the transaction agreement, at the Scheme Effective Time, each Rowan shareholder who is a Scheme Shareholder will be entitled to receive 2.215 Ensco ordinary shares for each Rowan ordinary share owned by such Rowan shareholder that is subject to the Scheme of Arrangement. See "—Consideration to Be Received in the Transaction."

        The rights of Ensco shareholders after the completion of the transaction, including the former Rowan shareholders who have received the transaction consideration, will be governed by the Ensco Articles of Association.

Scheme Effective Time and Closing of the Transaction

        Unless the parties agree otherwise, the completion of the transaction will take place as soon as practicable (and in any event within five business days) after all conditions to the completion of the transaction have been satisfied or waived. The transaction will be effective when an order from the Court sanctioning the Scheme of Arrangement is delivered to the Registrar of Companies.

        Ensco and Rowan currently expect the completion of the transaction to occur in the first half of 2019. However, as the transaction is subject to regulatory clearance, Court approval and the satisfaction or waiver of other conditions described in the transaction agreement, it is possible that factors outside the control of Ensco and Rowan could result in the transaction being completed at a later time or not at all.

Consideration to Be Received in the Transaction

        As a result of the transaction, each Rowan shareholder who is a Scheme Shareholder will be entitled to receive 2.215 Ensco ordinary shares for each Rowan ordinary share owned by them that is subject to the Scheme of Arrangement. Each Rowan ordinary share issued and outstanding immediately prior to the Scheme Effective Time will be transferred to Ensco, or alternatively, to a company falling within Section 67(6) of the Finance Act of 1986.

        Ensco will not issue any fractional Ensco ordinary shares in the transaction. Instead, all fractional Ensco ordinary shares will be aggregated and sold in the open market and each holder of Rowan ordinary shares who would otherwise have been entitled to receive a fraction of an Ensco ordinary share will receive cash from the proceeds of such open market sale in an amount determined such holder's proportion of aggregate fractional Ensco ordinary shares.

Treatment of Rowan's Equity-Based Awards

        Pursuant to the terms of the transaction agreement, each award of Rowan restricted stock units, performance units, share options, share appreciation rights and director units will be treated as follows upon the Scheme Effective Time:

        Restricted Stock Units.    Each Rowan restricted stock unit award, whether vested or unvested, will, as of the Scheme Effective Time, automatically and without any action on the part of the holder thereof, be converted on the same terms and conditions (including applicable vesting conditions) applicable to such restricted stock unit award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction into a restricted stock unit of Ensco covering a number of Ensco ordinary shares, rounded up or down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan restricted stock unit award immediately prior to the closing of the transaction by the exchange ratio.

        Performance Units.    Each Rowan performance unit award, will, in accordance with the terms and conditions applicable to such performance unit award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction, (i) vest as of the Scheme Effective Time with performance deemed to have been achieved, with regard to each one and three year performance period, at the greater of (A) the target value of the performance units subject to such Rowan performance unit award for such period, and (B) the value of the performance units subject to such Rowan performance unit award based on the then-expected level of attainment of the applicable performance goal as of the Scheme Effective Time, as determined by the compensation committee of the Rowan Board, and (ii) automatically and without any action on the part of the holder thereof, be paid out in cash on the first regularly scheduled payroll date that is at least five business days following the Scheme Effective Time to such holder thereof.

        Share Options.    Each Rowan share option award, whether vested or unvested, will, as of the Scheme Effective Time, automatically and without any action on the part of the holder thereof, be converted into an Ensco nonqualified stock option award on the same terms and conditions (including applicable vesting conditions) applicable to such Rowan share option award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction, with respect to a number of Ensco ordinary shares, rounded down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan share option award immediately prior to the closing of the transaction by the exchange ratio, at an exercise price per Ensco ordinary share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per Rowan ordinary share of such Rowan share option award and (B) the exchange ratio.

        Share Appreciation Rights.    Each Rowan share appreciation rights award, whether vested or unvested, will, as of the Scheme Effective Time, automatically and without any action on the part of the holder thereof, be converted into an Ensco stock appreciation right award on the same terms and conditions (including applicable vesting conditions) applicable to such Rowan share appreciation rights award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction, with respect to a number of Ensco ordinary shares, rounded down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan share appreciation rights award immediately prior to the closing of the transaction by the exchange ratio, at an exercise price per Ensco ordinary share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per Rowan ordinary share of such Rowan share appreciation rights award and (B) the exchange ratio.

        Director Units.    Each Rowan director unit award, whether vested or unvested, will, as of the Scheme Effective Time, automatically and without any action on the part of the holder thereof, be converted into an Ensco restricted stock unit award on the same terms and conditions (including applicable vesting conditions) applicable to such Rowan director unit award under the applicable

Rowan equity plan and award agreement in effect immediately prior to the closing of the transaction, with respect to a number of Ensco ordinary shares, rounded up or down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan restricted stock unit award immediately prior to the closing of the transaction by the exchange ratio.

Corporate Governance

        In connection with the transaction, Ensco is required to take all actions to approve and adopt the Ensco Rowan Corporate Governance Policy and may not amend, modify or terminate or take any action that would have the effect of causing the combined company to no longer be bound by the Ensco Rowan Corporate Governance Policy, unless required by applicable law or stock exchange standard. Ensco must also take all action so that, immediately after the Scheme Effective Time, the Ensco Rowan Board will consist of 11 members. Ensco will designate six members, including Carl Trowell as Executive Chairman of the Ensco Rowan Board, with the remaining five Ensco designees qualifying as "independent directors" under applicable rules of the NYSE. Rowan will designate five members, including Dr. Thomas Burke as President and Chief Executive Officer, with the four remaining Rowan designees qualifying as "independent directors" under applicable NYSE rules. If, prior to the Scheme Effective Time, any Ensco director designee or Rowan director designee is unwilling or unable to serve on the Ensco Rowan Board, then Ensco or Rowan, as applicable, shall select a replacement designee from the members of its board as of the date of the transaction agreement.

        At the Scheme Effective Time, Ensco's President and Chief Executive Officer, Dr. Trowell, will become Executive Chairman of the Ensco Rowan Board unless he is unable or unwilling to serve, in which case a non-executive Chairman will be selected from the Ensco designees with the consent of Rowan, not to be unreasonably withheld, conditioned or delayed. Rowan will identify one of its designated directors to serve as independent lead director of the Ensco Rowan Board. At the Scheme Effective Time, Rowan President and Chief Executive Officer, Dr. Burke, will become the President and Chief Executive Officer of the combined company unless he is unable or unwilling to serve. In such case, Dr. Trowell shall be the President and Chief Executive Officer, and a non-executive Chairman will be selected from the Rowan designees with the consent of Ensco, not to be unreasonably withheld, conditioned or delayed, and Rowan will not appoint a lead independent director.

        Further, the Ensco Rowan Corporate Governance Policy provides that, for two years following the Scheme Effective Time, the Nominating and Governance Committee of the Ensco Rowan Board will consist of two of the Ensco designees and two of the Rowan designees. Each other committee of the Ensco Rowan Board shall consist of at least one Ensco designee and at least one Rowan designee, and the Chairmen of such committees shall be divided as evenly as possible between Ensco and Rowan. Ensco's Senior Vice President and Chief Financial Officer, Jon Baksht, will serve as Senior Vice President and Chief Financial Officer of the combined company, Ensco's Executive Vice President and Chief Operating Officer, Patrick Carey Lowe, will serve as Executive Vice President and Chief Operating Officer of the combined company and Ensco's Senior Vice President, General Counsel and Secretary, Michael T. McGuinty, will serve as Senior Vice President, General Counsel and Secretary of the combined company. The remaining executive management team for the combined company will comprise executives from both Ensco and Rowan. If, prior to the Scheme Effective Time, any such management team member is unable or unwilling to serve, then a substitute individual will be appointed by Ensco or Rowan, as applicable, with the consent of the other party, not to be unreasonably withheld, conditioned or delayed.

Scheme of Arrangement

        For a summary of the Scheme of Arrangement, please refer to "Rowan Scheme Proposal and the Rowan Court Meeting and the Rowan General Meeting." For the full terms of the Scheme of Arrangement, please refer to "The Scheme of Arrangement."

Conversion of Shares

        The conversion of Rowan ordinary shares into the right to receive the transaction consideration will occur automatically at the Scheme Effective Time. As soon as reasonably practicable after completion of the transaction, the exchange agent will exchange certificates representing Rowan ordinary shares for transaction consideration, without interest, to be received in the transaction pursuant to the terms of the transaction agreement. Computershare Trust Company N.A. will be the exchange agent in the transaction and will exchange certificates for the transaction consideration and perform other duties as provided in the transaction agreement.

Withholding

        Ensco will be entitled to deduct and withhold from any consideration payable pursuant to the transaction agreement such amounts it is required to deduct and withhold with respect to making such payment under applicable law. All parties to the transaction agreement will cooperate in coordinating the deduction and withholding of any taxes required to be deducted under applicable law. If Ensco withholds any amounts, these amounts will be remitted to the applicable governmental entity and will be treated for all purposes of the transaction agreement as having been paid to the shareholders from whom they were withheld.

Representations and Warranties

        The transaction agreement contains customary representations and warranties of Ensco and Rowan relating to their respective businesses. The representations and warranties in the transaction agreement do not survive the Scheme Effective Time.

        Each of Ensco and Rowan has made representations and warranties to the other regarding, among other things:

  •
  corporate matters, including qualification, due organization, equity interest in subsidiaries and capitalization;

  •
  authority relative to execution and delivery of the transaction agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the transaction;

  •
  SEC filings and financial statements contained in those filings;

  •
  internal controls and disclosure controls and procedures;

  •
  the absence of undisclosed liabilities;

  •
  compliance with applicable laws and permits;

  •
  the absence of certain changes or events;

  •
  environmental laws and regulations;

  •
  investigations and litigation;

  •
  investment company status;

  •
  intellectual property;

  •
  properties;

  •
  ownership and maintenance of drilling units;

  •
  tax matters;

  •
  employment and labor matters;

  •
  employee benefit plans;

  •
  insurance;

  •
  the receipt of a financial advisor's opinion;

  •
  material contracts;

  •
  finders or brokers;

  •
  compliance with anti-bribery laws;

  •
  export controls and sanctions;

  •
  derivative transactions;

  •
  takeover statues; and

  •
  the accuracy of information supplied for inclusion in this joint proxy statement and other similar documents.

        The representations and warranties described above and included in the transaction agreement were made by each of Ensco and Rowan to the other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Ensco and Rowan in connection with negotiating the terms of the transaction agreement, and may have been included in the transaction agreement for the purpose of allocating risk between Ensco and Rowan rather than to establish matters as facts.

        The transaction agreement is described in and included as Annex A to this joint proxy statement only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Ensco, Rowan or their respective businesses. Accordingly, the representations and warranties and other provisions of the transaction agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement and in the documents incorporated by reference into this joint proxy statement. See "Where You Can Find More Information."

Definition of Material Adverse Effect

        In determining whether a material adverse effect has occurred or is reasonably likely to occur, the parties will disregard effects resulting from:

  1.
  changes in general economic, financial or other capital market conditions (including prevailing interest rates and access to capital markets);

  2.
  any changes or developments generally in the industries in which Ensco or Rowan conducts its business;

  3.
  the announcement or the existence of, compliance with or performance under, the transaction agreement (including the impact thereof on the relationships, contractual or otherwise, of either Ensco or Rowan with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the transaction); provided, however, that this exception would not apply to a breach of certain representations to the extent the purpose of the representation is to address the consequences resulting from the execution and delivery of the transaction agreement or the performance of obligations under the transaction agreement;

  4.
  any taking of any action at the request of the other party to the transaction agreement;

  5.
  any changes or developments in prices for oil, natural gas or other commodities;

  6.
  any adoption, implementation, promulgation, repeal or modification, or any announced intention to do any of the foregoing, following the date of the transaction agreement of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local governmental entity, or market administrator;

  7.
  any changes in GAAP or accounting standards following the date of the transaction agreement;

  8.
  earthquakes, any weather-related event, natural disasters or outbreak or escalation of hostilities or acts of war or terrorism;

  9.
  any failure by Ensco or Rowan to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (although the event, change, effect, development or occurrence underlying such failure may count as a material adverse effect if it does not otherwise meet an exception);

  10.
  any changes in the share price or trading volume of Ensco ordinary shares or Rowan ordinary shares (although the event, change, effect, development or occurrence underlying such failure may count as a material adverse effect if it does not otherwise meet an exception); or

  11.
  any failure of the transaction to qualify as a tax-free reorganization.

        However, the exceptions laid out in (1), (2), (6), (7) and (8) may be considered to the extent disproportionately affecting Ensco or Rowan, taken as a whole, relative to other similarly situated companies in their respective industries. Additionally, any blowout, spill, explosion, or similar occurrence with respect to any equipment operated by Ensco or Rowan may be taken into account in determining whether there has been a material adverse effect.

Covenants and Agreements

        Each of Ensco and Rowan has undertaken customary covenants that place restrictions on it and its subsidiaries until the Scheme Effective Time or, if earlier, the transaction agreement's termination date. Each of Ensco and Rowan has agreed to operate its business only in the ordinary course of business, and has agreed to use reasonable efforts to preserve intact its present lines of business and business organization, minimize liabilities for which adequate reserves, insurance coverage or third-party indemnification rights are not established or available, maintain its rights, franchises and permits and preserve its relationships and goodwill with customers and suppliers.

        Ensco and Rowan have also agreed that, with certain exceptions as may be required by law or the transaction agreement or as set forth in disclosure schedules to the transaction agreement, and except with Ensco's or Rowan's, as applicable, prior written consent, Ensco and Rowan will not, and will not permit any of their respective subsidiaries to, among other things, undertake the following actions:

  •
  adopt any amendments to its certificate of formation or bylaws or similar applicable organizational documents, other than, in the case of wholly owned subsidiaries, internal restructurings among such subsidiaries;

  •
  split, combine or reclassify any of its capital stock (excluding, in the case of Ensco, the Reverse Stock Split) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned subsidiary which remains a wholly owned subsidiary after consummation of such transaction;

  •
  authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities), except (1) dividends or distributions by any subsidiaries only to Ensco or Rowan, as applicable or to any wholly owned subsidiary of Ensco or Rowan, as applicable, in the ordinary course of business, (2) dividends or distributions by any non-wholly owned subsidiary or joint venture that are consistent with past practice or are required under such entity's organizational documents in effect on the date of the transaction agreement and (3) in the case of Ensco, $0.01 per share per quarter, consistent with past practice;

  •
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the transaction itself and other than any liquidations, dissolutions, mergers, consolidations, restructurings or reorganizations solely among Ensco or Rowan and their respective wholly owned subsidiaries or among their respective wholly owned subsidiaries or take any action with respect to any securities that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transaction;

  •
  make any acquisition of any other person or business, or make any loans, advances or capital contributions to, or investments in, any other person, with a value in excess of $30 million in the aggregate, except (1) any loan, advance or capital contribution to or investment in a joint venture, partnership or similar entity in which a Ensco or Rowan or any of their respective subsidiaries acquires an equity interest in connection with the initiation of operations of a particular rig or rigs or in a particular jurisdiction where Ensco or Rowan and their respective subsidiaries do not currently operate, provided that such loan, advance, capital contribution or investment will not exceed $30 million in the aggregate and be related to a single investment opportunity, or (2) as made in connection with any transaction among Ensco or Rowan and their respective wholly owned subsidiaries, their respective wholly owned subsidiaries or Ensco or Rowan or their respective wholly owned subsidiaries and a joint venture to which such person is a party (so long as made in the ordinary course of business and consistent with past practice or contemplated under the applicable organizational document for such joint venture); provided, however, that Ensco and Rowan will not, and will not permit any of their respective subsidiaries to, make any acquisition of any other person or business or make loans, advances or capital contributions to, or investments in, any other person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transaction;

  •
  sell, lease, license, transfer, exchange or swap, or otherwise dispose of or encumber any properties or non-cash assets with a value in excess of $30 million in the aggregate, except for (1) sales, transfers and dispositions of obsolete, surplus or worthless equipment, (2) sales, transfers and dispositions of assets in the ordinary course of business consistent with past practice, or (3) sales, leases, transfers or other dispositions made in connection with any transaction among Ensco or Rowan and their respective wholly owned subsidiaries, their respective wholly owned subsidiaries or, in the case of Rowan, any equity interests in ARO;

  •
  authorize any capital expenditures in excess of $50 million in the aggregate, except for (1) expenditures made in the ordinary course of business and consistent with past practice, or (2) expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages, operational incidents or otherwise;

  •
  except in the ordinary course of business and consistent with past practice, or as required under the terms of any benefit plan or other contract entered into prior to the date of the transaction agreement, (1) enter into, establish, adopt, materially amend or modify, or terminate any collective bargaining agreement or material benefit plan, (2) materially increase the compensation or increase the severance entitlements of any of the current or former directors or officers of Ensco or Rowan, as applicable, (3) pay or award, or commit to pay or award, any bonuses or incentive compensation to any officer or director of Ensco or Rowan, as applicable, (4) enter into any new or modify any existing employment, severance, termination, retention or change of control agreement with any current of former directors or officers of Ensco or Rowan, as applicable, (5) accelerate the time of payment or vesting of any material rights or benefits under any material benefit plan, (6) fund any rabbi trust or similar arrangement with respect to any material benefit plan, (7) grant or materially amend any awards under the Ensco or Rowan stock plans, as applicable, (which new awards, even if made in the ordinary course of business shall not contain any terms or conditions providing for automatic vesting or acceleration in connection with the consummation of the transactions contemplated by the transaction agreement), (8) change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable law, (9) hire or terminate the employment or services (other than for cause) any officer or director of Ensco or Rowan, as applicable, except that if any officer is terminated for cause, death, resignation or disability, Ensco or Rowan, as applicable, may hire a replacement officer, or (10) waive any post-employment restrictive covenant of the current or former directors or officers of Ensco or Rowan, as applicable, except in connection with the replacement thereof in a manner consistent with the transaction agreement;

  •
  materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or other applicable accounting standards, SEC rule or policy or applicable law;

  •
  establish any rights plan or grant any rights or to issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of its capital stock or other ownership interest in Ensco or Rowan, as applicable, or any of their respective subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities, other than (1) issuance of Ensco or Rowan ordinary shares under the Ensco or Rowan benefits plans, as applicable, to the extent not prohibited under the transaction agreement or in respect of the exercise, vesting or settlement of any Ensco or Rowan stock awards outstanding on the date of the transaction agreement or granted in accordance with the terms of the transaction agreement, (2) the vesting of shares of Ensco or Rowan ordinary shares or for withholding of taxes with respect to any Ensco or Rowan stock awards, as applicable, to the extent provided by the terms of such awards or (3) for transactions among Ensco or Rowan and their respective wholly owned subsidiaries or their respective wholly owned subsidiaries;

  •
  directly or indirectly, purchase, redeem or otherwise acquire any shares of the capital stock of any of them or any rights, warrants or options to acquire any such shares, except for transactions among Ensco or Rowan and their respective wholly owned subsidiaries or their respective wholly owned subsidiaries;

  •
  incur, assume guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness, except (1) for any indebtedness incurred in the ordinary course of business consistent with past practice, (2) for any indebtedness among Ensco or Rowan, as applicable and their respective wholly owned subsidiaries or among their respective wholly owned subsidiaries, (3) for any indebtedness incurred to replace, renew, extend, refinance or refund any existing indebtedness on substantially the same or more favorable terms to Ensco or Rowan, as applicable, than such existing indebtedness, and (4) any guarantees by Ensco or Rowan of indebtedness of subsidiaries or guarantees by such subsidiaries of indebtedness of Ensco or Rowan, as applicable, or any subsidiary of Ensco or Rowan, as applicable, which indebtedness is incurred in compliance with the terms of the transaction agreement; provided, however, that in the case of (1) through (4) above, such indebtedness does not impose or result in any additional restrictions or limitations that would be material to Ensco or Rowan and their respective subsidiaries other than any obligation to make payments on such indebtedness and other than any restrictions or limitations to which Ensco or Rowan or any subsidiary is currently subject under the terms of any indebtedness outstanding as of the date of the transaction agreement; provided, further, that notwithstanding the anything contained in the transaction agreement, Rowans 7.875% Senior Notes due 2019 (the "Rowan 2019 Senior Notes") may be replaced, renewed extended, redeemed or refunded (i) with proceeds of any permitted refinancing debt or (ii) with cash, in each case, at an amount up to the make-whole amount (including all accrued interest) as specified in the Rowan 2019 Senior Notes;

  •
  other than in the ordinary course of business consistent with past practice, (1) modify or amend in any material respect, terminate or waive any material rights under any Ensco or Rowan material contract, as applicable, (2) in the case of Rowan and its subsidiaries, modify, amend or terminate, or waive any material rights under, any contract of ARO, (3) modify or amend in any material respect, or terminate or waive any material rights under any material permit or (4) enter into any new contract, which would be an Ensco or Rowan material contract, as applicable, or which would reasonably be expected to, after the Scheme Effective Time, restrict or limit in any material respect Ensco or any of its affiliates from engaging in any business or competing in any geographic location with any person;

  •
  waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises (1) that are equal to or less than the amounts specifically reserved with respect thereto on Ensco's and Rowan's balance sheet as of June 30, 2018 or (2) that do not exceed $50 million in the aggregate and, in all cases, do not obligate it or any of its subsidiaries to take any material action (other than make a payment) or impose any material restrictions on its business or the business of any of its subsidiaries;

  •
  (1) make, change or revoke any material tax election, (2) change any material tax accounting method, (3) file any material amended tax return, (4) enter into any material tax allocation agreement, tax sharing agreement, tax indemnity agreement, advance pricing agreement or closing agreement (other than customary tax indemnifications contained in ordinary course commercial agreements or arrangements that are not primarily related to taxes), (5) request any material tax ruling, (6) settle or compromise any material tax proceeding, (7) consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment, (8) change its jurisdiction of tax residence or (9) surrender any claim for a material refund of taxes;

  •
  except as otherwise permitted by the terms of the transaction agreement or for transactions between Ensco or Rowan and their respective wholly owned subsidiaries or among their respective wholly owned subsidiaries, prepay, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness for borrowed money or guarantees thereof of Ensco or Rowan or their respective subsidiaries other than (1) with respect to debt securities maturing prior to December 21, 2021, at or below par value, (2) at stated maturity or (3) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such indebtedness or guarantees thereof may be entitled), in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date of the transaction agreement; or

  •
  agree, authorize, consent, resolve or propose to take any of the actions prohibited by the preceding bullet points.

        Ensco and Rowan have also agreed to use their reasonable best efforts to take all actions needed to consummate and make effective the transaction, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transaction, (ii) the satisfaction of the conditions to consummate the transaction, (iii) taking all reasonable actions necessary to obtain governmental and third party consents, and (iv) the execution and delivery of any additional instruments necessary to consummate the transaction and to fully carry out the purposes of the transaction agreement. Additionally, Ensco and Rowan have agreed to use their reasonable best efforts to fulfill all conditions precedent to the transaction and to not take any action after the date of the transaction agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from or any exemption by, any governmental entity necessary to be obtained prior to closing. To the extent that transfers of any permits issued by any governmental entity are required as a result of the execution of the transaction agreement or the consummation of the transaction, Ensco and Rowan have agreed to use their reasonable best efforts to effect such transfers.

        Each of Ensco and Rowan have agreed to use their reasonable best efforts to take all steps to make any and all undertakings necessary to resolve objections that any relevant authority may assert under the HSR Act and any other federal, state or foreign law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or reduction of competition (collectively, "Antitrust Laws") or that regulates foreign investment ("Foreign Investment Laws"), with respect to the transaction agreement, and to avoid or eliminate each and every impediment under any Antitrust Laws or Foreign Investment Laws that may be asserted by any relevant authority with respect to the transaction agreement, including (1) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of Ensco or Rowan (or any of their respective subsidiaries) or any equity interest in any joint venture held by Ensco and Rowan (or any of their respective subsidiaries), other than, or related to, ARO, (2) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of Ensco and Rowan or their respective subsidiaries, other than ARO and (3) otherwise taking or committing to take any action that would limit Ensco's or Rowan's freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Ensco and Rowan (including any of their respective subsidiaries) or any equity interest in any joint venture held by Ensco and Rowan (or any of their respective subsidiaries), other than ARO, in each case as may be required in order to obtain all approvals and consents required directly or indirectly under any Antitrust Laws or Foreign Investment Laws; provided, however, that, notwithstanding the foregoing, neither Ensco nor Rowan will be required to take, or agree to take, any action (i) that would reasonably be expected to, individually or in the aggregate, result in a one-year loss of revenues as measured by fiscal year 2018 of more than $400 million on a combined basis for both Ensco and its subsidiaries and Rowan and its subsidiaries or (ii) with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the closing; provided further, however, that notwithstanding the foregoing, each of Ensco and Rowan reserves the right, for so long as there is a mutual agreement between Ensco and Rowan to do so, to oppose any request or requirement of any governmental entity to sell, divest, or otherwise dispose of any businesses, assets, equity interests, product lines or properties of Ensco and Rowan (or any of their respective subsidiaries) in any equity interest in any joint venture held by Ensco and Rowan (or any of their respective subsidiaries) prior to the End Date, including through litigation, if necessary.

Adverse Recommendation Changes and Agreement Not to Solicit Other Offers

        Subject to certain exceptions discussed herein, the Ensco Board and the Rowan Board shall not:

  •
  fail to reiterate the recommendation of such board of directors within five business days after a written request by Ensco or Rowan, as applicable, or, with respect to Rowan, fail to publicly reiterate its intention and expectation that it will give its recommendation prior to publication of the Scheme of Arrangement;

  •
  withhold, withdraw or modify in a manner adverse to Rowan or Ensco, its recommendation, or, with respect to Rowan, publicly change, withdraw or modify its intention and expectation that it will give its recommendation prior to publication of the Scheme of Arrangement;

  •
  take any formal action or make any recommendation or public statement in connection with a takeover proposal (other than a recommendation against such takeover proposal or a customary "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case that includes the reaffirmation of the recommendation of Ensco or Rowan, as applicable) (it being understood that the Ensco Board and the Rowan Board may refrain from taking a position with respect to such takeover proposal until the close of business as of the tenth business day after the commencement of such takeover proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered an adverse recommendation change with respect to Ensco or Rowan, as applicable);

  •
  adopt, approve or recommend, or publicly propose to adopt, approve, or recommend, to Ensco shareholders or Rowan shareholders, as applicable, a takeover proposal;

  •
  fail to publicly recommend against a publicly announced takeover proposal of Ensco, in the case of the Ensco Board, or Rowan, in the case of the Rowan Board (it being understood that such board of directors may refrain from taking a position with respect to such takeover proposal until the close of business as of the tenth business day after the commencement of such takeover proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered an adverse recommendation change with respect to Ensco or Rowan, as applicable) (any action described in the preceding bullet points being referred to as an "adverse recommendation change"); or

  •
  authorize, cause or permit Ensco or Rowan or any of their respective subsidiaries to enter into any letter of intent, agreement, commitment or agreement in principle with respect to any takeover proposal (other than a permissible confidentiality agreement discussed below or in accordance with the applicable terms of the transaction agreement regarding a superior proposal with respect to such party).

        Notwithstanding the above, if at any time prior to obtaining approval of the Ensco Transaction Consideration Proposal or Rowan Scheme Proposal, as applicable, Ensco or Rowan or any of their respective subsidiaries, or any of their representatives, as applicable, directly or indirectly receives a bona fide, unsolicited written takeover proposal from any person that did not result from such party's, its affiliates' or such party's or its affiliates' representatives' breach of its non-solicitation obligations and the board of directors of such party determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such takeover proposal constitutes or would reasonably be expected to lead to a superior proposal with respect to such party, then such party and any of its subsidiaries, and any of its or their representatives, may, directly or indirectly:

  •
  furnish, pursuant to an acceptable confidentiality agreement not less favorable to such party than the confidentiality agreement with the other party, non-public information and access to such party's business, properties, assets, employees, officers, contracts, books and records to the person that made such proposal and its representatives and potential sources of financing, provided any information so provided is concurrently or has previously been provided to the other party;

  •
  seek to clarify and understand the terms and conditions of any takeover proposal to determine whether such takeover proposal constitutes or would be reasonably expected to lead to a superior proposal; and

  •
  engage in discussions or negotiations with the person making such takeover proposal and its representatives and potential sources of financing.

        Each of Ensco and Rowan will, within 24 hours of receipt, notify the other party of any takeover proposal and the material terms and conditions thereof and will keep the other party reasonably informed regarding the status of any such takeover proposal. Each party will not enter into any agreement that would prohibit it from providing certain information to the other party pursuant to the transaction agreement.

        Each of Ensco and Rowan may take any of the actions described above constituting an adverse recommendation change if, after receiving a bona fide, unsolicited takeover proposal that did not result from a breach of the non-solicitation provisions, the board of directors of such party determines in good faith, after consultation with its outside financial advisors and legal counsel, that the takeover proposal constitutes a superior proposal with respect to such party and that in light of such takeover proposal, the failure to take such action would reasonably be likely to be inconsistent with the fiduciary duties of the board of directors of such party under applicable law; provided, that prior to any such change of recommendation:

  •
  such party provides the other party with at least four business days' prior written notice of its intention to take such action and has contemporaneously provided to the other party a copy of such superior proposal, a copy of any proposed transaction agreements with the person making such superior proposal and a copy of any financing commitments relating thereto (or, if not provided in writing to the other party, a written summary of the material terms thereof);

  •
  such party has negotiated with the other party during such notice period to enable the other party to propose revisions to the terms of the transaction agreement such that it would cause the superior proposal to no longer constitute a superior proposal;

  •
  following the end of such notice period, the board of directors of such party considers in good faith any revisions to the terms of the transaction agreement and determines, after consultation with its outside financial advisors and outside legal counsel, that the superior proposal continues to be a superior proposal even if such changes were given effect; and

  •
  in the event of any changes in the terms of the superior proposal, such party shall have given the other party notice of such change and a new notice period shall commence equal to the longer of two business days or the period remaining under the initial four business day notice period.

        Additionally, notwithstanding anything to the contrary set forth above, at any time prior to receipt of the approval of the Ensco Transaction Consideration Proposal or Rowan Scheme Proposal, as applicable, Ensco or Rowan, as applicable, may take any of the actions described above constituting an adverse recommendation change in response to an "intervening event" if the board of directors of such party has determined in good faith after consultation with its outside financial advisors and outside legal counsel that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, provided that prior to taking any such change in recommendation:

  •
  such party provides the other party with at least four business days' prior written notice of its intention to take such action, which notice shall specify the reasons therefor;

  •
  such party has negotiated in good faith with the other party during such notice period to enable such other party to propose revisions to the terms of the transaction agreement in a manner that would obviate the need to effect an adverse recommendation change; and

  •
  following the end of such notice period, the board of directors of such party considers in good faith any revisions to the terms of the transaction agreement and determines, after consultation with its outside financial advisors and outside legal counsel, that the failure to make an adverse recommendation change continues to be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

        A "takeover proposal" means, with respect to Ensco or Rowan:

  •
  any inquiry, proposal or offer for or with respect to (or expression by or on behalf of any person that it is considering or may engage in) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture, scheme of arrangement or other similar transaction involving such party or any of its subsidiaries whose assets, taken together, constitute 15% or more of such party's consolidated assets;

  •
  any inquiry, proposal or offer (including tender or exchange offers) to (or expression by any person that it is considering or may seek to) acquire in any manner, directly or indirectly, in one or more transactions, more than 15% of the Ensco ordinary shares or Rowan ordinary shares, as applicable, of such party representing more than 15% of the voting power of such party; or

  •
  any inquiry, proposal or offer to (or expression by any person that it is considering or may seek to) acquire in any manner (including the acquisition of equity securities in any subsidiary of such party), directly or indirectly, in one or more transactions, assets or businesses of such party or its subsidiaries, including pursuant to a joint venture, representing more than 15% of the consolidated assets, revenues or net income of such party, in each case, other than the transaction.

        A "superior proposal" means a bona fide, unsolicited, written takeover proposal, with respect to Ensco or Rowan:

  •
  that if consummated would result in a (1) third party acquiring, directly or indirectly, more than 50% of the outstanding Ensco ordinary shares or Rowan ordinary shares, as applicable, or more than 50% of the assets of such party and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities or (2) a merger, business combination, scheme of arrangement, consolidation, share exchange, recapitalization or similar transaction that results in the shareholders of such party immediately prior to such transaction ceasing to own, directly or indirectly, at least 50% of the equity interests in the acquiring, surviving or parent company resulting from such transaction;

  •
  that the board of directors of such party determines in good faith, after consultation with its outside financial advisor and outside legal counsel, is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such takeover proposal;

  •
  that the board of directors of such party determines in food faith, after consultation with its outside financial advisor and outside legal counsel, is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspect of such proposal, including all conditions contained therein and the person making such takeover proposal; and

  •
  that the board of directors of such party determines in good faith after consultation with its outside financial advisor and outside legal counsel (taking into account any changes to the transaction agreement proposed by the other party in response to such takeover proposal, and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the person making such proposal, and the transaction agreement), is more favorable from a financial point of view to such party's shareholders than the transaction.

        An "intervening event" is a material event, fact, circumstance, development or occurrence that, with respect to Ensco or Rowan:

  •
  was not known or reasonably foreseeable to the board of directors of such party(or, if known, the magnitude or consequences of which were not known or reasonably foreseeable by the board of directors of such party) were not reasonably foreseeable, as of the date of the transaction agreement, which event, fact, circumstance of development, occurrence, magnitude or consequence becomes known to or by such party's board of directors prior to receipt of the approval of the Ensco shareholders or Rowan shareholders, as applicable, subject to certain exceptions as set forth in the transaction agreement.

Except as expressly permitted by the transaction agreement, each of Ensco and Rowan will, and will cause its affiliates, and officers, directors and employees to, and will use reasonable best efforts to cause its agents, financial advisors, investment bankers, attorneys, accountants and other representatives to:

  •
  immediately cease any ongoing solicitation, discussions or negotiations with any person with respect to a takeover proposal;

  •
  promptly instruct (to the extent such party has the contractual authority to do so) any person that has executed a confidentiality or non-disclosure agreement within the 12-month period prior to the date of the transaction agreement in connection with any takeover proposal to return or destroy all confidential information of such party in its possession; and

  •
  until the Scheme Effective Time or termination of the transaction agreement, not:

  •
  solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a takeover proposal;

  •
  engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnishing to any other person any non-public information in connection with or for the purpose of encouraging or facilitating, a takeover proposal; or

  •
  approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment or agreement in principle (whether written or oral, binding or nonbinding) with respect to a takeover proposal.

        In addition, except in the event that such party's board of directors has determined in good faith after consultation with outside counsel that failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the members of such party's board under applicable law with respect to any standstill or confidentiality provisions in any agreement to which such party or its subsidiaries is a party as of the date of the transaction agreement, neither party will release any third party from or waive or amend any standstill provision or confidentiality provision other than any confidentiality provision the waiver of which would not be reasonably likely to lead to a takeover proposal, and each party will enforce such confidentiality and standstill provisions of any such agreements and take all steps within its power to terminate any waivers previously granted under any such provisions.

Expenses and Fees

        In general, each of Ensco and Rowan will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the transaction agreement. However, each of Ensco and Rowan shall pay one-half of all filing fees required under the HSR Act or for the CFIUS notice or other antitrust, competition, foreign investment or similar laws outside of the United States. Additionally, all transfer, documentary, sales, use, stamp, registration and other substantially similar taxes and fees (including any penalties and interest) incurred in connection with the transaction agreement shall be paid by Ensco when due save for any value added tax that is due on a Termination Fee to be paid by Rowan, and Ensco will, at its own expense, file all necessary documentation with respect to all such transfer taxes.

Employee Matters

        The transaction agreements provides that Ensco and Rowan will cooperate in good faith to establish a comprehensive employee benefits program for Rowan employees and Ensco employees as a collective group subject to collective bargaining agreements that are in effect as of the date of the transaction agreement. The transaction agreement further provides that Ensco and Rowan intend that such post-closing benefits program will equitably treat similarly situated Rowan employees and Ensco employees.

        With respect to any employee benefit plans established as part of the post-closing benefits program, Ensco will (i) recognize all service of Rowan employees and Ensco employees with Rowan, Ensco or any of their respective subsidiaries or predecessor entities, as the case may be, for purposes of determining eligibility to participate, vesting, accruals, and entitlement to benefits where length of service is relevant (other than benefit accruals under a defined benefit pension plan) to the extent such service is recognized under the corresponding benefit plan of Rowan or Ensco (as applicable), (ii) use commercially reasonable efforts to seek to waive any pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements and (iii) use commercially reasonable efforts to provide credit for any co-payments and deductibles incurred prior to the Scheme Effective Time in the plan year in which the Scheme Effective Time occurs for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such employee benefit plans established under the post-closing benefits program that may apply as of or following the Scheme Effective Time.

        Effective as of the day prior to the closing date of the transaction but contingent upon the closing of the transaction, Rowan will cause to be approved board resolutions terminating the Rowan Companies, Inc. Savings and Investment Plan (the "Rowan 401(k) Plan") unless Ensco provides written notice to Rowan that the Rowan 401(k) Plan will not be terminated. Unless Ensco provides such written notice to Rowan, Rowan will provide Ensco copies of such board resolutions. Effective as of, or as soon as administratively practicable following, the closing of the transaction, each Rowan employee will be eligible to participate in a tax-qualified defined contribution plan established or designated by Ensco (the "Ensco 401(k) Plan"), subject to the terms and conditions of the Ensco 401(k) Plan. As soon as practicable after the closing of the transaction and to the extent not prohibited under applicable law, Ensco will take all action necessary to provide that each Rowan employee may elect to rollover his or her full account balance (including cash, notes (in the case of loans) or a combination thereof) in the Rowan 401(k) Plan to the Ensco 401(k) Plan.

        As of the Scheme Effective Time, Ensco will automatically assume the change in control agreements entered into between certain employees and Rowan. Except for any such assumed change in control agreements, the Burke Employment Agreement, any grants made under the Rowan Retention Program through the closing of the transaction, and the Rowan Protection Plan, Rowan will terminate all of its current severance plans, programs and policies on or prior to the closing date of the transaction. Effective for any employee terminations that occur from the closing date of the transaction through the twelve-month anniversary of the closing date of the transaction, Ensco will provide to each onshore Rowan employee that is employed as of the closing date of the transaction and who is not otherwise subject to a change in control agreement, with severance benefits that are no less favorable in the aggregate than those described in the Rowan Retention Program (as and to the extent then applicable to any such individual) and the Rowan Protection Plan.

Indemnification and Insurance

        The transaction agreement requires Ensco to maintain in effect for six years after completion of the transaction the current rights of Ensco and Rowan current and former managers, directors, officers and employees to indemnification under the applicable Ensco or Rowan articles of association or disclosed agreements of Ensco and Rowan.

        The transaction agreement also provides that, upon completion of the transaction, Ensco will indemnify and hold harmless, and provide advancement of expenses to, all past and present officers, directors and employees of Ensco an Rowan, and each person who served as a manager, director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of Ensco and Rowan and their respective subsidiaries, against any costs or expenses (including advancing attorneys' fees and expenses) in advance of the final disposition of any claim, suit, proceeding or investigation to the fullest extent permitted by applicable law.

        The transaction agreement provides that Ensco will maintain for a period of six years after the Scheme Effective Time Rowan's current directors' and officers' liability insurance policies, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring prior to the Scheme Effective Time, except that Ensco is not required to incur annual premium expense greater than the Maximum Amount.

        Either party may purchase a "tail policy" with respect to acts or omissions occurring or alleged to have occurred prior to the Scheme Effective Time that were committed or alleged to have been committed by a party to be indemnified under the agreement. In no event shall the cost of such policy purchased by Rowan exceed six times the Maximum Amount, and if a "tail" policy is purchased so long as such "tail policy" remains in full force until October 7, 2024, Ensco will have no further obligations to maintain the insurance policies for current directors and officers as described above.

Conditions to Complete the Transaction

        The respective obligations of each party to complete the transaction are subject to the fulfillment or waiver of certain conditions, including:

  •
  the approval of the Rowan Scheme Proposal at the Rowan Court meeting by a majority in number of Scheme Shareholders present and voting (and entitled to vote) in person or by proxy, representing 75% or more in value of the Scheme Shares held by such Shareholders and the approval of the Rowan Scheme and Articles Amendment Proposal as a special resolution at the Rowan general meeting by at least 75% of the votes cast (in person or by proxy);

  •
  the Scheme of Arrangement shall have been sanctioned by the Court and a copy of the Court order shall have been delivered to the Registrar of Companies;

  •
  the Ensco Transaction Consideration Proposal shall have been approved;

  •
  the approval for listing by the NYSE, subject to official notice of issuance, of Ensco ordinary shares issuable to Rowan shareholders in connection with the transaction;

  •
  no order, injunction, decree or other legal restraint by any court or other tribunal of competent jurisdiction or governmental entity shall have been entered and shall continue to be in effect and no law shall have been adopted or be effective, in each case that prohibits, prevents, restrains or renders illegal the completion of the transaction;

  •
  no governmental entity shall have commenced ant not withdrawn any proceeding seeking to enjoin, restrain or otherwise prohibit the consummation of the transaction;

  •
  the expiration or termination of the waiting period under the HSR Act (DOJ and FTC granted early termination on November 20, 2018);

  •
  all consents of, or filings with, certain governmental entities in Saudi Arabia and the UK shall have been obtained and any applicable waiting period shall have expired or terminated, as the case may be;

  •
  Ensco shall have approved and adopted the corporate governance policy and such policy shall not have been amended, modified or terminated for two years following the Scheme Effective Time;

  •
  no law shall have been adopted after the date of execution of the transaction agreement that would require or would be reasonably expected to result in (i) the dissolution of ARO, (ii) the sale or other disposal of Rowan's interest in ARO to any person or (iii) the forfeiture or nationalization of Rowan's equity interests in ARO or ARO's assets; and

  •
  the CFIUS clearance shall have been obtained and shall be in full force and effect.

        Each of Ensco's and Rowan's obligation to complete the transaction is also separately subject to the satisfaction or waiver of a number of conditions, including:

  •
  the truth and correctness of the representations and warranties of each other party in the transaction agreement, subject to the materiality standard provided in the transaction agreement, and the performance by each other party in all material respects of their obligations under the transaction agreement; and

  •
  the receipt by each of Ensco and Rowan of a certificate, dated the closing date and signed by its Chief Executive Officer or another senior officer, certifying that the conditions of each party set forth in preceding bullet points have been satisfied.

        In addition, the obligation of Ensco and Rowan to complete the transaction is further subject to the condition that all consents of the specified governmental entities have been obtained and any applicable waiting period has been expired or terminated.

        The parties cannot provide assurance as to when or if all of the conditions to the transaction can or will be satisfied or waived by the appropriate party. As of the date of this joint proxy statement, the parties have no reason to believe that any of these conditions will not be satisfied.

Termination of the Transaction Agreement

        The transaction agreement can be terminated at any time prior to completion by:

  •
  mutual written consent of Ensco and Rowan;

  •
  either Ensco or Rowan, (i) if the transaction shall not have been completed on or prior to the End Date; provided, that if all conditions have been satisfied (other than conditions relating to the expiration or termination of the waiting period under the HSR Act, the CFIUS clearance, and other specified governmental approvals), or (ii) all conditions to closing have been satisfied or are capable of being satisfied but Rowan has not sought the action of the Scheme of Arrangement or has not duly delivered a Court order, then the End Date may be extended by either Ensco or Rowan by notice to the other to a date not later than April 7, 2020; and provided further, that the right to terminate is not available to a party if the failure of closing by the End Date results from a material breach by such party of any representation, warranty, covenant or other agreement set forth in the transaction agreement;

  •
  either Ensco or Rowan, a governmental entity or court has issued and order permanently restraining, enjoining or otherwise prohibiting the consummation of the transaction and such order has become final and non-appealable; provided, however, that if such order was due to the failure of a party to perform its obligations under the transaction agreement, then such party may not terminate the transaction agreement under this provision;

  •
  either Ensco or Rowan, if the Rowan Court meeting and Rowan general meeting (including, in each case, any postponements or adjournments thereto) has completed and the requisite approval by Rowan shareholders is not obtained and the parties have not agreed to implement the transaction by way of an offer; provided, that the right to terminate is not available to party if such failure to obtain the Rowan shareholder approval is proximately caused by a material breach by such party of any covenant under the transaction agreement;

  •
  either Ensco or Rowan, if the Ensco general meeting (including, in each case, any postponements or adjournments thereof) has completed and the Ensco Transaction Consideration Proposal is not approved; provided, that the right to terminate is not available to party if such failure to pass the relevant resolutions is proximately caused by a material breach by such party of any covenant under the transaction agreement;

  •
  Rowan, if Ensco breaches the transaction agreement in a manner that would cause a condition to Rowan's obligation to close not to be satisfied and such breach is either not curable by the End Date or, if such breach is capable of being cured by the End Date, Ensco does not diligently attempt to cure such breach or failure after receiving written notice from Rowan; provided, that Rowan is not then in breach of the transaction agreement in a manner that would cause a condition to Ensco's obligation to close not to be satisfied;

  •
  Rowan, in the event of an Ensco adverse recommendation change or upon any uncured willful breach by Ensco of its non-solicitation obligations under the transaction agreement;

  •
  Ensco, if Rowan breaches the transaction agreement in a manner that would cause a condition to Ensco's obligation to close not to be satisfied and such breach is either not curable by the End Date or, if such breach is capable of being cured by the End Date, Rowan does not diligently attempt to cure such breach or failure after receiving written notice from Ensco; provided, that Ensco is not then in breach of the transaction agreement in a manner that would cause a condition to Rowan's obligation to close not to be satisfied;

  •
  Ensco, in the event of an Rowan adverse recommendation change or upon any uncured willful breach by Rowan of its non-solicitation obligations under the transaction agreement;

  •
  the Court declines or refuses to sanction the Scheme of Arrangement, unless both parties agree in writing either (i) that the decision of the Court should be appealed, or (ii) to implement the transaction by way of an offer;

  •
  Rowan, subject to Rowan's compliance with its non-solicitation obligations, prior to the time Rowan shareholders approve the Rowan Scheme Proposal and the Rowan Scheme and Articles Amendment Proposal, Rowan terminates the transaction agreement to enter into the definitive agreement relating to a superior proposal in accordance with the terms of the transaction agreement and Rowan pays the Termination Fee; or

  •
  Ensco, subject to Ensco's compliance with its non-solicitation obligations, prior to the time Ensco Shareholders approve the Ensco Transaction Consideration Proposal, Ensco terminates the transaction agreement to enter into the definitive agreement relating to a superior proposal in accordance with the terms of the transaction agreement and Ensco pays the Termination Fee.

        If the transaction agreement is validly terminated, there will be no liability on the part of Ensco or Rowan, except that (1) both Ensco and Rowan will remain liable for fraud or any willful or intentional breach of any covenant or agreement or willful or intentional breach of any representation or warranty in the transaction agreement occurring prior to termination or as provided for in the confidentiality agreement between Ensco and Rowan and (2) Ensco or Rowan may be required to pay a Termination Fee and/or reimburse certain expenses of the other party.

Termination Fees and Expense Reimbursement

        If the transaction agreement is terminated:

  •
  by Ensco, because (i) Rowan failed to perform any of its representations, warranties, covenants or other agreements contained in the transaction agreement, (ii) the Rowan Board changes its recommendation or (iii) of a willful breach by Rowan of its non-solicitation obligations, then Rowan must pay Ensco the Termination Fee;

  •
  by Rowan, because the transaction agreement to accept a superior proposal in accordance with the terms of the transaction agreement; then Rowan must pay Ensco the Termination Fee;

  •
  by Rowan, because (i) Ensco failed to perform any of its representations, warranties, covenants or other agreements contained in the transaction agreement, (ii) the Ensco Board changes its recommendation or (iii) of a willful breach by Ensco of its non-solicitation obligations, then Ensco must pay Rowan the Termination Fee;

  •
  by Ensco to accept a superior proposal in accordance with the terms of the transaction agreement, then Ensco must pay Rowan the Termination Fee;

  •
  by Ensco or Rowan, because Rowan shareholders do not approve the Rowan Scheme Proposal and the Rowan Scheme and Articles Amendment Proposal and the parties have not agreed to implement the transaction by way of an offer, then Rowan must pay Ensco $15 million for costs, fees and expenses; or

  •
  by Ensco or Rowan, because Ensco shareholders do not approve of the Ensco Transaction Consideration Proposal, then Ensco must pay Rowan $15 million for costs, fees and expenses.

Amendment, Waiver, Extension and Specific Performance of the Transaction Agreement

        Subject to applicable law, the parties may amend the transaction agreement by written agreement. However, if after obtaining the approval of the Rowan Scheme Proposal and the Rowan Scheme and Articles Amendment Proposal or after the approval of the Ensco Transaction Consideration Proposal there is a legal requirement pursuant to applicable law or in accordance with the rules and regulations of NYSE, for further approval by Ensco shareholders or Rowan shareholders of an amendment, then there may not be, without further approval of those shareholders, any such amendment of the transaction agreement. Each of Ensco and Rowan are entitled to an injunction or injunctions to prevent breaches of the transaction agreement and to enforce specifically the terms and provisions of the transaction agreement.

THE SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE
BUSINESS AND PROPERTY COURTS
OF ENGLAND AND WALES
COMPANIES COURT (ChD)

No. CR-[        ]-[        ]

IN THE MATTER of ROWAN COMPANIES PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT
 (under Part 26 of the Companies Act 2006)

between

ROWAN COMPANIES PLC

AND

THE SCHEME SHAREHOLDERS
(as hereinafter defined)

 Preliminary

        In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

"business day"	means a day, (other than a Saturday or Sunday) on which (i) the New York Stock Exchange is open for the transaction of business and (ii) clearing banks in London and New York are generally open for normal business;
"Cede Shares"	means the Scheme Shares in respect of which Cede & Co., an entity acting as nominee for DTC, is the registered holder;
"Companies Act"	means the Companies Act 2006, as amended from time to time;
"Consolidated Ensco Share"	has the meaning set out in the Recitals to this Scheme;
"Consolidation"	has the meaning set out in the Recitals to this Scheme;
"Consolidation Date"	has the meaning set out in clause 2(A) of this Scheme;
"Consolidation Resolution"	has the meaning set out in clause 2(A)(ii) of this Scheme;
"Court"	means the High Court of Justice in England and Wales;
"Court Hearing"	means the hearing by the Court to sanction the Scheme under Part 26 of the Companies Act;
"Court Meeting"

means the meeting of Scheme Shareholders (and any adjournment thereof) convened pursuant to an order of the Court pursuant to section 896 of the Companies Act for the purpose of considering and, if thought fit, approving (with or without modification) this Scheme;

"Court Order"	means the order of the Court sanctioning this Scheme;
"CS Depositary"	has the meaning given to it in clause 1(B)(i) of this Scheme;
"DR Nominee"	means Computershare DR Nominees Limited or such other company falling within Section 67(6) and Section 93(3) of the Finance Act 1986 as Ensco may in its sole discretion appoint;
"DTC"	means The Depository Trust Company, a wholly owned subsidiary of The Depository Trust and Clearing Corporation;
"Effective Date"	means the date on which this Scheme becomes effective in accordance with its terms;
"Ensco"	means Ensco plc, a company incorporated in England and Wales with registered number 07023598;
"Ensco Board"	means the board of directors of Ensco;
"Ensco Group"	means Ensco and its subsidiaries and subsidiary undertakings from time to time;
"Ensco Shares"	means Class A ordinary shares of $0.10 each in the capital of Ensco including, subject to and with effect from the Scheme Effective Time, the New Ensco Shares;
"Ensco Shareholders"	means the holders of the Ensco Shares from time to time;

"Exchange Agent"	means Computershare Trust Company, N.A. or such other exchange agent as Ensco may in its sole discretion appoint;
"Excluded Shares"	means, if any, Rowan Class A Ordinary Shares held or beneficially owned by any member of the Ensco Group (or their nominees) or held by Rowan in treasury at any relevant date or time;
"holder"	means a registered holder and includes any person(s) entitled by transmission;
"New Ensco Shares"	means the new Ensco Shares to be issued to Scheme Shareholders pursuant to this Scheme;
"Residual Shares"	means the Scheme Shares excluding the Cede Shares;
"Rowan"	means Rowan Companies plc, a company incorporated in England and Wales with registered number 07805263;
"Rowan Class A Ordinary Shares"	means the Class A ordinary shares of $0.125 each in the capital of Rowan;
"Rowan Class B Ordinary Shares"	means the class B ordinary shares of £1.00 each in the capital of Rowan;
"Rowan Shareholders"	means the holders of Rowan Class A Ordinary Shares from time to time;
"Scheme"	means this scheme of arrangement in its present form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Rowan and Ensco;
"Scheme Effective Time"	means the time on the Effective Date at which the Scheme becomes effective in accordance with its terms;
"Scheme Record Time"	means 6.00 p.m. on the business day immediately after the Court Hearing;
"Scheme Shareholders"	means holders of Scheme Shares whose names appear in the register of members of Rowan at the Scheme Record Time;
"Scheme Shares"	means the Rowan Class A Ordinary Shares:
(i) in issue at the date of this document;
(ii) (if any) issued after the date of this document and prior to the Voting Record Time; and
(iii)

(if any) issued at or after the Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof shall be bound by this Scheme or shall by such time have agreed in writing to be bound by this Scheme, and remaining in issue at the Scheme Record Time, but excluding any Excluded Shares;
"subsidiary"	has the meaning given to it in the Companies Act;
"subsidiary undertaking"	has the meaning given to it in the Companies Act; and

"Voting Record Time"

means 6.00 p.m. on the day which is two days prior to the date of the Court Meeting or, if the Court Meeting is adjourned, 6.00 p.m. on the day which is two days before the day of such adjourned meeting.

(A)
"US dollar" or "$" means the lawful currency of the United States.

(B)
References to clauses and sub-clauses are to clauses and sub-clauses of this Scheme and references to time are to London time.

(C)
The issued share capital of Rowan at the close of business on [    •    ] (being the last practicable date prior to the publication of this document) consists of [    •    ] Rowan Class A Ordinary Shares and 50,000 Rowan Class B Ordinary Shares, all of which are credited as fully paid. This Scheme shall apply in respect of all of the Rowan Class A Ordinary Shares save for the Excluded Shares. For the avoidance of doubt, the Scheme shall not apply in respect of the Rowan Class B Ordinary Shares, all of which are currently held by Rowan Companies, Inc. (being a wholly-owned subsidiary of Rowan).

(D)
The issued share capital of Ensco at the close of business on [    •    ] (being the last practicable date prior to the publication of this document) is $[    •    ] divided into [    •    ] Class A ordinary shares of $0.10 each and 50,000 Class B ordinary shares of £1 each, all of which are credited as fully paid.

(E)
[As at [    •    ], no member of the Ensco Group held or beneficially owned any Rowan Shares.]

(F)
Ensco has agreed to appear by Counsel at the hearing to sanction this Scheme and to undertake to the Court to be bound by the provisions of this Scheme and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it to give effect to this Scheme.

(G)
The Ensco Board has approved a consolidation of Ensco Shares (including the New Ensco Shares and all fractional entitlements thereto) whereby, subject to the approval of Ensco Shareholders and the subsequent confirmation of the Ensco Board (or of a duly authorised officer on behalf of the Ensco Board) and, if so approved and confirmed, thereafter conditional upon and effective immediately (or as soon as practicable) following the Scheme Effective Time, every 4 issued Ensco Shares (including the New Ensco Shares) shown in the register of members of Ensco immediately following the updating of such register to give effect to the provisions of the Scheme will be consolidated into 1 consolidated Class A ordinary share each with a nominal value of $0.40 per share (each a "Consolidated Ensco Share") and all fractional entitlements to New Ensco Shares shall at the same time be aggregated and consolidated in the same proportion (the "Consolidation").

The Scheme

1.     Transfer of Scheme Shares

(A)
Upon and with effect from the Scheme Effective Time, Ensco and the DR Nominee shall, in accordance with sub-clause 1(B), acquire all the Scheme Shares with full title guarantee, free from all liens, equities, charges, encumbrances and other interests, and together with all rights at the Scheme Effective Time or thereafter attached thereto, including voting rights and the right to receive and retain all dividends and other distributions (if any) made, paid or declared after the Scheme Effective Time with a record date on or after the Effective Date.

(B)
For the purposes of such acquisition:

(i)
the Cede Shares shall be transferred to the DR Nominee, as nominee for Computershare Trustees (Jersey) Limited (the "CS Depositary"), by means of a form of transfer and the CS Depositary shall issue depositary receipts in respect of such Cede Shares to Ensco;

(ii)
the Residual Shares shall be transferred to Ensco by means of one or more separate forms of transfer; and

(iii)
in order to give effect to such transfers any person may be appointed by Ensco as attorney and shall be authorised as such attorney on behalf of the holder of Scheme Shares concerned to execute and deliver as transferor such forms of transfer or other instruments or instructions of transfer, and every form, instrument or instruction of transfer so executed or instruction given shall be effective as if it had been executed or given by the holder or holders of the Scheme Shares thereby transferred (and neither legal nor beneficial title to the Scheme Shares shall be transferred to Ensco or the DR Nominee prior to the execution of the forms of transfer mentioned above).

(C)
With effect from the Scheme Effective Time and pending the registration of Ensco and/or the DR Nominee (as applicable) as the holder of any Scheme Share to be transferred pursuant to sub-clauses 1(A) and 1(B):

(i)
Ensco shall be irrevocably appointed by each Scheme Shareholder as its attorney and/or agent and shall be entitled to exercise any voting rights and any or all other rights and privileges (including the right to requisition the convening of a general meeting of Rowan or of any class of its shareholders) attaching to the Scheme Shares;

(ii)
each Scheme Shareholder authorises Rowan and/or its agents to send any notice, circular, warrant, document or other communication which may be required to be sent to such Scheme Shareholder as a member of Rowan in respect of their Scheme Shares to Ensco at its registered office;

(iii)
each Scheme Shareholder irrevocably appoints Ensco and/or any one or more of its directors to sign on behalf of such Scheme Shareholder such documents, and do such things, as may in the opinion of Ensco and/or any one or more of its directors be necessary or desirable in connection with the exercise of any votes or other rights or privileges attaching to the relevant Scheme Shares (including, without limitation, an authority to sign any consent to short notice of a general or separate class meeting of Rowan as attorney and/or agent for, and on behalf of, such Scheme Shareholder and/or to attend and/or execute a form of proxy in respect of such Scheme Shares appointing any person nominated by Ensco and/or any one or more of its directors to attend general and separate class meetings of Rowan (or any adjournment thereof) and to exercise or refrain from exercising the votes attaching to the Scheme Shares on such Scheme Shareholder's behalf); and

  (iv)
  each Scheme Shareholder irrevocably agrees not to exercise any voting rights or any other rights attaching to the relevant Scheme Shares without the consent of Ensco and irrevocably undertakes not to appoint a proxy or representative for or to attend any general meeting or separate class meeting of Rowan.

2.     Consideration for the transfer of Scheme Shares

(A)
In consideration for the transfer of the Scheme Shares pursuant to sub-clauses 1(A) and 1(B), Ensco shall, subject to sub-clause 4(C), allot and issue New Ensco Shares credited as fully paid to and amongst the Scheme Shareholders on the following basis:

    2.215 New Ensco Shares for each Scheme Share

  PROVIDED that no fraction of New Ensco Share shall be allotted or issued to Scheme Shareholders pursuant to the Scheme, but instead:

  (i)
  if the Consolidation shall not have been duly approved by Ensco Shareholders and thereafter confirmed by the Ensco Board (or by a duly authorised officer on behalf of the Ensco Board) prior to the Effective Date, all fractions of New Ensco Shares to which, but for this proviso, Scheme Shareholders would have been entitled shall be aggregated and sold in the market by the Exchange Agent as soon as practicable following the Effective Date and the net proceeds of sale (after the deduction of the expenses of sale (including any tax and amounts in respect of value added tax payable thereon), without interest and subject to any tax withholding) shall be paid to the Scheme Shareholders entitled thereto in due proportions (rounded down to the nearest cent), save that where a Scheme Shareholder is entitled to an amount which is less than $5.00 then the amount shall not be paid to such Scheme Shareholder but shall be retained by Ensco for its benefit; or

  (ii)
  if the Consolidation shall have been duly approved by Ensco Shareholders and thereafter confirmed by the Ensco Board (or by a duly authorised officer on behalf of the Ensco Board) prior to the Effective Date, all fractions of New Ensco Shares to which, but for this proviso, Scheme Shareholders would have been entitled shall be aggregated and consolidated in accordance with the terms of the shareholder resolution authorising the directors of Ensco to effect the Consolidation (the "Consolidation Resolution") and as soon as practicable thereafter the Exchange Agent shall sell in the market all fractions of Consolidated Ensco Shares to which, but for this proviso and the terms of the Consolidation Resolution, Scheme Shareholders would have been entitled and the net proceeds of sale (after the deduction of the expenses of sale (including any tax and amounts in respect of value added tax payable thereon), without interest and subject to any tax withholding) shall be paid to the Scheme Shareholders entitled thereto in due proportions (rounded down to the nearest cent and on the basis that Scheme Shareholders shall be paid the net proceeds of sale attributable both to any fraction of a New Ensco Share and/or any fraction of a Consolidated Ensco Share to which he would otherwise have been entitled), save that where a Scheme Shareholder is entitled to an aggregate amount which is less than $5.00 then the amount shall not be paid to such Scheme Shareholder but shall be retained by Ensco for its benefit. For the avoidance of doubt, for the purposes of determining whether the de minimis threshold specified in this sub-clause 2.2(B)(iv) has been met or passed, the net proceeds of sale attributable to (a) any fraction of a New Ensco Share and (b) any fraction of a Consolidated Ensco Share, to which the relevant Scheme Shareholder would otherwise have been entitled shall be aggregated.

(B)
The New Ensco Shares to be issued pursuant to this clause 2 shall rank pari passu in all respects with all other Ensco Shares in issue on the Effective Date and shall rank in full for all dividends or distributions made, paid or declared by reference to a record time after the Scheme Effective Time in respect of the Ensco Shares.

3.     Share certificates and register of members

(A)
With effect from and including the Effective Date all certificates representing Scheme Shares shall cease to have effect as documents of title to the Scheme Shares comprised therein and every holder of Scheme Shares shall be bound by the request of Rowan to deliver up the same to Rowan, or, as Rowan may direct, to destroy the same.

(B)
On or as soon as reasonably practicable after the Effective Date and subject to the completion of such transfers, forms, instruments or instructions as may be required in accordance with clause 1 and the payment of any stamp duty thereon, appropriate entries will be made in the register of members of Rowan to reflect the transfer of the Scheme Shares. Any such transfer, form, instrument or instruction which is in writing and which constitutes an instrument of transfer shall be deemed to be the principal instrument.

4.     Settlement of consideration

(A)
Immediately after the Scheme Effective Time, Ensco shall make all such allotments of, and shall issue, such New Ensco Shares as are required to be issued to give effect to the Scheme to the Scheme Shareholders respectively entitled thereto and shall procure that appropriate entries are made in the register of members of Ensco to reflect such issuance, such consideration to be settled as set out in sub-clause (B), but subject to sub-clause (C), of this clause 4.

(B)
Ensco has appointed an Exchange Agent to effect the technical implementation of the settlement of the consideration due to Scheme Shareholders pursuant to clause 2 and settlement of the consideration shall be effected as follows:

(i)
if the Consolidation shall not have been duly approved by Ensco Shareholders and thereafter confirmed by the Ensco Board (or by a duly authorised officer on behalf of the Ensco Board) prior to the Effective Date, then on or as soon as practicable following the Effective Date:

(a)
Ensco shall deposit, or cause to be deposited with the Exchange Agent, for the benefit of the Scheme Shareholders:

i.
in the case of Scheme Shares which at the Scheme Record Time are Cede Shares, evidence of New Ensco Shares in book entry form representing the relevant Scheme Shareholder's entitlement to such New Ensco Shares; and

ii.
in the case of Scheme Shares which at the Scheme Record Time are Residual Shares, share certificates representing the relevant Scheme Shareholders' entitlement to such New Ensco Shares; and

(b)
in the case of New Ensco Shares sold pursuant to sub-clause 2(A) and issued in respect of Scheme Shares, despatch, or procure the Exchange Agent despatches, the cheques for the cash consideration payable to the persons entitled thereto pursuant to and in accordance with sub-clause 2(A); or

(ii)
if the Consolidation shall have been duly approved by Ensco Shareholders and thereafter confirmed by the Ensco Board (or by a duly authorised officer on behalf of the Ensco Board) prior to the Effective Date, then settlement of the consideration due to Scheme Shareholders pursuant to the Scheme shall not be effected as set out in sub-clause (B)(i) but instead on or as soon as practicable following the Consolidation Date:

(a)
Ensco shall deposit, or cause to be deposited with the Exchange Agent, for the benefit of the Scheme Shareholders:

i.
in the case of Scheme Shares which at the Scheme Record Time are Cede Shares, evidence of Consolidated Ensco Shares in book entry form representing the relevant

        Scheme Shareholder's entitlement to such Consolidated Ensco Shares pursuant to the terms of the Scheme and the Consolidation Resolution;

      ii.
      in the case of Scheme Shares which at the Scheme Record Time are Residual Shares, share certificates representing the relevant Scheme Shareholders' entitlement to Consolidated Ensco Shares pursuant to the terms of the Scheme and the Consolidation Resolution; and

    (b)
    in the case of Consolidated Ensco Shares sold pursuant to sub-clause 2(A) (including to the extent such Consolidated Ensco Shares derive from fractions of New Ensco Shares to which the relevant Scheme Shareholder would have been entitled but for the terms of the Scheme), despatch, or procure the Exchange Agent despatches, cheques for the cash consideration payable to the persons entitled thereto pursuant to and in accordance with sub-clause 2(A).

(C)
(i)
The provisions of this clause 4 shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if, in respect of any holder of Scheme Shares, Ensco is advised that the allotment and/or issue of New Ensco Shares pursuant to the Scheme would or might infringe the laws of the jurisdiction in which such holder of Scheme Shares is a citizen, national or is resident, and/or would or might reasonably be expected to require Ensco or Rowan to comply with or observe any governmental or other consent or any registration, filing or other formality, with which Ensco or Rowan (as the case may be) is unable to comply or which Ensco or Rowan (as the case may be) reasonably regards as unduly onerous to comply with, Ensco may, in its sole discretion, either:

(a)
determine that the New Ensco Shares shall not be allotted and/or issued to such holder under this clause 4 but shall instead be allotted and issued to a nominee for the holder with such nominee appointed by Ensco as trustee for such holder on terms that the nominee shall, as soon as practicable following the Effective Date sell the New Ensco Shares so allotted and issued at the best price which can reasonably be obtained at the time of sale and account for the net proceeds of such sale (after the deduction of the expenses of sale (including any tax and amounts in respect of value added tax payable thereon), without interest and subject to any tax withholding) by sending a cheque to the holder in accordance with the provisions of sub-clause 4(C)(ii). In the absence of bad faith or wilful default, none of Rowan, Ensco or the nominee shall have any liability for any loss or damage arising as a result of the timing or terms of such sale; or

(b)
determine that the New Ensco Shares shall be sold, in which event the New Ensco Shares shall be issued to such holder and Ensco shall appoint a person to act pursuant to this sub-clause 4(C)(i)(b) and such person shall be authorised on behalf of such holder to procure that any shares in respect of which Ensco has made such determination (and including any Ensco Consolidated Shares which derive from such shares) shall as soon as practicable following the Effective Date or, if the Consolidation has been effected, the Consolidation Date, be sold at the best price which can reasonably be obtained at the time of sale and the net proceeds of such sale (after the deduction of the expenses of sale (including any tax and amounts in respect of value added tax payable thereon), without interest and subject to any tax withholding) shall be paid to such holder by sending a cheque in accordance with the provisions of sub-clause 4(C)(ii). To give effect to any such sale, the person so appointed shall be authorised on behalf of each such holder to execute and deliver a form of transfer and to give such instructions and to do all other things which they consider necessary or expedient in connection with such sale. In the absence of bad faith or wilful default, none of Rowan, Ensco or the person so appointed shall have any liability for any loss or damage arising as a result of the timing or terms of such sale.

    (c)
    In applying this clause 4(C)(i), Ensco, each nominee and each authorised person shall treat each holder as the beneficial owner of the Ensco Shares during the period the nominee or authorised person, as applicable, holds such shares including providing the holder all rights to dividends (if any) on the New Ensco Shares held by the nominee or authorised person and the right to vote or direct the voting of such shares. Ensco shall further treat such New Ensco Shares held by the nominee or authorised person, as applicable, as issued and outstanding under applicable law. In no case shall the total number of shares sold by nominees and authorised persons in accordance with the provisions of this clause 4(C)(i) exceed [2]%(6) of the total New Ensco Shares issued under this Scheme. Further, none of Ensco or any of its affiliates shall purchase any of the New Ensco Shares described in this clause 4(C)(i) from nominees, authorised persons and any holders.

  (ii)
  All cheques shall be in US dollars ($) and shall be made payable to the persons respectively entitled to the moneys represented thereby (except that, in the case of joint holders, all nominees and authorised persons reserve the right to make such cheques payable to that one of the joint holders whose name stands first in the register of members of Ensco in respect of such joint holding at the Scheme Record Time), and the encashment of any such cheque shall be a complete discharge of all nominees and authorised persons' obligations under this Scheme to pay the monies represented thereby and shall be a complete discharge of Ensco's obligations under this Scheme to transfer New Ensco Shares to the relevant holders.

(D)
All deliveries of notices, documents of title and cheques or certificates required to be made pursuant to this Scheme shall be effected by sending the same by first class post in pre-paid envelopes addressed to the persons entitled thereto at their respective registered addresses as appearing in the register of members of Rowan at the Scheme Record Time.

(E)
None of Rowan, Ensco or their respective agents or nominees shall be responsible for any loss or delay in the transmission of the documents of title or any cheques or certificates sent in accordance with sub-clauses 4(A), 4(B) or 4(C), or any other document sent by, on behalf of or to a Scheme Shareholder, which shall be sent at the risk of the relevant Scheme Shareholder or the person or persons entitled thereto.

(F)
Prior to the issue of new share certificates in respect of New Ensco Shares (or, if the Consolidation has been effected, the Consolidated Ensco Shares into which such New Ensco Shares have been consolidated) to Scheme Shareholders pursuant to sub-clause 4(B), transfers of the New Ensco Shares or Consolidated Ensco Shares (as applicable) issued to them pursuant to this Scheme shall be certified against the register of members of Ensco.

(G)
The preceding paragraphs of this clause 4 shall take effect subject to any prohibition or condition imposed by law.

5.     Mandates

        All mandates and other instructions given to Rowan by Scheme Shareholders in force at the Scheme Record Time relating to Scheme Shares shall, as from the Effective Date, cease to be valid.

(6)
Note to Draft: Cap to be reconfirmed by Ensco and Rowan based on updated Rowan shareholder data immediately prior to despatch of scheme document.

6.     Operation of this Scheme

(A)
This Scheme shall become effective upon an office copy of the Court Order being delivered to the Registrar of Companies in England and Wales for registration.

(B)
Unless this Scheme has become effective on or before 7 February 2020, or such later date, if any, as Rowan and Ensco may agree and the Court may allow, this Scheme shall never become effective.

(C)
Rowan and Ensco may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition that the Court may approve or impose, including without limitation any change to the person(s) to whom Cede Shares and/ or Residual Shares are to be transferred pursuant to the Scheme.

7.     Governing Law

        This Scheme is governed by English law and is subject to the exclusive jurisdiction of the English courts.

Dated [    •    ]

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF ENSCO

        On October 7, 2018, Ensco and Rowan entered into a definitive transaction agreement under which Rowan will combine with Ensco in an all-stock transaction. Pursuant to the terms of the transaction agreement, at the Scheme Effective Time, Rowan shareholders who are Scheme Shareholders will receive 2.215 Ensco ordinary shares for each Rowan ordinary share that is subject to the Scheme of Arrangement. The transaction will be accounted for using the acquisition method of accounting with Ensco identified as the acquirer in accordance with GAAP. Under the acquisition method of accounting, Ensco will record all assets acquired and liabilities assumed at their respective acquisition-date fair values at the Scheme Effective Time.

        The following unaudited pro forma condensed combined financial statements and the related notes give effect to the proposed transaction between Ensco and Rowan and includes the effects of Ensco's acquisition of Atwood, which closed on October 6, 2017. Ensco separately filed an unaudited pro forma condensed combined statement of operations giving effect to the Atwood acquisition as Exhibit 99.2 to a Current Report on Form 8-K filed on October 23, 2018 (the "Atwood Form 8-K") and such information is incorporated by reference in this joint proxy statement. Accordingly, we have elected to replace the historical Ensco statement of operations in the unaudited pro forma combined statement of operations presented herein for the year ended December 31, 2017 with the unaudited pro forma condensed consolidated statement of operations reflecting the pro forma effects of the Atwood acquisition, as reflected in Exhibit 99.2 to the Atwood Form 8-K. See additional information in Note 1—Basis of Presentation to the unaudited pro forma condensed combined financial information.

ENSCO PLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2018
(In millions)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Ensco	Rowan
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$195	$1,032	$—		$1,227
Short-term investments	434	—	—		434
Accounts receivable, net	349	282	—		631
Other	404	31	223	(a)	658

Total current assets	1,382	1,345	223		2,950

PROPERTY AND EQUIPMENT, NET	12,732	6,438	(3,536)	(b)	15,634
LONG-TERM NOTE RECEIVABLE FROM UNCONSOLIDATED SUBSIDIARY	—	269	—		269
INVESTMENT IN UNCONSOLIDATED SUBSIDIARY	—	34	47	(c)	81
OTHER ASSETS	105	45	20	(d)	170

	$14,219	$8,131	$(3,246)		$19,104

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$226	$111	$—		$337
Accrued liabilities and other	310	140	37	(e)	487
Current portion of long-term debt	—	201	2	(f)	203

Total current liabilities	536	452	39		1,027

LONG-TERM DEBT	5,003	2,310	(444)	(f)	6,869
OTHER LIABILITIES	390	280	61	(g)	731
TOTAL EQUITY	8,290	5,089	(2,902)	(h)	10,477

	$14,219	$8,131	$(3,246)		$19,104

The accompanying notes are an integral part to these unaudited pro forma condensed combined financial statements.

ENSCO PLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2018
(In millions, except per share amounts)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Ensco	Rowan
OPERATING REVENUES	$1,306	$645	$14	(i)	$1,965
OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	997	521	—		1,518
Depreciation	356	294	(195)	(j)	455
General and administrative	79	77	(4)	(k)	152

	1,432	892	(199)		2,125
EQUITY IN EARNINGS OF UNCONSOLIDATED SUBSIDIARY	—	3	(41)	(l)	(38)

OPERATING INCOME (LOSS)	(126)	(244)	172		(198)
OTHER EXPENSE, NET	(233)	(83)	(33)	(m)	(349)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(359)	(327)	139		(547)
PROVISION FOR INCOME TAX	66	6	2	(n)	74

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(425)	$(333)	$137		$(621)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST AND NON-VESTED SHARES	(3)	—	—		$(3)

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE APPLICABLE COMPANY	$(428)	$(333)	$137		$(624)

LOSS PER SHARE FROM CONTINUING OPERATIONS
Basic and diluted	$(0.99)				$(0.87)
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic and diluted	434		283	(o)	717

The accompanying notes are an integral part to these unaudited pro forma condensed combined financial statements.

ENSCO PLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(In millions, except per share amounts)

	Historical
	Ensco Pro Forma	Rowan	Pro Forma Adjustments		Pro Forma Combined
OPERATING REVENUES	$2,226	$1,283	$20	(i)	$3,529
OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	1,380	694	—		2,074
Loss on impairment	242	—	—		242
Gain on sale of assets to unconsolidated subsidiary	—	(157)	—		(157)
Depreciation	482	403	(271)	(j)	614
General and administrative	143	105	—		248

	2,247	1,045	(271)		3,021
EQUITY IN EARNINGS OF UNCONSOLIDATED SUBSIDIARY	—	1	(12)	(l)	(11)

OPERATING INCOME (LOSS)	(21)	239	279		497
OTHER EXPENSE, NET	(196)	(139)	(20)	(m)	(355)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(217)	100	259		142
PROVISION FOR INCOME TAX	130	27	2	(n)	159

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE APPLICABLE COMPANY	$(347)	$73	$257		$(17)

INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS
Basic and diluted	$(0.80)				$(0.02)
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic and diluted	434		283	(o)	717

The accompanying notes are an integral part to these unaudited pro forma condensed combined financial statements.

ENSCO PLC AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

        The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X using the acquisition method of accounting in accordance with GAAP and are based on the historical consolidated financial statements of Ensco and Rowan, after giving effect to the transaction.

        The unaudited pro forma condensed combined balance sheet combines the unaudited historical condensed consolidated balance sheets of Ensco and Rowan as of September 30, 2018, giving effect to the transaction as if it had occurred on September 30, 2018.

        The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2017 and the nine months ended September 30, 2018 assume the transaction took place on January 1, 2017, the beginning of Ensco's most recently completed fiscal year. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2017 combines the audited consolidated statement of operations of Rowan and the unaudited consolidated statement of operations of Ensco, including the pro forma effects of Ensco's acquisition of Atwood, for the fiscal year ended December 31, 2017. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 combines the unaudited consolidated statement of operations of Ensco and Rowan for the nine months ended September 30, 2018.

        The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent the consolidated results of operations or financial position of the combined company that would have been recorded had the transaction been completed as of the dates indicated and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that may be achieved with respect to the combined operations of Ensco and Rowan. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects that result directly from the transaction.

        The unaudited pro forma condensed combined financial statements reflect the estimated transaction consideration, which does not represent what the actual transaction consideration transferred will be as of the closing of the transaction. In accordance with GAAP, the fair value of equity securities issued as the consideration transferred will be measured on the closing date of the transaction at the then-current market price. Under the terms of the transaction agreement, Rowan stockholders will receive 2.215 Ensco ordinary shares for each Rowan ordinary share for a total value of $14.51 per Rowan ordinary share based on the closing share price of $6.55 per Ensco ordinary share on November 19, 2018. The estimated consideration of $1.9 billion is comprised of 127.8 million Rowan ordinary shares, inclusive of 0.8 million unvested restricted stock that vest upon change of control, converted to 283.2 million Ensco ordinary shares using the exchange ratio of 2.215 and $10.4 million for the estimated fair value of replacement employee equity awards.

        Under GAAP, merger-related transaction costs (i.e., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Ensco estimates that advisory, legal, valuation and other professional fees and expenses will be $20 million. Costs incurred by Rowan related to the transaction are estimated to total $27 million. Following the completion of the transaction, we expect to incur additional charges and expenses relating to restructuring and integrating the operations of Ensco and Rowan.

ENSCO PLC AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 1—Basis of Presentation (Continued)

        The unaudited pro forma condensed combined financial statements illustrate the assets and liabilities of Rowan recorded at their preliminary estimated fair values at the assumed closing date of the transaction. The preliminary fair value estimates are subject to change based on the final valuations that will be determined as of the closing date of the transaction. Actual results will differ from this unaudited pro forma condensed combined financial information once we have determined the final transaction consideration and completed the valuation analysis and computations necessary to finalize the required purchase price allocation. Accordingly, the final allocation of transaction consideration and its effect on results of operations may differ materially from the preliminary allocation and unaudited pro forma combined amounts included herein. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

        The unaudited pro forma condensed combined financial statements do not constitute Ensco's statutory accounts required by the Companies Act 2006, which for the year ended December 31, 2017 were prepared in accordance with generally accepted accounting principles in the UK and were delivered to the Registrar of Companies in the United Kingdom. The UK statutory accounts included an unqualified auditor's report, which did not contain any reference to matters to which the auditors drew attention by way of emphasis or any statements under Section 498(2) or 498(3) of the Companies Act 2006.

        The December 2017 audited consolidated statement of operations included in the unaudited pro forma condensed combined financial information presented above does not constitute Rowan's statutory accounts for the year ended December 31, 2017. Rowan's UK statutory financial statements for 2017 were prepared in accordance with International Financial Reporting Standards, as adopted by the European Union and as issued by the International Accounting Standards Board, and were delivered to the Registrar of Companies in the United Kingdom. The UK statutory accounts included an unqualified auditor's report, which did not contain any reference to matters to which the auditor's drew attention by way of emphasis or any statements under section 498(2) or 498(3) of the Companies Act 2006.

        The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the historical consolidated financial statements and accompanying notes contained in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of Ensco and Rowan (in the case of Rowan's Annual Report on Form 10-K, as recast in part by Rowan's Current Reports on Form 8-K filed on May 9, 2018, with respect to Part II, Item 6 and Part II, Item 7, and August 24, 2018, with respect to Part II, Item 8) and (ii) the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017 related to Ensco's completed acquisition of Atwood, which was filed with the SEC as Exhibit 99.2 to the Atwood Form 8-K.

Note 2—Accounting Policies

        The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies of Ensco.

ENSCO PLC AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 3—Estimated Consideration and Allocation

        Under the terms of the transaction agreement, Rowan shareholders will receive 2.215 Ensco ordinary shares for each Rowan ordinary share for a total value of $14.51 per Rowan ordinary share based on the closing share price of $6.55 per Ensco ordinary share on November 19, 2018. The estimated consideration of $1.9 billion is comprised of 127.8 million Rowan ordinary shares, inclusive of 0.8 million unvested restricted stock that vest upon change of control, converted to 283.2 million Ensco ordinary shares using the exchange ratio of 2.215 and $10.4 million for the estimated fair value of replacement employee equity awards. The value of the consideration transferred will fluctuate until closing based upon changes in Ensco's share price and the number of Rowan's ordinary shares and equity awards outstanding.

        The table below illustrates the potential impact of the estimated transaction consideration resulting from a 10% increase or decrease in the market price per Ensco ordinary share. For purposes of this computation, the total number of Ensco ordinary shares issued was assumed to be 283.2 million, as described above (in millions):

	10% Increase in Ensco share price	10% Decrease in Ensco share price
Transaction consideration	$2,052	$1,679
Gain on bargain purchase	$153	$526

        Under GAAP, when the fair value assigned to acquired assets and liabilities exceeds the consideration transferred in a business combination, the difference is reflected as a bargain purchase gain. The following table summarizes the estimated bargain purchase gain calculation as of September 30, 2018 (in millions):

Current assets	$1,568
Noncurrent assets	3,317

Total assets acquired	4,885
Liabilities assumed	(2,680)

Net assets acquired	2,205
Less: Estimated transaction consideration	1,865

Estimated gain on bargain purchase	$340

        This preliminary allocation of the transaction consideration is based upon management's judgments and assumptions. These estimates, judgments and assumptions are subject to change upon final valuation and should be treated as preliminary values. The final allocation of consideration will include changes in (1) Ensco's share price, (2) estimated fair values of property and equipment, (3) allocation to intangible assets and liabilities and (4) other assets and liabilities. Therefore, actual results may differ once Ensco has completed the detailed valuation analysis and calculations necessary to finalize the required purchase price allocations. Accordingly, the final allocation of consideration, which will be determined as of the closing of the transaction, may differ materially from the estimated allocation and unaudited pro forma combined amounts included herein.

        The estimated fair values assigned to assets acquired net of liabilities assumed exceeded the consideration transferred, resulting in an estimated bargain purchase gain. The estimated bargain purchase gain primarily resulted from the decline in Ensco's share price from $8.48 to $6.55 between

ENSCO PLC AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 3—Estimated Consideration and Allocation (Continued)

the last trading day prior to the announcement of the the transaction and November 19, 2018. The estimated bargain purchase gain is further driven by the decline in the estimated fair value of Rowan's long-term debt, based on quoted market prices, between the last trading day prior to the announcement of the transaction and November 19, 2018.

Note 4—Pro Forma Adjustments

(a)
Other current assets

        Reflects the pro forma adjustments to record the estimated fair value of other current assets as follows (in millions):

Adjustment to record Rowan inventory at estimated fair value	$219
Estimated fair value of Rowan contracts with customers	8
Elimination of Rowan historical deferred contract drilling expenses and debt issuance costs	(4)

$223

        The pro forma adjustment to record the estimated fair value of inventory arises from a difference in Ensco's and Rowan's accounting policy. Inventory consists of consumable parts and supplies maintained on drilling rigs and in shore-based warehouse locations for use in operations and generally is comprised of items of low per unit cost and high reorder frequency. The pro forma adjustment to record the estimated fair value of inventory reflects Ensco's estimate of the fair value of consumable parts and supplies maintained on Rowan's drilling rigs and shore-based locations for use in their operations. Ensco recognizes inventory for consumable parts and supplies when purchased and subsequently expenses the inventory when consumed. Rowan recognizes expense for consumable parts and supplies as a period cost when received for use and, therefore, Rowan's historical financial statements do not include an inventory balance.

        The pro forma adjustment to record the estimated fair value of Rowan's contracts with customers reflects the intangible assets recognized for firm contracts that have favorable contract terms as compared to current market day rates for comparable assets. Contracts that are expected to expire within 12 months of the pro forma balance sheet date are classified as current. The various factors considered in the pro forma adjustment are (1) the contracted day rate for each contract, (2) the remaining term of each contract, (3) the rig class and (4) the market conditions for each respective rig class at the pro forma balance sheet date. The intangible assets are computed based on the present value of the difference in cash inflows over the remaining contract term as compared to a hypothetical contract with the same remaining term at an estimated current market day rate using a risk-adjusted discount rate and an estimated effective income tax rate. The computed amount is subject to change based on changes in contract positions and market conditions until the closing date of the transaction. This balance will be amortized to operating revenues over the respective remaining contract terms on a straight-line basis.

        The pro forma adjustment for the elimination of Rowan's historical deferred contract drilling expenses primarily relates to deferred mobilization costs. Costs incurred for mobilization of equipment and personnel prior to the commencement of drilling services are deferred and subsequently amortized by Rowan over the term of the related drilling contract. These deferred costs have no future economic benefit to Ensco and are eliminated from the pro forma financial statements.

ENSCO PLC AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 4—Pro Forma Adjustments (Continued)

(b)
Property and equipment, net

        Reflects the pro forma adjustments to historical amounts to record the estimated fair value of property and equipment. We estimated the fair value of the rigs and equipment by applying an income approach, using projected discounted cash flows, a risk-adjusted discount rate and an estimated effective income tax rate.

(c)
Investment in unconsolidated subsidiary

        Reflects the pro forma adjustment to record the estimated fair value of the equity investment in ARO, Rowan's 50/50 joint venture with Saudi Aramco. We estimated the fair value of the equity investment in ARO primarily by applying an income approach, using projected discounted cash flows of the underlying assets of ARO, a risk-adjusted discount rate and an estimated effective income tax rate.

(d)
Other assets

        Reflects the pro forma adjustments to record the estimated fair value of other assets as follows (in millions):

Estimated fair value of Rowan contracts with customers	$28
Elimination of Rowan historical debt issuance costs	(8)

$20

        The pro forma adjustment to record the estimated fair value of Rowan's contracts with customers reflects the non-current portion of the adjustments described in (a) above.

(e)
Accrued liabilities and other

        Reflects the pro forma adjustments to record the estimated fair value of current liabilities as follows (in millions):

Estimated Rowan transaction costs not reflected in historical financial statements	$25
Estimated Ensco transaction costs not reflected in historical financial statements	18
Change in control provisions on Rowan benefit plans	15
Elimination of Rowan historical deferred revenues and deferred rent	(21)

$37

(f)
Current portion of long-term debt and long-term debt

        Reflects the pro forma adjustment to adjust Rowan's debt to its estimated fair value. The adjustment was based on quoted market prices for Rowan's publicly traded debt as of November 19, 2018.

ENSCO PLC AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 4—Pro Forma Adjustments (Continued)

        The pro forma adjustment for change in control provisions on Rowan benefit plans relates to the additional liability that will be incurred for estimated cash payments triggered upon a change in control for benefits payable to executives and other key Rowan employees as a result of pre-existing employee arrangements.

        The pro forma adjustment to eliminate Rowan's historical deferred revenues is primarily related to amounts received or receivable for mobilization and the reimbursement for capital upgrades that were previously paid or expected to be paid by a customer as compensation to mobilize a rig to the drilling location or perform requested upgrades or modifications to a rig. Such amounts are deferred and subsequently amortized by Rowan over the term of the related drilling contract. The deferred revenue does not represent future obligations of Ensco and are eliminated from the pro forma financial statements. The pro forma adjustment to eliminate deferred rent relates to rent expense recognized on a straight-line basis. The deferred rent does not represent a future obligation to Ensco and is eliminated from the pro forma financial statements.

(g)
Other liabilities

        Reflects the pro forma adjustments to record the estimated fair value of other liabilities as follows (in millions):

Estimated fair value of Rowan contracts with customers	$79
Deferred tax impacts of certain pro forma adjustments	14
Elimination of Rowan historical deferred revenues and deferred rent	(22)
Reclassification of employee benefits that will become payable upon a change in control	(10)

$61

        The pro forma adjustment to record the estimated fair value of Rowan's contracts with customers reflects the intangible liabilities recognized for firm contracts that have unfavorable contract terms as compared to current market day rates for comparable assets. Contracts that are expected to expire within 12 months of the pro forma balance sheet date are classified as current. The various factors considered in the pro forma adjustment are (1) the contracted day rate for each contract, (2) the remaining term of each contract, (3) the rig class and (4) the market conditions for each respective rig class at the pro forma balance sheet date. The intangible liabilities are computed based on the present value of the difference in cash inflows over the remaining contract term as compared to a hypothetical contract with the same remaining term at an estimated current market day rate using a risk-adjusted discount rate and an estimated effective income tax rate. The computed amount is subject to change based on changes in contract positions and market conditions until the closing date of the transaction. This balance will be amortized to operating revenues over the respective remaining contract terms on a straight-line basis.

        The pro forma adjustment for deferred income tax liabilities represents the estimated incremental deferred income taxes, which reflects the tax effect of the difference between the preliminary estimated fair value of Rowan's assets and liabilities recorded under the acquisition method of accounting and the carryover tax basis of those assets and liabilities.

ENSCO PLC AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 4—Pro Forma Adjustments (Continued)

        The pro forma adjustment to eliminate deferred revenues and deferred rent reflects the noncurrent portion of deferred revenues and deferred rent described in (f) above.

(h)
Total equity

        Represents the pro forma adjustments to total equity as follows (in millions):

Elimination of Rowan's historical stockholders' equity	$(5,089)
Ensco share consideration recorded as capital in excess of par value	1,837
Estimated bargain purchase gain	340
Ensco shares issued as transaction consideration, par value	28
Estimated Ensco transaction costs	(18)

$(2,902)

(i)
Operating revenues

        Reflects the pro forma adjustments for the amortization of intangible assets and liabilities associated with the estimated fair value of Rowan's contracts with customers.

(j)
Depreciation

        Reflects the pro forma adjustments for depreciation of Rowan's property and equipment. Rowan's property and equipment consists primarily of drilling rigs and related equipment. The pro forma depreciation adjustments relate to the pro forma adjustment to record the estimated fair value of Rowan's drilling rigs and related equipment after conforming depreciable lives and salvage values and computing depreciation using the straight-line method. Ensco estimated remaining useful lives for Rowan's drilling rigs ranging from 10 to 32 years.

(k)
General and administrative

        Reflects the elimination of transaction costs included in the historical financial statements of Rowan and Ensco.

(l)
Equity in earnings of unconsolidated subsidiary

        Reflects the pro forma adjustments to equity in earnings of ARO. The pro forma adjustment reflects the amortization of the estimated fair value basis difference between the equity investment and the carrying values of the underlying net assets of ARO as of the pro forma balance sheet date.

ENSCO PLC AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 4—Pro Forma Adjustments (Continued)

(m)
Other income (expense), net

        Reflects the pro forma adjustment to other income (expense), net as follows (in millions):

	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
Amortization of the fair value adjustments to Rowan's senior notes	$(27)	$(31)
Elimination of amortization of net losses, prior service credits and curtailment gain associated with Rowan's defined benefit plans	(6)	11

	$(33)	$(20)

(n)
Provision for income taxes

        Reflects the recognition of the pro forma adjustment to deferred tax liabilities.

(o)
Weighted-average shares outstanding

        Reflects the pro forma adjustment for Ensco shares to be issued to Rowan shareholders. Under the transaction agreement, 127.8 million Rowan ordinary shares, inclusive of 0.8 million unvested restricted stock and awards that vest upon change of control, will be converted to 283.2 million Ensco ordinary shares using the exchange ratio of 2.215 Ensco ordinary shares for each Rowan ordinary share.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Ownership of Ensco

        The table below sets forth certain information with respect to beneficial ownership of the Ensco ordinary shares as of [    •    ] by:

  •
  each shareholder known by Ensco to own more than five percent of Ensco's outstanding ordinary shares;

  •
  each of Ensco's current directors;

  •
  each of Ensco's named executive officers; and

  •
  all of Ensco's current directors and executive officers as a group.

Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	48,257,622	(2)	[•]	%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	37,417,813	(3)	[•]	%
Capital International Investors 11100 Santa Monica Boulevard, 16th Floor Los Angeles, California 90025	35,569,664	(4)	[•]	%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	35,095,104	(5)	[•]	%
Named Executive Officers:
Carl G. Trowell President and Chief Executive Officer, Director	[•]		—	%(6)
Jonathan Baksht Senior Vice President and Chief Financial Officer	[•]		—	%(6)
P. Carey Lowe(2) Executive Vice President and Chief Operating Officer	[•]		—	%(6)
Steven J. Brady Senior Vice President-Eastern Hemisphere	[•]		—	%(6)
Gilles Luca Senior Vice President-Western Hemisphere	[•]		—	%(6)
Independent Directors
J. Roderick Clark	[•]		—	%(6)
Roxanne J. Decyk	[•]		—	%(6)
Mary E. Francis CBE	[•]		—	%(6)
C. Christopher Gaut	[•]		—	%(6)
Jack E. Golden	[•]		—	%(6)
Gerald W. Haddock	[•]		—	%(6)
Francis S. Kalman	[•]		—	%(6)
Keith O. Rattie	[•]		—	%(6)
Paul E. Rowsey, III	[•]		—	%(6)
Phil D. Wedemeyer	[•]		—	%(6)
All current directors and executive officers as a group (17 persons)(7)	[•]		[•]	%

(1)
As of [    •    ], there were [    •    ] Ensco ordinary shares outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.

(2)
Based on the Schedule 13G/A filed on February 8, 2018, BlackRock, Inc. ("BlackRock") may be deemed to be the beneficial owner of 48,257,622 Ensco ordinary shares. BlackRock reports sole voting power over 46,948,974 Ensco ordinary shares and sole dispositive power over 48,257,622 Ensco ordinary shares.

(3)
Based on the Schedule 13G/A filed on February 8, 2018, The Vanguard Group ("Vanguard") may be deemed to be the beneficial owner of 37,417,813 Ensco ordinary shares. Vanguard reports sole voting power over 470,942 Ensco ordinary shares, shared voting power over 99,404 Ensco ordinary shares, sole dispositive power over 36,882,594 Ensco ordinary shares and shared dispositive power over 535,219 Ensco ordinary shares.

(4)
Based on the Schedule 13G/A filed on February 14, 2018, Capital International Investors ("Capital") may be deemed the beneficial owners of 35,569,664 Ensco ordinary shares. Capital reports sole voting power over 31,907,699 Ensco ordinary shares and sole dispositive power over 35,569,664 Ensco ordinary shares.

(5)
Based on the Schedule 13G filed on February 13, 2018, FMR, LLC ("FMR") may be deemed to be the beneficial owner of 35,095,104 Ensco ordinary shares. FMR reports sole voting power over 5,215,968 Ensco ordinary shares and sole dispositive power over 35,095,104 Ensco ordinary shares.

(6)
Ownership is less than 1% of Ensco ordinary shares outstanding.

(7)
The number of shares beneficially owned by all current directors and executive officers as a group includes [    •    ] shares that may be acquired within 60 days of [    •    ] by exercise of stock options.

Ownership of Rowan

        The following table shows the beneficial ownership of the Rowan ordinary shares as of [    •    ], for the following persons:

  •
  each director or nominee;

  •
  Rowan's named executive officers; and

  •
  all of Rowan's directors, director nominees and executive officers as a group.

        As of [    •    ], none of the shares shown below were pledged. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the Rowan ordinary shares shown below. None of the officers or directors owns one percent or more of the Rowan ordinary shares.

	RSUs(a)	Shares	Options/SARs(b)	Aggregate Beneficial Ownership	Percent of Class(c)
Directors:
William E. Albrecht	[•]	[•]	—	[•]	*
Thomas P. Burke (NEO)	[•]	[•]	—	[•]	*
Thomas R. Hix	[•]	[•]	—	[•]	*
Jack B. Moore	[•]	[•]	—	[•]	*
Suzanne P. Nimocks	[•]	[•]	—	[•]	*
Thierry Pilenko	[•]	[•]	—	[•]	*
John J. Quicke	[•]	[•]	—	[•]	*
Tore I. Sandvold	[•]	[•]	—	[•]	*
Charles L. Szews	[•]	—	—	[•]	*
Other NEOs:
Stephen M. Butz	[•]	[•]	—	[•]	*
T. Fred Brooks	[•]	[•]	—	[•]	*
Mark A. Keller(d)	[•]	[•]	—	[•]	*
Mark F. Mai	[•]	[•]	—	[•]	*
Derek Necaise(e)	[•]	[•]	—	[•]	*
All Directors and Executive Officers, including NEOs, as a group (18 persons)	[•]	[•]	—	[•]	[•]	%

*
Ownership of less than one percent of the shares issued and outstanding.

(a)
Includes (i) in the case of non-executive directors, NED RSUs that are vested or will vest on or before [    •    ], and (ii) NED RSUs that will vest between [    •    ], and [    •    ]. Deferred RSUs granted to non-executive directors in 2017 and prior vest annually but are not settled (in cash or shares) until termination of service from the Board. Non-Deferred RSUs granted to non-executive directors in 2017 vest upon the earlier of the date of the annual general meeting subsequent to the grant date or the first anniversary date of the grant. For executive officers, RSUs are granted annually and generally vest and are settled in shares in one-third increments annually, other than [    •    ] and [    •    ] RSUs granted to Dr. Burke and Mr. Butz, respectively, in 2017, which cliff vest four years from the grant date. Unlike restricted shares, RSUs do not carry voting rights prior to the issuance of shares upon settlement.

(b)
Includes shares that could be acquired through [    •    ], by the exercise of share options or share appreciation rights ("SARs"). The number of shares issuable under SARs is based on the fair market value per share on [    •    ] of $[    •    ], but excludes SARS for which the exercise price is above that price. All outstanding options are fully vested, other than options granted to Dr. Burke in 2017 which cliff vest four years from the grant date and are therefore not included in this table.

(c)
Based upon [    •    ] issued and outstanding shares on [    •    ], which excludes [    •    ] shares held by an affiliated employee benefit trust. For purposes of computing the percentage of shares held by the persons above, includes outstanding RSUs, options and SARs for that person and any group of which that person is a member that vest or otherwise could be acquired by such person through [    •    ], but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

(d)
Mr. Keller retired as Rowan's Executive Vice President, Business Development on December 31, 2017.

(e)
Mr. Necaise retired as Rowan's Senior Vice President, Operations on May 31, 2018.

        As of [    •    ], Rowan did not know of any person who beneficially owned in excess of 5% of the Rowan ordinary shares, except as set forth in the table below:

5% Beneficial Owner	Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(a) 55 East 52nd Street New York, NY 10055	13,159,340	[•]	%
Odey Asset Management LLP(b) 12 Upper Grosvenor Street London, United Kingdom W1K 2ND	10,139,778	[•]	%
The Vanguard Group, Inc.(c) 100 Vanguard Boulevard Malvern, PA 19355	10,705,847	[•]	%
Dimensional Fund Advisors LP(d) Building One 6300 Bee Cave Road Austin, Texas 78746	9,871,219	[•]	%

(a)
As reported on Schedule 13G/A (filed with the SEC on January 17, 2018) by BlackRock. BlackRock has sole voting power over 12,902,131 shares and sole dispositive power of 13,159,340 shares. BlackRock is the beneficial owner of these shares through various of its subsidiaries: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited.

(b)
As reported on Schedule 13G/A (filed with the SEC on February 14, 2018) by Odey Asset Management LLP ("OAM LLP"). OAM LLP reported sole voting power over zero shares, shared voting power over 10,139,778 shares, sole dispositive power over zero shares and shared dispositive power over 10,139,778. Shares reported by OAM LLP represent shares held for the benefit of investment advisory clients of OAM LLP. Odey Asset Management Group Ltd ("OAM Ltd") is the managing member of OAM LLP, Odey Holdings AG ("Odey Holdings") is the sole stockholder of OAM Ltd, and Mr. Crispin Odey is the sole stockholder of Odey Holdings.

(c)
As reported on Schedule 13G/A (filed with the SEC on February 7, 2018) by Vanguard and certain of its subsidiaries. Vanguard reports sole voting power over 128,375 shares, shared voting power over 13,703 shares, sole dispositive power over 10,573,642 shares and shared dispositive power over 132,205 shares. Of the 10,705,847 shares beneficially owned by Vanguard, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 118,502 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 23,576 shares as a result of its serving as investment manager of Australian investment offerings.

(d)
As reported on Schedule 13G/A (filed with the SEC on February 9, 2018) by Dimensional Fund Advisors LP and certain of its subsidiaries ("Dimensional Fund"). Dimensional Fund reports sole voting power over 9,584,452 shares, shared voting power over zero shares, sole dispositive power over 9,871,219 shares and shared dispositive power over zero shares. Dimensional Fund furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund or its subsidiaries may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional Fund disclaims beneficial ownership of such securities. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

        The following discussion is a summary of the material U.S. federal income tax consequences of the transaction to U.S. holders and non-U.S. holders (each as defined below) of Rowan ordinary shares and of the ownership and disposition of the Ensco ordinary shares received by such holders upon the consummation of the transaction. The discussion is based on and subject to the Internal Revenue Code, the U.S. Treasury Regulations promulgated thereunder, administrative guidance and court decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The discussion assumes that the holders of Rowan ordinary shares hold those shares, and will hold their Ensco ordinary shares, as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). The discussion does not constitute tax advice and does not address state, local or non-U.S. tax consequences of the transaction (or any U.S. federal taxation other than income taxation); nor does it address all aspects of U.S. federal income taxation that may be relevant to particular Rowan shareholders or Ensco shareholders in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, or to such shareholders subject to special treatment under the Internal Revenue Code, such as:

  •
  banks, thrifts, mutual funds, insurance companies and other financial institutions;

  •
  real estate investment trusts and regulated investment companies;

  •
  traders in securities who elect to apply a mark-to-market method of tax accounting;

  •
  brokers or dealers in securities or foreign currency;

  •
  tax-exempt organizations, pension funds or governmental organizations;

  •
  individual retirement and other deferred accounts;

  •
  U.S. holders whose functional currency is not the U.S. dollar;

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  "passive foreign investment companies" ("PFICs") or "controlled foreign corporations," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  persons subject to the alternative minimum tax;

  •
  stockholders who hold their shares as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction;

  •
  "S corporations," partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

  •
  grantor trusts;

  •
  stockholders who received their shares through the exercise of employee stock options, as compensation, through a tax-qualified retirement plan or in connection with the performance of services; and

  •
  persons who own or will own (directly or through attribution) 10% or more (by vote or value) of the outstanding Ensco ordinary shares.

        No rulings are intended to be sought from the IRS with respect to the transaction and there can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences described herein.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of Rowan ordinary shares who is, for US federal income tax purposes: (i) an individual who is a citizen or resident of the United

States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions; (iii) an estate that is subject to US federal income tax on its income regardless of its source; or (iv) a trust (A) if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

        A "non-U.S. holder" means a beneficial owner of Rowan ordinary shares or Ensco ordinary shares, as the case may be, who is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

        This discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their Rowan ordinary shares through partnerships or other pass-through entities for U.S. federal income tax purposes. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Rowan ordinary shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their own tax advisors regarding the particular tax consequences of the transaction to them.

        Each Rowan shareholder should consult its tax advisor with respect to the particular tax consequences of the transaction to such holder.

Tax Consequences of the Transaction to Rowan and Ensco

        Rowan and Ensco intend for the transaction to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for U.S. federal income tax purposes, and the remainder of the disclosure assumes it will so qualify. However, Ensco and Rowan have not sought and will not seek any ruling from the IRS regarding any matters relating to the transaction, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a contrary position, in which case the consequences of the transaction could be materially different from those described below.

        Neither Rowan nor Ensco is expected to be subject to U.S. federal income tax as a result of the transaction. In conjunction with the transaction, Rowan, Ensco and their respective affiliates will engage in certain additional intercompany transactions. The discussion herein does not address the U.S. federal income tax treatment of such transactions.

        Ensco and Rowan both believe they are currently treated as foreign corporations for U.S. federal income tax purposes. Ensco and Rowan further expect that, following the transaction, they will continue to be treated as foreign corporations for U.S. federal income tax purposes, and the remainder of this disclosure assumes such treatment. It is possible, however, that the IRS could disagree with this treatment. Should the IRS conclude that Ensco or Rowan is properly treated as a U.S. "domestic" corporation for U.S. federal income tax purposes (and such conclusion is not overturned), this could materially alter the anticipated tax consequences of the transaction and future ownership of Ensco ordinary shares.

Tax Consequences of the Transaction to Holders of Rowan Ordinary Shares

Tax Consequences to U.S. Holders

        Provided that the transaction qualifies as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, the U.S. federal income tax consequences of the transaction to U.S.

holders that exchange Rowan ordinary shares for Ensco ordinary shares and cash in lieu of fractional shares in the transaction will be as follows:

        Upon exchanging Rowan ordinary shares for Ensco ordinary shares, the Rowan shareholder will not recognize gain or loss, except with respect to cash received in lieu of fractional Ensco ordinary shares (as discussed below). The aggregate tax basis of the Ensco ordinary shares received in the transaction (including any fractional shares deemed received and exchanged for cash, as discussed below) will equal the Rowan shareholder's aggregate adjusted tax basis in the Rowan ordinary shares surrendered in the transaction. The Rowan shareholder's holding period for the Ensco ordinary shares received in the transaction (including any fractional share deemed received and exchanged for cash, as discussed below) will include the Rowan shareholder's holding period for the Rowan ordinary shares surrendered in the transaction. If a Rowan shareholder acquired Rowan ordinary shares at different times or at different prices, the basis of each Rowan ordinary share shall be allocated to the Ensco ordinary shares received in the exchange in proportion to the fair market value of the Ensco ordinary shares received. The holding period of Ensco ordinary shares received by a Rowan shareholder in the transaction will include the holding period of the Rowan ordinary shares exchanged for such Ensco ordinary shares.

        If a Rowan shareholder receives cash in lieu of a fractional Ensco ordinary share, such shareholder will be treated as having received such fractional Ensco ordinary share pursuant to the transaction and then as having sold such fractional Ensco ordinary share for cash. As a result, the Rowan shareholder generally will recognize capital gain or loss equal to the difference between the amount of cash received for such fractional share and the shareholder's basis in its fractional Ensco ordinary share. Such capital gain or loss generally will be long-term capital gain or loss if, as of the effective date of the transaction, the Rowan shareholder's holding period for such fractional share (as described above) exceeds one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        Under Section 367(a) of the Internal Revenue Code and the Treasury Regulations thereunder, special rules may require a U.S. holder who receives Ensco ordinary shares in the transaction and becomes a five-percent shareholder (within the meaning of applicable Treasury Regulations) of Ensco immediately after the transaction to recognize gain (but not loss) as a result of such U.S. holder's exchange of Rowan ordinary shares pursuant to the transaction. Any U.S. holder of Rowan ordinary shares that will be a five-percent shareholder of Ensco after the transaction is urged to consult his, her or its own tax advisor with respect to the U.S. federal income tax consequences of the transaction.

        Notwithstanding the foregoing, if Ensco is not a PFIC in the taxable year of the transaction, but Rowan has been a PFIC at any time since a U.S. holder acquired its Rowan ordinary shares, pursuant to proposed Treasury Regulations, a direct or indirect U.S. holder of Rowan ordinary shares may have to recognize gain but not loss in connection with the receipt of Ensco ordinary shares for Rowan ordinary shares in the transaction. As described below in the section "Passive Foreign Investment Company Considerations," Ensco does not believe that it will be classified as a PFIC for its current taxable year. Rowan believes that it has not been a PFIC and will not be classified as a PFIC for its current taxable year. However, the determination of PFIC status is factual in nature, depends on the application of complex U.S. federal income tax rules that are subject to differing interpretations, and generally cannot be determined until the close of the taxable year in question. U.S. holders should consult their own tax advisors regarding the classification of Rowan as a PFIC, and the effect of the PFIC rules on such holder.

Tax Consequences to Non-U.S. Holders

        In general, provided that the transaction qualifies as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, the receipt by non-U.S. holders of Ensco ordinary shares in exchange for Rowan ordinary shares will not be subject to U.S. federal income tax, although certain non-U.S. holders who are otherwise subject to U.S. tax may be subject to U.S. tax on cash received in lieu of fractional shares.

Tax Consequences of Holding Ensco Ordinary Shares to U.S. Holders

Taxation of Distributions to U.S. Holders

        Distributions with respect to Ensco ordinary shares will be treated as a dividend to U.S. holders to the extent that they are paid out of Ensco's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The dividend income will be treated as foreign source, passive income for foreign tax credit limitation purposes. Subject to the following discussion of special rules applicable to PFICs, the gross amount of the dividends paid by Ensco to U.S. holders may be eligible for taxation at lower rates. The maximum U.S. federal income tax rate imposed on dividends received by non-corporate U.S. holders from certain "qualified foreign corporations" is currently 20%, provided that certain holding period requirements are satisfied and certain other requirements are met. Dividends paid with respect to stock of a foreign corporation which is readily tradable on an established securities market in the United States will be treated as having been received from a "qualified foreign corporation." The U.S. Treasury and the IRS have determined that common stock is considered readily tradable on an established securities market if it is listed on an established securities market in the United States, such as the NYSE. Accordingly, dividends received by non-corporate U.S. holders should be eligible for favorable treatment as dividends received with respect to stock of a "qualified foreign corporation." Dividends paid by Ensco will not qualify for the dividends received deduction otherwise available to corporate stockholders.

        To the extent that the amount of any distribution exceeds Ensco's current and accumulated earnings and profits for a taxable year, the excess will first be treated as a tax-free return of capital, causing a reduction in the U.S. holder's adjusted tax basis in U.S. holder's Ensco ordinary shares. The balance of the excess, if any, will be treated as gain from the sale of such U.S. holder's Ensco ordinary shares, as described below under "—Sale, Exchange or Other Taxable Disposition by U.S. Holders."

        It is possible that Ensco is, or at some future time will be, at least 50% owned by U.S. persons. Dividends paid by a foreign corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes to the extent the foreign corporation has more than an insignificant amount of U.S. source income. The effect of this rule may be to treat a portion of any dividends paid by Ensco as U.S. source income. Treatment of the dividends as U.S. source income in whole or in part may limit a U.S. holder's ability to claim a foreign tax credit with respect to foreign taxes payable or deemed payable in respect of the dividends or other items of foreign source, passive income for U.S. federal foreign tax credit limitation purposes. The Internal Revenue Code permits a U.S. holder entitled to benefits under the UK-U.S. Income Tax Treaty to elect to treat any company dividends as foreign source income for foreign tax credit purposes if the dividend income is separated from other income items for purposes of calculating the U.S. holder's foreign tax credit. U.S. holders should consult their own tax advisors about the desirability and method of making such an election. The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. Holder's particular circumstances. U.S. Holders are strongly urged to consult their own tax advisors regarding the availability of foreign tax credits.

Sale, Exchange or Other Taxable Disposition by U.S. Holders

        Subject to the following discussion of special rules applicable to PFICs, a U.S. holder will recognize taxable gain or loss on the sale, exchange or other taxable disposition of Ensco ordinary shares in an amount equal to the difference between the amount realized on such taxable disposition and the U.S. holder's adjusted tax basis in the Ensco ordinary shares, in each case as determined in U.S. dollars.

        In general, any such gain or loss recognized by a U.S. holder will be treated as U.S. source gain or loss. Gain or loss realized on the sale, exchange or other taxable disposition of Ensco ordinary shares will be capital gain or loss and will generally be long-term capital gain or loss if the Ensco ordinary shares have been held for more than one year. Long-term capital gain of a non-corporate U.S. holder currently is subject to a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Considerations

        A foreign corporation is a PFIC if, after the application of certain "look-through" rules, (i) at least 75% of its gross income is "passive income" as that term is defined in the relevant provisions of the Internal Revenue Code and IRS rules, or (ii) at least 50% of the average value of its assets produce "passive income" or are held for the production of "passive income." Ensco is not expected to be a PFIC for the current tax year, and is not expected to become a PFIC in the future. However, this conclusion is a factual determination made annually and is subject to change. There can be no assurance that the IRS will not successfully challenge this position or that Ensco will not be or become a PFIC at some future time.

        If a U.S. holder is treated as owning stock in a PFIC, the U.S. holder will be subject to special rules intended to reduce or eliminate the benefit of the deferral of U.S. federal income tax that results from investing in a foreign corporation that does not distribute all of its earnings on a current basis. These rules may adversely affect the tax treatment to a U.S. holder of dividends paid by Ensco and of sales, exchanges and other dispositions of Ensco ordinary shares, and may result in other U.S. federal income tax consequences. U.S. holders should consult their own tax advisors about the determination of Ensco's PFIC status and the U.S. federal income tax consequences of holding Ensco ordinary shares if Ensco is considered a PFIC in any taxable year.

Tax Consequences of Holding Ensco Ordinary Shares to Non-U.S. Holders

        In general, a non-U.S. holder of Ensco ordinary shares will not be subject to U.S. federal income tax and, subject to the discussion below under "Material United States Federal Income Tax Consequences of The Transaction—Information Reporting and Backup Withholding," will not be subject to U.S. federal withholding tax on any dividends received on Ensco ordinary shares or any gain recognized on a sale or other disposition of Ensco ordinary shares unless:

  •
  the dividend or gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

  •
  in the case of gain only, the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

        A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on the repatriation from the United States of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Information Reporting and Backup Withholding

        In general, information reporting requirements may apply to (i) cash received by U.S.-holders of Rowan ordinary shares in lieu of fractional Ensco ordinary shares and (ii) dividends received by U.S.

holders of Ensco ordinary shares and the proceeds received on the disposition of Ensco ordinary shares effected within the United States (and, in certain cases, outside the United States), if paid to U.S. holders other than certain exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (on an IRS Form W-9 provided to the paying agent or the U.S. holder's broker) or is otherwise subject to backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a refund or credit against the U.S. holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.

        Individuals that own "specified foreign financial assets" may be required to file an information report (IRS Form 8938) with respect to such assets with their tax returns. Ensco ordinary shares generally will constitute specified foreign financial assets subject to these reporting requirements, unless the Ensco ordinary shares are held in an account at a financial institution (which, in the case of a foreign financial account, may also be subject to reporting). Additionally, under recently finalized regulations, a domestic corporation, domestic partnership, or trust (as described in Section 7701(a)(30)(E) of the Internal Revenue Code) which is formed or availed of for purposes of holding, directly or indirectly, specified foreign financial assets may be subject to these rules. U.S. holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Ensco ordinary shares and the significant penalties to which they may be subject for failure to comply.

        A non-U.S. holder will not be subject to U.S. backup withholding if it provides a certification of exempt status (on an appropriate IRS Form W-8 or an applicable substitute form). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder's U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

U.S. Federal Income Tax Consequences of the Reverse Stock Split

Tax Consequences to U.S. Holders

        Ensco intends for the Reverse Stock Split to qualify as a "recapitalization" within the meaning of Section 368(a) of the Internal Revenue Code for U.S. federal income tax purposes. On the basis that the Reverse Stock Split so qualifies, Ensco shareholders whose pre-Reverse Stock Split Ensco ordinary shares are exchanged in the Reverse Stock Split will not recognize gain or loss for U.S. federal income tax purposes, except to the extent of cash, if any, received in lieu of a fractional Ensco ordinary share (which fractional share will be treated as received and then exchanged for such cash). Such Ensco shareholder's aggregate tax basis in the post-Reverse Stock Split Ensco ordinary shares received in the Reverse Stock Split, including any fractional share treated as being received and then exchanged for cash, would be the same as such shareholder's aggregate tax basis of the pre-Reverse Stock Split ordinary shares of Ensco exchanged in the Reverse Stock Split. Such Ensco shareholder's holding period for the post-Reverse Stock Split Ensco ordinary shares received in the Reverse Stock Split would include such shareholder's holding period for the pre-Consolidation ordinary shares of Ensco exchanged in the Reverse Stock Split.

        In general, an Ensco shareholder who receives cash in lieu of a fractional Ensco ordinary share in the Reverse Stock Split will be treated as having received a fractional share in the Reverse Stock Split and then as having received the cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and such shareholder's tax basis allocable to such fractional share in addition to any capital gain or loss recognized as a result of the transaction. Any such capital gain or loss will generally be a long-term capital gain or loss if the Ensco ordinary share exchanged for the fractional

Ensco ordinary share in the Reverse Stock Split was held for more than one year at the time the fractional share is sold.

        Ensco shareholders who hold their pre-Reverse Stock Split ordinary shares of Ensco with differing bases or holding periods should consult their tax advisors with regard to identifying the bases or holding periods of the particular post-Reverse Stock Split Ensco ordinary shares received in the Reverse Stock Split.

Tax Consequences to Non-U.S. Holders

        In general, provided that the Reverse Stock Split qualifies as a "recapitalization" within the meaning of Section 368(a) of the Internal Revenue Code for U.S. federal income tax purposes, Ensco shareholders whose pre-Reverse Stock Split Ensco ordinary shares are exchanged in the Reverse Stock Split will not recognize gain or loss for U.S. federal income tax purposes, although certain non-U.S. holders who are otherwise subject to U.S. tax may be subject to U.S. tax on cash received in lieu of fractional shares.

MATERIAL UNITED KINGDOM TAX CONSIDERATIONS

        The following discussion is a general summary of the material UK tax considerations for non-UK resident and non-UK domiciled shareholders ("non-UK holders") relating to (i) the transaction and (ii) the holding of Ensco ordinary shares. The discussion is based on current UK tax law as applied in England and Wales and HMRC practice (which may not be binding on HMRC) as at the date of this summary, both of which are subject to change, possibly with retrospective effect. The discussion is intended as a general guide and applies only to non-UK holders, who hold their shares as an investment and who are the absolute beneficial owners thereof. The discussion does not address all possible tax consequences relating to the transaction or of an investment in Ensco ordinary shares. Certain categories of shareholders, including those carrying on certain financial activities, those subject to specific tax regimes or benefitting from certain reliefs or exemptions, those connected with Rowan or Ensco and those for whom their shares are employment-related securities may be subject to special rules and this summary does not apply to such shareholders and any general statements made in this disclosure do not take them into account. This summary does not address any inheritance tax considerations.

        This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under UK tax law. In particular:

        POTENTIAL INVESTORS SHOULD SATISFY THEMSELVES AS TO THE OVERALL TAX CONSEQUENCES, INCLUDING, SPECIFICALLY, THE CONSEQUENCES UNDER UK TAX LAW AND HMRC PRACTICE OF THE TRANSACTION AND THE ACQUISITION, OWNERSHIP AND DISPOSAL OF ENSCO ORDINARY SHARES IN THEIR OWN PARTICULAR CIRCUMSTANCES BY CONSULTING THEIR OWN TAX ADVISORS.

Taxation of Dividends

        The UK does not currently impose withholding tax on dividends paid by Ensco to its shareholders, whether the shareholders are resident in the UK for tax purposes or resident in any other jurisdiction.

Taxation of Disposals

        An individual non-UK holder that does not conduct any trade, profession or vocation in the UK to which the shares are attributable will not be liable to UK capital gains tax on capital gains realized on the exchange of his or her Rowan ordinary shares for Ensco ordinary shares or the later disposal of his or her Ensco ordinary shares.

        A corporation which is a non-UK holder of shares will not be liable for UK corporation tax on chargeable gains realized on the exchange of its Rowan ordinary shares for Ensco ordinary shares or the later disposal of its Ensco ordinary shares unless it carries on a trade in the UK through a permanent establishment to which the shares are attributable.

Stamp duty and stamp duty reserve tax

Transaction

        Any stamp duty and SDRT payable as a result of the exchange of Rowan ordinary shares for Ensco ordinary shares will not be payable by the shareholders. The general stamp duty and stamp duty reserve tax consequences of holding Ensco ordinary shares and any subsequent disposal of those Ensco ordinary shares are considered below.

General

        An agreement to transfer UK shares will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. SDRT is, in general, payable by the purchaser.

        Transfers of UK shares will generally be subject to stamp duty at the rate of 0.5% of the consideration given for the transfer (rounded up to the next £5). The purchaser normally pays the stamp duty.

        If a duly stamped transfer completing an agreement to transfer is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the agreement becomes unconditional), any SDRT already paid is generally repayable, normally with interest, and any SDRT charge yet to be paid is cancelled.

Depositary Receipt Systems and Clearance Services

        Where UK shares are transferred (i) to, or to a nominee or an agent for, a person whose business is or includes the provision of clearance services or (ii) to, or to a nominee or an agent for, a person whose business is or includes issuing depositary receipts, stamp duty or SDRT will generally be payable at the higher rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the shares.

        There is an exception from the 1.5% charge on the transfer to, or to a nominee or agent for, a clearance service where the clearance service has made and maintained an election under section 97A(1) of the Finance Act 1986, which has been approved by HMRC. In these circumstances, SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer will arise on any transfer of UK shares into such an account and on subsequent agreements to transfer such shares within such account.

        Any liability for stamp duty or SDRT in respect of a transfer into a clearance service or depositary receipt system, or in respect of a transfer within such a service, which does arise will strictly be accountable by the clearance service or depositary receipt system operator or their nominee, as the case may be, but will, in practice, be payable by the issuer or participants in the clearance service or depositary receipt system.

        Pursuant to arrangements that Ensco entered into with DTC, the Ensco ordinary shares are eligible to be held in book-entry form through the facilities of DTC. Transfers of Ensco ordinary shares held in book-entry form through DTC should not attract a charge to stamp duty or SDRT in the UK.

DESCRIPTION OF ENSCO ORDINARY SHARES

        The following information is a summary of the material terms of the Ensco ordinary shares (as defined below), as specified in the Ensco Articles of Association. This summary is not complete and is subject to the complete text of the Ensco Articles of Association. You are encouraged to carefully read the Ensco Articles of Association.

Share Capital

        As of October 5, 2018, Ensco had (i) 127,063,751 Ensco ordinary shares, excluding Ensco ordinary shares held in treasury, and (ii) 50,000 Ensco Class B ordinary shares, nominal value £1.00 per share (the "Ensco Class B ordinary shares"), in issue and held by one of Ensco's subsidiaries.

        All of the issued Ensco ordinary shares are fully paid and are not subject to any further calls by Ensco. There are no conversion rights, redemption provisions or sinking fund provisions relating to any Ensco ordinary shares; however, subject to the Companies Act 2006, Ensco may purchase or contract to purchase any of its ordinary shares off-market.

        Under English law, persons who are neither residents nor nationals of the United Kingdom may freely hold, vote and transfer Ensco's shares in the same manner and under the same terms as United Kingdom residents or nationals.

        The Ensco ordinary shares and the Ensco Class B ordinary shares have the same rights and privileges in all respects. While the Ensco Class B ordinary shares remain in issue, such shares have no voting rights or rights to dividends or distributions, to the extent that Ensco or any of Ensco's subsidiaries hold such shares.

Dividends

        Subject to the Companies Act 2006, the Ensco Board may declare a dividend to be paid to Ensco's shareholders according to their respective rights and interests in Ensco, and may fix the time for payment of such dividend. The Ensco Board may from time to time declare and pay (on any class of shares of any amounts) such dividends as appear to them to be justified by Ensco's profits that are available for distribution. When evaluating dividend payment timing and amounts, the Ensco Board considers several factors, including Ensco's profitability, liquidity, financial condition, market outlook, reinvestment opportunities, capital requirements and other factors and restrictions the Ensco Board deems relevant. There can be no assurance that Ensco will pay a dividend in the future.

        There are no fixed dates on which entitlement to dividends arise on any of Ensco's ordinary shares. The Ensco Board may direct the payment of all or any part of a dividend to be satisfied by distributing specific assets, in particular paid up shares or debentures of any other company. The Ensco Articles of Association permit a scrip dividend scheme under which shareholders may be given the opportunity to elect to receive fully paid Ensco ordinary shares instead of cash, with respect to all or part of future dividends. Any ordinary shares Ensco or any of Ensco's subsidiaries hold will not be entitled to any dividends or distributions, including any scrip dividends, bonus shares or dividends or distributions of property or debentures of any other company. Further, the trustees of an employee benefit trust established in connection with Ensco's equity incentive plans are not entitled to any dividends or distributions, including any scrip dividends, bonus shares or dividends or distributions of property or debentures of any other company.

        If a shareholder owes any money to Ensco relating in any way to any class of Ensco ordinary shares, the Ensco Board may deduct any of this money from any dividend on any shares held by the shareholder, or from other money payable by Ensco in respect of the shares. Money deducted in this way may be used to pay the amount owed to Ensco.

        Unclaimed dividends and other amounts payable in respect of Ensco's ordinary shares can be invested or otherwise used by the directors for Ensco's benefit until they are claimed under English law. A dividend or other money remaining unclaimed for a period of 12 years after it first became due for payment will be forfeited and cease to remain owed by Ensco.

Voting Rights

        At a general meeting of Ensco shareholders, any resolution put to a vote must be decided on a poll rather than by a show of hands.

        Each Ensco shareholder (other than any of its subsidiaries who hold Ensco ordinary shares) who (being an individual) is present in person or (being a corporation) is present by a duly authorized corporate representative at Ensco's general meeting will have one vote for every share held, and every person present who has been appointed as a proxy has one vote for every share in respect of which he or she is the proxy, except that any proxy who has been appointed by DTC or its proxies have such number of votes as equals the number of shares in relation to which such proxy has been appointed, subject to any rights or restrictions as to voting attached to any class of shares in accordance with the Ensco Articles of Association or by agreement and subject to the disenfranchisement (i) in the event of non-payment of any call or other sum due and payable in respect of any shares not fully paid, (ii) in the event of any non-compliance with any statutory notice requiring disclosure of an interest in shares and (iii) with respect to any shares held by the trustees of an employee benefit trust established in connection with Ensco's equity incentive plans in which a beneficial interest has not yet vested in a beneficiary of such trust.

        In the case of joint holders, the vote of the person whose name stands first in the register of shareholders and who tenders a vote, whether in person or by proxy, is accepted to the exclusion of any votes tendered by any other joint holders.

        The necessary quorum for a general meeting is the shareholders who together represent at least the majority of the voting rights of all the shareholders entitled to vote present in person or by proxy (that is, any shares whose voting rights have been disenfranchised (whether pursuant to the Companies Act 2006 and/or under the Ensco Articles of Association) are disregarded for the purposes of determining a quorum).

        An annual general meeting of Ensco shareholders must be called by not less than 21 clear days' notice and no more than 60 days' notice. For all other general meetings except general meetings properly requisitioned by shareholders, such meetings may be called by not less than 14 clear days' notice and no more than 60 days' notice. The notice of meeting also must specify a time (which may not be more than 60 days nor less than 10 days before the date of the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. The number of shares then registered in their respective names will determine the number of votes a person is entitled to cast at that meeting.

        Ensco must receive an appointment of proxy (whether in hard copy form or electronic form) before the time for holding the meeting or adjourned meeting at which the person named in the appointment of proxy proposes to vote; in the case of a poll taken more than 48 hours after the meeting at which the relevant vote was to be taken, an appointment of proxy must be received after such meeting and not less than 24 hours (or such shorter time as the Ensco Board may determine) before the time appointed for taking the poll; or in the case of a poll not taken immediately but taken not more than 48 hours after the meeting, the appointment of proxy must be delivered at the meeting at which the poll is to be taken. An appointment of proxy not received or delivered in accordance with the Ensco Articles of Association is invalid under English law.

Return of Capital

        In the event of a voluntary winding-up, the liquidator may, on obtaining any sanction required by law, divide among Ensco shareholders the whole or any part of Ensco's assets, whether or not the assets consist of property of one kind or of different kinds.

        The liquidator also may, with the same authority, transfer the whole or any part of the assets to trustees upon any trusts for the benefit of the shareholders as the liquidator decides. No past or present shareholder can be compelled to accept any asset that could subject him or her to a liability.

Pre-Emptive Rights and New Issues of Shares

        Under section 549 of the Companies Act 2006, directors are, with certain exceptions, unable to allot securities without being authorized either by the shareholders in a general meeting or by the Ensco Articles of Association pursuant to section 551 of the Companies Act 2006. In addition, under the Companies Act 2006, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees' share scheme) must be offered first to the existing equity shareholders in proportion to the respective nominal values of their holdings on the same or more favorable terms, unless a special resolution to the contrary has been passed at a general meeting of shareholders or the Articles of Association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which shareholders' approval would be required to renew the exclusion). In this context, equity securities generally means ordinary shares (being shares other than shares that, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution) and all rights to subscribe for or convert securities into such shares.

        On May 21, 2018, shareholder resolutions were adopted which authorized the directors (generally and unconditionally), for a period up to the conclusion of the next annual general meeting of shareholders (or, if earlier, at the close of business on August 21, 2019), to allot Ensco ordinary shares and to grant rights to subscribe for or convert any security into Ensco ordinary shares: (i) up to an aggregate nominal amount of $14,561,218, and (ii) up to a nominal amount of $29,122,436 in connection with a rights issue or other similar issue (such amount to be reduced by the nominal amount of Ensco ordinary shares allotted pursuant to (i)). Additional shareholder resolutions were adopted which authorized the directors to: (i) allot equity securities for cash free of pre-emption rights up to an aggregate nominal amount of $2,186,369, and (ii) to further allot equity securities for cash free of pre-emption rights up to an aggregate nominal amount of $2,186,369 for the purposes of financing (or refinancing if the authority is to be used within six months after the relevant transaction) a transaction which the Ensco Board deems to be an acquisition or other capital investment, such authority to be effective until the conclusion of Ensco's next annual general meeting of shareholders (or, if earlier, at the close of business on August 21, 2019). Ensco may, before the expiration of any authority to allot shares or disapply pre-emption rights granted pursuant to the shareholder resolutions adopted on May 21, 2018, make an offer or agreement that would or might require the Ensco ordinary shares to be allotted (or rights to be granted) after such expiration, and the directors may allot shares or grant rights in pursuance of such an offer or agreement as if the authority to allot had not expired.

        Subject to the provisions of the Companies Act 2006 and to any rights attached to any existing shares, the Ensco ordinary shares may be issued with, or have attached to them, such rights or restrictions as Ensco's shareholders may by ordinary resolution determine, or, where the above authorizations are in place, the Ensco Board may determine such rights or restrictions.

        The Companies Act 2006 prohibits an English company from issuing shares for no consideration, including with respect to grants of restricted shares made pursuant to equity incentive plans. Accordingly, the nominal value of the shares issued upon the lapse of restrictions or the vesting of any restricted share award or any other share-based grant must be paid pursuant to the Companies Act 2006.

Disclosure of Interests in Shares

        Section 793 of the Companies Act 2006 provides Ensco the power to require a person whom Ensco knows has, or whom Ensco has reasonable cause to believe has, or within the previous three years has had, any ownership interest in any shares (the "default shares") to disclose prescribed particulars of those shares. For this purpose default shares includes any shares allotted or issued after the date of the Section 793 notice in respect of those shares. Failure to provide the information requested within the prescribed period after the date of sending the notice will result in sanctions being imposed against the holder of the "default shares" as provided within the Companies Act 2006.

        Under the Ensco Articles of Association, Ensco may also withdraw voting and certain other rights, place restrictions on the rights to receive dividends and transfer "default shares" if the relevant holder of "default shares" has failed to provide the information requested within 14 days after the date of sending the notice, depending on the level of the relevant shareholding (and unless the Ensco Board decides otherwise).

Alteration of Share Capital/Repurchase of Shares

        Ensco may from time to time:

  •
  increase its share capital by allotting new shares in accordance with any unused portion of any authority to allot shares approved by Ensco shareholders and in accordance with the Ensco Articles of Association;

  •
  by ordinary resolution of Ensco's shareholders, consolidate and divided all or any of its share capital into shares of a larger nominal amount than the existing shares; and

  •
  by ordinary resolutions of Ensco's shareholders, subdivide any of its shares into shares of a smaller nominal amount than its existing shares.

        Subject to the Companies Act 2006 and to any rights the Ensco shareholders may have, Ensco may purchase by way of "off-market purchases" of up to 65 million of Ensco ordinary shares for up to a maximum of $500.0 million in aggregate subject to certain restrictions following the approval of the shareholders by ordinary resolution on May 21, 2018. Such approval lasts for up to five years from the date of the ordinary resolution, and renewal of such approval for additional five-year terms may be sought. Shares may only be repurchased out of distributable profits or the proceeds of a fresh issue of shares made for that purpose, and, if a premium is paid, it must be paid out of distributable profits.

Transfer of Shares

        The Ensco Articles of Association allow Ensco's shareholders to transfer all or any of their shares in any form that is approved by the Ensco Board.

        The Ensco Board may refuse to register a transfer:

  •
  if the shares in question are not fully paid;

  •
  if it is with respect to more than one class of shares;

  •
  if it is with respect to shares on which Ensco has a lien;

  •
  if it is in favor of more than four persons jointly;

  •
  if, where an instrument of transfer is required to effect the transfer, and that instrument is required to be stamped, Her Majesty's Revenue and Customs has not duly stamped it;

  •
  if it is not presented for registration together with the share certificate and evidence of title as the Ensco Board reasonably requires; or

  •
  in certain circumstances, if the holder has failed to provide Ensco with the required particulars as described under "—Disclosure of Interests in Shares" above.

        The Ensco ordinary shares to be allotted and issued in connection with the transaction will be allotted and issued to Rowan shareholders through the facilities of DTC.

        If the Ensco Board refuses to register a transfer of a share, it must, within two months after the date on which the transfer was lodged, send to the transferee notice of the refusal together with its reasons for refusal. An instrument of transfer which the Ensco Board refuses to register must (except in the case of suspected fraud) be returned to the person depositing it.

General Meetings and Notices

        The notice of a general meeting of shareholders must be given to the shareholders of record (other than any who, under the provisions of the Ensco Articles of Association or the terms of allotment or issue of shares, are not entitled to receive notice), to the Ensco Board and to its auditors.

        Under English law, Ensco is required to hold an annual general meeting of shareholders within six months from the day following the end of Ensco's fiscal year and, subject to the foregoing, the meeting may be held at a time and place determined by the Ensco Board.

Liability of Ensco's Directors and Officers

        The Ensco Articles of Association provide that English courts have exclusive jurisdiction with respect to any suits brought by shareholders against Ensco or its directors. English law does not permit a company to exempt any director or certain officers from any liability arising from negligence, default, breach of duty or breach of trust against the company. However, despite this prohibition, an English company is permitted to purchase and maintain insurance for a director or executive officer of the company against any such liability. Ensco has entered into deeds of indemnity with each of its current directors and executive officers and purchased insurance on their behalf. In addition, directors and executive officers may be covered by indemnification agreements and indemnification rights granted under the charter documents of Ensco's subsidiaries. Shareholders can ratify by ordinary resolution a director's or certain officer's conduct amounting to negligence, default, breach of duty or breach of trust in relation to the company.

Takeover Code

        Takeover offers and certain other transactions in respect of certain public companies are regulated by the Takeover Code, which is administered by the Takeover Panel, a body consisting of representatives of the City of London financial and professional institutions that oversees the conduct of takeovers. An English public limited company potentially will potentially be subject to the Takeover Code if, among other factors, its central place of management and control is within the UK, the Channel Islands or the Isle of Man. The Takeover Panel generally will look to the residency of a company's directors to determine where it is centrally managed and controlled.

        The Takeover Panel has previously confirmed that on the basis of Ensco's current directors and management the Takeover Code would not apply to Ensco. It is not expected that the Takeover Code will apply to the combined entity following consummation of the transaction, whoever, it is possible that if the characteristics of Ensco Rowan's directors or management were to change in the future the Takeover Panel may take a different position and the Takeover Code may apply to Ensco and Rowan.

Anti-Takeover Provisions

General

        The provisions of Ensco's Articles of Association summarized below may have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in a premium being paid over the market price of Ensco ordinary shares and discouraging, delaying or preventing changes of control or management of Ensco.

Issuance of Additional Shares

        The Ensco Board has the authority, without further action of Ensco's shareholders, but subject to its statutory and fiduciary duties, to allot shares, or to grant rights to subscribe for or to convert or exchange any security into shares, up to: (i) an aggregate nominal amount of $14,561,218, and (ii) up to a nominal amount of $29,122,436 in connection with a rights issue or other similar issue (such amount to be reduced by the nominal amount of Ensco ordinary shares allotted pursuant to (i)), to allot equity securities for cash free of pre-emption rights up to an aggregate nominal amount of $2,186,369, and to further allot equity securities for cash free of pre-emption rights up to an aggregate nominal amount of $2,186,369 for the purposes of financing (or refinancing, if the power is to be used within six months after the relevant transaction) a transaction which the Ensco Board deems to be an acquisition or other capital investment. Such authority will continue until the conclusion of Ensco's next annual general meeting of shareholders (or, if earlier, the close of business on August 21, 2019) and thereafter it must be renewed. The issuance of further shares on various terms could adversely affect the Ensco shareholders. The potential issuance of further shares may discourage bids for Ensco ordinary shares at a premium over the market price, may adversely affect the market price of Ensco ordinary shares and may discourage, delay or prevent a change of control.

Shareholder Rights Plan

        The Ensco Board has the necessary corporate authority to exercise any power of the company to establish a shareholders rights plan. Any shareholders rights plan may be in such form as the Ensco Board may in its absolute discretion decide. Such a plan could make it more difficult for another party to obtain control of Ensco by threatening to dilute a potential acquirer's ownership interest under certain circumstances. The Ensco Board may adopt a shareholder rights plan at any time.

        The anti-takeover and other provisions of the Ensco Articles of Association, as well as the adoption of a shareholder rights plan, could discourage potential acquisition proposals and could delay or prevent a change of control. These provisions are intended to enhance shareholder value by discouraging certain types of abusive takeover tactics. However, these provisions could have the effect of discouraging others from making tender offers for Ensco ordinary shares and, as a consequence, also may inhibit fluctuations in the market price of Ensco ordinary shares that could result from actual or rumored takeover attempts.

Board of Directors

        At every annual general meeting all Ensco directors must retire from office and each director may offer himself or herself for re-appointment by the members. Under English law, shareholders have no cumulative voting rights. In addition, Ensco's Articles of Association incorporate provisions that regulate shareholders' ability to nominate directors for election. Although Ensco's shareholders have the ability to remove a director without cause under English law, the lack of cumulative voting and the limitations on shareholders' powers to nominate directors will have the effect of making it more difficult not only for any party to obtain control over Ensco by replacing the majority of the Ensco Board but also to force an immediate change in the composition of the Ensco Board. However, under Ensco's Articles of Association, if Ensco shareholders remove the entire Ensco Board, a shareholder may then convene a general meeting for the purpose of appointing directors.

ENSCO 2019 ANNUAL SHAREHOLDER MEETING AND SHAREHOLDER PROPOSALS

        Any of Ensco's shareholders intending to present a proposal at the 2019 Annual General Meeting of Shareholders must deliver such proposal to Ensco's principal executive office, in writing and in accordance with SEC Rule 14a-8, no later than December 10, 2018 for inclusion in the proxy statement related to that meeting. The proposal should be delivered to Ensco's secretary by certified mail, return receipt requested.

        In addition, apart from the SEC Rule 14a-8 process described above, a shareholder whose proposal is not included in the proxy statement related to the 2019 Annual General Meeting of Shareholders, but who still intends to submit a proposal at that meeting, is required by the Ensco Articles of Association to deliver such proposal, in proper form, in writing, to Ensco's secretary at Ensco's principal executive offices and to provide certain other information, not earlier than the close of business on the 75th day and not later than the close of business on the 50th day prior to the first anniversary of the preceding year's Annual General Meeting of Shareholders, subject to any other requirements of law; provided, however, that in the event that the date of the Annual General Meeting of Shareholders is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to the date of such Annual General Meeting of Shareholders and not later than the close of business on the later of the 50th day prior to the date of such Annual General Meeting of Shareholders or, if the first public announcement of the date of such Annual General Meeting of Shareholders is less than 65 days prior to the date of such Annual General Meeting of Shareholders, the 15th day following the day on which public announcement of the date of such meeting is first made. In the case of the 2019 Annual General Meeting of Shareholders, references to the anniversary date of the preceding year's Annual General Meeting of Shareholders shall mean the first anniversary of May 21, 2018.

        Any such proposal must also comply with the other provisions contained in the Ensco Articles of Association relating to shareholder proposals, including provision of the information specified in the Ensco Articles of Association, such as information concerning the nominee of the proposal, if any, and the shareholder and the beneficial owner, as the case may be. Any proposals that do not meet the requirements set forth in the Ensco Articles of Association, other than proposals submitted in compliance with SEC Rule 14a-8 under the Exchange Act, will be declared out of order and will not be considered at the 2019 Annual General Meeting of Shareholders.

        In addition to the SEC and the Ensco Articles of Association processes described above, under the Companies Act 2006, shareholders representing at least 5% of the total voting rights of all shareholders who have a right to vote at the 2019 Annual General Meeting of Shareholders can require Ensco to give shareholders notice of a resolution which may be and is intended to be moved at the Annual General Meeting of Shareholders unless (a) the resolution would, if passed, be ineffective (whether by reason of inconsistency with any enactment or Ensco's constitution or otherwise); (b) it is defamatory of any person; or (c) it is frivolous or vexatious. Such a request, made by the requisite number of shareholders, must be received by Ensco not later than six weeks before the Annual General Meeting of Shareholders. For information as to how you can obtain a copy of the Ensco Articles of Association, see "Where You Can Find More Information."

 ROWAN 2019 ANNUAL SHAREHOLDER MEETING AND SHAREHOLDER PROPOSALS

        In light of the Rowan Court meeting and the Rowan general meeting, Rowan does not intend to hold a 2019 annual meeting of shareholders. If the transaction agreement is terminated or the Rowan shareholder proposals set forth herein that are required to consummate the transaction are not approved by Rowan shareholders at the Rowan Court meeting and the Rowan general meeting, Rowan intends to call an annual meeting of shareholders in the normal course.

        Shareholder proposals intended for inclusion in Rowan's proxy materials for its 2019 annual general meeting of shareholders must be submitted in accordance with Rule 14a-8 under the Exchange Act, and received by Rowan at its executive offices no later than the close of business on December 6, 2018. Such proposals should be addressed to the Company Secretary, 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056.

        In addition, Rowan's Articles of Association establish an advance notice procedure outside of Rule 14a-8 for shareholders who wish to present a proposal or nominations for the election of directors at an annual general meeting. Any such proposals or nominations must be submitted in accordance with the requirements of Rowan's Articles of Association and received no earlier than the 120th day and no later than the 90th day prior to the anniversary of the 2018 annual general meeting of shareholders. As a result, such proposals or nominations submitted pursuant to the provisions of Rowan's Articles of Association for its 2019 annual general meeting must be received no earlier than January 24, 2019 and no later than the close of business on February 22, 2019.

        In the event that the 2019 annual general meeting of shareholders takes place more than 30 days before or more than 70 days after the anniversary of the 2018 annual general meeting of shareholders, then alternative cut-off dates will apply in accordance with Rowan's Articles of Association. Rowan shareholders are advised to review the Rowan Articles of Association, which contain further details and additional requirements about advance notice of shareholder proposals and director nominations.

        For information as to how you can obtain a copy of Rowan's Articles of Association, see "Where You Can Find More Information."

 SHAREHOLDERS SHARING AN ADDRESS

        Only one copy of this joint proxy statement is being delivered to multiple shareholders of Ensco or Rowan sharing an address unless Ensco or Rowan, as applicable, has previously received contrary instructions from one or more of such shareholders. On written or oral request to the Secretary of Ensco at Ensco, 6 Chesterfield Gardens, London, W1J 5BQ, United Kingdom, 44 (0) 207 659 4660, Ensco will deliver promptly a separate copy of this joint proxy statement to an Ensco shareholder at a shared address to which a single copy of the documents was delivered. On written or oral request to the Secretary of Rowan at 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056, (713) 621-7800, Rowan will deliver promptly a separate copy of this joint proxy statement to an Rowan shareholder at a shared address to which a single copy of the documents was delivered. Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of Ensco's or Rowan's proxy statements and annual reports should provide written or oral notice to the Secretary of Ensco or the Secretary of Rowan, as applicable, at the address and telephone number set forth above.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows Ensco and Rowan to incorporate by reference information in this joint proxy statement. This means that Ensco and Rowan can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement, except for any information that is superseded by information that is included directly in this joint proxy statement.

        The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like Ensco and Rowan, who file electronically with the SEC. The address of the site is www.sec.gov. The reports and other information filed by Ensco with the SEC, including a copy of the Ensco Articles of Association, are also available at Ensco's internet website (www.enscoplc.com). The reports and other information filed by Rowan with the SEC, including a copy of Rowan's Articles of Association, are also available at Rowan's internet website (www.rowan.com). We have included the web addresses of the SEC, Ensco, and Rowan as inactive textual references only. Except as specifically incorporated by reference into this joint proxy statement, information on those websites is not part of this joint proxy statement.

        This joint proxy statement incorporates by reference the documents listed below that Ensco and Rowan previously filed with the SEC. They contain important information about the companies and their financial condition.

Ensco SEC Filings (SEC File No. 001-08097; CIK No. 0000314808)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2017 (the "Ensco Form 10-K")
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2018, Quarter ended June 30, 2018 and Quarter ended September 30, 2018
Current Reports on Form 8-K
Filed on January 16, 2018, January 26, 2018, February 22, 2018, February 23, 2018, May 22, 2018, September 4, 2018, October 9, 2018, October 23, 2018 and October 29, 2018 (other than the portions of those documents not deemed to be filed)
Definitive Proxy Statement on Schedule 14A to the extent incorporated by reference into the Ensco Form 10-K	Filed on March 30, 2018
The description of Ensco ordinary shares contained in its Current Report on Form 8-K, as that description may be updated from time to time	Filed on May 15, 2012

Rowan SEC Filings (SEC File No. 001-05491; CIK No. 0000085408)	Period or Date Filed
Annual Report on Form 10-K (as recast in part by Rowan's Current Reports on Form 8-K filed on May 9, 2018, with respect to Part II, Item 6 and Part II, Item 7, and August 24, 2018, with respect to Part II, Item 8)	Year ended December 31, 2017 (the "Rowan Form 10-K")
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2018, Quarter ended June 30, 2018 and Quarter ended September 30, 2018
Current Reports on Form 8-K
Filed on March 2, 2018, May 9, 2018, May 23, 2018, May 29, 2018, August 24, 2018, August 24, 2018, October 9, 2018, October 15, 2018, October 26, 2018 and October 31, 2018 (other than the portions of those documents not deemed to be filed)
Definitive Proxy Statement on Schedule 14A to the extent incorporated by reference into the Rowan Form 10-K	Filed on April 3, 2018
The description of Rowan ordinary shares contained in its Registration Statement on Form 8-K12B, as that description may be updated from time to time	Filed on May 4, 2012

        In addition, Ensco and Rowan also incorporate by reference additional documents that either company files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this joint proxy statement and prior to the date of the Ensco general meeting and the Rowan Court meeting and Rowan general meeting, as applicable. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

ANNEX A

Execution Version

TRANSACTION AGREEMENT

by and between

ENSCO PLC

and

ROWAN COMPANIES PLC

Dated as of October 7, 2018

A-i

A-ii

A-iii

TRANSACTION AGREEMENT

        This TRANSACTION AGREEMENT (this "Agreement"), dated as of October 7, 2018, is by and between Ensco plc, a public limited company organized under the Laws of England and Wales ("Ensco"), and Rowan Companies plc, a public limited company organized under the Laws of England and Wales ("Rowan" and, together with Ensco, the "Parties").

WITNESSETH:

        WHEREAS, the Parties intend that the Rowan Ordinary Shares be acquired by Ensco or a DR Nominee (as defined in Section 1.1 below) on the terms and subject to the conditions set out in this Agreement (the "Transaction"), pursuant to the Scheme of Arrangement or the Offer (as the case may be);

        WHEREAS, the Board of Directors of Rowan has (i) unanimously determined that the Transaction and the Scheme of Arrangement are in the best interests of Rowan and the Rowan Shareholders, and declared it advisable to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Transaction and the Scheme of Arrangement, and (iii) resolved to recommend adoption of this Agreement and the passing of the Rowan Shareholder Resolutions by the Rowan Shareholders;

        WHEREAS, the Board of Directors of Ensco has (i) unanimously determined that the Transaction is in the best interests of Ensco and the Ensco Shareholders, and declared it advisable to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Transaction, (iii) subject to the passing of the resolution referred to in clause (b) of the definition of Ensco Shareholder Resolutions, approved a consolidation (being a reverse share split under English Law) of Existing Ensco Class A Ordinary Shares (and all fractional entitlements thereto) whereby, conditional upon and effective immediately (or as soon as practicable) following Closing every four issued Existing Ensco Class A Ordinary Share shown in the register of members of Ensco immediately following the updating of such register to give effect to the provisions of the Scheme of Arrangement (or completion of any Offer, as the case may be) will be consolidated into one Class A ordinary share each with a nominal value of $0.40 per share (each a "Consolidated Ensco Share") and all fractional entitlements to Existing Ensco Class A Ordinary Shares shall at the same time be aggregated and consolidated in the same proportion (the "Consolidation"), and (iv) resolved to recommend the passing of the Ensco Shareholder Resolutions by the Ensco Shareholders;

        WHEREAS, Rowan and Ensco intend that, for U.S. federal income tax purposes, (i) the Transaction qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) this Agreement constitute a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a);

        WHEREAS, contemporaneously with the execution of this Agreement, (i) Dr. Thomas P. Burke has entered into a new employment agreement with Rowan Companies, Inc., ENSCO Global Resources Limited and, solely for the purposes of guaranteeing the payments and obligations under the employment agreement, Ensco (the "CEO Employment Agreement") and (ii) Carl G. Trowell has entered into a new employment agreement with Ensco (the "Executive Chairman Agreement"); and

        WHEREAS, Rowan and Ensco desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Rowan and Ensco agree as follows:

ARTICLE I.

THE TRANSACTION

        Section 1.1    The Transaction.    At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Laws of England and Wales, the Companies Act and the terms of the Scheme of Arrangement: (i) all the Rowan Ordinary Shares then outstanding shall be transferred from the Rowan Shareholders to Ensco or, alternatively, to a company falling within Section 67(6) of the Finance Act of 1986 (a "DR Nominee"); and (ii) Ensco shall allot and issue New Ensco Shares to the Rowan Shareholders. The Rowan Ordinary Shares will be acquired with full title guarantee, free from all Liens (other than those arising under generally applicable securities Laws) and together with all rights at the Effective Time or thereafter attached thereto, including the right to receive and retain all dividends and other distributions (if any).

        Section 1.2    Closing.    The closing of the Transaction (the "Closing") shall take place at the offices of Gibson, Dunn & Crutcher LLP at 811 Main Street, Suite 3000, Houston, Texas 77002 as soon as practicable (and in any event within five business days) after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as Rowan and Ensco may agree in writing. The date on which the Closing actually occurs is referred to as the "Closing Date."

        Section 1.3    Effective Time.    The Scheme of Arrangement shall become effective at such time as an order of the High Court of Justice (the "Court") sanctioning the Scheme of Arrangement (such order, the "Court Order") has been delivered to the Registrar of Companies in England and Wales (such date and time is hereinafter referred to as the "Effective Time").

        Section 1.4    Directors.

          (a)   Ensco shall take all action so that, immediately after the Effective Time, the Board of Directors of Ensco shall consist of 11 members, consisting of six members of the Board of Directors of Ensco as at the date of this Agreement designated by Ensco, after consultation with Rowan, before the mailing of the Proxy Statement (the "Designated Ensco Directors"), five of whom shall qualify as an "independent director" under applicable rules of the NYSE, and five members of the Board of Directors of Rowan as at the date of this Agreement designated by Rowan, after consultation with Ensco, before the mailing of the Proxy Statement (the "Designated Rowan Directors"), four of whom shall qualify as an "independent director" under applicable rules of the NYSE.

          (b)   If, prior to the Effective Time, any Designated Ensco Director is unwilling or unable to serve (or to continue to serve) as a director of Ensco following the Effective Time as a result of illness, death, resignation or any other reason, then any replacement for such person shall be selected by the Board of Directors of Ensco from the persons who are members of the Board of Directors of Ensco as at the date of this Agreement, after consultation with Rowan, and such replacement shall constitute a Designated Ensco Director for all purposes under this Agreement.

          (c)   If, prior to the Effective Time, any Designated Rowan Director is unwilling or unable to serve as a director of Ensco following the Effective Time as a result of illness, death, resignation or any other reason, then any replacement for such person shall be selected by the Board of Directors of Rowan from the persons who are members of the Board of Directors of Rowan as at the date of this Agreement, after consultation with Ensco, and such replacement shall constitute a Designated Rowan Director for all purposes under this Agreement.

          (d)   From and after the Effective Time, each person designated as a director of Ensco shall serve as a director until (i) such person's successor shall be elected and qualified, (ii) such person's earlier death, resignation, retirement, disqualification by a UK court of competent jurisdiction or removal by shareholders in accordance with applicable Law, the articles of association of Ensco (the "Ensco Articles of Association"), the Corporate Governance Policy and/or the terms of their contract of service (or letter of appointment, as the case may be), or (iii) such person shall be vacated pursuant to applicable Law or the Ensco Articles of Association without requiring further action by the Board of Directors of Ensco.

          (e)   Subject to Section 1.5, immediately after the Effective Time, Mr. Trowell shall be the Executive Chairman of the Board of Directors of Ensco, subject to the terms of the Executive Chairman Agreement and the Corporate Governance Policy, and his principal office will be located in London, England. If, prior to the Effective Time, Mr. Trowell is unable or unwilling to serve, then a non-executive chairman shall be selected from the Designated Ensco Directors by Ensco (which shall include any replacement Designated Ensco Director designated in accordance with this Section 1.4) with the consent of Rowan, which shall not be unreasonably withheld, conditioned or delayed. Subject to Section 1.5, before the mailing of the Proxy Statement, Rowan, after consultation with Ensco, will designate one of the Designated Rowan Directors to be the independent lead director immediately after the Effective Time.

          (f)    Ensco shall take all action as is necessary to, effective as of the Effective Time, in each case selected with mutual agreement by Ensco and Rowan, (i) cause the Nominating and Governance Committee of the Board of Directors of Ensco to consist of four members, consisting of two Designated Ensco Directors and two Designated Rowan Directors, (ii) cause each other committee of the Board of Directors of Ensco to consist of at least one Designated Ensco Director and one Designated Rowan Director, and (iii) determine and appoint the Chairman of each such committee which shall be divided as evenly as possible between Ensco and Rowan.

        Section 1.5    Executive Management.    At the Effective Time, Dr. Burke shall be the President and Chief Executive Officer of Ensco, subject to the terms of the CEO Employment Agreement and the Corporate Governance Policy, and shall be one of the Designated Rowan Directors, and his principal office will be located in London, England. If, prior to the Effective Time, Dr. Burke is unable or unwilling to serve as President and Chief Executive Officer of Ensco, then Mr. Trowell (i) shall be the President and Chief Executive Officer of Ensco and (ii) shall not be the Executive Chairman of the Board of Directors of Ensco, a non-executive chairman shall be selected from the Designated Rowan Directors by Rowan (which shall include any replacement Designated Rowan Director designated in accordance with Section 1.4) with the consent of Ensco, which shall not be unreasonably withheld, conditioned or delayed, and no independent lead director will be appointed pursuant to Section 1.4(e) and the Corporate Governance Policy. At the Effective Time, the executive management positions with Ensco listed on Section 1.5 of the Ensco Disclosure Schedule shall be selected by the applicable Party set forth on such Schedule, with the consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed, and each such individual shall serve until such individual's successor shall be elected and qualified or such individual's earlier death, resignation, retirement, disqualification or removal in accordance with applicable Law, the Ensco Articles of Association and/or the Corporate Governance Policy. If, prior to the Effective Time, any individual selected pursuant to the preceding sentence is unable or unwilling to serve as a member of executive management of Ensco in the capacity set forth in this Agreement, then a substitute individual shall be so selected by the applicable Party set forth on Section 1.5 of the Ensco Disclosure Schedule, with the consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed. Unless otherwise agreed to by the Board of

Directors, the Chief Executive Officer of Ensco shall inform the Board of Directors prior to removing any officer identified with an asterisk on Section 1.5 of the Ensco Disclosure Schedule.

        Section 1.6    Name and Trading Symbol.    Ensco shall cause (a) the name of Ensco to be changed to "Ensco Rowan plc" (or such other name as shall be agreed by the Parties) as of the Effective Time, by resolution of the Board of Directors of Ensco, and (b) the NYSE ticker symbol of Ensco to be changed to "ERD" as of the Effective Time and, to the extent such ticker symbol is not available, the Parties will reach a mutual agreement regarding a new ticker symbol.

        Section 1.7    Headquarters.    Immediately following the Effective Time, Ensco shall have its registered office and global headquarters located in London, England.

        Section 1.8    Corporate Governance Policy.

          (a)   On or prior to the Closing, Ensco shall take all actions (including holding a meeting of the Board of Directors of Ensco (or a duly authorized committee thereof)) to approve and adopt the Corporate Governance Policy.

          (b)   For a period of two years following the Effective Time (the "Governance Period"), unless required by applicable Law or stock exchange rule or listing standard (as determined in good faith by the Board of Directors of Ensco after consultation with outside legal counsel), Ensco shall not amend, modify or terminate or agree to amend, modify or terminate the Corporate Governance Policy or take any action, or agree to take any action that would have the effect of causing Ensco to no longer be bound by the Corporate Governance Policy, except in compliance with the terms thereof (including paragraph 13 and Exhibit A thereof).

          (c)   Throughout the duration of the Governance Period, unless required by applicable Law or stock exchange rule or listing standard (as determined in good faith by the Board of Directors of Ensco after consultation with outside legal counsel), Ensco shall comply in all material respects with the Corporate Governance Policy (including paragraph 13 and Exhibit A thereto).

          (d)   It is expressly agreed that, notwithstanding any other provision of this Agreement that may be to the contrary, (i) each non-management Designated Ensco Director and non-management Designated Rowan Director shall be an express third party beneficiary of Section 1.4(d) and this Section 1.8 and (ii) Section 1.4(d) and this Section 1.8 shall survive consummation of the Transaction until the expiration of the Governance Period and shall be enforceable by any of such non-management Designated Ensco Directors and non-management Designated Rowan Directors against Ensco and its successors and assigns; provided, however that none of such persons shall be entitled to bring any claim for damages or other remedies at law or equity except for claims for injunctive relief to specifically perform Section 1.4(d) or this Section 1.8.

ARTICLE II.

TRANSFER OF ROWAN ORDINARY SHARES; ALLOTMENT AND ISSUANCE OF NEW ENSCO SHARES

        Section 2.1    Transfer of Rowan Ordinary Shares.    At the Effective Time, all Rowan Ordinary Shares then outstanding shall be transferred from the Rowan Shareholders in accordance with the provisions of the Scheme of Arrangement, Section 1.1, this Section 2.1 and Section 2.2, and the Rowan Shareholders shall cease to have any rights with respect to the Rowan Ordinary Shares, except their rights under the Scheme of Arrangement, including the right to receive the consideration thereunder (including cash in lieu of any fractional share of New Ensco Shares pursuant to Section 2.7). At the Effective Time, or as soon as reasonably practicable thereafter, Rowan's Register of Members will be updated in accordance with the provisions of the Scheme of Arrangement to reflect the transfer of the Rowan Ordinary Shares under the Scheme of Arrangement.

        Section 2.2    Allotment and Issuance of New Ensco Shares.

          (a)   Subject to and in consideration for the transfer of the Rowan Ordinary Shares pursuant to Section 2.1, on the Closing Date, Ensco shall, under the Scheme of Arrangement and subject to the terms and conditions thereof and subject to Section 2.2(b) and Section 2.3, allot and issue 2.215 New Ensco Shares for each Rowan Ordinary Share subject to the Scheme of Arrangement (as may be adjusted pursuant to Section 2.2(b), the "Exchange Ratio") to the relevant Rowan Shareholders, credited as fully paid and free from all Liens.

          (b)   If, between the date of this Agreement and the Effective Time, the outstanding Rowan Ordinary Shares or Existing Ensco Class A Ordinary Shares shall have been changed into, or exchanged for, a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, share split, reverse share split (including the Consolidation), combination or exchange of shares, or a stock dividend shall be declared with a record date within such period, or any similar event shall have occurred, then the Exchange Ratio shall be equitably adjusted, without duplication, to proportionally reflect such change; provided that nothing in this Section 2.2(b) shall be construed to permit Rowan or Ensco to take any action with respect to its securities that is prohibited by Section 5.1 or the other terms of this Agreement. For the avoidance of doubt, if the Parties have agreed to effect the Consolidation prior to the allotment and issue of New Ensco Shares to holders of the Rowan Ordinary Shares, the aggregate number of New Ensco Shares shall be adjusted appropriately to reflect the effect of the Consolidation once the Consolidation has occurred.

          (c)   The Parties' obligations in relation to the allotment and issue of the New Ensco Shares will be as set out more specifically in the Scheme of Arrangement.

        Section 2.3    Rowan Long Term Incentive Awards.

          (a)    Rowan Restricted Share Units.    Each Existing RSU Award, whether vested or unvested, shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted on the same terms and conditions (including applicable vesting conditions) applicable to such Existing RSU Award under the applicable Rowan Equity Plan and Award Agreement in effect immediately prior to Closing into a restricted stock unit of Ensco covering a number of Ensco Class A Ordinary Shares, rounded up or down to the nearest whole share, determined by multiplying the number of Rowan Ordinary Shares subject to such Rowan RSU Award immediately prior to Closing by the Exchange Ratio (a "Converted RSU Award").

          (b)    Rowan Performance Units.    Each Existing PU Award, shall, in accordance with the terms and conditions applicable to such Existing PU Award under the applicable Rowan Equity Plan and Award Agreement in effect immediately prior to Closing, (i) vest as of the Effective Time with performance deemed to have been achieved, with regard to each one and three year performance period, at the greater of (A) the target value of the performance units subject to such Existing PU Award for such period, and (B) the value of the performance units subject to such Existing PU Award based on the then-expected level of attainment of the applicable performance goal as of the Effective Time, as determined by the compensation committee of the Rowan Board, and (ii) automatically and without any action on the part of the holder thereof, be paid out in cash on the first regularly scheduled payroll date that is at least five business days following the Effective Time to such holder thereof.

          (c)    Rowan Share Options.    Each Existing Option Award, whether vested or unvested, shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted into an Ensco nonqualified stock option award on the same terms and conditions

  (including applicable vesting conditions) applicable to such Existing Option Award under the applicable Rowan Equity Plan and Award Agreement in effect immediately prior to Closing, with respect to a number of Ensco Class A Ordinary Shares, rounded down to the nearest whole share, determined by multiplying the number of Rowan Ordinary Shares subject to such Existing Option Award immediately prior to Closing by the Exchange Ratio, at an exercise price per Ensco Class A Ordinary Share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per Rowan Ordinary Share of such Existing Option Award and (B) the Exchange Ratio (a "Converted Option Award").

          (d)    Rowan Share Appreciation Rights.    Each Existing SAR Award, whether vested or unvested, shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted into an Ensco stock appreciation right award on the same terms and conditions (including applicable vesting conditions) applicable to such Existing SAR Award under the applicable Rowan Stock Plan and Award Agreement in effect immediately prior to Closing, with respect to a number of Ensco Class A Ordinary Shares, rounded down to the nearest whole share, determined by multiplying the number of Rowan Ordinary Shares subject to such Existing SAR Award immediately prior to Closing by the Exchange Ratio, at an exercise price per Ensco Class A Ordinary Share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per Rowan Ordinary Share of such Existing SAR Award and (B) the Exchange Ratio (a "Converted SAR Award").

          (e)    Rowan Director Units.    Each Existing DU Award, whether vested or unvested, shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted into an Ensco restricted stock unit award on the same terms and conditions (including applicable vesting conditions) applicable to such Existing DU Award under the applicable Rowan Equity Plan and Award Agreement in effect immediately prior to Closing, with respect to a number of Ensco Class A Ordinary Shares, rounded up or down to the nearest whole share, determined by multiplying the number of Rowan Class A Ordinary Shares subject to such Existing RSU Award immediately prior to Closing by the Exchange Ratio (a "Converted DU Award").

          (f)    Notwithstanding the foregoing, the Existing RSU Awards, Existing PU Awards, Existing Options and Existing SARs held by individuals who have entered into the Change in Control Agreements listed on Section 5.23 of the Rowan Disclosure Schedule shall be treated in accordance with the terms set forth in such Change in Control Agreements, as amended.

          (g)   Rowan and Ensco shall each take, or procure the taking of, all action necessary, as applicable, to provide for the treatment of the Existing RSU Awards, Existing DU Awards, Existing PU Awards, Existing Options, and Existing SARs (collectively, the "Rowan Equity Awards") as set forth in the foregoing provisions of this Section 2.3.

          (h)   As of the Effective Time, Ensco shall assume all of the Rowan Stock Plans, including (i) all of the obligations of Rowan with respect to the Rowan Equity Awards and (ii) with respect to any amount of shares (as adjusted pursuant to the Exchange Ratio) that remain (or may again become) available for future issuance thereunder ("Remaining Stock Plan Shares"), subject to any limitations under applicable Law or any applicable securities exchange listing requirements. In addition, Ensco shall file with the SEC one or more appropriate registration statements with respect to all Converted Options and Converted SARs, and all Ensco Class A Ordinary Shares that may be issued in connection with the Converted RSU Awards, Converted DU Awards, and Remaining Stock Plan Shares.

        Section 2.4    Withholding Rights.    Ensco, its affiliates and any other person shall be entitled to deduct and withhold from any consideration or other amount otherwise payable pursuant to this Agreement or the Scheme of Arrangement such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder, or any other applicable state, local or national Tax Law applicable in any jurisdiction. All Parties to this Agreement shall cooperate in coordinating the deduction and withholding of any Taxes required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld, such withheld amounts (i) shall be remitted to the applicable Governmental Entity; and (ii) shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

        Section 2.5    Rowan and Ensco Actions Prior to and at Closing.

          (a)   On or prior to Closing, Rowan shall procure that a meeting of the Board of Directors of Rowan (or a duly authorized committee thereof) is held at which resolutions are passed (conditional upon the delivery of the Court Order to the Registrar of Companies in England and Wales and effective as of the Effective Time) approving:

              (i)  the transfer to Ensco or a DR Nominee of the Rowan Ordinary Shares provided to be transferred under the Scheme of Arrangement and the registration as a member of such person(s) in accordance with the Scheme of Arrangement in respect of such Rowan Ordinary Shares;

             (ii)  the removal or resignation of the directors and officers of Rowan; and

            (iii)  the appointment of such persons as Ensco and Rowan shall determine (acting reasonably) as the directors and officers of Rowan.

          (b)   On or prior to Closing, Ensco shall procure that a meeting of the Board of Directors of Ensco (or a duly authorized committee thereof) is held at which resolutions are passed, conditional upon the delivery of the Court Order to the Registrar of Companies in England and Wales (and effective as of the Effective Time) approving:

              (i)  the allotment and issue, in accordance with and subject to the terms and conditions of the Scheme of Arrangement, to holders of the Rowan Ordinary Shares, subject to the Scheme of Arrangement, of the number of New Ensco Shares provided for in the Scheme of Arrangement and the payment of cash in lieu of any fractional shares of New Ensco Shares pursuant to Section 2.7;

             (ii)  the change of the name of Ensco in accordance with Section 1.6;

            (iii)  the removal or resignation of the directors of Ensco other than the Designated Ensco Directors and the removal or resignation of such persons currently serving as officers of Ensco as necessary to effect Section 1.5; and

            (iv)  the appointment of the Designated Rowan Directors pursuant to Section 1.4, the appointment of the executive officers pursuant to Section 1.5 and the appointment of the Executive Chairman of the Board of Directors of Ensco pursuant to Section 1.4.

          (c)   On the Closing Date, Rowan shall:

              (i)  deliver the Court Order to the Registrar of Companies in England and Wales with a copy to Ensco;

             (ii)  deliver to Ensco a certified copy of the resolutions referred to in Section 2.5(a);

            (iii)  deliver to Ensco a letter of resignation in an agreed form (or evidence of removal) from each director who resigns (or is removed) in accordance with Section 2.5(a)(ii); and

            (iv)  deliver to Ensco all share certificates received by Rowan in respect of the Rowan Ordinary Shares transferred to Ensco or a DR Nominee in accordance with the Scheme of Arrangement; provided that to the extent any such share certificates are received after the Closing Date, delivery to Ensco shall be made as soon as reasonably practicable thereafter.

          (d)   On the Closing Date, Ensco shall deliver to Rowan:

              (i)  a certified copy of the resolutions referred to in Section 2.5(b); and

             (ii)  a letter of resignation in an agreed form (or evidence of removal) from each director who resigns (or is removed) in accordance with Section 2.5(b)(iii).

        Section 2.6    Further Assurances.     If at any time before or after the Effective Time, Ensco or Rowan reasonably believes or is advised that any further instruments, deeds, documents, conveyances, assignments or assurances are reasonably necessary or desirable to consummate the Transaction or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Ensco and Rowan and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Transaction and to carry out the intent and purposes of this Agreement.

        Section 2.7    No Fractional Shares.

          (a)   No fractional shares of New Ensco Shares shall be issued to holders of Rowan Ordinary Shares in connection with the Scheme of Arrangement and no Consolidated Ensco Shares shall be issued to holders of Existing Ensco Ordinary Shares in connection with the Consolidation or otherwise in connection with this Agreement, and no certificates for any such fractional shares shall be issued.

          (b)   Any fraction of a New Ensco Share and (if the Consolidation is effected) any fraction of a Consolidated Ensco Share to which any person who held Rowan Ordinary Shares immediately prior to the Effective Time would otherwise be entitled will be aggregated and sold in the market as soon as reasonably practicable following the later of the Closing Date and (if the Consolidation is effected) the date on which the Consolidation completes in accordance with the terms of the resolution referred to in clause (b) of the definition of Ensco Shareholder Resolutions and the holders shall be paid in cash, after the later of the Closing Date and (if the Consolidation is effected) the date on which the Consolidation completes, the net proceeds of the sale (after the deduction of the expenses of the sale (including any tax and amounts in respect of value added tax payable thereon), without interest and subject to any required Tax withholding) in due proportion to the fractional shares to which they would otherwise have been entitled (it being understood that, for these purposes, any person who held Rowan Ordinary Shares immediately prior to the Effective Time shall be paid the net proceeds of sale attributable both to any fraction of a New Ensco Share and/or any fraction of a Consolidated Ensco Share to which he would otherwise have been entitled), provided that where such former Rowan Shareholder would be entitled to an aggregate amount which is less than $5.00, then that amount shall not be paid to such former Rowan Shareholder but shall instead be retained by Ensco for its benefit. The Parties acknowledge that payment of the net proceeds from the sale of the fractional shares of New Ensco Shares was not separately bargained-for consideration but merely represents mechanical rounding off for purposes of avoiding the expense and inconvenience to Ensco that would otherwise be caused by the issuance of fractional shares of New Ensco Shares. For the avoidance of doubt, for the purposes of determining whether the de minimis threshold specified in this Section 2.7(b) has been met or passed, the net proceeds of sale attributable to (i) any fraction of a New Ensco Share and (ii) any fraction of a Consolidated Ensco Share, to which the relevant Scheme Shareholder would otherwise have been entitled shall be aggregated.

          (c)   If the Consolidation is effected, any fraction of a Consolidated Ensco Share to which any holder of Existing Ensco Class A Ordinary Shares (other than any holder of the New Ensco Shares) would otherwise be entitled will be aggregated and sold in the market as soon as reasonably practicable following the date on which the Consolidation completes in accordance with the terms of the resolution referred to in clause (b) of the definition of Ensco Shareholder

  Resolutions and the holders shall be paid in cash by Ensco, after the date on which the Consolidation completes, the net proceeds of the sale (after the deduction of the expenses of the sale), without interest and subject to any required Tax withholding, in due proportion to the fractional shares to which they would otherwise have been entitled, provided that where a holder of Existing Ensco Class A Ordinary Shares (other than any holder of the New Ensco Shares) would be entitled to an amount which is less than an aggregate amount equal to $5.00, then that amount shall not be paid to such holder but shall instead be retained by Ensco for its benefit.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF ROWAN

        Except as disclosed (a) in the Rowan SEC Documents filed prior to the date hereof (without giving effect to any amendment to any such Rowan SEC Document filed on or after the date hereof and excluding any disclosures set forth in any such Rowan SEC Document in any risk factor section, any disclosure in any section relating to forward-looking statements or any other statements that are non-specific, predictive or primarily cautionary in nature other than historical facts included therein), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or (b) in the disclosure schedule delivered by Rowan to Ensco immediately prior to the execution of this Agreement (the "Rowan Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), Rowan represents and warrants to Ensco as follows:

        Section 3.1    Qualification, Organization, Subsidiaries, Capitalization.

          (a)   Rowan is a public limited company duly organized and validly existing under the Laws of England and Wales. Rowan has the requisite capacity, power and authority to enter into and perform this Agreement and to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Rowan's Subsidiaries is a legal entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its respective jurisdiction of organization and has the requisite capacity, power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be in good standing or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect. Each of Rowan and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing as a foreign entity (where such concept is recognized under applicable Law) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect.

          (b)   Rowan has made available to Ensco, prior to the date hereof, true and complete copies of Rowan's articles of association (the "Rowan Articles of Association"). Rowan is not in violation of the Rowan Articles of Association. None of Rowan's "significant subsidiaries" as of the date hereof, as such term is defined in Regulation S-X promulgated by the U.S. Securities and Exchange Commission ("SEC"), as identified in Section 3.1(b) of the Rowan Disclosure Schedule (the "Rowan Material Subsidiaries"), is in material violation of any of its articles of association, certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents, in each case as amended to and in effect as of the date hereof (collectively and, together with the Rowan Articles of

  Association, the "Rowan Organizational Documents"). Rowan has made available prior to the date of this Agreement true and complete copies of the minute books of Rowan's Board of Directors, which copies contain true and complete records of all meetings and other company actions held or taken since November 1, 2016; provided, however, that (i) Rowan has redacted such materials to the extent necessary to omit information concerning this Agreement or the transactions contemplated hereby and (ii) minutes of meetings that pertain solely to discussion of this Agreement or the transactions contemplated hereby have not been provided.

          (c)   As of the close of business on October 5, 2018, (i) 128,203,716 Rowan Ordinary Shares were issued and outstanding, which amount includes 1,139,965 Rowan Ordinary Shares held in an employee benefit trust, (ii) 50,000 Rowan Class B Shares were issued or outstanding and all of the Rowan Class B Shares were legally and beneficially owned by Rowan Companies, Inc. (being a wholly-owned Subsidiary of Rowan), and (iii) up to 6,741,294 Rowan Ordinary Shares were available for issuance under the Rowan Stock Plans, of which amount (A) 454,946 Rowan Ordinary Shares may be issued upon the exercise of Existing Options, (B) 1,011,639 Rowan Ordinary Shares may be issued upon the exercise of Existing SARs, (C) 2,591,936 Rowan Ordinary Shares were subject to Existing RSU Awards and (D) 308,132 Rowan Ordinary Shares were subject to Existing DU Awards. Rowan has made available to Ensco a complete and correct list of Rowan Equity Awards outstanding as of the close of business on August 31, 2018, which includes, with respect to each such Rowan Equity Award, as applicable, the: (x) exercise price; (y) number of Rowan Ordinary Shares underlying such award; and (z) the target number of performance units underlying such award. All outstanding Rowan Ordinary Shares are, and all such Rowan Ordinary Shares that may be issued prior to the Effective Time, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 3.1(c), there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities, Rights Plans, Rights or other similar rights, agreements or commitments to which Rowan or any of its Subsidiaries is a party (A) obligating (or, in connection with a Rights Plan, empowering the Board of Directors of) Rowan or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any equity interests of Rowan or any Subsidiary of Rowan or securities convertible into or exchangeable for such equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (3) redeem or otherwise acquire any such equity interests, (4) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any person (other than a wholly owned Subsidiary) or (5) make any payment to any person the value of which is derived from or calculated based on the value of any equity security issued by Rowan or any of its Subsidiaries or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by Rowan or its Subsidiaries. With respect to each grant of Rowan Equity Awards, each such grant was made in accordance with the terms of the applicable Rowan Stock Plan, the Exchange Act, the Securities Act and all other applicable Laws, including the rules of the NYSE.

          (d)   Except as set forth in this Section 3.1(d), no equity interests of Saudi Aramco Rowan Offshore Drilling Company (the "ARO JV") are authorized, issued or outstanding. All outstanding equity interests of the ARO JV are duly authorized, validly issued, fully-paid and nonassessable and free of preemptive rights. The authorized equity interests of the ARO JV consist solely of a single class of shares, of which (i) 50% are held by a direct wholly-owned Subsidiary of Rowan and, (ii) as of the date of this Agreement, 50% are held by Saudi Aramco Development Company. There are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the ARO JV or any of its Subsidiaries is a party (A) obligating the ARO JV or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any equity interests of the ARO JV or any Subsidiary of the ARO JV or securities convertible into or exchangeable for such equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (3) redeem or otherwise acquire any such equity interests, (4) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any such Subsidiary or (5) make any payment to any person the value of which is derived from or calculated based on the value of any equity security issued by the ARO JV or any of its Subsidiaries or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by the ARO JV or its Subsidiaries.

          (e)   Neither Rowan nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the Rowan Shareholders on any matter.

          (f)    There are no voting trusts or other agreements or understandings to which Rowan or any of its Subsidiaries is a party with respect to the voting or registration of the equity interests of Rowan or any of its Subsidiaries.

          (g)   No Subsidiary of Rowan owns any equity interests of Rowan, and Rowan or a Subsidiary of Rowan owns, directly or indirectly, all of the issued and outstanding equity interests of each Subsidiary of Rowan, free and clear of any preemptive rights and any Liens other than Rowan Permitted Liens, and all of such equity interests are duly authorized, validly issued, fully paid and nonassessable (where such concept is applicable and recognized under applicable Law) and free of preemptive rights. Except for equity interests in Rowan's Subsidiaries, neither Rowan nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person). Except for any obligations pursuant to this Agreement, neither Rowan nor any of its Subsidiaries has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Neither Rowan nor any of its Subsidiaries has any obligation, other than pursuant to the Rowan Stock Plans, to repurchase, redeem or otherwise acquire any equity interests of Rowan or any such Subsidiary.

          (h)   The Rowan Material Subsidiaries identified in Section 3.1(b) of the Rowan Disclosure Schedule include each "significant subsidiary," as such term is defined in Regulation S-X promulgated by the SEC, of Rowan as of the date hereof.

          (i)    Rowan does not hold, directly or indirectly, any Ensco Class A Ordinary Shares or Ensco Class B Ordinary Shares.

        Section 3.2    Company Authority Relative to this Agreement; No Violation.

          (a)   Rowan has the requisite corporate power and authority to execute and deliver this Agreement and each other document to be entered into by Rowan in connection with the transactions contemplated hereby (together with this Agreement, the "Rowan Transaction Documents") and, subject to Section 3.2(b), receipt of the Rowan Shareholder Approval and receipt of the Court Order, to consummate the transactions contemplated hereby and thereby, including the Transaction. The execution, delivery and performance of this Agreement and the other Rowan Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Rowan and, except for the Rowan Shareholder Approval and the filing of the required documents and other actions in connection with the Scheme of Arrangement with, and to receipt of the required approval of the Scheme of Arrangement by, the Court, no other company action on the part of Rowan or vote of the Rowan Shareholders is necessary to authorize the execution and delivery by Rowan of this Agreement and the other Rowan Transaction Documents and the consummation of the Transaction. The Board of Directors of Rowan has duly and validly adopted resolutions (i) approving and declaring advisable this Agreement and the other Rowan Transaction Documents, including the Transaction and the other transactions contemplated hereby and thereby, (ii) declaring that it is in the best interests of the Rowan Shareholders that Rowan enter into this Agreement and the other Rowan Transaction Documents and consummate the Transaction and the other transactions contemplated hereby and thereby on the terms and subject to the conditions set forth herein and therein, and (iii) directing that a petition and application be made to the Court pursuant to the Scheme of Arrangement. The Board of Directors of Rowan has further resolved that it will unanimously and unqualifiedly recommend that the Rowan Shareholders vote in favor of all the resolutions comprising the Rowan Shareholder Approval at duly held meetings of such shareholders for such purposes (such recommendation referred to herein as the "Rowan Board Recommendation"). None of the aforementioned resolutions, as of the date hereof, have been rescinded, modified or withdrawn in any way. The Transaction constitutes a "Permitted Acquisition" for the purposes of the Rowan Articles of Association. Each of the Rowan Transaction Documents has been duly and validly executed and delivered by Rowan and, assuming each such Rowan Transaction Document has been duly authorized, executed and delivered by each other counterparty thereto, each of the Rowan Transaction Documents constitutes the legal, valid and binding obligation of Rowan, enforceable against Rowan in accordance with its terms, except as such enforcement may be subject to (A) the effect of bankruptcy, insolvency, reorganization, receivership, administration, arrangement, moratorium or other Laws affecting or relating to creditors' rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the "Remedies Exceptions").

          (b)   Other than in connection with or in compliance with (i) the Companies Act, (ii) the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (iii) the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), (iv) the rules and regulations of the New York Stock Exchange ("NYSE"), (v) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and any antitrust, competition, foreign investment or similar Laws outside of the United States, (vi) the DPA (including the filing of the CFIUS Notice and receipt of the CFIUS Clearance) and (vii) the approvals set forth in Section 3.2(b) of the Rowan Disclosure Schedule (collectively, the "Rowan Approvals"), and, subject to the accuracy of the representations and warranties of Ensco in Section 4.2(b), no authorization, consent, Order, license, permit or approval of, or registration, declaration, notice or filing with, or notice to, any United States, state of the United States or non-United States governmental or regulatory agency, commission, court, body, entity or authority, independent system operator, regional transmission organization, other market administrator, international treaty or standards organization, or national, regional or state reliability organization (each, a "Governmental Entity") is necessary, under applicable Law, for the execution, delivery and performance of this Agreement or the consummation by Rowan of the transactions contemplated hereby, except for such authorizations, consents, Orders, licenses, permits, approvals or filings that, if not obtained or made, would not reasonably be expected to materially impede or delay the consummation of the Transaction and the other transactions contemplated by this Agreement or reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect.

          (c)   The execution, delivery and performance by Rowan of this Agreement do not, and (assuming the Rowan Approvals are obtained) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any loss, suspension, limitation or impairment of any right of Rowan or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, cancellation, first offer, first refusal, modification or acceleration of any material obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Rowan or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "Lien") (other than Rowan Permitted Liens and any Liens created in connection with any action taken by Ensco or its affiliates), in each case, upon any of the properties or assets of Rowan or any of its Subsidiaries or any contract to which Rowan or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, (ii) conflict with or result in any violation of any provision of the Rowan Organizational Documents or (iii) conflict with or violate any applicable Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellations, accelerations, or Liens as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect.

        Section 3.3    Reports and Financial Statements.

          (a)   Rowan and each of its Subsidiaries has timely filed with or furnished to the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished by it since January 1, 2016 (all such documents and reports filed or furnished by Rowan or any of its Subsidiaries, the "Rowan SEC Documents") and Rowan has filed prior to the date hereof all material returns, particulars, resolutions and documents required to be filed or to be delivered on behalf of Rowan with the Registrar of Companies in England and Wales. As of their respective dates of filing or, in the case of Rowan SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act, their respective dates of effectiveness, or, if amended prior to the date hereof, as of the date of the last such amendment, the Rowan SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act"), as the case may be, and none of the Rowan SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Rowan SEC Documents as of a later date (but before the date hereof) will be deemed to modify information as of an earlier date.

          (b)   The consolidated financial statements (including all related notes and schedules thereto) of Rowan included in the Rowan SEC Documents (i) fairly present in all material respects the consolidated financial position of Rowan and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and any other adjustments described therein), (ii) were prepared in conformity with U.S. generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) have been prepared from, and are in accordance with, the books and records of Rowan and its consolidated Subsidiaries and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act.

          (c)   There are no outstanding or unresolved comments from, or unresolved issues raised by, the staff of the SEC relating to the Rowan SEC Documents. Rowan has heretofore made available to Ensco true, correct and complete copies of all written correspondence between Rowan and the SEC occurring since January 1, 2015. None of the Rowan SEC Documents is, to the knowledge of Rowan, the subject of ongoing SEC review, and no enforcement action has been initiated against Rowan relating to disclosures contained in or omitted from any Rowan SEC Document.

          (d)   Neither Rowan nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among Rowan or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Rowan or any of its Subsidiaries in Rowan's financial statements or other Rowan SEC Documents.

        Section 3.4    Internal Controls and Procedures.     Rowan has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Rowan's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Rowan in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Rowan's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Rowan's management has completed an assessment of the effectiveness of Rowan's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2017, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of Rowan has disclosed to Rowan's auditors and the audit committee of the Board of Directors of Rowan (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Rowan's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Rowan's internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Ensco prior to the date hereof.

        Section 3.5    No Undisclosed Liabilities.     There are no liabilities or obligations of Rowan or any of its Subsidiaries, whether known or unknown and whether accrued, absolute, determined or contingent, that would be required by GAAP, consistently applied, to be reflected on a consolidated balance sheet of Rowan and its consolidated Subsidiaries (including the notes thereto), except for (i) liabilities or obligations disclosed and provided for in the most recent balance sheets included in the Rowan Financial Statements (or in the notes thereto) filed and publicly available prior to the date of this Agreement, (ii) liabilities or obligations incurred in accordance with or in connection with this Agreement, (iii) liabilities or obligations incurred since December 31, 2017 in the ordinary course of business consistent with past practice since the date of such balance sheet, (iv) liabilities or obligations that have been discharged or paid in full, or (v) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect.

        Section 3.6    Compliance with Law; Permits.

          (a)   Rowan and its Subsidiaries are in compliance with, and are not in default under or in violation of, any applicable international, federal, state, local or foreign law, statute, ordinance, rule, regulation, convention, treaty, judgment, Order, injunction, decree or agency requirement of any Governmental Entity (collectively, "Laws" and each, a "Law"), except where such non-compliance, default or violation would not have and would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect. Since January 1, 2016, neither Rowan nor any of its Subsidiaries has received any written notice or, to Rowan's knowledge, other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect.

          (b)   Rowan and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, concessions, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, financial assurance instruments, qualifications and registrations and Orders of all applicable Governmental Entities, and all rights under any Rowan Material Contract with all Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for Rowan and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the "Rowan Permits"), except where the failure to have or to have filed such Rowan Permits would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect. All Rowan Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof, except where the failure to be in full force and effect or any modification, termination or revocation thereof would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect. Rowan and each of its Subsidiaries is in compliance with the terms and requirements of all material Rowan Permits, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect.

          (c)   Each drilling unit owned or leased by Rowan or any of its Subsidiaries which is subject to classification (other than cold stacked rigs) is in class and free of suspension or cancellation to class, and is registered under the flag of its flag jurisdiction.

        Section 3.7    Absence of Certain Changes or Events.

          (a)   From January 1, 2018 through the date of this Agreement, except in connection with the negotiation and execution of this Agreement, the businesses of Rowan and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, except when such conduct outside the ordinary course of business would not have, and would not be reasonably expected to have, individually or in the aggregate, a Rowan Material Adverse Effect.

          (b)   Since January 1, 2018, there has not been any event, change, effect, development, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect.

        Section 3.8    Environmental Laws and Regulations.     Except as would not have, individually or in the aggregate, a Rowan Material Adverse Effect (i) there are, to the knowledge of Rowan, no investigations, actions, suits, proceedings (whether administrative or judicial) pending or threatened in writing against Rowan or any of its Subsidiaries or any person or entity whose liability Rowan or any of its Subsidiaries has retained or assumed either contractually or by operation of law, alleging non-compliance with or other liability under any Environmental Law, (ii) Rowan and its Subsidiaries are, and except for matters that have been fully resolved with the applicable Governmental Entity, since January 1, 2016 have been, in compliance with all Environmental Laws (which compliance includes the possession by Rowan and each of its Subsidiaries of all Permits required under applicable Environmental Laws to conduct their respective business and operations, and compliance with the terms and conditions thereof), (iii) there have been no Releases at any location of Hazardous Materials by Rowan or any of its Subsidiaries, or, to Rowan's knowledge, as a result of any operations or activities of Rowan or any of its Subsidiaries or their contractors or third-party operators, that could reasonably be expected to give rise to any fine, penalty, remediation, investigation, obligation or liability of any kind to Rowan or its Subsidiaries, (iv) none of Rowan and its Subsidiaries is subject to any Order or any indemnity obligation with any other person that could reasonably be expected to result in obligations or liabilities under applicable Environmental Laws or concerning any Releases of Hazardous Materials, (v) none of Rowan and its Subsidiaries has received any unresolved claim, notice, complaint or request for information from a Governmental Entity or any other person relating to actual or alleged noncompliance by Rowan or its Subsidiaries with or liability of Rowan or its Subsidiaries under applicable Environmental Laws (including any such liability or obligation arising under, retained or assumed by Rowan or its Subsidiaries by contract or by operation of law), and (vi) Rowan and its Subsidiaries have made available to Ensco all reports, audits, assessments and documents materially bearing on any material environmental, health and safety liabilities relating to Rowan and its Subsidiaries' current or former operations, properties or facilities.

        Section 3.9    Investigations; Litigation.     Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect or would not reasonably be expected to prevent, impede or delay consummation of the Transaction, (i) there is no investigation or review pending (or, to Rowan's knowledge, threatened) by any Governmental Entity with respect to Rowan or any of its Subsidiaries, (ii) there are no claims, actions, suits, inquiries, investigations, arbitrations or administrative or other proceedings, or any subpoenas, civil investigative demands or other requests for information, relating to potential violations of Law pending (or, to Rowan's knowledge, threatened) against or affecting Rowan or any of its Subsidiaries, or any of their respective properties and (iii) there are no Orders, injunctions, judgments or decrees of, or before, any Governmental Entity pending (or, to Rowan's knowledge, threatened to be imposed) against Rowan or any of its Subsidiaries.

        Section 3.10    Investment Company.     None of Rowan or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        Section 3.11    Intellectual Property.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect, either Rowan or a Subsidiary of Rowan owns, or is licensed or otherwise possesses valid rights to use, free and clear of Liens other than Rowan Permitted Liens, all trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, trade secrets and other intellectual property rights necessary to their respective businesses as currently conducted (collectively, the "Rowan Intellectual Property"), and no third party has ownership rights or license rights to improvements made by Rowan in the Rowan Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect, (i) there are no pending or, to Rowan's knowledge, threatened claims by any person alleging infringement, misappropriation or other violation by Rowan or any of its Subsidiaries of any intellectual property rights of any person, (ii) to Rowan's knowledge, the conduct of the business of Rowan and its Subsidiaries does not infringe, misappropriate or otherwise violate any intellectual property rights of any person, (iii) neither Rowan nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of Rowan's or any its Subsidiaries' rights to or in connection with Rowan Intellectual Property and (iv) to Rowan's knowledge, no person is infringing, misappropriating or otherwise violating any Rowan Intellectual Property.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect, Rowan and its Subsidiaries have implemented (i) commercially reasonable measures, consistent with industry standards, to protect the confidentiality, integrity and security of the Rowan IT Assets (and all information and transactions stored or contained therein or transmitted thereby); and (ii) commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices.

        Section 3.12    Properties.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect, Rowan and its Subsidiaries have good and defensible title to all real property owned by Rowan or any of its Subsidiaries and good and valid leasehold interest to all real property which is leased, subleased, licensed or otherwise occupied by Rowan or any of its Subsidiaries (the "Rowan Leased Real Property"), in each case free and clear of all Liens (other than Rowan Permitted Liens).

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect, Rowan and its Subsidiaries have good and defensible title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of Rowan and its Subsidiaries, in each case free and clear of all Liens (other than Rowan Permitted Liens).

        Section 3.13    Ownership and Maintenance of Drilling Units.

          (a)   Either Rowan or a Subsidiary of Rowan has good and marketable title to the drilling units listed in Rowan's most recent fleet status report, a true and complete copy of which has been provided to Ensco (the "Rowan Fleet Report"), in each case free and clear of all Liens except for Rowan Permitted Liens. No such drilling unit or any related asset is leased under an operating lease from a lessor that, to Rowan's knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such asset.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect, the drilling units listed in the Rowan Fleet Report (other than such drilling units that are noted therein as "cold stacked" or are being prepared to be "cold stacked") (i) have been maintained consistent with general practice in the offshore drilling industry, and are in good operating condition and repair, subject to ordinary wear and tear; (ii) are adequate for the purpose for which they are being used and are capable of being used in the business as presently conducted without present need for replacement or repair, except in the ordinary course of business; (iii) conform in all material respects with all applicable legal requirements; and (iv) in the aggregate, provide the capacity to engage in Rowan's business on a continuous basis as it is presently conducted, subject to routine maintenance.

        Section 3.14    Tax Matters.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect:

              (i)  Rowan and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns are true, complete and accurate.

             (ii)  Rowan and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them or that Rowan or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor, shareholder or third party (in each case, whether or not shown on any Tax Return), except with respect to matters contested in good faith through appropriate proceedings and for which adequate reserves have been established, in accordance with GAAP on the most recent financial statements of Rowan and its Subsidiaries.

            (iii)  No Tax Return of Rowan or any of its Subsidiaries is the subject of an audit, examination investigation or other proceeding, and there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of Rowan or any of its Subsidiaries.

            (iv)  Neither Rowan nor any of its Subsidiaries is currently the beneficiary of any waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax Return, the assessment or collection thereof by any relevant Tax authority or the payment of any Tax by Rowan or any of its Subsidiaries.

             (v)  Neither Rowan nor any of its Subsidiaries has any liability for the Taxes of any person (other than Taxes of Rowan or its Subsidiaries) (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law), (B) as a transferee or successor or (C) by Contract (other than customary Tax indemnifications contained in ordinary course commercial agreements or arrangements that are not primarily related to Taxes).

            (vi)  Neither Rowan nor any of its Subsidiaries has any liability pursuant to any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among such party and any of its wholly owned Subsidiaries and other than as customary Tax indemnifications contained in ordinary course commercial agreements or arrangements that are not primarily related to Taxes).

           (vii)  Neither Rowan nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local or non-U.S. Tax Law, and neither Rowan nor any of its Subsidiaries is subject to any private ruling issued by any Governmental Entity in respect of Taxes.

          (viii)  There are no Liens for Taxes on any asset of Rowan or its Subsidiaries, except for Rowan Permitted Liens.

            (ix)  No written claim has been received by Rowan or any of its Subsidiaries from a Governmental Entity in a jurisdiction where such entity does not file Tax Returns that it is or may be subject to taxation by such jurisdiction.

             (x)  Neither Rowan nor any of its Subsidiaries is or was a "surrogate foreign corporation" within the meaning of Section 7874(a)(2)(B) of the Code.

            (xi)  Neither Rowan nor any of its Subsidiaries has been a party to a transaction that is a "listed transaction," as such term is defined in Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or non-U.S. Tax Law.

           (xii)  Within the past three years, neither Rowan nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (or a similar provision of state, local or non-U.S. Tax Law).

          (xiii)  Neither Rowan nor any of its Subsidiaries (nor any of their respective predecessors) (i) is treated as a domestic corporation under Section 7874(b) of the Code or (ii) was created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to the dual charter provision of Treasury Regulations

    Section 301.7701-5(a). Neither Rowan nor any of its Subsidiaries has knowledge of any facts or of any reason that would reasonably be expected to cause Ensco to be treated, following the completion of the Transaction, as a domestic corporation for U.S. federal income tax purposes under Section 7874 of the Code.

          (b)   To the knowledge of Rowan, neither Rowan nor any of its Subsidiaries has taken or agreed to take any action that would (and none of them is aware of any facts, agreement, plan or other circumstance that would) reasonably be expected to prevent the Transaction from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        Section 3.15    Employment and Labor Matters.

          (a)   Neither Rowan nor any of its Subsidiaries is a party to or bound by any Collective Bargaining Agreement with respect to employees of Rowan or any of its Subsidiaries (each, a "Rowan Employee"), other than those nationwide, industry wide or similar Collective Bargaining Agreements that Rowan or any of its Subsidiaries may be deemed to be a party to or bound by as a result of doing business in a particular jurisdiction.

          (b)   No notice to or approval from any trade union, works council, staff association or other body representing Rowan Employees is required in connection with Rowan entering into this Agreement or completing the Transaction. Rowan has delivered to Ensco a complete and accurate list of all labor organizations recognized by Rowan in any way for bargaining, information or consultation purposes and/or which represent any Rowan Employee with respect to their employment with Rowan or any of its Subsidiaries.

          (c)   There are no outstanding applications for recognition or information and consultation rights with respect to Rowan Employees. To Rowan's knowledge, there are no activities or proceedings of any labor or trade union, staff association or other body to organize any Rowan Employee. No Collective Bargaining Agreement is being negotiated by Rowan or, to Rowan's knowledge, any of its Subsidiaries with respect to any Rowan Employees.

          (d)   Since January 1, 2016, there has been no actual, or to Rowan's knowledge, threatened unfair labor practice charges, grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing or other labor disputes against Rowan or any of its Subsidiaries involving Rowan Employees that would reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect.

          (e)   Rowan is, and has been, in compliance with all Laws regarding employment and employment practices, terms and conditions of employment and wages and hours (including classification of employees) and other Laws in respect of any reduction in force, including notice, information and consultation requirements, except where such non-compliance, default or violation would not have and would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect.

          (f)    Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect, there are no material outstanding assessments, penalties, fines, Liens, charges, surcharges, or other amounts due or owing by Rowan pursuant to any workplace safety and insurance/workers' compensation Laws, and Rowan has not been reassessed in any material respect under such Laws during the past three years and Rowan has not received any claims under such Laws.

          (g)   No Key Employee or other officer has provided written notice to any officer of Rowan that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise.

        Section 3.16    Employee Benefit Plans.

          (a)   Section 3.16(a) of the Rowan Disclosure Schedule sets forth a correct and complete list of each material Rowan Benefit Plan. For purposes of this Agreement, "Rowan Benefit Plan" means any (i) "employee pension benefit plan" (as defined in Section 3(2) of ERISA), (ii) "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or (iii) plan, program, agreement, policy or arrangement providing for compensation, employment, benefits, retirement benefits, profit-sharing, deferred compensation, stock option, phantom stock, stock appreciation, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, long service award, vacation, bonus, commissions, incentive, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other employee benefit plan or fringe benefit plan or post-employment or retirement benefit, including any "employee benefit plan" as that term is defined in Section 3(3) of ERISA (whether or not subject to ERISA), in each case (x) sponsored, maintained or administered by Rowan or any Subsidiary, (y) to which Rowan or any Subsidiary contributes or is obligated to contribute for the benefit of any current or former employees, directors, consultants or independent contractors or (z) with respect to which Rowan or any of its Subsidiaries has or could reasonably be expected to have any obligation or liability, contingent or otherwise.

          (b)   Each Rowan Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") is so qualified and each trust maintained thereunder is exempt from taxation under Section 501(a) of the Code and there is no reason why tax approval or registration under any local Law in any part of the world, with respect to any Rowan Benefit Plan that is subject to any such approval, or registration, might be withdrawn or might cease to apply.

          (c)   Except as set forth on Section 3.16(c) of the Rowan Disclosure Schedule, no Rowan Benefit Plan is (i) a benefit plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code, or (ii) a material defined benefit pension plan that is governed by local Law that is the equivalent of Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code.

          (d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect, with respect to each Rowan Benefit Plan, (i) no reportable event, as defined in Section 4043 of ERISA, no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, and no accumulated funding deficiency, as defined in Section 302 of ERISA and 412 of the Code has occurred, and (ii) all material contributions required to have been made under the terms of any such Rowan Benefit Plan have been timely made.

          (e)   None of Rowan and its Subsidiaries maintains, contributes to or is obligated to contribute to any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a plan that has two or more contributing sponsors at least two of whom are not under common control that is subject to Title IV of ERISA (a "multiple employer plan"), and none of Rowan and its Subsidiaries has incurred any undischarged liability to a multiemployer plan or a multiple employer plan as a result of a complete or partial withdrawal from such plan.

          (f)    Neither Rowan nor any of its Subsidiaries have been issued with a restoration order, a contribution notice or financial support direction (or a warning notice, improvement notice or any other fine, penalty or notice of exercise or proposed exercise of any of its powers) by the UK pensions regulator in relation to any pension arrangement and, to Rowan's knowledge, no facts or circumstances exist under which the UK pensions regulator could issue any such notice, direction, fine or penalty, and there has been no act or deliberate failure to act falling within Section 38(5) of the Pensions Act 2004.

          (g)   Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect, there is no Action (including any investigation, audit or other administrative proceeding) by the U.S. Department of Labor, the PBGC, the U.S. Internal Revenue Service or any other Governmental Entity or by any plan participant or beneficiary pending, or to Rowan's knowledge, threatened, relating to the Rowan Benefit Plans, any fiduciaries thereof with respect to their duties to the Rowan Benefit Plans or the assets of any of the trusts under any of the Rowan Benefit Plans (other than routine claims for benefits) nor to Rowan's knowledge are there facts or circumstances that exist that could reasonably give rise to any such Actions.

          (h)   Except as set forth on Section 3.16(h) of the Rowan Disclosure Schedule, no Rowan Benefit Plan provides for any post-employment or post-retirement medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code or any applicable Law except as would not result in material liability to Rowan and its Subsidiaries, taken as a whole.

          (i)    Rowan is not party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of Taxes imposed by Sections 409A, 457A, or 4999 of the Code or equivalent local Law.

          (j)    Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect, the consummation of the Transaction and the transactions contemplated by this Agreement will not, either alone or in combination with another event (i) entitle any current or former employee, director, consultant or officer of Rowan or any of its Subsidiaries to severance pay, unemployment compensation or other compensatory payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any such employee, director, consultant or officer, (iii) except as provided in Section 2.3, result in an increase in any contributions payable to, or an acceleration of the timing of payment of any contributions to, or result in an increase in liabilities in or create or accelerate any obligation to or in relation to, any Rowan Benefit Plan, (iv) result in the termination of, or allow any other party to terminate, any Rowan Benefit Plan or (v) impose any restrictions or limitations on Rowan's rights to administer, amend or terminate any Rowan Benefit Plan.

          (k)   The consummation of this Transaction and the transactions contemplated by this Agreement will not, either alone or in combination with another event, result in any payment (whether in cash or property or the vesting of property) to any "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) of Rowan that could, individually or in combination with any other such payment, constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

          (l)    Each Rowan Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder that would reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect.

          (m)  Rowan and its Subsidiaries have, in relation to the Rowan Benefit Plans, at all times complied with all applicable Laws, regulations and requirements and the trusts, powers and provisions of the Rowan Benefit Plan documentation, except where such non-compliance, default or violation would not have and would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect. Rowan and its Subsidiaries have at all times complied with their obligations in relation to automatic enrolment arising under the UK Pensions Act 2008, except where such non-compliance, default or violation would not have and would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

          (n)   With respect to Rowan Employees primarily based in the UK, except pursuant to the Rowan Benefit Plans and obligations under applicable Law, neither Rowan nor any of its Subsidiaries has any obligation (whether legally binding or not) to: (i) pay any pension, (ii) make any other payment on or after retirement or death (whether of a temporary nature or a permanent nature), or (iii) pay or otherwise provide or contribute towards any pension, lump sum, gratuity or other like benefit provided or to be provided on retirement or death or, in connection with past service, after retirement or death, (in each case) to, or in respect of, any Rowan Employee or spouse, civil partner or dependent of such Rowan Employee. Neither Rowan nor any of its Subsidiaries is or has at any time in the last six years been (for the purposes of section 75 of the UK Pensions Act 1995 or Part 3 of the UK Pensions Act 2014) an "employer" in an occupational pension scheme to which section 75 of the UK Pensions Act 1995 or Part 3 of the Pensions Act 2014 applies and has not been associated or connected with an employer (for the purposes of sections 38 through 51 of the UK Pensions Act 2004 or otherwise). No person has ever become employed in the United Kingdom by Rowan or any of its Subsidiaries as a result of a transfer under the Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006 where such person was, prior to the transfer, a member of a UK occupational pension scheme that provided any benefits other than on old age, invalidity or death, except where such non-compliance, default or violation would not have and would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

        Section 3.17    Insurance.     Rowan and its Subsidiaries maintain insurance in such amounts and against such risks substantially as Rowan believes to be customary for the international offshore drilling business as of the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect, (i) all insurance policies maintained by or on behalf of Rowan or any of its Subsidiaries as of the date of this Agreement are in full force and effect and are valid and enforceable, and all premiums due on such policies have been paid by Rowan or its Subsidiaries, as applicable, and (ii) Rowan and its Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of Rowan or any of its Subsidiaries as of the date of this Agreement, and neither Rowan nor any of its Subsidiaries is in breach or default under, or has taken any action that could permit termination or material modification of, any material insurance policies.

        Section 3.18    Opinion of Financial Advisor.     The Board of Directors of Rowan has received the opinion letter of Goldman, Sachs & Co. LLC to the effect that, as of the date hereof and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio pursuant to this Agreement is fair from a financial point of view, to the holders (other than Ensco and its affiliates) of Rowan Ordinary Shares. Rowan shall, promptly following the execution of this Agreement by all Parties, furnish an accurate, complete and confidential copy of said opinion letter to Ensco solely for informational purposes.

        Section 3.19    Material Contracts.

          (a)   Except for this Agreement, the Rowan Benefit Plans, agreements with customers for the provision of drilling and related services, agreements filed as exhibits to the Rowan SEC Documents or as set forth on the applicable subsection of Section 3.19(a) of the Rowan Disclosure Schedule, as of the date hereof, neither Rowan nor any of its Subsidiaries is a party to or bound by:

              (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

             (ii)  any Contract that (A) imposes any restriction on the right or ability of Rowan or any of its Subsidiaries to compete with any other person or in any geographic area or acquire or dispose of the securities of another person or (B) contains an exclusivity or "most favored nation" clause that restricts the business of Rowan and its Subsidiaries in a material manner;

            (iii)  any mortgage, note, debenture, indenture, security agreement, guaranty, pledge or other agreement or instrument evidencing indebtedness for borrowed money or any guarantee of such indebtedness of Rowan or any of its Subsidiaries in an amount in excess of $50.0 million, except any transaction among Rowan and its wholly owned Subsidiaries or among Rowan's wholly owned Subsidiaries;

            (iv)  any executory Contract that provides for the acquisition or disposition of assets, rights or properties with a value in excess of $50.0 million, except any transaction among Rowan and its wholly owned Subsidiaries or among Rowan's wholly owned Subsidiaries;

             (v)  any material joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any material joint venture, partnership or limited liability company, other than any such Contract solely between Rowan and its Subsidiaries or among Rowan's Subsidiaries;

            (vi)  any Contract expressly limiting or restricting the ability of Rowan or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be;

           (vii)  any Contract that obligates Rowan or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any person other than any loan or capital contribution to, or investment in, (A) Rowan or one of its Subsidiaries or (B) any person (other than an officer, director or employee of Rowan or any of its Subsidiaries) that is less than $50.0 million to such person;

          (viii)  any Contract that by its terms calls for aggregate payments by or to Rowan or any of its Subsidiaries of more than $50.0 million in the aggregate over the remaining term of such Contract, except for (A) Contracts with a customer and (B) any such Contract that may be cancelled by Rowan or any of its Subsidiaries with a penalty or other liability of less than $10.0 million to Rowan or any of its Subsidiaries, upon notice of 60 days or less;

            (ix)  any Contract that involves, or is reasonably expected in the future to involve, annual revenues of $50.0 million;

             (x)  any Contract providing for drilling unit construction, repair, modification, life extension, overhaul or conversion for an amount in excess of $50.0 million;

            (xi)  any Contract with a customer with a remaining duration of greater than 180 days, including fixed price customer options;

           (xii)  any Contract that includes any affiliate of Rowan as a counterparty or third party beneficiary and that would be required to be disclosed under Item 404 of Regulation S-K of the SEC;

          (xiii)  any Contract that contains "earn out" or other contingent payment obligations, or remaining indemnity or similar obligations, that could reasonably be expected to result in payments after the date hereof by Rowan or any of its Subsidiaries in excess of $50.0 million;

          (xiv)  any lease or sublease with respect to a Rowan Leased Real Property with remaining payments in excess of $10.0 million; and

           (xv)  any Contract the loss or breach of which would reasonably be expected to have a Rowan Material Adverse Effect.

All Contracts of the types referred to in clauses (i) through (xv) above are referred to herein as "Rowan Material Contracts." As used herein, "Contract" shall mean any agreement, contract, license, obligation, promise, understanding or undertaking (whether written or oral) that is legally binding.

          (b)   Rowan has delivered or made available to Ensco true and complete copies of all Rowan Material Contracts.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Rowan Material Adverse Effect (other than the occurrence of a change in control or "similar term" as acknowledged by the parties in Section 5.23), (i) neither Rowan nor any Subsidiary of Rowan is in breach of or default under the terms of any Rowan Material Contract, (ii) to Rowan's knowledge, no other party to any Rowan Material Contract is in breach of or default under the terms of any Rowan Material Contract and (iii) each Rowan Material Contract is a valid and binding obligation of Rowan or the Subsidiary of Rowan that is party thereto and, to Rowan's knowledge, of each other party thereto, and is in full force and effect, subject to the Remedies Exceptions.

        Section 3.20    Finders or Brokers.     Except for Goldman, Sachs & Co. LLC, neither Rowan nor any of Rowan's Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to or may receive any fee or any commission in connection with or upon consummation of the Transaction. Section 3.20 of the Rowan Disclosure Schedule sets out, as at the date of this Agreement, Rowan's good faith estimate of the fees, commissions and expenses (including discretionary fees) payable by it or any of Rowan's Subsidiaries to Goldman, Sachs & Co. LLC in connection with this Agreement and the Transaction.

        Section 3.21    Anti-Bribery.     Within the past five years, neither (a) Rowan, nor any of its Subsidiaries, nor, to Rowan's knowledge, any director, officer, or employee of Rowan or any of its Subsidiaries nor (b) to Rowan's knowledge, any Representative while acting for or on behalf of any of the foregoing, has directly or indirectly (i) made, accepted, promised, or authorized the giving of any unlawful payment to/from any foreign or domestic government officials or employees or to/from any foreign or domestic political parties or campaigns, or to/from any private third parties, or otherwise violated any provisions of any applicable anti-bribery Laws, including without limitation the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the "FCPA") or the UK Bribery Act 2010 (the "Bribery Act"), or (ii) taken any action or engaged in any conduct, activity or practice for or on behalf of Rowan or any of its Subsidiaries that would otherwise constitute a violation of or an offence under any applicable anti-bribery Laws, including the FCPA and the Bribery Act, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. In the past five years, Rowan has maintained policies and procedures that are reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance with anti-bribery Laws. Neither Rowan nor any of its Subsidiaries, nor, to the knowledge of Rowan, any director, officer or employee of Rowan or any Subsidiary of Rowan, are, or in the past five years have been, subject to any actual, pending, or, to Rowan's knowledge, threatened civil, criminal, or administrative actions or governmental investigations, inquiries or enforcement actions, or made any voluntary disclosures to any governmental authority, involving Rowan or any Subsidiary of Rowan relating to alleged violations of applicable anti-bribery Laws, including the FCPA and the Bribery Act.

        Section 3.22    Export Controls and Sanctions.

          (a)   Neither (i) Rowan, any of its Subsidiaries, or any employee, officer, or director of Rowan or any of its Subsidiaries nor (ii) to Rowan's knowledge, any Representative of any of the foregoing, (A) is currently or has been within the past five years the target of Trade Sanctions

  (including by being designated on the list of Specially Designated Nationals and Blocked Persons or on any other sanctions list maintained by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty's Treasury or direct or indirect ownership or control by one or more designated parties), or is or has been within the past five years operating, organized or resident in a country or territory that itself is the target of Trade Sanctions (currently, Crimea, Cuba, Iran, North Korea and Syria); or (B) has, directly or, to the knowledge of Rowan, indirectly, participated in the past five years in any prohibited or unlawful transaction or dealing involving a person or entity that is the target of Trade Sanctions, or with any person or entity operating, organized, or resident in a country or territory that is the target of Trade Sanctions.

          (b)   In the past five years, each of Rowan, Rowan's Subsidiaries and, to Rowan's knowledge, their respective affiliates (i) has conducted its business in compliance with all applicable Trade Sanctions and Export Control Laws in all material respects; (ii) have obtained, and are in compliance in all material respects with, all required export and import licenses, license exceptions and other consents, notices, approvals, orders, permits, authorizations, declarations, classifications and filings with any Governmental Entity required for the import, export and re-export of products, software and technology; and (iii) has maintained and enforces policies and procedures that are reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

        Section 3.23    Derivatives.     Section 3.23 of the Rowan Disclosure Schedule contains a complete and correct schedule of all material Derivative Transactions entered into by Rowan or any of its Subsidiaries or for the account of any of their respective customers as of the date hereof.

        Section 3.24    Takeover Statutes.     There are no "moratorium," "control share acquisition," "fair price," "supermajority," "affiliate transactions," or "business combination statute or regulation" or other similar state or other anti-takeover Laws and regulations applicable to Rowan, the Rowan Ordinary Shares, the Transaction or any other transactions contemplated by this Agreement.

        Section 3.25    Information Supplied.     The information supplied or to be supplied by Rowan for inclusion in the Registration Statement provided for in Section 5.18(d) to be filed by Ensco in connection with the issuance of the New Ensco Shares in the Transaction shall not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Rowan with respect to statements made or incorporated by reference therein based on information supplied by Ensco in writing expressly for inclusion therein. The information supplied or to be supplied by Rowan for inclusion in the Proxy Statement (including, for the avoidance of any doubt, the Scheme Document) will not, at the time the Proxy Statement is first mailed to the Ensco Shareholders and at the time of the Ensco Shareholder Meeting, the Scheme Meeting and the Rowan GM to be held in connection with the Transaction, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Rowan with respect to statements made or incorporated by reference therein based on information supplied by Ensco in writing expressly for inclusion therein. The Registration Statement and the Proxy Statement (solely with respect to the portion thereof relating to the Rowan GM but excluding any portion thereof based on information supplied by Ensco in writing expressly for inclusion therein, with respect to which no representation or warranty is made by Rowan) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and any applicable provisions of the Companies Act and the Scheme Document will comply in all material respects with the provisions of the Companies Act.

        Section 3.26    No Additional Representations.

          (a)   Rowan acknowledges that Ensco does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Article IV or in any certificate delivered by Ensco to Rowan in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that Ensco makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Rowan, any of its affiliates or any of their respective officers, directors, employees or Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Ensco and its Subsidiaries or (ii) the future business and operations of Ensco and its Subsidiaries, and Rowan has not relied on such information or any other representations or warranties not set forth in Article IV.

          (b)   Rowan has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of Ensco and its Subsidiaries and acknowledges that Rowan has been provided access for such purposes. Except for the representations and warranties expressly set forth in Article IV or in any certificate delivered to Rowan by Ensco in accordance with the terms hereof, in entering into this Agreement, Rowan has relied solely upon its independent investigation and analysis of Ensco and Ensco's Subsidiaries, and Rowan acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Ensco, its Subsidiaries, or any of their respective affiliates, shareholders, controlling persons or Representatives that are not expressly set forth in Article IV or in any certificate delivered to Rowan by Ensco, whether or not such representations, warranties or statements were made in writing or orally. Rowan acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered by Ensco to Rowan (i) Ensco does not make, and has not made, any representations or warranties relating to itself or its business or otherwise in connection with the transactions contemplated hereby and Rowan is not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no person has been authorized by Ensco to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty may not be relied upon by Rowan as having been authorized by Ensco and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Rowan, any of its affiliates or any of their respective officers, directors, employees or Representatives are not and shall not be deemed to be or include representations or warranties of Ensco unless any such materials or information is the subject of any express representation or warranty set forth in Article IV.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF ENSCO

        Except as disclosed (a) in the Ensco SEC Documents filed prior to the date hereof (without giving effect to any amendment to any such Ensco SEC Document filed on or after the date hereof and excluding any disclosures set forth in any such Ensco SEC Document in any risk factor section, any disclosure in any section relating to forward-looking statements or any other statements that are non-specific, predictive or primarily cautionary in nature other than historical facts included therein), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or (b) in the disclosure schedule delivered by Ensco to Rowan immediately prior to the execution of this Agreement (the "Ensco Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), Ensco represents and warrants to Rowan as follows:

        Section 4.1    Qualification, Organization, Subsidiaries, Capitalization.

          (a)   Ensco is a public limited company duly organized and validly existing under the Laws of England and Wales. Ensco has the requisite capacity, power and authority to enter into and perform this Agreement and to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Ensco's Subsidiaries is a legal entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its respective jurisdiction of organization and has the requisite capacity, power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be in good standing or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect. Each of Ensco and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing as a foreign entity (where such concept is recognized under applicable Law) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

          (b)   Ensco has made available to Rowan, prior to the date hereof, true and complete copies of the Ensco Articles of Association. Ensco is not in violation of the Ensco Articles of Association. None of Ensco's "significant subsidiaries" as of the date hereof, as such term is defined in Regulation S-X promulgated by the SEC, as identified in Section 4.1(b) of the Ensco Disclosure Schedule (the "Ensco Material Subsidiaries"), is in material violation of its articles of association, certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents, in each case as amended to and in effect as of the date hereof (collectively and, together with the Ensco Articles of Association, the "Ensco Organizational Documents"). Ensco has made available prior to the date of this Agreement true and complete copies of the minute books of Ensco's Board of Directors, which copies contain true and complete records of all meetings and other company actions held or taken since November 1, 2016; provided, however, that (i) Ensco has redacted such materials to the extent necessary to omit information concerning this Agreement or the transactions contemplated hereby and (ii) minutes of meetings that pertain solely to discussion of this Agreement or the transactions contemplated hereby have not been provided.

          (c)   As of the close of business on October 5, 2018 (i) 434,435,904 Ensco Class A Ordinary Shares (excluding non-vested share awards granted under the Ensco Stock Plans) and 50,000 Ensco Class B Ordinary Shares were issued and outstanding, (ii) 23,618,272 Ensco Class A Ordinary Shares were held in treasury, (iii) 50,000 Ensco Class B Ordinary Shares were held in treasury, (iv) 2,662,343 non-vested Ensco Class A Ordinary Shares were outstanding and subject to potential forfeiture under the Ensco Stock Plans, (v) $849,500,000 aggregate principal amount of 3.00% Exchangeable Senior Notes due 2024 issued by Ensco Jersey Finance Limited were outstanding, and (vi) up to 35,263,421 Ensco Class A Ordinary Shares were available for future issuance under the Ensco Stock Plans, of which amount (A) 803,180 Ensco Class A Ordinary Shares were subject to outstanding option awards under the Ensco Stock Plans, (B) 608,430 Ensco Class A Ordinary Shares (at the "target level") were subject to outstanding performance unit awards under the Ensco Stock Plans and 5,412,984 Ensco Class A Ordinary Shares were subject to outstanding restricted stock unit awards under the Ensco Stock Plans. All outstanding Ensco Ordinary Shares are, and all such Ensco Ordinary Shares that may be issued prior to the Effective Time and the New Ensco Shares, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 4.1(c) (and other than the Ensco Ordinary Shares issuable pursuant to the terms of awards issued under the Ensco Stock Plans (collectively, "Ensco Equity Awards")), there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which Ensco or any of its Subsidiaries is a party (A) obligating Ensco or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any equity interests of Ensco or any Subsidiary of Ensco or securities convertible into or exchangeable for such equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (3) redeem or otherwise acquire any such equity interests, (4) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any person (other than a wholly owned Subsidiary) or (5) make any payment to any person the value of which is derived from or calculated based on the value of any equity security issued by Ensco or any of its Subsidiaries or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by Ensco or its Subsidiaries. With respect to each grant of Ensco Equity Awards, each such grant was made in accordance with the terms of the applicable Ensco Stock Plan, the Exchange Act, the Securities Act and all other applicable Laws, including the rules of the NYSE.

          (d)   Neither Ensco nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the Ensco Shareholders on any matter.

          (e)   There are no voting trusts or other agreements or understandings to which Ensco or any of its Subsidiaries is a party with respect to the voting or registration of the equity interests of Ensco or any of its Subsidiaries.

          (f)    No Subsidiary of Ensco owns any equity interests of Ensco, and Ensco or a Subsidiary of Ensco owns, directly or indirectly, all of the issued and outstanding equity interests of each Subsidiary of Ensco, free and clear of any preemptive rights and any Liens other than Ensco Permitted Liens, and all of such equity interests are duly authorized, validly issued, fully paid and nonassessable (where such concept is applicable and recognized under applicable Law) and free of preemptive rights. Except for equity interests in Ensco's Subsidiaries, neither Ensco nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person). Except for any obligations pursuant to this Agreement, neither Ensco nor any of its Subsidiaries has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Neither Ensco nor any of its Subsidiaries has any obligation, other than pursuant to the Ensco Stock Plans, to repurchase, redeem or otherwise acquire any equity interests of Ensco or any such Subsidiary.

          (g)   The Ensco Material Subsidiaries identified in Section 4.1(b) of the Ensco Disclosure Schedule include each "significant subsidiary," as such term is defined in Regulation S-X promulgated by the SEC, of Ensco as of the date hereof.

          (h)   Ensco does not hold, directly or indirectly, any Rowan Ordinary Shares.

        Section 4.2    Company Authority Relative to this Agreement; No Violation.

          (a)   Ensco has the requisite corporate power and authority to execute and deliver this Agreement and each other document to be entered into by Ensco in connection with the transactions contemplated hereby (together with this Agreement, the "Ensco Transaction

  Documents") and, subject to, Section 4.2(b) and the passing of the resolution referred to in clauses (a) and (b) of the definition of Ensco Shareholder Resolutions, to consummate the transactions contemplated hereby and thereby, including the Transaction and the Consolidation. The execution, delivery and performance of this Agreement and the other Ensco Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Ensco and, except for the passing of the resolution referred to in clauses (a) and (b) of the definition of Ensco Shareholder Resolutions, no other company action on the part of Ensco or vote of the Ensco Shareholders is necessary to authorize the execution and delivery by Ensco of this Agreement and the other Ensco Transaction Documents and the consummation of the Transaction and the Consolidation. The Board of Directors of Ensco has duly and validly adopted resolutions (i) approving and declaring advisable this Agreement and the other Ensco Transaction Documents, including the Transaction, the Consolidation and the other transactions contemplated hereby and thereby, and (ii) declaring that it is in the best interests of the Ensco Shareholders that Ensco enter into this Agreement and the other Ensco Transaction Documents and consummate the Transaction, the Consolidation and the other transactions contemplated hereby and thereby on the terms and subject to the conditions set forth herein and therein. The Board of Directors of Ensco has further resolved that it will unanimously and unqualifiedly recommend that the Ensco Shareholders vote in favor of the Ensco Shareholder Resolutions at duly held meetings of such shareholders for such purposes (such recommendation referred to herein as the "Ensco Board Recommendation"). None of the aforementioned resolutions, as of the date hereof, have been rescinded, modified or withdrawn in any way. Each of the Ensco Transaction Documents has been duly and validly executed and delivered by Ensco and, assuming each such Ensco Transaction Document has been duly authorized, executed and delivered by each other counterparty thereto, each of the Ensco Transaction Documents constitutes the legal, valid and binding obligation of Ensco, enforceable against Ensco in accordance with its terms, except as such enforcement may be subject to (A) the effect of bankruptcy, insolvency, reorganization, receivership, administration, arrangement, moratorium or other Laws affecting or relating to creditors' rights generally or (B) the Remedies Exceptions.

          (b)   Other than in connection with or in compliance with (i) the Companies Act, (ii) the Exchange Act, (iii) the Securities Act, (iv) the rules and regulations of the NYSE, (v) the HSR Act and any antitrust, competition, foreign investment or similar Laws outside of the United States, (vi) the DPA (including the filing of the CFIUS Notice and receipt of the CFIUS Clearance) and (vii) the approvals set forth in Section 4.2(b) of the Ensco Disclosure Schedule (collectively, the "Ensco Approvals"), and, subject to the accuracy of the representations and warranties of Rowan in Section 3.2(b), no authorization, consent, Order, license, permit or approval of, or registration, declaration, notice or filing with, or notice to, any Governmental Entity is necessary, under applicable Law, for the execution, delivery and performance of this Agreement or the consummation by Ensco of the transactions contemplated hereby, except for such authorizations, consents, Orders, licenses, permits, approvals or filings that, if not obtained or made, would not reasonably be expected to materially impede or delay the consummation of the Transaction and the other transactions contemplated by this Agreement or reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

          (c)   The execution, delivery and performance by Ensco of this Agreement do not, and (assuming the Ensco Approvals are obtained) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any loss, suspension, limitation or impairment of any right of Ensco or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, cancellation, first offer, first refusal, modification or acceleration of any material obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Ensco or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien (other than Ensco Permitted Liens and any Liens created in connection with any action taken by Rowan or its affiliates), in each case, upon any of the properties or assets of Ensco or any of its Subsidiaries or any contract to which Ensco or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, (ii) conflict with or result in any violation of any provision of the Ensco Organizational Documents or (iii) conflict with or violate any applicable Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellations, accelerations, or Liens as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

        Section 4.3    Reports and Financial Statements.

          (a)   Ensco and each of its Subsidiaries has timely filed with or furnished to the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished by it since January 1, 2016 (all such documents and reports filed or furnished by Ensco or any of its Subsidiaries, the "Ensco SEC Documents") and Ensco has filed prior to the date hereof all material returns, particulars, resolutions and documents required to be filed or to be delivered on behalf of Ensco with the Registrar of Companies in England and Wales. As of their respective dates of filing or, in the case of Ensco SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act, their respective dates of effectiveness, or, if amended prior to the date hereof, as of the date of the last such amendment, the Ensco SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and none of the Ensco SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Ensco SEC Documents as of a later date (but before the date hereof) will be deemed to modify information as of an earlier date.

          (b)   The consolidated financial statements (including all related notes and schedules thereto) of Ensco included in the Ensco SEC Documents (i) fairly present in all material respects the consolidated financial position of Ensco and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and any other adjustments described therein), (ii) were prepared in conformity with GAAP (except, in the case of the unaudited statements, as permitted by applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) have been prepared from, and are in accordance with, the books and records of Ensco and its consolidated Subsidiaries and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act.

          (c)   There are no outstanding or unresolved comments from, or unresolved issues raised by, the staff of the SEC relating to the Ensco SEC Documents. Ensco has heretofore made available to Rowan true, correct and complete copies of all written correspondence between Ensco and the SEC occurring since January 1, 2015. None of the Ensco SEC Documents is, to the knowledge of Ensco, the subject of ongoing SEC review, and no enforcement action has been initiated against Ensco relating to disclosures contained in or omitted from any Ensco SEC Document.

          (d)   Neither Ensco nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among Ensco or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Ensco or any of its Subsidiaries in Ensco's financial statements or other Ensco SEC Documents.

        Section 4.4    Internal Controls and Procedures.     Ensco has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Ensco's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Ensco in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Ensco's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Ensco's management has completed an assessment of the effectiveness of Ensco's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2017, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof management of Ensco has disclosed to Ensco's auditors and the audit committee of the Board of Directors of Ensco (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Ensco's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Ensco's internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Rowan prior to the date hereof.

        Section 4.5    No Undisclosed Liabilities.     There are no liabilities or obligations of Ensco or any of its Subsidiaries, whether known or unknown and whether accrued, absolute, determined or contingent, that would be required by GAAP, consistently applied, to be reflected on a consolidated balance sheet of Ensco and its consolidated Subsidiaries (including the notes thereto), except for (i) liabilities or obligations disclosed and provided for in the most recent balance sheets included in the Ensco Financial Statements (or in the notes thereto) filed and publicly available prior to the date of this Agreement, (ii) liabilities or obligations incurred in accordance with or in connection with this Agreement, (iii) liabilities or obligations incurred since December 31, 2017 in the ordinary course of business consistent with past practice since the date of such balance sheet, (iv) liabilities or obligations that have been discharged or paid in full, or (v) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

        Section 4.6    Compliance with Law; Permits.

          (a)   Ensco and its Subsidiaries are in compliance with, and are not in default under or in violation of, any applicable Law, except where such non-compliance, default or violation would not have and would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect. Since January 1, 2016, neither Ensco nor any of its Subsidiaries has received any written notice or, to Ensco's knowledge, other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any

  Law, except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

          (b)   Ensco and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, concessions, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, financial assurance instruments, qualifications and registrations and Orders of all applicable Governmental Entities, and all rights under any Ensco Material Contract with all Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for Ensco and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the "Ensco Permits" and, together with the Rowan Permits, the "Permits"), except where the failure to have or to have filed such Ensco Permits would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect. All Ensco Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof, except where the failure to be in full force and effect or any modification, termination or revocation thereof would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect. Ensco and each of its Subsidiaries is in compliance with the terms and requirements of all material Ensco Permits, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

          (c)   Each drilling unit owned or leased by Ensco or any of its Subsidiaries which is subject to classification (other than cold stacked rigs) is in class and free of suspension or cancellation to class, and is registered under the flag of its flag jurisdiction.

        Section 4.7    Absence of Certain Changes or Events.

          (a)   From January 1, 2018 through the date of this Agreement, except in connection with the negotiation and execution of this Agreement, the businesses of Ensco and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, except when such conduct outside the ordinary course of business would not have, and would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

          (b)   Since January 1, 2018, there has not been any event, change, effect, development, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

        Section 4.8    Environmental Laws and Regulations.     Except as would not have, individually or in the aggregate, an Ensco Material Adverse Effect (i) there are, to the knowledge of Ensco, no investigations, actions, suits, proceedings (whether administrative or judicial) pending or threatened in writing against Ensco or any of its Subsidiaries or any person or entity whose liability Ensco or any of its Subsidiaries has retained or assumed either contractually or by operation of law, alleging non-compliance with or other liability under any Environmental Law, (ii) Ensco and its Subsidiaries are, and except for matters that have been fully resolved with the applicable Governmental Entity, since January 1, 2016 have been, in compliance with all Environmental Laws (which compliance includes the possession by Ensco and each of its Subsidiaries of all Permits required under applicable Environmental Laws to conduct their respective business and operations, and compliance with the terms and conditions thereof), (iii) there have been no Releases at any location of Hazardous Materials by Ensco or any of its Subsidiaries, or, to Ensco's knowledge, as a result of any operations or activities of Ensco or any of its Subsidiaries or their contractors or third-party operators, that could reasonably be expected to give rise to any fine, penalty, remediation, investigation, obligation or liability of any kind to Ensco or its Subsidiaries, (iv) none of Ensco and its Subsidiaries is subject to any Order or any indemnity obligation with any other person that could reasonably be expected to result in obligations or liabilities under applicable Environmental Laws or concerning any Releases of Hazardous Materials,

(v) none of Ensco and its Subsidiaries has received any unresolved claim, notice, complaint or request for information from a Governmental Entity or any other person relating to actual or alleged noncompliance by Ensco or its Subsidiaries with or liability of Ensco or its Subsidiaries under applicable Environmental Laws (including any such liability or obligation arising under, retained or assumed by Ensco or its Subsidiaries by contract or by operation of law), and (vi) Ensco and its Subsidiaries have made available to Rowan all reports, audits, assessments and documents materially bearing on any material environmental, health and safety liabilities relating to Ensco and its Subsidiaries' current or former operations, properties or facilities.

        Section 4.9    Investigations; Litigation.     Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect or would not reasonably be expected to prevent, impede or delay consummation of the Transaction, (i) there is no investigation or review pending (or, to Ensco's knowledge, threatened) by any Governmental Entity with respect to Ensco or any of its Subsidiaries, (ii) there are no claims, actions, suits, inquiries, investigations, arbitrations or administrative or other proceedings, or any subpoenas, civil investigative demands or other requests for information, relating to potential violations of Law pending (or, to Ensco's knowledge, threatened) against or affecting Ensco or any of its Subsidiaries, or any of their respective properties and (iii) there are no Orders, injunctions, judgments or decrees of, or before, any Governmental Entity pending (or, to Ensco's knowledge, threatened to be imposed) against Ensco or any of its Subsidiaries.

        Section 4.10    Investment Company.     None of Ensco or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        Section 4.11    Intellectual Property.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect, either Ensco or a Subsidiary of Ensco owns, or is licensed or otherwise possesses valid rights to use, free and clear of Liens other than Ensco Permitted Liens, all trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, trade secrets and other intellectual property rights necessary to their respective businesses as currently conducted (collectively, the "Ensco Intellectual Property"), and no third party has ownership rights or license rights to improvements made by Ensco in the Ensco Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect, (i) there are no pending or, to Ensco's knowledge, threatened claims by any person alleging infringement, misappropriation or other violation by Ensco or any of its Subsidiaries of any intellectual property rights of any person, (ii) to Ensco's knowledge, the conduct of the business of Ensco and its Subsidiaries does not infringe, misappropriate or otherwise violate any intellectual property rights of any person, (iii) neither Ensco nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of Ensco's or any its Subsidiaries' rights to or in connection with Ensco Intellectual Property and (iv) to Ensco's knowledge, no person is infringing, misappropriating or otherwise violating any Ensco Intellectual Property.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect, Ensco and its Subsidiaries have implemented (i) commercially reasonable measures, consistent with industry standards, to protect the confidentiality, integrity and security of the Ensco IT Assets (and all information and transactions stored or contained therein or transmitted thereby); and (ii) commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices.

        Section 4.12    Properties.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect, Ensco and its Subsidiaries have good and defensible title to all real property owned by Ensco or any of its Subsidiaries and good and valid leasehold interest to all real property which is leased, subleased, licensed or otherwise occupied by Ensco or any of its Subsidiaries (the "Ensco Leased Real Property"), in each case free and clear of all Liens (other than Ensco Permitted Liens).

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect, Ensco and its Subsidiaries have good and defensible title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of Ensco and its Subsidiaries, in each case free and clear of all Liens (other than Ensco Permitted Liens).

        Section 4.13    Ownership and Maintenance of Drilling Units.

          (a)   Either Ensco or a Subsidiary of Ensco has good and marketable title to the drilling units listed in Ensco's most recent fleet status report, a true and complete copy of which has been provided to Rowan (the "Ensco Fleet Report"), in each case free and clear of all Liens except for Ensco Permitted Liens. No such drilling unit or any related asset is leased under an operating lease from a lessor that, to Ensco's knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such asset.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect, the drilling units listed in the Ensco Fleet Report (other than such drilling units that are noted therein as "cold stacked" or are being prepared to be "cold stacked") (i) have been maintained consistent with general practice in the offshore drilling industry, and are in good operating condition and repair, subject to ordinary wear and tear; (ii) are adequate for the purpose for which they are being used and are capable of being used in the business as presently conducted without present need for replacement or repair, except in the ordinary course of business; (iii) conform in all material respects with all applicable legal requirements; and (iv) in the aggregate, provide the capacity to engage in Ensco's business on a continuous basis as it is presently conducted, subject to routine maintenance.

        Section 4.14    Tax Matters.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect:

              (i)  Ensco and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns are true, complete and accurate.

             (ii)  Ensco and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them or that Ensco or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor, shareholder or third party (in each case, whether or not shown on any Tax Return), except with respect to matters contested in good faith through appropriate proceedings and for which adequate reserves have been established, in accordance with GAAP on the most recent financial statements of Ensco and its Subsidiaries.

            (iii)  No Tax Return of Ensco or any of its Subsidiaries is the subject of an audit, examination investigation or other proceeding, and there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of Ensco or any of its Subsidiaries.

            (iv)  Neither Ensco nor any of its Subsidiaries is currently the beneficiary of any waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax Return, the assessment or collection thereof by any relevant Tax authority or the payment of any Tax by Ensco or any of its Subsidiaries.

             (v)  Neither Ensco nor any of its Subsidiaries has any liability for the Taxes of any person (other than Taxes of Ensco or its Subsidiaries) (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law), (B) as a transferee or successor or (C) by Contract (other than customary Tax indemnifications contained in ordinary course commercial agreements or arrangements that are not primarily related to Taxes).

            (vi)  Neither Ensco nor any of its Subsidiaries has any liability pursuant to any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among such party and any of its wholly owned Subsidiaries and other than as customary Tax indemnifications contained in ordinary course commercial agreements or arrangements that are not primarily related to Taxes).

           (vii)  Neither Ensco nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local or non-U.S. Tax Law, and neither Ensco nor any of its Subsidiaries is subject to any private ruling issued by any Governmental Entity in respect of Taxes.

          (viii)  There are no Liens for Taxes on any asset of Ensco or its Subsidiaries, except for Ensco Permitted Liens.

            (ix)  No written claim has been received by Ensco or any of its Subsidiaries from a Governmental Entity in a jurisdiction where such entity does not file Tax Returns that it is or may be subject to taxation by such jurisdiction.

             (x)  Neither Ensco nor any of its Subsidiaries is or was a "surrogate foreign corporation" within the meaning of Section 7874(a)(2)(B) of the Code.

            (xi)  Neither Ensco nor any of its Subsidiaries has been a party to a transaction that is a "listed transaction," as such term is defined in Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or non-U.S. Tax Law.

           (xii)  Within the past three years, neither Ensco nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (or a similar provision of state, local or non-U.S. Tax Law).

          (xiii)  Neither Ensco nor any of its Subsidiaries (nor any of their respective predecessors) (i) is treated as a domestic corporation under Section 7874(b) of the Code or (ii) was created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to the dual charter provision of Treasury Regulations Section 301.7701-5(a). Neither Ensco nor any of its Subsidiaries has knowledge of any facts or of any reason that would reasonably be expected to cause Ensco to be treated, following the completion of the Transaction, as a domestic corporation for U.S. federal income tax purposes under Section 7874 of the Code.

          (b)   To the knowledge of Ensco, neither Ensco nor any of its Subsidiaries has taken or agreed to take any action that would (and none of them is aware of any facts, agreement, plan or other circumstance that would) reasonably be expected to prevent the Transaction from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        Section 4.15    Employment and Labor Matters.

          (a)   Neither Ensco nor any of its Subsidiaries is a party to or bound by any Collective Bargaining Agreement with respect to employees of Ensco or any of its Subsidiaries (each, an "Ensco Employee"), other than those nationwide, industry wide or similar Collective Bargaining Agreements that Ensco or any of its Subsidiaries may be deemed to be a party to or bound by as a result of doing business in a particular jurisdiction.

          (b)   No notice to or approval from any trade union, works council, staff association or other body representing Ensco Employees is required in connection with Ensco entering into this Agreement or completing the Transaction. Ensco has delivered to Rowan a complete and accurate list of all labor organizations recognized by Ensco in any way for bargaining, information or consultation purposes and/or which represent any Ensco Employee with respect to their employment with Ensco or any of its Subsidiaries.

          (c)   There are no outstanding applications for recognition or information and consultation rights with respect to Ensco Employees. To Ensco's knowledge, there are no activities or proceedings of any labor or trade union, staff association or other body to organize any Ensco Employee. No Collective Bargaining Agreement is being negotiated by Ensco or, to Ensco's knowledge, any of its Subsidiaries with respect to any Ensco Employees.

          (d)   Since January 1, 2016, there has been no actual, or to Ensco's knowledge, threatened unfair labor practice charges, grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing or other labor disputes against Ensco or any of its Subsidiaries involving Ensco Employees that would reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

          (e)   Ensco is, and has been, in compliance with all Laws regarding employment and employment practices, terms and conditions of employment and wages and hours (including classification of employees) and other Laws in respect of any reduction in force, including notice, information and consultation requirements, except where such non-compliance, default or violation would not have and would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

          (f)    Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect, there are no material outstanding assessments, penalties, fines, Liens, charges, surcharges, or other amounts due or owing by Ensco pursuant to any workplace safety and insurance/workers' compensation Laws, and Ensco has not been reassessed in any material respect under such Laws during the past three years, and Ensco has not received any claims under such Laws.

          (g)   No Key Employee or other officer has provided written notice to any officer of Ensco that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise.

        Section 4.16    Employee Benefit Plans.

          (a)   Section 4.16(a) of the Ensco Disclosure Schedule sets forth a correct and complete list of each material Ensco Benefit Plan. For purposes of this Agreement, "Ensco Benefit Plan" means any (i) "employee pension benefit plan" (as defined in Section 3(2) of ERISA), (ii) "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or (iii) plan, program, agreement, policy or arrangement providing for compensation, employment, benefits, retirement benefits, profit-sharing, deferred compensation, stock option, phantom stock, stock appreciation, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, long service award, vacation, bonus, commissions, incentive, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other employee benefit plan or fringe benefit plan or post-employment or retirement benefit, including any "employee benefit plan" as that term is defined in Section 3(3) of ERISA (whether or not subject to ERISA), in each case (x) sponsored, maintained or administered by Ensco or any Subsidiary, (y) to which Ensco or any Subsidiary contributes or is obligated to contribute for the benefit of any current or former employees, directors, consultants or (z) independent contractors or with respect to which Ensco or any of its Subsidiaries has or could reasonably be expected to have any obligation or liability, contingent or otherwise.

          (b)   Each Ensco Benefit Plan that is intended to be a Qualified Plan is so qualified and each trust maintained thereunder is exempt from taxation under Section 501(a) of the Code and there is no reason why tax approval or registration under any local Law in any part of the world, with respect to any Ensco Benefit Plan that is subject to any such approval, or registration, might be withdrawn or might cease to apply.

          (c)   No Ensco Benefit Plan is (i) a benefit plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code, or (ii) a material defined benefit pension plan that is governed by local Law that is the equivalent of Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code.

          (d)   Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect, with respect to each Ensco Benefit Plan, (i) no reportable event, as defined in Section 4043 of ERISA, no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, and no accumulated funding deficiency, as defined in Section 302 of ERISA and 412 of the Code, has occurred, and (ii) all material contributions required to have been made under the terms of any such Ensco Benefit Plan have been timely made.

          (e)   None of Ensco and its Subsidiaries maintains, contributes to or is obligated to contribute to any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a plan that has two or more contributing sponsors at least two of whom are not under common control that is a multiple employer plan, and none of Ensco and its Subsidiaries has incurred any undischarged liability to a multiemployer plan or a multiple employer plan as a result of a complete or partial withdrawal from such plan.

          (f)    Neither Ensco nor any of its Subsidiaries have been issued with a restoration order, a contribution notice or financial support direction (or warning notice, improvement notice or any other fine, penalty or notice of exercise or proposed exercise of any of its powers) by the UK pensions regulator in relation to any pension arrangement and, to Ensco's knowledge, no facts or circumstances exist under which the UK pensions regulator could issue any such notice, direction, fine or penalty, and there has been no act or deliberate failure to act falling within Section 38(5) of the Pensions Act 2004.

          (g)   Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect, there is no Action (including any investigation, audit or other administrative proceeding) by the U.S. Department of Labor, the PBGC, the U.S. Internal Revenue Service or any other Governmental Entity or by any plan participant or beneficiary pending, or to Ensco's knowledge, threatened, relating to the Ensco Benefit Plans, any fiduciaries thereof with respect to their duties to the Ensco Benefit Plans or the assets of any of the trusts under any of the Ensco Benefit Plans (other than routine claims for benefits) nor to Ensco's knowledge are there facts or circumstances that exist that could reasonably give rise to any such Actions.

          (h)   Except as set forth on Section 4.16(h) of the Ensco Disclosure Schedule, no Ensco Benefit Plan provides for any material post-employment or post-retirement medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code or any applicable Law except as would not result in material liability to Rowan and its Subsidiaries, taken as a whole.

          (i)    Ensco is not party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of Taxes imposed by Sections 409A, 457A or 4999 of the Code or equivalent local Law.

          (j)    Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect, the consummation of the Transaction and the transactions contemplated by this Agreement will not, either alone or in combination with another event (i) entitle any current or former employee, director, consultant or officer of Ensco or any of its Subsidiaries to severance pay, unemployment compensation or other compensatory payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any such employee, director, consultant or officer, or (iii) result in an increase in any contributions payable to, or an acceleration of the timing of payment of any contributions to, or result in an increase in liabilities in or create or accelerate any obligation to or in relation to, any Ensco Benefit Plan, (iv) result in the termination of, or allow any other party to terminate, any Ensco Benefit Plan or (v) impose any restrictions or limitations on Ensco's rights to administer, amend or terminate any Ensco Benefit Plan.

          (k)   The consummation of this Transaction and the transactions contemplated by this Agreement will not, either alone or in combination with another event, result in any payment (whether in cash or property or the vesting of property) to any "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) of Ensco that could, individually or in combination with any other such payment, constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

          (l)    Each Ensco Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder that would reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

          (m)  Ensco and its Subsidiaries have, in relation to the Ensco Benefit Plans, at all times complied with all applicable Laws, regulations and requirements and the trusts, powers and provisions of the Ensco Benefit Plan documentation, except where such non-compliance, default or violation would not have and would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect. Ensco and its Subsidiaries have at all times complied with their obligations in relation to automatic enrolment arising under the UK Pensions Act 2008, except where such non-compliance, default or violation would not have and would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

          (n)   With respect to Ensco Employees primarily based in the UK, except pursuant to the Ensco Benefit Plans and obligations under applicable Law, neither Ensco nor any of its Subsidiaries has any obligation (whether legally binding or not) to: (i) pay any pension, (ii) make any other payment on or after retirement or death (whether of a temporary nature or a permanent nature), or (iii) pay or otherwise provide or contribute towards any pension, lump sum, gratuity or other like benefit provided or to be provided on retirement or death or, in connection with past service, after retirement or death, (in each case) to, or in respect of, any Ensco Employee or spouse, civil partner or dependent of such Ensco Employee. Neither Ensco nor any of its Subsidiaries is or has at any time in the last six years been (for the purposes of section 75 of the UK Pensions Act 1995 or Part 3 of the UK Pensions Act 2014) an "employer" in an occupational pension scheme to which section 75 of the UK Pensions Act 1995 or Part 3 of the Pensions Act 2014 applies and has not been associated or connected with an employer (for the purposes of sections 38 through 51 of the UK Pensions Act 2004 or otherwise). No person has ever become employed in the United Kingdom by Ensco or any of its Subsidiaries as a result of a transfer under the Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006 where such person was, prior to the transfer, a member of a UK occupational pension scheme that provided any benefits other than on old age, invalidity or death, except where such non-compliance, default or violation would not have and would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect.

        Section 4.17    Insurance.     Ensco and its Subsidiaries maintain insurance in such amounts and against such risks substantially as Ensco believes to be customary for the international offshore drilling business as of the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect, (i) all insurance policies maintained by or on behalf of Ensco or any of its Subsidiaries as of the date of this Agreement are in full force and effect and are valid and enforceable, and all premiums due on such policies have been paid by Ensco or its Subsidiaries, as applicable, and (ii) Ensco and its Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of Ensco or any of its Subsidiaries as of the date of this Agreement, and neither Ensco nor any of its Subsidiaries is in breach or default under, or has taken any action that could permit termination or material modification of, any material insurance policies.

        Section 4.18    Opinion of Financial Advisor.     The Board of Directors of Ensco has received the opinion of Morgan Stanley & Co. LLC to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio is fair, from a financial point of view, to holders of Ensco Class A Ordinary Shares. Ensco shall, promptly following the execution of this Agreement by all Parties, furnish an accurate, complete and confidential copy of said opinion letter to Rowan solely for informational purposes.

        Section 4.19    Material Contracts.

          (a)   Except for this Agreement, the Ensco Benefit Plans, agreements with customers for the provision of drilling and related services, agreements filed as exhibits to the Ensco SEC Documents or as set forth on the applicable subsection of Section 4.19(a) of the Ensco Disclosure Schedule, as of the date hereof, neither Ensco nor any of its Subsidiaries is a party to or bound by:

              (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

             (ii)  any Contract that (A) imposes any restriction on the right or ability of Ensco or any of its Subsidiaries to compete with any other person or in any geographic area or acquire or dispose of the securities of another person or (B) contains an exclusivity or "most favored nation" clause that restricts the business of Ensco and its Subsidiaries in a material manner;

            (iii)  any mortgage, note, debenture, indenture, security agreement, guaranty, pledge or other agreement or instrument evidencing indebtedness for borrowed money or any guarantee of such indebtedness of Ensco or any of its Subsidiaries in an amount in excess of $50.0 million, except any transaction among Ensco and its wholly owned Subsidiaries or among Ensco's wholly owned Subsidiaries;

            (iv)  any executory Contract that provides for the acquisition or disposition of assets, rights or properties with a value in excess of $50.0 million, except any transaction among Ensco and its wholly owned Subsidiaries or among Ensco's wholly owned Subsidiaries;

             (v)  any material joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any material joint venture, partnership or limited liability company, other than any such Contract solely between Ensco and its Subsidiaries or among Ensco's Subsidiaries;

            (vi)  any Contract expressly limiting or restricting the ability of Ensco or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be;

           (vii)  any Contract that obligates Ensco or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any person other than any loan or capital contribution to, or investment in, (A) Ensco or one of its Subsidiaries or (B) any person (other than an officer, director or employee of Ensco or any of its Subsidiaries) that is less than $50.0 million to such person;

          (viii)  any Contract that by its terms calls for aggregate payments by or to Ensco or any of its Subsidiaries of more than $50.0 million in the aggregate over the remaining term of such Contract, except for (A) Contracts with a customer and (B) any such Contract that may be cancelled by Ensco or any of its Subsidiaries with a penalty or other liability of less than $10.0 million to Ensco or any of its Subsidiaries, upon notice of 60 days or less;

            (ix)  any Contract that involves, or is reasonably expected in the future to involve, annual revenues of $50.0 million;

             (x)  any Contract providing for drilling unit construction, repair, modification, life extension, overhaul or conversion for an amount in excess of $50.0 million;

            (xi)  any Contract with a customer with a remaining duration of greater than 180 days, including fixed price customer options;

           (xii)  any Contract that includes any affiliate of Ensco as a counterparty or third party beneficiary and that would be required to be disclosed under Item 404 of Regulation S-K of the SEC;

          (xiii)  any Contract that contains "earn out" or other contingent payment obligations, or remaining indemnity or similar obligations, that could reasonably be expected to result in payments after the date hereof by Ensco or any of its Subsidiaries in excess of $50.0 million;

          (xiv)  any lease or sublease with respect to an Ensco Leased Real Property with remaining payments in excess of $10.0 million; and

           (xv)  any Contract the loss or breach of which would reasonably be expected to have an Ensco Material Adverse Effect.

All Contracts of the types referred to in clauses (i) through (xv) above are referred to herein as "Ensco Material Contracts." As used herein, "Contract" shall be as defined in Section 3.19(a).

          (b)   Ensco has delivered or made available to Rowan true and complete copies of all Ensco Material Contracts.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, an Ensco Material Adverse Effect, (i) neither Ensco nor any Subsidiary of Ensco is in breach of or default under the terms of any Ensco Material Contract, (ii) to Ensco's knowledge, no other party to any Ensco Material Contract is in breach of or default under the terms of any Ensco Material

  Contract and (iii) each Ensco Material Contract is a valid and binding obligation of Ensco or the Subsidiary of Ensco that is party thereto and, to Ensco's knowledge, of each other party thereto, and is in full force and effect, subject to the Remedies Exceptions.

        Section 4.20    Finders or Brokers.     Except for Morgan Stanley & Co. LLC, HSBC Securities (USA) Inc. and Citigroup Global Markets Inc., neither Ensco nor any of Ensco's Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to or may receive any fee or any commission in connection with or upon consummation of the Transaction. Section 4.20 of the Ensco Disclosure Schedule sets out, as at the date of this Agreement, Ensco's good faith estimate of the fees, commissions and expenses (including discretionary fees) payable by it or any of Ensco's Subsidiaries to Morgan Stanley & Co. LLC, HSBC Securities (USA) Inc. and Citigroup Global Markets Inc. in connection with this Agreement and the Transaction.

        Section 4.21    Anti-Bribery.     Within the past five years, neither (a) Ensco, nor any of its Subsidiaries, nor, to Ensco's knowledge, any director, officer, or employee of Ensco or any of its Subsidiaries nor (b) to Ensco's knowledge, any Representative while acting for or on behalf of any of the foregoing, has directly or indirectly (i) made, accepted, promised, or authorized the giving of any unlawful payment to/from any foreign or domestic government officials or employees or to/from any foreign or domestic political parties or campaigns, or to/from any private third parties, or otherwise violated any provisions of any applicable anti-bribery Laws, including without limitation the FCPA or the Bribery Act, or (ii) taken any action or engaged in any conduct, activity or practice for or on behalf of Ensco or any of its Subsidiaries that would otherwise constitute a violation of or an offence under any applicable anti-bribery Laws, including the FCPA and the Bribery Act, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. In the past five years, Ensco has maintained policies and procedures that are reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance with anti-bribery Laws. Neither Ensco nor any of its Subsidiaries, nor, to the knowledge of Ensco, any director, officer or employee of Ensco or any Subsidiary of Ensco, are, or in the past five years have been, subject to any actual, pending, or, to Ensco's knowledge, threatened civil, criminal, or administrative actions or governmental investigations, inquiries or enforcement actions, or made any voluntary disclosures to any governmental authority, involving Ensco or any Subsidiary of Ensco relating to alleged violations of applicable anti-bribery Laws, including the FCPA and the Bribery Act.

        Section 4.22    Export Controls and Sanctions.

          (a)   Neither (i) Ensco, any of its Subsidiaries, or any employee, officer, or director of Ensco or any of its Subsidiaries nor (ii) to Ensco's knowledge, any Representative of any of the foregoing, (A) is currently or has been within the past five years the target of Trade Sanctions (including by being designated on the list of Specially Designated Nationals and Blocked Persons or on any other sanctions list maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty's Treasury or direct or indirect ownership or control by one or more designated parties), or is or has been within the past five years operating, organized or resident in a country or territory that itself is the target of Trade Sanctions (currently, Crimea, Cuba, Iran, North Korea and Syria); or (B) has, directly or, to the knowledge of Ensco, indirectly, participated in the past five years in any prohibited or unlawful transaction or dealing involving a person or entity that is the target of Trade Sanctions, or with any person or entity operating, organized, or resident in a country or territory that is the target of Trade Sanctions.

          (b)   In the past five years, each of Ensco, Ensco's Subsidiaries and, to Ensco's knowledge, their respective affiliates (i) has conducted its business in compliance with all applicable Trade Sanctions and Export Control Laws in all material respects; (ii) have obtained, and are in compliance in all material respects with, all required export and import licenses, license exceptions and other consents, notices, approvals, orders, permits, authorizations, declarations, classifications and filings with any Governmental Entity required for the import, export and re-export of products, software and technology; and (iii) has maintained and enforces policies and procedures that are reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

        Section 4.23    Derivatives.     Section 4.23 of the Ensco Disclosure Schedule contains a complete and correct schedule of all material Derivative Transactions entered into by Ensco or any of its Subsidiaries or for the account of any of their respective customers as of the date hereof.

        Section 4.24    Takeover Statutes.     There are no "moratorium," "control share acquisition," "fair price," "supermajority," "affiliate transactions," or "business combination statute or regulation" or other similar state or other anti-takeover Laws and regulations applicable to Ensco, the Ensco Class A Ordinary Shares, the Transaction or any other transactions contemplated by this Agreement.

        Section 4.25    Information Supplied.     The information supplied or to be supplied by Ensco for inclusion in the Registration Statement provided for in Section 5.18(d) shall not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Ensco with respect to statements made or incorporated by reference therein based on information supplied by Rowan in writing expressly for inclusion therein. The information supplied or to be supplied by Ensco for inclusion in the Proxy Statement (including, for the avoidance of any doubt, the Scheme Document) will not, at the time the Proxy Statement is first mailed to Ensco Shareholders and at the time of any meeting of Ensco Shareholders to be held in connection with the issuance of the New Ensco Shares, the Scheme Meeting and the Rowan GM to be held in connection with the Transaction, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Ensco with respect to statements made or incorporated by reference therein based on information supplied by Rowan in writing expressly for inclusion therein. The Registration Statement and the Proxy Statement (solely with respect to the portion thereof relating to the Ensco Shareholder Meeting but excluding any portion thereof based on information supplied by Rowan in writing expressly for inclusion therein, with respect to which no representation or warranty is made by Ensco) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and any applicable provisions of the Companies Act.

        Section 4.26    No Additional Representations.

          (a)   Ensco acknowledges that Rowan does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Article III or in any certificate delivered by Rowan to Ensco in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that Rowan makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Ensco, any of its affiliates or any of their respective officers, directors, employees or Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Rowan and its Subsidiaries or (ii) the future business and operations of

  Rowan and its Subsidiaries, and Ensco has not relied on such information or any other representations or warranties not set forth in Article III.

          (b)   Ensco has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of Rowan and its Subsidiaries and acknowledges that Ensco has been provided access for such purposes. Except for the representations and warranties expressly set forth in Article III or in any certificate delivered to Ensco by Rowan in accordance with the terms hereof, in entering into this Agreement, Ensco has relied solely upon its independent investigation and analysis of Rowan and Rowan's Subsidiaries, and Ensco acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Rowan, its Subsidiaries, or any of their respective affiliates, shareholders, controlling persons or Representatives that are not expressly set forth in Article III or in any certificate delivered to Ensco by Rowan, whether or not such representations, warranties or statements were made in writing or orally. Ensco acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered by Rowan to Ensco (i) Rowan does not make, and has not made, any representations or warranties relating to itself or its business or otherwise in connection with the transactions contemplated hereby and Ensco is not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no person has been authorized by Rowan to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty may not be relied upon by Ensco as having been authorized by Rowan and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Ensco, any of its affiliates or any of their respective officers, directors, employees or Representatives are not and shall not be deemed to be or include representations or warranties of Rowan unless any such materials or information is the subject of any express representation or warranty set forth in Article III.

ARTICLE V.

COVENANTS AND AGREEMENTS

        Section 5.1    Conduct of Business.

          (a)   From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 7.1 (the "Termination Date"), and except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Rowan and its Subsidiaries and Ensco and its Subsidiaries, as applicable, (ii) with the prior written consent of Rowan or Ensco with respect to the business of Ensco and its Subsidiaries and Rowan and its Subsidiaries, respectively (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as may be expressly contemplated or required by this Agreement or (iv) as set forth in Section 5.1(a) of the Rowan Disclosure Schedule or Section 5.1(a) of the Ensco Disclosure Schedule, as applicable, each of Rowan and Ensco covenants and agrees that the business of Rowan and its Subsidiaries and of Ensco and its Subsidiaries, respectively, shall be conducted in the ordinary course of business consistent with past practice, and Rowan and its Subsidiaries and Ensco and its Subsidiaries shall use, and Rowan and Ensco shall cause their respective Subsidiaries to use, commercially reasonable efforts to preserve intact their respective present lines of business and business organization, minimize the incurrence of or exposure to liabilities for which adequate reserves have not been established or maintained or for which adequate insurance coverage or third-party indemnification rights are unavailable and, in any case, which would reasonably be expected to result in a Rowan Material Adverse Effect or an Ensco Adverse Effect, as applicable, maintain their respective rights, franchises and Permits, preserve their respective relationships and goodwill with customers and suppliers and keep available the services of its current officers and key employees; provided, however, that no action by Rowan and its Subsidiaries or Ensco and its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such provision of Section 5.1(b).

          (b)   Rowan agrees with Ensco, on behalf of itself and its Subsidiaries, and Ensco agrees with Rowan, on behalf of itself and its Subsidiaries, that from the date hereof and prior to the earlier of the Effective Time and the Termination Date, except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Rowan and its Subsidiaries and Ensco and its Subsidiaries, as applicable, (ii) with the prior written consent of Rowan or Ensco with respect to the business of Ensco and its Subsidiaries and Rowan and its Subsidiaries, respectively (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as may be expressly contemplated or required by this Agreement (including with respect to the Scheme of Arrangement) or (iv) as set forth in Section 5.1(b) of the Rowan Disclosure Schedule or Section 5.1(b) of the Ensco Disclosure Schedule, as applicable, each of Rowan and Ensco:

              (i)  shall not amend or modify its articles of association, and shall not permit any of its Subsidiaries to adopt any amendments or modifications to its articles of association, certificate of incorporation or bylaws or similar applicable organizational documents, other than, in the case of wholly owned Subsidiaries, in connection with internal restructurings among such Subsidiaries;

             (ii)  shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock (excluding, in the case of Ensco, the Consolidation) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary which remains a wholly owned Subsidiary after consummation of such transaction;

            (iii)  shall not, and shall not permit any of its Subsidiaries that is not directly or indirectly wholly owned to, authorize, make, declare or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of Rowan or Ensco, as applicable, or their respective Subsidiaries), except (A) dividends or distributions by any Subsidiaries only to Rowan or Ensco, as applicable, or to any wholly owned Subsidiary of Rowan or Ensco, as applicable, in the ordinary course of business consistent with past practice, (B) dividends or distributions by any non-wholly owned Subsidiary or joint venture that are consistent with past practice or required under such entity's organizational documents in effect on the date of this Agreement, and (C) in the case of Ensco only, quarterly cash dividends or distributions on the Ensco Ordinary Shares of not more than $0.01 per share per quarter, consistent with past practice as to timing of declaration, record date and payment date of such quarterly dividend;

            (iv)  shall not, and shall not permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the Transaction and other than any liquidations, dissolutions, mergers, consolidations, restructurings or reorganizations solely among Rowan or Ensco, as applicable, and their respective Subsidiaries or among Rowan's or Ensco's respective Subsidiaries, or take any action with respect to any securities owned by such person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transaction;

             (v)  shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person with a value in excess of $30.0 million in the aggregate, except (A) any loan, advance or capital contribution to or investment in a joint venture, partnership or similar entity in which a Party acquires an equity interest in connection with the initiation of operations of a particular rig or rigs or in a particular jurisdiction where such Party does not currently operate; provided, that such loan, advance, capital contribution or investment shall not exceed $30.0 million in the aggregate and be related to a single investment opportunity or (B) as made in connection with any transaction among (1) in the case of Rowan, (x) Rowan and its wholly owned Subsidiaries, (y) Rowan's wholly owned Subsidiaries, or (z) Rowan or any of its wholly owned Subsidiaries and a joint venture to which it is a party (so long as made in the ordinary course of business and consistent with past practice, or contemplated under the organizational documents of the applicable joint venture to which it is a party), or (2) in the case of Ensco, (x) Ensco and its wholly owned Subsidiaries, (y) Ensco's wholly owned Subsidiaries or (z) Ensco or any of its wholly owned Subsidiaries and a joint venture to which it is a party (so long as made in the ordinary course of business and consistent with past practice, or contemplated under the organizational documents of the applicable joint venture); provided, however, that Rowan or Ensco shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other person or business or make loans, advances or capital contributions to, or investments in, any other person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transaction;

            (vi)  shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, transfer, exchange or swap, or otherwise dispose of or encumber (x) any properties or non-cash assets with a value in excess of $30.0 million in the aggregate, except (A) sales, transfers and dispositions of obsolete, surplus or worthless equipment, (B) sales, transfers and dispositions of assets in the ordinary course of business consistent with past practice, or (C) sales, leases, transfers or other dispositions made in connection with any transaction among (1) in the case of Rowan, Rowan and its wholly owned Subsidiaries or among Rowan's wholly owned Subsidiaries, or (2) in the case of Ensco, Ensco and its wholly owned Subsidiaries or among Ensco's wholly owned Subsidiaries or (y) in the case of Rowan only, any equity interests in the ARO JV;

           (vii)  shall not, and shall not permit any of its Subsidiaries to, authorize any capital expenditures in excess of $50.0 million in the aggregate, except for (A) expenditures made in the ordinary course of business and consistent with past practice or (B) expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages, operational incidents or otherwise;

          (viii)  except in the ordinary course of business and consistent with past practice, or as required under the terms of any Benefit Plan or other contract entered into prior to the date of this Agreement, shall not, and shall not permit any of its Subsidiaries to, (A) enter into, establish, adopt, materially amend or modify, or terminate any Collective Bargaining Agreement or material Benefit Plan, (B) materially increase the compensation or increase the severance entitlements of any of the current or former directors or officers of Rowan or Ensco, as applicable, (C) pay or award, or commit to pay or award, any bonuses or incentive compensation to any officer or director of Rowan or Ensco, as applicable, (D) enter into any new or modify any existing employment, severance, termination, retention or change in control agreement with any current or former directors or officers of Rowan or Ensco, as applicable, (E) accelerate the time of payment or vesting of any material rights or benefits under any material Benefit Plan, (F) fund any rabbi trust or similar arrangement with respect to any material Benefit Plan, (G) grant or materially amend any awards under the Rowan Stock Plans or Ensco Stock Plans, as applicable (which new awards, even if made in the ordinary course of business shall not contain any terms or conditions providing for automatic vesting or acceleration in connection with the consummation of the transactions contemplated by this Agreement), (H) change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable Law, (I) hire or terminate the employment or services of (other than for cause) any officer or director of Rowan or Ensco, as applicable, except that if any officer is terminated for cause, death, resignation or disability, Rowan or Ensco, as applicable, may hire a replacement officer, or (J) waive any post-employment restrictive covenant with any of the current or former directors or officers of Rowan or Ensco, as applicable, except in connection with the replacement thereof in a manner consistent with this Agreement;

            (ix)  shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or other applicable accounting standards, SEC rule or policy or applicable Law;

             (x)  shall not, and shall not permit any of its Subsidiaries to establish any Rights Plan or grant any Rights or to issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of its capital stock or other ownership interest in Rowan or Ensco, as applicable, or any of their respective Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities, other than (A) issuances of Rowan Ordinary Shares or Ensco Ordinary Shares under the Rowan Stock Plans and Ensco Stock Plans, as applicable, to the extent not prohibited by subsection (viii) above or in respect of the exercise, vesting or settlement of any Rowan Equity Awards or Ensco Equity Awards, as applicable, outstanding on the date of this Agreement or granted in accordance with the terms of this Agreement, (B) the vesting of Rowan Ordinary Shares or Ensco Ordinary Shares or for withholding of Taxes with respect to any Rowan Equity Awards or Ensco Equity Awards, as applicable, to the extent provided by the terms of such awards or (C) for transactions among (1) in the case of Rowan, Rowan and its wholly owned Subsidiaries or among Rowan's wholly owned Subsidiaries or (2) in the case of Ensco, Ensco and its wholly owned Subsidiaries or among Ensco's wholly owned Subsidiaries;

            (xi)  shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of the capital stock of any of them or any rights, warrants or options to acquire any such shares, except for transactions among (1) in the case of Rowan, Rowan and its Subsidiaries or among Rowan's wholly owned Subsidiaries or (2) in the case of Ensco, Ensco and its Subsidiaries or among Ensco's wholly owned Subsidiaries;

           (xii)  shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness, except (A) for any indebtedness incurred in the ordinary course of business consistent with past practice, (B) for any indebtedness among Rowan or Ensco, as applicable, and its wholly owned Subsidiaries or among such respective wholly owned Subsidiaries, (C) for any indebtedness incurred to replace, renew, extend, refinance or refund any existing indebtedness on substantially the same or more favorable terms to Rowan or Ensco, as applicable, than such existing indebtedness, and (D) for any guarantees by Rowan or Ensco of indebtedness of Subsidiaries or guarantees by such Subsidiaries of indebtedness of Rowan or Ensco, as applicable, or any Subsidiary of Rowan or Ensco, as applicable, which indebtedness is incurred in compliance with this Section 5.1(b); provided, however, that in the case of each of clauses (A) through (D) such indebtedness does not impose or result in any additional restrictions or limitations that would be material to Rowan or Ensco and its Subsidiaries other than any obligation to make payments on such indebtedness and other than any restrictions or limitations to which Rowan or Ensco or any Subsidiary is currently subject under the terms of any indebtedness outstanding as of the date hereof; provided, further, that, notwithstanding anything contained herein, the Rowan 2019 Senior Notes may be replaced, renewed, extended, redeemed or refunded (i) with the proceeds of any Permitted Refinancing Debt or (ii) with cash, in each case, at an amount up to the make-whole amount (including all accrued interest) as specified in the Rowan 2019 Senior Notes;

          (xiii)  shall not, and shall not permit any of its Subsidiaries to, (A) other than in the ordinary course of business consistent with past practice, modify or amend in any material respect, terminate or waive any material rights under any Rowan Material Contract or Ensco Material Contract, as applicable, (B) in the case of Rowan and its Subsidiaries only, modify, amend or terminate, or waive any material rights under, any Contract of the ARO JV, (C) other than in the ordinary course of business consistent with past practice, modify or amend in any material respect, or terminate or waive any material rights under any material Permit, or (D) other than in the ordinary course of business consistent with past practice, enter into any new contract which would be a Rowan Material Contract or Ensco Material Contract, as applicable, or which would reasonably be expected to, after the Effective Time, restrict or limit in any material respect Ensco or any of its affiliates from engaging in any business or competing in any geographic location with any person;

          (xiv)  shall not, and shall not permit any of its Subsidiaries to, waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises (A) that are equal to or less than the amounts specifically reserved with respect thereto on the balance sheet as of June 30, 2018 included in the Rowan SEC Documents or the Ensco SEC Documents, as applicable, or (B) that do not exceed $50.0 million in the aggregate and, in all cases, do not obligate it or any of its Subsidiaries to take any material action (other than make a payment) or impose any material restrictions on its business or the business of any of its Subsidiaries;

            (xv)  shall not, and shall not permit any of its Subsidiaries to, make, change or revoke any material Tax election; change any material Tax accounting method; file any material amended Tax Return; enter into any material Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, advance pricing agreement or closing agreement (other than customary Tax indemnifications contained in ordinary course commercial agreements or arrangements that are not primarily related to Taxes); request any material Tax ruling; settle or compromise any material Tax proceeding; consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment; change its jurisdiction of Tax residence; or surrender any claim for a material refund of Taxes;

          (xvi)  except as otherwise permitted by this Agreement, any refinancing permitted by sub-clause (xii) above or for transactions (A) in the case of Rowan, between Rowan and its Subsidiaries or among Rowan's Subsidiaries or (B) in the case of Ensco, between Ensco and its Subsidiaries or among Ensco's Subsidiaries, shall not and shall not permit any of its Subsidiaries, to prepay, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness or guarantees thereof of Rowan or Ensco, as applicable, or its Subsidiaries, other than (1) with respect to debt securities maturing prior to December 21, 2021, at or below par value, (2) at stated maturity or (3) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such indebtedness or guarantees thereof may be entitled), in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date hereof; and

         (xvii)  shall not, and shall not permit any of its Subsidiaries to, agree, authorize, consent, resolve or propose, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to sub-clauses (i) through (xvi) of this Section 5.1.

        Section 5.2    Access.

          (a)   For purposes of furthering the transactions contemplated hereby, each Party shall afford the other Party and (i) the officers and employees and (ii) the accountants, consultants, legal counsel, financial advisors and agents and other representatives of such other Party reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time and the Termination Date, to its and its Subsidiaries' personnel and properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and with such additional accounting, financing, operating, environmental and other data and information regarding such Party as the other Party may reasonably request. Notwithstanding the foregoing, neither Party shall be required to afford such access if it would unreasonably disrupt the operations of such Party or any of its Subsidiaries, would cause a material violation of any agreement to which such Party or any of its Subsidiaries is a party, would cause a risk of a loss of privilege to such Party or any of its Subsidiaries or would constitute a violation of any applicable Law. Neither Party, nor any of their respective officers, employees or Representatives, shall be permitted to perform any onsite procedures (including an onsite study or invasive testing or sampling) with respect to any property of either Party or any of their respective Subsidiaries without the prior written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed).

          (b)   The Parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be governed in accordance with the confidentiality and non-disclosure agreement, dated as of April 26, 2018, between Rowan and Ensco, as amended (the "Confidentiality Agreement"), the term of which is hereby extended until the earlier to occur of (x) the Effective Time and (y) the first anniversary following the termination of this Agreement in accordance with Article VII.

        Section 5.3    No Solicitation by Rowan.

          (a)   Except as expressly permitted by this Section 5.3, Rowan shall, shall cause each of its affiliates and its and their respective officers, directors and employees to, and shall use reasonable best efforts to cause its and their respective agents, financial advisors, investment bankers, attorneys, accountants and other representatives (a person's officers, directors, employees, agents, financial advisors, investment bankers, attorneys, accountants and other representatives being collectively its "Representatives") to: (i) immediately cease any solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to or may reasonably be expected to lead to a Rowan Takeover Proposal, and promptly instruct (to the extent it has contractual authority to do so and has not already done so prior to the date of this Agreement) or otherwise request, any person that has executed a confidentiality or non-disclosure agreement within the 12-month period prior to the date of this Agreement in connection with any actual or potential Rowan Takeover Proposal to return or destroy all such information or documents or material incorporating confidential information in the possession of such person or its Representatives and (ii) until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, not, directly or indirectly, (1) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Rowan Takeover Proposal, (2) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of encouraging or facilitating, a Rowan Takeover Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring person to this Section 5.3 and to limit its conversation or other communication exclusively to such referral), or (3) approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment or agreement in principle (whether written or oral, binding or nonbinding) with respect to a Rowan Takeover Proposal. Except to the extent necessary to take any actions that Rowan or any third party would otherwise be permitted to take pursuant to this Section 5.3 (and in such case only in accordance with the terms hereof), (A) except in the event that the Rowan Board of Directors has determined in good faith after consultation with Rowan's outside legal counsel that the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the members of the Rowan Board of Directors under applicable Law with respect to any standstill or confidentiality provision in any agreement to which Rowan or any of its Subsidiaries is a party as of the date hereof, Rowan and its Subsidiaries shall not release any third party from, or waive, amend or modify any provision of, or grant permission under, (x) any standstill provision in any agreement to which Rowan or any of its Subsidiaries is a party or (y) any confidentiality provision in any agreement to which Rowan or any of its Subsidiaries is a party other than, with respect to this clause (y), any waiver, amendment, modification or permission under a confidentiality provision that does not, and would not be reasonably likely to, facilitate, encourage or relate in any way to a Rowan Takeover Proposal or a potential Rowan Takeover Proposal and (B) Rowan shall, and shall cause its Subsidiaries to, enforce the confidentiality and standstill provisions of any such agreement (including by exercising any right to require a recipient of confidential information to cease use of, return or destroy such information), and Rowan shall, and shall cause its Subsidiaries to, immediately take all steps within their power necessary to terminate any waiver that may have been heretofore granted, to any person other than Ensco or any of Ensco's affiliates, under any such provisions.

          (b)   Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time from and after the date of this Agreement and prior to obtaining the Rowan Shareholder Approval, Rowan or any of its Subsidiaries, or any of its or their Representatives, directly or indirectly receives a bona fide, unsolicited written Rowan Takeover Proposal from any person that did not result from Rowan's, its affiliates' or Rowan's or its affiliates' Representatives' failure to comply with the provisions of Section 5.3(a) and if the Board of Directors of Rowan determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Rowan Takeover Proposal constitutes or would reasonably be expected to lead to a Rowan Superior Proposal, then Rowan and any of its Subsidiaries, and any of its or their Representatives, may, directly or indirectly, (i) furnish, pursuant to a Rowan Acceptable Confidentiality Agreement, information (including non-public information) with respect to Rowan and its Subsidiaries, and afford access to the business, properties, assets, employees, officers, contracts, books and records of Rowan and its Subsidiaries, to the person who has made such Rowan Takeover Proposal and its Representatives and potential sources of financing; provided that Rowan shall substantially concurrently with the delivery to such person provide to Ensco any non-public information concerning Rowan or any of its Subsidiaries that is provided or made available to such person or its Representatives unless such non-public information has been previously provided or made available to Ensco, (ii) seek to clarify and understand the terms and conditions of any Rowan Takeover Proposal (or amended proposal) solely to determine whether such Rowan Takeover Proposal constitutes or would be reasonable expected to lead to a Rowan Superior Proposal, and (iii) engage in or otherwise participate in discussions or negotiations with the person making such Rowan Takeover Proposal and its Representatives and potential sources of financing regarding such Rowan Takeover Proposal. As used herein, "Rowan Acceptable Confidentiality Agreement" means any customary confidentiality agreement that contains provisions that are no less restrictive to the third party executing such agreement than those applicable to Ensco that are contained in the Confidentiality Agreement (including standstill restrictions); provided that such confidentiality agreement shall not prohibit compliance by Rowan with any of the provisions of this Section 5.3.

          (c)   Rowan shall promptly (and in no event later than 24 hours after receipt) notify, orally and in writing, Ensco after receipt by Rowan or any of its Subsidiaries, or any of its or their Representatives, of any Rowan Takeover Proposal, including of the identity of the person making the Rowan Takeover Proposal and the material terms and conditions thereof, and shall promptly (and in no event later than 24 hours after receipt) provide unredacted copies to Ensco of any written proposals, indications of interest, and/or draft agreements relating to such Rowan Takeover Proposal. Rowan shall keep Ensco reasonably informed, on a prompt basis, as to the status of (including changes to any material terms of, and any other material developments with respect to) such Rowan Takeover Proposal (including by promptly (and in no event later than 24 hours after receipt) providing to Ensco unredacted copies of any additional or revised written proposals, indications of interest, and/or draft agreements relating to such Rowan Takeover Proposal). Rowan agrees that it and its Subsidiaries will not enter into any agreement with any person subsequent to the date of this Agreement which prohibits Rowan from providing any information to Ensco in accordance with this Section 5.3.

          (d)   Except as expressly permitted by this Section 5.3(d), Section 5.3(e) or Section 5.3(f), or where required in order to implement the Transaction by way of an Offer made in accordance with Section 5.18, neither the Board of Directors of Rowan nor any committee thereof shall (i) (A) withhold, withdraw or modify in a manner adverse to Ensco the Rowan Board Recommendation or fail to make the Rowan Board Recommendation in accordance with Section 5.5(a)(xi) (or, in the period prior to publication of the Scheme Document, publicly change, withdraw or modify its intention and expectation that it will give such recommendation), (B) fail to reiterate the Rowan Board Recommendation (or, in the period prior to publication of the Scheme Document, fail to publicly reiterate its intention and expectation that it will give the Rowan Board Recommendation) within five business days after a written request by Ensco, (C) take any formal action or make any recommendation or public statement in connection with a Rowan Takeover Proposal (other than a recommendation against such Rowan Takeover Proposal or a customary "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case that includes a reaffirmation of the Rowan Board Recommendation) (it being understood that the Board of Directors of Rowan may refrain from taking a position with respect to such Rowan Takeover Proposal until the close of business as of the tenth business day after the commencement of such Rowan Takeover Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered a Rowan Adverse Recommendation Change), (D) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, to Rowan Shareholders a Rowan Takeover Proposal or (E) fail to publicly recommend against a publicly announced Rowan Takeover Proposal (it being understood that the Board of Directors of Rowan may refrain from taking a position with respect to such Rowan Takeover Proposal until the close of business as of the tenth business day after the commencement of such Rowan Takeover Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered a Rowan Adverse Recommendation Change) (any action described in this clause (i) being referred to as a "Rowan Adverse Recommendation Change"), or (ii) authorize, cause or permit Rowan or any of its Subsidiaries to enter into any letter of intent, agreement, commitment or agreement in principle with respect to any Rowan Takeover Proposal (other than a Rowan Acceptable Confidentiality Agreement entered into in accordance with Section 5.3(b)). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Rowan Shareholder Approval is obtained, the Board of Directors of Rowan may make a Rowan Adverse Recommendation Change if, after receiving a bona fide, unsolicited Rowan Takeover Proposal that did not result from a breach of Section 5.3, the Board of Directors of Rowan has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that (A) such Rowan Takeover Proposal constitutes a Rowan Superior Proposal and (B) in light of such Rowan Takeover Proposal, the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors of Rowan under applicable Law; provided, however, that, prior to making such Rowan Adverse Recommendation Change, (1) Rowan has given Ensco at least four business days' prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Rowan Superior Proposal) and has contemporaneously provided to Ensco a copy of the Rowan Superior Proposal, a copy of any proposed transaction agreements with the person making such Rowan Superior Proposal and a copy of any financing commitments relating thereto (or, if not provided in writing to Rowan, a written summary of the material terms thereof), (2) Rowan has negotiated, and has caused its Representatives to negotiate, in good faith with Ensco during such notice period, to the extent Ensco wishes to negotiate, to enable Ensco to propose revisions to the terms of this Agreement such that it would cause such Rowan Superior Proposal to no longer constitute a Rowan Superior Proposal, (3) following the end of such notice period, the Board of Directors of Rowan shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Ensco, and shall have determined, after consultation with its outside financial advisors and outside legal counsel, that the Rowan Superior Proposal would nevertheless continue to constitute a Rowan Superior Proposal if the revisions proposed by Ensco were to be given effect, and (4) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Rowan Superior Proposal, Rowan shall, in each case, have delivered to Ensco an additional notice consistent with that described in clause (1) above of this proviso and a new notice period under clause (1) of this proviso shall commence (except that the four business day notice period referred to in clause (1) above of this proviso shall instead be equal to the longer of (x) two business days and (y) the period remaining under the notice period under clause (1) of this proviso immediately prior to the delivery of such additional notice under this clause (4)) during which time Rowan shall be required to comply with the requirements of this Section 5.3(d) anew with respect to such additional notice, including clauses (1) through (4) above of this proviso; and provided further that Rowan has complied in all material respects with its obligations under this Section 5.3.

          (e)   Nothing in this Agreement shall prohibit the Board of Directors of Rowan, prior to the time the Rowan Shareholder Approval is obtained, from making a Rowan Adverse Recommendation Change in response to an Intervening Event if the Board of Directors of Rowan has determined in good faith, after consultation with its outside financial advisers and outside legal counsel, that the failure of the Board of Directors of Rowan to make such a Rowan Adverse Recommendation Change would be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors of Rowan under applicable Law; provided, however, that, prior to making such Rowan Adverse Recommendation Change, (A) Rowan has given Ensco at least four business days' prior written notice of its intention to take such action, which notice shall specify the reasons therefor, (B) Rowan has negotiated, and has caused its Representatives to negotiate, in good faith with Ensco during such notice period, to the extent Ensco wishes to negotiate, to enable Ensco to propose revisions to the terms of this Agreement such that it would permit the Board of Directors of Rowan not to make a Rowan Adverse Recommendation Change pursuant to this Section 5.3(e), and (C) following the end of such notice period, the Board of Directors of Rowan shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Ensco, and shall have determined, after consultation with its outside financial advisors and outside legal counsel, that the failure to make a Rowan Adverse Recommendation Change continues to be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors of Rowan under applicable Law.

          (f)    Nothing contained in this Section 5.3 shall prohibit Rowan or the Board of Directors of Rowan from (x) taking and disclosing to the Rowan Shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any "stop, look and listen" communication or any other similar disclosure to the Rowan Shareholders pursuant to Rule 14d-9(f) under the Exchange Act or (y) making any disclosure to the Rowan Shareholders if, in the reasonable determination in good faith of the Board of Directors of Rowan, after consultation with outside legal counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with their duties under applicable Law or that such disclosure is otherwise required by Law or if, in each case, in the reasonable determination in good faith of the Board of Directors of Rowan, after consultation with outside legal counsel, the failure so to disclose would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law or obligations under applicable federal securities Law of the Board of Directors of Rowan; provided that, with respect to each of clause (x) and clause (y), any such position or disclosure (other than any "stop, look and listen" communication that includes a reaffirmation of the Rowan Board Recommendation) shall be deemed to be a Rowan Adverse Recommendation Change unless the Board of Directors of Rowan expressly and concurrently reaffirms the Rowan Board Recommendation.

        Section 5.4    No Solicitation by Ensco.

          (a)   Except as expressly permitted by this Section 5.4, Ensco shall, shall cause each of its affiliates and its and their respective officers, directors and employees to, and shall use reasonable best efforts to cause its and their Representatives to: (i) immediately cease any solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to or may reasonably be expected to lead to an Ensco Takeover Proposal, and promptly instruct (to the extent it has contractual authority to do so and has not already done so prior to the date of this Agreement) or otherwise request, any person that has executed a confidentiality or non-disclosure agreement within the 12-month period prior to the date of this Agreement in connection with any actual or potential Ensco Takeover Proposal to return or destroy all such information or documents or material incorporating confidential information in the possession of such person or its Representatives and (ii) until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, not, directly or indirectly, (1) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Ensco Takeover Proposal, (2) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of encouraging or facilitating, an Ensco Takeover Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring person to this Section 5.4 and to limit its conversation or other communication exclusively to such referral), or (3) approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment or agreement in principle (whether written or oral, binding or nonbinding) with respect to an Ensco Takeover Proposal. Except to the extent necessary to take any actions that Ensco or any third party would otherwise be permitted to take pursuant to this Section 5.4 (and in such case only in accordance with the terms hereof), (A) except in the event the Ensco Board of Directors has determined in good faith after consultation with Ensco's outside legal counsel that the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the members of the Ensco Board of Directors under applicable Law with respect to any standstill or confidentiality provision in any agreement to which Ensco or any of its Subsidiaries is a party as of the date hereof, Ensco and its Subsidiaries shall not release any third party from, or waive, amend or modify any provision of, or grant permission under, (x) any standstill provision in any agreement to which Ensco or any of its Subsidiaries is a party or (y) any confidentiality provision in any agreement to which Ensco or any of its Subsidiaries is a party other than, with respect to this clause (y), any waiver, amendment, modification or permission under a confidentiality provision that does not, and would not be reasonably likely to, facilitate, encourage or relate in any way to an Ensco Takeover Proposal or a potential Ensco Takeover Proposal and (B) Ensco shall, and shall cause its Subsidiaries to, enforce the confidentiality and standstill provisions of any such agreement (including by exercising any right to require a recipient of confidential information to cease use of, return or destroy such information), and Ensco shall, and shall cause its Subsidiaries to, immediately take all steps within their power necessary to terminate any waiver that may have been heretofore granted, to any person other than Rowan or any of Rowan's affiliates, under any such provisions.

          (b)   Notwithstanding anything to the contrary contained in Section 5.4(a), if at any time from and after the date of this Agreement and prior to the passing of the resolution referred to in clause (a) of the definition of Ensco Shareholder Resolutions, Ensco or any of its Subsidiaries, or any of its or their Representatives, directly or indirectly receives a bona fide, unsolicited written Ensco Takeover Proposal from any person that did not result from Ensco's, its affiliates' or Ensco's or its affiliates' Representatives' failure to comply with the provisions of Section 5.4(a) and if the Board of Directors of Ensco determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Ensco Takeover Proposal constitutes or would reasonably be expected to lead to an Ensco Superior Proposal, then Ensco and any of its Subsidiaries, and any of its or their Representatives, may, directly or indirectly, (i) furnish, pursuant to an Ensco Acceptable Confidentiality Agreement, information (including non-public information) with respect to Ensco and its Subsidiaries, and afford access to the business, properties, assets, employees, officers, contracts, books and records of Ensco and its Subsidiaries, to the person who has made such Ensco Takeover Proposal and its Representatives and potential sources of financing; provided that Ensco shall substantially concurrently with the delivery to such person provide to Rowan any non-public information concerning Ensco or any of its Subsidiaries that is provided or made available to such person or its Representatives unless such non-public information has been previously provided or made available to Rowan, (ii) seek to clarify and understand the terms and conditions of any Ensco Takeover Proposal (or amended proposal) solely to determine whether such Ensco Takeover Proposal constitutes or would be reasonable expected to lead to an Ensco Superior Proposal, and (iii) engage in or otherwise participate in discussions or negotiations with the person making such Ensco Takeover Proposal and its Representatives and potential sources of financing regarding such Ensco Takeover Proposal. As used herein, "Ensco Acceptable Confidentiality Agreement" means any customary confidentiality agreement that contains provisions that are no less restrictive to the third party executing such agreement than those applicable to Rowan that are contained in the Confidentiality Agreement (including standstill restrictions); provided that such confidentiality agreement shall not prohibit compliance by Ensco with any of the provisions of this Section 5.4.

          (c)   Ensco shall promptly (and in no event later than 24 hours after receipt) notify, orally and in writing, Rowan after receipt by Ensco or any of its Subsidiaries, or any of its or their Representatives, of any Ensco Takeover Proposal, including of the identity of the person making the Ensco Takeover Proposal and the material terms and conditions thereof, and shall promptly (and in no event later than 24 hours after receipt) provide unredacted copies to Rowan of any written proposals, indications of interest, and/or draft agreements relating to such Ensco Takeover Proposal. Ensco shall keep Rowan reasonably informed, on a prompt basis, as to the status of (including changes to any material terms of, and any other material developments with respect to) such Ensco Takeover Proposal (including by promptly (and in no event later than 24 hours after receipt) providing to Rowan unredacted copies of any additional or revised written proposals, indications of interest, and/or draft agreements relating to such Ensco Takeover Proposal). Ensco agrees that it and its Subsidiaries will not enter into any agreement with any person subsequent to the date of this Agreement which prohibits Ensco from providing any information to Rowan in accordance with this Section 5.4.

          (d)   Except as expressly permitted by this Section 5.4(d), Section 5.4(e) or Section 5.4(f), or where required in order to implement the Transaction by way of an Offer made in accordance with Section 5.18, neither the Board of Directors of Ensco nor any committee thereof shall (i) (A) withhold, withdraw or modify in a manner adverse to Rowan the Ensco Board Recommendation, (B) fail to reiterate the Ensco Board Recommendation within five business days after a written request by Rowan, (C) take any formal action or make any recommendation or public statement in connection with an Ensco Takeover Proposal (other than a recommendation against such Ensco Takeover Proposal or a customary "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case that includes a reaffirmation of the Ensco Board Recommendation) (it being understood that the Board of Directors of Ensco may refrain from taking a position with respect to such Ensco Takeover Proposal until the close of business as of the tenth business day after the commencement of such Ensco Takeover Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered an Ensco Adverse Recommendation Change), (D) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, to Ensco Shareholders an Ensco Takeover Proposal or (E) fail to publicly recommend against a publicly announced Ensco Takeover Proposal (it being understood that the Board of Directors of Ensco may refrain from taking a position with respect to such Ensco Takeover Proposal until the close of business as of the tenth business day after the commencement of such Ensco Takeover Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered an Ensco Adverse Recommendation Change) (any action described in this clause (i) being referred to as a "Ensco Adverse Recommendation Change"), or (ii) authorize, cause or permit Ensco or any of its Subsidiaries to enter into any letter of intent, agreement, commitment or agreement in principle with respect to any Ensco Takeover Proposal (other than an Ensco Acceptable Confidentiality Agreement entered into in accordance with Section 5.4(b)). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the resolution referred to in clause (a) of the definition of the Ensco Shareholder Resolutions is passed, the Board of Directors of Ensco may make an Ensco Adverse Recommendation Change if, after receiving a bona fide, unsolicited Ensco Takeover Proposal that did not result from a breach of Section 5.4, the Board of Directors of Ensco has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that (A) such Ensco Takeover Proposal constitutes an Ensco Superior Proposal and (B) in light of such Ensco Takeover Proposal, the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors of Ensco under applicable Law; provided, however, that, prior to making such Ensco Adverse Recommendation Change, (1) Ensco has given Rowan at least four business days' prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Ensco Superior Proposal) and has contemporaneously provided to Rowan a copy of the Ensco Superior Proposal, a copy of any proposed transaction agreements with the person making such Ensco Superior Proposal and a copy of any financing commitments relating thereto (or, if not provided in writing to Ensco, a written summary of the material terms thereof), (2) Ensco has negotiated, and has caused its Representatives to negotiate, in good faith with Rowan during such notice period, to the extent Rowan wishes to negotiate, to enable Rowan to propose revisions to the terms of this Agreement such that it would cause such Ensco Superior Proposal to no longer constitute an Ensco Superior Proposal, (3) following the end of such notice period, the Board of Directors of Ensco shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Rowan, and shall have determined, after consultation with its outside financial advisors and outside legal counsel, that the Ensco Superior Proposal would nevertheless continue to constitute an Ensco Superior Proposal if the revisions proposed by Rowan were to be given effect, and (4) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Ensco Superior Proposal, Ensco shall, in each case, have delivered to Rowan an additional notice consistent with that described in clause (1) above of this proviso and a new notice period under clause (1) of this proviso shall commence (except that the four business day notice period referred to in clause (1) above of this proviso shall instead be equal to the longer of (x) two business days and (y) the period remaining under the notice period under clause (1) of this proviso immediately prior to the delivery of such additional notice under this clause (4)) during which time Ensco shall be required to comply with the requirements of this Section 5.4(d) anew with respect to such additional notice, including clauses (1) through (4) above of this proviso; and provided further that Ensco has complied in all material respects with its obligations under this Section 5.4.

          (e)   Nothing in this Agreement shall prohibit or restrict the Board of Directors of Ensco, prior to the passing of the resolution referred to in clause (a) of the definition of the Ensco Shareholder Resolutions, from making an Ensco Adverse Recommendation Change in response to an Intervening Event if the Board of Directors of Ensco has determined in good faith, after consultation with its outside financial advisers and outside legal counsel, that the failure of the Board of Directors of Ensco to make an Ensco Adverse Recommendation Change would be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors of Ensco under applicable Law; provided, however, that, prior to making such Ensco Adverse Recommendation Change, (A) Ensco has given Rowan at least four business days' prior written notice of its intention to take such action, which notice shall specify the reasons therefor, (B) Ensco has negotiated, and has caused its Representatives to negotiate, in good faith with Rowan during such notice period, to the extent Rowan wishes to negotiate, to enable Rowan to propose revisions to the terms of this Agreement such that it would permit the Board of Directors of Ensco not to make an Ensco Adverse Recommendation Change pursuant to this Section 5.4(e), and (C) following the end of such notice period, the Board of Directors of Ensco shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Rowan, and shall have determined, after consultation with its outside financial advisors and outside legal counsel, that the failure to make an Ensco Adverse Recommendation Change continues to be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors of Ensco under applicable Law.

          (f)    Nothing contained in this Section 5.4 shall prohibit Ensco or the Board of Directors of Ensco from (x) taking and disclosing to the Ensco Shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any "stop, look and listen" communication or any other similar disclosure to the Ensco Shareholders pursuant to Rule 14d-9(f) under the Exchange Act or (y) making any disclosure to the Ensco Shareholders if, in the reasonable determination in good faith of the Board of Directors of Ensco, after consultation with outside legal counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with their duties under applicable Law or that such disclosure is otherwise required by Law or if, in each case, in the reasonable determination in good faith of the Board of Directors of Ensco, after consultation with outside legal counsel, the failure so to disclose would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law or obligations under applicable federal securities Law of the Board of Directors of Ensco; provided that, with respect to each of clause (x) and clause (y), any such position or disclosure (other than any "stop, look and listen" communication that includes a reaffirmation of the Ensco Board Recommendation) shall be deemed to be an Ensco Adverse Recommendation Change unless the Board of Directors of Ensco expressly and concurrently reaffirms the Ensco Board Recommendation.

        Section 5.5    Responsibilities of Rowan in Respect of the Scheme of Arrangement.

          (a)   Rowan shall:

              (i)  prepare as soon as reasonably practicable following the date hereof the shareholder document (or the relevant sections of the Proxy Statement comprising the scheme document), incorporating the Scheme of Arrangement (the "Scheme Document"), in accordance with applicable Laws, and all other documentation reasonably necessary to effect the Scheme of Arrangement and to convene the Rowan GM and Scheme Meeting;

             (ii)  consult with Ensco as to the form and content of the Scheme Document and seek the approval of Ensco (such approval not to be unreasonably withheld, conditioned or delayed) to the content of the Scheme Document (excluding information in relation to Rowan, any of Rowan's Subsidiaries or directors and excluding the terms of the Scheme of Arrangement, which shall be in all material respects in the form set out in Annex II subject to any amendment that the Parties agree in accordance with Section 5.8(b));

            (iii)  afford Ensco reasonably sufficient time to consider the Scheme Document in order to give its approval and take into consideration all comments proposed by Ensco;

            (iv)  not finalize or post the Scheme Document to the Rowan Shareholders unless Rowan has first obtained the prior written approval of Ensco (such approval not to be unreasonably withheld, conditioned or delayed);

             (v)  provide Ensco with drafts of the forms of proxy for use by the Rowan Shareholders at the Rowan GM and the Scheme Meeting (the "Forms of Proxy"), all the necessary evidence and pleadings in relation to the Scheme of Arrangement (the "Court Documentation") and any supplemental circular or document required to be published or submitted to the Court in connection with the Scheme of Arrangement or any variation or amendment to the Scheme of Arrangement (a "Scheme Supplemental Document"), in each case prepared in accordance with applicable Laws and customary practice;

            (vi)  afford Ensco reasonably sufficient time to consider all such documents detailed in clause (v) above and take into consideration all comments proposed by Ensco;

           (vii)  for the purpose of implementing the Scheme of Arrangement, instruct a barrister (of senior counsel standing) and provide Ensco and its advisers with the opportunity to attend any meetings with such barrister to discuss matters pertaining to the Scheme of Arrangement and any issues arising in connection with it (except to the extent the barrister is to advise on matters relating to the fiduciary duties of the directors of Rowan or otherwise in circumstances where a conflict has arisen between the interests of Rowan and Ensco);

          (viii)  as promptly as reasonably practicable, notify Ensco of any matter of which it becomes aware which would reasonably be expected to materially delay or prevent filing of the Scheme Document or the Court Documentation;

            (ix)  as promptly as reasonably practicable, make all necessary applications to the Court in connection with the implementation of the Scheme of Arrangement (including applying to the Court for leave to convene the Scheme Meeting and settling with the Court the Scheme Document, the Forms of Proxy and any Scheme Supplemental Document and taking such other steps as may be required or desirable in connection with such applications, in each case as promptly as reasonably practicable), and use its reasonable best efforts so as to ensure that the hearing of such proceedings occurs as promptly as practicable in order to facilitate the dispatch of the Scheme Document and any Scheme Supplemental Document and seek such directions of the Court as it considers necessary or desirable in connection with the Scheme Meeting;

             (x)  procure the publication of the advertisements required by applicable Law and dispatch of the Scheme Document, the Forms of Proxy and any Scheme Supplemental Document to Rowan Shareholders on the Register of Members of Rowan on the record date as agreed with the Court, as promptly as reasonably practicable after the approval of the Court to dispatch the documents being obtained, and thereafter shall publish and/or post such other documents and information (the form of which shall be agreed between the Parties) as the Court may approve or direct from time to time in connection with the implementation of the Scheme of Arrangement in accordance with applicable Law as promptly as reasonably practicable after the approval of the Court to publish or post such documents being obtained;

            (xi)  unless the Board of Directors of Rowan has effected a Rowan Adverse Recommendation Change pursuant to and in accordance with Section 5.3, procure that the Scheme Document includes the Rowan Board Recommendation;

           (xii)  include in the Scheme Document a notice convening the Rowan GM to be held immediately following the Scheme Meeting to consider and, if thought fit, approve the Rowan Shareholder Resolutions and it will convene the Scheme Meeting and the Rowan GM for the date that is as soon after the date of the dispatch of the Scheme Document as is permissible under applicable Laws and the Rowan Articles of Association (subject only to Section 5.6);

          (xiii)  call, convene, hold and conduct the Scheme Meeting and the Rowan GM in compliance with this Agreement, the Rowan Articles of Association and applicable Laws and permit up to four representatives of Ensco and/or its financial and legal advisers to attend and observe the Scheme Meeting and the Rowan GM;

          (xiv)  prior to the Scheme Meeting, keep Ensco informed on a regular basis in the two weeks prior to the Scheme Meeting of the number of valid proxy votes received in respect of resolutions to be proposed at the Scheme Meeting and/or the Rowan GM (with the number of valid proxy votes for and against being separately identified in respect of each resolution), and in any event provide such number as soon as reasonably practicable following a request by Ensco or its Representatives and, unless the Board of Directors of Rowan has effected a Rowan Adverse Recommendation Change, conduct any proxy solicitation exercise and undertake any other steps as may reasonably be requested by Ensco to assist in obtaining the Rowan Shareholder Approval;

           (xv)  except as required by applicable Law or the Court or pursuant to Section 5.8(a), not postpone or adjourn the Scheme Meeting and/or the Rowan GM; provided, however, that Rowan may, without the consent of Ensco and only in accordance with the Rowan Articles of Association and applicable Law, adjourn or postpone the Scheme Meeting and/or the Rowan GM (i) in the case of adjournment, if requested by the Rowan Shareholders (on a poll) to do so, provided that the adjournment resolution was not proposed, procured or instigated by or on behalf of Rowan or any of its officers, directors, employees, agents or other Representatives, (ii) to the extent reasonably necessary to ensure that any required supplement or amendment to the Scheme Document is provided to the Rowan Shareholders or to permit dissemination of information which is material to the Rowan Shareholders voting at the Scheme Meeting and/or the Rowan GM, but only for so long as the Board of Directors of Rowan have determined in good faith, that such action is reasonably necessary or advisable to give the Rowan Shareholders sufficient time to evaluate any such disclosure or information so provided or disseminated, or (iii) if, as of the time for which the Scheme Meeting or the Rowan GM is scheduled (as set forth in the Scheme Document), there are insufficient Rowan Ordinary Shares represented (either in person or by proxy) (a) to constitute a quorum necessary to conduct the business of the Scheme Meeting or the Rowan GM, but only until a meeting can be held at which there are a sufficient number of Rowan Ordinary Shares represented to constitute a quorum or (b) to obtain the Rowan Shareholder Approval, but only until a meeting can be held at which there are sufficient number of votes of the Rowan Shareholders to obtain the Rowan Shareholder Approval;

          (xvi)  not withdraw the Scheme of Arrangement or allow it to lapse without the prior written consent of Ensco;

         (xvii)  following the Scheme Meeting and Rowan GM, assuming the Scheme of Arrangement and Rowan Shareholder Resolutions are duly passed (including by the requisite majorities required under Part 26 of the Companies Act in the case of the Scheme Meeting) and all other Conditions are satisfied or, in the sole discretion of the applicable Party, waived where applicable (with the exception of the condition set out in Section 6.1(b)), take all necessary steps on the part of Rowan to prepare and issue, serve and lodge all such court documents as are required to seek the sanction of the Court to the Scheme of Arrangement as soon as possible thereafter;

        (xviii)  give such undertakings as are required by the Court in connection with the Scheme of Arrangement as are reasonably and commercially necessary or desirable to implement the Scheme of Arrangement;

          (xix)  as soon as reasonably practicable after the Court Order is made, deliver the Court Order to the Registrar of Companies (and if, notwithstanding the provisions of Section 5.17, such Court Order is determined to be subject to United Kingdom stamp duty, procure that the Court Order is duly stamped prior to the delivery of the Court Order to the Registrar of Companies);

           (xx)  promptly provide Ensco with a certified copy of the resolutions passed at the Scheme Meeting, the Rowan Shareholder Resolutions and of each order of the Court (including the Court Order) once obtained; and

          (xxi)  subject to the foregoing, take any other action reasonably necessary to make the Scheme of Arrangement effective (it being acknowledged that this requirement shall not extend, in the event of a Rowan Adverse Recommendation Change, to obliging Rowan to convene or reconvene either the Scheme Meeting or the Rowan GM or conduct any proxy solicitation exercise).

        Section 5.6    Responsibilities of Ensco in Respect of the Scheme of Arrangement.

          (a)   Ensco shall:

              (i)  instruct counsel to appear on its behalf at the Court hearing to sanction the Scheme of Arrangement and undertake to the Court to be bound by the terms of the Scheme of Arrangement (including the issuance of the New Ensco Shares pursuant thereto) insofar as it relates to Ensco, provided that this shall not oblige Ensco to waive any of the Conditions or treat them as satisfied;

             (ii)  subject to the terms of this Agreement, afford all such cooperation and assistance as may reasonably be requested of it by Rowan in respect of the preparation and verification of any document required for the implementation of the Scheme of Arrangement, including the provision to Rowan of such information and confirmations relating to it, its Subsidiaries and any of its or their respective directors or employees as Rowan may reasonably request (including for the purposes of preparing the Scheme Document or any Scheme Supplemental Document) and to do so in a timely manner;

            (iii)  review and provide comments (if any) in a reasonably timely manner on all such documentation submitted to it; and

            (iv)  as soon as reasonably practicable, notify Rowan of any matter of which it becomes aware which would reasonably be expected to materially delay or prevent filing of the Scheme Document or the Court Documentation.

        Section 5.7    Joint Proxy Statement.

          (a)   Subject to Section 5.5, as promptly as reasonably practicable following the date of this Agreement, Ensco and Rowan shall take all action reasonably necessary to prepare, in accordance with applicable Law, the Ensco Organizational Documents and the Rowan Organizational Documents, as applicable, joint proxy materials which shall constitute (A) the Scheme Document, which shall also constitute the proxy statement relating to the Scheme Meeting and the Rowan GM for the purpose of passing the Rowan Shareholder Resolutions and (B) the proxy statement relating to a meeting of the Ensco Shareholders for the purpose of passing the Ensco Shareholder Resolutions (such joint proxy materials being the "Proxy Statement"). Ensco shall also take any action required to be taken under any applicable state or provincial securities laws in connection with the issuance of the New Ensco Shares in the Transaction. Ensco and Rowan shall furnish all information concerning Ensco and the Ensco Shareholders and Rowan and the Rowan Shareholders, respectively, as may be reasonably requested in connection with the Proxy Statement (or any supplement required thereto) and any such action as aforesaid. No filing of, or amendment or supplement to, the Proxy Statement will be made by either Party without the other Party's prior consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing the other Party a reasonable opportunity to review and comment thereon. Each Party will advise the other Party promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other Party with copies of any written communication from the SEC or any state securities commission. Each of Rowan and Ensco shall ensure (a) that the information provided by it for inclusion in the Proxy Statement (and any supplement required thereto) at the time of mailing thereof and at the time of the Ensco Shareholder Meeting, the Scheme Meeting and the Rowan GM will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) that the Proxy Statement (and any supplement required thereto) at the time of mailing thereof and at the time of the Ensco Shareholder Meeting, the Scheme Meeting and the Rowan GM will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

          (b)   As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, Ensco shall take all action necessary in accordance with applicable Laws and the Ensco Articles of Association to duly give notice of, convene and hold a meeting of the Ensco Shareholders for the purpose of passing the Ensco Shareholder Resolutions (the "Ensco Shareholder Meeting") and (subject to Section 5.8(a)) shall not postpone or adjourn the Ensco Shareholder Meeting except (i) to the extent required by applicable Law, (ii) if requested by the Ensco Shareholders (on a poll) to do so, provided that the adjournment resolution was not proposed, procured or instigated by or on behalf of Ensco or any of its officers, directors, employees, agents or other Representatives, (iii) if, as of the time for which the Ensco Shareholder Meeting is scheduled (as set forth in the Proxy Statement), there are insufficient Ensco Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Ensco Shareholder Meeting, but only until a meeting can be held at which there are a sufficient number of Ensco Ordinary Shares represented to constitute a quorum or (iv) to solicit additional proxies or votes for the approval of the allotment and issuance of the New Ensco Shares, but only until a meeting can be held at which there is a sufficient number of proxies or votes of the Ensco Shareholders to approve the allotment and issuance of the New Ensco Shares.

          (c)   Unless the Board of Directors of Ensco has effected an Ensco Adverse Recommendation Change pursuant to and in accordance with Section 5.4, Ensco shall procure that the Proxy Statement includes the Ensco Board Recommendation.

          (d)   Prior to the Ensco Shareholder Meeting, Ensco shall keep Rowan informed on a regular basis in the two weeks prior to the Ensco Shareholder Meeting of the number of valid proxy votes received in respect of resolutions to be proposed at the Ensco Shareholder Meeting (with the number of valid proxy votes for and against being separately identified in respect of each resolution), and in any event provide such number as soon as reasonably practicable following a request by Rowan or its Representatives and, unless the Board of Directors of Ensco has effected an Ensco Adverse Recommendation Change pursuant to and in accordance with Section 5.4, conduct any proxy solicitation exercise and undertake any other steps as may reasonably be requested by Rowan to assist in obtaining the approval of the Ensco Shareholders to the Ensco Shareholder Resolutions.

        Section 5.8    Mutual Provisions in Relation to the Scheme of Arrangement and the Meetings.

          (a)   Notwithstanding anything to the contrary in this Agreement, Ensco and Rowan shall co-operate to schedule and convene the Ensco Shareholder Meeting and the Scheme Meeting and Rowan GM for the same date, it being understood and agreed that (i) in the event the Ensco Shareholder Meeting is adjourned or postponed, Rowan shall, in accordance with the Rowan Articles of Association, use its reasonable best efforts to adjourn or postpone the Scheme Meeting and the Rowan GM to the same date of the Ensco Shareholder Meeting, as so adjourned or postponed, (ii) in the event the Scheme Meeting or the Rowan GM is adjourned or postponed, Ensco shall, in accordance with the Ensco Articles of Association, use its reasonable best efforts to adjourn or postpone the Ensco Shareholder Meeting to the date of the Scheme Meeting or Rowan GM (whichever is the latest to occur, if they are not to be held on the same date), as so adjourned or postponed, and (iii) if, within five business days prior to any scheduled meeting date, the Board of Directors of Ensco or Rowan determines that failure to make an Ensco Adverse Recommendation Change or a Rowan Adverse Recommendation Change, as applicable, would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, such Board of Directors shall be permitted to adjourn or postpone the Ensco Shareholder Meeting, the Scheme Meeting or the Rowan GM (including any postponements or adjournments thereof), as applicable, for up to five business days.

          (b)   Ensco may at any time (and on more than one occasion) prior to the Scheme Meeting propose such amendments or modifications to the Scheme of Arrangement as it reasonably considers necessary or desirable for the purposes of procuring that all Rowan Ordinary Shares outstanding at the Effective Time shall be transferred from the Rowan Shareholders to Ensco or a DR Nominee and Rowan hereby agrees that it shall promptly (and in any event prior to the Scheme Meeting) make and carry into effect any amendments or modifications to the Scheme of Arrangement that are proposed by Ensco in accordance with this Section 5.8(b) and shall take all such steps and do such things as are reasonably necessary or desirable including adjourning or postponing the Scheme Meeting and Rowan GM in order to give effect to such amendment or modification. Subject and without prejudice to the foregoing, if Ensco or Rowan acting reasonably considers that an amendment should be made to the provisions of the Scheme of Arrangement in order to implement the Transaction in as efficient a manner as practicable or otherwise, it may notify the other Party and the Parties shall be obliged to consider and negotiate, acting reasonably and in good faith, such amendment (provided, without prejudice to any matter specified in the first sentence in this Section 5.8(b), that no Party shall be required to consider and negotiate in good faith any amendment that would materially and adversely affect it, its shareholders or the likelihood of consummation of the Transaction).

        Section 5.9    Reasonable Best Efforts; Regulatory Approvals.

          (a)   Prior to the Closing, and subject to Section 5.5 through 5.8 and Section 5.18, Rowan and Ensco shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the Transaction, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transaction and the provision of information in connection therewith, (ii) the satisfaction of the conditions to consummating the Transaction, (iii) taking all reasonable actions necessary to obtain (and cooperating with each other in obtaining) any consent, authorization, Order or approval of, or any exemption by, any third party, including any Governmental Entity (which actions shall include furnishing all information and documentary material required under the HSR Act or other antitrust, competition, foreign investment or similar Laws outside of the United States) required to be obtained or made by Rowan, Ensco or any of their respective Subsidiaries in connection with the Transaction or the taking of any action contemplated by this Agreement, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transaction and to fully carry out the purposes of this Agreement. Additionally, Rowan and Ensco shall use reasonable best efforts to fulfill all conditions precedent to the Transaction and shall not take any action after the date of this Agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any such Governmental Entity necessary to be obtained prior to Closing. To the extent that transfers of any Permits issued by any Governmental Entity are required as a result of the execution of this Agreement or the consummation of the Transaction (including Permits required pursuant to Environmental Laws), the Parties hereto shall use reasonable best efforts to effect such transfers.

          (b)   In furtherance and not in limitation of the other covenants contained in this Section 5.9, each of Ensco and Rowan shall use its reasonable best efforts to take, or cause to be taken, any and all steps and to make, or cause to be made any and all undertakings necessary to resolve objections, if any, that any Relevant Authority may assert under the HSR Act and any other federal, state or foreign Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or reduction of competition (collectively, "Antitrust Laws") or that regulates foreign investment ("Foreign Investment Laws"), with respect to this Agreement, and to avoid or eliminate each and every impediment under any Antitrust Law or Foreign Investment Laws that may be asserted by any Relevant Authority with respect to this Agreement, in each case, so as to enable the Closing to occur as promptly as practicable including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of Ensco and Rowan (or any of their respective Subsidiaries) or any equity interest in any joint venture held by Ensco and Rowan (or any of their respective Subsidiaries), other than, or related to, the ARO JV, (ii) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of Ensco and Rowan or their respective Subsidiaries, other than the ARO JV and (iii) otherwise taking or committing to take any action that would limit Ensco's or Rowan's freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Ensco and Rowan (including any of their respective Subsidiaries) or any equity interest in any joint venture held by Ensco and Rowan (or any of their respective Subsidiaries), other than, or related to, the ARO JV, in each case as may be required in order to obtain all approvals and consents required directly or indirectly under any Antitrust Law or Foreign Investment Laws, or to avoid the commencement of any action to prohibit the Closing of the Transaction under any Antitrust Law or Foreign Investment Laws, or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action or proceeding seeking to prohibit the Closing or delay the Closing beyond the End Date, provided, however, that, notwithstanding the foregoing, neither Ensco nor Rowan shall be required to take, or agree to take, any actions under this Section 5.9 (i) that would reasonably be expected to, individually or in the aggregate, result in a one year loss of revenues as measured by fiscal year 2018 of more than $400.0 million on a combined basis for both Rowan and its Subsidiaries and Ensco and its Subsidiaries or (ii) with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the Closing; provided further, however, that notwithstanding the foregoing, each of Ensco and Rowan reserves the right, for so long as there is mutual agreement between Ensco and Rowan to do so, to oppose any request or requirement of any Governmental Entity to sell, divest or otherwise dispose of any businesses, assets, equity interests, product lines or properties of Ensco and Rowan (or any of their respective Subsidiaries) or any equity interest in any joint venture held by Ensco and Rowan (or any of their respective Subsidiaries) prior to the End Date, including through litigation, if necessary.

          (c)   Except as prohibited by applicable Law, Rowan and Ensco shall each keep the other apprised of the status of matters relating to the completion of the Transaction and work cooperatively in connection with obtaining all required consents, authorizations, Orders or approvals of, or any exemptions by, any Governmental Entity undertaken pursuant to the provisions of this Section 5.9. In that regard, prior to the Closing, each Party shall promptly consult with one another with respect to, and, except as prohibited by applicable Law, provide any necessary information with respect to (and, in the case of correspondence, provide the other Party (or its counsel) copies of), all filings made by such Party with any Governmental Entity or any other information supplied by such Party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Transaction. Each Party shall promptly inform the other Party, and if in writing, furnish the other Party (or its counsel) with copies of (or, in the case of oral communications, advise the other Party (or its counsel) orally of) any communication from any Governmental Entity regarding the Transaction, and permit the other Party to review and discuss in advance, and consider in good faith the views of the other Party in connection with, any proposed communication with any such Governmental Entity. If any Party or any Representative of such Party receives a request for additional information or documentary material, or other request for information, from any Governmental Entity with respect to the Transaction, then such Party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other Party, an appropriate response in substantial compliance with such request. Neither Party shall participate in any meeting or teleconference with any Governmental Entity where material issues would likely be discussed in connection with this Agreement and the Transaction unless, so long as reasonably practicable and permitted by applicable Law, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat. Each Party shall furnish the other Party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to this Agreement and the Transaction, and furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity; provided, however, that materials provided pursuant to this Section 5.9 may be redacted (i) to remove references concerning the valuation of Rowan or Ensco and the Transaction or other confidential information, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable privilege concerns.

          (d)   Rowan and Ensco shall use reasonable best efforts to (i) file, as promptly as practicable, but in any event no later than ten business days after the date of this Agreement, all notifications required under the HSR Act; and (ii) make any other required foreign filings as promptly as practicable. In the event that the Parties receive a request for information or documentary material pursuant to the HSR Act or other request for information from any Governmental Entity, the

  Parties will use their respective reasonable best efforts to respond to such request as promptly as practicable or as otherwise instructed by Ensco, and counsel for both Parties will closely cooperate during the entirety of any such response process.

          (e)   In furtherance and not in limitation of the other covenants contained in this Section 5.9, each of Ensco and Rowan shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to make, or cause to be made, a draft CFIUS Notice in accordance with 31 C.F.R. Part 800 and the DPA, and after prompt resolution of all questions and comments received from CFIUS on such draft, preparing and submitting the final CFIUS Notice, which shall in any event be made promptly after the date all questions and comments received from CFIUS on such draft have been resolved or after CFIUS staff shall have indicated to the Parties that it has no questions or comments. Such reasonable best efforts shall also include providing any information requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS review or investigation of the Transaction, within the time periods specified by 31 C.F.R. §800.403(a)(3), as modified by applicable provisions of FIRRMA, or otherwise specified by the CFIUS staff. Each of Ensco and Rowan shall, in connection with the efforts to obtain the CFIUS Clearance, (i) cooperate in all respects and consult with each other in connection with the CFIUS Notice, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, CFIUS, by promptly providing copies to the other Party of any such written communications, except for any exhibits to such communications providing the personal identifying information required by 31 C.F.R. §800.402(c)(6)(vi); and (iii) permit the other parties to review in advance any communication that it gives to, and consult with each other in advance of any meeting or teleconference with CFIUS, and to the extent not prohibited by CFIUS, give the other parties the opportunity to attend and participate in any meeting or teleconference with CFIUS, in each of clauses (i), (ii) and (iii) of this Section 5.9(e) subject to confidentiality considerations contemplated by the DPA or required by CFIUS, or to preserve business confidential information.

          (f)    Notwithstanding anything to the contrary contained herein, the Parties agree that they will jointly devise the strategy for all filings, notifications, submissions and communications in connection with any filing, notice, petition, statement, registration, submission of information, application or similar filing subject to this Section 5.9.

        Section 5.10    Takeover Statutes.     If any "moratorium," "control share acquisition," "fair price," "supermajority," "affiliate transactions," or "business combination statute or regulation" or other similar state or other anti-takeover Laws and regulations may become, or may purport to be, applicable to the Transaction or any other transactions contemplated hereby, each of Rowan and Ensco shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

        Section 5.11    Public Announcements.     Rowan and Ensco shall use reasonable best efforts to develop a joint communications plan and each Party shall use reasonable best efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby, to the extent they have not been previously issued or disclosed, shall be consistent with such joint communications plan. Unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, each Party shall consult with each other before issuing any press release or public statement with respect to the Transaction and, subject to the requirements of applicable Law (in the reasonable determination in good faith of such Party, after consultation with outside legal counsel) or the rules of any securities exchange (in the reasonable determination in good faith of such Party, after consultation with outside legal counsel), shall not issue any such press release or public statement prior to such consultation. Rowan and Ensco agree to issue a mutually acceptable initial joint press release announcing this Agreement.

        Section 5.12    Indemnification and Insurance.

          (a)   Ensco agrees that, to the fullest extent permitted under applicable Law, all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, existing as at the date of this Agreement in favor of the current or former managers, directors, officers or employees, as the case may be, of Ensco, Rowan or their respective Subsidiaries as provided in their respective articles of association or other organizational documents or in any agreement or deed of indemnity shall survive the Transaction and shall continue in full force and effect in accordance with their terms. For a period of six years from the Effective Time, to the fullest extent permitted under applicable Law, Ensco shall maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the articles of association or similar organizational documents of Ensco, Rowan and their respective Subsidiaries in effect as at the date of this Agreement or in any indemnification agreements of Ensco, Rowan or their respective Subsidiaries with any of their respective current or former directors, officers or employees in effect as at the date of this Agreement, and to the fullest extent permitted under applicable Law shall not amend, repeal or otherwise modify any such provisions or the exculpation, indemnification or advancement of expenses provisions of the organizational documents of Ensco, Rowan or their respective Subsidiaries in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former managers, directors, officers or employees of Rowan or any of its Subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

          (b)   Ensco shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former manager, director, officer or employee of Ensco, Rowan or any of their respective Subsidiaries and each person who served as a manager, director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of Ensco, Rowan or any of their respective Subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party"), in each case against any costs or expenses (including advancing attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law; provided, however, that the Indemnified Party to whom expenses are advanced provides an undertaking consistent with applicable Law and the Ensco Organizational Documents or Rowan Organizational Documents, as applicable, to repay such amounts if it is ultimately determined that such person is not entitled to indemnification), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an "Action"), arising out of, relating to or in connection with any action or omission by them in their capacities as such occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such Indemnified Party serving as an officer, director, employee or other fiduciary of any entity if such service was at the request or for the benefit of Ensco or Rowan). In the event of any such Action, Ensco shall cooperate with the Indemnified Party in the defense of any such Action.

          (c)   For a period of six years from the Effective Time, Ensco shall cause to be maintained in effect the coverage provided by the policies of directors' and officers' liability insurance and fiduciary liability insurance in effect as of the date hereof by Rowan and its Subsidiaries with respect to matters existing or arising on or before the Effective Time (provided that Ensco may substitute these for policies with a carrier with reasonably comparable credit ratings to the existing carrier of at least the same coverage and amounts and containing terms and conditions that it reasonably considers are no less favorable to the insured); provided, however, that Ensco shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by Rowan prior to the date hereof in respect of the coverages (the "Maximum Amount") required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. If Rowan or Ensco elects, then Rowan or Ensco, as applicable, may, prior to the Effective Time, purchase a "tail policy" with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Parties in their capacity as such; provided that in no event shall the cost of such policy, if purchased by Rowan, exceed six times the Maximum Amount and, if such a "tail policy" is purchased, Ensco shall have no further obligations under this Section 5.12(c) so long as such "tail policy" remains in full force and effect during the six-year period following the date hereof.

          (d)   Ensco shall, to the fullest extent permitted under applicable Law, pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.12.

          (e)   The rights of each Indemnified Party under this Section 5.12 shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the articles of association or other organizational documents of Ensco, Rowan or any of their respective Subsidiaries or, any other indemnification arrangement, the Companies Act or otherwise.

          (f)    The obligations of Ensco under this Section 5.12 shall not be terminated, amended or modified in any manner so as to adversely affect any Indemnified Party (including their successors, heirs and legal representatives) to whom this Section 5.12 applies without the consent of such Indemnified Party. It is expressly agreed that, notwithstanding any other provision of this Agreement that may be to the contrary, (i) the Indemnified Parties to whom this Section 5.12 applies shall be third-party beneficiaries of this Section 5.12, and (ii) this Section 5.12 shall survive consummation of the Transaction and shall be enforceable by such Indemnified Parties and their respective successors, heirs and legal representatives against Ensco and its successors and assigns.

        Section 5.13    Control of Operations.     Without in any way limiting any Party's rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Rowan or Ensco, directly or indirectly, the right to control or direct the other Party's operations prior to the Effective Time and (b) prior to the Effective Time, each of Rowan and Ensco shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

        Section 5.14    Section 16 Matters.     Prior to the Effective Time, Rowan and Ensco shall take all such steps as may be required to cause any dispositions of Rowan Ordinary Shares (including derivative securities with respect to Rowan Ordinary Shares) or acquisitions of Ensco Ordinary Shares (including derivative securities with respect to Ensco Ordinary Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Rowan or will become subject to such reporting requirements with respect to Ensco, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.15    Transaction Litigation.     Each of Rowan and Ensco shall promptly notify and give the other Party the opportunity to participate in the defense or settlement of any shareholder litigation against Rowan and/or its directors or executive officers or Ensco and/or its directors or executive officers, as the case may be, relating to the transactions contemplated by this Agreement, including the Transaction. Each of Rowan and Ensco agree that it shall not settle or offer to settle any litigation commenced prior to or after the date of this Agreement against Rowan or Ensco, as the case may be, or its directors, executive officers or similar persons by any shareholder of Rowan or Ensco, as the case may be, relating to this Agreement, the Transaction or any other transaction contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

        Section 5.16    Listing Matters.

          (a)   Ensco shall use its reasonable best efforts to cause the New Ensco Shares to be issued in the Transaction and such other shares of Ensco to be reserved for issuance in connection with the Transaction (or, if the Consolidation is effected, the Consolidated Ensco Shares to which those New Ensco Shares correspond) to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

          (b)   Each of Rowan and Ensco agrees to cooperate with the other Party in taking, or causing to be taken, all action necessary to delist the Rowan Ordinary Shares from the NYSE and terminate its registration under the Exchange Act, provided that such delisting and termination shall not be effective until the Effective Time.

        Section 5.17    United Kingdom Stamp Taxes.     (a) The Parties shall, as soon as reasonably practicable, apply for such written confirmations from HMRC in relation to United Kingdom stamp duty or stamp duty reserve tax ("SDRT") that DTC reasonably requests in connection with the issuance, delivery and/or future trading of the New Ensco Shares, and (b) Ensco shall apply for confirmation from HMRC that neither the Court Order nor any instrument of transfer transferring the Rowan Ordinary Shares held within DTC to any DR Nominee is subject to United Kingdom stamp duty or SDRT and that the only instrument or agreement subject to UK stamp duty or SDRT will be the stock transfer form(s) which transfer shares not held within DTC to Ensco. For the avoidance of doubt, a failure to obtain any confirmations to be applied for pursuant to this Section 5.17 shall not constitute any breach of the obligations of any Party under this Agreement. Rowan shall promptly provide Ensco with such information as it reasonably requests in order to fulfil its obligations under this Section 5.17.

        Section 5.18    Scheme Implementation by Way of Offer.

          (a)   Ensco may, upon receipt of the written consent of Rowan (in its sole discretion), elect to implement the Transaction by way of a contractual takeover offer (as defined in section 974 of the Companies Act) (the "Offer"), whether or not the Scheme Document has been published, provided that the Offer is made in accordance with the terms and conditions set out in this Agreement (with any additions, deletions, modifications or amendments to such terms and conditions as may be necessary as a result of a switch from the Scheme of Arrangement to the Offer) and provided that Ensco shall comply with clauses (b) through (d) below. If the Parties agree to implement the Transaction by way of an Offer in accordance with this Section 5.18(a), Section 5.5 and 5.6 shall cease to have any effect, and the terms and conditions set out in this Agreement shall be deemed to be modified or amended in so far as is necessary as a result of the switch from the Scheme of Arrangement to the Offer.

          (b)   In the event that the Transaction is implemented by way of an Offer pursuant to and in accordance with clause (a) above, Ensco shall prepare the document to be dispatched to (amongst others) the Rowan Shareholders under which any Offer would be made (the "Offer Document")

  and shall consult with Rowan in relation to the preparation thereof. Ensco agrees to submit, or procure the submission of, drafts and revised drafts of the Offer Document to Rowan for review and comment and, where necessary, to discuss any comments with Rowan for the purposes of preparing revised drafts. Ensco shall afford Rowan sufficient time to consider the drafts and revised drafts of the Offer Document and include in the Offer Document all comments reasonably proposed by Rowan.

          (c)   Rowan shall afford all such cooperation and assistance as may reasonably be requested of it by Ensco in respect of the preparation and verification of any document required for the implementation of the Offer, including the provision to Ensco of such information and confirmations relating to it, its Subsidiaries and any of its or their respective directors or employees as Ensco may reasonably request (including for the purposes of preparing the Offer Document or the Prospectus and any amendments or supplements to either the Offer Document or the Prospectus) and to do so in a timely manner; and shall review and provide comments (if any) in a reasonably timely manner on all such documentation submitted to it.

          (d)   If the Transaction is implemented by way of an Offer pursuant to and in accordance with clause (a) above and such Offer is to be registered under the Securities Act, Ensco shall prepare a registration statement on Form S-4 with respect to the New Ensco Shares (the "Registration Statement") and Ensco's and Rowan's obligations in clauses (b) and (c) above shall equally apply to the process for preparation of such Registration Statement.

          (e)   If the Transaction is implemented by way of an Offer pursuant to and in accordance with clause (a) above:

              (i)  the acceptance condition to the Offer shall be set at not less than 90% (or such lesser percentage as Rowan and Ensco may agree) of the Rowan Ordinary Shares to which the Offer relates;

             (ii)  Ensco shall ensure that, unless the Parties agree otherwise in writing, the only conditions of the Offer shall be those set out in Article VI (the "Conditions") (with any additions, deletions, modifications or amendments to such conditions as the Parties agree are necessary or desirable as a result of a switch from the Scheme of Arrangement to the Offer);

            (iii)  Ensco shall keep Rowan informed, on a regular basis and in any event as soon as reasonably practicable following a request by Rowan or its Representatives, of the number of Rowan Shareholders that have validly returned their acceptance or withdrawal forms or incorrectly completed their acceptance or withdrawal forms and the identity of such shareholders;

            (iv)  except where the Board of Directors of Rowan has effected a Rowan Adverse Recommendation Change pursuant to and in accordance with Section 5.3, (A) the Board of Directors of Rowan shall duly and validly adopt a resolution declaring that the Board of Directors of Rowan has resolved that it will unanimously and unqualifiedly recommend that the Rowan Shareholders accept the Offer and such recommendation shall be deemed to be the Rowan Board Recommendation; (B) Rowan agrees that the Rowan Board Recommendation shall be included within the Offer Document; and (C) neither the Board of Directors of Rowan nor any committee thereof shall withhold, withdraw or modify in a manner adverse to Ensco the Rowan Board Recommendation; and

             (v)  any failure to provide the Rowan Board Recommendation in accordance with clause (iv) above shall be deemed to be a Rowan Adverse Recommendation Change.

          (f)    In the event that the Transaction is implemented by way of an Offer pursuant to and in accordance with Section 5.18(a), Ensco shall (i) prepare a prospectus in respect of the Offer (the

  "Prospectus") in accordance with part VI of the Financial Services and Markets Act 2000 and the Prospectus Directive (2003/71/EC) and shall consult with Rowan in relation to the preparation thereof and (ii) subject to Rowan's compliance with its obligations pursuant to clause (c) above, use its reasonable best efforts to obtain the final approval from the UK Financial Conduct Authority (or any successor thereof) of the Prospectus in connection with section 85 of the Financial Services and Markets Act 2000.

        Section 5.19    Securities Act Exemption.     For so long as the Transaction is being implemented by way of the Scheme of Arrangement, the Parties shall use their reasonable best efforts to cause the New Ensco Shares issued to Rowan Shareholders upon the Scheme of Arrangement becoming effective to be issued in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) of the Securities Act and in reliance on exemptions from registration under state "blue sky" or securities laws.

        Section 5.20    Tax-Free Reorganization Treatment.

          (a)   Ensco and Rowan intend that, for U.S. federal income tax purposes, the Transaction shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code. From and after the execution of this Agreement through the Closing Date, each of Ensco and Rowan (i) shall, and shall cause each of its respective Subsidiaries to, use its reasonable best efforts to cause the Transaction to so qualify, including by using its reasonable best efforts in not taking or failing to take any action that would reasonably be expected to prevent or impede the Transaction from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, and (ii) shall use reasonable best efforts to execute certificates at such time or times as may be reasonably requested by Tax counsel to Rowan that are in form and substance acceptable to such Tax counsel, containing appropriate and customary representations to Tax counsel regarding facts as of the date of such certificate in connection with such Tax counsel's delivery to Rowan of an opinion or opinions rendered in connection with the Transaction (including on the qualification of the Transaction as a "reorganization" within the meaning of Section 368(a) of the Code). After the Closing, each of Ensco and Rowan shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax proceedings, Tax Returns, or otherwise), such "reorganization" treatment unless required to do so by applicable Law. For the avoidance of doubt, any action taken or not taken by Ensco or Rowan that is specifically required or contemplated by this Agreement to be, as applicable, taken or not taken shall not constitute a breach of this Section 5.20(a) .

          (b)   Ensco and Rowan hereby adopt this Agreement as well as any other agreements entered into pursuant to this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a).

        Section 5.21    Post-Closing Benefits Program.

          (a)   The Parties agree to cooperate in good faith to establish a comprehensive employee benefits program for Rowan Employees and Ensco Employees as a collective group subject to Collective Bargaining Agreements that are in effect as of the date of this Agreement (the "Post-Closing Benefits Program"). The Parties intend that the Post-Closing Benefits Program will equitably treat similarly situated Rowan Employees and Ensco Employees.

          (b)   With respect to any employee benefit plans established under the Post-Closing Benefits Program, Ensco shall (i) recognize all service of Rowan Employees and Ensco Employees with Rowan, Ensco or any of their respective Subsidiaries or predecessor entities, as the case may be, for purposes of determining eligibility to participate, vesting, accruals, and entitlement to benefits where length of service is relevant (other than benefit accruals under a defined benefit pension plan) to the extent such service is recognized under the corresponding Benefit Plan, (ii) use commercially reasonable efforts to seek to waive any pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements and (iii) use commercially reasonable efforts to provide credit for any co-payments and deductibles incurred prior to the Effective Time in the plan year in which the Effective Time occurs for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such employee benefit plans established under the Post-Closing Benefits Program that may apply as of or following the Effective Time.

          (c)   Effective as of the day prior to the Closing Date but contingent upon the Closing, Rowan shall cause to be approved board resolutions terminating the Rowan Companies, Inc. Savings and Investment Plan (the "Rowan 401(k) Plan") unless Ensco provides written notice to Rowan that the Rowan 401(k) Plan shall not be terminated. Unless Ensco provides such written notice to Rowan, Rowan shall provide Ensco copies of such board resolutions. Effective as of, or as soon as administratively practicable following, the Closing, each Rowan Employee shall be eligible to participate in a tax-qualified defined contribution plan established or designated by Ensco (the "Ensco 401(k) Plan"), subject to the terms and conditions of the Ensco 401(k) Plan. As soon as practicable after the Closing and to the extent not prohibited under applicable Law, Ensco shall take all action necessary to provide that each Rowan Employee may elect to rollover his or her full account balance (including cash, notes (in the case of loans) or a combination thereof) in the Rowan 401(k) Plan to the Ensco 401(k) Plan.

          (d)   Except for any Assumed CiC Agreements, the CEO Employment Agreement, any grants made under the Rowan Retention Program through the Closing, and the Rowan Protection Plan, Rowan shall terminate all of its current severance plans, programs and policies on or prior to the Closing Date. Effective for any employee terminations that occur from the Closing Date through the 12-month anniversary of the Closing Date, Ensco shall provide (or shall ensure that one or more of its affiliates provides) each onshore Rowan Employee that is employed as of the Closing Date and who is not otherwise subject to a change in control agreement, with severance benefits that are no less favorable in the aggregate than those described in the Rowan Retention Program (as and to the extent then applicable to any such individual) and the Rowan Protection Plan, a copy of each of which has been provided to Ensco prior to the date hereof.

          (e)   Without limiting the generality of foregoing, nothing in this Section 5.21, express or implied: (i) is intended to confer any rights, benefits or, remedies under this Agreement upon any person (including any Rowan Employee or Ensco Employee) to continued employment, service or any severance or other benefits from Rowan or Ensco or any of their respective affiliates; (ii) is intended to require any Party (or any affiliate thereof) to maintain any specific level of benefits for any Rowan Employees or Ensco Employees for any specific period of time; (iii) shall be construed as an amendment to any employee benefit plan or similar arrangement; or (iv) shall constitute a limitation on the Parties' rights to amend, modify or terminate, either before or after the Closing, any employee benefit plan or similar arrangement.

        Section 5.22    Cooperation.     Ensco and Rowan shall in good faith reasonably cooperate with each other (i) to arrange with commercial banks for an increase in the capacity of Ensco's revolving credit facility or otherwise secure additional borrowing capacity as the Parties agree to be desirable to operate the business of Ensco following the Transaction and (ii) regarding any debt incurrence or refinancing transaction permitted by Section 5.1(b)(xii).

        Section 5.23    Change in Control Arrangements.     As of the Effective Time, Ensco shall automatically assume each Change in Control Agreement listed on Section 5.23 of the Rowan Disclosure Schedule (the "Assumed CiC Agreements") and, following the Effective Time, shall perform each Assumed CiC Agreement in the manner and to the extent that Rowan would have been required to perform such agreement had no assumption taken place.

 ARTICLE VI.

CONDITIONS TO THE TRANSACTION

        Section 6.1    Conditions to Each Party's Obligation to Effect the Transaction.     The respective obligations of each Party to effect the Transaction shall be subject to the fulfillment (or waiver by all Parties, to the extent permissible under applicable Law) at or prior to the Effective Time of the following conditions:

          (a)   The Rowan Shareholder Approval shall have been obtained.

          (b)   The Scheme of Arrangement shall have been sanctioned by the Court with or without modification (but subject to any such modification being acceptable to both Parties) and a copy of the Court Order shall have been delivered to the Registrar of Companies in England and Wales.

          (c)   The resolution referred to in clause (a) of the definition of the Ensco Shareholder Resolutions shall have been passed.

          (d)   The New Ensco Shares (or, if the Consolidation is effected, the Consolidated Ensco Shares to which those New Ensco Shares correspond) shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (e)   No order, injunction, decree or other legal restraint by any court or other tribunal of competent jurisdiction or Governmental Entity shall have been entered and shall continue to be in effect and no Law shall have been adopted or be effective, in each case that prohibits, prevents, restrains or renders illegal the consummation of the Transaction. No Governmental Entity shall have commenced and not withdrawn any proceeding seeking to enjoin, restrain or otherwise prohibit the consummation of the Transaction or any of the transactions contemplated by this Agreement.

          (f)    All waiting periods applicable to the Transaction under the HSR Act, including any secondary acquisition notifications pursuant to 16 C.F.R. § 801.4, shall have expired or been terminated.

          (g)   All consents of, or filings with, the Governmental Entities set forth in Section 6.1(g) of the Ensco Disclosure Schedule shall have been obtained and any applicable waiting period with respect thereto shall have expired or been terminated, as the case may be.

          (h)   The CFIUS Clearance shall have been obtained and shall be in full force and effect.

        Section 6.2    Conditions to Obligation of Rowan to Effect the Transaction.     The obligation of Rowan to effect the Transaction is further subject to the fulfillment (or waiver by Rowan) at or prior to the Effective Time of the following conditions:

          (a)   The representations and warranties of Ensco set forth in (i) this Agreement (other than in Sections 4.1(c), 4.1(d), 4.2(a) and 4.7(b)) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such date), except where such failures to be so true and correct (without regard to "materiality," Ensco Material Adverse Effect and similar qualifiers contained in such representations and warranties) would not, individually or in the aggregate, have an Ensco Material Adverse Effect, (ii) Sections 4.1(c), 4.1(d) and 4.2(a) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such date), except for any de minimis inaccuracies, and (iii) Section 4.7(b) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such date).

          (b)   Ensco shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

          (c)   Ensco shall have approved and adopted the Corporate Governance Policy, and the Corporate Governance Policy shall not have been amended, modified or terminated in contravention of Section 1.8(b).

          (d)   Ensco shall have delivered to Rowan a certificate, dated the Closing Date and signed by the Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.

        Section 6.3    Conditions to Obligation of Ensco to Effect the Transaction.     The obligation of Ensco to effect the Transaction is further subject to the fulfillment (or the waiver by Ensco) at or prior to the Effective Time of the following conditions:

          (a)   The representations and warranties of Rowan set forth in (i) this Agreement (other than in Sections 3.1(c), 3.1(d), 3.2(a) and 3.7(b)) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such date), except where such failures to be so true and correct (without regard to "materiality," Rowan Material Adverse Effect and similar qualifiers contained in such representations and warranties) would not, individually or in the aggregate, have a Rowan Material Adverse Effect, (ii) Sections 3.1(c), 3.1(d) and 3.2(a) shall be true and correct at and as of the date of this Agreement and, with the exception of Section 3.1(d)(ii), at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such date), except for any de minimis inaccuracies, and (iii) Section 3.7(b) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such date).

          (b)   Rowan shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

          (c)   Rowan shall have delivered to Ensco a certificate, dated the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

          (d)   No Law shall have been adopted after the date hereof that would require or would be reasonably expected to result in (i) the dissolution of the ARO JV, (ii) the sale or other disposal of Rowan's interest in the ARO JV to any person or (iii) the forfeiture or nationalization of Rowan's equity interests in the ARO JV or the ARO JV's assets.

        Section 6.4    Frustration of Closing Conditions.     Neither Rowan nor Ensco may rely, either as a basis for not consummating the Transaction or terminating this Agreement and abandoning the Transaction, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such Party's willful and intentional material breach of any material provision of this Agreement.

ARTICLE VII.

TERMINATION

        Section 7.1    Termination or Abandonment.     Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the Transaction abandoned at any time prior to the Effective Time (notwithstanding that the Rowan Shareholder Approval and the resolution referred to in clause (a) of the definition of Ensco Shareholder Resolutions may have been obtained prior to such termination) by written notice of the terminating Party (acting through such Party's Board of Directors) to the other Party:

          (a)   by the mutual written consent of Rowan and Ensco;

          (b)   by either Rowan or Ensco, if the Transaction shall not have been consummated on or prior to twelve months after the date of this Agreement (the "End Date"); provided, however, that:

              (i)  if all of the conditions to Closing, other than the conditions set forth in Section 6.1(f), Section 6.1(g), or Section 6.1(h), shall have been satisfied or shall be capable of being satisfied at such time, the End Date may be extended by either Rowan or Ensco; or

             (ii)  if all of the conditions to Closing shall have been satisfied or shall be capable of being satisfied at such time, but Rowan has not sought the sanction of the Scheme of Arrangement by the Court or has not delivered the Court Order to the Registrar of Companies in England and Wales to make the Scheme of Arrangement effective, the End Date may be extended by Ensco, in both cases from time to time by written notice to the other Party up to a date not beyond sixteen months after the date of this Agreement, the latest of any of which dates shall thereafter be deemed to be the End Date; and provided further that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a Party if the failure of the Closing to occur by such date shall be due to the material breach by such Party of any representation, warranty, covenant or other agreement of such Party set forth in this Agreement;

          (c)   by either Rowan or Ensco, if a court or other Governmental Entity of competent jurisdiction shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Transaction and such Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to a Party if such Order was due to the failure of such Party to perform any of its obligations under this Agreement;

          (d)   by either Rowan or Ensco, if the Scheme Meeting and the Rowan GM (including, in each case, any postponements or adjournments thereof) shall have been completed and the Rowan Shareholder Approval shall not have been obtained and the Parties have not agreed to implement the Transaction by way of an Offer in accordance with Section 5.18 within fifteen business days of the relevant meeting; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to a Party where the failure to obtain the Rowan Shareholder Approval is proximately caused by the material breach by such Party of any covenant or other agreement of such Party set forth in this Agreement;

          (e)   by either Rowan or Ensco, if the Ensco Shareholder Meeting (including any postponements or adjournments thereof) shall have been completed and the resolution referred to in clause (a) of the definition of the Ensco Shareholder Resolutions shall not have been passed; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to a Party where the failure to pass the relevant resolution is proximately caused by the material breach by such Party of any covenant or other agreement of such Party set forth in this Agreement;

          (f)    by Rowan, if Ensco shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, Ensco does not diligently attempt or ceases to diligently attempt to cure such breach or failure after receiving written notice from Rowan describing such breach or failure in reasonable detail (provided that Rowan is not then in breach of any representation, warranty, covenant or other agreement contained herein such that the conditions set forth in Section 6.3(a) and Section 6.3(b) shall not be satisfied);

          (g)   by Rowan, (i) in the event of an Ensco Adverse Recommendation Change occurring prior to the passing of the resolution referred to in clause (a) of the definition of the Ensco Shareholder Resolutions or (ii) upon any Willful Breach by Ensco of its obligations under Section 5.4;

          (h)   by Ensco, if Rowan shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, Rowan does not diligently attempt or ceases to diligently attempt to cure such breach or failure after receiving written notice from Ensco describing such breach or failure in reasonable detail (provided that Ensco is not then in breach of any representation, warranty, covenant or other agreement contained herein such that the conditions set forth in Section 6.2(a) and Section 6.2(b) shall not be satisfied);

          (i)    by Ensco, (i) in the event of a Rowan Adverse Recommendation Change occurring prior to receipt of the Rowan Shareholder Approval or (ii) upon any Willful Breach by Rowan of its obligations under Section 5.3;

          (j)    by either Rowan or Ensco, if the Court declines or refuses to sanction the Scheme of Arrangement (or an appeal of such decline or refusal by the Court is lost or abandoned), unless both Parties agree in writing either (i) that the decision of the Court shall be appealed, or (ii) to implement the Transaction by way of an Offer in accordance with Section 5.18;

          (k)   subject to Rowan's compliance with Section 5.3, by Rowan at any time prior to the time Rowan Shareholder Approval is obtained, if (i) the Rowan Board of Directors authorizes Rowan to enter into one or more acquisition agreements with respect to a Rowan Superior Proposal; (ii) immediately prior to or substantially concurrently with the termination of this Agreement, Rowan enters into one or more acquisition agreements with respect to a Rowan Superior Proposal; and (iii) Rowan immediately prior to or substantially concurrently with such termination pays to Ensco or its designees the Termination Fee in accordance with Section 7.3(b); or

          (l)    subject to Ensco's compliance with Section 5.4, by Ensco at any time prior to the passing of the resolution referred to in clause (a) of the definition of the Ensco Shareholder Resolutions, if (i) the Ensco Board of Directors authorizes Ensco to enter into one or more acquisition agreements with respect to an Ensco Superior Proposal; (ii) immediately prior to or substantially concurrently with the termination of this Agreement, Ensco enters into one or more acquisition agreements with respect to an Ensco Superior Proposal; and (iii) Ensco immediately prior to or substantially concurrently with such termination pays to Rowan or its designees the Termination Fee in accordance with Section 7.3(d).

        Section 7.2    Effect of Termination.     In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the provisions of this Section 7.2, Section 7.3 and Article VIII), and there shall be no other liability on the part of Rowan or Ensco to the other except as provided in Section 7.3 and liability arising out of, or the result of, fraud or any Willful Breach of this Agreement occurring prior to termination or as provided for in the Confidentiality Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at Law or in equity.

        Section 7.3    Termination Fee; Expenses.

          (a)   If this Agreement is terminated by Ensco pursuant to Section 7.1(h) or Section 7.1(i), Rowan shall pay to Ensco the Termination Fee by way of compensation, by wire transfer (to an account designed by Ensco) in immediately available funds on the day that is three business days after the date of termination of this Agreement.

          (b)   If this Agreement is terminated by Rowan pursuant to Section 7.1(k), Rowan shall pay to Ensco the Termination Fee by way of compensation, by wire transfer (to an account designated by Ensco) in immediately available funds immediately prior to or substantially concurrently with such termination.

          (c)   If this Agreement is terminated by Rowan pursuant to Section 7.1(f) or Section 7.1(g), Ensco shall pay to Rowan the Termination Fee by way of compensation, by wire transfer (to an account designed by Rowan) in immediately available funds on the day that is three business days after the date of termination of this Agreement.

          (d)   If this Agreement is terminated by Ensco pursuant to Section 7.1(l), Ensco shall pay to Rowan the Termination Fee by way of compensation, by wire transfer (to an account designated by Rowan) in immediately available funds immediately prior to or substantially concurrently with such termination.

          (e)   If this Agreement is terminated by Rowan or Ensco pursuant to Section 7.1(d), Rowan shall as promptly as practicable (but in any event within three business days) pay to Ensco by wire transfer (to an account designed by Ensco) in immediately available funds $15,000,000 for costs, fees and expenses (including legal and other third party advisors fees and expenses) in connection with the transactions contemplated by this Agreement; provided, however, that the amount of any such payment under this Section 7.3(e) shall be credited against any obligation of Rowan to pay the Termination Fee pursuant to this Section 7.3.

          (f)    If this Agreement is terminated by Rowan or Ensco pursuant to Section 7.1(e), Ensco shall as promptly as practicable (but in any event within three business days) pay to Rowan by wire transfer (to an account designed by Rowan) in immediately available funds $15,000,000 for costs, fees and expenses (including legal and other third party advisors fees and expenses) in connection with the transactions contemplated by this Agreement; provided, however, that the amount of any such payment under this Section 7.3(f) shall be credited against any obligation of Rowan to pay the Termination Fee pursuant to this Section 7.3.

          (g)   "Termination Fee" shall mean a cash amount equal to $24,000,000. Notwithstanding anything to the contrary in this Agreement, if the Termination Fee shall become due and payable in accordance with this Section 7.3, from and after such termination and acceptance of payment of the Termination Fee by the Party entitled to the Termination Fee pursuant to and in accordance with this Section 7.3, the Party paying the Termination Fee shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 7.3, except in the case of fraud or a Willful Breach by such Party of this Agreement. Each of the Parties hereto agrees and acknowledges that the Termination Fee is not a penalty and that it will not be entitled to argue that the Termination Fee is unenforceable or should be reduced in any manner, but rather liquidated damages in a reasonable amount that will compensate, and are proportionate to the legitimate interests of, a Party in the circumstances in which such Termination Fee is due and payable and which do not involve fraud or Willful Breach of this Agreement, in view of the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In no event shall Rowan or Ensco be entitled to more than one payment of the Termination Fee in connection with a termination of this Agreement pursuant to which the Termination Fee is payable.

          (h)   Each of Rowan and Ensco acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, Rowan and Ensco would not enter into this Agreement. Accordingly, if Rowan or Ensco fails to pay in a timely manner any amount due pursuant to this Section 7.3, then (i) Rowan or Ensco, as applicable, shall reimburse the Party entitled to such amounts for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related Actions commenced and (ii) Rowan or Ensco, as applicable, shall pay to the Party entitled to such amounts interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2%.

          (i)    The Termination Fee shall be inclusive of VAT. The Parties anticipate, and shall take the position and use their reasonable best efforts to ensure that it is accepted for the relevant tax purposes, that the Termination Fee is outside the scope of VAT and is not treated for VAT purposes as consideration for a taxable supply. If, however, the Termination Fee is treated by any tax authority in whole or part as the consideration for a taxable supply then (i) where the Termination Fee is determined to be the whole or part consideration for a taxable supply in respect of which the recipient of the Termination Fee (or the representative member of the VAT group of which that Party is a member) is liable to account for VAT, then to the extent that such VAT is recoverable from the relevant Tax authority by the payer of the Termination Fee (or such representative member), the amount of the Termination Fee shall be increased such that, less any such recoverable VAT in respect thereof, it equals the amount of the Termination Fee before taking into account any adjustment under this Section 7.3(i) and (ii) where the Termination Fee is determined to be the whole or part consideration for a taxable supply in respect of which the payer of the Termination Fee (or the representative member of the VAT group of which that Party is a member) is liable to account for VAT, then to the extent that such VAT is recoverable from the relevant Tax authority by the payer of the Termination Fee (or such representative member), the amount of the Termination Fee shall be reduced (or the relevant part of the Termination Fee reimbursed) such that the aggregate amount of the adjusted Termination Fee and any irrecoverable VAT in respect thereof equals the amount of the Termination Fee before taking into account any adjustment under this Section 7.3(i). The Parties shall provide each other with such invoices, information, and assistance as shall be reasonably requested for the purposes of determining (to the reasonable satisfaction of both Parties) the amount of any adjustments which are required to be made pursuant to this Section 7.3(i), and for the purposes of enabling the relevant Party to recover any VAT to which it is entitled to recover. Any such additional amounts in respect of VAT shall be paid no later than the date falling 10 days before the date on which the Party receiving the Termination Fee (or the representative member of the VAT group of which that Party is a member) is liable to account for such VAT (the "Due Date") or, if later, the date falling five days after the Party receiving the Termination Fee has notified the other Party in writing of the Due Date.

ARTICLE VIII.

MISCELLANEOUS

        Section 8.1    No Survival.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Transaction, except for: (a) the covenants and agreements of both Parties in Section 5.2(b), Section 7.2, Section 7.3 and this Article VIII; (b) the covenants and agreements of Ensco in Section 1.8 and Section 5.12(d) ; and (c) any other covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

        Section 8.2    Expenses.     Except as set forth in Section 7.3, whether or not the Transaction is consummated, all costs and expenses incurred in connection with the Transaction, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses; provided, however, that each of Rowan and Ensco shall pay and bear one-half of all filing fees required under the HSR Act or for the CFIUS Notice or for other antitrust, competition, foreign investment or similar Laws outside of the United States. Except as otherwise provided in this Agreement, all transfer, documentary, sales, use, stamp, registration and other substantially similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (collectively, "Transfer Taxes") shall be paid by Ensco when due save for any VAT that is due on a Termination Fee to be paid by Rowan, and Ensco shall, at its own expense, file all necessary documentation with respect to all such Transfer Taxes.

        Section 8.3    Counterparts; Effectiveness.     This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        Section 8.4    Governing Law.     This Agreement is to be governed by and construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with English law. Notwithstanding the foregoing, any interpretation of the terms "Ensco Material Adverse Effect" or "Rowan Material Adverse Effect" and the determination of whether an Ensco Material Adverse Effect or Rowan Material Adverse Effect has occurred or whether an event, state of facts, circumstance, change, effect, development, occurrence or combination constitutes an Ensco Material Adverse Effect or Rowan Material Adverse Effect shall be construed and determined in accordance with the Laws of the State of Delaware.

        Section 8.5    Jurisdiction; Remedies.     The courts of England are to have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Agreement. Any proceeding, suit or action arising out of or in connection with this Agreement or the negotiation, existence, validity or enforceability of this Agreement ("Proceedings") shall be brought only in the courts of England. Each Party waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of Proceedings in the courts of England. Each Party also agrees that a judgment against it in Proceedings brought in England shall be conclusive and binding upon it and may be enforced in any other jurisdiction. Each Party irrevocably submits and agrees to submit to the jurisdiction of the courts of England. No delay or omission by any Party in exercising any right, power or remedy provided by law or under this Agreement shall (i) affect that right, power or remedy; or (ii) operate as a waiver of it. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law. Without prejudice to any other rights and remedies which either Party may have, each Party acknowledges and agrees that damages may not be an adequate remedy for any breach by either Party of the provisions of this Agreement and either Party shall be entitled to seek the remedies of injunction, specific performance and other equitable remedies (and neither of the Parties shall contest the appropriateness or availability thereof), for any threatened or actual breach of any such provision of this Agreement by either Party and no proof or special damages shall be necessary for the enforcement by either Party of the rights under this Agreement.

        Section 8.6    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING, DIRECTLY OR INDIRECTLY, OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ROWAN OR ENSCO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

        Section 8.7    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the Party to be notified; (b) when received when sent by email by the Party to be notified, provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8.7 or (ii) the receiving Party delivers a written confirmation of receipt for such notice by email or any other method described in this Section 8.7; or (c) when delivered by a courier (with confirmation of delivery); in each case to the Party to be notified at the following address:

To Rowan:
Rowan Companies plc
2800 Post Oak Blvd., Suite 5450
Houston, Texas 77056-6189
Attention:	Thomas P. Burke President and Chief Executive Officer
with copies (which shall not constitute notice) to:
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention:	Sean T. Wheeler, P.C. Douglas E. Bacon, P.C. Ryan D. Gorsche
Email:	sean.wheeler@kirkland.com douglas.bacon@kirkland.com ryan.gorsche@kirkland.com
Kirkland & Ellis International LLP
30 St Mary Ave
London, EC3A 8AF
Attention:	David Higgins David Holdsworth
Email:	david.higgins@kirkland.com david.holdsworth@kirkland.com

To Ensco:
Ensco plc
6 Chesterfield Gardens
London, England W1J 5BQ
Attention:	Michael T. McGuinty Senior Vice President—General Counsel and Secretary
with copies (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
Attention:	Tull R. Florey
Email:	tflorey@gibsondunn.com
Slaughter and May
One Bunhill Row
London, United Kingdom EC1Y 8YY
Attention:	Hywel Davies Christian Boney
Email:	hywel.davies@slaughterandmay.com christian.boney@slaughterandmay.com or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any Party may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 8.8    Assignment; Binding Effect.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by a Party hereto without the prior written consent of the other Party. Subject to the first sentence of this Section 8.8, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 8.8 shall be null and void.

        Section 8.9    Severability.     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        Section 8.10    Entire Agreement.     This Agreement together with the exhibits hereto, schedules hereto and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and, subject to Section 5.12, this Agreement is not intended to grant standing to any person other than the Parties hereto.

        Section 8.11    Amendments; Waivers.     At any time prior to the Effective Time, whether before or after receipt of the Rowan Shareholder Approval or the passing of the Ensco Shareholder Resolutions, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Rowan and Ensco; provided, however, that after receipt of the Rowan Shareholder Approval or the passing of the Ensco Shareholder Resolutions, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require further approval of the Rowan Shareholders or the Ensco Shareholders, as the case may be, the effectiveness of such amendment or waiver shall be subject to the approval of the Rowan Shareholders or the Ensco Shareholders, as the case may be. Notwithstanding the foregoing, no failure or delay by any Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 8.12    Headings.     Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.13    No Third-Party Beneficiaries.

          (a)   Each of Rowan and Ensco agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Party hereto, in accordance with and subject to the terms of this Agreement, and (ii) except for the provisions of Section 1.8 and Section 5.12 (the "Third Party Rights Clauses"), this Agreement is not intended to, and does not, confer upon any person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

          (b)   The Third Party Rights Clauses confer a benefit on the Designated Ensco Directors and the Designated Rowan Directors pursuant to Section 1.8 and the Indemnified Parties pursuant to Section 5.12, in each case, who are not a Party (each for the purposes of this clause, "Third Party") and, subject to the remaining provisions of this clause, are intended to be enforceable by the Third Party by virtue of the Contracts (Rights of Third Parties) Act 1999.

          (c)   The Parties do not intend that any term of this Agreement, apart from the Third Party Rights Clauses which are enforceable by the applicable Third Party, should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a Party.

          (d)   Notwithstanding the provisions of clauses (a) and (b) above, save in respect of the Third Party Rights Clauses, this Agreement may be rescinded or varied in any way and at any time by the Parties without the consent of any Third Party.

        Section 8.14    Interpretation.     When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. If this Agreement requires the Parties to "agree" or requires an "agreement" between the Parties, such "agreements" must be in writing, unless specifically indicated otherwise. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

        Section 8.15    Definitions.

          (a)    General Definitions.    References in this Agreement to "Subsidiaries" of any Party means any corporation, partnership, limited liability company, association, trust or other form of legal entity of which (i) more than fifty percent (50%) of the voting power of the outstanding voting securities are on the date hereof directly or indirectly owned by such Party or (ii) such Party or any Subsidiary of such Party is a general partner on the date hereof. References in this Agreement (except as specifically otherwise defined) to "affiliates" means, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in this Agreement (except as specifically otherwise defined) to "person" means an individual, a public limited company, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person. As used in this Agreement, "knowledge" means (i) with respect to Rowan and its Subsidiaries, the actual knowledge of the individuals listed on Section 8.15(a) of the Rowan Disclosure Schedule and (ii) with respect to Ensco and its Subsidiaries, the actual knowledge of the individuals listed in Section 8.15(a) of the Ensco Disclosure Schedule. As used in this Agreement, "business day" means any day other than a Saturday, Sunday or other day on which the banks in New York are authorized by Law or executive order to remain closed. As used in this Agreement, a reference to a document being "in the agreed form" means in the form agreed between Ensco and Rowan prior to the date of this Agreement.

          (b)    Certain Specified Definitions.    As used in this Agreement:

              (i)  "Award Agreement" means any award agreement or other written agreement between Rowan and a Rowan Equity Award holder that governs the terms and conditions of a Rowan Equity Award held by such Rowan Equity Award holder.

             (ii)  "Benefit Plan" means an Ensco Benefit Plan or a Rowan Benefit Plan, as applicable.

            (iii)  "CFIUS" means the Committee on Foreign Investment in the United States.

            (iv)  "CFIUS Clearance" means that any of the following shall have occurred: (i) the 45 day review period under the DPA commencing on the date that the CFIUS Notice is accepted by CFIUS shall have expired and the parties shall have received written notice from CFIUS that such review has been concluded and that either the Transaction does not constitute a "covered transaction" under the DPA or there are no unresolved national security concerns; (ii) an investigation shall have been commenced after such 45 day review period and CFIUS shall have determined to conclude all deliberative action under the DPA without sending a report to the President of the United States, and the parties shall have received written notice from CFIUS that either the Transaction does not constitute a "covered transaction" under the DPA or there are no unresolved national security concerns, and all action under the DPA is concluded with respect to the Transaction; or (iii) CFIUS shall have sent a report to the President of the United States requesting the President's decision and either (A) the period under the DPA during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the Transaction shall have expired without any such action being threatened, announced or taken or (B) the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the Transaction.

             (v)  "CFIUS Notice" means a joint voluntary notice with respect to the this Agreement and transactions contemplated hereby prepared by Ensco and Rowan and submitted to CFIUS in accordance with the requirements of the DPA.

            (vi)  "Code" means the United States Internal Revenue Code of 1986, as amended.

           (vii)  "Collective Bargaining Agreement" means any collective bargaining agreement, labor union contract, trade union agreement, or agreements, customs, practices or arrangements (whether legally binding or not) for collective bargaining or recognition with any trade union, works council, staff association or other representative body.

          (viii)  "Companies Act" means the Companies Act 2006.

            (ix)  "Corporate Governance Policy" means the Corporate Governance Policy to be adopted by Ensco in accordance with Section 1.8 and appended to this Agreement as Annex III.

             (x)  "Derivative Transaction" means a derivative transaction within the coverage of Statement of Financial Accounting Standard No. 133, including any swap transaction, option, hedge, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, transportation or other similar arrangements related to such transaction.

            (xi)  "DPA" means Section 721 of Title VII of the Defense Production Act of 1950, as amended, including the amendments under the Omnibus Trade and Competitiveness Act of 1988 and the Foreign Investment and National Security Act of 2007 (codified at 50 U.S.C. 4565), the FIRRMA, and including the regulations of CFIUS promulgated thereunder, codified at 31 C.F.R. Part 800, et seq.

           (xii)  "DTC" means The Depository Trust Company.

          (xiii)  "Ensco Class A Ordinary Shares" means, as the context permits, the Existing Ensco Class A Ordinary Shares or the Consolidated Ensco Shares.

          (xiv)  "Ensco Class B Ordinary Shares" means the Class B Ordinary Shares in the share capital of Ensco, each with a nominal value of £1.00 per share.

           (xv)  "Ensco Financial Statements" means the consolidated financial statements (including all related notes and schedules thereto) of Ensco included in the Ensco SEC Documents.

          (xvi)  "Ensco IT Assets" means the computers, software, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of Ensco and its Subsidiaries that are required in connection with the current operation of the business of Ensco and its Subsidiaries.

         (xvii)  "Ensco Material Adverse Effect" means an event, state of facts, circumstance, change, effect, development, occurrence or combination of the foregoing that has had, or would be reasonably likely to have, a material adverse effect on (A) the ability of Ensco to consummate the Transaction and the other transactions contemplated by this Agreement or

    (B) the business, condition (financial or otherwise) or results of operations of Ensco and its Subsidiaries, taken as a whole, excluding for purposes of this clause (B) any effect resulting from or arising out of: (1) changes in general economic, financial or other capital market conditions (including prevailing interest rates and access to capital markets), (2) any changes or developments generally in the industries in which Ensco or any of its Subsidiaries conducts its business, (3) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including, subject to the following proviso, the impact thereof on the relationships, contractual or otherwise, of Ensco or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding by shareholders or otherwise with respect to the Transaction or any of the other transactions contemplated by this Agreement) (provided, however, that the exceptions in this clause (3) shall not apply to any representation or warranty contained in Section 4.2 or Section 4.19 (or any portion thereof) to the extent that the purpose of such representation or warranty (or portion thereof) is to address the consequences resulting from the execution and delivery of this Agreement or the performance of obligations or satisfaction of conditions under this Agreement), (4) any taking of any action at the request of Rowan, (5) any changes or developments in prices for oil, natural gas or other commodities, (6) any adoption, implementation, promulgation, repeal or modification following the date of this Agreement of any rule, regulation, ordinance, Order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, or market administrator, (7) any changes in GAAP or accounting standards following the date of this Agreement, (8) earthquakes, any weather-related event, natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (9) any failure by Ensco in and of itself to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (9) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such failure has resulted in, or contributed to, an Ensco Material Adverse Effect so long as it is not otherwise excluded by this definition), or (10) any changes in the share price or trading volume of Ensco Ordinary Shares (provided that the exception in this clause (10) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change has resulted in, or contributed to, an Ensco Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to clauses (1), (2), (6), (7) and (8) to the extent disproportionately affecting Ensco and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Ensco and its Subsidiaries operate; provided, for the avoidance of doubt, notwithstanding anything to the contrary above, any blowout, spill, explosion, or similar occurrence with respect to any equipment operated by Ensco may be taken into account in determining whether there has been an Ensco Material Adverse Effect. Notwithstanding any of the foregoing, the failure of the Transaction to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code shall not constitute an Ensco Material Adverse Effect.

        (xviii)  "Ensco Ordinary Shares" means the Ensco Class A Ordinary Shares and the Ensco Class B Ordinary Shares.

          (xix)  "Ensco Permitted Lien" means (A) any Lien for Taxes not yet due or delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (B) vendors', mechanics', materialmens', carriers', workers', landlords', repairmen's, warehousemen's, construction and other similar Liens arising or incurred in the ordinary and usual course of business and consistent with past practice or with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof, (C) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions, (D) pledges or deposits in connection with workers' compensation, unemployment insurance, and other social security legislation, (E) Liens relating to intercompany borrowings among Ensco and its wholly owned Subsidiaries, (F) Liens securing interest rate protection agreements or currency rate protection agreements incurred in the ordinary course of business consistent with past practice and not for speculative purposes, (G) banker's Liens and customary rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution, or (H) other non-monetary Liens that do not, individually or in the aggregate, materially interfere with the present use, or materially detract from the value of, the property encumbered thereby.

           (xx)  "Ensco Shareholder" means a holder of Ensco Class A Ordinary Shares from time to time.

          (xxi)  "Ensco Shareholder Resolutions" means the resolutions included in the Proxy Statement to (a) authorize the Board of Directors of Ensco to allot and issue the New Ensco Shares under the Transaction, (b) authorize the Board of Directors of Ensco to effect the Consolidation conditional upon and immediately (or as soon as practicable) following Closing and to deal with fractional entitlements in accordance with the terms of the resolution, (c) authorize the Board of Directors of Ensco to allot and issue up to a nominal amount of Ensco Ordinary Shares representing approximately 33% of the enlarged share capital of Ensco immediately following Closing (whether or not the Consolidation has been approved and effected), and up to a further same nominal amount of Ensco Ordinary Shares in connection with a pre-emptive offering of shares, and (d) authorize the Board of Directors of Ensco to allot and issue up to a nominal amount of Ensco Ordinary Shares representing approximately 5% of the enlarged share capital of Ensco immediately following Closing (whether or not the Consolidation has been approved and effected) for cash on a non-pre-emptive basis.

         (xxii)  "Ensco Stock Plans" means, collectively, the Ensco 2012 Long-Term Incentive Plan, the Ensco International Incorporated 2005 Long-Term Incentive Plan, the Pride International, Inc. 1998 Long-Term Incentive Plan, the Pride International, Inc. 2007 Long-Term Incentive Plan, the Atwood Amended and Restated 2007 Long-Term Incentive Plan and any other plans or arrangements of Ensco providing for the compensatory grant of awards of Ensco Ordinary Shares or awards denominated, in whole or in part, in Ensco Ordinary Shares or options, share appreciation rights or similar awards relating to Ensco Ordinary Shares, including any and all such plans of predecessor or acquired entities that have been assumed by Ensco.

        (xxiii)  "Ensco Superior Proposal" means a bona fide, unsolicited, written Ensco Takeover Proposal (A) that if consummated would result in (x) a third party acquiring, directly or indirectly, more than 50% of the outstanding Ensco Ordinary Shares or more than 50% of the assets of Ensco and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities or (y) a merger, business combination, scheme of arrangement, consolidation, share exchange, recapitalization or similar transaction that results in the shareholders of Ensco immediately prior to such transaction ceasing to own, directly or indirectly, at least 50% of the equity interests in the acquiring, surviving or parent company resulting from such transaction, (B) that the Board of Directors of Ensco determines in good faith, after consultation with its outside financial advisor and outside legal counsel, is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Ensco Takeover Proposal and

    (C) that the Board of Directors of Ensco determines in good faith after consultation with its outside financial advisor and outside legal counsel (taking into account any changes to this Agreement proposed by Rowan in response to such Ensco Takeover Proposal, and all financial, legal, regulatory and other aspects of such Ensco Takeover Proposal, including all conditions contained therein and the person making such proposal, and this Agreement), is more favorable from a financial point of view to the Ensco Shareholders than the Transaction.

        (xxiv)  "Ensco Takeover Proposal" means (A) any inquiry, proposal or offer for or with respect to (or expression by or on behalf of any person that it is considering or may engage in) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture, scheme of arrangement or other similar transaction involving Ensco or any of its Subsidiaries whose assets, taken together, constitute 15% or more of Ensco's consolidated assets, (B) any inquiry, proposal or offer (including tender or exchange offers) to (or expression by any person that it is considering or may seek to) acquire in any manner, directly or indirectly, in one or more transactions, more than 15% of the outstanding Ensco Ordinary Shares or securities of Ensco representing more than 15% of the voting power of Ensco or (C) any inquiry, proposal or offer to (or expression by any person that it is considering or may seek to) acquire in any manner (including the acquisition of equity securities in any Subsidiary of Ensco), directly or indirectly, in one or more transactions, assets or businesses of Ensco or its Subsidiaries, including pursuant to a joint venture, representing more than 15% of the consolidated assets, revenues or net income of Ensco, in each case, other than the Transaction.

          (xxv)  "Environmental Law" means any Law relating to the pollution, protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of) any Hazardous Materials, in each case as in effect as of or prior to the Closing Date.

        (xxvi)  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       (xxvii)  "Existing DU Award" means each award of restricted share units (whether or not deferred) that has been granted to a non-employee member of Rowan's Board of Directors under the Rowan Stock Plans that is outstanding immediately prior to the Effective Time.

      (xxviii)  "Existing Ensco Class A Ordinary Shares" means the Class A ordinary shares in the share capital of Ensco, each with a nominal value of $0.10 per share.

         (xxix)  "Existing Option" means each award of share options that has been granted under the Rowan Stock Plans that is outstanding and unexercised immediately prior to the Effective Time.

          (xxx)  "Existing PU Award" means each award of performance units that has been granted under the Rowan Stock Plans that is outstanding immediately prior to the Effective Time.

         (xxxi)  "Existing RSU Award" means each award of restricted share units that has been granted under the Rowan Stock Plans that is outstanding immediately prior to the Effective Time.

       (xxxii)  "Existing SAR" means each award of share appreciation rights that has been granted under the Rowan Stock Plans that is outstanding and unexercised immediately prior to the Effective Time.

      (xxxiii)  "Export Control Laws" means all Laws and regulations related to the regulation of imports, exports, re-exports, transfers, releases, shipments, transmissions or any other provision or receipt of goods, technology, software or services, including (a) the United States International Traffic in Arms Regulations administered by the United States State Department's Directorate of Defense Trade Controls; (b) the Export Administration Regulations administered by the United States Commerce Department (including the antiboycott regulations administered by the Office of Antiboycott Compliance); (c) nuclear export regulations administered by the United States Nuclear Regulatory Commission and the United States Department of Energy; (d) United States customs regulations administered by the United States Customs and Border Protection; (e) the EU Dual-Use Regulation, Council Regulation (EC) No 428/2009 (and associated amendments); and (f) all other applicable import and export controls in the countries in which the Party conducts business.

       (xxxiv)  "FIRRMA" means the 2018 Foreign Investment Risk Review Modernization Act.

        (xxxv)  "good and defensible title" means such title that is free from reasonable doubt to the end that a prudent person with knowledge of all of the facts and their legal bearing would be willing to accept the same acting reasonably.

       (xxxvi)  "Hazardous Materials" means all substances, materials or wastes for which liability or standards of conduct may be imposed under any Environmental Law, including any substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or defined as such by, or regulated as such under, any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, any hazardous, industrial or solid waste, and any toxic, radioactive or hazardous substance, material or agent.

      (xxxvii)  "Intervening Event", with respect to Rowan or Ensco, as applicable, means a material event, fact, circumstance, development or occurrence that is not known or reasonably foreseeable by Rowan's Board of Directors or Ensco's Board of Directors (as applicable) as of the date of this Agreement (or, if known, the magnitude or consequences of which were not known or reasonably foreseeable by Rowan's Board of Directors or Ensco's Board of Directors (as applicable) as of the date of this Agreement), which event, fact, circumstance, development, occurrence, magnitude or consequence becomes known to or by Rowan's Board of Directors or Ensco's Board of Directors (as applicable) prior to the Rowan Shareholder Approval being obtained or the passing of the resolution referred to in clause (a) of the definition of the Ensco Shareholder Resolutions (as applicable). Notwithstanding the foregoing, in no event shall any of the following constitute an Intervening Event that would permit a Rowan Adverse Recommendation Change under Section 5.3(e): (i) the receipt, existence of or terms of any Rowan Takeover Proposal or any inquiry relating thereto or the consequences thereof; (ii) any change in the price or trading volume of Rowan Ordinary Shares or Ensco Class A Ordinary Shares (it being acknowledged, however, that any underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred); (iii) any event, fact, circumstance, development, occurrence, magnitude or consequence that has had or would reasonably be expected to have an adverse effect on the business or financial condition of Ensco or any of its Subsidiaries unless such event, fact, circumstance, development, occurrence, magnitude or consequence constitutes an Ensco Material Adverse Effect; and (iv) Rowan or Ensco meeting, failing to meet or exceeding projections (it being acknowledged, however, that any underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred). Further notwithstanding the foregoing, in no event shall any of the following constitute an Intervening Event that would permit an Ensco Adverse Recommendation Change under Section 5.4(e): (i) the receipt, existence of or terms of any Ensco Takeover Proposal or any inquiry relating thereto or the consequences thereof; (ii) any change in the price or trading volume of Rowan Ordinary Shares or Ensco Class A Ordinary Shares (it being acknowledged, however, that any underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred); (iii) any event, fact, circumstance, development, occurrence, magnitude or consequence that has had or would reasonably be expected to have an adverse effect on the business or financial condition of Rowan or any of its Subsidiaries constitute an Intervening Event unless such event, fact, circumstance, development, occurrence, magnitude or consequence constitutes a Rowan Material Adverse Effect; and (iv) Rowan or Ensco meeting, failing to meet or exceeding projections (it being acknowledged, however, that any underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred).

     (xxxviii)  "Key Employee" means with respect to Ensco or Rowan, any executive officer of such Party or any employee of such Party that reports directly to the board of directors of such Party or to the Chief Executive Officer or Chief Operating Officer of such Party.

       (xxxix)  "New Ensco Shares" means the new Ensco Class A Ordinary Shares to be issued credited as fully paid to Rowan Shareholders pursuant to the Transaction.

            (xl)  "Order" means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal.

           (xli)  "Permitted Refinancing Debt" means any modification, extension, refinancing, renewal or replacement of the Rowan 2019 Senior Notes ("new Debt") to the extent that (i) such new Debt constitutes "Permitted Refinancing Debt" as defined in the Rowan 2018 Credit Agreement as in effect on the date hereof, (ii) the terms of such new Debt (or the documents governing such new Debt) do not provide for any default or event of default, change of control put or any other mandatory prepayment (including any acceleration of such new Debt) that, in each case, would occur upon the consummation of (or as a result of) the Transaction and (iii) the terms of such new Debt (or the documents governing such new Debt) do not contain any financial maintenance covenants or any limitations on the ability of Rowan or its Subsidiaries to make dividends or distributions, and otherwise satisfy the requirements set forth on Section 8.15(b) of the Rowan Disclosure Schedule.

          (xlii)  "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, or leaching of Hazardous Materials into the environment (including ambient air, surface water, groundwater and surface or subsurface strata).

         (xliii)  "Relevant Authority" means the United States Department of Justice, the U.S. Federal Trade Commission, and any United States, foreign or supranational, federal, state or local governmental commission, board, body, bureau, or other regulatory authority, agency, including courts and other judicial bodies, or any competition, antitrust or supervisory body, central bank or other governmental, trade or regulatory agency or body, securities exchange or any self-regulatory body or authority.

         (xliv)  "Rights" means rights granted in accordance with a Rights Plan for the purposes of article 6.4 of the Rowan Articles of Association.

          (xlv)  "Rights Plan" means a shareholder rights plan for the purposes of article 6.3 of the Rowan Articles of Association.

         (xlvi)  "Rowan 2018 Credit Agreement" means that certain Credit Agreement dated as of May 22, 2018 among Rowan Holdings Luxembourg S.à r.l., as borrower, Rowan Companies plc, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

        (xlvii)  "Rowan 2019 Senior Notes" means those senior notes due 2019, issued pursuant to that certain First Supplemental Indenture, dated as of July 2009, by and between Rowan Companies, Inc. and U.S. Bank National Association, as trustee.

       (xlviii)  "Rowan Class B Shares" means the Class B ordinary shares in the share capital of Rowan, each with a nominal value £1.00 per share.

         (xlix)  "Rowan Financial Statements" means the consolidated financial statements (including all related notes and schedules thereto) of Rowan included in the Rowan SEC Documents.

              (l)  "Rowan GM" means the general meeting of the Rowan Shareholders (and any adjournment or postponement thereof) to be convened in connection with the Scheme of Arrangement, expected to be convened as soon as the preceding Scheme Meeting shall have been concluded or adjourned or postponed (it being understood that if the Scheme Meeting is adjourned or postponed, the Rowan GM shall be correspondingly adjourned).

             (li)  "Rowan IT Assets" means the computers, software, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of Rowan and its Subsidiaries that are required in connection with the current operation of the business of Rowan and its Subsidiaries.

            (lii)  "Rowan Material Adverse Effect" means an event, state of facts, circumstance, change, effect, development, occurrence or combination of the foregoing that has had, or would be reasonably likely to have, a material adverse effect on (A) the ability of Rowan to consummate the Transaction and the other transactions contemplated by this Agreement or (B) the business, condition (financial or otherwise) or results of operations of Rowan and its Subsidiaries, taken as a whole, excluding for purposes of this clause (B) any effect resulting from or arising out of: (1) changes in general economic, financial or other capital market conditions (including prevailing interest rates and access to capital markets), (2) any changes or developments generally in the industries in which Rowan or any of its Subsidiaries conducts its business, (3) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including, subject to the following proviso, the impact thereof on the relationships, contractual or otherwise, of Rowan or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding by shareholders or otherwise with respect to the Transaction or any of the other transactions contemplated by this Agreement) (provided, however, that the exceptions in this clause (3) shall not apply to any representation or warranty contained in Section 3.2 or Section 3.19 (or any portion thereof) to the extent that the purpose of such representation or warranty (or portion thereof) is to address the consequences resulting from the execution and delivery of this Agreement or the performance of obligations or satisfaction of conditions under this Agreement), (4) any taking of any action at the request of Ensco, (5) any changes or developments in prices for oil, natural gas or other commodities, (6) any adoption, implementation, promulgation, repeal or modification following the date of this Agreement of any rule, regulation, ordinance, Order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, or market administrator, (7) any changes in GAAP or accounting standards following the date of this Agreement, (8) earthquakes, any weather-related event, natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (9) any failure by Rowan in and of itself to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (9) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such failure has resulted in, or contributed to, a Rowan Material Adverse Effect so long as it is not otherwise excluded by this definition), or (10) any changes in the share price or trading volume of Rowan Ordinary Shares (provided that the exception in this clause (10) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change has resulted in, or contributed to, a Rowan Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to clauses (1), (2), (6), (7) and (8) to the extent disproportionately affecting Rowan and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Rowan and its Subsidiaries operate; provided that, for the avoidance of doubt, notwithstanding anything to the contrary above, any blowout, spill, explosion, or similar occurrence with respect to any equipment operated by Rowan may be taken into account in determining whether there has been a Rowan Material Adverse Effect. Notwithstanding any of the foregoing, the failure of the Transaction to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code shall not constitute a Rowan Material Adverse Effect.

           (liii)  "Rowan Ordinary Shares" means the Class A ordinary shares in the share capital of Rowan, each with a nominal value $0.125 per share.

           (liv)  "Rowan Permitted Liens" means (A) any Lien for Taxes not yet due or delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (B) vendors', mechanics', materialmens', carriers', workers', landlords', repairmen's, warehousemen's, construction and other similar Liens arising or incurred in the ordinary and usual course of business and consistent with past practice or with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof, (C) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions, (D) pledges or deposits in connection with workers' compensation, unemployment insurance, and other social security legislation, (E) Liens relating to intercompany borrowings among Rowan and its wholly owned Subsidiaries, (F) Liens securing interest rate protection agreements or currency rate protection agreements incurred in the ordinary course of business consistent with past practice and not for speculative purposes, (G) banker's Liens and customary rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution, or (H) other non-monetary Liens that do not, individually or in the aggregate, materially interfere with the present use, or materially detract from the value of, the property encumbered thereby.

            (lv)  "Rowan Protection Plan" means the Rowan Companies plc Protection Plan, effective as of October 7, 2018.

           (lvi)  "Rowan Retention Program" means the Rowan Companies plc Retention Program, effective as of October 7, 2018, and all bonus agreements made thereunder.

          (lvii)  "Rowan Shareholder" means a holder of Rowan Ordinary Shares from time to time.

         (lviii)  "Rowan Shareholder Approval" means (i) the approval of the Scheme of Arrangement by a resolution of a majority in number of the Rowan Shareholders representing three-fourths (75%) or more in value of the Rowan Ordinary Shares held by such holders, in each case present and voting either in person or by proxy, at the Scheme Meeting (or at any adjournment or postponement of such meeting) and (ii) the Rowan Shareholder Resolutions being duly passed by the requisite majority of Rowan Shareholders at the Rowan GM (or at any adjournment or postponement of such meeting).

           (lix)  "Rowan Shareholder Resolutions" means the resolutions to alter the Rowan Articles of Association and such other matters as may be necessary to facilitate the implementation of the Transaction and/or the Scheme of Arrangement.

            (lx)  "Rowan Stock Plans" means, collectively, the Amended and Restated 2013 Rowan Incentive Plan, the 2013 Rowan Incentive Plan, as amended, the 2009 Rowan Incentive Plan, as amended, the 2005 Rowan Long-Term Incentive Plan, as amended, and any other plans or arrangements of Rowan providing for the compensatory grant of awards of Rowan Ordinary Shares or awards denominated, in whole or in part, in Rowan Ordinary Shares or options, share appreciation rights or similar awards relating to Rowan Ordinary Shares, including any and all such plans of predecessor or acquired entities that have been assumed by Rowan.

           (lxi)  "Rowan Subscriber Shares" means the Subscriber Shares in the share capital of Rowan, each with a nominal value £1 per share.

          (lxii)  "Rowan Superior Proposal" means a bona fide, unsolicited, written Rowan Takeover Proposal (A) that if consummated would result in (x) a third party acquiring, directly or indirectly, more than 50% of the outstanding Rowan Ordinary Shares or more than 50% of the assets of Rowan and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities or (y) a merger, business combination, scheme of arrangement, consolidation, share exchange, recapitalization or similar transaction that results in the shareholders of Rowan immediately prior to such transaction ceasing to own, directly or indirectly, at least 50% of the equity interests in the acquiring, surviving or parent company resulting from such transaction, (B) that the Board of Directors of Rowan determines in good faith, after consultation with its outside financial advisor and outside legal counsel, is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Rowan Takeover Proposal and (C) that the Board of Directors of Rowan determines in good faith after consultation with its outside financial advisor and outside legal counsel (taking into account any changes to this Agreement proposed by Ensco in response to such Rowan Takeover Proposal, and all financial, legal, regulatory and other aspects of such Rowan Takeover Proposal, including all conditions contained therein and the person making such proposal, and this Agreement), is more favorable from a financial point of view to the Rowan Shareholders than the Transaction.

         (lxiii)  "Rowan Takeover Proposal" means (A) any inquiry, proposal or offer for or with respect to (or expression by or on behalf of any person that it is considering or may engage in) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture, scheme of arrangement or other similar transaction involving Rowan or any of its Subsidiaries whose assets, taken together, constitute 15% or more of Rowan's consolidated assets, (B) any inquiry, proposal or offer (including tender or exchange offers) to (or expression by any person that it is considering or may seek to) acquire in any manner, directly or indirectly, in one or more transactions, more than 15% of the outstanding Rowan Ordinary Shares or securities of Rowan representing more than 15% of the voting power of Rowan or (C) any inquiry, proposal or offer to (or expression by any person that it is considering or may seek to) acquire in any manner (including the acquisition of equity securities in any Subsidiary of Rowan), directly or indirectly, in one or more transactions, assets or businesses of Rowan or its Subsidiaries, including pursuant to a joint venture, representing more than 15% of the consolidated assets, revenues or net income of Rowan, in each case, other than the Transaction.

         (lxiv)  "Scheme Meeting" means such meeting(s) of the Rowan Shareholders as the Court may direct in relation to the Scheme of Arrangement.

          (lxv)  "Scheme of Arrangement" means the proposed scheme of arrangement of Rowan under Part 26 of the Companies Act to effect the Transaction pursuant to this Agreement, in all material respects in the form set out in Annex II subject to any amendment thereof that the Parties agree in accordance with Section 5.8(b).

         (lxvi)  "Tax" or "Taxes" means any and all federal, state, local or foreign taxes, imposts, levies, duties, fees or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, and other taxes of any kind whatsoever, including any and all interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity with respect thereto.

        (lxvii)  "Tax Return" means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, or declaration of estimated Taxes (and including any amendments with respect thereto).

       (lxviii)  "Trade Sanctions" means economic or trade sanctions administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty's Treasury.

         (lxix)  "Treasury Regulations" means the regulations (including temporary regulations) promulgated by the U.S. Department of Treasury with respect to the Code.

          (lxx)  "VAT" means (A) any Tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), (B) to the extent not included in clause (A), any value added tax imposed by Value Added Tax Act 1994 and legislation and regulations supplemental thereto, and (C) any other Tax of a similar nature to the Taxes referred to in clauses (A) or (B), whether imposed in a member state of the EU in substitution for, or levied in addition to, the Taxes referred to in clauses (A) or (B) or imposed elsewhere.

         (lxxi)  "Willful Breach" means a breach that is a consequence of an act or omission undertaken by the breaching Party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement; it being acknowledged and agreed, without limitation, that any failure by any party to consummate the Transaction and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement after the applicable conditions thereto have been satisfied or waived shall constitute a Willful Breach of this Agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ENSCO PLC
By:	/s/ CARL G. TROWELL
	Name:	Carl G. Trowell
	Title:	President and Chief Executive Officer
ROWAN COMPANIES PLC
By:	/s/ THOMAS P. BURKE
	Name:	Thomas P. Burke
	Title:	President and Chief Executive Officer

[Signature Page to Transaction Agreement]

ANNEX I
INDEX OF DEFINED TERMS

Action	Section 5.12(b)
affiliates	Section 8.15(a)
Agreement	Preamble
Antitrust Laws	Section 5.9(b)
ARO JV	Section 3.1(d)
Assumed CiC Agreements	Section 5.23
Award Agreement	Section 8.15(b)(i)
Benefit Plan	Section 8.15(b)(ii)
Bribery Act	Section 3.21
business day	Section 8.15(a)
CEO Employment Agreement	Recitals
CFIUS	Section 8.15(b)(iii)
CFIUS Clearance	Section 8.15(b)(iv)
CFIUS Notice	Section 8.15(b)(v)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 8.15(b)(vi)
Collective Bargaining Agreement	Section 8.15(b)(vii)
Companies Act	Section 8.15(b)(viii)
Conditions	Section 5.18(e)(ii)
Confidentiality Agreement	Section 5.2(b)
Consolidation	Recitals
Contract	Section 3.19
control	Section 8.15(a)
Converted DU Award	Section 2.3(e)
Corporate Governance Policy	Section 8.15(b)(ix)
Court	Section 1.3
Court Documentation	Section 5.5(a)(v)
Court Order	Section 1.3
Derivative Transaction	Section 8.15(b)(x)
Designated Ensco Directors	Section 1.4(a)
Designated Rowan Directors	Section 1.4(a)
DPA	Section 8.15(b)(xi)
DTC	Section 8.15(b)(xii)
Due Date	Section 7.3(i)
Effective Time	Section 1.3
End Date	Section 7.1(b)
Ensco	Preamble
Ensco 401(k) Plan	Section 5.21(c)
Ensco Acceptable Confidentiality Agreement	Section 5.4(b)
Ensco Adverse Recommendation Change	Section 5.4(d)
Ensco Approvals	Section 4.2(b)
Ensco Articles of Association	Section 1.4(d)
Ensco Benefit Plan	Section 4.16(a)
Ensco Board Recommendation	Section 4.2(a)
Ensco Class A Ordinary Shares	Section 8.15(b)(xiii)
Ensco Class B Ordinary Shares	Section 8.15(b)(xiv)
Ensco Disclosure Schedule	Article IV

Annex I-1

Ensco Employee	Section 4.15(a)
Ensco Equity Awards	Section 4.1(c)
Ensco Financial Statements	Section 8.15(b)(xv)
Ensco Fleet Report	Section 4.13(a)
Ensco Intellectual Property	Section 4.11(a)
Ensco IT Assets	Section 8.15(b)(xvi)
Ensco Leased Real Property	Section 4.12(a)
Ensco Material Adverse Effect	Section 8.15(b)(xvii)
Ensco Material Contracts.	Section 4.19
Ensco Material Subsidiaries	Section 4.1(b)
Ensco Ordinary Shares	Section 8.15(b)(xviii)
Ensco Organizational Documents	Section 4.1(b)
Ensco Permits	Section 4.6(b)
Ensco Permitted Lien	Section 8.15(b)(xix)
Ensco SEC Documents	Section 4.3(a)
Ensco Shareholder	Section 8.15(b)(xx)
Ensco Shareholder Meeting	Section 5.7(b)
Ensco Shareholder Resolutions	Section 8.15(b)(xxi)
Ensco Stock Plans	Section 8.15(b)(xxii)
Ensco Superior Proposal	Section 8.15(b)(xxiii)
Ensco Takeover Proposal	Section 8.15(b)(xxiv)
Ensco Transaction Documents	Section 4.2(a)
Environmental Law	Section 8.15(b)(xxv)
ERISA	Section 8.15(b)(xxvi)
Exchange Act	Section 3.2(b)
Exchange Ratio	Section 2.2(a)
Executive Chairman Agreement	Recitals
Existing DU Award	Section 8.15(b)(xxvii)
Existing Ensco Class A Ordinary Shares	Section 8.15(b)(xxviii)
Existing Option	Section 8.15(b)(xxix)
Existing PU Award	Section 8.15(b)(xxx)
Existing RSU Award	Section 8.15(b)(xxxi)
Existing SAR	Section 8.15(b)(xxxii)
Export Control Laws	Section 8.15(b)(xxxiii)
FCPA	Section 3.21
FIRRMA	Section 8.15(b)(xxxiv)
Foreign Investment Laws	Section 5.9(b)
Forms of Proxy	Section 5.5(a)(v)
GAAP	Section 3.3(b)
good and defensible title	Section 8.15(b)(xxxv)
Governance Period	Section 1.8(b)
Governmental Entity	Section 3.2(b)
Hazardous Materials	Section 8.15(b)(xxxvi)
HSR Act	Section 3.2(b)
Indemnified Party	Section 5.12(b)
Intervening Event	Section 8.15(b)(xxxvii)
Key Employee	Section 8.15(b)(xxxviii)
knowledge	Section 8.15(a)
Law or Laws	Section 3.6(a)
Lien	Section 3.2(c)
Maximum Amount	Section 5.12(c)

Annex I-2

New Ensco Shares	Section 8.15(b)(xxxix)
NYSE	Section 3.2(b)
OFAC	Section 3.22(a)
Offer	Section 5.18(a)
Offer Document	Section 5.18(b)
Order	Section 8.15(b)(xl)
Parties	Preamble
Permits	Section 4.6(b)
Permitted Refinancing Debt	Section 8.15(b)(xli)
person	Section 8.15(a)
Post-Closing Benefits Program	Section 5.21(a)
Proceedings	Section 8.5
Proxy Statement	Section 5.7(a)
Qualified Plan	Section 3.16(b)
Registration Statement	Section 5.18(d)
Release	Section 8.15(b)(xlii)
Relevant Authority	Section 8.15(b)(xliii)
Remaining Stock Plan Shares	Section 2.3(h)
Remedies Exceptions	Section 3.2(a)
Representatives	Section 5.3(a)
Rights	Section 8.15(b)(xliv)
Rights Plan	Section 8.15(b)(xlv)
Rowan	Preamble
Rowan 2018 Credit Agreement	Section 8.15(b)(xlvi)
Rowan 2019 Senior Notes	Section 8.15(b)(xlvii)
Rowan 401(k) Plan	Section 5.21(c)
Rowan Acceptable Confidentiality Agreement	Section 5.3(b)
Rowan Adverse Recommendation Change	Section 5.3(d)
Rowan Approvals	Section 3.2(b)
Rowan Articles of Association	Section 3.1(b)
Rowan Benefit Plan	Section 3.16(a)
Rowan Board Recommendation	Section 3.2(a)
Rowan Class B Shares	Section 8.15(b)(xlviii)
Rowan Disclosure Schedule	Article III
Rowan Employee	Section 3.15(a)
Rowan Equity Awards	Section 2.3(g)
Rowan Financial Statements	Section 8.15(b)(xlix)
Rowan Fleet Report	Section 3.13(a)
Rowan GM	Section 8.15(b)(l)
Rowan Intellectual Property	Section 3.11(a)
Rowan IT Assets	Section 8.15(b)(li)
Rowan Leased Real Property	Section 3.12(a)
Rowan Material Adverse Effect	Section 8.15(b)(lii)
Rowan Material Contracts.	Section 3.19
Rowan Material Subsidiaries	Section 3.1(b)
Rowan Ordinary Shares	Section 8.15(b)(liii)
Rowan Organizational Documents	Section 3.1(b)
Rowan Permits	Section 3.6(b)
Rowan Permitted Liens	Section 8.15(b)(liv)
Rowan Protection Plan	Section 8.15(b)(lv)
Rowan Retention Program	Section 8.15(b)(lvi)

Annex I-3

Rowan SEC Documents	Section 3.3(a)
Rowan Shareholder	Section 8.15(b)(lvii)
Rowan Shareholder Approval	Section 8.15(b)(lviii)
Rowan Shareholder Resolutions	Section 8.15(b)(lix)
Rowan Stock Plans	Section 8.15(b)(lx)
Rowan Subscriber Shares	Section 8.15(b)(lxi)
Rowan Superior Proposal	Section 8.15(b)(lxii)
Rowan Takeover Proposal	Section 8.15(b)(lxiii)
Rowan Transaction Documents	Section 3.2(a)
Sarbanes-Oxley Act	Section 3.3(a)
Scheme Document	Section 5.5(a)(i)
Scheme Meeting	Section 8.15(b)(lxiv)
Scheme of Arrangement	Section 8.15(b)(lxiv)
Scheme Supplemental Document	Section 5.5(a)(v)
SDRT	Section 5.17
SEC	Section 3.1(b)
Securities Act	Section 3.2(b)
Subsidiaries	Section 8.15(a)
Tax or Taxes	Section 8.15(b)(lxvi)
Tax Return	Section 8.15(b)(lxvii)
Termination Date	Section 5.1(a)
Termination Fee	Section 7.3(g)
Third Party	Section 8.13(b)
Third Party Rights Clause	Section 8.13(a)
Trade Sanctions	Section 8.15(b)(lxviii)
Transaction	Recitals
Transfer Taxes	Section 8.2
Treasury Regulations	Section 8.15(b)(lxix)
VAT	Section 8.15(b)(lxx)
Willful Breach	Section 8.15(b)(lxxi)

Annex I-4

Annex B

October 6, 2018

Board of Directors
Ensco plc
6 Chesterfield Gardens
London, England W1J 5BQ

Members of the Board:

        We understand that Rowan Companies plc (the "Company") and Ensco plc ("Ensco"), propose to enter into a Transaction Agreement, substantially in the form of the draft dated October 5, 2018 (the "Transaction Agreement"), which provides, among other things, for the acquisition of all of the outstanding Class A ordinary shares, nominal value $0.125 per share, of the Company (the "Company Ordinary Shares") by Ensco pursuant to a scheme of arrangement (the "Scheme") under Part 26 of the UK Companies Act 2006 (the "Transaction"). Pursuant to the Transaction and the Scheme, each outstanding share of the Company Ordinary Shares will be transferred to Ensco or its nominee in exchange for 2.215 shares (the "Exchange Ratio") of Class A ordinary shares, nominal value $0.10 per share, of Ensco (the "Ensco Ordinary Shares"), subject to adjustment in certain circumstances. The terms and conditions of the Transaction are more fully set forth in the Transaction Agreement.

        You have asked for our opinion as to whether the Exchange Ratio pursuant to the Transaction Agreement is fair from a financial point of view to Ensco.

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company and Ensco, respectively;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company and Ensco, respectively;

  3)
  Reviewed certain financial projections prepared by the management of Ensco with respect to the future financial performance of the Company and Ensco;

  4)
  Reviewed certain financial projections prepared by the management of the Company with respect to the future financial performance of the Company;

  5)
  Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the management of Ensco;

  6)
  Discussed the past and current operations and financial condition and the prospects of Ensco, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of Ensco;

  7)
  Reviewed the pro forma impact of the Transaction on Ensco's earnings per share, cash flow, consolidated capitalization and certain financial ratios;

  8)
  Reviewed the reported prices and trading activity for the Company Ordinary Shares and Ensco Ordinary Shares;

  9)
  Compared the financial performance of the Company and Ensco and the prices and trading activity of the Company Ordinary Shares and Ensco Ordinary Shares with that of certain other publicly-traded companies comparable with the Company and Ensco, respectively, and their securities;

  10)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  11)
  Participated in certain discussions and negotiations among representatives of the Company and Ensco and certain parties and their financial and legal advisors;

  12)
  Reviewed the Transaction Agreement and certain related documents; and

  13)
  Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and Ensco, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and Ensco of the future financial performance of the Company and Ensco. For purposes of our analysis, we have, at the direction of Ensco, relied on financial projections relating to the Company and Ensco, in each case prepared by the management of Ensco. We have been advised by Ensco and have assumed, with Ensco's consent, that the projections prepared by the management of Ensco are a reasonable basis upon which to evaluate the business and financial prospects of Ensco and the Company. We express no view as to such projections or the assumptions on which they were based. We have relied upon, without independent verification, the assessment by the management of Ensco of: (i) the strategic, financial and other benefits expected to result from the Transaction; (ii) the timing and risks associated with the integration of the Company and Ensco; and (iii) Ensco's ability to retain key employees of the Company and Ensco, respectively. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Transaction Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Transaction will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended, and that the definitive Transaction Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transaction. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of Ensco and the Company and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the consideration to be paid to the holders of Company Ordinary Shares in the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Ensco, nor have we been furnished with any such valuations or appraisals. Our opinion does not address the relative merits of the Transaction as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We have acted as financial advisor to the Board of Directors of Ensco in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. In the two years prior to the date hereof, we have provided financial advisory and financing services for Ensco and financing services for the Company and have received fees in connection with such services. As of the date hereof, Morgan Stanley is a lender under Ensco's revolving credit facility. Morgan Stanley may also seek to provide financial advisory and financing services to Ensco and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Ensco, the Company, or any other company, or any currency or commodity, that may be involved in the Transaction, or any related derivative instrument.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of Ensco and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety, and a summary of this opinion that is acceptable to Morgan Stanley, may be disclosed in any filing Ensco is required to make with the U.S. Securities and Exchange Commission in connection with the Transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which Ensco Ordinary Shares will trade following consummation of the Transaction or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Ensco and the Company should vote at the shareholders' meetings to be held in connection with the Transaction.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Transaction Agreement is fair from a financial point of view to Ensco.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ MICHAEL HARRIS
Michael Harris
Managing Director

Annex C

PERSONAL AND CONFIDENTIAL

October 7, 2018

Board of Directors
Rowan Companies plc
2800 Post Oak Blvd, Suite 5450
Houston, Texas 77056

Lady and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than Ensco plc ("Ensco") and its affiliates) of the outstanding Class A ordinary shares, par value $0.125 per share (the "Company Ordinary Shares"), of Rowan Companies plc (the "Company") of the Exchange Ratio (as defined below) to be paid to such holders pursuant to the Transaction Agreement, dated as of October 7, 2018, by and between Ensco and the Company (the "Agreement"). The Agreement (i) provides that pursuant to the Scheme of Arrangement (as defined in the Agreement), each outstanding Company Ordinary Share will be acquired by Ensco (and/or its DR Nominee (as defined in the Agreement), as applicable) and the holder thereof will have the right to receive 2.215 Class A ordinary shares (the "Exchange Ratio") in the share capital of Ensco, par value $0.10 per share (the "Ensco Ordinary Shares") and (ii) permits, effective immediately following the Closing (as defined in the Agreement), every four issued and outstanding Ensco Ordinary Shares shown in the register of members of Ensco immediately following the update of such register to give effect to the provisions of the Scheme of Arrangement or completion of any Offer (as defined in the Agreement), as the case may be, to be consolidated into one Ensco Ordinary Share, with a nominal value of $0.40 per Ensco Ordinary Share, as to which consolidation we express no opinion. The Agreement further provides that the Scheme of Arrangement may be switched to an Offer in accordance with the terms set out in the Agreement.

        Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Ensco and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to the Company in connection with the formation of a joint venture by the Company and the Saudi Arabian Oil Company in November 2016 and as joint book runner with respect to the Company's offering of 7.375% senior unsecured notes due 2025 (aggregate principal amount $500,000,000) in December 2016. We may also in the future provide financial advisory and/or underwriting services to the Company, Ensco and their respective affiliates for which our Investment Banking Division may receive compensation.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to shareholders and Annual Reports on Form 10-K of the Company and Ensco for the five years ended December 31, 2017; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company and Ensco; certain other communications from the Company and Ensco to their respective shareholders; certain publicly available research analyst reports for the Company and Ensco; and certain internal financial analyses and forecasts for the Company prepared by its management, certain internal financial analyses and forecasts for Ensco stand alone prepared by its management, as adjusted by the management of the Company, and certain financial analyses and forecasts for Ensco pro forma for the Transaction prepared by the management of the Company, in each case as approved for our use by the Company (the "Forecasts"), including certain operating synergies projected by the management of the Company to result from the Transaction (the "Synergies"). We have also held discussions with members of the senior managements of the Company and Ensco regarding the past and current business operations, financial condition and future prospects of Ensco and have held discussions with members of senior management of the Company regarding the past and current business operations, financial condition and future prospects of the Company and their assessment of the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the Company Ordinary Shares and the Ensco Ordinary Shares; compared certain financial and stock market information for the Company and Ensco with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Ensco or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Ensco or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders of Company Ordinary Shares (other than Ensco and its affiliates) of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Ensco Ordinary Shares will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or Ensco or the ability of the Company or Ensco to pay their respective obligations when they come due. Our opinion is necessarily

C-2

based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Ordinary Shares should vote with respect to the Scheme, whether to tender Company Ordinary Shares pursuant to an Offer or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders (other than Ensco and its affiliates) of Company Ordinary Shares.

Very truly yours,

/s/ GOLDMAN SACHS & CO. LLC
(GOLDMAN SACHS & CO. LLC)

C-3

BLUE PROXY

ROWAN COMPANIES PLC
COURT MEETING
[   •   ], 2019, A.M./P.M.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

By an order dated [   •   ] made in the matter of Rowan Companies Plc (the “Rowan”), the Court has granted permission for a meeting of the Scheme Shareholders (as defined in the “Scheme of Arrangement” section of the joint proxy statement of Rowan and Ensco plc dated [   •   ] (the “Joint Proxy Statement”)) to be convened for the purpose of considering, and if thought fit, approving (with or without modification) a scheme of arrangement pursuant to Part 26 of the Companies Act 2006 (the “Scheme”) between Rowan and the Scheme Shareholders (as defined in the Joint Proxy Statement), such meeting to be held at [   •   ] on [   •   ] 2019 at [   •   ] a.m./p.m. at which place and time all Scheme Shareholders are requested to attend either in person or by proxy.

The undersigned, being (a) holder(s) of Scheme Shares (as defined in the Joint Proxy Statement) of Rowan, hereby appoints Thomas Burke, Stephen Butz and Mark Mai, or any one of them, as proxies, each with the power to appoint a substitute, and hereby authorizes each of them or their appointed substitutes to represent and to vote, as designated below, all the Class A ordinary shares, nominal value $0.125 per share (the “Rowan ordinary shares”), of Rowan, held of record by the undersigned as of the close of business on [   •   ], 2019, at the Court Meeting to be held on [   •   ], 2019 or any adjournment or postponement thereof.

RESOLUTION

1.             Rowan Scheme Proposal: To approve the Scheme as set forth in the section titled “Scheme of Arrangement” in the Joint Proxy Statement (the “Scheme of Arrangement”) pursuant to which each issued and outstanding Rowan ordinary share that is subject to the Scheme of Arrangement will be converted into the right to receive 2.215 Class A ordinary shares, nominal value $0.10 per share, of Ensco plc.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(see reverse side)

This BLUE proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE COURT MEETING OF SHAREHOLDERS OF ROWAN TO BE HELD ON [ • ], 2019.

 A COPY OF THE JOINT PROXY STATEMENT AND PROSPECTUS AND THIS FORM OF PROXY ARE AVAILABLE AT www.proxyvote.com. PLEASE READ THE NOTICE OF THE COURT MEETING IN THE JOINT PROXY STATEMENT BEFORE COMPLETING AND SIGNING THIS FORM.

If no direction is made, the proxy will be voted in accordance with the recommendations of the board of directors of Rowan with respect to each of the resolutions described on the reverse side of this proxy card and in the proxy’s discretion upon such other business as may properly come before the meeting or any adjournment thereof. The board of directors of Rowan recommends a vote “FOR” the resolution described on the reverse side of this proxy card.

Please sign exactly as name appears hereon.

SIGNATURE (Please sign within box)	DATE

SIGNATURE (Joint Owners)	DATE

NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

YELLOW PROXY

ROWAN COMPANIES PLC
GENERAL MEETING
[   •   ], 2019, A.M./P.M.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas Burke, Stephen Butz and Mark Mai, or any one of them, as proxies, each with the power to appoint a substitute, and hereby authorizes each of them or their appointed substitutes to represent and to vote, as designated below, all the Class A ordinary shares, nominal value $0.125 per share (the “Rowan ordinary shares”), of Rowan Companies plc (“Rowan”), held of record by the undersigned as of the close of business on [   •   ], 2019, at the General Meeting of Rowan shareholders to be held on [   •   ], 2019 or any adjournment or postponement thereof.

ORDINARY RESOLUTION

1.             Rowan Transaction-Related Compensation Proposal: To approve, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, on an advisory, non-binding basis, the compensation to be paid or become payable to Rowan’s named executive officers in connection with the transactions and the agreements and understandings pursuant to which such compensation may be paid or become payable as set forth in the joint proxy statement of Rowan and Ensco plc (the “Joint Proxy Statement”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

SPECIAL RESOLUTION

2.             Rowan Scheme and Articles Amendment Proposal: To authorize, for the purpose of giving effect to the scheme of arrangement dated [   •   ] (the “Scheme of Arrangement”) between Rowan and the holders of the Scheme Shares (as defined in the Scheme of Arrangement included in the Joint Proxy Statement), a print of which has been produced to the General Meeting of Rowan shareholders and for the purpose of identification signed by the chairman hereof, in its original form or subject to any modification, addition or condition agreed between Rowan and Ensco plc and approved or imposed by the High Court of Justice of England and Wales, the directors of Rowan to take all such action as they may consider necessary or appropriate for carrying the Scheme of Arrangement into effect and to amend the articles of association of Rowan as set forth in the Joint Proxy Statement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(see reverse side)

This YELLOW proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE GENERAL MEETING OF SHAREHOLDERS OF ROWAN TO BE HELD ON [ • ], 2019.

 A COPY OF THE JOINT PROXY STATEMENT AND PROSPECTUS AND THIS FORM OF PROXY ARE AVAILABLE AT www.proxyvote.com. PLEASE READ THE NOTICE OF GENERAL MEETING IN THE JOINT PROXY STATEMENT BEFORE COMPLETING AND SIGNING THE FORM.

If no direction is made, the proxy will be voted in accordance with the recommendations of the board of directors of Rowan with respect to each of the resolutions described on the reverse side of this proxy card and in the proxy’s discretion upon such other business as may properly come before the meeting or any adjournment thereof. The board of directors of Rowan recommends a vote “FOR” each of the the resolutions described on the reverse side of this proxy card.

Please sign exactly as name appears hereon.

SIGNATURE (Please sign within box)	DATE

SIGNATURE (Joint Owners)	DATE

NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.